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                         POOLING AND SERVICING AGREEMENT
                            Dated as of June 1, 1996


                              LASALLE NATIONAL BANK
                                    (Trustee)


                                SUPERIOR BANK FSB
                                   (Depositor)


                                       and

                             LEE SERVICING COMPANY,
                         A DIVISION OF SUPERIOR BANK FSB
                                   (Servicer)


                         AFC Mortgage Loan Asset Backed
                           Certificates, Series 1996-2

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                                TABLE OF CONTENTS

                                   ARTICLE I

DEFINITIONS................................................................... 2

                                   ARTICLE II

SALE AND CONVEYANCE OF THE TRUST FUND........................................ 41

Section 2.01  Sale and Conveyance of Trust Fund; Priority and Subordination of
              Ownership Interests............................................ 41
Section 2.02  Possession of Mortgage Files................................... 41
Section 2.03  Books and Records.............................................. 41
Section 2.04  Delivery of Mortgage Loan Documents............................ 42
Section 2.05  Acceptance by Trustee of the Trust Fund; Certain Substitutions;
              Certification by Trustee....................................... 45
Section 2.06  [Reserved]..................................................... 47
Section 2.07  Execution of Certificates...................................... 47
Section 2.08  Fees and Expenses of the Trustee............................... 47
Section 2.09  Application of Principal and Interest.......................... 47
Section 2.10  Conveyance of the Subsequent Mortgage Loans.................... 48

                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES............................................... 52

Section 3.01  Representations of the Depositor............................... 52
Section 3.02  Individual Mortgage Loans...................................... 54
Section 3.03  Purchase and Substitution...................................... 62

                                   ARTICLE IV

THE CERTIFICATES............................................................. 65

Section 4.01  The Certificates............................................... 65
Section 4.02  Registration of Transfer and Exchange of Certificates.......... 65
Section 4.03  Mutilated, Destroyed, Lost or Stolen Certificates.............. 70
Section 4.04  Persons Deemed Owners.......................................... 71
Section 4.05  Information Reports to be Filed by the Servicer................ 71

                                   ARTICLE V

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS........................... 72

Section 5.01  Duties of the Servicer......................................... 72
Section 5.02  Liquidation of Mortgage Loans.................................. 74

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                                                                            Page
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Section 5.03  Establishment of Principal and Interest Accounts; Deposits in
              Principal and Interest Accounts................................ 75
Section 5.04  Permitted Withdrawals From the Principal and Interest Account.. 76
Section 5.05  Payment of Property Taxes, Insurance and Other Charges......... 78
Section 5.06  Transfer of Accounts; Monthly Statements....................... 79
Section 5.07  Maintenance of Hazard Insurance................................ 79
Section 5.08  Maintenance of Mortgage Impairment Insurance Policy............ 80
Section 5.09  Fidelity Bond.................................................. 80
Section 5.10  Title, Management and Disposition of REO Property.............. 81
Section 5.11  Right to Repurchase Defaulted Mortgage Loans................... 83
Section 5.12  Collection of Certain Mortgage Loan Payments................... 84
Section 5.13  Access to Certain Documentation and Information Regarding the
              Mortgage Loans................................................. 84
Section 5.14  Superior Liens................................................. 85
Section 5.15. Environmental Matters.......................................... 85
Section 5.16  Acknowledgment of Duties and Obligations....................... 86

                                   ARTICLE VI

PAYMENTS TO THE CERTIFICATEHOLDERS........................................... 87

Section 6.01  Establishment of Certificate Account; Deposits in Certificate
              Account........................................................ 87
Section 6.02  Permitted Withdrawals from Certificate Account................. 87
Section 6.03 Establishment of Trustee Expense Account; Deposits in Trustee Expense Account; Permitted Withdrawals from Trustee Expense
              Account........................................................ 88
Section 6.04  Payment of Monthly Premium to Certificate Insurer.............. 90
Section 6.05  Investment of Accounts......................................... 90
Section 6.06  Priority and Subordination of Distributions.................... 91
Section 6.07  Insufficiency of Amount Available or Net Excess Amount
              Available......................................................106
Section 6.08  Statements.....................................................106
Section 6.09  Advances by the Servicer.......................................111
Section 6.10  Compensating Interest..........................................112
Section 6.11  [Reserved].....................................................112
Section 6.12  Pre-Funding Account............................................112
Section 6.13  Interest Coverage Account......................................113
Section 6.14  Reserve Account................................................114
Section 6.15  Supplemental Interest Account..................................116

                                   ARTICLE VII

GENERAL SERVICING PROCEDURE..................................................117

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                                                                            Page
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Section 7.01  Assumption Agreements..........................................117
Section 7.02  Satisfaction of Mortgages and Release of Mortgage Files........117
Section 7.03  Servicing Compensation.........................................119
Section 7.04  Annual Statement as to Compliance..............................119
Section 7.05  Annual Independent Public Accountants' Servicing Report and
              Comfort Letter.................................................120
Section 7.06  Certificateholder's, Trustee's and Certificate Insurer's Right to
              Examine Servicer Records.......................................120
Section 7.07  Reports to the Trustee; Principal and Interest Account
              Statements.....................................................120

                                  ARTICLE VIII

REPORTS TO BE PROVIDED BY SERVICER...........................................122

Section 8.01  Financial Statements...........................................122

                                   ARTICLE IX

THE SERVICER.................................................................123

Section 9.01  Indemnification; Third Party Claims............................123
Section 9.02  Merger or Consolidation of the Depositor and the Servicer......124
Section 9.03  Limitation on Liability of the Servicer and Others.............124
Section 9.04  Servicer Not to Resign.........................................124
Section 9.05  Representations of the Servicer................................125
Section 9.06  Accounting Upon Resignation or Termination of Servicer.........126

                                    ARTICLE X

DEFAULT......................................................................128

Section 10.01 Events of Default..............................................128
Section 10.02 Trustee to Act; Appointment of Successor.......................131
Section 10.03 Waiver of Defaults.............................................133

                                   ARTICLE XI

TERMINATION..................................................................134

Section 11.01 Termination....................................................134
Section 11.02 Additional Termination Requirements............................136
Section 11.03 Depositor's Right to Depositor's Yield Absolute................137


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                                   ARTICLE XII

                                                                            Page
                                                                            ----
THE TRUSTEE..................................................................138

Section 12.01 Duties of Trustee..............................................138
Section 12.02 Certain Matters Affecting the Trustee..........................140
Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans..........141
Section 12.04 Trustee May Own Certificates...................................142
Section 12.05 Servicer to Pay Trustee's Fees and Expenses....................142
Section 12.06 Eligibility Requirements for Trustee...........................143
Section 12.07 Resignation and Removal of the Trustee.........................143
Section 12.08 Successor Trustee..............................................144
Section 12.09 Merger or Consolidation of Trustee.............................145
Section 12.10 Appointment of Co-Trustee or Separate Trustee..................145
Section 12.11 Tax Returns....................................................146
Section 12.12 Appointment of Custodians......................................146
Section 12.13 Trustee May Enforce Claims Without Possession of Certificates..146
Section 12.14 Suits for Enforcement..........................................147
Section 12.15 Control of Remedies by Certificate Insurer and
              Certificateholders.............................................147

                                  ARTICLE XIII

REMIC PROVISIONS.............................................................148

Section 13.01 REMIC Administration...........................................148
Section 13.02 Prohibited Transactions and Activities.........................151
Section 13.03 Servicer and Trustee Indemnification...........................151

                                   ARTICLE XIV

MISCELLANEOUS PROVISIONS.....................................................152

Section 14.01 Acts of Certificateholders.....................................152
Section 14.02 Amendment......................................................152
Section 14.03 Recordation of Agreement.......................................153
Section 14.04 Duration of Agreement..........................................153
Section 14.05 Governing Law..................................................153
Section 14.06 Notices........................................................154
Section 14.07 Severability of Provisions.....................................155
Section 14.08 No Partnership.................................................155
Section 14.09 Counterparts...................................................155
Section 14.10 Successors and Assigns.........................................155
Section 14.11 Headings.......................................................155
Section 14.12 The Certificate Insurer........................................155
Section 14.13 Paying Agent...................................................156
Section 14.14 Actions of Certificateholders..................................156

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                                                                            Page
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Section 14.15 Grant of Security Interest.....................................157



EXHIBIT A         CONTENTS OF MORTGAGE FILE
EXHIBIT B-1       FORM OF CLASS 1A CERTIFICATE
EXHIBIT B-2       FORM OF CLASS 2A CERTIFICATE
EXHIBIT B-3       FORM OF CLASS R CERTIFICATE
EXHIBIT B-4       FORM OF REVERSE OF CERTIFICATE
EXHIBIT C         PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT
EXHIBIT D         RESALE CERTIFICATION
EXHIBIT E         ASSIGNMENT
EXHIBIT E(1)      WIRING INSTRUCTIONS FORM
EXHIBIT F         FORM OF TRUSTEE INITIAL CERTIFICATION
EXHIBIT F-1       FORM OF TRUSTEE INTERIM CERTIFICATION
EXHIBIT G         FORM OF TRUSTEE FINAL CERTIFICATION
EXHIBIT H-1       MORTGAGE LOAN SCHEDULE FOR SUB-POOL 1
EXHIBIT H-2       MORTGAGE LOAN SCHEDULE FOR SUB-POOL 2
EXHIBIT I         REQUEST FOR RELEASE OF DOCUMENTS
EXHIBIT J         TRANSFER AFFIDAVIT
EXHIBIT J-1       FORM OF TRANSFER CERTIFICATE
EXHIBIT K         FORM OF NOTICE
EXHIBIT L         CUSTODIAL AGREEMENT
EXHIBIT M         FORM OF LIQUIDATION REPORT
EXHIBIT N         FORM OF DELINQUENCY REPORT
EXHIBIT O         CERTIFICATE INSURANCE POLICY
EXHIBIT P         PRINCIPAL PAYMENT TABLES
EXHIBIT Q         FORM OF SERVICER'S MONTHLY REMITTANCE REPORT TO
                  TRUSTEE
EXHIBIT R         INTENTIONALLY OMITTED
EXHIBIT S         MORTGAGE LOANS 30 OR MORE DAYS DELINQUENT
EXHIBIT T         SUBSEQUENT TRANSFER INSTRUMENT
EXHIBIT U         FORM OF ADDITION NOTICE
EXHIBIT V         OFFICER'S CERTIFICATE
EXHIBIT W         FORM OF AGREEMENT OF APPOINTMENT AND ACCEPTANCE
                  OF SEPARATE TRUSTEE

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     Agreement dated as of June 1, 1996, among LaSalle National Bank, as trustee
(the "Trustee"), Superior Bank FSB, as depositor (the "Depositor"), and Lee Servicing Company, a division of Superior Bank FSB, as servicer (the
"Servicer").

                              PRELIMINARY STATEMENT

     In order to facilitate the servicing of certain Mortgage Loans by the Servicer, the Servicer and the Depositor are entering into this Agreement with the Trustee. The Depositor is transferring the Sub-Pool 1 Mortgage Loans and Sub-Pool 2 Mortgage Loans to the Trustee for the benefit of the Certificateholders under this Agreement, pursuant to which eight classes of Certificates are being issued on the Closing Date, denominated on the face thereof as AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 2A and Class R, respectively.

     The Class 1A, Class 2A and the Class R Certificates represent, in the aggregate, a 100% undivided ownership interest in the Mortgage Loans and all proceeds thereof due after the Cut-off Date with respect to the Initial Mortgage Loans and due after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield). The Sub-Pool 1 Initial Mortgage Loans have an aggregate outstanding principal balance of $91,623,068.53 as of the Cut-off Date, and the Sub-Pool 2 Initial Mortgage Loans have an aggregate outstanding principal balance of $53,157,223.06 as of the Cut-off Date, after application of payments received by the Depositor on or before such date. The aggregate outstanding principal balance of both Sub-Pools is $144,780,291.59 as of the Cut-off Date. SubPool 1 consists of fixed rate mortgage loans and Sub-Pool 2 consists of adjustable rate mortgage loans. The Class 1A-1 Certificates will have a variable pass-through rate, the Class 1A-2 Certificates have a fixed Class 1A-2 Pass-Through Rate of 7.35% per annum, the Class 1A-3 Certificates have a fixed Class 1A-3 Pass-Through Rate of 7.59% per annum, the Class 1A-4 Certificates have a fixed Class 1A-4 Pass-Through Rate of 7.74% per annum, the Class 1A-5 Certificates have a fixed Class 1A-5 Pass-Through Rate of 8.00% per annum and the Class 1A-6 Certificates will accrue interest at the Class 1A-6 Pass Through Rate equal to the lesser of (i) a fixed rate of 8.30% per annum and (ii) the weighted average of the Mortgage Rates of the Sub-Pool 1 Mortgage Loans minus, with respect to Sub-Pool 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage. The Class 2A Certificates will have a variable pass-through rate. As provided herein, the Class R Certificates are subordinate to the Class A Certificates. As provided herein, the Servicer will make an election that the segregated pool of assets subject to this Agreement, including the Mortgage Loans, be treated for federal income tax purposes as a "real estate mortgage investment conduit" (a "REMIC"). The Class 1A and Class 2A Certificates will be "regular interests" and the Class R Certificates will be the sole Class of "residual interests" in such REMIC.

                  The parties hereto agree as follows:

                  [Intentionally Left Blank]


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                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, including the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the following meanings. This Agreement relates to the Trust Fund consisting of Sub-Pool 1 and Sub-Pool 2, evidenced by AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 2A and Class R. All calculations of interest pursuant to this Agreement, unless otherwise specified, are based on a 360-day year consisting of twelve 30-day months.

     ACCOUNT: Any of the Certificate Accounts, Trustee Expense Accounts, Interest Coverage Accounts, Reserve Accounts, Principal and Interest Accounts, Pre-Funding Accounts, or Supplemental Interest Account established by the Trustee and held in trust by the Trustee for the Certificateholders. The Trustee's obligation to establish and maintain the Accounts is not delegable, except with respect to the Principal and Interest Accounts.

     ACCRUAL PERIOD: With respect to the Class 1A-1 and Class 2A Certificates and with respect to any Remittance Date other than the July 1996 Remittance Date, the period commencing on the immediately preceding Remittance Date and ending on the day immediately preceding such Remittance Date. With respect to the July 1996 Remittance Date, the period commencing on the Closing Date and ending on the day immediately preceding the July 1996 Remittance Date.

     ADDITION NOTICE: With respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to Section 2.10 of this Agreement, a notice, substantially in the form of Exhibit U, which shall be given not later than two Business Days prior to the related Subsequent Transfer Date, of the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Mortgage Loans.

     ADDITIONAL PRINCIPAL: With respect to the Class 1A or Class 2A Certificates and any Remittance Date, an amount equal to the lesser of (i) the amount necessary to reduce the related Class 1A or Class 2A Principal Balance so that the Overcollateralization Amount for the related Sub-Pool equals the related Required Overcollateralization Amount for such Sub-Pool and (ii) the sum of (a) the Remaining Net Excess Spread for such Sub-Pool, (b) the Available Transfer Cashflow for such Sub-Pool and (c) the Net Excess Principal for such Sub-Pool.

     ADJUSTMENT DATE: With respect to each Sub-Pool 2 Mortgage Loan, a date on which the Mortgage Rate may adjust, as provided in the related Mortgage Note.

     ADVERSE REMIC EVENT: As defined in Section 13.01(f).

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     AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     AMOUNT AVAILABLE: With respect to any Sub-Pool and for a particular Remittance Date, the sum of (i) the Available Remittance Amount for such Sub-Pool (reduced by the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04), (ii) the Excess Spread with respect to such Sub-Pool for such Remittance Date, (iii) if an Available Funds Shortfall exists in such Sub-Pool, (a) first, the Net Excess Spread from the other Sub-Pool, to the extent of such Available Funds Shortfall, (b) second, the Excess Principal from the other Sub-Pool, to the extent of any remaining Available Funds Shortfall and (c) third, any amounts in respect of any remaining Available Funds Shortfall withdrawn from the related Reserve Account and deposited in the related Certificate Account, (iv) (a) first, the Available Transfer Cashflow, to the extent necessary to reach the Required Overcollateralization Amount for such Sub-Pool and (b) second, the Net Excess Principal, to the extent necessary to reach the Required Overcollateralization Amount for such Sub-Pool and (v) any Insured Payments with respect to such Sub-Pool.

     AMOUNTS HELD FOR FUTURE DISTRIBUTION: With respect to any SubPool and as to any Remittance Date, the aggregate amount held in the Principal and Interest Account with respect to such Sub-Pool on account of all Monthly Payments, or portions thereof, received in respect of scheduled principal and interest due after the Due Period related to such Remittance Date for application on the scheduled Due Date at the request of the Mortgagor.

     ANNUAL TRUSTEE EXPENSE AMOUNT: As of each Remittance Date, with respect to each Mortgage Loan, an amount equal to one-twelfth of the product of 0.03% multiplied by the related Principal Balance.

     APPRAISED VALUE: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Mortgage Loan, or the sales price of the Mortgaged Property at the time of such origination, whichever is less.

     ASSIGNMENT OF LEASES: With respect to any Mortgaged Property related to the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property.

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     ASSIGNMENT OF MORTGAGE: With respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage to the Trustee for the benefit of the Certificateholders.

     AUTHORIZED DENOMINATIONS: Each of the Class 1A and Class 2A Certificates are issuable only in the minimum Percentage Interest corresponding to a minimum denomination of $100,000 or integral multiples of $1,000 in excess thereof (except that a single Certificate for each of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 and Class 2A Certificates may be issued in a different amount which is less than the related minimum dollar denomination).

     AVAILABLE FUNDS SHORTFALL: With respect to any Sub-Pool and for a particular Remittance Date, the amount by which the Available Remittance Amount plus Excess Spread for such Sub-Pool is less than the Required Payments (other than in respect of the Class A Principal Remittance Amount after the related Cross-over Date) for such Sub-Pool.

     AVAILABLE PRINCIPAL AMOUNT: With respect to any Sub-Pool and for a particular Remittance Date, the excess, if any, of the amount described in the definition of Class A Principal Remittance Amount without giving effect to clause (a) thereof over the amount described in the definition of Class A Principal Remittance Amount, after giving effect to clause (a) thereof.

     AVAILABLE REMITTANCE AMOUNT: With respect to each Sub-Pool and Remittance Date, the sum of the following: (i) the sum of all amounts described in clauses
(i) through (vii), inclusive, of Section 5.03 received by the Servicer or any Subservicer (including any amounts paid by the Servicer or the Depositor and excluding any Excess Spread with respect to the related Sub-Pool, any related Amounts Held for Future Distribution, any amounts not required to be deposited in the related Principal and Interest Account pursuant to Section 5.03 and any amounts withdrawn by the Servicer pursuant to Section 5.04(ii), (iii), (vi) and
(vii) as of the related Determination Date) during the related Due Period and deposited into the related Certificate Account as of the related Determination Date, (ii) the amount of any Advances and Compensating Interest payments with respect to the related Sub-Pool remitted by the Servicer for such Remittance Date, (iii) with respect to the final Remittance Date in connection with the purchase of all the Mortgage Loans and REO Properties by the Servicer or Certificate Insurer, the Termination Price remitted by the Servicer, (iv) the amount of any Interest Coverage Addition with respect to the related Sub-Pool for such Remittance Date and (v) with respect to the Class 2A Certificates only, Supplemental Interest, if any. No amount included in the computation of the Available Remittance Amount with respect to any Remittance Date by virtue of being described by any component of the definition thereof shall be included more than once by virtue of also being described by any other component or otherwise.

     AVAILABLE TRANSFER CASHFLOW: With respect to each Sub-Pool and for a particular Remittance Date, an amount equal to the Remaining Net Excess Spread for the other

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Sub-Pool remaining after the payment, if any, of Additional Principal on the
Class A Certificates related to such other Sub-Pool.

     BOOK-ENTRY CERTIFICATE: Any Class 1A or Class 2A Certificate registered in the name of the Depository or its nominee.

     BUSINESS DAY: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the States of New York, Illinois or New Jersey are authorized or obligated by law or executive order to be closed; provided, however, that the Servicer shall provide the Trustee with a list of dates on which banking institutions in the State of New Jersey are authorized or obligated by law or executive order to be closed and such list shall be revised annually thereafter and delivered to the Trustee prior to the expiration of the most recent list provided. Failure to provide such list shall not constitute an Event of Default; provided that the Trustee may rely on the most recently delivered list without further investigation.

     CAP AGREEMENT: The Cap Agreement, dated as of June __, 1996, between the Cap Provider and the Trustee, pursuant to which the Cap Provider will make payments in an amount equal to Supplemental Interest to the Trustee on each Remittance Date through and including the February 25, 1997 Remittance Date.

     CAP AGREEMENT EVENT OF DEFAULT: As defined in the Cap Agreement.

     CAP AGREEMENT TERMINATION EVENT: As defined in the Cap Agreement.

     CAP PROVIDER: Merrill Lynch Capital Services, Inc.

     CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     CERTIFICATE: Any Class 1A-1 Certificate, Class 1A-2 Certificate, Class 1A-3 Certificate, Class 1A-4 Certificate, Class 1A-5 Certificate, Class 1A-6 Certificate, Class 2A Certificate or Class R Certificate executed by the Trustee on behalf of the Trust Fund and authenticated by the Trustee, substantially in the applicable form annexed hereto as Exhibits B-1 through B-3.

     CERTIFICATE ACCOUNT: With respect to each Sub-Pool, as described in Section
6.01. With respect to Sub-Pool 1, the Certificate Account shall be known as the Sub-Pool 1 Certificate Account and with respect to Sub-Pool 2, the Certificate Account shall be known as the Sub-Pool 2 Certificate Account.

     CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, neither a Disqualified Organization nor a Non-United States Person shall be a Holder of a Class R Certificate for any purposes hereof and, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any Subservicer, or registered in the name of any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them, shall be deemed not to be outstanding and the undivided Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite Percentage Interest of Certificates necessary to effect any such consent, waiver, request or demand has been obtained. For purposes of any consent, waiver, request or demand of Certificateholders pursuant to this Agreement, upon the Trustee's request, the Depositor, the Servicer and any Subservicer shall provide to the Trustee a notice identifying any of their respective affiliates that is a Certificateholder as of the date(s) specified by the Trustee in such request. All references to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     CERTIFICATE INSURANCE POLICY: The certificate guaranty surety bond, policy number 96010315, dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates, pursuant to which the Certificate Insurer guarantees Insured Payments, a copy of which is attached hereto as Exhibit O.

     CERTIFICATE INSURER: Financial Guaranty Insurance Company, a New York stock insurance corporation, or any successor thereof, as issuer of the Certificate Insurance Policy.

     CERTIFICATE OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly or as an indirect participant, in accordance with the rules of the Depository).

     CERTIFICATE REGISTER: As defined in Section 4.02.

     CERTIFICATE REGISTRAR: Initially, the Trustee, and thereafter, any successor appointed pursuant to Section 4.02.

     CLASS: Collectively, Certificates bearing the same numerical or alphabetical designation (1A, 1A-1, 1A-2, 1A-3, 1A-4, 1A-5, 1A-6, 2A or R).

     CLASS 1A MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5 and Class 1A-6 Certificates possessing Voting Rights in excess of 51% in the aggregate.

     CLASS 1A CERTIFICATE: Either a Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5 or Class 1A-6 Certificate.

     CLASS 1A CERTIFICATEHOLDER: A Holder of a Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5 or Class 1A-6 Certificate.

     CLASS 1A INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the sum of the Class 1A-1 Interest Remittance Amount, the Class 1A-2 Interest Remittance Amount, the Class 1A-3 Interest Remittance Amount, the Class 1A-4 Interest Remittance Amount, the Class 1A-5 Interest Remittance Amount and the Class 1A-6 Interest Remittance Amount.

     CLASS 1A-1 CERTIFICATE: A Certificate denominated as a Class 1A-1 Certificate.

     CLASS 1A-2 CERTIFICATE: A Certificate denominated as a Class 1A-2 Certificate.

     CLASS 1A-3 CERTIFICATE: A Certificate denominated as a Class 1A-3 Certificate.

     CLASS 1A-4 CERTIFICATE: A Certificate denominated as a Class 1A-4 Certificate.

     CLASS  1A-5  CERTIFICATE:   A  Certificate  denominated  as  a  Class  1A-5
Certificate.

     CLASS  1A-6  CERTIFICATE:   A  Certificate  denominated  as  a  Class  1A-6
Certificate.

     CLASS 1A-1 CERTIFICATEHOLDER: A Holder of a Class 1A-1 Certificate.

     CLASS 1A-2 CERTIFICATEHOLDER: A Holder of a Class 1A-2 Certificate.

     CLASS 1A-3 CERTIFICATEHOLDER: A Holder of a Class 1A-3 Certificate.

     CLASS 1A-4 CERTIFICATEHOLDER: A Holder of a Class 1A-4 Certificate.

     CLASS 1A-5 CERTIFICATEHOLDER: A Holder of a Class 1A-5 Certificate.

     CLASS 1A-6 CERTIFICATEHOLDER: A Holder of a Class 1A-6 Certificate.

     CLASS 1A-1 PASS-THROUGH RATE: As to any Remittance Date, the least of (i) One-Month LIBOR plus 0.11% per annum, (ii) the weighted average of the Mortgage Rates of the Sub-Pool 1 Mortgage Loans minus, with respect to Sub-Pool 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage and (iii) 10.00% per annum. For purposes of calculating the Class

1A-1 Pass-Through Rate for any Remittance Date, because the Sub-Pool 1 Mortgage Loans provide for the calculation of interest on a basis other than a 360-day year and the actual number of days elapsed (an "Actual/360 Basis") (which is the basis on which interest is calculated on the Class 1A-1 Certificates), the basis on which interest is computed on the Sub-Pool 1 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 1 Mortgage Loans.

     CLASS 1A-2 PASS-THROUGH RATE: The fixed annual rate of interest payable to the Class 1A-2 Certificateholders which shall be equal to 7.35%.

     CLASS 1A-3 PASS-THROUGH RATE: The fixed annual rate of interest payable to the Class 1A-3 Certificateholders which shall be equal to 7.59%.

     CLASS 1A-4 PASS-THROUGH RATE: The fixed annual rate of interest payable to the Class 1A-4 Certificateholders which shall be equal to 7.74%.

     CLASS 1A-5 PASS-THROUGH RATE: The fixed annual rate of interest payable to the Class 1A-5 Certificateholders which shall be equal to 8.00%.

     CLASS 1A-6 PASS-THROUGH RATE: As to any Remittance Date, the lesser of (i) a fixed rate of 8.30% per annum and (ii) the weighted average of the Mortgage Rates of the Sub-Pool 1 Mortgage Loans minus, with respect to Sub-Pool 1, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated and (c) the Premium Percentage.

     CLASS 1A-1 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 1A-1 Pass-Through Rate for the Accrual Period on the Class 1A-1 Principal Balance.

     CLASS 1A-2 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, 30 days' interest at the Class 1A-2 Pass-Through Rate on the Class 1A-2 Principal Balance outstanding immediately prior to such Remittance Date.

     CLASS 1A-3 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, 30 days' interest at the Class 1A-3 Pass-Through Rate on the Class 1A-3 Principal Balance outstanding immediately prior to such Remittance Date.

     CLASS 1A-4 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, 30 days' interest at the Class 1A-4 Pass-Through Rate on the Class 1A-4 Principal Balance outstanding immediately prior to such Remittance Date.

     CLASS 1A-5 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, 30 days' interest at the Class 1A-5 Pass-Through Rate on the Class 1A-5 Principal Balance outstanding immediately prior to such Remittance Date.

     CLASS 1A-6 INTEREST REMITTANCE AMOUNT: As to any Remittance Date, 30 days' interest at the Class 1A-6 Pass-Through Rate on the Class 1A-6 Principal Balance outstanding immediately prior to such Remittance Date.

     CLASS 1A PRINCIPAL BALANCE: With respect to the Class 1A Certificates and as of any date of determination, the Original Class 1A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A Certificateholders in respect of principal pursuant to Sections 6.06(c)(A)(X)(xiv) through (xix) and (C) all amounts previously distributed to the Class 1A Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-1 PRINCIPAL BALANCE: With respect to the Class 1A-1 Certificates and as of any date of determination, the Original Class 1A-1 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-1 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-1 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(xiv) and (C) all amounts previously distributed to the Class 1A-1 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-2 PRINCIPAL BALANCE: With respect to the Class 1A-2 Certificates and as of any date of determination, the Original Class 1A-2 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-2 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-2 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(xv) and (C) all amounts previously distributed to the Class 1A-2 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-3 PRINCIPAL BALANCE: With respect to the Class 1A-3 Certificates and as of any date of determination, the Original Class 1A-3 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-3 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-3 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(xvi) and (C) all amounts previously distributed to the Class 1A-3 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-4 PRINCIPAL BALANCE: With respect to the Class 1A-4 Certificates and as of any date of determination, the Original Class 1A-4 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-4 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-4 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(xvii) and (C) all amounts previously distributed to the Class 1A-4 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-5 PRINCIPAL BALANCE: With respect to the Class 1A-5 Certificates and as of any date of determination, the Original Class 1A-5 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-5 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-5 Certificateholders in respect of principal pursuant to Section 6.06(c)(A)(X)(xviii) and (C) all amounts previously distributed to the Class 1A-5 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A-6 PRINCIPAL BALANCE: With respect to the Class 1A-6 Certificates and as of any date of determination, the Original Class 1A-6 Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 1A-6 Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and
(c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 1A-6 Certificateholders in respect of principal pursuant to
Section 6.06(c)(A)(X)(xix) and (C) all amounts previously distributed to the Class 1A-6 Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 1A REMITTANCE AMOUNT: As of any Remittance Date, the sum of the Class A Remittance Amount with respect to the Class 1A-1 Certificates, the Class 1A-2 Certificates, the Class 1A-3 Certificates, the Class 1A-4 Certificates, the Class 1A-5 Certificates and the Class 1A-6 Certificates.

     CLASS 1A SUB-POOL FACTOR: As of any date of determination, the then applicable Class 1A Principal Balance divided by the Original Class 1A Principal Balance.

     CLASS 2A MAJORITY CERTIFICATEHOLDERS: The Holder or Holders of Class 2A Certificates possessing Voting Rights in excess of 51% in the aggregate.

     CLASS 2A CERTIFICATE: A Certificate denominated as a Class 2A Certificate.

     CLASS 2A CERTIFICATEHOLDER: A Holder of a Class 2A Certificate.

     CLASS 2A INTEREST REMITTANCE AMOUNT: As to any Remittance Date, the interest accrued at the Class 2A Pass-Through Rate for the Accrual Period on the outstanding Class 2A Principal Balance, plus Supplemental Interest, if any.

     CLASS 2A PASS-THROUGH RATE: As to any Remittance Date, the least of (i) One-Month LIBOR plus 0.33% per annum, (ii) the weighted average of the Mortgage Rates of the Sub-Pool 2 Mortgage Loans minus, with respect to Sub-Pool 2, the sum of (a) the Servicing Fee Rate, (b) the rate at which the Annual Trustee Expense Amount is calculated, (c) the Premium Percentage and (d) with respect to the Remittance Dates occurring on June 25, 1997, July 25, 1997 and each Remittance Date on and after August 25, 1997, 0.65% per annum, 0.70% per annum and 0.85% per annum, respectively and (iii) 14.00% per annum; provided, however that on any Remittance Date on which the Servicer does not exercise its right to purchase Mortgage Loans and REO Properties with respect to Sub-Pool 2 pursuant to Section 11.01, the rate provided in clause (i) will be One-Month LIBOR plus 0.73%. For purposes of calculating the Class 2A Pass-Through Rate for any Remittance Date, because the Sub-Pool 2 Mortgage Loans provide for the calculation of interest on a basis other than a 360-day year and the actual number of days elapsed (an "Actual/360 Basis") (which is the basis on which interest is calculated on the Class 2A Certificates), the basis on which interest is computed on the Sub-Pool 2 Mortgage Loans will be deemed adjusted to an Actual/360 Basis that will result in the same amount of interest being due as would be due using the method of computation of interest that is used to calculate interest on the Sub-Pool 2 Mortgage Loans.

     CLASS 2A PRINCIPAL BALANCE: With respect to the Class 2A Certificates and as of any date of determination, the Original Class 2A Principal Balance reduced by the sum of (A) all amounts (including that portion of Insured Payments, if any, made in respect of principal) previously distributed to the Class 2A Certificateholders in respect of principal on all previous Remittance Dates on account of amounts described in clauses (c)(i) through (iv), inclusive, and clauses (c)(v) (to the extent the payment pursuant to clause (c)(v) is in respect of principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount, (B) all amounts previously distributed to the Class 2A Certificateholders in respect of principal pursuant to Section 6.06(c)(B)(X)(iv) and (C) all amounts previously distributed to the Class 2A Certificateholders pursuant to the last paragraph of Section 6.06(c).

     CLASS 2A REMITTANCE AMOUNT: As of any Remittance Date, the Class A Remittance Amount with respect to the Class 2A Certificates.

     CLASS 2A SUB-POOL FACTOR: As of any date of determination, the then applicable Class 2A Principal Balance divided by the Original Class 2A Principal Balance.

     CLASS A CARRY-FORWARD AMOUNT: With respect to either the Class 1A or Class 2A Certificates and as to any Remittance Date, the sum of (i) the amount, if any, by which (x) the related Class 1A or Class 2A Remittance Amount as of the immediately preceding Remittance Date exceeded (y) the amount of the actual distribution, exclusive of any related Insured Payments made to the related Classes of Class A Certificateholders, made pursuant to Sections 6.06(c)(A)(X)(i) through (xii) or pursuant to 6.06(c)(A)(Y)(i) through (xii), with respect to Sub-Pool 1, or pursuant to Sections 6.06(c)(B)(X)(i) and (ii) or pursuant to Sections 6.06(c)(B)(Y)(i) and (ii), with respect to Sub-Pool 2, on such immediately preceding Remittance Date and (ii) interest on the amount, if any, described in clause (i) above, to the extent that the amount in clause (i) represents Insured Payments made by the Certificate Insurer, at the weighted average of the Class 1A-1 Pass-Through Rate, the Class 1A-2 Pass-Through Rate, the Class 1A-3 Pass-Through Rate, the Class 1A-4 Pass-Through Rate, the Class 1A-5 Pass-Through Rate and the Class 1A-6 Pass-Through Rate with respect to Sub-Pool 1, and the Class 2A Pass-Through Rate with respect to Sub-Pool 2 from such immediately preceding Remittance Date.

     CLASS A CERTIFICATE: A certificate denominated as a Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 or Class 2A Certificate.

     CLASS A CERTIFICATEHOLDER: A Holder of a Class 1A Certificate or a Class 2A Certificate.

     CLASS A INTEREST REMITTANCE AMOUNT: Any of the Class 1A-1 Interest Remittance Amount, the Class 1A-2 Interest Remittance Amount, the Class 1A-3 Interest Remittance Amount, the Class 1A-4 Interest Remittance Amount, the Class 1A-5 Interest Remittance Amount, the Class 1A-6 Interest Remittance Amount or the Class 2A Interest Remittance Amount.

     CLASS A PASS-THROUGH RATE: As to any Remittance Date, any of the Class 1A-1 Pass-Through Rate, the Class 1A-2 Pass-Through Rate, the Class 1A-3 Pass-Through Rate, the Class 1A-4 Pass-Through Rate, the Class 1A-5 Pass-Through Rate, the Class 1A-6 Pass-Through Rate or the Class 2A Pass-Through Rate.

     CLASS A PRINCIPAL BALANCE: As of any date of determination, the Class 1A Principal Balance, with respect to Sub-Pool 1, or the Class 2A Principal Balance, with respect to Sub-Pool 2.

     CLASS A PRINCIPAL REMITTANCE AMOUNT: With respect to a Sub-Pool and as to any Remittance Date (other than the Remittance Date described in the next succeeding sentence), the amount required to be distributed on such Remittance Date from available funds in respect of the related Class 1A or Class 2A Certificates, such amount being equal to the least of (a) that amount required to reach the Required Overcollateralization Amount with respect to such Sub-Pool, or thereafter, to maintain such Required Overcollateralization Amount on such Remittance Date, (b) the sum of (i) the related Class 1A or Class 2A Principal Balance immediately prior to such Remittance Date and (ii) the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments made by the Certificate Insurer with respect to the related Sub-Pool or interest accrued thereon in accordance with the definition of Class A Carry Forward Amount and (c)(vii) below and (c) the sum of
(i) each payment of principal received by the Servicer or any Sub-Servicer (exclusive of Curtailments, Principal Prepayments, the principal portion of Amounts Held for Future Distribution and amounts described in clause (c)(iii) hereof) during the related Due Period, including any Excess Payments, (ii) all Curtailments and all Principal Prepayments received by the Servicer during such related Due Period, (iii) the principal portion of all Insurance Proceeds, Released Mortgaged Property Proceeds and Net Liquidation Proceeds received during the related Due Period; (iv) an amount equal to the Unrecovered Class A Portion with respect to the related Sub-Pool; (v) the Class A Carry-Forward Amount with respect to the related Sub-Pool; (vi) (a) that portion of the purchase price (as indicated in Section 2.05(b)) actually received by the Trustee of any repurchased Mortgage Loan with respect to the related Sub-Pool which represents principal and (b) the principal portion of any Substitution Adjustments deposited in the Principal and Interest Account with respect to the related Sub-Pool as of the related Determination Date; (vii) any amounts recovered from the related Class 1A or Class 2A Certificateholders during the related Due Period that constituted a Monthly Payment on a related Mortgage Loan or an Advance with respect to the related Sub-Pool that was recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction; and (viii) the amount, if any, by which (a) the Class 1A or Class 2A Principal Balance with respect to the related Class 1A or Class 2A Certificates immediately prior to such Remittance Date minus the amounts to be distributed on such Remittance Date pursuant to clauses (c)(i),
(ii), (iii) and (iv) above and pursuant to Sections 6.06(c)(A)(X)(xiv) through
(xix) with respect to Sub-Pool 1 or Section 6.06(c)(B)(X)(iv) with respect to Sub-Pool 2 and applied to reduce the related Class 1A or Class 2A Principal Balance, exceeds (b) the related Scheduled Class A Principal Balance for such Remittance Date as set forth in the related Principal Payment Table. As to the final

Remittance Date in connection with the purchase by the Servicer of all the Mortgage Loans and REO Properties pursuant to Section 11.01, the amount of principal required to be distributed on such Remittance Date from available funds in respect of the related Class A Certificates, such amount being equal to the amount described in clause (b) of the immediately preceding sentence with respect to such Remittance Date.

     CLASS A REMITTANCE AMOUNT: For any Class of Class A Certificates and as to any Remittance Date, the sum of (i) the related Class A Principal Remittance Amount and (ii) the related Class A Interest Remittance Amount.

     CLASS R CERTIFICATE: A Certificate denominated as a Class R Certificate.

     CLASS R CERTIFICATEHOLDER: A Holder of a Class R Certificate.

     CLOSING DATE: June 19, 1996.

     CODE: The Internal Revenue Code of 1986.

     COMBINED LOAN-TO-VALUE RATIO OR CLTV: With respect to any Sub-Pool 1 Mortgage Loan, the sum of the original principal balance of such Sub-Pool 1 Mortgage Loan and the outstanding principal balance of any related First Lien as of the date of origination of the Sub-Pool 1 Mortgage Loan, divided by the lesser of (i) the value of the related Mortgaged Property based upon the appraisal made at the origination of the Sub-Pool 1 Mortgage Loan or (ii) the purchase price of the Mortgaged Property if the Sub-Pool 1 Mortgage Loan proceeds are used to purchase the Mortgaged Property.

     COMPENSATING INTEREST: As defined in Section 6.10.

     CROSS-OVER DATE: With respect to each Sub-Pool, the date on and after which the related Subordinated Amount is reduced to zero.

     CURTAILMENT: With respect to a Mortgage Loan, any payment of principal received during a Due Period as part of a payment that is in excess of four times the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Mortgage Loan in full, nor is intended to cure a delinquency.

     CUSTODIAL AGREEMENT: The agreement for the retention of the Trustee's Mortgage Files initially in the form attached as Exhibit L.

     CUSTODIAN: The custodian appointed pursuant to a Custodial Agreement and
Section 12.12, which is not affiliated with the Servicer or the Depositor which initially shall be LaSalle National Bank.

     CUT-OFF DATE: June 1, 1996.

     CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Initial Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the close of business on the Cut-off Date.

     DEFINITIVE CERTIFICATES: As defined in Section 4.02(e).

     DELETED MORTGAGE LOAN: A Mortgage Loan replaced by a Qualified Substitute Mortgage Loan.

     DELINQUENCY CALCULATION AMOUNT: With respect to any Determination Date and with respect to Sub-Pool 1, the sum of:

          (a) 5.375% of the aggregate Principal Balance of the Sub-Pool 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 30 to 59 days delinquent;

          (b) 10.75% of the aggregate Principal Balance of the Sub-Pool 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 60 to 89 days delinquent;

          (c) 21.5% of the aggregate Principal Balance of the Sub-Pool 1 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 90 or more days delinquent; and

          (d) without duplication of the amounts determined under clauses (a),
(b) and (c) above, 21.5% of the aggregate Principal Balance of all REO Property with respect to Sub-Pool 1 held by the Servicer as of the end of the last Business Day of the month preceding such Determination Date.

     With respect to any Determination Date and with respect to Sub-Pool 2, the sum of:

          (a) 5.375% of the aggregate Principal Balance of the Sub-Pool 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 30 to 59 days delinquent;

          (b) 10.75% of the aggregate Principal Balance of the Sub-Pool 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 60 to 89 days delinquent;

          (c) 21.5% of the aggregate Principal Balance of the Sub-Pool 2 Mortgage Loans that, as of the end of the last Business Day of the month preceding such Determination Date, are 90 or more days delinquent; and

     (d) without duplication of the amounts determined under clauses (a), (b) and (c) above, 21.5% of the aggregate Principal Balance of all REO Property with respect to Sub-Pool 2 held by the Servicer as of the end of the last Business Day of the month preceding such Determination Date.

     DEPOSITOR: Superior Bank FSB, a federally chartered stock savings bank, and any successor thereto.

     DEPOSITOR'S YIELD: For each Mortgage Loan, the prepayment penalties and premiums collected on such Mortgage Loan. The Depositor's Yield is retained by the Depositor and is not part of the Trust Fund.

     DEPOSITORY: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Class 1A and Class 2A Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     DETERMINATION DATE: The 22nd day of each month (or if such day is not a Business Day, the immediately following Business Day but in no event fewer than two Business Days prior to the Remittance Date immediately following such 22nd day).

     DIRECTLY OPERATE: With respect to any REO Property relating to a Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund REMIC other than through an independent contractor; provided, however, that the Trustee (or the Servicer or any Subservicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer or any Subservicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     DISQUALIFIED ORGANIZATION: Any of the following (i) the United States or any possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax, and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmer's cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee that the holding of any ownership interest in a Residual Certificate by such Person may cause the Trust Fund REMIC or any Person having an ownership interest in any Class of Certificates, other than such Person, to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code.

     DUE DATE: The day of the month on which the Monthly Payment is due from the Mortgagor on a Mortgage Loan.

     DUE PERIOD: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month in which such Remittance Date occurs and ending on the first day of the month in which such Remittance Date occurs.

     ELIGIBLE ACCOUNT: Either (A) a segregated account or accounts maintained with an institution whose deposits are insured by and held up to the limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated "A" or better by S&P and A2 or better by Moody's and in one of the two highest short-term rating categories by S&P and the highest short term rating category by Moody's, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (iv) a principal subsidiary of a bank holding company, or (v) approved in writing by the Certificate Insurer, Moody's and S&P or (B) a trust account or accounts (which shall be a "special deposit account") maintained with the trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity. Any Eligible Accounts maintained with the Trustee shall conform to the preceding clause (B).

     EVENT OF DEFAULT: As described in Section 10.01.

     EVENT OF NONPAYMENT: An event of nonpayment shall occur with respect to each Sub-Pool and with respect to any Remittance Date if (i) on or prior to the related Cross-Over Date, the amounts remitted by the Servicer and available to the Trustee pursuant to Sections 5.04(i), 6.05(e), 6.09 and 6.10 (to the extent not included in 5.04(i)) for deposit in the related Certificate Account that are not subject to an automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, plus the amount of any Net Excess Spread from the other Sub-Pool, plus the amount of any Excess Principal from the other Sub-Pool, plus, in the case of the Class 2A

Certificates, the Supplemental Interest for such Remittance Date, if any, plus any amounts on deposit in the related Reserve Account prior to the related Cross-Over Date, plus the amount to be paid pursuant to the last paragraph of
Section 6.06(c) (if any), will not, taken together, be sufficient to pay the sum of (x) all of the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to the related Class A Certificateholders as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the related Monthly Premium to be withdrawn from the related Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (ii) after the related Cross-Over Date, the related Available Remittance Amount remitted by the Servicer to the Trustee pursuant to Section 5.04(i) plus that additional portion of the Amount Available constituting Excess Spread available to pay the related Class A Interest Remittance Amount pursuant to Sections 6.06(c)(A)(Y)(i) through (vi) with respect to Sub-Pool 1, and Section 6.06(c)(B)(Y)(i) with respect to Sub-Pool 2, the amounts remitted by the Servicer to the Trustee pursuant to Sections 6.05(e), 6.09 and 6.10 (to the extent not included in 5.04(i)) for deposit in the related Certificate Account that are not subject to an automatic stay under Section 362 of the United States Bankruptcy Code pursuant to an order of a United States bankruptcy court of competent jurisdiction, will not, taken together, be sufficient to pay the sum of (x) all of the related Class A Remittance Amount (exclusive of any related Class A Carry-Forward Amount representing amounts previously paid to the related Class A Certificateholders, as Insured Payments, or representing interest accrued in respect of such Insured Payments) and (y) the related Monthly Premium to be withdrawn from the related Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i) in respect of such Remittance Date, or (iii) the sum of all Realized Losses with respect to such Sub-Pool since the Closing Date exceeds 75% of the related Subordinated Amount as of August 26, 1996.

     EXCESS PAYMENTS: With respect to a Due Period, any principal amounts received on a Mortgage Loan in excess of the principal amount included in the Monthly Payment due on the Due Date in such Due Period which does not constitute either a Curtailment or a Principal Prepayment.

     EXCESS PRINCIPAL: With respect to any Sub-Pool and for a particular Remittance Date, the lesser of (i) the portion, if any, of the Available Principal Amount for such Sub-Pool that is not required to be included in the related Class A Principal Remittance Amount for such Sub-Pool for such Remittance Date as a result of the application of clause (a) of the definition of Class A Principal Remittance Amount and (ii) the amount of such portion described in clause (i) remaining after the application of the related Available Remittance Amount to cover the Required Payments for such Sub-Pool.

     EXCESS PROCEEDS: With respect to any Mortgage Loan (including a Mortgage Loan as to which the related Mortgaged Property has become an REO Property) that became a Liquidated Mortgage Loan during any Due Period, the excess, if any, of
(a) the total Net Liquidation Proceeds received in respect thereof during such Due Period, over (b) the Principal Balance of such Mortgage Loan as of the date such Mortgage Loan became a Liquidated Mortgage Loan plus interest thereon at the Mortgage Rate from the date through which interest was last paid by the Mortgagor or advanced by the Servicer to but not including the Due Date in such Due Period.

     EXCESS SPREAD: With respect to Sub-Pool 1 and for a particular Remittance Date, the sum of (a) the excess of (x) all payments received or advanced on account of interest on the Sub-Pool 1 Mortgage Loans during the related Due Period over (y) the sum of (i) the Class 1A Interest Remittance Amount for such Remittance Date, (ii) the Sub-Pool 1 Annual Trustee Expense Amount for such Remittance Date, (iii) the Monthly Premium for such Remittance Date and (iv) the Servicing Fee for such Remittance Date and (b) with respect to the July 25, 1996 and August 26, 1996 Remittance Dates, Excess Spread shall also include an amount to be determined by the Certificate Insurer and deposited into the Sub-Pool 1 Interest Coverage Account by the Depositor on the Closing Date.

     With respect to Sub-Pool 2 and for a particular Remittance Date, the sum of
(a) the excess of (x) all payments received or advanced on account of interest on the Sub-Pool 2 Mortgage Loans during the related Due Period over (y) the sum of (i) the Class 2A Interest Remittance Amount for such Remittance Date, (ii) the Sub-Pool 2 Annual Trustee Expense Amount for such Remittance Date, (iii) the Monthly Premium for such Remittance Date and (iv) the Servicing Fee for such Remittance Date and (b) with respect to the July 25, 1996 and August 26, 1996 Remittance Dates, Excess Spread shall also include an amount to be determined by the Certificate Insurer and deposited into the Sub-Pool 2 Interest Coverage Account by the Depositor on the Closing Date.

     FDIC: The Federal Deposit Insurance Corporation and any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation and any successor thereto.

     FIDELITY BOND: As described in Section 5.09.

     FIRST LIEN: With respect to any Sub-Pool 1 Mortgage Loan which is secured by a second priority lien, the Mortgage Loan relating to the corresponding Mortgaged Property having a first priority lien.

     FNMA: The Federal National Mortgage Association and any successor thereto.

     FUNDING PERIOD: With respect to each Sub-Pool, the period beginning on the Closing Date and ending on the earlier of the date on which (a) the amount on deposit in the related Pre-Funding Account is zero or (b) the close of business on August 12, 1996.

     GROSS MARGIN: With respect to each Sub-Pool 2 Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the related Index to determine the Mortgage Rate on each Adjustment Date, and which is set forth in the related Mortgage Loan Schedule.

     INDEX: With respect to the Sub-Pool 2 Mortgage Loans, the index for the adjustment of the Mortgage Rate set forth as such in the related Mortgage Note, such index being either (i) the weekly average yield on United States Treasury Securities adjusted to a constant maturity of one year, as published in the Federal Reserve Statistical Release H.15 (519), as most recently announced as of a date 45 days preceding such Mortgage Loan's Adjustment Date (the "One-Year Treasury Index") or (ii) a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the date specified in the related mortgage note (the "Six-Month LIBOR Index"). If the applicable Index becomes unavailable, the Servicer, on behalf of the Trustee, will select an alternative index for mortgage loans on single family residential properties, based upon comparable information, over which it has no control and which is readily verifiable by mortgagors.

     INDEPENDENT PERSON: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor or the Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Servicer or any Affiliate thereof solely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Servicer or any Affiliate thereof, as the case may be.

     INITIAL ADJUSTMENT DATE: With respect to each Sub-Pool 2 Mortgage Loan, the first adjustment date following the origination of such Mortgage Loan.

     INITIAL MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     INITIAL MORTGAGE LOAN: A Mortgage Loan assigned and transferred to the Trustee on the Closing Date.

     INITIAL MORTGAGE LOANS: Collectively, the Initial Mortgage Loans.

     INITIAL RESERVE ACCOUNT DEPOSIT: With respect to each Sub-Pool, the amount, if any, deposited by the Depositor in the related Reserve Account on the Closing Date pursuant to Section 6.14, which amount is $1,127,000 for Sub-Pool 1, and $634,000 for Sub-Pool 2.

     INSURANCE AGREEMENT: The agreement dated as of the Closing Date by and among the Certificate Insurer, the Depositor, the Servicer and the Trustee, as amended from time to time by the parties thereto, relating to, among other things, the Premium Percentage.

     INSURANCE PROCEEDS: Proceeds paid to the Trustee or the Servicer by any insurer (except the Certificate Insurer) or by the Servicer pursuant to a deductible clause under a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans pursuant to Section 5.08, in either event pursuant to any insurance policy covering a Mortgage Loan, Mortgaged Property, or REO Property or any other insurance policy net of any expenses which are incurred by the Servicer or the Trustee in connection with the collection of such proceeds and not otherwise reimbursed to the Servicer, other than proceeds to be applied to the restoration or repair of the Mortgaged Property, or released to the Mortgagor in accordance with customary first and second mortgage servicing procedures in the case of Sub-Pool 1 Mortgage Loans and customary first mortgage servicing procedures in the case of Sub-Pool 2 Mortgage Loans.

     INSURED PAYMENT: With respect to each Sub-Pool and as of each Remittance Date, the amount, if any, by which (1) the related Class A Remittance Amount (excepting clause (c)(vi) of the definition of Class A Principal Remittance Amount to the extent such amount is due but not paid by the Depositor) exceeds
(2) the sum of (a) the related Available Remittance Amount (minus the related Monthly Premium withdrawable from the related Certificate Account to be paid to the Certificate Insurer pursuant to Section 6.02(i)), plus (b) (I), if such Remittance Date is prior to the related Cross-Over Date, the lower of (X) the Excess Spread deposited into the related Certificate Account pursuant to Section 5.04(i) as of such Remittance Date, plus the Net Excess Spread from the other Sub-Pool, if any, plus Excess Principal from the other Sub-Pool, if any, and (Y) the related Subordinated Amount, or (II), if such Remittance Date is on or after the related Cross-Over Date, that additional portion of the Amount Available constituting Excess Spread with respect to the related Sub-Pool available to pay the related Class A Interest Remittance Amount pursuant to Sections 6.06(c)(A)(Y)(i) through (vi) with respect to Sub-Pool 1 and Section 6.06(c)(B)(Y)(i) with respect to Sub-Pool 2, plus (c) any amount transferred from the related Reserve Account to the related Certificate Account pursuant to
Section 6.14(c), plus (d) the aggregate amount of any previous Insured Payments for which the Certificate Insurer has not been reimbursed pursuant to Section 6.06(b), together with that portion of the amounts described in the preceding clause (1) that represents interest accrued in respect of such Insured Payments in accordance with the definition of Class A Carry-Forward Amount; provided, however, that the determination of Insured Payments shall not be affected in any way by any recharacterization of the transactions contemplated by this Agreement as a financing in any bankruptcy, insolvency or similar proceeding to which the Depositor may be subject and the related Available Remittance Amount shall for the purpose of this definition be deemed to be decreased by the amount thereof that has been deposited in the related Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code.

     INTEREST COVERAGE ACCOUNT: With respect to each Sub-Pool, the Account established and maintained pursuant to Section 6.13, which must be an Eligible Account. With respect to Sub-Pool 1, the Interest Coverage Account shall be known as the Sub-

Pool 1 Interest Coverage Account and with respect to Sub-Pool 2, the Interest Coverage Account shall be known as the Sub-Pool 2 Interest Coverage Account.

     INTEREST COVERAGE ADDITION: With respect to the related Sub-Pool and as to any Remittance Date, the sum of the amounts described in Sections 6.13(b) and 6.13(c).

     INTEREST COVERAGE AMOUNT: With respect to each Sub-Pool, the amount to be paid by the Depositor to the Trustee for deposit into the related Interest Coverage Account pursuant to Section 6.12(a) on the Closing Date, which amount is $1,193,303.18 for Sub-Pool 1, and $600,118.18 for Sub-Pool 2.

     LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan or REO Property as to which the Servicer has determined that all amounts which it reasonably and in good faith expects to recover have been recovered from or on account of such Mortgage Loan or REO Property.

     LIQUIDATION PROCEEDS: Any cash amounts received in connection with the liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale, REO Disposition or otherwise, and any other amounts required to be deposited in the Principal and Interest Account pursuant to Section 5.10.

     LOAN-TO-VALUE RATIO: The fraction, expressed as a percentage, the numerator of which is the original Principal Balance of the related Mortgage Loan and the denominator of which is the Appraised Value at the time of origination of the related Mortgaged Property.

     MAJORITY CERTIFICATEHOLDERS: With respect to Sub-Pool 1, the Class 1A Majority Certificateholders possessing Voting Rights in excess of 51% in the aggregate. With respect to Sub-Pool 2, the Class 2A Majority Certificateholders possessing Voting Rights in excess of 51% in the aggregate.

     MAXIMUM MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the maximum rate of interest set forth in the related Mortgage Note.

     MINIMUM MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, the minimum rate of interest set forth in the related Mortgage Note.

     MIXED USE PROPERTY: With respect to Sub-Pool 1 Mortgage Loans, a property which consists of a mixed residential and commercial structure.

     MONTHLY ADVANCE: An advance made by the Servicer pursuant to Section 6.09.

     MONTHLY PAYMENT: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Mortgage Loan, as set forth in the related Mortgage Note.

     MONTHLY PREMIUM: With respect to each Sub-Pool, the monthly premium payable to the Certificate Insurer equal to the product of (i) one-twelfth the then applicable Premium Percentage and (ii) the then outstanding related Class 1A Principal Balance or Class 2A Principal Balance.

     MOODY'S: Moody's Investors Service, Inc. or any successor thereto.

     MORTGAGE: The mortgage, deed of trust or other instrument creating a first or second lien in accordance with applicable law on a Mortgaged Property.

     MORTGAGE FILE: As described in Exhibit A annexed hereto.

     MORTGAGE IMPAIRMENT INSURANCE POLICY: As described in Section 5.08.

     MORTGAGE LOAN: An individual mortgage loan which is assigned and transferred to the Trustee pursuant to this Agreement or a Subsequent Transfer Instrument, together with the rights and obligations of a holder thereof and payments thereon and proceeds therefrom, the Mortgage Loans originally subject to this Agreement being identified on the Mortgage Loan Schedule annexed hereto as Exhibits H-1 and H-2. As applicable, Mortgage Loan shall be deemed to refer to the related REO Property.

     MORTGAGE LOAN SCHEDULE: With respect to each Sub-Pool, the schedule of Mortgage Loans attached hereto as Exhibit H-1 or H-2, as supplemented by each schedule of Subsequent Mortgage Loans attached to a Subsequent Transfer Instrument, as such schedule may be amended or supplemented from time to time, such schedule identifying each Mortgage Loan by address of the Mortgaged Property and the name of the Mortgagor and setting forth as to each Mortgage Loan the following information: (i) the Principal Balance as of the Cut-off Date or Subsequent Cut-off Date, (ii) the account number, (iii) the original principal amount, (iv) the Loan-to-Value Ratio or Combined Loan-to-Value Ratio, as the case may be, as of the date of origination of the related Mortgage Loan,
(v) the Due Date, (vi) the first date on which a Monthly Payment is due under the Mortgage Note, (vii) the Monthly Payment, (viii) the maturity date of the related Mortgage Note, (ix) the remaining number of months to maturity as of the Cut-off Date or Subsequent Cut-off Date, (x) the applicable Mortgaged Property State, (xi) the current Mortgage Rate and (xii) with respect to the Sub-Pool 2 Mortgage Loans only: (1) the Gross Margin, (2) the next Adjustment Date after the Cut-off Date, (3) the Maximum Mortgage Rate, (4) the Minimum Mortgage Rate and (5) the Index.

     MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

     MORTGAGE RATE: With respect to each Sub-Pool 1 Mortgage Loan, the fixed annual rate of interest borne by the related Mortgage Note, as shown on the related Mortgage Loan Schedule. With respect to each Sub-Pool 2 Mortgage Loan, the annual rate of interest borne by the related Mortgage Note from time to time.

     MORTGAGED PROPERTY: A Single Family Property, Multifamily Property or Mixed Use Property which secures a Mortgage Loan.

     MORTGAGED PROPERTY STATES: Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oregon, Pennsylvania, Utah, Virginia, Washington and Wisconsin.

     MORTGAGOR: The obligor on a Mortgage Note.

     MULTIFAMILY PROPERTY: With respect to Sub-Pool 1 Mortgage Loans, a residential property consisting of five or more dwelling units.

     NET EXCESS AMOUNT AVAILABLE: With respect to any Sub-Pool and for a particular Remittance Date, the sum of (i) the Available Remittance Amount for such Sub-Pool (reduced by the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04) and (ii) any Insured Payments with respect to such Sub-Pool.

     NET EXCESS PRINCIPAL: With respect to any Sub-Pool and for a particular Remittance Date, the Excess Principal for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool.

     NET EXCESS SPREAD: With respect to any Sub-Pool and for a particular Remittance Date, the Excess Spread for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to such Sub-Pool.

     NET LIQUIDATION PROCEEDS: Liquidation Proceeds net of (i) any reimbursements to the Servicer made therefrom pursuant to Section 5.04(ii) and
(ii) any related accrued and unpaid Annual Trustee Expense Amounts as of the date on which such Liquidation Proceeds were received.

     NET MORTGAGE RATE: With respect to each Sub-Pool 2 Mortgage Loan, and at any time, the per annum rate equal to the related Mortgage Rate less the Servicing Fee Rate.

     NONRECOVERABLE ADVANCES: With respect to any Mortgage Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed from late collections pursuant to Section 5.04, or (ii) a Servicing Advance proposed to be made in respect of a Mortgage Loan or REO Property which, in the good faith business judgment of the Servicer would not be ultimately recoverable from late collections, Released Mortgaged Property Proceeds, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property.

     NON-UNITED STATES PERSON: Any Person other than a United States Person.

     NOTICE: As defined in Section 6.06(b).

     OFFICER'S CERTIFICATE: A certificate delivered to the Trustee signed by the President or an Executive Vice President or a Senior Vice President or a Vice President or an Assistant Vice President of either the Depositor or the Servicer, as required by this Agreement.

     ONE-MONTH LIBOR: With respect to the Class 1A-1 and Class 2A Certificates, as determined by the Trustee on the second Business Day preceding the beginning of each Accrual Period, the London interbank offered rate for the relevant Accrual Period for one-month U.S. dollar deposits for a term equal to the relevant Accrual Period as such rates appear on Telerate Page 3750, as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to banks in the London interbank market for a term equal to the relevant Accrual Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a term equal to the relevant Accrual Period.

     OPINION OF COUNSEL: A written opinion of counsel, who may, without limitation, be counsel for the Servicer, reasonably acceptable to the Trustee and experienced in matters relating to the subject of such opinion; except that any opinion of counsel relating to (a) the qualification of the Trust Fund REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of counsel who (i) does not have any direct financial interest or any material indirect financial interest in the Servicer or in any Person known to a Responsible Officer of the Trustee to be an Affiliate thereof and (ii) is not connected with the Servicer as an officer, employee, director or person performing similar functions.

     ORIGINAL CLASS 1A PRINCIPAL BALANCE: $143,000,000.

     ORIGINAL CLASS 1A-1 PRINCIPAL BALANCE: $64,000,000.

     ORIGINAL CLASS 1A-2 PRINCIPAL BALANCE: $10,000,000.

     ORIGINAL CLASS 1A-3 PRINCIPAL BALANCE: $24,000,000.

     ORIGINAL CLASS 1A-4 PRINCIPAL BALANCE: $9,000,000.

     ORIGINAL CLASS 1A-5 PRINCIPAL BALANCE: $25,000,000.

     ORIGINAL CLASS 1A-6 PRINCIPAL BALANCE: $11,000,000.

     ORIGINAL CLASS 2A PRINCIPAL BALANCE: $82,000,000.

     ORIGINAL POOL PRINCIPAL BALANCE: $144,780,291.59, equal to the sum of the Original Sub-Pool 1 Principal Balance and the Original Sub-Pool 2 Principal Balance.

     ORIGINAL PRE-FUNDED AMOUNT: With respect to each Sub-Pool, the amount deposited by the Depositor in the related Pre-Funding Account on the Closing Date, which amount is $53,510,393.36 for Sub-Pool 1, and $31,641,122.34 for Sub-Pool 2.

     ORIGINAL SUB-POOL PRINCIPAL BALANCE: Either the Original Sub-Pool 1 Principal Balance or the Original Sub-Pool 2 Principal Balance, as applicable.

     ORIGINAL SUB-POOL 1 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool 1 Initial Mortgage Loans, which amount is equal to $91,623,068.53.

     ORIGINAL SUB-POOL 2 PRINCIPAL BALANCE: The aggregate Cut-off Date Principal Balances of the Sub-Pool 2 Initial Mortgage Loans, which amount is equal to $53,157,223.06.

     OVERCOLLATERALIZATION AMOUNT: With respect to any Sub-Pool and for a particular Remittance Date, the excess, if any, of (i) the sum of (a) the related Sub-Pool Principal Balance, (b) the related Pre-Funded Amount and (c) the amount, if any, on deposit in the related Reserve Account as of the close of business on the last day of the related Due Period over (ii) the related Class A Principal Balance after giving effect to distributions of the related Class A Principal Remittance Amount for such Sub-Pool on such Remittance Date.

     OWNER-OCCUPIED MORTGAGED PROPERTY: A Residential Dwelling that the related Mortgagor represented an intent to occupy as such Mortgagor's primary, secondary or vacation residence at the origination of the Mortgage Loan.

     PAYING AGENT: Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 14.13 and is authorized by the Trustee to make payments on the Certificates on behalf of the Trustee.

     PERCENTAGE INTEREST: With respect to a Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 or Class 2A Certificate, the portion of the Class evidenced by such Certificate, expressed as a percentage rounded to four decimal places, equivalent to a fraction the numerator of which is the denomination represented by such Certificate and the denominator of which is the Original Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 or Class 2A Principal Balance, as applicable. With respect to the Class R Certificates, the portion of the Class evidenced by such Certificate as stated on the face thereof; provided, however, that no more than 100% Percentage Interests in the Class R Certificates shall be outstanding at any one time.

     PERIODIC RATE CAP: With respect to each Sub-Pool 2 Mortgage Loan, the provision in each Mortgage Note that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date, (i) with respect to the Sub-Pool 2 Mortgage Loans with a One-Year Treasury Index, to not more than two percentage points, and (ii) with respect to the Sub-Pool 2 Mortgage Loans with a Six-Month LIBOR Index, to not more than one percentage point.

     PERMITTED INSTRUMENTS: As used herein, Permitted Instruments shall include the following:

          (i) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FNMA senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

          (ii) federal funds, certificates of deposit, time and demand deposits and banker's acceptances of any bank or trust company incorporated under the laws of the United States or any state thereof (in each case having maturities of less than 365 days), provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1" or better by S&P and Prime-1 by Moody's;

          (iii) deposits of any bank or savings and loan association, provided that the long-term unsecured debt obligations of such bank or savings and loan association have been rated Baa3 or better by Moody's or "BBB-" or better by S&P and which has combined capital, surplus and undivided profits of at least $3,000,000, which deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC;

          (iv) commercial paper (having original maturities of not more than 180 days) or demand notes rated "A-1" or better by S&P and Prime-1 by Moody's and issued by an entity having a long-term rating of A2 or better by Moody's;

          (v) investments in money market funds rated "AAAm" or "AAAm-G" by S&P and Aaa by Moody's; and

          (vi) investments approved by S&P, Moody's and the Certificate Insurer in writing delivered to the Trustee;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     PERMITTED TRANSFEREE: Any transferee of a Class R Certificate other than a Disqualified Organization or Non-United States Person.

     PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, national banking association, unincorporated organization or government or any agency or political subdivision thereof.

     POOL PRINCIPAL BALANCE: As of any date of determination, the aggregate of the Sub-Pool 1 Principal Balance and the Sub-Pool 2 Principal Balance.

     PRE-FUNDED AMOUNT: With respect to each Sub-Pool and with respect to any Determination Date, the amount on deposit in the related Pre-Funding Account.

     PRE-FUNDING ACCOUNT: With respect to each Sub-Pool, the account established and maintained pursuant to Section 6.12. With respect to Sub-Pool 1, the Pre-Funding Account shall be known as the Sub-Pool 1 Pre-Funding Account and with respect to Sub-Pool 2, the Pre-Funding Account shall be known as the Sub-Pool 2 Pre-Funding Account.

     PREMIUM PERCENTAGE: With respect to each Sub-Pool and as of any Remittance Date, the percentage designated as such in the Insurance Agreement.

     PREPAYMENT ASSUMPTION: With respect to Sub-Pool 1, 2% per annum of the then outstanding principal balance of the Sub-Pool 1 Mortgage Loans in the first month of the life of the Sub-Pool 1 Mortgage Loans, and an additional 1% per annum in each month thereafter until the twenty-first month and in each month thereafter during the life of the Sub-Pool 1 Mortgage Loans, 22% per annum each month. With respect to Sub-Pool 2, an assumed constant rate of prepayment equal to 20% per annum.

     PRINCIPAL AND INTEREST ACCOUNT: With respect to each Sub-Pool, the principal and interest account established by the Servicer pursuant to Section
5.03. With respect to Sub-Pool 1, the Principal and Interest Account shall be known as the Sub-Pool 1 Principal and

Interest Account and with respect to Sub-Pool 2, the Principal and Interest Account shall be known as the Sub-Pool 2 Principal and Interest Account.

     PRINCIPAL BALANCE: With respect to any Mortgage Loan or related REO Property, at any date of determination, (i) the Cut-off Date Principal Balance of such Mortgage Loan (or the principal balance outstanding as of the Subsequent Cut-off Date with respect to a Subsequent Mortgage Loan or as of the applicable substitution date with respect to a Qualified Substitute Mortgage Loan), after application of principal payments received on or before such Cut-off Date (or on or before such Subsequent Cut-off Date or substitution date), minus (without duplication) (ii) the sum of (a) the principal portion of the Monthly Payments received during each Due Period ending prior to the most recent Remittance Date and deposited in the related Principal and Interest Account pursuant to Section 5.03, and (b) all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property to the extent applied by the Servicer as recoveries of principal, which were distributed pursuant to Section
6.06 on any previous Remittance Date. The Principal Balance of any Liquidated Mortgage Loan in the month following the month in which such loan became a Liquidated Mortgage Loan is zero.

     PRINCIPAL PAYMENT TABLE: The table with respect to each Sub-Pool set forth as Exhibit P.

     PRINCIPAL PREPAYMENT: Any payment or other recovery of principal on a Mortgage Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Mortgage Loan in full.

     PROSPECTUS: The prospectus and prospectus supplement prepared by the Depositor in connection with the initial issuance and sale of the Class 1A and Class 2A Certificates.

     PURCHASE PRICE: As defined in Section 5.11.

     QUALIFIED MORTGAGE: "Qualified Mortgage" shall have the meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto).

     QUALIFIED SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan pursuant to Section 2.05 or 3.03, which,

          (A) with respect to any Sub-Pool 1 Mortgage Loan, (i) has a fixed mortgage interest rate of not less than (and not more than two percentage points higher than) the Mortgage Rate of the Deleted Mortgage Loan; (ii) relates to the same type of Residential Dwelling as the Deleted Mortgage Loan and has the same lien priority as the Deleted Mortgage Loan; (iii) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (iv) has a Loan-to-Value Ratio, or a Combined Loan-to-Value Ratio, as the case may be, no higher than that of the Deleted Mortgage Loan; (v) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date; (vi) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at
     Section 860G(a)(4) of the Code (or any successor statute thereto); (vii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; and (viii) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(b), and

          (B) with respect to any Sub-Pool 2 Mortgage Loan, (i) has a Maximum Mortgage Rate no lower than (and not more than two percentage points higher than) the Maximum Mortgage Rate of the Deleted Mortgage Loan, and has a Minimum Mortgage Rate no lower than (and not more than one percentage point higher than) the Minimum Mortgage Rate of the Deleted Mortgage Loan; (ii) has the same Index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the Pool Stated Principal Balance of the Mortgage Loans as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iii) shall be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iv) has a principal balance (after application of all payments received on or prior to the date of substitution) equal to or less than the Principal Balance of the Deleted Mortgage Loan as of such date;
     (v) has a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (vi) has a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) satisfies the criteria set forth from time to time in the definition of "qualified replacement mortgage" at Section 860G(a)(4) of the Code (or any successor statute thereto); (viii) has the same or lower credit risk, as measured by credit risk category, under the Depositor's underwriting guidelines; (ix) has a Net Mortgage Rate (net of any portion of the interest on such Mortgage Loan that may be retained by the Depositor) within two percentage points of that of the Deleted Mortgage Loan; and (x) complies with each representation and warranty set forth in Sections 3.01, 3.02(a) and 3.02(c).

     REALIZED LOSS: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the related Principal Balance as of the date of liquidation) equal to the outstanding Principal Balance of such Mortgage Loan as of the date of liquidation minus that portion of Net Liquidation Proceeds actually distributed to Class A Certificateholders pursuant to Section 6.06(c) in respect of such Liquidated Mortgage Loan.

     RECORD DATE: The Business Day immediately preceding the related Remittance Date, with respect to the Class 1A-1 Certificates and the Class 2A Certificates, and the last Business Day of the month immediately preceding the month of the related Remittance Date, with respect to all other Classes of Certificates.

     REFERENCE BANKS: Such leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     REIMBURSABLE AMOUNTS: As of any date of determination, an amount payable to the Servicer or the Depositor with respect to (i) Monthly Advances and Servicing Advances not previously reimbursed and (ii) any advances reimbursable pursuant to Section 9.01 and not previously reimbursed pursuant to Section 6.03(c) or 6.06(c).

     RELEASED MORTGAGED PROPERTY PROCEEDS: As to any Mortgage Loan, proceeds received by the Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise; which are not released to the Mortgagor in accordance with applicable law, customary mortgage servicing procedures and this Agreement.

     REMAINING NET EXCESS SPREAD: With respect to any Sub-Pool and for a particular Remittance Date, the Net Excess Spread for such Sub-Pool remaining after the application thereof to cover an Available Funds Shortfall with respect to the other Sub-Pool.

     REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     REMIC PROVISIONS: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and any related provisions and proposed, temporary and final Treasury regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     REMITTANCE DATE: The 25th day of any month or if such 25th day is not a Business Day, the first Business Day immediately following, commencing on July 25, 1996.

     RENTS FROM REAL PROPERTY: With respect to any REO Property relating to a Sub-Pool 1 Multifamily Loan or Sub-Pool 1 Mixed Use Loan gross income of the character described in Section 856(d) of the Code.

     REO DISPOSITION: The final sale of a Mortgaged Property acquired in foreclosure or by deed in lieu of foreclosure.

     REO PROPERTY: As defined in Section 5.10.

     REQUIRED OVERCOLLATERALIZATION AMOUNT: With respect to any Sub-Pool, the Overcollateralization Amount required by the Certificate Insurer at any time and set forth in the Insurance Agreement with respect to each Sub-Pool.

     REQUIRED PAYMENTS: With respect to any Sub-Pool and for a particular Remittance Date, the amount required to pay the Class A Interest Remittance Amount with respect to all Classes of Class A Certificates, the Class A Principal Remittance Amount with respect to all Classes of Class A Certificates, the related Annual Trustee Expense Amount and the related Monthly Premium to be paid to the Certificate Insurer pursuant to Section 6.04.

     RESERVE ACCOUNT: With respect to each Sub-Pool, and as required by the Certificate Insurer, the Account established and maintained pursuant to Section 6.14, which must be an Eligible Account. With respect to Sub-Pool 1, the Reserve Account shall be known as the Sub-Pool 1 Reserve Account and with respect to Sub-Pool 2, the Reserve Account shall be known as the Sub-Pool 2 Reserve Account.

     RESIDENTIAL DWELLING: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development.

     RESPONSIBLE OFFICER: When used with respect to the Trustee, any officer assigned to the Asset-Backed Securities Trust Services Department (or any successor thereto), including any Vice President, Senior Trust Officer, Trust Officer, Assistant Trust Officer, any Assistant Secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above officers and having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Depositor or the Servicer, the President or any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, or any Secretary or Assistant Secretary, or any Treasurer or Assistant Treasurer.

     SERIES: 1996-2.

     SERVICER: Lee Servicing Company, a division of Superior Bank FSB, or any successor appointed as provided herein.

     SERVICER'S CERTIFICATE: As defined in Section 6.08.

     SERVICER'S MONTHLY REMITTANCE REPORT: A report prepared by the Servicer substantially in the form of Exhibit Q.

     SERVICING ADVANCES: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, including without limitation advances in respect of real estate taxes and assessments and insurance premiums on fire, hazard and flood insurance policies, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of an REO Property, (iv) compliance with the obligations under Sections 5.01(e), 5.02, 5.05, 5.07, 5.15 and Article XIII, which Servicing Advances are reimbursable to the Servicer to the extent provided in this Agreement and (v) in connection with the liquidation of a Sub-Pool 1 Mortgage Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 5.14, for all of which costs and expenses the Servicer is entitled to reimbursement in accordance with this Agreement. Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Servicer that it has made a Nonrecoverable Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Depositor and the Trustee no later than the Business Day following such determination.

     SERVICING COMPENSATION: The Servicing Fee and other amounts to which the Servicer is entitled pursuant to Section 7.03.

     SERVICING FEE: As to each Mortgage Loan (including any Mortgage Loan as to which the related Mortgaged Property has become REO Property), the annual fee payable to the Servicer. Such fee shall be calculated and payable monthly only from the amounts received in respect of interest on such Mortgage Loan and shall be computed by multiplying (i) the principal balance on which interest accrues on the Mortgage Loan by (ii) the Servicing Fee Rate and by further multiplying the product thereof by (iii) a fraction, the numerator of which is the number of days in the period elapsed since the date to which interest was last paid by the Mortgagor or advanced by the Servicer and the denominator of which is the number of days in the annual period for which interest accrues on the related Mortgage Loan. The Servicing Fee is payable solely from the interest portion of (i) Monthly Payments, (ii) Liquidation Proceeds, (iii) Insurance Proceeds or (iv) Released Mortgaged Property Proceeds collected by the Servicer, or as otherwise provided in Section 5.04. The Servicing Fee includes any servicing fees owed or payable to any Subservicer.

     SERVICING FEE RATE: 0.65% per annum.

     SERVICING OFFICER: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appears on a list of servicing officers annexed to an Officer's Certificate furnished on the Closing Date to the Trustee and the Certificateholders by the Servicer, as such list may from time to time be amended.

     SINGLE FAMILY: A one- to four-family residential property.

     S&P: Standard & Poor's, A Division of the McGraw-Hill Companies, Inc., or any successor thereto.

     STARTUP DAY: The day designated as such pursuant to Section 13.01.

     SUB-POOL: Either Sub-Pool 1 or Sub-Pool 2.

     SUB-POOL FACTOR: With respect to each Sub-Pool and as of any date of calculation, the related Sub-Pool Principal Balance after giving effect to the distributions to be made on the related Remittance Date as of such date divided by the sum of the Original Sub-Pool Principal Balance with respect to such Sub-Pool and the Principal Balances of all Subsequent Mortgage Loans with respect to such Sub-Pool as of the Subsequent Cut-off Date.

     SUB-POOL PRINCIPAL BALANCE: Either the Sub-Pool 1 Principal Balance or the Sub-Pool 2 Principal Balance.

     SUB-POOL 1: (i) the Sub-Pool 1 Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool 1 or are deposited in the Sub-Pool 1 Certificate Account, Sub-Pool 1 Principal and Interest Account, Sub-Pool 1 Trustee Expense Account, Sub-Pool 1 Pre-Funding Account, Sub-Pool 1 Interest Coverage Account or Sub-Pool 1 Reserve Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool 1 Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy,
(v) Liquidation Proceeds with respect to Sub-Pool 1 Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool 1 Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool 1 Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool 1 Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool 1 Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool 1.

     SUB-POOL 1 CERTIFICATE ACCOUNT: The Certificate Account with respect to Sub-Pool 1.

     SUB-POOL 1 INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool 1.

     SUB-POOL 1 INTEREST COVERAGE ACCOUNT: The Interest Coverage Account with respect to Sub-Pool 1.

     SUB-POOL 1 MORTGAGE LOANS: The Mortgage Loans subject to this Agreement included in Sub-Pool 1.

     SUB-POOL 1 MULTIFAMILY LOAN: A Sub-Pool 1 Mortgage Loan which is secured by a residential property consisting of five or more dwelling units.

     SUB-POOL 1 MIXED USE LOAN: A Sub-Pool 1 Mortgage Loan which is secured by a mixed residential and commercial structure.

     SUB-POOL 1 PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool 1.

     SUB-POOL 1 PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool 1.

     SUB-POOL 1 PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool 1 Mortgage Loans.

     SUB-POOL 1 RESERVE ACCOUNT: The Reserve Account with respect to Sub-Pool 1.

     SUB-POOL 1 SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 1 Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool 1 Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool 1 Subsequent Transfer Instrument.

     SUB-POOL 1 SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool 1 Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL 1 TRUSTEE EXPENSE ACCOUNT: The Trustee Expense Account with respect to Sub-Pool 1.

     SUB-POOL 2: (i) the Sub-Pool 2 Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto and all proceeds thereof, (ii) such assets as from time to time are identified as REO Property with respect to Sub-Pool 2 or are deposited in the Sub-Pool 2 Certificate Account, Sub-Pool 2 Principal and Interest Account, Sub-Pool 2 Trustee Expense Account, Sub-Pool 2 Pre-Funding Account, Sub-Pool 2 Interest Coverage Account, Sub-Pool 2 Reserve Account, and the Supplemental Interest Account, including any amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Sub-Pool 2 Mortgage Loans required to be maintained pursuant to this Agreement and any Insurance Proceeds with respect thereto, (iv) the Certificate Insurance Policy, (v) Liquidation Proceeds with respect to Sub-Pool 2 Mortgage Loans and (vi) Released Mortgaged Property Proceeds with respect to Sub-Pool 2 Mortgage Loans. The Depositor's Yield and amounts received after the Cut-off Date in the case of the Sub-Pool 2 Initial Mortgage Loans, or after a Subsequent Cut-off Date in the case of the Sub-Pool 2 Subsequent Mortgage Loans, in respect of interest accrued on the Sub-Pool 2 Mortgage Loans on or prior to the Cut-off Date, or a Subsequent Cut-off Date, as the case may be, do not constitute part of Sub-Pool 2.

     SUB-POOL 2 CERTIFICATE ACCOUNT: The Certificate Account with respect to Sub-Pool 2.

     SUB-POOL 2 INITIAL MORTGAGE LOANS: The Initial Mortgage Loans with respect to Sub-Pool 2.

     SUB-POOL 2 INTEREST COVERAGE ACCOUNT: The Interest Coverage Account with respect to Sub-Pool 2.

     SUB-POOL 2 MORTGAGE LOANS. The Mortgage Loans subject to this Agreement included in Sub-Pool 2.

     SUB-POOL 2 PRE-FUNDING ACCOUNT: The Pre-Funding Account with respect to Sub-Pool 2.

     SUB-POOL 2 PRINCIPAL AND INTEREST ACCOUNT: The Principal and Interest Account with respect to Sub-Pool 2.

     SUB-POOL 2 PRINCIPAL BALANCE: As of any date of determination, the aggregate Principal Balances of the Sub-Pool 2 Mortgage Loans.

     SUB-POOL 2 RESERVE ACCOUNT: The Reserve Account with respect to Sub-Pool 2.

     SUB-POOL 2 SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 2 Mortgage Loan assigned and transferred by the Depositor to the Trustee pursuant to Section 2.10, such Sub-Pool 2 Mortgage Loan being identified on the related Mortgage Loan Schedule attached to a Sub-Pool 2 Subsequent Transfer Instrument.

     SUB-POOL 2 SUBSEQUENT TRANSFER INSTRUMENT: Each Subsequent Transfer Instrument dated as of a Subsequent Transfer Date executed by the Trustee and the Depositor substantially in the form of Exhibit T, by which Sub-Pool 2 Subsequent Mortgage Loans are transferred and assigned to the Trustee.

     SUB-POOL 2 TRUSTEE EXPENSE ACCOUNT: The Trustee Expense Account with respect to Sub-Pool 2.

     SUBORDINATED AMOUNT: With respect to each Sub-Pool, the amount set forth as such in the Insurance Agreement.

     SUBSERVICER: Any Person with whom the Servicer has entered into a Subservicing Agreement and who satisfies any requirements set forth in Section 5.01(a) in respect of the qualification of a Subservicer.

     SUBSERVICING AGREEMENT: Any agreement between the Servicer and any Subservicer relating to subservicing and/or administration of certain Mortgage Loans as provided in Section 5.01(a), a copy of which shall be delivered, along with any modifications thereto, to the Trustee.

     SUBSEQUENT CUT-OFF DATE: With respect to those Subsequent Mortgage Loans which are transferred and assigned to the Trustee pursuant to a Subsequent Transfer Instrument, the close of Business on the day prior to the related Subsequent Transfer Date.

     SUBSEQUENT MORTGAGE LOAN: A Sub-Pool 1 Subsequent Mortgage Loan or a Sub-Pool 2 Subsequent Mortgage Loan.

     SUBSEQUENT TRANSFER DATE: The date on which a Subsequent Mortgage Loan is transferred and assigned to the Trustee, which date shall be no later than August 12, 1996.

     SUBSEQUENT TRANSFER INSTRUMENT: A Sub-Pool 1 Subsequent Transfer Instrument or a Sub-Pool 2 Subsequent Transfer Instrument.

     SUBSTITUTION ADJUSTMENT: As to any date on which a substitution occurs pursuant to Sections 2.05 or 3.03, the amount (if any) by which the aggregate principal balances (after application of principal payments received on or before the date of substitution) of any Qualified Substitute Mortgage Loans as of the date of substitution, are less than the aggregate of the Principal Balances, together with accrued and unpaid interest thereon to the date of substitution, of the related Deleted Mortgage Loans.

     SUPPLEMENTAL INTEREST: An amount to be paid to the Holders of the Class 2A Certificateholders on each Remittance Date through the February 25, 1997 Remittance Date, equal to the excess of (1) the amount of interest due to the Holders of the Class 2A Certificates calculated at the Class 2A Pass-Through Rate without giving effect to clause (iii) of the definition of Class 2A Pass-Through Rate, over (2) the amount of interest at the Class 2A Pass-Through Rate giving effect to clause (iii) of the definition of Class 2A Pass-Through Rate.

     SUPPLEMENTAL INTEREST ACCOUNT: With respect to Sub-Pool 2, the account established and maintained pursuant to Section 6.15.

     TAX MATTERS PERSON: The Person or Persons designated from time to time to act as the "tax matters person" (within the meaning of the REMIC Provisions).

     TAX MATTERS PERSON RESIDUAL INTEREST CERTIFICATE: The interest in the Class R Certificates held by the Tax Matters Person pursuant to Section 13.01(c).

     TAX RETURN: The federal income tax return on Internal Revenue Service Form 1066, "U.S. Real Estate Mortgage Investment Conduit Income Tax Return," including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund REMIC, due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provision of federal, state or local tax laws.

     TELERATE PAGE 3750: The display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the page on that service for the purpose of displaying comparable rates or prices).

     TERMINATION PRICE: As defined in Section 11.01.

     TRANSFER AFFIDAVIT: As defined in Section 4.02(c)(ii).

     TRANSFER CERTIFICATE: As defined in Section 4.02(c)(ii).

     TRIGGER EVENT: With respect to Sub-Pool 1, a trigger event shall occur if
(i) with respect to any Determination Date occurring prior to May 2001, the sum of (x) the aggregate Realized Losses with respect to Sub-Pool 1 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect to such Determination Date exceeds $8,847,336 or (ii) with respect to any Determination Date occurring prior to May 2006, the sum of (x) the aggregate Realized Losses with respect to Sub-Pool 1 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect thereto exceeds $11,796,448.

     With respect to Sub-Pool 2, a trigger event shall occur if (i) with respect to any Determination Date occurring prior to May 2001, the sum of (x) the aggregate Realized Losses with respect to Sub-Pool 2 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect to such Determination Date exceeds $5,596,691 or (ii) with respect to any Determination Date occurring prior to May 2006, the sum of (x) the aggregate Realized Losses with respect to Sub-Pool 2 experienced as of such Determination Date and (y) the Delinquency Calculation Amount with respect thereto exceeds $7,462,254.

     TRUST FUND: Collectively, Sub-Pool 1 and Sub-Pool 2.

     TRUST FUND REMIC: The Trust Fund, exclusive of the Interest Coverage Accounts and the Supplemental Interest Account.

     TRUSTEE: LaSalle National Bank, or its successor in interest, or any successor trustee appointed as herein provided.

     TRUSTEE EXPENSE ACCOUNT: With respect to each Sub-Pool, the account established and maintained by the Trustee in accordance with Section 6.03. With respect to Sub-Pool 1, the Expense Account shall be known as the Sub-Pool 1 Trustee Expense Account and with respect to Sub-Pool 2, the Trustee Expense Account shall be known as the Sub-Pool 2 Trustee Expense Account.

     TRUSTEE'S MORTGAGE FILE: The documents delivered to the Trustee or the Custodian pursuant to Section 2.04.

     UNITED STATES PERSON: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

     UNRECOVERED CLASS A PORTION: With respect to either the Class 1A or the Class 2A Certificates and any Remittance Date, the excess, if any, of (A) the related Class 1A or Class 2A Principal Balance minus the sum of (i) all amounts (excluding that portion of Insured Payments with respect to the related Sub-Pool, if any, to be made in respect of principal) to be distributed to the related Class 1A or Class 2A Certificateholders in respect of principal on such Remittance Date on account of amounts described in clauses (c)(i) through
(c)(iii), inclusive, and clauses (c)(v) (to the extent the amount in clause
(c)(v) represents a right to receive principal not previously covered by an Insured Payment), (c)(vi) and (c)(viii) of the definition of Class A Principal Remittance Amount, (ii) all other amounts to be distributed to the related Class 1A or Class 2A Certificateholders constituting Additional Principal to the extent necessary to reach the Required Overcollateralization Amount for the related Sub-Pool on such Remittance Date, and (iii) all amounts distributed to the related Class 1A or Class 2A Certificateholders as a mandatory prepayment pursuant to the last paragraph of Section 6.06(c) (only on the Remittance Date occurring on August 26, 1996), over (B) the sum of (i) the related Sub-Pool Principal Balance plus (ii) the related Pre-Funded Amount minus the sum of (x) the principal portion of the Monthly Payments received during the related Due Period and deposited in the related Principal and Interest Account pursuant to
Section 5.03, and all Principal Prepayments, Curtailments, Excess Payments, Insurance Proceeds, Net Liquidation Proceeds, Released Mortgaged Property Proceeds and net income from any REO Property with respect to Mortgage Loans with respect to the related Sub-Pool to the extent applied by the Servicer as recoveries of principal in respect of the related Mortgage Loans, which will be distributed to the related Class 1A or Class 2A Certificateholders pursuant to
Section 6.06 on such Remittance Date, plus (y) the aggregate of, as to each related Mortgage Loan which became a Liquidated Mortgage Loan during the related Due Period, an amount (not less than zero or greater than the related Principal Balance) equal to the excess, if any, of (i) the Principal Balance of such Liquidated Mortgage Loan over (ii) the principal portion of the related Net Liquidation Proceeds included in item (b)(iii) of the definition of Class A Principal Remittance Amount that will actually be distributed to the related Class 1A or Class 2A Certificateholders on such Remittance Date, pursuant to Sections 6.06(c)(A)(X)(vii) through (xii) and 6.06(c)(A)(Y)(vii) through (xii) with respect to Sub-Pool 1 and Sections 6.06(c)(B)(X)(ii) and 6.06(c)(B)(Y)(ii) with respect to Sub-Pool 2.

     VOTING RIGHTS: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, 100% of all of the Voting Rights with respect to Sub-Pool 1 shall be allocated among Holders of Class 1A-1 Certificates, Class 1A-2 Certificates, Class 1A-3 Certificates, Class 1A-4 Certificates, Class 1A-5 Certificates and Class 1A-6 Certificates in the proportion that the related Class Principal Balance bears to the sum of the Class 1A-1 Principal Balance, the Class 1A-2 Principal Balance, the Class 1A-3 Principal Balance, the Class 1A-4 Principal Balance, the Class 1A-5 Principal Balance and the Class 1A-6 Principal Balance on such date, and allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. As of any date of determination, 100% of all of the Voting Rights with respect to Sub-Pool 2 shall be allocated among Holders of Class 2A Certificates in accordance with their respective Percentage Interests.

                                   ARTICLE II

                      SALE AND CONVEYANCE OF THE TRUST FUND

    Section 2.01 Sale and Conveyance of Trust Fund; Priority and Subordination of Ownership Interests.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey without recourse to the Trustee, but subject to the subordination described below in this Section and the other terms and provisions of this Agreement, all of the right, title and interest of the Depositor in and to the Sub-Pool 1 and Sub-Pool 2 Mortgage Loans, together with any amounts due after the Cut-off Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans (other than the Depositor's Yield), and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders.

     (b) The rights of the Certificateholders to receive payments with respect to the Mortgage Loans in respect of the Certificates, and all ownership interests of the Certificateholders in such payments, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive payments in respect of the Class R Certificates are subject and subordinate to the preferential rights of the Class A Certificateholders to receive payments in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interest of the Class R Certificateholders in amounts deposited in the Principal and Interest Accounts and the Certificate Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class R Certificates in accordance with the terms of this Agreement.

     Section 2.02 Possession of Mortgage Files.

     (a) Upon the issuance of the Certificates, and upon delivery of each Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, the ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee for the benefit of the Certificateholders.

     (b) Pursuant to Section 2.04, the Depositor has delivered or caused to be delivered to the Trustee or the Custodian each Trustee's Mortgage File with respect to the Initial Mortgage Loans.

     Section 2.03 Books and Records.

     The sale of each Mortgage Loan shall be reflected on the Depositor's balance sheets and other financial statements as a sale of assets by the Depositor. The Depositor shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders.

     Section 2.04 Delivery of Mortgage Loan Documents.

     The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, the Certificate Insurance Policy and each of the following documents for each Initial Mortgage Loan. The Depositor, contemporaneously with delivery of a Subsequent Transfer Instrument, shall deliver or cause to be delivered to the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, to the Custodian, each of the following documents for each related Subsequent Mortgage Loan.

     (a) The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof, "Pay to the order of _____________________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1996, Series 1996-2,] without recourse" and signed, by facsimile or manual signature, by such last endorsee;

     (b) Either: (i) the original Mortgage, with evidence of recording thereon,
(ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

     (c) Either: (i) (A) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (B) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (ii) if an original Assignment of Mortgage has not yet been provided in accordance with clause (i), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (iii) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law;

     (d) The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same;

     (e) Either: (i) originals of all intervening assignments, if any, showing a complete chain of assignment from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost;

     (f) Either: (i) the original assumption agreement and/or modification agreement, if any, with evidence of recording thereon, or (ii) if the original of such agreement has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such assumption and modification agreement submitted for recording, or (iii) a copy of an original assumption and modification agreement, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original recorded assumption or modification agreement has been lost; and

     Within 45 days after the Closing Date, with respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use Loan, (i) if such item is a document separate from the Mortgage either (A) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for recording; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either, (A) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (B) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; and (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy, or the secured party's carbon copy with the debtor's signature of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

     Within 45 days after the Closing Date, the Servicer shall have completed each Assignment of Mortgage and Assignment of Leases, if any, originally assigned in blank to "LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, under the Pooling and Servicing Agreement, dated as of June 1, 1996" and, within such period (or if later, within 30 days after its receipt of the original recorded Mortgage and intervening assignment), shall have submitted each such Assignment of Mortgage to the appropriate public recording office for recording. Within 45 days after the Closing Date, the Servicer shall complete any UCC-2 or UCC-3 financing statements with respect to the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, such that the assignee of creditor is listed as "LaSalle National Bank, as Trustee for AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, under the Pooling and Servicing Agreement, dated as of June 1, 1996." The Depositor shall no later than ten Business Days after the receipt thereof, and in any event, within one year of the Closing Date, deliver or cause to be delivered to the Trustee or the Custodian: (a) the original recorded Mortgage in those instances where a copy thereof certified by the Depositor was delivered to the Trustee or the Custodian; (b) the original recorded Assignment of Mortgage from the Depositor to the Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator to the Trustee in those instances where copies thereof certified by the Depositor were delivered to the Trustee or the Custodian; (c) the title insurance policy required in clause (d) above; (d) the original recorded assumption and modification agreement in those instances in which a copy was delivered; (e) the original Assignment of Leases in those instances in which a copy was delivered and (f) the copy of the UCC-1 financing statement and any related continuation statements with evidence of filing thereon returned from the recording office if a copy was previously delivered as set forth in clause (iii)(B) above. Notwithstanding anything to the contrary contained in this Section 2.04, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or the intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee or the Custodian of a copy of such Mortgage, Assignment of Mortgage or intervening assignments of the Mortgage, Assignment of Leases or assignment of Assignment of Leases certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Depositor may forward or cause to be forwarded to the Trustee or the Custodian additional original documents evidencing an assumption or modification of a Mortgage Loan. All Mortgage Loan documents held by the Trustee or the Custodian as to each Mortgage Loan are referred to herein as the "Trustee's Mortgage File."

     All recording required pursuant to this Section 2.04 shall be accomplished by and at the expense of the Depositor.

     Section 2.05 Acceptance by Trustee of the Trust Fund; Certain Substitutions; Certification by Trustee.

     (a) The Trustee agrees to execute and deliver on the Closing Date and on each Subsequent Transfer Date an acknowledgment of receipt (or if a Custodian has been appointed, a receipt by the Custodian) of, for each Mortgage Loan transferred and assigned to the Trustee on such date, the items listed in
Section 2.04 (a) through (f) above, in the form attached as Exhibit F, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund and delivered to the Trustee or the Custodian, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of the Certificateholders, to review (or cause to be reviewed) each Trustee's Mortgage File within 45 days after the Closing Date (or, with respect to any Subsequent Mortgage Loan or Qualified Substitute Mortgage Loan, within 45 days after the receipt by the Trustee or Custodian thereof) and to deliver to the Depositor, the Servicer and the Certificate Insurer a certification in the form attached hereto as Exhibit F-1 to the effect that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to this Agreement are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) above), (ii) any and all documents delivered by the Depositor pursuant to Section 2.04 above have been reviewed by it or the Custodian on its behalf and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor) and relate to such Mortgage Loan, (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects the information set forth in the Trustee's Mortgage File and
(iv) each Mortgage Note has been endorsed as provided in Section 2.04 above. The Trustee or Custodian shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Within 375 days after the Closing Date, the Trustee shall deliver (or cause to be delivered by the Custodian, if any) to the Servicer, the Depositor and the Certificate Insurer a final certification in the form attached hereto as Exhibit G covering both the Initial Mortgage Loans and all Subsequent Mortgage Loans evidencing the completeness of the Trustee's Mortgage Files (other than items listed in Section 2.04(f) above). Following delivery of the Final Certification, the Trustee shall (or cause the Custodian to) provide to the Certificate Insurer, the Depositor and the Servicer no less frequently than quarterly, and the Servicer shall provide to the Certificate Insurer, no less frequently than quarterly, updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

     (b) If the Certificate Insurer, the Trustee or the Custodian, if any, on the Trustee's behalf during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.04 above or the description thereof as set forth in the related Mortgage Loan Schedule, the Trustee, the Certificate Insurer or the Custodian (pursuant to the Custodial Agreement), as applicable, shall promptly so notify the Servicer, the Depositor, the Certificate Insurer, the Custodian and the Trustee. In performing any such review, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.04 above (other than the items listed in Section 2.04(f) above) have been received and further confirming that any and all documents delivered pursuant to such Section 2.04 have been executed and relate to the Mortgage Loans identified in the related Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Trustee's Mortgage File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's or Custodian's notice to it respecting such defect the Depositor has not remedied the defect and the defect materially and adversely affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, the Depositor will on the Determination Date next succeeding the end of such 60 day period (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in Section 3.03 or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan to but not including the Due Date in the Due Period most recently ended prior to such Determination Date computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, which purchase price shall be deposited in the Principal and Interest Account (after deducting therefrom any amounts received in respect of such repurchased Mortgage Loan and being held in the related Principal and Interest Account for future distribution to the extent such amounts represent recoveries of principal not yet applied to reduce the related Principal Balance or interest (net of the Servicing Fee) for the period from and after the Due Date in the Due Period most recently ended prior to such Determination Date). For purposes of calculating the Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this Section 2.05 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the related Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     (c) Upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or purchase and the deposit of the amounts described above in the related Principal and Interest Account (which certification shall be in the form of Exhibit I), the Trustee shall release (or cause to be released) to the Servicer for release to the Depositor the related Trustee's Mortgage File and shall execute, without recourse, representation or warranty, and deliver such instruments of transfer presented to it by the Servicer as shall be necessary to transfer such Mortgage Loan to the Depositor.

     On the Remittance Date in January of each year, the Trustee or the Custodian, if any, shall deliver to the Depositor, the Servicer and the Certificate Insurer a certification detailing all releases with respect to the Mortgage Loans for which the Trustee or the Custodian holds a Trustee's Mortgage File pursuant to this Agreement. Such certification shall be limited to a list of all Trustee's Mortgage Files which were released by or returned to the Trustee or the Custodian during the prior calendar year, the date of such release or return, the reason for such release or return, and the Person to whom the Trustee's Mortgage File was released and the Person who returned the Trustee's Mortgage File.

     Section 2.06 [Reserved].

     Section 2.07 Execution of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Trustee's Mortgage Files to it and, concurrently with such delivery, has executed and caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, the Trustee's Mortgage Files and the other assets included in the definition of the Trust Fund, Certificates in Authorized Denominations evidencing the entire ownership of the Trust Fund.

     Section 2.08 Fees and Expenses of the Trustee.

     Subject to Section 12.05 hereof, the fees and expenses of the Trustee hereunder including (i) the annual fees of the Trustee, payable annually in advance beginning on the Closing Date and on each anniversary thereof, (ii) any other fees, expenses, disbursements and advances to which the Trustee is entitled, and (iii) reimbursements to the Servicer for any advances made by the Servicer to the related Trustee Expense Account pursuant to Section 6.03, shall be paid from the related Trustee Expense Account in the manner set forth in
Section 6.03; provided, however, that the Depositor shall be liable for any expenses of the Trust Fund incurred prior to the Closing Date. The fees due to the Trustee on the Closing Date pursuant to Section 2.08(i) above shall be paid by the Depositor on the Closing Date from its own funds.

     Section 2.09 Application of Principal and Interest.

     In the event that Net Liquidation Proceeds or Insurance Proceeds on a Liquidated Mortgage Loan are less than the related Principal Balance plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds, Insurance Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided or if the related Mortgaged Property has become an REO Property, first to interest accrued at the related Mortgage Rate and then to principal.

     Section 2.10 Conveyance of the Subsequent Mortgage Loans.

     (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the related Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the related Pre-Funding Account with respect to the related Sub-Pool, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trustee but subject to the subordination described above in Section 2.01(b) above and the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to
(i) the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule attached to the related Subsequent Transfer Instrument, delivered by the Depositor on such Subsequent Transfer Date, excepting the Depositor's Yield,
(ii) principal received and interest accruing on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date and (iii) all items with respect to such Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 above and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal (including Prepayments, Curtailments and Excess Payments) received and interest accruing on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the related Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Mortgage Loans by the Depositor to the Trust Fund.

     The purchase price paid by the Trustee from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the

Subsequent Mortgage Loans so transferred. This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

     (b) The Depositor shall transfer to the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in Section
2.10 (a) above, and the Trustee shall release funds from the related Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) except with respect to the first conveyance of Subsequent Mortgage Loans to the Trustee, the Depositor shall have provided the Trustee and the Certificate Insurer with a timely Addition Notice and shall have provided any information reasonably requested by the Trustee or the Certificate Insurer with respect to the Subsequent Mortgage Loans;

          (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Mortgage Loan Schedule, listing the Subsequent Mortgage Loans;

          (iii) as of each Subsequent Transfer Date, the Depositor shall not be insolvent nor shall it have been made insolvent by such transfer nor shall it be aware of any pending insolvency;

          (iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

          (v) the Funding Period shall not have terminated;

          (vi) the Depositor shall have delivered to the Trustee an Officer's Certificate, substantially in the form of Exhibit V, confirming the satisfaction of each condition precedent and representations specified in this Section 2.10(b), and Section 2.10(c) with respect to Sub-Pool 1, and
     Section 2.10(d) with respect to Sub-Pool 2 following and in the related Subsequent Transfer Instrument;

          (vii) the Depositor shall have delivered to the Trustee Opinions of Counsel addressed to the Certificate Insurer, Moody's, S&P and the Trustee with respect to the transfer of the Subsequent Mortgage Loans substantially in the form of the Opinions of Counsel delivered to the Certificate Insurer and the Trustee on the Closing Date regarding certain bankruptcy and corporate matters; and

          (viii) the Trustee shall have delivered to the Certificate Insurer and the Depositor an Opinion of Counsel addressed to the Depositor, Moody's, S&P and the Certificate Insurer with respect to the Subsequent Transfer Instrument substantially in the form of the Opinion of Counsel delivered to the Certificate Insurer and the Depositor on the Closing Date regarding certain corporate matters relating to the Trustee.

     (c) Any conveyance of Sub-Pool 1 Subsequent Mortgage Loans on a Sub-Pool 1 Subsequent Transfer Date is subject to the following representations and warranties of the Depositor: (i) each Sub-Pool 1 Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 1 Subsequent Transfer Instrument and this Agreement; (ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date, the Sub-Pool 1 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-off Date; (B) the original term to maturity of such Subsequent Mortgage Loan will not be less than 120 months and will not exceed 360 months; (C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Mortgage Rate not less than 8%; (E) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 1" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Combined Loan-to-Value Ratio greater than 90%; and (H) such Subsequent Mortgage Loans will have (1) as of the end of the Sub-Pool 1 Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date in August 1996. In addition, following the purchase of any Sub-Pool 1 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 1 Mortgage Loans (including the Sub-Pool 1 Subsequent Mortgage Loans) as of the end of the Sub-Pool 1 Funding Period will: (i) have a weighted average Mortgage Rate of at least 10.75%; (ii) have a weighted average remaining term to stated maturity of not more than 270 months and not less than 190 months; (iii) have a weighted average Combined Loan-to-Value Ratio of not more than 80%; (iv) have not in excess of 55% by aggregate principal balance of Sub-Pool 1 Mortgage Loans that are Balloon Loans; (v) have no Sub-Pool 1 Mortgage Loan with a principal balance in excess of $750,000; (vi) not have in excess of 15% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vii) not have a concentration of Mortgaged Properties in a single zip code in excess of 3% by aggregate principal balance of Sub-Pool 1 Mortgage Loans; (viii) not have in excess of 5% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Mortgaged Properties that are condominiums;
(ix) have at least 70% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in de minimis PUDs) and (x) not have in excess of 10% by aggregate principal balance of Sub-Pool 1 Mortgage Loans secured by Multifamily Properties and Mixed Use Properties. In the sole discretion of the Certificate Insurer, Sub-Pool 1 Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 1.

     (d) Any conveyance of Sub-Pool 2 Subsequent Mortgage Loans on a Sub-Pool 2 Subsequent Transfer Date is subject to the following representations and warranties of the Depositor: (i) each Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Sub-Pool 2 Subsequent Transfer Instrument and this Agreement;
(ii) the Depositor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) as of the respective Subsequent Cut-off Date the Sub-Pool 2 Subsequent Mortgage Loans will satisfy the following criteria: (A) such Sub-Pool 2 Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Sub-Pool 2 Subsequent Cut-off Date; (B) the original term to maturity of such Sub-Pool 2 Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months; (C) such Subsequent Mortgage Loan may not provide for negative amortization; (D) such Subsequent Mortgage Loan will have a Gross Margin not less than 3.75%; (E) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under "The Depositor--Underwriting Criteria--Sub-Pool 2" in the Prospectus; (F) such Subsequent Mortgage Loan will have been serviced by the Servicer since origination or purchase by the Depositor; (G) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 90%; and (H) such Subsequent Mortgage Loans will have (1) as of the end of the Sub-Pool 2 Funding Period, a weighted average number of months since origination of not over 4 months and (2) not over 20% by aggregate principal balance with a first payment date in September 1996. In addition, following the purchase of any Sub-Pool 2 Subsequent Mortgage Loan by the Trust Fund, the Sub-Pool 2 Mortgage Loans (including the Sub-Pool 2 Subsequent Mortgage Loans) as of the end of the Sub-Pool 2 Funding Period will: (i) have a weighted average Gross Margin of at least 5.60% and a weighted average coupon of at least 8.85%;
(ii) have a weighted average remaining term to stated maturity of not more than
359.5 months and not less than 356 months; (iii) have a weighted average Loan-to-Value Ratio of not more than 80%; (iv) have no Sub-Pool 2 Mortgage Loan with a principal balance in excess of $600,000; (v) not have in excess of 10% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by non-owner occupied Mortgaged Properties; (vi) not have a concentration of Mortgaged Properties in a single zip code in excess of 5% by aggregate principal balance of Sub-Pool 2 Mortgage Loans; (vii) not have in excess of 5% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by Mortgaged Properties that are condominiums; (viii) have at least 76% by aggregate principal balance of Sub-Pool 2 Mortgage Loans secured by fee simple interests in attached or detached Single Family Properties (including units in de minimis PUDs) and (ix) will not be secured by Multifamily Properties or Mixed Use Properties. In the sole discretion of the Certificate Insurer, Sub-Pool 2 Subsequent Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Sub-Pool 2 Mortgage Loans will not materially affect the aggregate characteristics of Sub-Pool 2.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.01 Representations of the Depositor.

     The Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Depositor is a federally chartered stock savings bank, duly organized, validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Depositor and perform its obligations as Depositor hereunder; the Depositor has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary in connection with the purchase and sale of the Certificates and the execution and delivery by the Depositor of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Depositor and the performance by the Depositor of its obligations as Depositor or Servicer under this Agreement and such of the other documents to which it is a party;

     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Depositor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Depositor or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Depositor or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Depositor and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Depositor's knowledge, threatened against the Depositor which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Depositor or in any material impairment of the right or ability of the Depositor to carry on its business substantially as now conducted, or in any material liability on the part of the Depositor or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Depositor contemplated herein, or which would be likely to impair materially the ability of the Depositor to perform under the terms of this Agreement;

     (f) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder;

     (g) Upon the receipt of each Trustee's Mortgage File by the Trustee under this Agreement, the Trustee will have good title on behalf of the Trust Fund to each Mortgage Loan (other than the Depositor's Yield and amounts received on or after the Cut-off Date in the case of Initial Mortgage Loans or on or after a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans in respect of interest accrued on the Mortgage Loans prior to the Cut-off Date or prior to the Subsequent Cut-off Date, as the case may be) and such other items comprising the corpus of the Trust Fund free and clear of any lien (other than liens which will be simultaneously released);

     (h) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Depositor pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

     (i) The origination and collection practices used by the Depositor with respect to each Mortgage Note and Mortgage have been in all material respects legal, proper, prudent and customary in the first and second mortgage origination and servicing business with respect to Sub-Pool 1, and legal, proper, prudent and customary in the first mortgage origination and servicing business with respect to Sub-Pool 2.

     Section 3.02 Individual Mortgage Loans.

     (a) With respect to the Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Initial Mortgage Loan, as of the Closing Date, and with respect to each Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) and 2.10(d) above and modified to the extent stated therein in the case of Subsequent Mortgage Loans:

     (i) The information with respect to each Mortgage Loan set forth in the related Mortgage Loan Schedule is true and correct;

     (ii) All of the original or certified documentation required to be delivered by the Depositor to the Trustee or to the Custodian on the Closing Date or a Subsequent Transfer Date or as otherwise provided in Section 2.04 above has or will be so delivered as provided;

     (iii) Each Mortgaged Property is improved by a Single Family Property, Multifamily Property or Mixed Use Property, which, to the best of the Depositor's knowledge, does not include cooperatives or mobile homes and does not constitute other than real property under state law. To the best of the Depositor's knowledge, no Mortgaged Property is a manufactured housing unit, as defined in the FNMA/FHLMC Seller-Servicer's Guide;

     (iv) Each Mortgage Loan is being serviced by the Servicer or one or more Subservicers;

     (v) Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated, the Depositor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment herein contemplated, the Trustee will hold good and indefeasible title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others;

     (vi) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in average repair;

     (vii) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (viii) There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in Section 3.02(a)(x) below;

     (ix) Each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity and disclosure laws;

     (x) With respect to each Mortgage Loan, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage lien of record with respect to Sub-Pool 1, or a valid first mortgage lien of record with respect to Sub-Pool 2, on the real property described in the Mortgage, subject only to exceptions of the character referred to in Section 3.02(a)(v) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect;

     (xi) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage described in Sections 5.07 and 5.08;

     (xii) A flood insurance policy is in effect with respect to each Mortgaged Property with a generally acceptable carrier in an amount representing coverage described in Sections 5.07 or 5.08, if and to the extent required by such
Section 5.07 or 5.08;

     (xiii) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all Mortgage Loan documents and convey the estate therein purported to be conveyed;

     (xiv) The Depositor has caused or will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee;

     (xv) The terms of the Mortgage Note and the Mortgage have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification is reflected on the related Mortgage Loan Schedule. Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Depositor (or, subject to Section 2.04 above, are in the process of being recorded);

     (xvi) No instrument of release or waiver has been executed in connection with the Mortgage Loan, and no Mortgagor has been released, in whole or in part;

     (xvii) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

     (xviii) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (xix) To the best of the Depositor's knowledge, all of the improvements which were included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

     (xx) To the best of the Depositor's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Depositor's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

     (xxi) The proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

     (xxii) Except with respect to certain of the Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and, in the case of such Sub-Pool 1 Multifamily Loans and Sub-Pool 1 Mixed Use Loans, the related Assignment of Leases and UCC financing statements, if any.

     (xxiii) No Mortgage Loan was originated under a buydown plan;

     (xxiv) There is no obligation on the part of the Depositor or any other party to make payments in addition to those made by the Mortgagor;

     (xxv) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

     (xxvi) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature. No Mortgage Loan provides for deferred interest or negative amortization. No Sub-Pool 2 Mortgage Loan requires or permits the Mortgagor to convert the Mortgage Rate to a fixed rate;

     (xxvii) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or
(D) not doing business in such state so as to require qualification or licensing;

     (xxviii) The Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

     (xix) Any future advances made prior to (and excluding) the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the related Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Servicer to make future advances to the Mortgagor at the option of the Mortgagor;

     (xxx) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage except as set forth in the Prospectus;

     (xxxi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Servicer nor the Depositor has waived any default, breach, violation or event of acceleration;

     (xxxii) All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties;

     (xxxiii) All amounts received after the Cut-off Date with respect to the Mortgage Loans (other than the Depositor's Yield and amounts in respect of interest accrued on the Mortgage Loans on or prior to the Cut-off Date) have been deposited into the Principal and Interest Account and are, as of the Closing Date, in the Principal and Interest Account;

     (xxxiv) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform, to the description thereof set forth in the Prospectus;

     (xxxv) The Mortgage Loans were not selected by the Depositor for inclusion in the Trust Fund on any basis intended to adversely affect the Trust Fund;

     (xxxvi) A full appraisal was performed in connection with each Mortgaged Property;

     (xxxvii) As of the Cut-off Date, the Depositor does not know or have reason to know of any circumstances that would cause any Mortgagor to default under its Mortgage Loan or the related Mortgage Note; and

     (xxxviii) As of the Cut-Off Date, with respect to any Mortgaged Property, the Depositor has no actual knowledge that there exist any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA, or other federal, state or local environmental legislation.

     (b) With respect to the Sub-Pool 1 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Sub-Pool 1 Initial Mortgage Loan, as of the Closing Date, and with respect to each Sub-Pool 1 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(c) above and modified to the extent stated therein in the case of Sub-Pool 1 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Sub-Pool 1 Principal Balance" shall mean the Original Sub-Pool 1 Principal Balance plus the aggregate principal balance of the SubPool 1 Subsequent Mortgage Loans as of the end of the Funding Period:

     (i) The Mortgage Note related to each Mortgage Loan bears a fixed Mortgage Rate;

     (ii) Mortgage Loans constituting approximately 42.75% of the Original Sub-Pool 1 Principal Balance are balloon loans which will provide for a final Monthly Payment substantially greater than the preceding Monthly Payments. All of such balloon loans provide for Monthly Payments based on either a 20-year, 25-year or 30-year amortization schedule with a final balloon payment at the end of the 15th year. Each other Mortgage Note will provide for a schedule of substantially equal Monthly Payments which are, if timely paid, sufficient to fully amortize the principal balance of such Mortgage Note on or before its maturity date;

     (iii) Each Mortgage is a valid and subsisting first or second lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a First Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to second mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (iv) No more than 1.09% of the Original Sub-Pool 1 Principal Balance is secured by Mortgaged Properties located within any single zip code area;

     (v) At least 91.78% of the Original Sub-Pool 1 Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, and at least 91.99% of the Original Sub-Pool 1 Principal Balance is secured by Owner Occupied Mortgaged Property;

     (vi) With respect to each Mortgage Loan secured by a second priority lien, the related First Lien requires equal monthly payments, or if it bears an adjustable interest rate, the monthly payments for the related First Lien may be adjusted no more frequently than monthly; with respect to substantially all of the Mortgage Loans secured by a second priority lien, at the time of the origination of the Mortgage Loan the related First Lien was at least 12 months old and at least 11 Monthly Payments had been made by the Mortgagor;

     (vii) Either (a) no consent for the Mortgage Loan is required by the holder of the related First Lien or (b) such consent has been obtained and is contained in the Mortgage File;

     (viii) With respect to any First Lien that provides for negative amortization or deferred interest, the balance of such First Lien used to calculate the CLTV for the Mortgage Loan is based on the maximum amount of negative amortization or deferred interest possible under such First Lien;

     (ix) The maturity date of each Mortgage Loan secured by a second priority lien is prior to the maturity date of the related First Lien if such First Lien provides for a balloon payment, except if the CLTV does not exceed 55%;

     (x) Approximately 70.60% of the Original Sub-Pool 1 Principal Balance was originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

     (xi) The Mortgage Rate is not less than 8.100% and not more than 16.000%;

     (xii) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed); and

     (xiii) Approximately 82.77% of the Original Sub-Pool 1 Principal Balance is secured by detached one-family dwelling units; approximately 0.87% of the Original Sub-Pool 1 Principal Balance is secured by units in condominiums. No more than approximately 8.52% of the Original Sub-Pool 1 Principal Balance is secured by dwelling units in two- to four-family dwelling units; approximately 18.87% of the Original Sub-Pool 1 Principal Balance will be secured by investor properties. Approximately 4.68% of the Original Sub-Pool 1 Principal Balance is secured by Multifamily Properties, and no more than approximately 3.16% of the Original Sub-Pool 1 Principal Balance is secured by Mixed Use Properties.

     (c) With respect to the Sub-Pool 2 Mortgage Loans, the Depositor hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders, with respect to each Sub-Pool 2 Initial Mortgage Loan, as of the Closing Date, and with respect to each Sub-Pool 2 Subsequent Mortgage Loan, as of the related Subsequent Transfer Date the following, subject to Section 2.10(d) above and modified to the extent stated therein in the case of Sub-Pool 2 Subsequent Mortgage Loans; provided, however, that in the case of the Subsequent Mortgage Loans, reference to the "Original Sub-Pool 2 Principal Balance" shall mean the Original Sub-Pool 2 Principal Balance plus the aggregate principal balance of the SubPool 2 Subsequent Mortgage Loans as of the end of the Funding Period:

     (i) None of the Mortgage Loans are balloon loans. Approximately 53.63% of the Original Sub-Pool 2 Principal Balance is subject to a One Year Treasury Index, and approximately 46.37% of the Original Sub-Pool 2 Principal Balance is subject to a Six-Month LIBOR Index. With respect to each Mortgage Loan on each Adjustment Date, the Mortgage Rate will be adjusted to equal the related Index plus the Gross Margin, rounded to the nearest 0.125%, subject to the related Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate. Under each Mortgage Note, interest is payable in arrears. The Mortgage Loans have a Mortgage Rate subject to annual or semiannual adjustment after an initial six-month period. Each Mortgage Loan has an original term to maturity from the date on which the first Monthly Payment is due of 360 months;

     (ii) Each Mortgage is a valid and subsisting first lien of record on the Mortgaged Property subject in all cases to the exceptions to title set forth in the title insurance policy, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage;

     (iii) No more than 2.89% of the Original Sub-Pool 2 Principal Balance is secured by Mortgaged Properties located within any single zip code area;

     (iv) At least 94.39% of the Original Sub-Pool 2 Principal Balance is secured by Mortgaged Properties that are maintained by the Mortgagors as primary residences, and at least 95.31% of the Original Sub-Pool 2 Principal Balance is secured by Owner Occupied Mortgaged Property;

     (v) Approximately 90.72% of the Original Sub-Pool 2 Principal Balance is secured by detached one-family dwelling units; approximately 0.46% of the Original Sub-Pool 2 Principal Balance is secured by units in condominiums. No more than approximately 8.82% of the Original Sub-Pool 2 Principal Balance is secured by dwelling units two- to four-family dwelling units; approximately 11.02% of the Original Sub-Pool 2 Principal Balance will be secured by investor properties. None of the Sub-Pool 2 Mortgage Loans are secured by Multifamily Properties or Mixed Use Properties.

     (vi) With respect to each Mortgage Loan, no loan junior in lien priority to such Mortgage Loan and secured by the related Mortgaged Property was originated by the Depositor at the time of origination of such Mortgage Loan;

     (vii) The Gross Margins on the Mortgage Loans range from 3.750% to 8.500% and the weighted average Gross Margin as of the Cut-off Date is approximately 6.125%;

     (viii) Approximately 66.67% of the Original Sub-Pool 2 Principal Balance were originated and underwritten by the Depositor and the remainder of the Mortgage Loans were purchased and re-underwritten by the Depositor in accordance with the underwriting criteria set forth in the Prospectus;

     (ix) The Mortgage Rates borne by the Mortgage Loans as of the Cut-off Date range from 6.625% per annum to 12.125% per annum and the weighted average Mortgage Rate as of the Cut-off Date is 9.483% per annum;

     (x) Each Mortgage Loan that was originated on or after June 24, 1995 has an initial or next Adjustment Date no later than June 1, 1997;

     (xi) Each Mortgage Loan bears interest based on a 360-day year consisting of twelve 30-day months; and

     (xii) As of the Cut-off Date, no payment on any Mortgage Loan is 30 days or more delinquent (two or more payments missed), as measured at the end of the preceding month.

     Section 3.03 Purchase and Substitution.

     It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 above with respect to the related Sub-Pool shall survive the transfer and assignment of the Mortgage Loans to the Trustee and delivery of the Certificates to the Certificateholders. Upon discovery by the Depositor, the Servicer, any Subservicer, the Custodian, the Trustee, the Certificate Insurer or any Certificateholder of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders, or which materially and adversely affects the interests of the Certificate Insurer or the Certificateholders in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Depositor's best knowledge), the party discovering such breach shall give prompt written notice to the others. The Depositor shall either (a) within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, promptly cure such breach in all material respects, or (b) on the Determination Date next succeeding the end of the 60 day period described in clause (a), either (1) purchase such Mortgage Loan, in the manner and at the price specified in Section 2.05(b) above or (2) remove such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans, provided such substitution is effected not later than the date which is two years after the Startup Day or at such later date, if the Depositor delivers to the Trustee and the Certificate Insurer an

Opinion of Counsel that such substitution would not constitute a prohibited transaction under the REMIC Provisions or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time any Certificates are outstanding. Any such substitution shall be accompanied by payment by the Depositor of the Substitution Adjustment, if any, to be deposited in the related Principal and Interest Account. For purposes of calculating the related Available Remittance Amount for any Remittance Date, amounts paid by the Depositor pursuant to this
Section 3.03 in connection with the repurchase or substitution of any Mortgage Loan that are on deposit in the related Principal and Interest Account as of the Determination Date for such Remittance Date shall be deemed to have been paid during the related Due Period and shall be transferred to the related Certificate Account pursuant to Section 5.04(i) on the Determination Date for such Remittance Date.

     As to any Deleted Mortgage Loan for which the Depositor substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall effect such substitution by delivering to the Trustee a certification in the form attached hereto as Exhibit I, executed by a Servicing Officer, and the documents constituting the Trustee's Mortgage File for such Qualified Substitute Mortgage Loan or Loans.

     The Servicer shall deposit in the related Principal and Interest Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Depositor. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Depositor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the related Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan. The Servicer shall promptly deliver to the Trustee a copy of the related amended Mortgage Loan Schedule. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02 above. On the date of such substitution, the Depositor will remit to the Servicer, and the Servicer will deposit into the related Principal and Interest Account, an amount equal to the Substitution Adjustment, if any.

     It is understood and agreed that the obligations of the Depositor set forth in Sections 2.05 and 3.03 above to cure, purchase or substitute for a defective Mortgage Loan as provided in such Sections 2.05 and 3.03 constitute the sole remedies of the Trustee, the Certificate Insurer and the Certificateholders respecting a breach of the representations and warranties.

     Any cause of action against the Depositor relating to or arising out of a defect in a Trustee's Mortgage File as contemplated by Section 2.05 above or the breach of any repre-sentations and warranties made in Sections 3.01 or 3.02 above shall accrue as to any Mortgage Loan upon (i) discovery of such defect or breach by any party and notice thereof to the Depositor or notice thereof by the Depositor to the Trustee, (ii) failure by the Depositor to cure such defect or breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Depositor by the Trustee for all amounts payable in respect of such Mortgage Loan.

     Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is reasonably foreseeable, no purchase or substitution pursuant to Section 2.05(b) above or this Section 3.03 shall be made unless the Depositor provides to the Trustee an Opinion of Counsel, addressed to the Trustee, to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund REMIC, as defined in Section 860F of the Code, or a tax on contributions to the Trust Fund REMIC, under the REMIC Provisions, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with such Sections 2.05 and 3.03) upon the earlier of (a) the occurrence of a default or imminent default with respect to such loan and (b) receipt by the Trustee of an Opinion of Counsel to the effect that such purchase or substitution will not result in any of the events described in clauses (i) and (ii) of the preceding sentence. The Trustee shall give prompt written notice to Moody's and S&P of any repurchase or substitution made pursuant to this Section 3.03.

     The Trustee shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement, and may rely conclusively on any Opinion of Counsel delivered to it under this Section 3.03.

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

                                   ARTICLE IV

                                THE CERTIFICATES

     Section 4.01 The Certificates.

     The Certificates shall be substantially in the form annexed hereto as Exhibits B-1 through B-3, and shall, upon original issue, be executed (not in its individual capacity, but solely as Trustee) and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Depositor, concurrently with the transfer and assignment to the Trustee of the Mortgage Loans pursuant to Section 2.01 above. All Certificates shall be issued in Authorized Denominations. So long as the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 and Class 2A Certificates are Book-Entry Certificates, each Class of such Certificates shall be evidenced by one or more certificates representing the entire amount of the related Original Class Principal Balance. All Certificates shall be executed and authenticated by manual or facsimile signature on behalf of the Trust Fund by an authorized officer of the Trustee and on behalf of the Certificate Registrar by an authorized officer of the Certificate Registrar. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the proper officers of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication.

     Section 4.02 Registration of Transfer and Exchange of Certificates.

     (a) The Trustee shall cause to be kept at its office in Chicago, Illinois, or at its designated agent, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, it shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Register shall contain the name, remittance instructions, Class and Percentage Interest of each Certificateholder, as well as the Series and the number in the Series. The Trustee hereby accepts appointment as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided (the "Certificate Registrar").

     (b) The Class R Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws or "Blue Sky" laws. No transfer, sale, pledge or other disposition of any Class R Certificate shall be made unless such disposition is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction which does not require such registration or qualification. In the event that a transfer of a Class R Certificate is to be made in reliance upon an exemption from the 1933 Act, the Trustee or the Certificate Registrar shall require, in order to assure compliance with the 1933 Act, that the Certificateholder desiring to effect such disposition and such Certificateholder's prospective transferee each certify to the Trustee or the Certificate

Registrar in writing the facts surrounding such disposition substantially in the form of Exhibit D. In the event that such certification of facts does not on its face establish the availability of an exemption under the 1933 Act, the Trustee may require an Opinion of Counsel satisfactory to it that such transfer may be made pursuant to an exemption from the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. None of the Servicer, the Depositor nor the Trustee are obligated under this Agreement to register the Class R Certificates under the 1933 Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without such registration or qualification.

     (c) Each Person who has or who acquires any Percentage Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Percentage Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Servicer or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Percentage Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Servicer and the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Percentage Interest in a Class R Certificate may be transferred (including any transfer to the initial holder) and the Trustee shall not register the transfer of the Class R Certificate unless the Trustee shall have been furnished with (A) an affidavit (a "Transfer Affidavit") of the proposed transferee substantially in the form attached hereto as Exhibit J and (B) a certificate (a "Transfer Certificate") of the transferror substantially in the form attached hereto as Exhibit J-1 to the effect that (1) such transferror has no actual knowledge that the proposed transferee is not a Permitted Transferee and (2) no purpose of such proposed transfer is to impede the assessment or collection of tax.

          (iii) Each Person holding or acquiring any Percentage Interest in a Class R Certificate shall agree (A) to require a Transfer Affidavit from any other Person to whom such Person attempts to transfer its Percentage Interest in a Class R Certificate, (B) to require a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any transfer of a Class R Certificate, (C) to deliver a Transfer Certificate to the Trustee in connection with any such attempted transfer and (D) not to transfer its Percentage Interest in a Class R Certificate or to cause the transfer of a Percentage Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee or if any purpose of such transfer is to impede the assessment or collection of tax.

          (iv) Each Person holding or acquiring a Percentage Interest in a Class R Certificate, by purchasing a Percentage Interest in such Certificate, agrees to give the Trustee and the Depositor written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring a Percentage Interest in a Class R Certificate, if it is, or is holding a Percentage Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

          (v) Any attempted or purported transfer of any Percentage Interest in a Class R Certificate in violation of the provisions of this Section 4.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 4.02, then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall notify the Servicer upon receipt of written notice or discovery by a Responsible Officer that the registration of transfer of a Class R Certificate was not in fact permitted by this
     Section 4.02. Knowledge shall not be imputed to the Trustee with respect to an impermissible transfer in the absence of such a written notice or discovery by a Responsible Officer. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 4.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered after receipt of the related Transfer Affidavit and Transfer Certificate. The Trustee shall be entitled, but not obligated to, recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

          (vi) If any purported transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 4.02, then the Servicer or its designee shall have the right, without notice to the Holder or any prior Holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Servicer or its designee on such reasonable terms as the Servicer or its designee may choose. Such purchaser may be the Servicer itself or any Affiliate of the Servicer. The proceeds of such sale, net of commissions, expenses and taxes due, if any, will be remitted by the Servicer to the last preceding purported transferee of such Class R Certificate, except that in the event that the Servicer determines that the Holder or any prior Holder of such Class R Certificate may be liable for any amount due under this Section 4.02 or any other provision of this Agreement, the Servicer may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (vi) shall be determined in the sole discretion of the Servicer or its designee, and it shall not be liable to any Person having a Percentage Interest in a Class R Certificate as a result of its exercise of such discretion.

          (vii) The Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of a Percentage Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds a Percentage Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Servicer from such Person.

     Transfers of the Class R Certificates to Persons other than Permitted Transferees are prohibited.

     No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of a Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     None of (i) the Trust Fund, (ii) the Servicer, (iii) the Depositor or (iv) any Subservicer shall be a Class A Certificateholder. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class A Certificate in violation of such sentence, then the last preceding Holder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Certificate. The Trustee shall notify the Servicer of any transfer in violation of this paragraph upon receipt of written notice thereof. The Trustee shall be under no liability to any Person for any registration of transfer of a Class A Certificate not permitted by this paragraph or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered without such receipt. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Class A Certificate that was in fact not a permitted Holder under this paragraph, all payments made on such Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate.

     Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the Chicago, Illinois office of the Trustee (or at the office of the designated Certificate Registrar), the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate of the same Class and Percentage Interest and dated the date of authentication by the Trustee. The Certificate Registrar shall notify the Servicer of any such transfer.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of Authorized Denominations of a like Class and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer substantially in the form attached hereto as Exhibit E, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing, together with wiring instructions, if applicable, in the form attached hereto as Exhibit E(1).

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer and exchange shall be marked "cancelled" by the Trustee.

     (d) Except as provided in paragraph (e) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Class A Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Class A Certificates; (iii) ownership and transfers of the Class A Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal only with the Depository for purposes of exercising the rights of Holders of Class A Certificates under this Agreement.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     (e) If (x)(i) the Servicer advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Servicer is unable to locate a qualified successor, (y) the Servicer at its option may advise the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, the aggregate of the Majority Certificateholders of the Sub-Pool(s) affected by such Event of Default may advise the Trustee in writing that the continuation of a book-entry system through the Depository, to the exclusion of Definitive Certificates, is no longer in the best interests of the related Certificate Owners, the Trustee shall notify all of the related Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Class 1A or Class 2A Certificates (the "Definitive Certificates"), as the case may be, to the Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Definitive Certificates. Neither the Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     Section 4.03 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by each of them to save each of them harmless, then, in the absence of notice to the Servicer, the Trustee and the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, upon receipt of written notice from the Servicer that it has received adequate security or indemnity and no notice that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, deliver and authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest, but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 4.03, the Servicer and the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 4.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

     Section 4.04 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Servicer, the Depositor, the Trustee and the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.06 and for all other purposes whatsoever, and the Depositor, the Servicer, the Trustee and the Certificate Registrar shall not be affected by notice to the contrary.

     Section 4.05 Information Reports to be Filed by the Servicer.

     The Servicer or the Subservicers shall file the information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports and returns have been filed. Such reports and returns shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                                    ARTICLE V

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

     Section 5.01 Duties of the Servicer.

     (a) The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Servicer may enter into Subservicing Agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement and (x) has been designated an approved seller-servicer by FHLMC or FNMA for first and second mortgage loans with respect to Sub-Pool 1, and for first mortgage loans with respect to Sub-Pool 2 or (y) is an Affiliate of the Servicer. The Servicer shall give written notice to the Certificate Insurer and the Trustee of the appointment of any Subservicer. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor subservicer which qualifies hereunder.

     (b) Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when the Subservicer has received such payments. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Trustee or, if a Custodian has been appointed pursuant to Section 12.12, the Custodian shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1996, Series 1996-2" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing

Agreement, dated as of June 1, 1996, Series 1996-2" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     (c) Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee, the Certificate Insurer and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 5.01(d).

     (d) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of an Event of Default), the Trustee or its designee shall, subject to Section 10.02, thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if the Subservicing Agreements had been assigned to the assuming party, except that the Trustee (or its designee) shall have no liability or obligations under any Subservicing Agreements with respect to any period prior to becoming the new Servicer, whether for acts or omissions of the Servicer or otherwise, and the Servicer shall not by virtue of such replacement be relieved of any such liability or obligations under the Subservicing Agreements. The Servicer at its expense and without right of reimbursement therefor, shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

     (e) Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, notwithstanding any provision of this Agreement to the contrary, the Servicer shall not consent to, make or permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan unless (A) the related Mortgagor is in default with respect to the Mortgage Loan or, in the judgment of the Servicer, such default is reasonably foreseeable and (B) in the sole judgment of the Servicer such modification would increase the proceeds of such Mortgage Loan and (C) the Certificate Insurer has consented to such modification, or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final or temporary Treasury regulations, or proposed Treasury regulations with a proposed effective date that would make them applicable to such modification, waiver or amendment, promulgated thereunder) and (B) cause the Trust Fund REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions. No costs incurred by the Servicer or any Subservicer in respect of Servicing Advances shall for the purposes of distributions to Certificateholders be added to the amount owing under the related Mortgage Loan. Without limiting the generality of the foregoing, and subject to the consent of the Certificate Insurer, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

     Notwithstanding anything to the contrary contained herein, the Servicer, in servicing and administering the Mortgage Loans, shall employ or cause to be employed procedures (including collection, foreclosure, REO Property management procedures and the making of Servicing Advances) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 2, and giving due consideration to the Certificate Insurer's and the Certificateholders reliance on the Servicer.

     (f) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Servicer from its rights and obligations hereunder with respect to a Sub-Pool, and with respect to resignation pursuant to Section 9.04, after receipt of the Opinion of Counsel required pursuant to such Section 9.04, the Trustee or its designee shall assume all of the rights and obligations of the Servicer hereunder with respect to such Sub-Pool, subject to Section
10.02. The Servicer shall, upon request of the Trustee but at the expense of the Servicer, deliver to the Trustee all documents and records relating to the related Mortgage Loans and an accounting of amounts collected and held by the Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights with respect to such Sub-Pool and obligations to the assuming party.

     Section 5.02 Liquidation of Mortgage Loans.

     In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 5.01 above is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as it shall deem to be in the best interest of the Certificate Insurer and the Certificateholders. The Servicer shall foreclose upon or otherwise comparably effect the ownership in the name of the Trustee for the benefit of the Certificateholders on behalf of the

Certificateholders of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments in accordance with the provisions of Section 5.10, provided, however, that the Servicer shall not be obligated to foreclose in the event that the Servicer, in its good faith reasonable judgment, determines that it would not be in the best interests of Certificateholders or the Certificate Insurer, which judgment shall be evidenced by an Officer's Certificate delivered to the Trustee and the Certificate Insurer. In connection with such foreclosure or other conversion, the Servicer shall exercise collection and foreclosure procedures with the same degree of care and skill in its exercise or use as it would exercise or use under the circumstances in the conduct of its own affairs. Any amounts advanced in connection with such foreclosure or other action shall constitute Servicing Advances.

     After a Mortgage Loan has become a Liquidated Mortgage Loan, the Servicer shall promptly prepare and forward to the Trustee and the Certificate Insurer and, upon request, any Certificateholder, a Liquidation Report certified by a Responsible Officer, in the form attached hereto as Exhibit M, detailing the Liquidation Proceeds received from the Liquidated Mortgage Loan, expenses incurred with respect thereto, and any loss incurred in connection therewith.

     Section 5.03 Establishment of Principal and Interest Accounts; Deposits in
                  Principal and Interest Accounts.

     With respect to each Sub-Pool, the Servicer shall cause to be established and initially maintained with the Trustee one or more Principal and Interest Accounts, which shall be Eligible Accounts, titled, with respect to Sub-Pool 1, "Sub-Pool 1 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2" and with respect to Sub-Pool 2, "Sub-Pool 2 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." Subsequent to the Closing Date, the Servicer may transfer the related Principal and Interest Account to another institution, provided that each Principal and Interest Account shall be an Eligible Account and all amounts therein shall be invested only in Permitted Investments. The creation of any Principal and Interest Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such letter agreement shall be furnished on the Closing Date to the Trustee, the Certificate Insurer and, upon request, any Certificateholder. With respect to each Sub-Pool, the Servicer shall deposit (without duplication) the following amounts with respect to such Sub-Pool within one (1) Business Day of receipt of good funds in the related Principal and Interest Account and retain therein:

          (i) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans on account of principal on the Mortgage Loans and all Excess Payments, Principal Prepayments and Curtailments received after the

     Cut-off Date, or after the Subsequent Cut-off Date, as the case may be, and other than the Depositor's Yield;

          (ii) all payments due after the Cut-off Date with respect to the Initial Mortgage Loans, or after a Subsequent Cut-off Date with respect to the Subsequent Mortgage Loans, on account of interest on the Mortgage Loans;

          (iii) all Net Liquidation Proceeds;

          (iv) all Insurance Proceeds;

          (v) all Released Mortgaged Property Proceeds;

          (vi) any amounts payable in connection with the repurchase of any Mortgage Loan and the amount of any Substitution Adjustment pursuant to Sections 2.05 and 3.03 above; and

          (vii) any amount required to be deposited in the related Principal and Interest Account pursuant to Section 5.04 or 11.01.

     The foregoing requirements for deposit in the related Principal and Interest Account shall be exclusive; it being understood and agreed that, without limiting the generality of the foregoing, the Depositor's Yield, the Servicing Fee with respect to each Mortgage Loan, late payment charges and assumption fees, to the extent permitted by Sections 7.01 and 7.03, and Excess Proceeds need not be deposited by the Servicer in the related Principal and Interest Account. Any interest earnings on funds held in the related Principal and Interest Account shall be for the account of the Servicer and may only be withdrawn from the related Principal and Interest Account by the Servicer immediately following its monthly remittance of the Available Remittance Amount to the Trustee. Any reference herein to amounts on deposit in the related Principal and Interest Account shall refer to amounts net of such investment earnings.

     Section 5.04 Permitted Withdrawals From the Principal and Interest Account.

     With respect to each Sub-Pool, the Servicer shall withdraw or cause to be withdrawn funds from the related Principal and Interest Account for the following purposes:

          (i) to effect the remittance to the Trustee on the Determination Date of the Excess Spread and the portion of the Available Remittance Amount that is net of Compensating Interest and Monthly Advances to the Trustee. For the purposes of this Section 5.04(i), the calculation of the Available Remittance Amount shall be made without reference to the actual deposit of funds in the related Certificate Account;

          (ii) to reimburse itself for any accrued unpaid Servicing Fees, unreimbursed Monthly Advances and unreimbursed Servicing Advances and any amount described in Section 6.13(b) or Section 6.13(c) deposited in the related Certificate Account and attributable to the conveyance to the Trustee of a Subsequent Mortgage Loan that does not have a payment date during the related Due Period, if the Servicer is the Depositor. The Servicer's right to reimbursement for accrued and unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the related Mortgagor with respect to a Sub-Pool or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed (including amounts paid by the Depositor in connection with the purchase or substitution of Mortgage Loans pursuant to Section 2.05 or 3.03 above or, to the extent such amounts were specifically intended to cover the fees and expenses of the Servicer, by the Certificate Insurer in connection with the purchase of all the Mortgage Loans and REO Properties with respect to a Sub-Pool pursuant to Section 11.01). The Servicer's right to reimbursement for unreimbursed Monthly Advances and amounts described in Section 6.13(b) or Section 6.13(c) (if the Servicer is the Depositor) shall be limited to collections of interest on any Mortgage Loan; provided that the Servicer shall not be entitled to reimbursement from Liquidation Proceeds for Monthly Advances made pursuant to Section 6.09(c), or for amounts deposited in the related Certificate Account pursuant to Section 6.13(b) or Section 6.13(c) and attributable to the conveyance to the Trustee of a Subsequent Mortgage Loan that does not have a payment date during the related Due Period. It is understood that the Servicer's right to reimbursement pursuant hereto shall be senior to the rights of Certificateholders unless the Depositor or any of its affiliates is the Servicer and the Depositor is required to repurchase or substitute a Mortgage Loan pursuant to Section 2.05 or 3.03 above, in which case the Servicer's right to such reimbursement shall be subordinate to the rights of Certificateholders to receive the purchase price or substitution adjustment pursuant to such Sections 2.05 and 3.03;

          (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

          (iv) (a) to make investments in Permitted Instruments and (b) to pay to itself interest earned in respect of Permitted Instruments or on funds deposited in the related Principal and Interest Account;

          (v) to withdraw any funds deposited in the related Principal and Interest Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error;

          (vi) to pay itself Servicing Compensation pursuant to Section 7.03 to the extent not retained or paid pursuant to Section 5.03 or 5.04(ii);

          (vii) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to the third paragraph of Section 5.10;

          (viii) to remit to the Trustee any amount which was deposited by the Certificate Insurer pursuant to Section 11.01 to cover unpaid fees and expenses of the Trustee; and

          (ix) to clear and terminate the related Principal and Interest Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

     So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, the funds held in the related Principal and Interest Account may be invested by the Servicer (to the extent practicable) in Permitted Instruments, as directed in writing to the Trustee by the Servicer. In either case, funds in the related Principal and Interest Account must be available for withdrawal without penalty, and any Permitted Instruments must mature not later than the Business Day immediately preceding the Determination Date next following the date of such investment (except that if such Permitted Instrument is an obligation of the institution that maintains the related Principal and Interest Account, then such Permitted Instrument shall mature not later than such Determination Date) and shall not be sold or disposed of prior to its maturity. All Permitted Instruments in which funds in the related Principal and Interest Account are invested must be held by or registered in the name of "Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." All interest or other earnings from funds on deposit in the related Principal and Interest Account (or any Permitted Instruments thereof) shall be the exclusive property of the Servicer, and may be withdrawn from the related Principal and Interest Account pursuant to clause
(iv) above and the penultimate sentence of Section 5.03 above. The amount of any losses incurred in connection with the investment of funds in the related Principal and Interest Account in Permitted Instruments shall be deposited in the related Principal and Interest Account by the Servicer from its own funds immediately as realized without reimbursement therefor.

     Section 5.05 Payment of Property Taxes, Insurance and Other Charges.

     With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting fire and hazard insurance coverage.

     With respect to each Mortgage Loan as to which the Servicer maintains escrow accounts, the Servicer shall maintain accurate records reflecting the status of ground rents, real estate taxes and assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage guaranty insurance premiums, if any, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in any escrow account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for escrow payments, the Servicer shall monitor such payments to determine if they are made by the Mortgagor. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.05, including without limitation any advances of such payments, shall constitute Servicing Advances.

     Section 5.06 Transfer of Accounts; Monthly Statements.

     Notwithstanding Section 5.03 above, the Principal and Interest Accounts and each of the other Accounts shall be established, as of the Closing Date, with the Trustee as Eligible Accounts pursuant to clause (B) of the definition thereof. The Principal and Interest Accounts and each of the Accounts or any of them may, upon written notice to the Trustee and the Certificate Insurer, be transferred to a different depository institution so long as such transfer is to an Eligible Account. The Certificate Insurer shall be provided with a monthly statement of activity in the Principal and Interest Accounts and the Accounts from each party holding such accounts.

     Section 5.07 Maintenance of Hazard Insurance.

     The Servicer shall cause to be maintained, subject to the provisions of
Section 5.08, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the least of (a) the outstanding principal balance owing on the Mortgage Loan, and the First Lien, with respect to Sub-Pool 1, (b) the full insurable value of the premises securing the Mortgage Loan and (c) the minimum amount required to compensate for damage or loss on a replacement cost basis. If at the origination of the Mortgage Loan or at any time during the term of the Mortgage Loan the Servicer determines that the Mortgaged Property is located in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be purchased a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended. The Servicer shall also maintain, to the extent such insurance is available, on REO Property, fire and hazard insurance in the amounts described above, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, and the Servicer determines that such insurance is necessary in accordance with accepted first and second mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 1, and in accordance with accepted first mortgage servicing practices of prudent lending institutions with respect to Sub-Pool 2, flood insurance in an amount equal to that required above. Any amounts collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the Mortgagor in accordance with customary first and second mortgage servicing procedures with respect to Sub-Pool 1, and with customary first mortgage servicing procedures with respect to Sub-Pool 2) shall be deposited in the Principal and Interest Account with respect to the related Sub-Pool, subject to retention by the Servicer to the extent such amounts constitute Servicing Compensation or to withdrawal pursuant to Section 5.04 above. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with losses payable to the Servicer. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.07, including without limitation any advances of premiums on insurance policies required by this Section 5.07, shall constitute Servicing Advances.

     Section 5.08 Maintenance of Mortgage Impairment Insurance Policy.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against fire and hazards of extended coverage on all of the Mortgage Loans or all of the Mortgage Loans in a Sub-Pool, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and otherwise complies with the requirements of Section 5.07 above, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under Section
5.07 above, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 5.07 above, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account the difference, if any, between the amount that would have been payable under a policy complying with Section 5.07 above and the amount paid under such blanket policy. On the Closing Date, such blanket policy is maintained with St. Paul Insurance Company.

     Section 5.09 Fidelity Bond.

     The Servicer shall maintain with a responsible company, and at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, in a minimum amount acceptable to FNMA or FHLMC or otherwise as is commercially available at a cost that is not generally regarded as excessive by industry standards, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans ("Servicer Employees"). Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicer against losses, including losses resulting from forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 5.09 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. Upon the request of the Trustee or the Certificate Insurer, the Servicer shall cause to be delivered to the Trustee or the Certificate Insurer a certified true copy of such fidelity bond and insurance policy.

     Section 5.10 Title, Management and Disposition of REO Property.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure (an "REO Property"), the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders.

     The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders. Any out-of-pocket expenses incurred by the Servicer pursuant to this Section 5.10 shall be Servicing Advances.

     The Servicer shall cause to be deposited, no later than five Business Days after the receipt thereof, in the related Principal and Interest Account, all revenues received with respect to the conservation and disposition of the related REO Property and shall retain, or withdraw from such amounts, funds necessary for the proper operation, management and maintenance of the related REO Property and the fees of any managing agent acting on behalf of the Servicer.

     The disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid. The proceeds of sale of the REO Property shall be promptly deposited in the related Principal and Interest Account, net of Excess Proceeds, any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Servicer in accordance with Section 5.04 above, for distribution to the Certificateholders in accordance with Section 6.06.

     In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall sell such Mortgaged Property for cash within two years after its acquisition of such Mortgaged Property for purposes of Section 860(G)(a)(8) of the Code unless the Servicer either (i) applies, at the expense of the Trust Fund (as a Servicing Advance), more than 60 days prior to the expiration of such two year period, and is granted an extension of time by the Internal Revenue Service to sell such Mortgaged Property (in which case the Servicer shall sell such Mortgaged Property prior to the expiration of any extension to such two-year grace period) or (ii) receives an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in section 860F of the Code or cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Servicer pursuant to this Section shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund, and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, such that in the case of either clause (i) or (ii) such action would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by the Trust Fund or any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. Any out-of-pocket expenses incurred by the Servicer including any Opinions of Counsel pursuant to this Section 5.10 shall constitute Servicing Advances. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall give appropriate notice to the Trustee and the Certificate Insurer and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

     With respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use
Loan:

     (i) Prior to the acquisition of title to such property, the Servicer shall review the operation of such property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Servicer determines from such review that:

          (A) None of the income from Directly Operating such property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such property may be Directly Operated by the Servicer as REO Property;

          (B) Directly Operating such property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such

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


     property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Servicer may (provided, that in the good faith and reasonable judgment of the Servicer, it is commercially feasible) acquire such property as REO Property and so lease or operate such REO Property; or

          (C) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property. The Servicer shall give written notice to the Trustee and the Certificate Insurer summarizing a proposed plan ("Proposed Plan") to manage such property as REO Property. Such notice shall include potential sources of income, and to the extent reasonably feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such notice, the Servicer shall consult with the Trustee and the Certificate Insurer and shall advise the Trustee and the Certificate Insurer of the Servicer's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the Trustee shall (to the extent feasible) advise the Servicer and the Certificate Insurer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After the Servicer has provided the Trustee and the Certificate Insurer with the information described in the two preceding sentences, the Servicer shall either (A) implement the Proposed Plan (after acquiring the respective property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. The Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the good faith and reasonable judgment of the Servicer after consultation with the Certificate Insurer as to which means would be in the best interest of the Certificateholders and the Certificate Insurer by maximizing (to the extent commercially feasible) the net after-tax REO Proceeds received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective property. The Servicer, the Trustee and the Certificate Insurer may consult with counsel in connection with determinations required under this Section 5.10(i)(C). The cost of such consultation by the Servicer shall constitute a Servicing Advance. Neither the Servicer nor the Trustee shall be liable to the Certificateholders, the Trust Fund, the Trustee, the Servicer or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 5.10(i)(C). Nothing in this Section 5.10(i)(C) is intended to prevent the sale of a Defaulted Mortgage Loan pursuant to the terms and subject to the conditions of
     Section 5.11.

     Section 5.11 Right to Repurchase Defaulted Mortgage Loans.

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


     The Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee) to purchase on any Determination Date for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent at a price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest on such Mortgage Loan through the end of the Due Period in which such Determination Date falls, computed at the Mortgage Rate plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan (the "Purchase Price"). The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited by the Servicer in the related Principal and Interest Account and the Trustee, upon receipt of a Request for Release and confirmation of such deposit from the Servicer in the form of Exhibit I, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, representation or warranty, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

     Section 5.12 Collection of Certain Mortgage Loan Payments.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, comply with the terms and provisions of any applicable hazard insurance policy. Consistent with the foregoing, the Servicer may in its discretion waive or permit to be waived any late payment charge, prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan or any other fee or charge which the Servicer would be entitled to retain hereunder as servicing compensation and extend the due date for payments past due on a Mortgage Note for a period (with respect to each payment as to which the due date is extended) not greater than 125 days without the Certificate Insurer's prior written consent, and in no event later than the final maturity date of the Mortgage Loan, provided that such extension would not be considered a new mortgage loan for federal income tax purposes. In the event the Servicer shall consent to the deferment of the Due Dates for payments past due on a Mortgage Note, the Servicer shall nonetheless make payment of any required Monthly Advance with respect to the payments so extended to the same extent as if such installment were due, owing and delinquent and had not been deferred, and shall be entitled to reimbursement therefor in accordance with Section 5.04(ii) above.

     Section 5.13 Access to Certain Documentation and Information
                  Regarding the Mortgage Loans.

     The Servicer shall provide to the Trustee, the Certificateholders, the Certificate Insurer and any supervisory agents or examiners of each of the foregoing access to the

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


documentation regarding the Mortgage Loans (such access in the case of supervisory agents or examiners being limited to that documentation required by applicable state and federal regulations) being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

     Section 5.14 Superior Liens.

     With respect to any Sub-Pool 1 Mortgage Loan, the Depositor or the Servicer shall file (or cause to be filed) of record a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. The Servicer must also notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the Mortgagor or the Mortgaged Property by the superior lienholder.

     With respect to any Sub-Pool 1 Mortgage Loan, if the Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust Fund, whatever actions are necessary to protect the interests of the Certificateholders, and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. The Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders. The Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would either be recoverable from the Liquidation Proceeds on the related Mortgage Loan or increase the Net Liquidation Proceeds available to the Trust Fund. The Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Servicer pursuant to this Section 5.14 shall be Servicing Advances with respect to Sub-Pool 1.

     Section 5.15. Environmental Matters.

     Notwithstanding any other provision of this Agreement to the contrary, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any regulated substance, toxic substance, hazardous waste or hazardous substance or any similar or like classification (as such terms are defined or used in CERCLA or any federal, state or local statutes, laws, rules or regulations pertaining to environmental matters) on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property, unless the Servicer has obtained the prior written consent of the Certificate Insurer. The preceding sentence shall not apply to the presence, use or storage

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


on the related Mortgaged Property of hazardous substances that are generally recognized to be appropriate to normal residential use and maintenance of the related Mortgaged Property.

     Section 5.16 Acknowledgment of Duties and Obligations.

     Any provision hereof to the contrary notwithstanding, the Depositor acknowledges that (i) as of the Closing Date the Servicer is an unincorporated division of the Depositor, (ii) actions and agreements by an unincorporated division of the Depositor are those of the Depositor and (iii) the Depositor is responsible for all duties and obligations of its unincorporated division hereunder.

                                   ARTICLE VI

                       PAYMENTS TO THE CERTIFICATEHOLDERS

     Section 6.01 Establishment of Certificate Account; Deposits in
                  Certificate Account.

     With respect to each Sub-Pool, and no later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Certificate Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2" and with respect to Sub-Pool 2, "Sub-Pool 2 Certificate Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." With respect to each Sub-Pool, the Trustee shall, promptly upon receipt, deposit in the related Certificate Account and retain therein:

          (i) the related Available Remittance Amount (net of the amount of Monthly Advances and Compensating Interest deposited pursuant to subclause
     (ii) below) remitted by the Servicer pursuant to Section 5.04(i) above;

          (ii) the related Monthly Advance and related Compensating Interest remitted to the Trustee by the Servicer;

          (iii) the Excess Spread with respect to the related Sub-Pool remitted to the Trustee by the Servicer pursuant to Section 5.04(i) above and Insured Payments with respect to the related Sub-Pool pursuant to Section 6.06(b);

          (iv) all income or gain from investments of funds on deposit in the related Certificate Account pursuant to Section 6.05(e) and amounts required to be paid by the Servicer pursuant to such Section 6.05(e) in connection with losses on investments of amounts in the related Certificate Account;

          (v) the Termination Price; and

          (vi) any amount required to be deposited in the related Certificate Account pursuant to Section 6.14(c).

     Section 6.02 Permitted Withdrawals from Certificate Account.

     With respect to each Sub-Pool, the Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date, withdraw amounts on deposit in the related Certificate Account on each Remittance Date in the following order of priority:

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

          (i) except as to the final Remittance Date hereunder, to pay the Certificate Insurer the related Monthly Premium pursuant to Section 6.04;

          (ii) to effect the distributions described in Section 6.06(c), exclusive of the distributions described in the last paragraph of Section 6.06(c);

          (iii) except as to the final Remittance Date hereunder, to make deposits in the related Trustee Expense Account pursuant to Section 6.03(a)(i);

and also, in no particular order of priority:

          (iv) to invest amounts on deposit in the related Certificate Account in Permitted Instruments pursuant to Section 6.05;

          (v) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the related Certificate Account;

          (vi) to withdraw any amount not required to be deposited in the related Certificate Account or deposited therein in error; and

          (vii) to clear and terminate the related Certificate Account upon the termination of this Agreement in accordance with Article XI of this Agreement.

     Section 6.03 Establishment of Trustee Expense Account; Deposits in Trustee
                  Expense Account; Permitted Withdrawals from Trustee Expense Account.

     (a) With respect to each Sub-Pool and no later than the Closing Date, the Trustee will establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Trustee Expense Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2", and with respect to Sub-Pool 2, "Sub-Pool 2 Trustee Expense Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." With respect to each Sub-Pool, the Trustee shall deposit into the related Trustee Expense Account:

          (i) on each Remittance Date (other than the final Remittance Date hereunder) from the amounts on deposit in the related Certificate Account an amount equal to the Annual Trustee Expense Amount, subject to the provisions of Section 6.06(c); and

          (ii) upon receipt, all income or gain from investments of funds on deposit in the related Trustee Expense Account pursuant to Section 6.05(e) and all amounts required to be paid by the Servicer pursuant to such Section 6.05(e) in connection with losses on investments of amounts in the related Trustee Expense Account.

If at any time the amount then on deposit in any Trustee Expense Account shall be insufficient to pay in full the fees and expenses of the Trustee then due with respect to a Sub-Pool, the Trustee shall make demand on the related Servicer to advance the amount of such insufficiency, and the Servicer shall promptly advance such amount. If the related Servicer fails to make such advance, the Depositor shall do so upon demand of the Trustee. Thereafter, the Servicer and the Depositor shall be entitled to reimbursement solely from the related Trustee Expense Account pursuant to subclause (c)(ii) below for the amount of any such advance from any excess available after payment of Trust Fund expenses.

     (b) The Trustee may withdraw amounts on deposit in the Trustee Expense Account with respect to each Sub-Pool for investment in Permitted Instruments pursuant to Section 6.05, and the Trustee shall withdraw amounts on deposit in the related Trustee Expense Account:

          (i) to pay, as described in Section 2.08 above, the Trustee's fees and expenses allocable to or incurred in connection with the Certificates with respect to the related Sub-Pool;

          (ii) to pay on a monthly basis to the Servicer interest paid and earnings realized on Permitted Instruments in the related Trustee Expense Account;

          (iii) to withdraw any amounts not required to be deposited in the related Trustee Expense Account or deposited therein in error; and

          (iv) to clear and terminate the related Trustee Expense Account upon termination of this Agreement with any amounts on deposit therein being paid to the Servicer and/or the Depositor to the extent of any Reimbursable Amounts and the remainder to the Class R Certificateholders.

     (c) On the twelfth Remittance Date following the Closing Date, and on each twelfth Remittance Date thereafter, the Trustee shall determine whether all payments required to be made pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above, have been made, and from any amounts remaining in the related Trustee Expense Account, the Trustee shall, based upon information set forth in the Servicer's Certificate for such Remittance Date (in the following order of priority):

          (i) pay any amounts not previously paid and required to be paid pursuant to subclauses (b)(i), (b)(ii) and (b)(iii) above;

          (ii) reimburse the Servicer and/or the Depositor, for Reimbursable Amounts;

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


          (iii) reimburse the Servicer and/or the Depositor for advances made by it pursuant to the last paragraph of subclause (a) above; and

          (iv) remit to the Servicer as additional Servicing Compensation any amounts remaining in the related Trustee Expense Account after payments made pursuant to subclauses (b)(i), (b)(ii), (b)(iii), (c)(i) and (c)(ii), above.

     Section 6.04 Payment of Monthly Premium to Certificate Insurer.

     With respect to each Sub-Pool and on each Remittance Date commencing on July 25, 1996 (other than the final Remittance Date hereunder), from the amounts on deposit in the Certificate Account with respect to the related Sub-Pool, prior to making the remittances required pursuant to Section 6.06(c), the Trustee shall pay the Certificate Insurer the Monthly Premium with respect to such Sub-Pool.

     Section 6.05 Investment of Accounts.

     (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account, except the Pre-Funding Accounts held by the Trustee, shall be invested and reinvested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Servicer, in one or more Permitted Instruments. Subject to the last paragraph of Section 5.04 above in the case of the Principal and Interest Accounts, no such investment in any Account shall mature later than the Business Day immediately preceding the next Remittance Date. Consistent with any requirements of the Code, all or a portion of the Reserve Accounts held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing, or by telephone or facsimile transmission confirmed in writing, by the Holders of a majority in Percentage Interest of the Class R Certificates in one or more Permitted Instruments. No such investment shall mature later than the Business Day immediately preceding the next Remittance Date.

     (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 6.05 is the cause of such loss or charge or if the Trustee is the obligor and has defaulted thereon.

     (c) Subject to Section 12.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Permitted Instrument included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

     (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Servicer or the Holders of a majority in Percentage Interest of the Class R Certificates, as applicable, shall from time to time direct as set forth in Section 6.05(a) above, but only in one or more Permitted Instruments.

     (e) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt, and the Trustee shall notify the Servicer, or the Depositor, or the Holders of a majority in Percentage Interest of the Class R Certificates as the case may be, of any loss resulting from such investments. Upon receipt of such notification, the Servicer, in the case of all Accounts other than the Interest Coverage Accounts and the Reserve Accounts, the Depositor, in the case of the Interest Coverage Accounts and the Supplemental Interest Account and the Class R Certificateholders in the case of the Reserve Accounts, shall promptly remit the amount of any such loss from their own funds, without reimbursement therefor, to the Trustee for deposit in the Account or Accounts from which the related funds were withdrawn for investment.

     Section 6.06 Priority and Subordination of Distributions.

     (a) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund, and all ownership interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Class R Certificateholders to receive distributions in respect of the Class R Certificates shall be subject and subordinate to the preferential rights of the Class A Certificateholders to receive distributions in respect of the Class A Certificates, to the extent set forth herein. In accordance with the foregoing, the ownership interests of the Class R Certificateholders in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are properly distributed in respect of the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no Certificateholder shall be required to refund any amount properly distributed to it pursuant to the terms of this Agreement.

     (b) As soon as possible, and in no event later than 10:00 a.m. Chicago time on the Business Day immediately preceding each Remittance Date, subject to receipt by the Trustee of the Servicer's Certificate, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed notice in the form set forth as Exhibit K (the "Notice") in the event that an Event of Nonpayment, pursuant to clause (i) or (ii) of the definition thereof, has occurred with respect to such Remittance Date. The Notice shall specify the amount of Insured Payment and shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy. Upon receipt of Insured Payments on behalf of the Class A Certificateholders under the Certificate Insurance Policy, the Trustee shall deposit such Insured Payments in the related Certificate Account and shall distribute such Insured Payments in accordance with Section 6.02(ii) above and
Section 6.06(c) and (d).

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


     Each Class A Certificateholder shall promptly notify the Trustee in writing upon the receipt of a court order as described in clause (c)(vii) of the definition of Class A Principal Remittance Amount. The Trustee shall promptly notify the Certificate Insurer upon its receipt from any Certificateholder of any such court order. If the payment of any Mortgagor payment or Monthly Advance is avoided as a preference pursuant to a final, nonappealable order under the United States Bankruptcy Code, the Certificate Insurer shall cause such payment to be made on the second Business Day following receipt by the Certificate Insurer of a copy of the order and an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and appointment of the Certificate Insurer as such Certificateholder's agent. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer).

     The Certificate Insurer shall only be required to pay one Insured Payment in respect of a Remittance Date. Consequently, a Class A Certificateholder shall not be entitled to reimbursement with respect to any order relating to the Class A Certificateholder's receipt of funds representing Insured Payments made by the Certificate Insurer.

     The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment with respect to the related Sub-Pool from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate with respect to the related Sub-Pool in accordance with the provisions of this Section 6.06. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund nor shall such payments discharge the obligation of the Trust Fund with respect to such Class A Certificates, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust Fund in respect of Class A Certificates. The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it recognizes that to the extent the Certificate Insurer makes Insured Payments with respect to a Sub-Pool, either directly or indirectly (as by paying through the Trustee), to the related Class A Certificateholders, the Certificate Insurer will be subrogated to the rights of such Class A Certificateholders, with respect to such Insured Payment, shall be deemed, to the extent of the payments so made, to be a registered Class A Certificateholder and shall receive all future related Class A Remittance Amounts with respect to such Sub-Pool until all such Insured Payments by the Certificate Insurer have been fully reimbursed, subject to the following paragraph. To evidence such subrogation, the Trustee shall, or shall cause the Certificate Registrar to, note the Certificate Insurer's rights as subrogee on the registration books maintained by the Trustee or the Certificate Registrar upon receipt from the Certificate Insurer of proof of payment of any Insured Payment. Except as otherwise described herein, the Certificate Insurer shall not acquire any voting rights hereunder as a result of such subrogation. The effect of the foregoing provisions is that, to the extent of Insured Payments made by it, the Certificate Insurer shall be paid before payment of the balance of the Class A Remittance Amount with respect to the related Sub-Pool for which an Insured Payment was made, is made to the other Holders of the related Class A Certificates, subject to the following paragraph.

     It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Remittance Date for amounts previously paid by it with respect to a Sub-Pool unless on such Remittance Date the related Class A Certificateholders shall also have received the full amount of the related Class A Remittance Amount with respect to the related Class of Class A Certificates (exclusive of any related Class A Carry-Forward Amount, to the extent representing amounts previously paid to such related Class A Certificateholders as Insured Payments or representing interest accrued in respect of Insured Payments) for such Remittance Date.

     (c) On or before each Remittance Date, the Servicer shall determine the Overcollateralization Amount for each Sub-Pool after giving effect to the distribution of the related Class A Principal Remittance Amount to the Holders of the related Class of Class A Certificates on such Remittance Date and the amount of the related Net Excess Spread. On each Remittance Date the Trustee shall withdraw from each Certificate Account the related Amount Available, and make distributions thereof, based upon the information set forth in the Servicer's Certificate for such Remittance Date, in the following order of priority to the extent available, except to the extent that the priority set forth in Section 6.07 shall be applicable:

          (A) With respect to the Class 1A Certificates and Sub-Pool 1:

          If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X) (i) to the Class 1A-1 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the Amount Available with respect to Sub-Pool 1; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-1 Certificates;

          (ii) to the Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clause (X)(i) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-2 Certificates;

          (iii) to the Class 1A-3 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) and (ii) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-3 Certificates;

          (iv) to the Class 1A-4 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (iii) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-4 Certificates;

          (v) to the Class 1A-5 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (iv) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-5 Certificates;

          (vi) to the Class 1A-6 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (v) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-6 Certificates;

          (vii) to the Class 1A-1 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-1 Principal Balance, to the extent described below, until the Class 1A-1 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses
     (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (vi) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-1 Certificates;

          (viii) at such time as the Class 1A-1 Principal Balance has been reduced to zero, to the Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-2 Principal Balance, to the extent described below, until the Class 1A-2 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (vii) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-2 Certificates;

          (ix) at such time as the Class 1A-2 Principal Balance has been reduced to zero, to the Class 1A-3 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-3 Principal Balance, to the extent described below, until the Class 1A-3 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses
     (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (viii) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-3 Certificates;

          (x) at such time as the Class 1A-3 Principal Balance has been reduced to zero, to the Class 1A-4 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-4 Principal Balance, to the extent described below, until the Class 1A-4 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses
     (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (ix) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-4 Certificates;

          (xi) at such time as the Class 1A-4 Principal Balance has been reduced to zero, to the Class 1A-5 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-5 Principal Balance, to the extent described below, until the Class 1A-5 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses
     (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (x) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-5 Certificates;

          (xii) at such time as the Class 1A-5 Principal Balance has been reduced to zero, to the Class 1A-6 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-6 Principal Balance, to the extent described below, until the Class 1A-6 Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xi) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-6 Certificates;

          (xiii) to the Sub-Pool 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 1;

          (xiv) to the Class 1A-1 Certificateholders to be applied to reduce the Class 1A-1 Principal Balance until the Class 1A-1 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xiii) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xv) to the Class 1A-2 Certificateholders to be applied to reduce the Class 1A-2 Principal Balance until the Class 1A-2 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xiv) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xvi) to the Class 1A-3 Certificateholders to be applied to reduce the Class 1A-3 Principal Balance until the Class 1A-3 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xv) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xvii) to the Class 1A-4 Certificateholders to be applied to reduce the Class 1A-4 Principal Balance until the Class 1A-4 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xvi) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xviii) to the Class 1A-5 Certificateholders to be applied to reduce the Class 1A-5 Principal Balance until the Class 1A-5 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xvii) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xix) to the Class 1A-6 Certificateholders to be applied to reduce the Class 1A-6 Principal Balance until the Class 1A-6 Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xviii) above; and

          (B) the Additional Principal with respect to Sub-Pool 1;

          (xx) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xix) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (xxi) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (xx) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 1 previously made by the Servicer and not previously reimbursed; and

          (xxii) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 1, if any, after payments described in clauses (X)(i) through (xxi) above.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y) (i) to the Class 1A-1 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the Amount Available with respect to Sub-Pool 1; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-1 Certificates;

          (ii) to the Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clause (X)(i) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-2 Certificates;

          (iii) to the Class 1A-3 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) and (ii) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-3 Certificates;

          (iv) to the Class 1A-4 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (iii) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-4 Certificates;

          (v) to the Class 1A-5 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (iii) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-5 Certificates;

          (vi) to the Class 1A-6 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (X)(i) through (v) above; and

          (B) the Class 1A Interest Remittance Amount with respect to the Class 1A-6 Certificates;

          (vii) to the Class 1A-1 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-1 Principal Balance until the Class 1A-1 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (vi) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-1 Certificates;

          (viii) to the Class 1A-2 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-2 Principal Balance until the Class 1A-2 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (vii) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-2 Certificates;

          (ix) to the Class 1A-3 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-3 Principal Balance until the Class 1A-3 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (viii) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-3 Certificates;

          (x) to the Class 1A-4 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-4 Principal Balance until the Class 1A-4 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (ix) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-4 Certificates;

          (xi) to the Class 1A-5 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-5 Principal Balance until the Class 1A-5 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (x) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-5 Certificates;

          (xii) to the Class 1A-6 Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 1A-6 Principal Balance until the Class 1A-6 Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xi) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 1A-6 Certificates;

          (xiii) to the Sub-Pool 1 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 1;

          (xiv) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xiii) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (xv) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 1 after payments described in clauses (Y)(i) through (xii) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 1 previously made by the Servicer and not previously reimbursed; and

          (xiv) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 1, if any, after payments described in clauses (Y)(i) through (xiv) above.

          (B) With respect to the Class 2A Certificates and Sub-Pool 2:

     If the Remittance Date is prior to the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (X) (i) to the Class 2A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the Amount Available with respect to Sub-Pool 2; and

          (B) the Class 2A Interest Remittance Amount with respect to the Class 2A Certificates;

          (ii) to the Class 2A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 2A Principal Balance, to the extent described below, until the Class 2A Principal Balance thereof is reduced to zero and to make payments in respect of the amounts described in clauses
     (c)(v) (to the extent the amount in clause (c)(v) represents prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of the Class A Principal Remittance Amount, the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clause (X)(i) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 2A Certificates;

          (iii) to the Sub-Pool 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 2;

          (iv) to the Class 2A Certificateholders to be applied to reduce the Class 2A Principal Balance until the Class 2A Principal Balance has been reduced to zero, an amount equal to the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (iii) above; and

          (B) the Additional Principal with respect to Sub-Pool 2;

          (v) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (iv) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (vi) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (X)(i) through (v) above and the aggregate of any Nonrecoverable Servicing Advances and Nonrecoverable Monthly Advances with respect to Sub-Pool 2 previously made by the Servicer and not previously reimbursed; and

          (vii) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 2, if any, after payments described in clauses (X)(i) through (vi) above.

     If the Remittance Date is on or after the Cross-Over Date, the Trustee shall distribute the indicated amounts in the following order of priority:

          (Y) (i) to the Class 2A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), the lesser of:

          (A) the balance of the Amount Available with respect to Sub-Pool 2;
     and

          (B) the Class 2A Interest Remittance Amount with respect to the Class 2A Certificates;

          (ii) to the Class 2A Certificateholders (including for purposes of this Section 6.06(c), the Certificate Insurer as the subrogee thereof), to be applied to reduce the Class 2A Principal Balance until the Class 2A Principal Balance has been reduced to zero and to make payments in respect of the amounts described in clauses (c)(v) (to the extent the amounts described in clause (c)(v) represent prior Insured Payments by the Certificate Insurer or interest accrued thereon pursuant to the definition of Class A Carry-Forward Amount) and (c)(vii) of the definition of Class A Principal Remittance Amount below, the lesser of:

          (A) the balance of the Net Excess Amount Available with respect to Sub-Pool 2 after payments described in clause (Y)(i) above; and

          (B) the Class A Principal Remittance Amount with respect to the Class 2A Certificates;

          (iii) to the Sub-Pool 2 Trustee Expense Account, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) and (ii) above and any accrued and unpaid Annual Trustee Expense Amount with respect to Sub-Pool 2;

          (iv) to the Servicer and/or the Depositor, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) through (iii) above and any expenses incurred in connection with any third party claims that remain unreimbursed;

          (v) to the Servicer, an amount equal to the lesser of the balance of the Amount Available with respect to Sub-Pool 2 after payments described in clauses (Y)(i) through (iv) above and the aggregate of any Nonrecoverable Servicing Advances and

     Nonrecoverable Monthly Advances with respect to Sub-Pool 2 previously made by the Servicer and not previously reimbursed; and

          (vi) to the Class R Certificateholders, the balance of the Amount Available with respect to Sub-Pool 2, if any, after payments described in clauses (Y)(i) through (v) above.

     As contemplated by Section 6.06(b) above, amounts distributed to the related Class A Certificateholders pursuant to Sections 6.06(c)(A)(X)(i) through
(xii) and 6.06(c)(A)(Y)(i) through (xii) with respect to Sub-Pool 1, and Sections 6.06(c)(B)(X)(i) and (ii) and 6.06(c)(B)(Y)(i) and (ii) with respect to Sub-Pool 2 above shall be applied first to distributions to the actual Certificateholders, to the extent of, as applicable, the related Class A Remittance Amount with respect to the related Classes of Class A Certificates (exclusive of any Class A Carry-Forward Amount to the extent representing amounts previously paid to the related Classes of Class A Certificateholders, as Insured Payments or representing interest accrued in respect of Insured Payments), and then to reimbursement payments to the Certificate Insurer as subrogee to such Certificateholders.

     Upon the earlier to occur of (i) the August 26, 1996 Remittance Date and
(ii) the termination of this Agreement, the Trustee shall distribute any amount remaining in the related Pre-Funding Account to the related Class 1A or Class 2A Certificateholders, in proportion to the related Class 1A Principal Balance and the Class 2A Principal Balance, respectively, to reduce the related Class 1A Principal Balance and the Class 2A Principal Balance until the related Class 1A Principal Balance and the Class 2A Principal Balance are zero.

     (d) Except as otherwise provided in the next succeeding sentence and Sections 6.06(e) and 6.07, all distributions made to the Class 1A Certificateholders, Class 2A Certificateholders or Class R Certificateholders as a Class on each Remittance Date will be made on a pro rata basis among the Certificateholders of record of the respective Class on the immediately preceding Record Date, except that the initial distribution on all Classes of Certificates other than the Class 1A-1 Certificates and the Class 2A Certificates will be made to Certificateholders of record as of the Closing Date, based on the Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall own of record
(i) any Class R Certificate, or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000 appearing in the Certificate Register and shall have provided timely and complete wiring instructions, and otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in the manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to Certificateholders of such final distribution.

     (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its

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


Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Class A Certificates. None of the Trustee, the Certificate Registrar, the Depositor nor the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     To the extent applicable and not contrary to the rules of the Depository, the Trustee shall comply with the provisions of the form of the respective Class A Certificate as set forth in Exhibits B-1 and B-2.

     Section 6.07 Insufficiency of Amount Available or Net Excess Amount
                  Available.

     If as of any Remittance Date the Amount Available, if such Remittance Date is prior to the Cross-Over Date, or the related Net Excess Amount Available plus that additional portion of the Amount Available constituting Excess Spread available to pay the related Class A Interest Remittance Amount with respect to the related Class of Class A Certificates pursuant to Sections 6.06(c)(A)(Y)(i) through (vi) with respect to Sub-Pool 1 and Section 6.06(c)(B)(Y)(i) with respect to Sub-Pool 2 above, if such Remittance Date is on or after the Cross-Over Date, is insufficient to pay the related Class A Certificateholders the related Class A Interest Remittance Amount, then the related Amount Available or related Net Excess Amount Available, plus that additional portion of the related Amount Available constituting Excess Spread with respect to the related Sub-Pool available to pay the related Class A Interest Remittance Amount with respect to the related Class of Class A Certificates pursuant to Sections 6.06(c)(A)(Y)(i) through (vi) with respect to Sub-Pool 1, and Section 6.06(c)(B)(Y)(i) with respect to Sub-Pool 2 above, as the case may be, shall be distributed by the Trustee to the related Class A Certificateholders (including the Certificate Insurer as subrogee thereof) as follows, with respect to each Sub-Pool: first, to the extent of the related Class A Remittance Amount with respect to the related Class of Class A Certificates exclusive of that portion of the related Class A Carry-Forward Amount representing amounts previously covered by Insured Payments with respect to the related Sub-Pool or interest accrued in respect of such Insured Payments, in proportion to the amount of interest that would have been distributed to such related Class A Certificateholder absent such shortfall; and second, that portion of the related Class A Carry-Forward Amount representing amounts previously covered by Insured Payments with respect to the related Sub-Pool or interest accrued in respect of such Insured Payments with respect to the related Sub-Pool, in proportion to the amount of interest that would have been distributed to such related Class A Certificateholder absent such shortfall.

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



     Section 6.08 Statements.

     On or before 10:00 a.m. New York City time on the Determination Date, the Servicer shall deliver to the Certificate Insurer and the Trustee, by telecopy, the receipt and legibility of which shall be confirmed telephonically, and with hard copy thereof (and in the case of the remittance report referenced below, such report in computer readable magnetic tape, electronic data file or equivalent form) to be delivered on the following Business Day, a certificate signed by a Servicing Officer and the Servicer's Monthly Remittance Report substantially in the form attached hereto as Exhibit Q (together, the "Servicer's Certificate") stating the date (day, month and year), the series number of the Certificates, the date of this Agreement, and the following information with respect to each Sub-Pool:

        (i) The Available Remittance Amount for the related Remittance Date and any portion thereof that has been deposited in the related Certificate Account but, pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code, may not be withdrawn therefrom, the Amount Available with respect to each Sub-Pool and the Net Excess Amount Available with respect to each Sub-Pool;

        (ii) The Class 1A Principal Balance with respect to each Class of Class 1A Certificates, the Class 2A Principal Balance and the related Sub-Pool Principal Balance as reported in the prior Servicer's Certificate pursuant to subclause (xii) below, or, in the case of the first Determination Date, the Original Class 1A Principal Balance and the Original Class 2A Principal Balance;

        (iii) The number and Principal Balances of all Mortgage Loans which were the subject of Principal Prepayments during the related Due Period;

        (iv) The amount of all Curtailments which were received during the Due Period;

        (v) The combined aggregate amount of (i) all Excess Payments and (ii) the principal portion of all Monthly Payments received during the related Due Period;

        (vi) The amount of interest received on the Mortgage Loans;

        (vii) The amount of the Monthly Advances to be made on the Determination Date, the Compensating Interest payment to be made on the Determination Date, the related Interest Coverage Addition to be made on the Remittance Date and the amount to be deposited into the related Certificate Account from funds on deposit in the related Reserve Account pursuant to Section 6.14(c) on the Remittance Date;

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



        (viii) The delinquency and foreclosure information calculated as of the end of the month preceding the Determination Date set forth in the form attached hereto as Exhibit N;

        (ix) The Class A Principal Remittance Amount, the Class 1A Interest Remittance Amount, the Class 2A Interest Remittance Amount and for the related Remittance Date with the components thereof stated separately and the portion of the Class A Principal Remittance Amount to be distributed to the Class 1A Certificateholders and the Class 2A Certificateholders, respectively;

        (x) With respect to each Sub-Pool, the amount of the Insured Payment, if any, to be made on the related Remittance Date, separately identified with respect to the Class 1A Certificates and the Class 2A Certificates, the amount, if any, of previously unreimbursed Insured Payments, and the aggregate portion of the amounts described in clause (ix) above that represents unpaid interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount;

        (xi) The amount to be distributed to the Class R Certificateholders for the Remittance Date;

        (xii) The Class 1A Principal Balance with respect to each Class of Class 1A Certificates, the Class 2A Principal Balance and the related Sub-Pool Principal Balance after giving effect to the distribution to be made on the related Remittance Date;

        (xiii) With respect to each Sub-Pool, the weighted average maturity and the weighted average Mortgage Rate;

        (xiv) The Servicing Fees and the amounts to be paid to the Certificate Insurer as the Monthly Premium pursuant to Section 6.02(i) above and to the related Trustee Expense Account pursuant to Section 6.03;

        (xv) The amount of all payments or reimbursements to the Servicer pursuant to Section 5.04 (ii), (iv), (vi) and (ix) above and the amounts, if any, withdrawn pursuant to 5.04 (v) and (vii) above;

        (xvi) The related Sub-Pool Factor determined using the related Sub-Pool Principal Balance in subclause (xii) above, computed to seven (7) decimal places;

        (xvii) With respect to each Sub-Pool, the Excess Spread to be deposited in the related Certificate Account pursuant to Section 6.01(iii) above;

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



        (xviii) With respect to each Sub-Pool, the allocation of Excess Spread to be distributed pursuant to Section 6.06(c) above to Class 1A and Class 2A Certificateholders, to the Servicer and/or Depositor as Reimbursable Amounts, to the Servicer as Nonrecoverable Advances and to the Class R Certificateholders;

        (xix) With respect to each Sub-Pool, the sum of all Realized Losses since the Closing Date, the Subordinated Amount as of such Remittance Date, and the Unrecovered Class A Portion if any;

        (xx) The amounts which are reimbursable to the Servicer or the Depositor, as appropriate, pursuant to Sections 6.02, 6.03(c), 6.04 and 6.06(c) above;

        (xxi) With respect to each Sub-Pool, the number of Mortgage Loans at the beginning and at the end of the related Due Period;

        (xxii) If the related Remittance Date is the final Remittance Date in connection with the purchase by the Certificate Insurer or the Servicer of all the Mortgage Loans and REO Properties of the related Sub-Pool pursuant to Section 11.01, the Termination Price;

        (xxiii) With respect to each Sub-Pool, for the August 26, 1996 Remittance Date, the balance of the related Pre-Funded Amount that has not been used to purchase Subsequent Mortgage Loans and that is being distributed to the related Classes of Class A Certificateholders as a mandatory prepayment of principal, if any, on such Remittance Date pursuant to the last paragraph of Section 6.06(c) above;

        (xxiv) With respect to each Sub-Pool, the Overcollateralization Amount after giving effect to the distribution of the related Class A Principal Remittance Amount on such Remittance Date, the Required Overcollateralization Amount for such Remittance Date and the amount of the related Additional Principal to be distributed on such Remittance Date;

        (xxv) With respect to the Class 2A Certificateholders, the amount of Supplemental Interest, if any, for such Remittance Date; and

        (xxvi) Such other information as the Certificate Insurer and the Certificateholders may reasonably request and which is produced or available in the ordinary course of the Servicer's business.

     The Trustee shall forward copies of such Servicer's Certificate to the Certificateholders and Moody's on the Remittance Date. All reports prepared by the Trustee of such withdrawals and deposits will be based in whole or in part upon the information provided to the Trustee by the Servicer, and the Trustee may fully rely upon and shall have no liability with respect to such information provided by the Servicer.

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




     To the extent that there are inconsistencies between the telecopy of the Servicer's Certificate and the hard copy thereof, the Trustee shall be entitled to rely upon the telecopy.

     In the case of information furnished pursuant to subclauses (ii), (iii),
(iv), (v), (ix), (x) and (xii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class per $1,000 original dollar amount as of the Cut-off Date, in the case of such information relevant to Class A Certificateholders.

     (a) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class A Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (vi), (ix) and (xiv) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time are in force.

     (b) On each Remittance Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Class A Certificateholders in respect of such Remittance Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Remittance Date together with such other information as the Servicer deems necessary or appropriate.

     (c) Within a reasonable period of time after the end of each calendar year, the Servicer shall furnish to the Trustee for distribution to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer to the Trustee or the Certificateholders pursuant to any requirements of the Code as from time to time in force.

     (d) Upon reasonable advance notice in writing, the Servicer will provide to each Class A Certificateholder which is a savings and loan association, bank or insurance company access to information and documentation regarding the Mortgage Loans sufficient to permit such Class A Certificateholders to comply with applicable regulations of the FDIC or other regulatory authorities with respect to investment in the Class A Certificates.

     (e) The Servicer shall furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Certificateholder may reasonably require; provided, that the Servicer shall be entitled to be reimbursed by such Certificateholder for the Servicer's actual expenses incurred in providing such reports, if such reports are not generally produced in the ordinary course of the Servicer's business.

     (f) Reports and computer tapes furnished by the Servicer pursuant to this Agreement shall be deemed confidential and of proprietary nature, and shall not be copied or distributed except in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or tapes shall use the information therein for the purpose of soliciting the customers of the Depositor or for any other purpose except as set forth in this Agreement.

     Section 6.09 Advances by the Servicer.

     Not later than 4:00 p.m. New York time on the Determination Date, the Servicer shall remit to the Trustee for deposit in the related Certificate Account an amount (as indicated in the Servicer's Certificate prepared pursuant to Section 6.08 above), to be distributed on the related Remittance Date pursuant to Section 6.06 above, equal to the sum of, with respect to each Sub-Pool (a) the interest portions of the aggregate amount of Monthly Payments due but not received during the related Due Period (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread with respect to the related Sub-Pool), plus (b) with respect to each REO Property with respect to the related Sub-Pool, which was acquired during or prior to the related Due Period and as to which an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of interest on the Principal Balance of such REO Property at the related Mortgage Rate (net of the Servicing Fee, the Annual Trustee Expense Amount and, after the Cross-Over Date, the Excess Spread with respect to the related Sub-Pool) for the most recently ended calendar month over the net income from the REO Property transferred to the Principal and Interest Account with respect to the related Sub-Pool during the related Due Period pursuant to Section 5.10 above, plus (c) with respect to each Remittance Date, the amount necessary on the first, second, third, and fourth Remittance Dates to pay 30 days' interest with respect to each non-delinquent Mortgage Loan (net of the Servicing Fee and the Annual Trustee Expense Amount), plus (d) with respect to each Remittance Date, if pursuant to
Section 5.04(ii) above the Servicer has previously reimbursed itself for a Monthly Advance made pursuant to Section 6.09(c) above, then an amount equal to such amount previously reimbursed, such sum being defined herein as the "Monthly Advance". In lieu of making all or a portion of such Monthly Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Principal and Interest Account with respect to the related Sub-Pool that any amount held in the Principal and Interest Account with respect to the related Sub-Pool, and not required for distribution on the immediately succeeding Remittance Date has been used by the Servicer in discharge of its obligation to make any such Monthly Advance and (ii) transfer such funds from the Principal and Interest Account with respect to the related Sub-Pool, to the related Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the related Principal and Interest Account no later than the close of business on the Business Day immediately preceding the Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer may reimburse itself pursuant to Section 5.04 above for Monthly Advances made from its own funds. Notwithstanding the foregoing, the Monthly Advance required on the first Remittance Date by Section 6.09(c) above shall be mandatory, and each successive Monthly Advance pursuant to Section 6.09(c) and Section 6.09(d) above shall be made if and to the extent the Servicer has reimbursed itself for amounts previously advanced pursuant to such Sections 6.09(c) and 6.09(d), as the case may be.

     Section 6.10 Compensating Interest.

     Not later than the close of business on each Determination Date, with respect to each Mortgage Loan for which a Principal Prepayment or Curtailment was received during the related Due Period, the Servicer shall remit to the Trustee for deposit in the related Certificate Account from amounts otherwise payable to it as Servicing Compensation (as indicated in the Servicer's Certificate prepared pursuant to Section 6.08 above) an amount equal to the difference between (a) 30 days' interest on the Principal Balance of each such Mortgage Loan immediately following the Remittance Date in the related Due Period at the Mortgage Rate, net of the Servicing Fee and the Annual Trustee Expense Amount, and after the related Cross-Over Date, the Excess Spread with respect to the related Sub-Pool, and (b) the amount of interest actually received on each such Mortgage Loan for such Due Period, net of the Servicing Fee, the Annual Trustee Expense Amount, and after the related Cross-Over Date, the Excess Spread with respect to the related Sub-Pool.

     Section 6.11 [Reserved].

     Section 6.12 Pre-Funding Account.

     (a) With respect to each Sub-Pool and no later than the Closing Date, the Trustee shall establish and maintain with itself one or more segregated trust accounts that are Eligible Accounts, which shall be titled, with respect to Sub-Pool 1, "Sub-Pool 1 Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2 and with respect to Sub-Pool 2, "Sub-Pool 2 Pre-Funding Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." The Trustee shall, promptly upon receipt, deposit in the related Pre-Funding Account and retain therein the Original Pre-Funded Amount with respect to the related Sub-Pool remitted on the Closing Date to the Trustee by the Depositor. Prior to August 12, 1996 or any earlier Subsequent Transfer Date on which the entire balance of the Original Pre-Funded Amount with respect to the related Sub-Pool is applied to purchase Subsequent Mortgage Loans, the related Pre-Funding Account will be an asset of the Trust Fund REMIC.

     (b) Amounts on deposit in the related Pre-Funding Account shall be withdrawn by the Trustee as follows:

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




        (i) On any Subsequent Transfer Date, the Trustee, upon written direction from the Depositor, shall withdraw from the related Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Mortgage Loans with respect to the related Sub-Pool transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions with respect to such transfer and assignment set forth in Section 2.10(b) above with respect to all Subsequent Mortgage Loans, Section 2.10(c) with respect to Sub-Pool 1 Subsequent Mortgage Loans and Section 2.10(d) with respect to Sub-Pool 2 Subsequent Mortgage Loans;

        (ii) If the related Pre-Funded Amount has not been reduced to zero during the Funding Period, on the August 26, 1996 Remittance Date, the Trustee shall effect the distributions described in the last paragraph of
     Section 6.06(c) above;

and also, in no particular order of priority:

        (iv) to withdraw any amount not required to be deposited in the related Pre-Funding Account or deposited therein in error; and

        (v) to clear and terminate the related Pre-Funding Account upon the earliest to occur of (A) the August 26, 1996 Remittance Date, (B) the termination of this Agreement and (C) the termination of the related Sub-Pool, with any amounts remaining on deposit therein being paid to the Class R Certificateholders.

     Section 6.13 Interest Coverage Account.

     (a) With respect to each Sub-Pool and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, with respect to Sub-Pool 1, "Sub-Pool 1 Interest Coverage Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2" and with respect to Sub-Pool 2, "Sub-Pool 2 Interest Coverage Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." The Trustee shall, promptly upon receipt, deposit in the related Interest Coverage Account and retain therein the related Interest Coverage Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the related Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein. For federal income tax purposes, the Depositor shall be the owner of the related Interest Coverage Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will any Interest Coverage Account be an asset of the Trust Fund REMIC. All income and gain realized from investment of funds deposited in each Interest Coverage Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Remittance Date. The Depositor shall deposit in the related

Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

     (b) With respect to each Sub-Pool and on the July 25, 1996 Remittance Date, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the related Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to (i) 30 days' interest on the related Original Pre-Funded Amount calculated at an annual rate equal to 11.1502% with respect to Sub-Pool 1 and 9.4832% with respect to Sub-Pool 2 minus
(ii) the sum of (1) interest payments received on Subsequent Mortgage Loans with respect to the related Sub-Pool during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period.

     (c) With respect to each Sub-Pool and on the August 26, 1996 Remittance Date, the Trustee shall withdraw from the related Interest Coverage Account and deposit in the related Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to (i) 30 days' interest on the related Original Pre-Funded Amount minus the aggregate Principal Balance of Subsequent Mortgage Loans conveyed to the Trustee having a Due Date prior to July 1 at an annual rate equal to 11.1502% with respect to Sub-Pool 1 and 9.4832% with respect to Sub-Pool 2 minus (ii) the sum of (1) interest payments received on Subsequent Mortgage Loans conveyed to the Trustee during the related Due Period and (2) Monthly Advances in respect of interest portions of delinquent Monthly Payments on Subsequent Mortgage Loans with respect to the related Sub-Pool conveyed to the Trustee during the related Due Period.

     (d) With respect to each Sub-Pool and on the date of conveyance of a Subsequent Mortgage Loan to the Trustee, excess funds on deposit in the related Interest Coverage Account in an amount equal to the product of (i) the Principal Balance of such Subsequent Mortgage Loan and (ii) 11.1502% with respect to Sub-Pool 1 and 9.4832% with respect to Sub-Pool 2 and (iii) a fraction, the numerator of which is the number of days from the Subsequent Transfer Date to August 12, 1996 and the denominator of which is 360 days, shall be remitted immediately to the Depositor.

     (e) With respect to each Sub-Pool and upon the earlier of (i) the June 25, 1997 Remittance Date, (ii) the reduction of the related Class 1A Principal Balance or the Class 2A Principal Balance to zero, (iii) the termination of this Agreement in accordance with Section 11.01, (iv) the date of the conveyance of the last Subsequent Mortgage Loan to the Trustee, as set forth in a written letter of instruction by the Servicer to the Trustee, or (v) termination of the related Sub-Pool, any amount remaining on deposit in the related Interest Coverage Account after distributions pursuant to Sections 6.13(b) and 6.13(c) above shall be withdrawn by the Trustee and paid to the Depositor.

     Section 6.14 Reserve Account.

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



     (a) If required by the Certificate Insurer for credit enhancement, with respect to each Sub-Pool and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, with respect to Sub-Pool 1, "Sub-Pool 1 Reserve Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2" and with respect to Sub-Pool 2, "Sub-Pool 2 Reserve Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." The Trustee shall, promptly upon receipt, deposit in and retain in the related Reserve Account, the Initial Reserve Account Deposit remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the related Reserve Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

     (b) Each Reserve Account will be an asset of the Trust Fund REMIC and will be treated as a "qualified reserve fund" within the meaning of Treasury regulations Section 1.860G-2(g)(2). If on or before the September 25, 1996 Remittance Date, the Certificate Insurer has determined that the entire amount of funds on deposit in a Reserve Account is not required for credit enhancement, and the Certificate Insurer shall direct the Trustee in writing, the portion of the related Initial Reserve Account Deposit not so required shall be released to the Class R Certificateholders on the September 25, 1996 Remittance Date. If the Certificate Insurer does not so direct the Trustee on or before the September 25, 1996 Remittance Date, then the balance of each Reserve Account shall be distributed by the Trustee to the Class R Certificateholders on the September 25, 1996 Remittance Date.

     (c) With respect to each Sub-Pool and on and after the August 26, 1996 Remittance Date, amounts, if any, on deposit in the related Reserve Account shall be withdrawn on each Remittance Date by the Trustee to be applied, at the written direction of the Servicer:

        (i) (A) to deposit in the Sub-Pool 1 Certificate Account, an amount equal to the excess of the sum of the related Class A Remittance Amount with respect to each Class of Class 1A Certificates for such Remittance Date over the Available Remittance Amount with respect to Sub-Pool 1 for such Remittance Date and (B) to deposit in the Sub-Pool 2 Certificate Account, an amount equal to the excess of the related Class A Remittance Amount with respect to the Class 2A Certificates for such Remittance Date over the Available Remittance Amount with respect to Sub-Pool 2 for such Remittance Date;

     and also, in no particular order of priority:

        (ii) to invest amounts on deposit in the related Reserve Account in Permitted Instruments pursuant to Section 6.05 above; and

        (iii) to clear and terminate the related Reserve Account upon the termination of this Agreement with any amounts on deposit therein being paid to the Class R Certificateholders.

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




     (d) Upon the earlier to occur of the Cross-Over Date with respect to the related Sub-Pool or the Remittance Date on which all amounts due have been paid to the related Classes of Class A Certificateholders, including the Certificate Insurer as subrogee of the Class A Certificateholders, the Trustee, after making any withdrawals from the related Reserve Account required pursuant to Section 6.14(c) above, shall clear and terminate the related Reserve Account, liquidate, upon the written direction of the Class R Certificateholders holding an aggregate Percentage Interest equal to at least 51%, any investments therein, and pay any uninvested funds therein or the proceeds of such liquidation to the Class R Certificateholders.

     Section 6.15 Supplemental Interest Account.

     (a) With respect to the Class 2A Certificates and no later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account, which shall be an Eligible Account, titled, "Supplemental Interest Account, LaSalle National Bank, as trustee for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, Class 2A". For federal income tax purposes, the Depositor shall be the owner of the Supplemental Interest Account and shall report all items of income, deduction, gain or loss arising therefrom. At no time will the Supplemental Interest Account be an asset of the Trust Fund REMIC. All income and gain realized from investment of funds, if any, deposited in the Supplemental Interest Account shall be for the sole and exclusive benefit of the Depositor and shall be remitted by the Trustee to the Depositor on the first Business Day following each Remittance Date. The Depositor shall deposit in the Supplemental Interest Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

     (b) The Trustee shall, promptly upon receipt, deposit in and retain in the Supplemental Interest Account, the Supplemental Interest, if any, remitted on each Remittance Date to the Trustee pursuant to the Cap Agreement. Funds deposited in the Supplemental Interest Account shall be held in trust by the Trustee for the Class 2A Certificateholders for the uses and purposes set forth herein.

     (c) Subject to subsection (d) below, on each Remittance Date, through the Remittance Date occurring on February 25, 1997, the Trustee shall withdraw from the Supplemental Interest Account and deposit in the Sub-Pool 2 Certificate Account an amount, as provided in the Servicer's Monthly Remittance Report, equal to Supplemental Interest, if any.

     (d) With respect to Sub-Pool 2, upon the earlier of (i) the February 25, 1997 Remittance Date, (ii) the reduction of the related Class 2A Principal Balance to zero, (iii) the termination of this Agreement in accordance with
Section 11.01, or (iv) termination of Sub-Pool 2 in accordance with Section 11.01, any amount remaining on deposit in the Supplemental Interest Account after distributions pursuant to Section 6.15(b) above shall be withdrawn by the Trustee and paid to the Depositor.

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     (e) Subject to the terms of this Agreement, the Trustee shall enforce the rights of the Trust Fund under the Cap Agreement, including, without limitation, enforcement of the Trustee's rights and remedies upon any Cap Agreement Event of Default or Cap Agreement Termination Event.

                                   ARTICLE VII

                           GENERAL SERVICING PROCEDURE

     Section 7.01 Assumption Agreements.

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law. In such event, the Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. The Servicer is also authorized with the prior approval of the Certificate Insurer to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Trustee's Mortgage File and shall, for all purposes, be considered a part of such Trustee's Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 7.01, the Servicer shall not change the Mortgage Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Mortgage Loan. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional Servicing Compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 7.02 Satisfaction of Mortgages and Release of Mortgage Files.

     The Servicer shall not grant a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or otherwise prejudice any right the Certificateholders may have under the mortgage instruments subject to Section 5.01 above. The Servicer shall maintain the Fidelity Bond as provided for in Section 5.09 above insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

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




     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (if it holds the related Trustee's Mortgage File) or the Custodian, as the case may be, by an Officers' Certificate in the form of Exhibit I attached hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 5.03 above have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Trustee's Mortgage File. Upon receipt of such certification and request, the Trustee or such Custodian, as the case may be, shall promptly release the related Trustee's Mortgage File to the Servicer. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be payable only from and to the extent of Servicing Compensation with respect to the related Sub-Pool and shall not be chargeable to the related Principal and Interest Account or the related Certificate Account.

     With respect to any Mortgage Note released by the Trustee to the Servicer or to any Subservicer in accordance with the terms of this Agreement, other than a release or satisfaction pursuant to Section 7.02, prior to such release, the Trustee shall (a) complete all endorsements in blank so that the endorsement reads "Pay to the order of LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1996, Series 1996-2" and (b) complete a restrictive endorsement that reads "LaSalle National Bank is the holder of the mortgage note for the benefit of the Certificateholders under the Pooling and Servicing Agreement, dated as of June 1, 1996, Series 1996-2" with respect to those Mortgage Notes currently endorsed "Pay to the order of holder", if any.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any primary mortgage guaranty insurance policy, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a certification in the form of Exhibit I attached hereto signed by a Servicing Officer, release the related Trustee's Mortgage File or any document therein to the Servicer, and the Trustee shall execute such documents as shall be necessary to the prosecution of any such proceedings. Such servicing receipt shall obligate the Servicer to return the Trustee's Mortgage File or any document released therefrom to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Net Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account with respect to each Sub-Pool, and remitted to the Trustee for deposit in the related Certificate Account or the Trustee's Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Trustee's Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Trustee to the Servicer.

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




     The Trustee shall execute and deliver to the Servicer any court pleadings, requests for trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings, the Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale. The Trustee shall, upon receipt of a written request from a Servicing Officer, execute any document provided to the Trustee by the Servicer or take any other action requested in such request that is, in the opinion of the Servicer as evidenced by such request, required by any state or other jurisdiction to discharge the lien of a Mortgage upon the satisfaction thereof and the Trustee will sign and post, but will not guarantee receipt of, any such documents to the Servicer, or such other party as the Servicer may direct, within five Business Days, or more promptly if needed, of the Trustee's receipt of such certificate or documents. Such certificate or documents shall establish to the Trustee's satisfaction that the related Mortgage Loan has been paid in full by or on behalf of the Mortgagor and that such payment has been deposited in the Principal and Interest Account.

     Section 7.03 Servicing Compensation.

     As compensation for its services under this Agreement, subject to Section 6.10, the Servicer shall be entitled to withdraw from the Principal and Interest Account with respect to the related Sub-Pool or to retain from interest payments on the Mortgage Loans, the Servicer's Servicing Fee. Additional servicing compensation in the form of assumption and other administrative fees, interest paid on funds on deposit in the Principal and Interest Accounts, interest paid and earnings realized on Permitted Instruments in the Principal and Interest Accounts, Certificate Accounts and Trustee Expense Accounts, amounts remitted pursuant to Sections 6.03(c)(iii), 6.04 and 7.01 above, late payment charges and Excess Proceeds shall be retained by or remitted to the Servicer to the extent not required to be remitted to the Trustee for deposit in the Certificate Accounts. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein. The Depositor's Yield is the property of the Depositor, and not the property of the Servicer, and such ownership shall not be affected by any termination of the Servicer.

     Section 7.04 Annual Statement as to Compliance.

     The Servicer will deliver to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1997, an Officer's Certificate stating that (i) the Servicer has fully complied with the provisions of Articles V and VII, (ii) a review of the activities of the

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



Servicer during the preceding fiscal year and of performance under this Agreement has been made under such officer's supervision, and (iii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof and the action being taken by the Servicer to cure such default.

     Section 7.05 Annual Independent Public Accountants' Servicing Report and
                  Comfort Letter.

     Not later than the last day of the fourth month following the end of the Servicer's fiscal year, beginning for the fiscal year ending June 30, 1997, the Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish (1) a letter or letters to the Certificate Insurer, the Trustee, S&P, Moody's, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. to the effect that such firm has with respect to the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto and (2) a letter to the effect that such firm has examined Section 6.08 of this Agreement (or the comparable section of a substantially similar agreement of the Servicer, as Servicer, under which certain payments to the holders of certificates are guaranteed by the Certificate Insurer) and verified the mathematical accuracy of the amounts reported by the Servicer and that such amounts were computed in accordance with the terms of this Agreement (or such comparable agreement).

     Section 7.06 Certificateholder's, Trustee's and Certificate Insurer's Right
                  to Examine Servicer Records.

     Each Certificateholder, the Trustee and the Certificate Insurer shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Servicer, whether held by the Servicer or by another on behalf of the Servicer, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

     Section 7.07 Reports to the Trustee; Principal and Interest Account
                  Statements.

     If any Principal and Interest Account is not maintained with the Trustee, then not later than 25 days after each Record Date, the Servicer shall forward to the Trustee a statement, certified by a Servicing Officer, setting forth the status of such Principal and Interest Account as of the close of business on the preceding Record Date and showing, for the period covered by such statement, the aggregate of deposits into such Principal and Interest Account for each category of deposit specified in Section 5.03 above, the aggregate of withdrawals from such

Principal and Interest Account for each category of withdrawal specified in
Section 5.04 above, the aggregate amount of permitted withdrawals not made in the related Due Period, and the amount of any related Monthly Advances for the related Due Period.

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



                                  ARTICLE VIII

                       REPORTS TO BE PROVIDED BY SERVICER

     Section 8.01 Financial Statements.

     The Servicer understands that, in connection with the transfer of the Certificates, Certificateholders may request that the Servicer make available to prospective Certificateholders annual audited financial statements of the Servicer for one or more of the most recently completed five fiscal years for which such statements are available, which request shall not be unreasonably denied.

     The Servicer also agrees to make available on a reasonable basis to the Certificate Insurer and any prospective Certificateholder a knowledgeable financial or accounting officer for the purpose of answering reasonable questions respecting recent developments affecting the Servicer or the financial statements of the Servicer and to permit the Certificate Insurer and any prospective Certificateholder to inspect the Servicer's servicing facilities during normal business hours for the purpose of satisfying the Certificate Insurer and such prospective Certificateholder that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.

                                   ARTICLE IX

                                  THE SERVICER

     Section 9.01 Indemnification; Third Party Claims.

     (a) The Servicer agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any such Certificateholder or any such other indemnified Person may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may reimburse the Servicer from amounts otherwise distributable on the Class R Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

     (b) The Depositor agrees to indemnify and hold the Trustee, the Certificate Insurer and each Certificateholder (and their respective Affiliates, directors, officers, employees and agents) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, any Certificateholder and/or any such other indemnified person may sustain in any way related to the failure of the Servicer, if it is an Affiliate thereof, or the failure of the Depositor to perform their respective duties in compliance with the terms of this Agreement. The Depositor shall immediately notify the Trustee, the Certificate Insurer and each Certificateholder if a claim is made by a third party with respect to this Agreement and the Depositor shall assume (with the consent of the Trustee) the defense of any such claim and advance all expenses in connection therewith, including reasonable counsel fees, and promptly advance funds to pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Depositor, the Trustee, the Certificate Insurer, a Certificateholder and/or any such other indemnified Person in respect of such claim. The Trustee may, if necessary, reimburse the Depositor from amounts otherwise distributable on the Class R Certificates if the claim is made with respect to this Agreement for all amounts advanced by it pursuant to the preceding sentence, except when the claim relates directly to the failure of a Servicer, if it is, or is an affiliate of, the Depositor, to perform its obligations to service and administer the Mortgages in compliance with the terms of this Agreement, or the failure of the Depositor to perform its duties in compliance with the terms of this Agreement.

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




     (c) The Depositor agrees to indemnify the Trust Fund for any liability arising from the naming of the Trust Fund as a defendant in its capacity as an assignee of the lender in an action under the Riegle Community Development and Regulatory Improvement Act of 1994.

     Section 9.02 Merger or Consolidation of the Depositor and the Servicer.

     The Servicer and the Depositor will keep in full effect its existence, rights and franchises as a corporation, and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 and shall be the successor of the Servicer without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving person to any Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of FNMA or FHLMC. The Servicer shall send notice of any such merger or consolidation to the Trustee, the Rating Agencies and the Certificate Insurer.

     Section 9.03 Limitation on Liability of the Servicer and Others.

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein. The Servicer and any director, officer, employee or agent of the Servicer may rely on any document of any kind which it in good faith reasonably believes to be genuine and to have been adopted or signed by the proper authorities respecting any matters arising hereunder. Subject to the terms of Section 9.01, the Servicer shall have no obligation to appear with respect to, prosecute or defend, any legal action which is not incidental to the Servicer's duty to service the Mortgage Loans in accordance with this Agreement.

     Section 9.04 Servicer Not to Resign.

     The Servicer shall not assign this Agreement or any part thereof nor resign from the obligations and duties hereby imposed on it except (i) that the Servicer may resign from any obligations and duties hereby imposed on it in connection with the Class 1A Certificates upon mutual consent of the Servicer, the Depositor, the Certificate Insurer, the Trustee and the Class 1A Majority Certificateholders, (ii) that the Servicer may resign from any obligations and duties hereby imposed on it in connection with the Class 2A Certificates upon mutual consent of the Servicer, the Depositor, the Certificate Insurer, the Trustee and the Class 2A Majority Certificateholders or (iii) upon the determination that the Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.

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



Any such determination under clause (ii) permitting the resignation of the Servicer shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Trustee, the Depositor and the Certificate Insurer, which Opinion of Counsel shall be in form and substance acceptable to the Trustee and the Certificate Insurer. No such resignation shall become effective until a successor has assumed such Servicer's responsibilities and obligations hereunder in accordance with Section 10.02.

     Section 9.05 Representations of the Servicer.

     The Servicer hereby represents and warrants to the Trustee, the Certificate Insurer and the Certificateholders as of the Closing Date:

     (a) The Servicer is a federally chartered stock savings bank and has been duly organized and is validly existing and in good standing under the laws of the United States and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each Mortgaged Property State if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and perform its obligations as Servicer or exempt from such licensing or qualification; the Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite action has been taken by the Servicer to make this Agreement valid, binding and enforceable upon the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity;

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Servicer makes no such representation or warranty), that are necessary in connection with the execution and delivery by the Servicer of the documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and the other documents on the part of the Servicer and the performance by the Servicer of its obligations as Servicer under this Agreement and such of the other documents to which it is a party;

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



     (c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any terms or provisions of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;

     (d) Neither this Agreement nor the Prospectus nor any statement, report or other document prepared by the Servicer and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Servicer's knowledge, threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement; and

     (f) The Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its performance hereunder or under any Subservicing Agreement.

     Section 9.06 Accounting Upon Resignation or Termination of Servicer.

     Upon resignation of the Servicer under Section 9.04 or upon termination of the Servicer under Section 10.01, the Servicer shall:

     (a) deliver to its successor or, if none shall yet have been appointed, to the Trustee the funds in the Sub-Pool 1 Principal and Interest Account or the Sub-Pool 2 Principal and Interest Account;

     (b) deliver to its successor or, if none shall yet have been appointed, to the Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

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



     (c) deliver to its successor or, if none shall yet have been appointed, to the Trustee and, upon request, to the Certificateholders a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

     (d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to its successor and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

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



                                    ARTICLE X

                                     DEFAULT

     Section 10.01 Events of Default.

     (a) In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say, with respect to a Sub-Pool:

        (i)(A) an Event of Nonpayment which continues unremedied for a period of one (1) Business Day after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder and, in the case of an Event of Nonpayment described in clause (i) or (ii) of the definition thereof, the insufficiency referred to in such clause (i) or (ii) does not result from a failure by the Certificate Insurer to perform in accordance with the terms of this Agreement with respect to such Sub-Pool or the Certificate Insurance Policy or a failure by the Trustee to perform in accordance with this Agreement with respect to such Sub-Pool; (B) the failure by the Servicer to make any required Servicing Advance with respect to a Sub-Pool, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the related Certificateholders and which continues unremedied for a period of 20 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; (C) the failure by the Servicer to make any required Monthly Advance to the extent of the full amount of the related Class A Interest Remittance Amount; or (D) any other failure by the Servicer to remit to the related Certificateholders, or to the Trustee for the benefit of the related Certificateholders, any payment required to be made by the Servicer under the terms of this Agreement, to the extent such failure materially and adversely affects the interest of the Certificate Insurer or the Certificateholders and which continues unremedied for a period of 20 days after the date upon which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; or

        (ii) failure by the Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Servicer as set forth herein, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, to the Servicer and the Trustee by the Certificate Insurer or to the Servicer, the Trustee and the Certificate Insurer by any Certificateholder; or

        (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of 60 days; or

        (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property, which appointment shall continue unremedied for a period of 30 days after the Servicer has received notice of such default; or

        (v) the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, any of which shall continue unremedied for a period of 30 days after the Servicer has received notice of such default;

     (b) then, and in each and every such case so long as such Event of Default shall not have been remedied, (x) in the case solely of clause (i)(C) above, if such Monthly Advance is not made by 4:00 p.m. Chicago time on the Determination Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Servicer and, unless such failure is cured, either by receipt of payment or receipt of evidence satisfactory to the Certificate Insurer (e.g., a wire reference number communicated by the sending bank; the Certificate Insurer shall notify the Trustee if the Certificate Insurer receives satisfactory evidence that such funds have been sent), by 12:00 Noon New York City time on the following Business Day, the Trustee, or a successor servicer appointed in accordance with Section 10.02, shall immediately make such Monthly Advance and assume, pursuant to Section 10.02, the duties of a successor Servicer with respect to such Sub-Pool, and (y) in the case of clauses (i)(A),
(i)(B), (i)(D), (ii), (iii), (iv) and (v) above, the Majority Certificateholders of the related Sub-Pool(s) affected by such Event of Default, by notice in writing to the Servicer and a Responsible Officer of the Trustee and subject to the prior written consent of the Certificate Insurer, which consent may not be unreasonably withheld, may, in addition to whatever rights such Certificateholders may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer hereunder with respect to the Sub-Pool(s) affected by such Event of Default and in and to the Mortgage Loans of the Sub-Pool(s) affected by such Event of Default and the proceeds thereof, as servicer. Upon

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receipt by the Servicer of a second written notice (except relative to clause
(i)(C) above) from the Majority Certificateholders of the related Sub-Pool stating that they intend to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement with respect to such Sub-Pool, shall, subject to Section 10.02, pass to and be vested in the Trustee or its designee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the related Mortgage Loans and related documents. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder with respect to the related Sub-Pool, including, without limitation, the transfer to the Trustee or its designee for administration by it of all amounts which shall at the time be credited by the Servicer to the related Principal and Interest Account or thereafter received with respect to the Mortgage Loans of the related Sub-Pool. For the purposes of exercising the remedies set forth in Section 10.01 above, with respect to clauses (i), (iii), (iv) and (v) of Section 10.01(a) above, the Certificate Insurer shall be deemed to be the Majority Certificateholder for a Sub-Pool for so long as the Certificate Insurance Policy shall be in effect and the Certificate Insurer shall be in full compliance with its payment obligations thereunder. If, however, the Certificate Insurer fails to exercise any of its rights under this Section 10.01 in respect of such clauses (i), (iii), (iv) and
(v), it shall not be deemed to be the Majority Certificateholder for such Sub-Pool for the purposes of such clauses. For the purposes of clause (ii), either the Certificate Insurer with the consent of the Trustee or the Majority Certificateholders of the related Sub-Pool(s) affected by such Event of Default may direct the appropriate remedial action provided in this Section.

     The Trustee shall not be deemed to have knowledge of an Event of Default (except an Event of Default pursuant to Section 10.01(a)(i)(A) above relating to an Event of Nonpayment or the failure to make a Monthly Advance) unless a Responsible Officer has received written notice thereof.

     (c) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of an Event of Nonpayment known to a Responsible Officer of the Trustee, the Trustee shall promptly notify the Certificate Insurer of such occurrence with respect to such Sub-Pool. During the thirty (30) day period following receipt of such notice, the Trustee and the Certificate Insurer shall cooperate with each other to determine if the occurrence of such Event of Nonpayment is more likely than not the result of the acts or omissions of the Servicer or more likely than not the result of events beyond the control of the Servicer. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the latter, the Servicer may not be terminated with respect to such Sub-Pool, unless and until an Event of Default unrelated to such Event of Nonpayment has occurred and is continuing, whether or not the Servicer has cured such Event of Nonpayment. If the Trustee and the Certificate Insurer conclude that the Event of Nonpayment is the result of the former, the Certificate Insurer or the Majority Certificateholders of the related Sub-Pool, as the case may be, may terminate the Servicer in accordance with Section 10.01(b) above, provided that the Trustee shall have until

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



the 60th day following the date of receipt of notice of the Event of Nonpayment to either assume the servicing for the related Sub-Pool or appoint a successor servicer for the related Sub-Pool pursuant to Section 10.02.

     If the Trustee and the Certificate Insurer cannot agree, and the basis for such disagreement is not arbitrary or unreasonable, as to the cause of the Event of Nonpayment with respect to such Sub-Pool, the decision of the Certificate Insurer shall control; provided, however, that if the Certificate Insurer decides to terminate the Servicer, the Trustee shall be relieved of its obligation to assume the servicing or to appoint a successor, which shall be the exclusive obligation of the Certificate Insurer.

     The Trustee shall promptly notify Moody's and S&P of the occurrence of an Event of Default known to a Responsible Officer of the Trustee.

     Notwithstanding any termination of the activities of a Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 5.04(i) through (ix), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

     Section 10.02 Trustee to Act; Appointment of Successor.

     On and after the time the Servicer receives a notice of termination pursuant to Section 10.01 above, or the Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 9.04, or the Servicer is removed as servicer pursuant to this Article X, the Trustee shall be, with respect to such Sub-Pool, the successor in all respects to the Servicer in its capacity as servicer under this Agreement with respect to such Sub-Pool and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, provided, however, that the Trustee shall have no liability or obligation hereunder in respect of any period prior to becoming such successor, whether for acts or omissions of any prior servicer or otherwise. The Trustee, as successor to the Servicer, shall be obligated to make advances pursuant to Sections 6.09, 6.10, 5.10 or 5.14 unless, and only to the extent, the Trustee determines reasonably and in good faith that such advances would not be recoverable pursuant to Sections 5.04(ii), 5.04(vi), 6.03, and, 6.06(c)(A)(X)(xx) and (xxxi) or 6.06(c)(A)(Y)(xiv) and (xixv) with respect to Sub-Pool 1, or 6.06(c)(B)(X)(v) and (vi) or 6.06(c)(B)(Y)(iv) and (v) with respect to Sub-Pool 2 above, such determination to be evidenced by a certification of a Responsible Officer of the Trustee delivered to the Certificate Insurer. Subject to its determination that such advances would not be recoverable in accordance with the foregoing, the Trustee, as successor to the Servicer, shall be obligated to advance any amount described in clause
(c)(vii) of the definition of Class A Principal Remittance Amount. As compensation therefor, the Trustee, or any successor servicer appointed pursuant to the

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



following paragraph, shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to receive from the related Principal and Interest Account pursuant to Section 5.04 above if the Servicer had continued to act as servicer hereunder, together with other servicing compensation as provided in Sections 7.01 and 7.03 above. In no event shall the Trustee or the Trust Fund acquire any rights to the Depositor's Yield.

     The Trustee also shall have the right to elect to be successor to the Servicer with respect to less than all of the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and shall be entitled to select such responsibilities and duties (and related liabilities) and appoint a successor servicer to perform the other responsibilities (and related liabilities). In the event that the Trustee makes such election, the aggregate compensation payable to the Trustee and the successor servicer may be equal to (but shall not be in excess of) that set forth in Section 7.03, the breakdown of such compensation between the Trustee and such successor servicer to be determined by them. In the event the Trustee makes such election, it shall provide prompt written notice to the Depositor, which notice shall identify the successor servicer, the portion of the responsibilities, duties and liabilities to be performed by the Trustee and the Servicer and the portion of the compensation of the Servicer which is to be paid to each of the Trustee and such successor servicer.

     Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Majority Certificateholders of the affected Sub-Pool(s) or the Certificate Insurer so request in writing to the Trustee, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution acceptable to the Certificate Insurer, which acceptance shall not be unreasonably withheld, that has a net worth of not less than $15,000,000 and which is approved as a servicer by FNMA and FHLMC as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any collections received by the Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly to the Trustee or, at the direction of the Trustee, to the successor servicer. The compensation of any successor servicer (including, without limitation, the Trustee) so appointed shall be the aggregate Servicing Fees, together with other Servicing Compensation in the form of assumption fees, late payment charges or otherwise. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor servicer, as applicable, all amounts which then have been or should have been deposited in the related Principal and Interest Account by the Servicer or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder.

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



No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as successor servicer until another successor servicer reasonably acceptable to the Certificate Insurer has been appointed.

     Pending appointment of a successor to the Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer pursuant to Section 7.03, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in this Agreement. The Servicer, the Trustee, any Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     Section 10.03 Waiver of Defaults.

     The Majority Certificateholders with respect to a Sub-Pool, on behalf of all Certificateholders with respect to such Sub-Pool, and subject to the consent of the Certificate Insurer, or the Certificate Insurer, may waive any events permitting removal of the Servicer as servicer with respect to a Sub-Pool pursuant to this Article X; provided, however, that neither the Majority Certificateholders nor the Certificate Insurer may waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to Moody's and S&P.

     Section 10.04 Trigger Event.

     (a) Upon the determination by the Certificate Insurer that a Trigger Event with respect to a Sub-Pool has occurred, the Certificate Insurer shall give notice of such Trigger Event to the Servicer, the other parties hereto, Moody's and S&P. Upon such determination, the Certificate Insurer may direct the Trustee to terminate the Servicer with respect to the related Sub-Pool.

     (b) Upon receipt of direction to remove the Servicer with respect to the related Sub-Pool pursuant to the preceding clause (a), the Trustee shall notify the Servicer that it has been terminated with respect to such Sub-Pool and the Servicer shall be terminated with respect to such Sub-Pool in the same manner as specified in Sections 10.01 and 10.02.

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



                                   ARTICLE XI

                                   TERMINATION

     Section 11.01 Termination.

     Subject to Section 11.02, this Agreement shall terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event shall the Trust established by this Agreement terminate later than the later of (i) twenty-one years after the death of the last lineal descendant of Joseph P. Kennedy, late Ambassador of the United States to the Court of St. James's, alive on the date hereof or (ii) the latest possible maturity date specified in
Section 13.01(l).

     Subject to Section 11.02, the Servicer may, at its option, terminate its rights and obligations under this Agreement (A) with respect to Sub-Pool 1, on any date on which the Sub-Pool 1 Principal Balance is less than or equal to 5% of the sum of the Original Sub-Pool 1 Principal Balance and the Original Pre-Funded Amount with respect to Sub-Pool 1, provided, however that on or prior to such Remittance Date, (x) the Servicer will have terminated its rights and obligations under this Agreement with respect to Sub-Pool 2 pursuant to clause
(B) hereof or (y) the Class 1A-6 Principal Balance on such date is less than or equal to 5% of the Original Class 1A-6 Principal Balance, and (B) with respect to Sub-Pool 2 on any date on which the Sub-Pool 2 Principal Balance is less than or equal to 5% of the sum of the Original Sub-Pool 2 Principal Balance and Original Pre-Funded Amount with respect to Sub-Pool 2, by purchasing, on the next succeeding Remittance Date, all of the outstanding Mortgage Loans and REO Properties in such Sub-Pool at a price (the "Termination Price") equal to the excess, if any, of (1) the sum of (x) 100% of the Principal Balance of each outstanding Mortgage Loan and each REO Property, and (y) 30 days' interest on the amount described in clause (x) at a rate equal to, with respect to Sub-Pool 1, the sum of the weighted average of the Class 1A Pass-Through Rates (applied to the Principal Balances of the Sub-Pool 1 Mortgage Loans) and, with respect to Sub-Pool 2, a rate equal to the Class 2A Pass-Through Rate (applied to the Principal Balances of the Sub-Pool 2 Mortgage Loans), over (2) the amounts (other than the Termination Price being calculated pursuant to this paragraph) that will constitute the Available Remittance Amount with respect to such Sub-Pool for such Remittance Date (including without limitation, the amounts to be transferred to the related Certificate Account on the Determination Date immediately preceding such Remittance Date pursuant to the second following paragraph), to the extent such other amounts represent collections on the Mortgage Loans and REO Properties in such Sub-Pool of principal not yet applied to reduce the related Principal Balance thereof or interest (adjusted to a rate equal to, with respect to Sub-Pool 1, the sum of the weighted average of the Class 1A Pass-Through Rates and, with respect to Sub-Pool 2, the Class 2A Pass-Through

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



Rate accrued from and after the respective Due Dates in the Due Period next preceding the related Due Period. In connection with any such purchase, the Servicer shall pay any outstanding and unpaid fees and expenses of the Trustee and the Certificate Insurer relating to this Agreement that such parties would otherwise have been entitled to pursuant to Sections 12.05 and 6.03(a), in the case of the Trustee, and Section 6.04, in the case of the Certificate Insurer.

     Any such purchase by the Servicer shall be accomplished by remitting to the Trustee for deposit into the related Certificate Account on the Determination Date immediately preceding the Remittance Date on which the purchase is to occur the amount of the Termination Price. On the same day that the Termination Price is deposited into the related Certificate Account, any amounts then on deposit in the Principal and Interest Account with respect to such Sub-Pool (other than Excess Spread, any amounts not required to have been deposited therein pursuant to Section 5.03 and any amounts withdrawable therefrom by the Servicer pursuant to Section 5.04(ii), (iii) and (vii)) shall be transferred to the related Certificate Account for distribution to the related Certificateholders on the final Remittance Date; and any amounts received by the Servicer with respect to the Mortgage Loans and REO Properties in such Sub-Pool subsequent to such transfer shall belong to the Person purchasing the Mortgage Loans and REO Properties relating to such Sub-Pool. For purposes of calculating the Available Remittance Amount with respect to a Sub-Pool for the final Remittance Date, amounts transferred to the related Certificate Account pursuant to the immediately preceding sentence on the Determination Date immediately preceding such final Remittance Date shall in all cases be deemed to have been received during the related Due Period, and such transfer shall be made pursuant to
Section 5.04(i). The Termination Price remitted to the Trustee for deposit into the related Certificate Account shall be in proportion to the outstanding Mortgage Loans and REO Properties in such Sub-Pool.

     Notice of any termination, specifying the Remittance Date upon which the Trust Fund will terminate and the related Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Servicer by letter to the Trustee to be forwarded to the related Certificateholders mailed during the month of such final distribution before the Determination Date in such month, specifying
(i) the Remittance Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Remittance Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. On the final Remittance Date, the Trustee shall distribute or credit, or cause to be distributed or credited, the Amount Available for such Remittance Date in accordance with Section 6.06(c). The obligations of the Certificate Insurer under this Agreement shall terminate upon the deposit by the Servicer or the Certificate Insurer, as applicable, with the Trustee of a sum sufficient to purchase all of the Mortgage Loans and REO Properties as set forth above, reduction of the Class 1A Principal Balance or the Class 2A Principal Balance to zero and payment of any amount set forth in clause (c)(vii) of the definition of Class A Principal Remittance Amount.

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




     In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Servicer shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates and the cost thereof shall be paid out of the funds and other assets of the Trust Fund which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Certificateholders shall look to the Class R Certificateholders for payment.

     Section 11.02 Additional Termination Requirements.

     (a) In the event the Servicer exercises its purchase option as provided in
Section 11.01 above, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 11.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust Fund as defined in
Section 860F of the Code, or (ii) cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Class A Certificates are outstanding:

        (i) The Servicer shall establish a 90-day liquidation period for the Trust Fund REMIC, and specify the first day of such period in a statement attached to the Trust Fund REMIC's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Servicer also shall satisfy all of the requirements of a qualified liquidation for the Trust Fund REMIC, under
     Section 860F of the Code and the regulations thereunder;

        (ii) The Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Servicer shall sell or otherwise dispose of all of the remaining assets of the Trust Fund REMIC, in accordance with the terms hereof; and

        (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet claims), and the Trust Fund REMIC shall terminate at that time.

     (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Servicer, if it chooses to do so, to specify the 90-day liquidation period on the final Tax

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



Return of the Trust Fund REMIC, which authorization shall be binding upon all successor Certificateholders.

     Section 11.03 Depositor's Right to Depositor's Yield Absolute.

     The Depositor's right to receive the Depositor's Yield with respect to each Mortgage Loan shall be absolute and unconditional, and shall survive notwithstanding the termination of the rights and obligations of the Servicer hereunder, the resignation of the Servicer or the termination of this Agreement. The Depositor's right to receive the Depositor's Yield shall not be subject to offset or counterclaim, whether or not such right has been assigned in whole or in part, notwithstanding any breach of any representation or warranty of the Depositor under this Agreement or any default by the Depositor of any of its obligations or covenants under this Agreement. The Depositor shall have the right to assign any or all of its rights in and to the Depositor's Yield, without notice to or the consent of any party of this Agreement or any Certificateholder.

                                   ARTICLE XII

                                   THE TRUSTEE

     Section 12.01 Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and has not been cured or waived, the Trustee shall, except in those cases in which it is required by the terms of this Agreement to follow the direction of the Certificate Insurer or the Rating Agencies, exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, provided, however that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer or the Depositor hereunder. If any such instrument is found not to conform to the requirements of this Agreement, the Trustee shall notify the Certificate Insurer and request written instructions as to the action the Certificate Insurer deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Trustee will provide notice thereof to the Certificate Insurer who shall then direct the Trustee as to the action, if any, to be taken.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements or opinions, reports, documents, orders or instruments furnished to the Trustee and conforming to the requirements of this Agreement;

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


          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer, the Class 1A Majority Certificateholders and the Class 2A Majority Certificateholders or any of them relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

          (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default (except a default or Event of Default set forth under Section 10.01(i)(A) or 10.01(i)(C) unless a Responsible Officer of the Trustee shall have actual knowledge thereof or have received written notice thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no default or Event of Default;

          (v) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement;

          (vi) Subject to any express requirement of this Agreement and until such time as the Trustee shall be the successor to the Servicer and without otherwise limiting the generality of this Section, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund,
     (D) to confirm or verify the contents of any reports or certificates of any Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties; and

          (vii) The Trustee shall not be deemed a fiduciary for the Certificate Insurer in its capacity as such, except to the extent the Certificate Insurer has made an Insured Payment and is thereby subrogated to the rights of the Certificateholders with respect thereto.

     Section 12.02 Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 12.01:

          (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

          (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Certificate Insurer or any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except in those cases in which the Trustee is required by the terms of this Agreement to follow the direction of the Certificate Insurer, the Class 1A Majority Certificateholders or the Class 2A Majority Certificateholders nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

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          (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Certificate Insurer, the Class 1A Majority Certificateholders or the Class 2A Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand from such Servicer's own funds;

          (vi) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

          (vii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

          (viii) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

     (b) Following the Startup Day, the Trustee shall not knowingly accept any contribution of assets to the Trust Fund REMIC, unless the Trustee shall have received from the Depositor an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund REMIC will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any of the Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     Section 12.03 Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document (including any document comprising a part of the Mortgage
File). The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Servicer in respect of the Mortgage Loans or deposited in or withdrawn by any

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


Servicer from the Principal and Interest Accounts. The Trustee shall not be responsible for the legality or validity of the Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor to the Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust Fund or to record this Agreement.

     Section 12.04 Trustee May Own Certificates.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

     Section 12.05 Servicer to Pay Trustee's Fees and Expenses.

     The Servicer and the Depositor, jointly and severally, covenant and agree to pay to the Trustee annually, from amounts on deposit in the Trustee Expense Accounts, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all routine services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and routine duties hereunder of the Trustee, and the Servicer and the Depositor will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Trustee shall have no lien on the Trust Fund, other than the Trustee Expense Accounts, for the payment of its fees and expenses. To the extent that actual fees and expenses of the Trustee exceed the Annual Trustee Expense Amounts, the Servicer and/or the Depositor shall reimburse the Trustee for such shortfall out of its own funds without reimbursement therefor, except as provided in Section
6.03. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified, jointly and severally, by the Servicer and the Depositor and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder, and
(ii) resulting from any error in any tax or information return prepared by the Servicer. The obligations of the Servicer and the Depositor under this Section
12.05 shall survive termination of the initial Servicer and payment of the Certificates with respect to any Sub-Pool, and shall extend to any co-trustee or separate-trustee appointed pursuant to this Article XII.

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

     Section 12.06 Eligibility Requirements for Trustee.

     The Trustee hereunder shall at all times be (i) a bank organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers, including taking title to the Trust Fund assets on behalf of the Certificateholders, (iii) having a combined capital and surplus of at least $50,000,000, (iv) whose long-term deposits shall be rated at least "BBB" by S&P and Baa2 by Moody's (except as provided herein) or such lower long-term deposit rating by S&P as may be approved in writing by the Certificate Insurer and S&P or the Certificate Insurer and Moody's, as the case may be (v) is subject to supervision or examination by federal or state authority and (vi) is reasonably acceptable to the Certificate Insurer as evidenced in writing. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 12.06 shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 12.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 12.07 hereof.

     Section 12.07 Resignation and Removal of the Trustee.

     The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Servicer, the Rating Agencies and the Certificate Insurer, not less than 60 days before the date specified in such notice when such resignation is to take effect. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders and the Certificate Insurer by the Servicer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 12.06 and shall fail to resign after written request therefor by any Servicer, or the Certificate Insurer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer or the Certificate Insurer may remove the Trustee and the Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

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


     If the Trustee fails to perform in accordance with the terms of this Agreement, the Class 1A Majority Certificateholders and the Class 2A Majority Certificateholders or the Certificate Insurer may remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed. A copy of such instrument shall be delivered to the Certificate Insurer by the Servicer.

     The Depositor may, in its discretion, remove the Trustee with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld, without cause. The Servicer shall, within 30 days after such removal, appoint, subject to the approval of the Certificate Insurer, which approval shall not be unreasonably withheld, a successor trustee which satisfies the eligibility requirements of Section 12.06 by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, each Rating Agency and the Certificate Insurer by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee which satisfies the eligibility requirements of Section 12.06 as provided in Section 12.08.

     Section 12.08 Successor Trustee.

     Any successor trustee appointed as provided in Section 12.07 shall execute, acknowledge and deliver to the Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall, to the extent necessary, deliver to the successor trustee, or Custodian, if any, all Mortgage Files and related documents and statements held by it hereunder, and the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section
12.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 12.06 and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 12.08, the Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Servicer fails to

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

mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 12.09 Merger or Consolidation of Trustee.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or bank shall be eligible under the provisions of Section 12.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 12.10 Appointment of Co-Trustee or Separate Trustee.

     Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 12.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be approved by the Certificate Insurer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 12.06 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 12.08.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 12.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee, and a copy thereof shall be forwarded by the Trustee to the Certificate Insurer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 12.11 Tax Returns.

     The Trustee, upon request, will promptly furnish the Servicer with all such information as may reasonably be required in connection with the Servicer's preparation of all Tax Returns of the Trust Fund REMIC or for the purpose of the Servicer's responding to reasonable requests for information made by Certificateholders in connection with tax matters and, within five (5) Business Days of a request therefor, shall (i) sign on behalf of the Trust Fund REMIC any Tax Return that the Trustee is required to sign pursuant to applicable federal, state or local tax laws, and (ii) cause such Tax Return to be returned in a timely manner to the Servicer for distribution to Certificateholders or filed with a government authority if required.

     Section 12.12 Appointment of Custodians.

     The Trustee may, with the consent of the Servicer and the Certificate Insurer, appoint one or more Custodians to hold all or a portion of the Trustee's Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article XII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders and the Certificate Insurer. Each Custodian shall be a depository institution subject to supervision by federal or state authority and shall be qualified to do business in the jurisdiction in which it holds any Trustee's Mortgage File. Each Custodial Agreement may be amended only as provided in Section 14.02.

     Section 12.13 Trustee May Enforce Claims Without Possession of
     Certificates.

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


     All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, any such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

     Section 12.14 Suits for Enforcement.

     In case an Event of Default or other default by the Servicer hereunder shall occur and be continuing, the Trustee, in its discretion, but subject to
Section 10.01, may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

     Section 12.15 Control of Remedies by Certificate Insurer and
     Certificateholders.

     Notwithstanding anything herein to the contrary, the Certificate Insurer or the Class 1A and Class 2A Majority Certificateholders, with the consent of the Certificate Insurer, may direct the time, method and place of conducting any proceeding relating to the Trust Fund or the Certificates or for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Fund; provided, that:

     (i) such direction shall not be unlawful or in conflict with this Agreement;

     (ii) the Trustee shall have been provided with indemnity satisfactory to it;

     (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

     (iv) that the Trustee need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Holders not so directing.

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


                                  ARTICLE XIII

                                REMIC PROVISIONS

     Section 13.01 REMIC Administration.

     (a) The Servicer shall make an election to treat the Trust Fund REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of the Trust Fund REMIC, the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 and Class 2A Certificates (exclusive of the right to receive Supplemental Interest) shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Trust Fund REMIC. The Servicer shall not permit the creation of any "interests" in the Trust Fund REMIC (within the meaning of Section 860G of the Code) other than the interests represented by the Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of the Trust Fund REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The Servicer shall hold the Tax Matters Person Residual Interest Certificate representing a 0.01% Percentage Interest of the Class R Certificates and is designated as the Tax Matters Person of the Trust Fund REMIC, as provided under Treasury regulations Section 1.860F-4(d) and temporary Treasury regulations Section 301.6231(a)(7)-1T. The Servicer, as Tax Matters Person, shall (i) act on behalf of the Trust Fund REMIC, in relation to any tax matter or controversy involving such REMIC and (ii) represent the Trust Fund REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Servicer to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund REMIC. The legal expenses and costs of any such action described in this subsection and any liability resulting therefrom shall constitute Servicing Advances and the Servicer shall be entitled to reimbursement therefor unless such legal expenses and costs are incurred by reason of the Servicer's willful misfeasance, bad faith or gross negligence.

     (d) The Servicer shall prepare or cause to be prepared all of the Tax Returns in respect of the Trust Fund REMIC created hereunder and deliver such Tax Returns to the Trustee for signing and the Trustee shall sign and promptly return to the Servicer for filing such Tax Returns in order that the Servicer may file such Tax Returns in a timely manner. The expenses of preparing and filing such returns shall be borne by the Servicer without any right of reimbursement therefor.

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


     (e) The Servicer shall perform on behalf of the Trust Fund all reporting and other tax compliance duties that are the responsibility of the Trust Fund under the Code, REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Servicer shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of the Trust Fund.

     (f) To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Servicer shall take such action and shall cause the Trust Fund REMIC created under this Agreement to take such action as shall be reasonably necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Trustee shall assist it, to the extent reasonably requested by it). The Servicer shall not knowingly or intentionally take any action, cause the Trust Fund REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the Trust Fund REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust Fund REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Servicer has received an Opinion of Counsel to the effect that the contemplated action will not, with respect to the Trust Fund REMIC created hereunder, endanger such status or result in the imposition of such a tax. If the Servicer has delivered to the Trustee an Opinion of Counsel indicating that an action or omission of the Trustee not otherwise required hereby may result in an Adverse REMIC Event, the Trustee shall not take such action, or omit taking such action, as the case may be. In addition, prior to taking any action with respect to the Trust Fund REMIC or its assets, or causing the Trust Fund REMIC to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee shall consult with the Servicer or its designee with respect to whether such action may cause an Adverse REMIC Event and the Trustee shall not take any such action or cause the Trust Fund REMIC to take any such action as to which the Servicer has advised it in writing that an Adverse REMIC Event may occur. If the Trustee so consults with the Servicer and the Servicer fails to respond within three Business Days, the Trustee may take such action, provided that such action would not otherwise constitute a breach of this Agreement. The Servicer may consult with counsel as to the rendering of such written advice, and the cost of such consultation and the production of any Opinions of Counsel, or written advice, shall be borne by the party seeking to take the action not otherwise permitted by this Agreement; provided, however that in no event shall the Trustee be liable or responsible for such costs. The Trustee may conclusively presume that any action taken or omitted at the written direction or request of the Servicer will not result in an Adverse REMIC Event, and the Trustee shall not be liable or responsible for any Adverse REMIC Event arising out of or resulting from any such action or omission.

     (g) In the event that any tax is imposed on "prohibited transactions" of the Trust Fund REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of the Trust Fund REMIC, as defined in Section 860G(c) of the Code, on any contributions to the Trust Fund REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) against the party the actions of which gave rise to such taxes and (ii) otherwise against amounts on deposit in the related Certificate Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 1997, the Servicer shall deliver to the Trustee a Certificate from a Responsible Officer of the Servicer stating the Servicer's compliance with this Article XIII.

     (i) The Trustee and the Servicer shall, for federal income tax purposes, maintain books and records with respect to the Trust Fund REMIC on a calendar year and on an accrual basis, to the extent such books and records are maintained pursuant to this Agreement.

     (j) After the 90-day period commencing on the Startup Day, the Servicer shall not accept any contributions of assets to the Trust Fund REMIC, unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the Trust Fund REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust Fund REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Servicer nor the Trustee shall enter into any arrangement by which the Trust Fund REMIC will receive a fee or other compensation for services nor permit the Trust Fund REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

     (l) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" of the Class A Certificates and the date by which the Class 1A Principal Balance and the Class 2A Principal Balance would be reduced to zero is September 25, 2026 which is the Remittance Date immediately following the latest scheduled maturity of any Mortgage Loan.

     (m) Upon any termination of, or appointment of any successor to, the Servicer with respect to the last Sub-Pool covered under this Agreement hereunder, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the successor Servicer. If a successor Servicer has not been appointed by the Trustee, the Servicer shall promptly, upon the request of the Trustee, transfer all of the related Tax Matters Person Residual Interest Certificates to the Depositor who shall serve as the related Tax Matters Person until such time as the Trustee appoints a successor Servicer. Any entity appointed by the Trustee as successor Servicer shall agree to hold the related Tax Matters Person Residual Interest Certificates as a condition to its appointment as Servicer.

     (n) All expenses incurred by the Servicer in performing its duties under this Article XIII (other than as provided in Section 13.01(d) and expenses for salaries of its own employees and overhead) shall constitute Servicing Advances under this Agreement.

     Section 13.02 Prohibited Transactions and Activities.

     Neither the Depositor, the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund REMIC pursuant to Article XI or (iv) a purchase of Mortgage Loans pursuant to Articles II or III), nor acquire any assets for the Trust Fund, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to the Trust Fund REMIC after the Closing Date unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, substitution or acquisition) indicating that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of the Trust Fund REMIC as a REMIC or (b) cause the Trust Fund REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     Section 13.03 Servicer and Trustee Indemnification.

     (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer, as a result of a breach of the Trustee's covenants set forth in
Article XII or this Article XIII.

     (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of a breach of the Servicer's covenants set forth in Articles V, VII, IX or this Article XIII with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Servicer that contain material errors or omissions.

                                   ARTICLE XIV

                            MISCELLANEOUS PROVISIONS

     Section 14.01 Acts of Certificateholders.

     Except as otherwise specifically provided herein, whenever Certificateholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Certificateholders with respect to a Sub-Pool if the Majority Certificateholders of the related Sub-Pool agree to take such action or give such consent or approval.

     Section 14.02 Amendment.

     (a) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer by written agreement upon the prior written consent of the Certificate Insurer, without notice to or consent of the Certificateholders, to cure any error or ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions hereof, to evidence any succession to the Servicer, to comply with any changes in the Code, to amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Trust Fund REMIC as a REMIC under the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, or any Custodial Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party. The Trustee shall give prompt written notice to the Rating Agencies of any amendment made pursuant to this Section 14.02.

     (b) This Agreement may be amended from time to time by the Depositor, the Trustee and the Servicer and with the consent of the Certificate Insurer and (i) the Class 1A Majority Certificateholders in the case of an amendment affecting the Class 1A Certificates and (ii) the Class 2A Majority Certificateholders in the case of an amendment affecting the Class 2A Certificates; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the Trust Fund REMIC as a REMIC or cause a tax to be imposed on the Trust Fund REMIC, and provided further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement.

     In connection with the solicitation of consents of Certificateholders pursuant to this Section 14.02, upon written request of the Depositor, the Trustee shall provide written copies of the current Certificate Register to the Depositor.

     Section 14.03 Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the Majority Certificateholders of both Sub-Pools, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 14.04 Duration of Agreement.

     This Agreement shall continue in existence and effect until terminated as herein provided.

     Section 14.05 Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 14.06 Notices.

     (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of Superior Bank, as Depositor, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention: William C. Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Depositor,
(ii) in the case of Lee Servicing Company, a division of Superior Bank FSB, as Servicer, One Lincoln Centre, Oakbrook Terrace, Illinois 60181, Attention:
William C. Bracken, or such other addresses as may hereafter be furnished to the Certificateholders in writing by the Servicer, (iii) in the case of the Trustee, LaSalle National Bank, 135 S. LaSalle Street, Suite 200, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Department -- AFC 1996-2, (iv) in the case of the Certificateholders, as set forth in the Certificate Register, (v) in the case of Moody's, 99 Church Street, New York, New York 10007 Attention: Home Equity Loan Monitoring Group, (vi) in the case of S&P, 26 Broadway, 15th Floor, New York, New York 10004 Attention: Residential Mortgage Surveillance Group, and (vii) in the case of the Certificate Insurer, Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006,
Attention: Group Leader -- Research and Risk Management. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders shall be effective upon mailing or personal delivery.

     (b) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

     1. Any material change or amendment to this Agreement;

     2. The occurrence of any Event of Default that has not been cured;

     3. The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

     4. The repurchase or substitution of Mortgage Loans; and

     5. The final payment to Certificateholders.

     In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

     1. Each report to Certificateholders described in Section 6.08;

     2. Each annual statement as to compliance described in Section 7.04; and

     3. Each annual independent public accountants' servicing report described in Section 7.05.

     Section 14.07 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

     Section 14.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Certificateholders.

     Section 14.09 Counterparts.

     This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     Section 14.10 Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the Servicer, the Depositor, the Trustee and the Certificateholders and their respective successors and assigns.

     Section 14.11 Headings.

     The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     Section 14.12 The Certificate Insurer.

     Any right conferred to the Certificate Insurer with respect to a Sub-Pool shall be suspended during any period in which the Certificate Insurer is in default in its payment obligations under the Certificate Insurance Policy. At such time as the Certificates with respect to a Sub-Pool are no longer outstanding hereunder, and no amounts owed to the Certificate Insurer hereunder with respect to such Sub-Pool remain unpaid, the Certificate Insurer's rights hereunder with respect to such Sub-Pool shall terminate.

     Section 14.13 Paying Agent.

     The Trustee hereby accepts appointment as Paying Agent. The Trustee may, subject to the eligibility requirements for the Trustee set forth in Section 12.06, other than Section 12.06(iv), appoint one or more other Paying Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee with a copy being sent to the Certificate Insurer.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.06, that such Paying Agent will:

     (1) allocate all sums received for distribution to the Holders of Certificates of each Class for which it is acting as Paying Agent on each Remittance Date among such Holders in the proportion specified by the Trustee; and

     (2) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Certificate Insurer and the Certificateholders by mailing notice thereof to their addresses appearing on the Certificate Register.

     Section 14.14 Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where required, to the Depositor or the Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Depositor and the Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Depositor or either Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee may require additional proof of any matter referred to in this Section 14.14 as it shall deem necessary.

     Section 14.15 Grant of Security Interest.

     It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and all other assets constituting the Trust Fund, by the Depositor to the Trustee be, and be construed as, a sale of the Mortgage Loans and such other assets constituting the Trust Fund by the Depositor and not a pledge by the Depositor to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans and other assets constituting the Trust Fund are held to be property of the Depositor, then it is the express intent of the parties that such conveyance be deemed as a pledge of the Mortgage Loans and all other assets constituting the Trust Fund to the Trustee to secure a debt or other obligation of the Depositor and this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code and the conveyances provided for in Section 2.01 hereof shall be deemed a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans and all other assets constituting the Trust Fund. Accordingly, the Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other assets constituting the Trust Fund for the purpose of securing to the Trustee the performance by the Depositor of the obligations under this Agreement. Notwithstanding the foregoing, the parties hereto intend the conveyances pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and all other assets constituting the Trust Fund by the Depositor to the Trustee. The Depositor and the Trustee (at the written direction and expense of the Depositor) shall take such actions as may be necessary to ensure that if this Agreement were deemed to create a security interest, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such for the term of this Agreement. Without limiting the generality of the foregoing, the Servicer shall file, or shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform

Commercial Code to perfect the Trustee's security interest in or lien on the Mortgage Loans, including, without limitation, (x) continuation statements and
(y) such other statements as may be occasioned by (i) any change of name of the Depositor or Trustee, (ii) any change of location of the place of business or the chief executive office of the Depositor or (iii) any transfer of any interest of the Depositor in any Mortgage Loan.

     IN WITNESS WHEREOF, the Servicer, the Trustee and the Depositor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                SUPERIOR BANK FSB, in all of its capacities as contemplated hereby

                By:      /S/ WILLIAM C. BRACKEN
                       -----------------------------------------------
                         Name:   William C. Bracken
                         Title:  Chief Financial Officer
                                 Senior Vice President

                LEE SERVICING COMPANY, a division of Superior
                Bank FSB, as Servicer

                By:      /S/ WILLIAM C. BRACKEN
                       -----------------------------------------------
                         Name:    William C. Bracken
                         Title:   Chief Financial Officer
                                  Senior Vice President

                LASALLE NATIONAL BANK, as Trustee

                By:      /S/ SHASHANK MISHRA
                        ----------------------------------------------
                         Name:    Shashank Mishra
                         Title:   Vice President

State of                )
                        ) ss.:
County of               )

         On the 19th day of June, 1996 before me, a Notary Public in and for the State of Illinois, personally appeared William C. Bracken known to me to be a Senior Vice President of Superior Bank FSB, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[SEAL]

                                    __________________________________________
                                                   Notary Public





                                    My Commission expires ____________

State of                )
                        ) ss.:
County of               )

         On the 19th day of June, 1996 before me, a Notary Public in and for the State of Illinois, personally appeared William C. Bracken known to me to be a Senior Vice President of Lee Servicing Company, a division of Superior Bank FSB, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[SEAL]

                                    __________________________________________
                                                   Notary Public





                                    My Commission expires ____________

State of                )
                        ) ss.:
County of               )

         On the 19th day of June, 1996 before me, a Notary Public in and for the State of Illinois, personally appeared Shashank Mishra known to me to be Vice President of LaSalle National Bank, the banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said banking corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



[SEAL]

                                    __________________________________________
                                                   Notary Public





                                    My Commission expires ____________

                                    EXHIBIT A

                            CONTENTS OF MORTGAGE FILE

     With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, all of which shall be available for inspection by the Certificateholders, to the extent required by applicable laws:

          1. The original Mortgage Note, showing a complete chain of endorsements and endorsed by the last endorsee thereof "Pay to the order of _________ [or LaSalle National Bank, as Trustee under the Pooling and Servicing Agreement, dated as of June 1, 1996, Series 1996-2] without recourse" and signed, by facsimile or manual signature, by such last endorsee.

          2. Either: (i) the original Mortgage, with evidence of recording thereon, (ii) a copy of the Mortgage certified as a true copy by a Responsible Officer of the Depositor or by the closing attorney, or by an officer of the title insurer or agent of the title insurer which issued the related title insurance policy, or commitment therefor, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (iii) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost.

          3. Either: (a) (1) the original Assignment of Mortgage from the last assignee of the related Mortgage assigned to the Trustee, with evidence of recording thereon, or (2) an original assignment of mortgage from the last assignee of the related Mortgage assigned in blank, or (b) if an original Assignment of Mortgage has not yet been provided in accordance with clause
     (a), an Assignment of Mortgage to the Trustee, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Mortgage to the Trustee submitted for recording (provided, however, that an appropriate officer or approved signatory of the Depositor may complete one or more blanket certificates attaching copies of one or more Assignments of Mortgage to the Trustee relating thereto) or (c) a copy of such original Assignment of Mortgage to the Trustee, with evidence of recording thereon, certified to be true and complete by the Depositor or the appropriate public recording office, in those instances where such original Assignment of Mortgage has been recorded but subsequently lost; any such Assignment of Mortgage may be made by blanket assignments for Mortgage Loans secured by the Mortgaged Properties located in the same county, if permitted by applicable law.

          4. The original policy of title insurance or a true copy thereof or, if such policy has not yet been delivered by the insurer, the commitment or binder to issue same.

          5. Originals of all assumption and modification agreements, if any, or a copy certified as a true copy by a Responsible Officer of the Depositor if the original has been transmitted for recording until such time as the original is returned by the public recording office.

          6. Either: (i) originals of all intervening assignments, if any, showing a complete chain of title from the originator to the last assignee of the related Mortgage, including any recorded warehousing assignments, with evidence of recording thereon, or, (ii) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of a Responsible Officer of the Depositor or the closing attorney or an officer of the title insurer which issued the related title insurance policy, or commitment therefor, or its duly authorized agent certifying that the copy is a true copy of the original of such intervening assignments or (iii) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost.

          7. Proof of hazard insurance in the form of the declaration page of a hazard insurance policy together with a direction to the insurer or agent to add the name of the mortgagee, its successors and assigns, as mortgagee/loss payee, or hazard insurance policy endorsement that names the Depositor, its successors and assigns, as a mortgagee/loss payee, and, if such endorsement does not show the amount insured by the related hazard insurance policy, some evidence of such amount except with respect to those Mortgage Loans purchased by the Depositor from an investor as to which such proof of hazard insurance shall be delivered not later than 180 days after the Closing Date and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy.

          8. With respect to each Sub-Pool 1 Multifamily Loan and Sub-Pool 1 Mixed Use Loan, (i) if such item is a document separate from the Mortgage either (a) an original copy of the related Assignment of Leases, if any (with recording information indicated thereon), or (b) if the original of such Assignment of Leases has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such Assignment of Leases submitted for filing; (ii) an original assignment of any related Assignment of Leases, if any (if such document is a document separate from the Mortgage and not incorporated in the Assignment of Mortgage), in blank and in recordable form; (iii) if such item is a document separate from the Mortgage either (A) an original copy of all intervening assignments of Assignment of Leases, if any (with recording information indicated thereon), or (B) if the original of such intervening assignments of Assignment of Leases has not yet been returned from the recording office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignment of Assignment of Leases submitted for recording; (iv) either (a) a copy of the UCC-1 financing statement and any related continuation statements, if any, each showing the Mortgagor as debtor and mortgagee as secured party and each with evidence of filing thereon, or (b) if the copy of the UCC-1 financing statement has not yet been returned from the filing office, a copy of such UCC-1 financing statement, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such UCC-1 financing statement submitted for filing; (v) an original executed form UCC-2 or UCC-3 financing statement, in form suitable for filing, disclosing the assignment in blank, of the security interest in the personal property constituting security for repayment of the Mortgage Loan; and (vi) either (A) an original copy of all intervening assignments of UCC-3 financing statements, if any (with evidence of filing thereon), or (B) if the original of such intervening assignments of UCC-3 financing statements has not yet been returned from the filing office, a copy of such original, certified by an appropriate officer or approved signatory of the Depositor or the closing attorney or any officer of the title insurer that issued the related title insurance policy, or commitment therefor, or its duly authorized agent, as being a true and complete copy of the original of such intervening assignments of UCC-3 financing statements submitted for recording. If in connection with any Mortgage Loan the Depositor cannot deliver any such financing statement(s) with evidence of filing thereon because such financing statement(s) has not yet been returned by the public filing office where such financing statement(s) has been submitted for filing, then the Depositor shall deliver or cause to be delivered a photocopy of such financing statement(s) (certified by the Depositor to be a true and complete copy) together with an officers' certificate stating that such financing statement(s) has been dispatched to the appropriate public filing office for filing.

          9. Mortgage Loan closing statement and any other truth-in-lending or real estate settlement procedure forms required by law.

          10. Residential loan application.

          11. Verification of employment and income, and tax returns, if any.

          12. Credit report on the mortgagor.

          13. The full appraisal made in connection with the origination of the related Mortgage Loan with photographs of the subject property and of comparable properties, constituting evidence sufficient to indicate that the Mortgaged Property relates to a Residential Dwelling.

          14. With respect to Sub-Pool 1, to the extent that such Sub-Pool 1 Mortgage Loan is secured by a second priority lien, a verification of the first mortgage.

          15. All other papers and records developed or originated by the Depositor or others, required to document the Mortgage Loan or to service the Mortgage Loan.

                                   EXHIBIT B-1

                         [FORM OF CLASS 1A CERTIFICATE]

                                  [DTC LEGEND]

                   AFC Mortgage Loan Asset Backed Certificate

          Series 1996-2 Class 1A[-1][-2][-3][-4][-5] [-6] No. _______

          Date of Pooling and Servicing Agreement: June 1, 1996

          Servicer: Lee Servicing Company, a division of Superior Bank FSB

          First Remittance Date: July 25, 1996

          Closing Date: June __, 1996

          Class 1A[-1][-2][-3][-4][-5][-6]

          Pass-Through Rate: [variable][____%]

          CUSIP #:

          Original Class 1A Principal Balance: $___________.


          Original Dollar Amount as of the Closing Date Represented by this
     Certificate: $_______________.

          Percentage Interest of this Certificate: %

          Original Sub-Pool 1 Principal Balance: $____________.

          Original Sub-Pool 1 Pre-Funded Amount: $____________.

          Latest Scheduled Maturity Date of any Sub-Pool 1 Subsequent Mortgage
     Loan: ___________ 1, 20__

          Trustee: LaSalle National Bank

     This certifies that _________________________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class 1A[-1][-2][-3][-4][-5][-6] Certificates of the above referenced series (the "Class 1A[-1][-2][-3][-4][-5][-6] Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Lee Servicing Company, a division of Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off

Date with respect to the Sub-Pool 1 Initial Mortgage Loans is June 1, 1996. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which terms and provisions the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on July 25, 1996, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Remittance Date with respect to the Class 1A-1 Certificates and the Class 2A Certificates, and the last Business Day of the month next preceding the month of such distribution (each, a "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class 1A[-1][-2][-3][-4][-5][-6] Certificates on such Remittance Date pursuant to Section 6.06 of the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the initial distribution on all Classes of Certificates other than the Class 1A-1 Certificates and the Class 2A Certificates will be made to Certificateholders of record as of the Closing Date and the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.

                                        LASALLE NATIONAL BANK,
                                          as Trustee


                                        By:________________________________
                                                     Authorized Officer

Dated:________________________
(Seal)

                          CERTIFICATE OF AUTHENTICATION

     This is a Class 1A[-1][-2][-3]][-4][-5][-6] Certificate referred to in the within-mentioned Agreement.

                                LASALLE NATIONAL BANK, as Certificate Registrar


                                             By:___________________________
                                                     Authorized Officer

                                   EXHIBIT B-2

                         [FORM OF CLASS 2A CERTIFICATE]

                                  [DTC LEGEND]

                   AFC Mortgage Loan Asset Backed Certificate

     Series 1996-2 Class 2A No. ________

     Date of Pooling and Servicing Agreement: June 1, 1996

     Servicer: Lee Servicing Company, a division of Superior Bank FSB

     First Remittance Date: July 25, 1996

     Closing Date: June __, 1996

     CUSIP #:

     Original Class 2A Principal Balance: $___________.

     Original Dollar Amount as of the Closing Date Represented by this
Certificate: $_______________.

     Percentage Interest of this Certificate: %

     Original Sub-Pool 2 Principal Balance: $____________.

     Original Sub-Pool 2 Pre-Funded Amount: $____________.

     Latest Scheduled Maturity Date of any Sub-Pool 2 Subsequent Mortgage Loan:
___________ 1, 20__

     Trustee: LaSalle National Bank

     This certifies that _________________________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class 2A Certificates of the above referenced series (the "Class 2A Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Lee Servicing Company, a division of Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Sub-Pool 2 Initial Mortgage Loans is June 1, 1996. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which terms and provisions the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on July 25, 1996, the Trustee or Paying Agent shall distribute to the Person in whose name this Certificate is registered on the Business Day immediately preceding such Remittance Date with respect to the Class 1A-1 Certificates and the Class 2A Certificates, and the last Business Day of the month next preceding the month of such distribution (each, a "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Class 2A Certificates on such Remittance Date pursuant to Section
6.06 of the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.

                                LASALLE NATIONAL BANK,
                                as Trustee


                                By:___________________________________
                                           Authorized Officer

Dated:________________________
(Seal)

                          CERTIFICATE OF AUTHENTICATION

     This is a Class 2A Certificate referred to in the within-mentioned
Agreement.

                                LASALLE NATIONAL BANK, as Certificate Registrar


                                By:_____________________________________
                                           Authorized Officer

                                   EXHIBIT B-3

                          [FORM OF CLASS R CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAW OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
"RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R CERTIFICATE MAY
BE MADE ONLY IF (1) THE PROPOSED TRANSFEREE PROVIDES TO THE TRUSTEE AN AFFIDAVIT STATING AMONG OTHER THINGS THAT SUCH TRANSFEREE IS A PERMITTED TRANSFEREE (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT) OR AN AGENT OF A PERMITTED TRANSFEREE AND (2) THE PROPOSED TRANSFEROR PROVIDES TO THE TRUSTEE A CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEROR HAS NO KNOWLEDGE THAT THE PROPOSED TRANSFEREE IS NOT A PERMITTED TRANSFEREE AND NO PURPOSE OF SUCH PROPOSED TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER OF THIS CLASS R CERTIFICATE TO A PERSON OTHER THAN A PERMITTED TRANSFEREE OR AN AGENT OF A PERMITTED TRANSFEREE SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO A NON-UNITED STATES PERSON AS SUCH TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN SHALL BE MADE TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), UNLESS THE SERVICER AND THE TRUSTEE ARE PROVIDED WITH A

CERTIFICATION AND AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SERVICER AND THE TRUSTEE THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR CAUSE THE SERVICER OR THE TRUSTEE TO BE DEEMED A FIDUCIARY OF SUCH PLAN OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER THE CODE.

                   AFC Mortgage Loan Asset Backed Certificate

       Series 1996-2                           Percentage Interest of
       Class R                                 this Certificate:
                                               _______%
       No. ______________

       Date of Pooling and                     Original Pool Principal Balance:
       Servicing Agreement:                    $________________
       June 1, 1996

                                               Original Pre-Funded Amount:
       Servicer:                               $___________
       Lee Servicing Company, a
       division of Superior Bank FSB           Trustee:  LaSalle National Bank

       First Remittance Date:                  Closing Date:
       July 25, 1996                           June __, 1996

     This certifies that _______________________ is the registered owner of the percentage interest (the "Percentage Interest") specified above in that certain beneficial ownership interest evidenced by all the Class R Certificates of the above referenced Series (the "Class R Certificates") in a Trust Fund consisting primarily of certain residential first and second mortgage loans (the "Mortgage Loans") serviced by Lee Servicing Company, a division of Superior Bank FSB (the "Servicer"). The Mortgage Loans were originated or acquired by Superior Bank FSB (the "Depositor"). The Trust Fund will be created by the Depositor and the Mortgage Loans will be serviced by the Servicer pursuant to the terms and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1996 (the "Agreement") by and among the Servicer, the Depositor and LaSalle National Bank, as trustee (the "Trustee"), certain of the pertinent provisions of which are set forth herein. The Cut-off Date with respect to the Initial Mortgage Loans is June 1, 1996. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     On each Remittance Date, commencing on July 25, 1996, the Trustee or a Paying Agent shall distribute to the Person in whose name this Certificate is registered on the last day of the month next preceding the month of such distribution (the "Record Date"), an amount equal to the product of the Percentage Interest evidenced by this Certificate and any amounts required to be distributed to the Holders of the Class R Certificates on such Remittance Date pursuant to the Agreement.

     Distributions on this Certificate will be made by the Trustee or Paying Agent by wire transfer of immediately available funds to the account of the Person entitled thereto as shall appear on the Certificate Register without the presentation or surrender of this Certificate or the making of any notation thereon, at a bank or other entity having appropriate facilities therefor, if such Person shall own of record (i) any Class R Certificate or (ii) any Class A Certificate with an initial related Class A Principal Balance in excess of $5,000,000, and shall have so notified the Trustee in writing at least five Business Days prior to the related Remittance Date, or otherwise by check mailed to the address of such Person appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Servicer of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for that purpose by the Certificate Registrar in Chicago, Illinois.

     No transfer of a Class R Certificate or any interest therein shall be made to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code (each, a "Plan"), unless the prospective transferee of a Class R Certificate provides the Servicer and the Trustee with a certification of facts and, at its own expense, an Opinion of Counsel which establish to the satisfaction of the Servicer and the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or cause the Servicer or the Trustee to be deemed a fiduciary of such Plan or result in the imposition of an excise tax under Section 4975 of the Code.

     As provided in the Agreement and subject to certain limitations therein set forth, including, without limitation, execution and/or delivery by the proposed transferor and/or transferee, as appropriate, the Resale Certification (Exhibit D to the Agreement), and, if required by the Trustee, an opinion of counsel relating to the exemption from registration under the 1933 Act pursuant to which the proposed transfer is to be made, the Transfer Affidavit (Exhibit J to the Agreement) and Transfer Certificate (Exhibit J-1 to the Agreement) described in
Section 4.02(c)(ii) of the Agreement, and, if the proposed transferee is a Plan, the certification and opinion of counsel described on the front of this Certificate, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form of Exhibit E to the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed under its official seal.

                                   LASALLE NATIONAL BANK,
                                   as Trustee


                                   By:____________________________________
                                               Authorized Officer

Dated:________________________
(Seal)

                          CERTIFICATE OF AUTHENTICATION

     This is a Class R Certificate referred to in the within-mentioned
Agreement.

                                  LASALLE NATIONAL BANK,
                                    as Certificate Registrar


                                  By:_____________________________________
                                               Authorized Officer

                                   EXHIBIT B-4

                        [Form of Reverse of Certificate]

     This Certificate is one of a duly authorized issue of Certificates designated as AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 2A and Class R (herein called the "Certificates") consisting of Sub-Pool 1 and Sub-Pool 2 Mortgage Loans, and representing undivided ownership of (i) such Mortgage Loans as from time to time are subject to the Agreement, together with the Mortgage Files relating thereto, (ii) such assets as from time to time are identified as REO Property with respect to the related Sub-Pool or are deposited in the related Certificate Account, related Principal and Interest Account, related Trustee Expense Account, related Pre-Funding Account, related Reserve Account, the related Interest Coverage Account, and, in the case of Sub-Pool 2, the Supplemental Interest Account, including amounts on deposit in the foregoing accounts and invested in Permitted Instruments, (iii) the Trustee's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Agreement and any Insurance Proceeds, (iv) the Certificate Insurance Policy (as defined below), (v) Liquidation Proceeds and
(vi) Released Mortgaged Property Proceeds (all of the foregoing being hereinafter collectively called the "Trust Fund"). The Depositor's Yield and amounts due on or before the Cut-off Date in the case of Initial Mortgage Loans or on or before a Subsequent Cut-off Date in the case of Subsequent Mortgage Loans do not constitute part of the Trust Fund. The Class R Certificates are subordinated in right of payment to the Class A Certificates, as set forth in the Agreement.

     The Certificates do not represent an obligation of, or an interest in, the Servicer, the Depositor or the Trustee and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, the Federal Housing Administration or the Department of Veterans Affairs or any other governmental agency. The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, the Excess Spread with respect to the related Sub-Pool, the related Pre-Funded Amount, the related Initial Reserve Account Deposit, the related Interest Coverage Amount, in the case of Sub-Pool 2, the Supplemental Interest, and amounts payable under the Certificate Insurance Policy, all as more specifically set forth herein and in the Agreement. To the extent described in the Agreement, the Class 1A and Class 2A Certificates are cross-collateralized and, in certain circumstances, Excess Spread and principal collections on a Sub-Pool will be available to Holders of the Class A Certificates related to the other Sub-Pool. In the event Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Servicer from related recoveries on such Mortgage Loan.

     Financial Guaranty Insurance Company (the "Certificate Insurer") has issued a surety bond (the "Certificate Insurance Policy") with respect to the Class A Certificates, a copy of which is attached to the Agreement.

     As provided in the Agreement, deposits and withdrawals from the related Principal and Interest Account, the related Certificate Account, the related Trustee Expense

Account, the related Reserve Account, the related Interest Coverage Account and, in the case of Sub-Pool 2, the Supplemental Interest Account may be made by the Servicer or the Trustee, as the case may be, from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to the Servicer or the Depositor of advances made, or certain expenses incurred, by each, and the payment of fees due and owing to the Servicer, the Trustee and the Certificate Insurer.

     Subject to certain restrictions, the Agreement permits the amendment thereof by the Servicer, the Depositor and the Trustee with the consent of the Certificate Insurer, (i) the Class 1A Majority Certificateholders in the case of an amendment solely affecting the Class 1A Certificates and (ii) the Class 2A Majority Certificateholders in the case of an amendment solely affecting the Class 2A Certificates (although in certain limited circumstances the Agreement may be amended without the consent of any Certificateholder). The Agreement permits the related Majority Certificateholders, on behalf of all related Certificateholders, subject to the consent of the Certificate Insurer, or the Certificate Insurer, to waive any default by the Servicer in the performance of its obligations under the Agreement with respect to the related sub-Pool and its consequences, except a default in making any required distribution on a Certificate. Any such consent or waiver by the related Majority Certificateholders or the Certificate Insurer shall be conclusive and binding on the Holder of this Certificate and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in Chicago, Illinois, accompanied by a written instrument of transfer in the form required by the Agreement, or such other endorsement or written instrument of transfer as is satisfactory to the Trustee, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations of a like Class evidencing the same aggregate undivided Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6, Class 2A and Class R Certificates. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for a new Certificate of a like Class evidencing the same undivided ownership interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Servicer, the Depositor, the Trustee and the Certificate Registrar, and any agent of any of the foregoing, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the foregoing shall be affected by notice to the contrary.

     The obligations created by the Agreement shall terminate upon notice to the Trustee of: (i) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Monthly Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee, (ii) the purchase by the Servicer of all outstanding Mortgage Loans and REO Properties of the Sub-Pool at a price determined as provided in the Agreement (the exercise of the right of the Servicer to purchase all the Mortgage Loans and property in respect of Mortgage Loans will result in early retirement of the Certificates), the right of the Servicer to purchase being subject to the aggregate principal balance of the Mortgage Loans in a Sub-Pool at the time of purchase being less than five percent (5%) of the sum of the Sub-Pool Principal Balance and the related Original Pre-Funded Amounts provided, however that on or prior to such Remittance Date with respect to Sub-Pool 1, (x) the Servicer will have purchased all of the Mortgage Loans and REO Property relating to Sub-Pool 2 or (y) the Class 1A-6 Principal Balance on such date is less than or equal to five percent (5%) of the Original Class 1A-6 Principal Balance, or (iii) by the mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing. In no event, however, shall the Trust Fund terminate later than twenty-one years after the death of the last surviving lineal descendant of the Person named in the Agreement. By its acceptance of this Certificate, the Certificateholder hereby appoints the Servicer as its attorney-in-fact to adopt a plan of liquidation of the Trust Fund in accordance with Section 11.02 of the Agreement.

     Unless the certificate of authentication hereon has been executed by the Trustee or the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                    EXHIBIT C

                 PRINCIPAL AND INTEREST ACCOUNT LETTER AGREEMENT

                                     (date)
                  To:   ____________________________

                        ____________________________

                        ____________________________  (the "Depository")

     As "Servicer" under the Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as ("Depositor"), Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer"), and LaSalle National Bank, as Trustee (the "Agreement"), we hereby authorize and request you to establish two accounts, as Principal and Interest Accounts pursuant to
Section 5.03 of the Agreement, to be designated as "Sub-Pool 1 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996- 2." "Sub-Pool 2 Principal and Interest Account, Lee Servicing Company, a division of Superior Bank FSB, in trust for the registered holders of AFC Mortgage Loan Asset Backed Certificates, Series 1996-2." All deposits in the accounts shall be subject to withdrawal therefrom by order signed by the Servicer in accordance with terms of the Agreement. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                            LEE SERVICING COMPANY, a
                                            division of Superior Bank FSB


                                            By:_________________________
                                            Name:_______________________
                                            Title:______________________

     The undersigned hereby certifies that the above described accounts have been established as a trust account under Account Number ___________ and Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such accounts as provided above. The amounts deposited at any time in the accounts will be insured to the maximum amount provided by applicable law by the Federal Deposit Insurance Corporation.

                                            [DEPOSITORY]


                                            By:___________________________
                                            Name:_________________________
                                            Title:________________________

                                    EXHIBIT D

                              RESALE CERTIFICATION

                                ___________, 19__

[Depositor]
[Servicer]
[Trustee]
[Certificate Insurer]
[Certificate Registrar]

          Re:   Class ___ Certificate, No. __ (the "Certificate"),
                issued pursuant to that certain Pooling and Servicing Agreement, AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, dated as of June 1, 1996 among Superior Bank FSB, as Depositor, Lee Servicing Company, a
                division of Superior Bank FSB, as Servicer and LaSalle National Bank, as Trustee
                _________________________________________________________

Dear Sirs:

     ____________________________________________________ as registered holder
("Seller") intends to transfer the captioned Certificate to
___________________________ ("Purchaser"), for registration in the name of
________________________________.

     1. In connection with such transfer, and in accordance with Section 4.02 of the captioned Agreement, Seller hereby certifies to you the following facts:
Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

     2. The Purchaser warrants and represents to, and covenants with, the Seller, the Trustee and the Servicer pursuant to Section 4.02 of the Pooling and Servicing Agreement that:

     a. The Purchaser agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement, the Certificate and the Custodial Agreement, and from and after the date hereof, the Purchaser assumes for the benefit of each of the Servicer and the Seller all of the Seller's obligations as Certificateholder thereunder;

     b. The Purchaser understands that the Certificate has not been registered under the 1933 Act or the securities laws of any state;

     c. The Purchaser is acquiring the Certificate [for investment] for its own account only and not for any other person;

     d. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Certificate;

     e. The Purchaser has been furnished with all information regarding the Certificate that it has requested from the Seller, the Trustee or the Servicer; and

     f. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Certificate, any interest in the Certificate or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificate, any interest in the Certificate or any other similar security from, or otherwise approached or negotiated with respect to the Certificate, any interest in the Certificate or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Certificate under the 1933 Act or which would render the disposition of the Certificate a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Certificate.

     3. The Purchaser warrants and represents to, and covenants with, the Seller, the Servicer and the Depositor that:

     a. The Purchaser agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement;

     b. Either: (1) the Purchaser is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Purchaser is not directly or indirectly purchasing the Certificates on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) Purchaser's purchase of the Certificate(s) will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

     4. This Certification may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have caused this Resale Certification to be executed by their duly authorized officers as of the date first above written.

_____________________________________,    ___________________________________,
Seller                                    Purchaser


By:__________________________________     By:________________________________
Name:________________________________     Name:______________________________
Title:_______________________________     Title:_____________________________
Taxpayer                                  Taxpayer
Identification No.___________________     Identification No._________________

                                    EXHIBIT E

                                   ASSIGNMENT

     THIS ASSIGNMENT dated as of the day of __________, 19 , by and between ___________________________________________________ ("Assignor") and
_____________________________________ ("Assignee"), provides:

     That for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1. Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Certificateholder, in, to and under that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1996, by and among LaSalle National Bank, as Trustee ("Trustee"), Superior Bank FSB, as Depositor, and Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and that certain Certificate, Class _____, No. __, Series 1996-2 (the "Certificate") issued thereunder and authenticated by the Trustee.

     2. For the purpose of inducing Assignee to purchase the Certificate from Assignor, Assignor warrants and represents that:

     a. Assignor is the lawful owner of the Certificate with the full right to transfer the Certificate free from any and all claims and encumbrances whatsoever;

     b. The Assignor has not received notice, and has no knowledge of any offsets, counterclaims or other defenses available to the Servicer with respect to the Pooling and Servicing Agreement or the Certificate; and

     c. [The Assignor has no knowledge of and has not received notice of any amendments to the Pooling and Servicing Agreement or the Certificate.] [The Pooling and Servicing Agreement has been amended pursuant to _____________ dated _________________]

     3. By execution hereof Assignee agrees to be bound, as Certificateholder, by all of the terms, covenants and conditions of the Pooling and Servicing Agreement and the Certificate, and from and after the date hereof Assignee assumes for the benefit of each of the Servicer, the Depositor, the Trustee, the Certificate Registrar and the Assignor all of Assignor's obligations as Certificateholder thereunder.

     4. The Assignee warrants and represents to, and covenants with, the Assignor, the Depositor, the Trustee, the Certificate Registrar and the Servicer that:

     a. The Assignee agrees to be bound, as Certificateholder, by the restrictions on transfer contained in the Pooling and Servicing Agreement; and

     b. Either: (1) the Assignee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 ("Code") (also a "Plan"), and the Assignee is not directly or indirectly purchasing the Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan; or (2) the Assignee is a Plan, but the Assignee's purchase of the Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code and attached hereto is the certification and opinion of counsel required under Section 4.02(c) of the Pooling and Servicing Agreement.

     5. This Assignment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     WITNESS the following signatures.

___________________________________,      __________________________________,
Assignor                                  Assignee

By:_________________________________      By:_______________________________
Name:_______________________________      Name:_____________________________
Title:______________________________      Title:____________________________
Taxpayer                                  Taxpayer
Identification No.__________________      Identification No.________________

State of ___________       )
                           ) ss.:
County of __________       )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of __________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         __________________________________
                                         Notary Public

                                         My Commission expires ____________

State of ___________       )
                           ) ss.:
County of __________       )

     On the ___________ day of ______________, 19__ before me, a Notary Public in and for the State of ____________, personally appeared ___________ known to me to be ________________________ of _________________________________, the
________________ that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such ________________ executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                         __________________________________
                                         Notary Public

                                         My Commission expires ____________

                                  EXHIBIT E(1)

                            WIRING INSTRUCTIONS FORM

                              ______________, 19__

[Paying Agent]

[Trustee]

            Re:   AFC Mortgage Loan Asset Backed Certificates, Series
                  1996-2, Class ___, No. __, issued pursuant to that
                  certain Pooling and Servicing Agreement, dated as of
                  June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee
                  ___________________________________________________________
Dear Sir:

     In connection with the sale of the above-captioned Certificate by __________________ to ________________________ ("Transferee") you, as Paying
Agent with respect to the related Certificates, are instructed to make all remittances to Transferee as Certificateholder as of _________, 199__ by wire transfer. For such wire transfer, the wiring instructions are as follows:

                          Bank Name:          _______________________________
                          City & State:       _______________________________
                          ABA No.:            _______________________________
                          Account Name:       _______________________________
                          Account No.:        _______________________________
                          Attention:          _______________________________


                                              _______________________________
                                                        Transferee

 Certificateholder's notice address:

 Name:

 Address:

                                    EXHIBIT F

                      FORM OF TRUSTEE INITIAL CERTIFICATION

                              ______________, 19__

[Certificate Insurer]

[Servicer]

[Purchaser]

[Certificateholder]

      Re: Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee

Gentlemen:

     In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it or the Custodian on its behalf has received the documents referred to in Section 2.04(a) of the Pooling and Servicing Agreement with respect to each Mortgage Loan listed in the related Mortgage Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

     The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                         LASALLE NATIONAL BANK,
                                         as Trustee



                                         By:_______________________________
                                         Name:_____________________________
                                         Title:____________________________

                                   EXHIBIT F-1

                      FORM OF TRUSTEE INTERIM CERTIFICATION

                              ______________, 19__

[Certificate Insurer]

[Depositor]

[Servicer]

[Certificateholders]

     Re: Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee
              ______________________________________________________________

Gentlemen:

     In accordance with the provisions of Section 2.05 of the above-referenced Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed (or caused to be reviewed) the documents delivered to it or the Custodian on its behalf pursuant to Section 2.04 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (other than items listed in Section 2.04(f) of the Pooling and Servicing Agreement), (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan, (iii) based on its examination, or the examination of the Custodian on its behalf, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                        LASALLE NATIONAL BANK,
                                        as Trustee



                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                    EXHIBIT G

                       FORM OF TRUSTEE FINAL CERTIFICATION

                               _____________, 19__

[Certificate Insurer]

[Servicer]

[Certificateholders]

[Depositor]

    Re:      Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company,
             a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee, relating to AFC Mortgage Loan
             Asset Backed Certificates, Series 1996-2
             ________________________________________________________________

Gentlemen:

     In accordance with Section 2.05 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it or the Custodian on its behalf has reviewed the documents delivered to it or to the Custodian on its behalf pursuant to
Section 2.04 of the Pooling and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement as of the date hereof are in its possession or in the possession of the Custodian on its behalf (except that no certification is given as to the items listed in Section 2.04(f) of the Pooling and Servicing Agreement), (ii) none of the documents delivered to it or the Custodian on its behalf have been mutilated, damaged, torn or otherwise physically altered and all such documents relate to such Mortgage Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the related Mortgage Loan Schedule respecting such Mortgage Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.04 of the Pooling and Servicing Agreement. The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Trustee's Mortgage File or any of the Mortgage Loans identified on the related Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                         LASALLE NATIONAL BANK,
                                         as Trustee



                                          By:______________________________
                                          Name:____________________________
                                          Title:___________________________

                                                                          Page 1

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96

                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS10  10266089220   NOTARO PETER              60 WOODLAND AVENUE            CENTRAL ISLIP          NY     11722         16,000.00
 BS10  10266089511   BROWN KOLMAN              HENRY MORSE ROAD              ROXBURY                NY     12474        153,000.00
 BS10  10266096187   EDWARDS DAVID A           507 WEST 2700 SOUTH           SYRACUSE               UT     84075         10,151.00
 BS10  10266096688   FLYNN M PAMELA            740 KINGS HIGHWAY             MOORESTOWN             NJ     08057         24,600.00
 BS10  10266098227   NISHIBUN JACKIE BURKE     1455 WEST GREGORY             CHICAGO                IL     60640         30,000.00
 BS10  10266098437   VALDEZ RAYMOND J          1416 NORTH 4300 WEST          PLAIN CITY             UT     84404         17,000.00
 BS10  10266099382   NULL CARL E               22125 HIGHWAY 315             ORANGE SPRINGS         FL     32182         39,000.00
 BS10  10266099956   MARSHALL JAMES C          6886 SOUTH SPARROWTAIL ROAD   WEST JORDAN            UT     84084         29,200.00
 BS10  10266100384   SAKHICHAND ARVIND         9B GREENSBORO BOULEVARD       CLIFTON PARK           NY     12065         73,950.00
 BS10  10266100744   PROCTER MARVIN D          12482 SOUTH RED ELM WAY       RIVERTON               UT     84065         20,834.00
 BS10  10266100850   WILLIAMS NORMAN R         5055 WHIMSICAL DRIVE          COLORADO SPRINGS       CO     80917         19,000.00
 BS10  10266100911   PARRY THEODORE            2464 VAN BUREN AVENUE         OGDEN                  UT     84401         22,200.00
 BS10  10266101242   VEDAA RONALD BARRY        1786 NORTH GREGORY DRIVE      LAYTON                 UT     84041         26,731.00
 BS10  10266101246   ANDREWS JAMES WILLIAM     2391 HARRIS COURT             SAN JOSE               CA     95124         56,250.00
 BS10  10266101255   STOVICEK SCOTT            705 NORFOLK                   WESTCHESTER            IL     60154         25,000.00
 BS10  10266101503   BARBER LILLIE             8005 SOUTH MICHIGAN AVENUE    CHICAGO                IL     60619         58,500.00
 BS10  10266101565   ROST DONALD L             4630 EAST GROVERS AVENUE      PHOENIX                AZ     85032         14,750.00
 BS10  10266101652   HAILEY BETTYE J           400 DOMINO DRIVE              ORLANDO                FL     32805         81,000.00
 BS10  10266101856   STEIN OWEN ALLAN          283 DANBURY ROAD              RIDGEFIELD             CT     06877         90,000.00
 BS10  10266101981   TEMPLE HENRIETTA          2108 W 70TH PL                CHICAGO                IL     60636         31,200.00
 BS10  10266102038   PALLOTTA RICHARD          388 SCHLOMANN DRIVE           ORADELL                NJ     07649         55,000.00
 BS10  10266102171   JACILDONE VIOLETA M       1527 WILLSHIRE DRIVE          COLORADO SPRINGS       CO     80906         44,000.00
 BS10  10266102292   TOOFANI BAHMAN            231 CRESCENT LANE             CLIFFSIDE PARK         NJ     07010        119,000.00
 BS10  10266102376   OSBORNE NOAH J            3892 RUTH STREET              AUGUSTA                GA     30909         28,500.00
 BS10  10266102417   WEST MARCUS C             1320 JAMES ST                 WOODBURN               OR     97071        106,000.00
 BS10  10266102424   GLASPY CHARLES W JR       20002 MARINE DRIVE            STANWOOD               WA     98292         32,000.00
 BS10  10266102475   WALLACE CHESTER L         5054 WEST REGENT              INDIANAPOLIS           IN     46241         35,000.00
 BS10  10266102597   HANSEN FRED               6507 SOUTH WESTBROOK DRIVE    WEST JORDAN            UT     84084         37,000.00
 BS10  10266102645   WILKINSON M SCOTT         3888 NORTH LITTLE ROCK DRIVE  PROVO                  UT     84604         29,760.00
 BS10  10266102819   RICHARDSON RAYMOND D      6620 TUDOR COURT              GLADSTONE              OR     97027         37,500.00
 BS10  10266102851   DALY CINTELIA G           3146 SEYMOUR AVENUE           BRONX                  NY     10469        152,000.00
 BS10  10266103091   LEWIS LORNA FITZCHARLES   161 GLEN STREET               BROOKLYN               NY     11208        122,400.00
 BS10  10266103330   JONES THERESA             230 NORTH CLINTON STREET      EAST ORANGE            NJ     07017         91,000.00
 BS10  10266103379   LYON STEPHEN A            1045 TANTRA PARK CIR.         BOULDER                CO     80303         33,670.00
 BS10  10266103496   GONZALEZ OSCAR            6845 CORN TASSLE DRIVE        COLORADO SPRINGS       CO     80911         25,400.00
 BS10  10266103526   TOOFANI BAHMAN            233 CRESCENT LANE             CLIFFSIDE PARK         NJ     07010        133,000.00
 BS10  10266103534   COLANGELO MICHAEL A       84 BROAD STREET               SUMMIT                 NJ     07901         25,000.00
 BS10  10266103559   PULERI ANGELO             16 PAYNE WHITNEY LANE         MANHASSET              NY     11030        150,000.00
 BS10  10266103578   SABOL DENNIS A            3000 WEST LOBO ROAD           TUCSON                 AZ     85741         23,000.00
 BS10  10266103660   BARCHITTA PAUL            3393 RICHMOND ROAD            STATEN ISLAND          NY     10306        240,000.00
 BS10  10266103679   WILLIAMS BETTIE J         9529 SOUTH OGLESBY            CHICAGO                IL     60617         35,000.00
 BS10  10266103691   CHIN PHOEUN               1322 WEST 76TH STREET         CLEVELAND              OH     44102         58,600.00
 BS10  10266103746   FRISBIE ALMA M            1880 SOUTH FLANDERS WAY       AURORA                 CO     80017         22,360.00
 BS10  10266103821   BECHEN DANIEL J           8882 SOUTH BALSAM STREET      LITTLETON              CO     80123         14,200.00
 BS10  10266103827   GHOLSON CATHY             12614 SOUTH UNION AVENUE      CHICAGO                IL     60628         30,000.00
 BS10  10266103926   REID ANITA F              1910 WEST 300 SOUTH           PROVO                  UT     84601         13,500.00
 BS10  10266103961   GRAHAM MITCHELL L         805 DANIEL COURT              MAXTON                 NC     28364         71,400.00
 BS10  10266103962   CHU YAO H                 257 BUCKRAM RAM ROAD          LOCUST VALLEY          NY     11560         87,000.00
 BS10  10266104162   TANA MARYANN              724 FARNHAM PLACE             BEL AIR                MD     21014         30,000.00
 BS10  10266104247   GALLEGOS TRINIDAD C       9349 GUADALUPE TRAIL NW       ALBUQUERQUE            NM     87114         70,000.00
 BS10  10266104291   HIX JERROLD S             5800 SOUTH HURON STREET       LITTLETON              CO     80120         20,000.00
 BS10  10266104294   FERRANTE MICHELE          36 ROSENBROOK DRIVE           LINCOLN PARK           NJ     07035        316,000.00
 BS10  10266104311   BREWER PHILIP F           3014 MONICA DRIVE WEST        COLORADO SPRINGS       CO     80916         21,000.00
 BS10  10266104317   HANSEN DANNY J            2640 CRITTERS COVE            BLOOMFIELD             NM     87413         68,000.00
 BS10  10266104345   LISBY DALE A              1015 ELM STREET               SHELBYVILLE            IN     46176         47,600.00
 BS10  10266104374   SULLIVAN GLEN R           11 LAKEWOOD DRIVE             OXFORD                 PA     19363         47,100.00
 BS10  10266104402   PARKS ALAN J SR           2840 WEST ALICE AVENUE        PHOENIX                AZ     85051         19,500.00
 BS10  10266104453   BLACKMAN CHARLES          203 WARREN STREET             ENGLEWOOD              NJ     07631         77,000.00
 BS10  10266104528   MIZELL FRED W             6662 FREDRICK DRIVE           COLORADO SPRINGS       CO     80918         23,380.00
 BS10  10266104673   JOHNSON ROLAND T          5872 WEST CHESTNUT AVENUE     LITTLETON              CO     80123         33,900.00
 BS10  10266104699   BRODASKY DONALD E         11 AILEEN DRIVE               MADISON                CT     06443         33,850.00
 BS10  10266104782   MAIGNAN ANDREE            88-28 184TH STREET            HOLLIS                 NY     11423         33,000.00




                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 BS10  10266089220     15,691.32  12/01/95       11/01/10     173.00      06/01/96      84.7        11.150               183.37
 BS10  10266089511    152,913.23  12/08/95       11/08/10     173.23      06/08/96      79.6        10.200             1,365.35
 BS10  10266096187     10,119.76  03/07/96       02/07/11     176.22      06/07/96      79.8        14.700               139.99
 BS10  10266096688     23,757.49  01/11/96       12/11/05     114.31      07/11/96      87.7        12.500               360.09
 BS10  10266098227     30,000.00  04/22/96       03/22/16     237.67      06/22/96      12.7        13.990               372.84
 BS10  10266098437     16,920.37  03/16/96       02/16/11     176.52      06/16/96      53.7        13.850               224.69
 BS10  10266099382     38,695.88  04/08/96       03/08/11     177.21      07/08/96      75.0        14.000               519.38
 BS10  10266099956     29,025.82  03/06/96       02/06/11     176.19      06/06/96      81.7        12.940               368.30
 BS10  10266100384     73,753.02  04/12/96       03/12/11     177.34      06/12/96      85.0         9.200               605.69
 BS10  10266100744     20,834.00  04/13/96       03/13/11     177.37      06/13/96      79.7        15.000               263.43
 BS10  10266100850     19,000.00  04/13/96       03/13/16     237.37      06/13/96      90.0        11.150               198.06
 BS10  10266100911     22,181.60  03/21/96       02/21/16     236.68      06/21/96      84.2        12.450               251.44
 BS10  10266101242     26,570.33  03/21/96       02/21/11     176.68      06/21/96      84.9        12.940               337.16
 BS10  10266101246     56,250.00  04/01/96       03/01/11     177.00      06/01/96      90.0        11.700               664.28
 BS10  10266101255     24,963.83  05/01/96       04/01/16     238.00      06/01/96      65.3        12.400               282.27
 BS10  10266101503     57,932.07  05/01/96       04/01/26     358.00      07/01/96      62.2        10.990               556.67
 BS10  10266101565     14,666.20  04/19/96       03/19/11     177.57      06/19/96      84.7         9.900               157.60
 BS10  10266101652     80,866.59  03/01/96       02/01/11     176.00      07/01/96      75.0        12.500               864.48
 BS10  10266101856     89,973.05  03/28/96       02/28/11     176.91      05/28/96      79.8        14.500             1,228.95
 BS10  10266101981     31,062.06  05/01/96       04/01/11     178.00      07/01/96      60.0        11.750               369.45
 BS10  10266102038     54,905.31  03/14/96       02/14/11     176.45      06/14/96      74.1        11.700               553.07
 BS10  10266102171     44,000.00  04/12/96       03/12/11     177.34      06/12/96      51.7         9.050               355.62
 BS10  10266102292    119,000.00  04/25/96       03/25/11     177.76      05/25/96      70.0         8.990               956.64
 BS10  10266102376     28,385.32  04/15/96       03/15/11     177.44      06/15/96      90.0        11.400               280.07
 BS10  10266102417    106,000.00  04/18/96       03/18/11     177.53      06/18/96      78.5         9.700               906.81
 BS10  10266102424     31,875.04  04/15/96       03/15/11     177.44      06/15/96      84.3        13.200               409.10
 BS10  10266102475     35,000.00  04/26/96       03/26/16     237.80      05/26/96      70.0         9.500               326.25
 BS10  10266102597     36,895.36  03/26/96       02/26/11     176.84      05/26/96      84.6        12.700               460.86
 BS10  10266102645     29,743.75  03/19/96       02/19/16     236.61      05/19/96      85.0        12.450               337.07
 BS10  10266102819     37,500.00  04/15/96       03/15/11     177.44      06/15/96      89.4        11.150               361.38
 BS10  10266102851    151,866.12  04/07/96       03/07/26     357.17      06/07/96      80.0         9.800             1,311.50
 BS10  10266103091    122,296.82  03/16/96       02/16/11     176.52      05/16/96      80.0        11.000             1,165.64
 BS10  10266103330     91,000.00  03/28/96       02/28/11     176.91      05/28/96      70.0        12.950             1,003.09
 BS10  10266103379     33,619.44  04/13/96       03/13/11     177.37      06/13/96      84.9        12.200               351.53
 BS10  10266103496     25,306.20  04/19/96       03/19/11     177.57      06/19/96      70.1         9.600               266.77
 BS10  10266103526    133,000.00  04/25/96       03/25/11     177.76      05/25/96      70.0         9.250             1,094.16
 BS10  10266103534     25,000.00  05/01/96       04/01/11     178.00      06/01/96      76.3        11.690               295.07
 BS10  10266103559    150,000.00  04/25/96       03/25/11     177.76      05/25/96      55.7         9.490             1,260.19
 BS10  10266103578     22,974.88  04/19/96       03/19/11     177.57      06/19/96      65.5        10.700               213.84
 BS10  10266103660    240,000.00  04/25/96       03/25/11     177.76      06/25/96      53.3         9.400             2,000.56
 BS10  10266103679     35,000.00  05/01/96       04/01/16     238.00      06/01/96      54.6         9.750               331.98
 BS10  10266103691     58,454.30  05/01/96       04/01/16     238.00      07/01/96      84.9        11.000               604.86
 BS10  10266103746     22,325.30  04/19/96       03/19/16     237.57      06/19/96      84.9         9.900               214.30
 BS10  10266103821     14,147.31  04/19/96       03/19/11     177.57      06/19/96      89.9        11.150               162.74
 BS10  10266103827     30,000.00  05/01/96       04/01/11     178.00      06/01/96      57.6        11.500               350.46
 BS10  10266103926     13,494.15  04/12/96       03/12/11     177.34      06/12/96      42.8         9.990               144.99
 BS10  10266103961     71,400.00  05/01/96       04/01/11     178.00      06/01/96      85.0        10.100               631.87
 BS10  10266103962     86,725.01  04/27/96       03/27/11     177.83      06/27/96      84.8        12.390             1,066.07
 BS10  10266104162     29,563.88  04/12/96       03/12/11     177.34      06/12/96      84.6        13.950               398.52
 BS10  10266104247     69,908.65  04/15/96       03/15/11     177.44      06/15/96      64.8         8.990               562.73
 BS10  10266104291     19,907.93  04/12/96       03/12/11     177.34      06/12/96      76.7        13.250               256.35
 BS10  10266104294    315,288.31  03/23/96       02/23/26     356.75      06/23/96      80.0         9.990             2,770.79
 BS10  10266104311     20,745.24  04/11/96       03/11/11     177.30      07/11/96      83.3         9.490               219.16
 BS10  10266104317     68,000.00  04/18/96       03/18/11     177.53      05/18/96      74.6         9.900               726.58
 BS10  10266104345     47,600.00  05/01/96       04/01/26     358.00      06/01/96      85.0        11.000               453.31
 BS10  10266104374     47,100.00  03/28/96       02/28/11     176.91      05/28/96      89.9        11.950               482.66
 BS10  10266104402     19,352.40  04/25/96       03/25/11     177.76      06/25/96      84.9        12.200               236.55
 BS10  10266104453     76,858.65  04/11/96       03/11/26     357.30      06/11/96      74.0        11.990               791.44
 BS10  10266104528     23,142.69  04/12/96       03/12/11     177.34      07/12/96      89.9        10.740               261.93
 BS10  10266104673     33,711.21  04/11/96       03/11/11     177.30      06/11/96      37.4        10.950               384.24
 BS10  10266104699     33,797.04  05/02/96       04/02/11     178.03      07/02/96      89.9        11.150               326.20
 BS10  10266104782     32,972.43  05/01/96       04/01/26     358.00      07/01/96      84.9        12.200               344.53


                                                                          Page 2

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96

                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS10  10266104790   BROWN DAVID L             200 E LINDON WAY              MURRAY                 UT     84107         45,000.00
 BS10  10266104792   STANCE JOHN M             16746 VICKY LANE              ORLAND HILLS           IL     60477        111,000.00
 BS10  10266104796   TRIEBE LINDA J            516 TURTLE HATCH LANE         NAPLES                 FL     33940         50,000.00
 BS10  10266104870   WILLIAMS SALLY PEARL      1605 MCDANIEL AVENUE          EVANSTON               IL     60201         86,800.00
 BS10  10266104904   PARHAM LAWRENCE B         902 DUNSTER DRIVE             OXON HILL              MD     20745         74,000.00
 BS10  10266104932   SCOGGINS CATHERINE R      4822 5TH STREET NORTHWEST     WASHINGTON             DC     20011         98,000.00
 BS10  10266104947   BACHAND BERNARD           1189 OAK STREET               SILVERTON              OR     97381         50,939.00
 BS10  10266104967   WILLIAMS DWIGHT           3236 SPRIGGS REQUEST WAY      MITTCHELLVILLE         MD     20721        212,500.00
 BS10  10266105062   MEYER MERVIN              11688 WEST MARLOWE AVENUE     MORRISON               CO     80465         94,400.00
 BS10  10266105063   WHITED NELDA M            13091 SOUTH REED ROAD         EATON TWP              OH     44044         72,000.00
 BS10  10266105098   KIRKLAND LEE W            304 ECHO VALLEY LANE          NEWTOWN SQUARE         PA     19073         58,000.00
 BS10  10266105121   MALGIERI PHYLLIS          615 WAINWRIGHT AVENUE         STATEN ISLAND          NY     10312         60,000.00
 BS10  10266105178   POTTS VALERIE             33 SCHOLAR LANE               LEVITTOWN              NY     11756         65,000.00
 BS10  10266105184   LECKEMBY ROBERT F         6832 VANCE ST                 ARVADA                 CO     80003         26,225.00
 BS10  10266105281   ALLEN WILLIAM BURKE       3440 GLAVIS ROAD              FALLS CHURCH           VA     22044         49,000.00
 BS10  10266105307   RAMOS ARACELIO            7221 TAYLOR STREET            HOLLYWOOD              FL     33024         16,400.00
 BS10  10266105315   PITT MARGARET L           2028 C STREET NORTHEAST       WASHINGTON             DC     20002         62,500.00
 BS10  10266105324   PLUMP LURLEAN             5628 S LOOMIS                 CHICAGO                IL     60636         49,600.00
 BS10  10266105341   PORFYRIS PETROS           248-65 THORNHILL AVENUE       DOUGLASTON             NY     11362        131,000.00
 BS10  10266105403   HAAKENSON ROYCE A         4386 NORTH STATE ROAD 189     OAKLEY                 UT     84055         17,969.00
 BS10  10266105404   HANKS GERALD KEVIN        8844 SOUTH 4500 WEST          PAYSON                 UT     84651         42,000.00
 BS10  10266105448   DETKO PATRICIA E          919 5TH STREET                GOLDEN                 CO     80403         91,800.00
 BS10  10266105468   FELEPPA EDWARD E JR       110 LOWER ROAD                GUILFORD               CT     06437        135,000.00
 BS10  10266105494   IOZZIA GIOVANNI           183 LARUE ROAD                NEWFOUNDLAND           NJ     07435         20,600.00
 BS10  10266105541   HINTON KIMBERLY LEWIS     34481 PINY POINT ROAD         EVERGREEN              CO     80439         42,000.00
 BS10  10266105576   CAREY JOAN ELLEN          6713 SOUTH MARSHROCK RD       WEST JORDAN            UT     84084         17,485.00
 BS10  10266105589   BUTTERFIELD DONNIE D      7730 SOUTH 2320 WEST          WEST JORDAN            UT     84084         35,550.00
 BS10  10266105594   KNAPP BEVERLY D           19795 E LINVALE DRIVE         AURORA                 CO     80013         21,950.00
 BS10  10266105747   JOHNSTON RHEA A           2951 SOUTH DRAWBRIDGE WAY     WEST VALLEY CITY       UT     84120         18,241.00
 BS10  10266105910   SOLOMON RENA ANNETTE      5844 MARIPOSA DRIVE           HOLIDAY                FL     34690         46,700.00
 BS10  10266105961   GILMORE BETTY A           3 LUNIS AVENUE                E GREENBUSH            NY     12144         60,000.00
 BS10  10266105967   ALSTON BENNIE J           18236 PRAIRIE                 DETROIT                MI     48221         32,500.00
 BS10  10266106006   FITZPATRICK EDWARD        32 MILFORD LANE UNIT 6C       SUFFERN                NY     10901         77,700.00
 BS10  10266106028   GARCIA SILVIA RANGEL      96 HARTLEY WOODS DRIVE        KENNESAW               GA     30144         75,960.00
 BS10  10266106043   LINDLAND CARRIE B         7426 MEADOWDALE LANE          CHARLOTTE              NC     28212         60,000.00
 BS10  10266106115   DEAN DIANA R              82 WHITE OAK CIRLCE           ST. CHARLES            IL     60174        118,000.00
 BS10  10266106122   WADDELL MARCELL A         178-20 SELOVER ROAD           ST ALBANS              NY     11434        176,000.00
 BS10  10266106165   SEARCY MARVIN W           585 SHENANDOAH DRIVE          CALHOUN                GA     30701         56,150.00
 BS10  10266106219   SAUNDERS ARTHUR           2037 WEST WASA STREET         WEST JORDAN            UT     84088         22,227.00
 BS10  10266106226   LAM YEN VAN               4944 WEST CHERRYWOOD LANE     WEST VALLEY CITY       UT     84120         16,377.00
 BS10  10266106371   OTTENSMAN NANCY           208 DELAWARE STREET           GLASCO                 NY     12432         76,400.00
 BS10  10266106383   O'KARMA CHRISTINE DAWN    3464 SOUTH PATRICK DRIVE      MAGNA                  UT     84044         17,150.00
 BS10  10266106483   FORTINI JAMES J           221 VANDERBILT STREET         BROOKLYN               NY     11218        289,000.00
 BS10  10266106544   SCOTT MATTIE L            16556 SOUTH WINCHESTER        MARKHAM                IL     60426         39,200.00
 BS10  10266106579   MARCHESI ANTHONY          71 WEST JAMAICA AVENUE        VALLEY STREAM          NY     11580        120,000.00
 BS10  10266106629   KEELER MARIA R            1111 ROCKAWAY AVENUE          VALLEY STREAM          NY     11581         40,000.00
 BS10  10266106694   MCCLURE GERALD S          448 ALFRETON COURT            SEVERNA PARK           MD     21146        225,000.00
 BS10  10266106752   WIXOM DOUGLAS A           4304 NORTH WINDSOR DRIVE      PROVO                  UT     84604         33,845.00
 BS10  10266106771   DETTORRE PASQUALE F       25823 NORTH 101ST AVENUE      PEORIA                 AZ     85382        146,000.00
 BS10  10266106934   WALLACE BRIAN L           3 DEVONWOOD ROAD              WAYNE                  PA     19087         66,100.00
 BS10  10266106945   THOMPSON TIMOTHY V        1422 DUNN ROAD                FAYETTEVILLE           NC     28301         76,500.00
 BS10  10266107000   COTA ALLEN RAYMOND        20 SMITH STREET               DERBY                  CT     06418         68,000.00
 BS10  10266107063   PHILLIPS ROGER ALLEN      6561 SWEET FERN               COLUMBIA               MD     21045         25,500.00
 BS10  10266107230   VASATURO DIANA            224 CROSSWOOD ROAD            BRANFORD               CT     06405         60,000.00
 BS10  10266107255   PAUL MICHAEL T            2308 ADA PLACE NE             ALBUQUERQUE            NM     87106        131,250.00
 BS10  10266107276   MCABEE DEBORAH J          11100 CONSTITUTION NE         ALBUQUERQUE            NM     87112         88,200.00
 BS10  10266107308   LOPEZ SYLVIA              23 JUNE ROAD                  LEVITTOWN              PA     19056         20,600.00
 BS10  10266107337   MESZAROS MICHAEL J        473 JENNY DRIVE               YARDLEY                PA     19067         20,600.00
 BS10  10266107373   BAUGHMAN KATHRYN L        3461 GLENEAGLES DRIVE         CHAMBERSBURG           PA     17201         74,000.00
 BS10  10266107408   MCINTOSH LLOYD            811 SOUTH DRIVE               BALDWIN                NY     11510         50,000.00
 BS10  10266107519   HINES FRANKLIN L          14155 TENNYSON DRIVE          HUDSON                 FL     34667         41,000.00
 BS10  10266107555   CROSSWAY EUGENE B JR      ROUTE 4 BOX 1028              CALLAHAN               FL     32011         51,300.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 BS10  10266104790     44,734.24  04/05/96       03/05/11     177.11      06/05/96      73.0        10.850               507.24
 BS10  10266104792    111,000.00  05/01/96       04/01/16     238.00      06/01/96      75.0        11.750             1,202.91
 BS10  10266104796     49,992.31  04/26/96       03/26/11     177.80      05/26/96      72.6        11.350               489.43
 BS10  10266104870     86,471.66  04/28/96       03/28/11     177.86      06/28/96      62.0         8.300               655.15
 BS10  10266104904     73,880.42  04/12/96       03/12/11     177.34      06/12/96      79.5        10.500               676.91
 BS10  10266104932     97,872.54  04/15/96       03/15/26     357.44      06/15/96      73.1         9.000               788.53
 BS10  10266104947     50,844.78  04/20/96       03/20/11     177.60      06/20/96      84.9        11.700               512.23
 BS10  10266104967    212,500.00  04/18/96       03/18/11     177.53      05/18/96      85.0         9.150             1,732.81
 BS10  10266105062     94,400.00  04/19/96       03/19/16     237.57      05/19/96      80.0        10.200               923.52
 BS10  10266105063     72,000.00  04/27/96       03/27/16     237.83      05/27/96      82.7         8.750               636.27
 BS10  10266105098     57,893.68  04/22/96       03/22/16     237.67      06/22/96      68.3        11.350               612.55
 BS10  10266105121     59,760.03  04/19/96       03/19/11     177.57      06/19/96      67.0        10.500               663.24
 BS10  10266105178     64,898.08  04/26/96       03/26/16     237.80      05/26/96      89.9        11.150               677.57
 BS10  10266105184     26,186.81  04/19/96       03/19/11     177.57      06/19/96      80.0        13.250               295.23
 BS10  10266105281     49,000.00  04/15/96       03/15/26     357.44      06/15/96      80.0        11.700               492.73
 BS10  10266105307     16,268.88  03/20/96       02/20/11     176.65      06/20/96      84.9        13.500               212.92
 BS10  10266105315     61,882.50  04/15/96       03/15/11     177.44      06/15/96      69.4         9.950               546.17
 BS10  10266105324     48,987.98  04/28/96       03/28/11     177.86      06/28/96      80.0         9.500               517.94
 BS10  10266105341    131,000.00  04/01/96       03/01/11     177.00      06/01/96      90.0        11.850             1,332.38
 BS10  10266105403     17,930.32  03/21/96       02/21/11     176.68      06/21/96      62.1        15.100               252.72
 BS10  10266105404     41,928.21  03/21/96       02/21/16     236.68      06/21/96      78.8        11.100               436.38
 BS10  10266105448     91,564.87  04/12/96       03/12/16     237.34      06/12/96      85.0         8.800               814.18
 BS10  10266105468    134,810.45  04/15/96       03/15/11     177.44      06/15/96      78.5        11.750             1,362.70
 BS10  10266105494     20,408.14  02/19/96       01/19/16     235.59      06/19/96      75.1        10.650               207.75
 BS10  10266105541     41,860.89  04/12/96       03/12/11     177.34      06/12/96      62.0        10.700               469.49
 BS10  10266105576     17,448.48  04/05/96       03/05/11     177.11      06/05/96      89.5        12.450               214.94
 BS10  10266105589     35,550.00  04/19/96       03/19/11     177.57      05/19/96      87.0        11.150               342.59
 BS10  10266105594     21,789.39  04/20/96       03/20/11     177.60      06/20/96      89.9        11.500               256.42
 BS10  10266105747     18,151.19  03/27/96       02/27/11     176.88      06/27/96      87.2        12.350               223.05
 BS10  10266105910     46,604.08  04/26/96       03/26/16     237.80      06/26/96      84.9         9.400               432.26
 BS10  10266105961     60,000.00  04/26/96       03/26/11     177.80      05/26/96      64.5        10.850               564.60
 BS10  10266105967     32,412.72  05/01/96       04/01/11     178.00      07/01/96      54.1        13.500               421.95
 BS10  10266106006     77,700.00  04/18/96       03/18/11     177.53      06/18/96      60.7        10.350               702.05
 BS10  10266106028     75,835.80  04/01/96       03/01/11     177.00      07/01/96      89.8        11.750               766.75
 BS10  10266106043     59,951.70  04/27/96       03/27/11     177.83      06/27/96      68.1        10.500               548.84
 BS10  10266106115    117,694.38  04/27/96       03/27/16     237.83      06/27/96      71.0         8.750             1,042.78
 BS10  10266106122    176,000.00  04/28/96       03/28/11     177.86      05/28/96      80.0         9.500             1,479.90
 BS10  10266106165     56,075.26  04/13/96       03/13/11     177.37      06/13/96      79.7        10.600               624.17
 BS10  10266106219     22,126.86  04/04/96       03/04/11     177.07      06/04/96      90.0        12.350               271.79
 BS10  10266106226     16,268.77  04/01/96       03/01/11     177.00      07/01/96      87.4        12.350               200.25
 BS10  10266106371     76,395.71  04/27/96       03/27/11     177.83      05/27/96      80.0        12.550               818.35
 BS10  10266106383     17,140.20  04/05/96       03/05/11     177.11      06/05/96      74.9        12.690               213.50
 BS10  10266106483    288,596.41  05/01/96       04/01/11     178.00      07/01/96      85.0         9.990             2,534.05
 BS10  10266106544     39,182.24  05/01/96       04/01/16     238.00      06/01/96      80.0         8.750               346.41
 BS10  10266106579    119,997.36  04/12/96       03/12/11     177.34      06/12/96      72.7         9.990             1,052.20
 BS10  10266106629     39,959.20  04/25/96       03/25/11     177.76      05/25/96      69.1         9.650               421.32
 BS10  10266106694    224,290.64  04/21/96       03/21/11     177.63      06/21/96      90.0        10.900             2,125.74
 BS10  10266106752     33,692.85  04/05/96       03/05/11     177.11      06/05/96      85.4        12.350               413.85
 BS10  10266106771    146,000.00  04/22/96       03/22/11     177.67      06/22/96      64.8         9.990             1,280.18
 BS10  10266106934     66,100.00  05/01/96       04/01/11     178.00      06/01/96      79.9        13.500               757.12
 BS10  10266106945     76,447.18  04/27/96       03/27/16     237.83      05/27/96      85.0         8.750               676.04
 BS10  10266107000     68,000.00  04/26/96       03/26/11     177.80      05/26/96      80.0        12.850               744.25
 BS10  10266107063     25,434.43  04/27/96       03/27/06     117.83      05/27/96      89.9        11.150               353.43
 BS10  10266107230     59,489.73  04/26/96       03/26/16     237.80      06/26/96      59.4        11.400               635.73
 BS10  10266107255    130,963.80  04/15/96       03/15/26     357.44      06/15/96      75.0        10.700             1,220.26
 BS10  10266107276     88,179.20  04/19/96       03/19/11     177.57      06/19/96      90.0        10.240               789.71
 BS10  10266107308     20,546.33  05/01/96       04/01/11     178.00      06/01/96      89.9        11.150               236.08
 BS10  10266107337     20,600.00  04/26/96       03/26/11     177.80      05/26/96      89.8        11.150               236.08
 BS10  10266107373     73,298.04  04/12/96       03/12/11     177.34      07/12/96      72.5         9.990               648.86
 BS10  10266107408     49,877.23  04/27/96       03/27/11     177.83      05/27/96      87.5        12.100               603.30
 BS10  10266107519     41,000.00  04/26/96       03/26/16     237.80      05/26/96      89.8        11.150               427.39
 BS10  10266107555     51,291.40  04/26/96       03/26/11     177.80      05/26/96      90.0        11.150               494.37

                                                                          Page 3

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS10  10266107570   JAMES EDWARD D            507 EDGEHILL PARKWAY          CARTHAGE               NC     28327         26,900.00
 BS10  10266107590   BRUCKNER MICHAL G         6713 MILLSTONE DRIVE          NEW PORT RICHEY        FL     34655         30,498.00
 BS10  10266107761   GERENG DIONISIO ACUNA     168 MEADOW LARK ROAD          NAUGATUCK              CT     06770        104,400.00
 BS10  10266107768   SUGGS PRINCE              145 23 176TH STREET           SPRINGFIELD GARDENS    NY     11434         29,000.00
 BS10  10266107950   CANALE LOUIS              1554 XANTHIA STREET           DENVER                 CO     80220         51,000.00
 BS10  10266108066   HORNER ALBERT E JR        13 CARPENTER LANE             BROWNS MILLS           NJ     08015         79,050.00
 BS10  10266108179   KOCUR MICHAEL J           280 WAYCROSS WAY              ARNOLD                 MD     21012        128,850.00
 BS10  10266108953   RUSSO DONALD              1 RUTGERS DRIVE               TINTON FALLS           NJ     07724        202,500.00
 BS10  10266108954   PHANTON LEROY             504 EAST 40TH STREET          BROOKLYN               NY     11203        153,000.00
 BS10  10266108989   WITTER WAYNE O            1266 WINDING BRANCH CR        DUNWOODY               GA     30338        125,000.00
 BS10  10266108990   LATTY MICHAEL D           2804 DORSEY PEEK ROAD         GAINESVILLE            GA     30507         50,500.00
       ----------------------------------------                                                                   ------------------
            135      Sale Total                                                                                       8,866,902.00

                      Cut-off Date  First                                              Original     Current          Scheduled
                        Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account        Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- ---------------------------------------------------------------------------------------------------------------------------------
 BS10  10266107570      26,804.62  04/26/96       03/26/11     177.80      06/26/96      89.9        10.850               303.22
 BS10  10266107590      30,117.84  04/27/96       03/27/11     177.83      06/27/96      89.0        10.900               344.73
 BS10  10266107761     104,303.45  05/01/96       04/01/26     358.00      07/01/96      90.0        11.350             1,021.93
 BS10  10266107768      28,957.38  04/27/96       03/27/11     177.83      05/27/96      18.7         9.900               309.86
 BS10  10266107950      50,830.76  04/19/96       03/19/11     177.57      06/19/96      67.1        10.200               455.12
 BS10  10266108066      79,050.00  04/28/96       03/28/11     177.86      05/28/96      85.0         9.500               664.70
 BS10  10266108179     128,850.00  05/01/96       04/01/26     358.00      06/01/96      85.9        10.990             1,226.10
 BS10  10266108953     202,500.00  04/14/96       03/14/11     177.40      06/14/96      90.0        10.750             1,890.30
 BS10  10266108954     152,778.92  03/22/96       02/22/11     176.71      06/22/96      90.0        11.000             1,457.05
 BS10  10266108989     124,490.82  03/22/96       02/22/11     176.71      06/22/96      33.3        12.450             1,329.22
 BS10  10266108990      50,472.52  02/16/96       01/16/26     355.50      06/16/96      90.0        12.250               529.19
                     ------------                            ------------             -------------------------------------------
                     8,850,363.04                              210.56                    76.9        10.731            86,615.90

                                                                          Page 4

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS13  10266087365   MIRANDA TRINIDAD IV       102 MAPLE STREET              DOVER TWP              NJ     08753         30,000.00
 BS13  10266088070   FARRELL BRIAN J           1555 KIMBERLY COURT           WANTAGH                NY     11793         24,600.00
 BS13  10266090219   SHEEDY CINDE M            35647 LAUREL AVENUE           INGLESIDE              IL     60041         35,000.00
 BS13  10266097152   HAYWOOD VELMA             2212 CLIFTON AVENUE           BALTIMORE              MD     21216         38,000.00
 BS13  10266097713   PALLER LEROY L            2122 E PALO VERDE DRIVE       PHOENIX                AZ     85016        225,000.00
 BS13  10266098914   CAMBRON GEORGE            941 E MULBERRY                KOKOMO                 IN     46901         24,500.00
 BS13  10266099348   HANSEN HAL D              2635 SOUTH HIGHWAY 89-91      WELLSVILLE             UT     84339         29,109.00
 BS13  10266099585   FOOTE JUNIOR A            935 CRANFORD AVENUE           BRONX                  NY     10466        148,000.00
 BS13  10266100275   SMILEY RAY C              1962 BUSSING AVENUE           BRONX                  NY     10466         46,250.00
 BS13  10266100443   LEWIS HENRY M             300 WEST 2575 NORTH           SUNSET                 UT     84015         14,000.00
 BS13  10266101237   SIMMONS DAVID A           7776 SOUTH 1200 EAST          MIDVALE                UT     84047         56,899.00
 BS13  10266101316   MUSILLAMI PATRICIA        8160 SOUTH WOLF ROAD          LA GRANGE              IL     60525         50,000.00
 BS13  10266101451   CRICENTI MARY ANN         19 GARWOOD STREET             CENTEREACH             NY     11720        112,000.00
 BS13  10266101784   KAYE STEPHAN              94 HAMILTON AVENUE            STATEN ISLAND          NY     10301         36,400.00
 BS13  10266102009   KRUGER PAUL L             155 WEST 1440 NORTH           OREM                   UT     84057         18,463.00
 BS13  10266102145   DITTMER DONALD G          6439 EAST VOLTAIRE DRIVE      SCOTTSDALE             AZ     85254         17,600.00
 BS13  10266102152   FINNEY THOMAS A           930 PETERS MOUNTAIN RD        DAUPHIN                PA     17018         29,200.00
 BS13  10266102343   ZINNA JANEEN              1867 MADISON PLACE            BROOKLYN               NY     11229         60,000.00
 BS13  10266102448   KELLEY TODD JOEL          1297 NORTH 1100 EAST          LAYTON                 UT     84040         15,000.00
 BS13  10266102451   TURNER JONATHAN C         109 NORTH 925 EAST            OGDEN                  UT     84404         13,900.00
 BS13  10266102680   HO LYNN N                 3785 HICKORY HILL DRIVE       COLORADO SPRINGS       CO     80906         21,100.00
 BS13  10266102685   HIGGINS L C               1218-20 NORTH LAMON           CHICAGO                IL     60651         78,000.00
 BS13  10266102772   LEE PATRICK               255 VALLEY ROAD               GREENWICH              CT     06807         96,000.00
 BS13  10266102911   HUNT NATHAN B             1215 NORTH QUINCY AVENUE      OGDEN                  UT     84404         27,013.00
 BS13  10266102964   KNEZEVICH VALERIE D       3471 WEST 2640 SOUTH          SALT LAKE CITY         UT     84119         21,000.00
 BS13  10266103020   STEWART RHEMA             115-27 229TH STREET           CAMBRIA HEIGHTS        NY     11411         35,000.00
 BS13  10266103095   HOLLINGSWORTH GERALD M    SEVIER DRIVE                  HENDERSONVILLE         NC     28739         26,000.00
 BS13  10266103217   MUELLER MARILYNN H        2227 NORTH KEYSTONE AVENUE    CHICAGO                IL     60639         20,000.00
 BS13  10266103225   WEST GARY E               265 MCKINLEY DRIVE            BENNETT                CO     80102         13,550.00
 BS13  10266103358   TAYLOR KIMBERLY MOSELEY   4515 RANCH CIRCLE             COLORADO SPRINGS       CO     80918         19,000.00
 BS13  10266103469   RUSSO FRANK               26 DUMOND PLACE               CORAM                  NY     11727        112,000.00
 BS13  10266103541   RHODES JOHN M             9880 WEST COAL MINE AVENUE    LITTLETON              CO     80123         50,000.00
 BS13  10266103738   GUIDA JOSEPH              85 TOTTENHAM ROAD             LYNBROOK               NY     11563         20,800.00
 BS13  10266103875   HERRERA ALEX A            9309 BENAVIDES ROAD SW        ALBUQUERQUE            NM     87121         74,800.00
 BS13  10266103923   SANTOS RIZALINA C         309 WEST HAMPSHIRE DRIVE      BLOOMINGDALE           IL     60108        234,000.00
 BS13  10266104078   INTRAVAIA GAETANO M       408 STEPHEN DRIVE             LAKE PLACID            FL     33852         41,925.00
 BS13  10266104136   HUGHES RANDY B            420 GRAND COUNTRY ROAD 310    KREMMLING              CO     80459        122,500.00
 BS13  10266104139   MCLAUGHLIN MARY JEAN      100 UNCAS CIRCLE              GUILFORD               CT     06437        170,500.00
 BS13  10266104194   LAUGHINGHOUSE GENEVA D    505 LONGFELLOW STREET NW      WASHINGTON             DC     20011         88,000.00
 BS13  10266104368   WHITEHEAD BUSTER B        29160 SOUTH HIGHWAY 170       CANBY                  OR     97013         57,600.00
 BS13  10266104487   JONES DONALD B            BOX 746 48292 MULBERRY STREET SAINT INIGOES          MD     20684         60,000.00
 BS13  10266104607   MCCOY ALFONZA             6560 HIGHWAY 91               SARATOGA               NC     27873         40,125.00
 BS13  10266104634   RIDER HARRY E JR          1941 SOUTH CLAYTON STREET     DENVER                 CO     80210         28,400.00
 BS13  10266104667   LUTZEL BRUCE C            80 HIGH CLEAR DRIVE           STAMFORD               CT     06905         65,000.00
 BS13  10266104669   MARK JOHN C               110 HOBBLEBUSH DRIVE          LAKE ZURICH            IL     60047         19,100.00
 BS13  10266104671   MAIETTA JOHN A            130 LONG CREEK DRIVE          SOUTHOLD               NY     11971         65,250.00
 BS13  10266104705   PETTINATO JOSEPH J IV     76 DAUM ROAD                  MANALAPAN              NJ     07726         36,000.00
 BS13  10266104725   PRIORE JOSEPH S           1721 PRIORE LANE              ORANGE CITY            FL     32763        115,500.00
 BS13  10266104743   ATOR RONALD LEE           18356 E MANSFIELD AVE         AURORA                 CO     80013         35,000.00
 BS13  10266104764   WALDRON PETER             86-43 258TH STREET            FLORAL PARK            NY     11001         60,000.00
 BS13  10266104839   MARTIN CLAUDE S           4111 12TH STREET NORTHEAST    WASHINGTON             DC     20017         92,000.00
 BS13  10266104893   RODRIQUEZ MICHAEL         20 LOWELL DRIVE               WAYNE                  NJ     07470         30,000.00
 BS13  10266104927   ANDRADA BENEDICTO V       216 CUNNINGHAM DRIVE          COLORADO SPRINGS       CO     80911         59,500.00
 BS13  10266104928   NELSON TIMOTHY E          2521 CORONA ST., NORTH        COLORADO SPRINGS       CO     80907         25,800.00
 BS13  10266104939   THORNTON DAVE             3842 SOUTH SENNIE DRIVE       MAGNA                  UT     84044         16,146.00
 BS13  10266104964   VAZQUEZ VICTOR A          4014 ROSE AVENUE              NAPLES                 FL     33962         15,750.00
 BS13  10266104986   RASMUSSEN JOAN JACOBS     5880 WOODLAND DRIVE           NORTH RIDGEVILLE       OH     44039         20,000.00
 BS13  10266105049   ROBERTSON JAMES L         6504 N ARTESIAN               CHICAGO                IL     60645         28,600.00
 BS13  10266105147   HUSMANN ERNEST D          892 SOUTH UNION BOULEVARD     LAKEWOOD               CO     80228         32,800.00
 BS13  10266105149   BEUTLER DAVID K           1633 NORTH 1450 WEST          PROVO                  UT     84604         95,000.00
 BS13  10266105173   CARMICHAEL EDITH          201 N 33RD AVENUE             PHOENIX                AZ     85009         46,000.00
 BS13  10266105246   MOSS DENNIS H             12381 RIVERDALE ROAD          BRIGHTON               CO     80601        182,000.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 BS13  10266087365     29,436.40  11/02/95       10/02/10     172.01      07/02/96      68.8        10.950               340.04
 BS13  10266088070     24,331.62  11/27/95       10/27/10     172.83      06/27/96      78.7        11.500               243.61
 BS13  10266090219     34,973.73  05/05/96       04/05/16     238.13      06/05/96      68.4        12.500               397.65
 BS13  10266097152     37,434.38  11/14/95       10/14/10     172.41      05/14/96      84.8        11.450               442.70
 BS13  10266097713    224,563.24  03/28/96       02/28/11     176.91      06/28/96      40.9         9.990             1,972.87
 BS13  10266098914     24,500.00  05/01/96       04/01/16     238.00      06/01/96      70.0        10.450               243.78
 BS13  10266099348     29,109.00  04/01/96       03/01/11     177.00      06/01/96      83.7        12.350               355.94
 BS13  10266099585    148,000.00  03/27/96       02/27/11     176.88      05/27/96      80.0        13.300             1,671.96
 BS13  10266100275     44,703.07  04/22/96       03/22/11     177.67      09/22/96      75.0        11.250               449.21
 BS13  10266100443     14,000.00  04/05/96       03/05/11     177.11      06/05/96      67.0        13.850               185.04
 BS13  10266101237     56,683.13  03/28/96       02/28/11     176.91      06/28/96      79.5        15.000               796.35
 BS13  10266101316     50,000.00  05/02/96       04/02/16     238.03      06/02/96      26.3        13.990               621.40
 BS13  10266101451    112,000.00  04/21/96       03/21/26     357.63      05/21/96      79.4        11.700             1,126.25
 BS13  10266101784     36,400.00  04/06/96       03/06/11     177.14      06/06/96      84.9        13.200               408.35
 BS13  10266102009     18,463.00  04/04/96       03/04/11     177.07      06/04/96      77.5        13.200               236.04
 BS13  10266102145     17,497.07  04/15/96       03/15/11     177.44      06/15/96      78.6        12.450               216.35
 BS13  10266102152     29,160.52  05/03/96       04/03/11     178.06      06/03/96      80.7        10.200               317.37
 BS13  10266102343     60,000.00  04/14/96       03/14/11     177.40      06/14/96      25.9        12.250               628.74
 BS13  10266102448     14,974.83  04/05/96       03/05/11     177.11      06/05/96      78.8        15.000               209.94
 BS13  10266102451     13,898.40  04/18/96       03/18/11     177.53      06/18/96      84.8        12.350               169.97
 BS13  10266102680     21,097.84  05/01/96       04/01/11     178.00      06/01/96      84.8        12.200               255.96
 BS13  10266102685     78,000.00  05/09/96       04/09/26     358.26      06/09/96      60.9        11.000               742.81
 BS13  10266102772     95,844.68  05/01/96       04/01/16     238.00      06/01/96      70.6        10.700               971.38
 BS13  10266102911     27,013.00  04/06/96       03/06/11     177.14      06/06/96      84.6        12.700               336.46
 BS13  10266102964     21,000.00  04/05/96       03/05/16     237.11      05/05/96      52.3        10.950               216.05
 BS13  10266103020     34,913.17  05/03/96       04/03/11     178.06      06/03/96      79.9         9.900               373.97
 BS13  10266103095     25,893.65  04/27/96       03/27/11     177.83      06/27/96      73.1        10.350               284.99
 BS13  10266103217     17,963.84  04/25/96       03/25/11     177.76      06/25/96      25.0         8.750               199.89
 BS13  10266103225     13,550.00  05/01/96       04/01/11     178.00      06/01/96      89.8        10.740               126.38
 BS13  10266103358     18,977.20  04/22/96       03/22/11     177.67      06/22/96      79.3        12.850               238.52
 BS13  10266103469    112,000.00  04/05/96       03/05/26     357.11      06/05/96      79.4        13.100             1,247.70
 BS13  10266103541     49,050.20  04/26/96       03/26/26     357.80      07/26/96      20.8        11.350               489.43
 BS13  10266103738     20,589.83  04/22/96       03/22/11     177.67      06/22/96      87.0        11.150               238.38
 BS13  10266103875     74,800.00  05/01/96       04/01/26     358.00      06/01/96      85.0        11.700               752.17
 BS13  10266103923    234,000.00  05/01/96       04/01/26     358.00      06/01/96      90.0        10.000             2,053.52
 BS13  10266104078     41,770.60  04/13/96       03/13/16     237.37      06/13/96      65.0        10.150               408.76
 BS13  10266104136    122,500.00  05/01/96       04/01/16     238.00      06/01/96      70.0        11.500             1,306.38
 BS13  10266104139    170,500.00  04/22/96       03/22/11     177.67      06/22/96      29.7        11.950             1,747.23
 BS13  10266104194     88,000.00  05/01/96       04/01/11     178.00      06/01/96      67.6        12.990               972.77
 BS13  10266104368     57,600.00  05/01/96       04/01/11     178.00      06/01/96      90.0        10.740               537.25
 BS13  10266104487     59,723.58  04/18/96       03/18/26     357.53      06/18/96      85.4        12.200               626.42
 BS13  10266104607     40,071.78  04/19/96       03/19/11     177.57      06/19/96      75.0        10.500               367.04
 BS13  10266104634     28,385.60  04/20/96       03/20/11     177.60      06/20/96      89.9        10.740               264.90
 BS13  10266104667     64,975.95  04/20/96       03/20/11     177.60      06/20/96      78.1        13.250               731.75
 BS13  10266104669     19,059.06  04/22/96       03/22/11     177.67      05/22/96      89.9        10.500               211.13
 BS13  10266104671     65,250.00  04/25/96       03/25/11     177.76      05/25/96      89.9        11.950               668.66
 BS13  10266104705     35,975.52  05/01/96       04/01/11     178.00      06/01/96      84.6        11.990               431.83
 BS13  10266104725    115,099.20  03/26/96       02/26/11     176.84      06/26/96      70.0         8.750               908.64
 BS13  10266104743     35,000.00  04/20/96       03/20/11     177.60      05/20/96      88.7        10.850               394.52
 BS13  10266104764     59,680.66  04/25/96       03/25/16     237.76      06/25/96      46.5        10.250               588.99
 BS13  10266104839     91,649.82  04/18/96       03/18/11     177.53      06/18/96      60.9         9.500               773.59
 BS13  10266104893     30,000.00  04/25/96       03/25/11     177.76      05/25/96      38.2        10.490               331.43
 BS13  10266104927     59,500.00  04/25/96       03/25/16     237.76      05/25/96      81.6        11.200               622.27
 BS13  10266104928     25,726.41  04/25/96       03/25/11     177.76      06/25/96      81.4        10.490               285.03
 BS13  10266104939     16,088.94  03/28/96       02/28/16     236.91      06/28/96      89.2        12.350               181.74
 BS13  10266104964     15,499.78  04/26/96       03/26/11     177.80      06/26/96      75.0        11.750               186.50
 BS13  10266104986     19,719.65  04/25/96       03/25/11     177.76      06/25/96      12.7         9.750               211.87
 BS13  10266105049     28,600.00  05/03/96       04/03/16     238.06      06/03/96      89.9        10.500               285.54
 BS13  10266105147     32,720.59  05/01/96       04/01/11     178.00      06/01/96      84.9         9.900               350.47
 BS13  10266105149     95,000.00  04/12/96       03/12/11     177.34      06/12/96      78.5        10.550               872.56
 BS13  10266105173     46,000.00  05/01/96       04/01/26     358.00      06/01/96      76.6        10.700               427.67
 BS13  10266105246    181,955.90  04/20/96       03/20/11     177.60      06/20/96      70.0        10.200             1,624.14

                                                                          Page 5

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS13  10266105268   VACHON DOUGLAS R          1724 DEFOOR AVENUE            ATLANTA                GA     30318         65,000.00
 BS13  10266105295   SIEVERDING KAY ANDERSON   750 PRINCETON AVENUE          STEAMBOAT SPRINGS      CO     80477         72,500.00
 BS13  10266105317   DILL TODD R               ROUTE 1 BOX 140 AA            DELMAR                 DE     19940        104,400.00
 BS13  10266105386   ARNOLD ELDON N            5235 BRADY ROAD               COLORADO SPRINGS       CO     80915         35,000.00
 BS13  10266105408   DEWALD THOMAS J           5811 WEST MICHELLE DRIVE      GLENDALE               AZ     85308         14,700.00
 BS13  10266105409   ROZAL MINDA F             2641 GLEN FERGUSON CIRCLE     SAN JOSE               CA     95148         37,500.00
 BS13  10266105471   FREDRICK SHAUN F          19 IDAHO STREET               MONTVILLE              CT     06370         17,000.00
 BS13  10266105485   MOELLER SPENCER J         6113 WEST PATTI DRIVE         WEST VALLEY CITY       UT     84120         89,100.00
 BS13  10266105489   FREEMAN CHARLES DAVID     153 WEST 1960 NORTH           OREM                   UT     84057         21,600.00
 BS13  10266105517   KOLODY ROBERT F           10408 AILEEN AVENUE           MOKENA                 IL     60448         38,000.00
 BS13  10266105581   PENA EUGENE R             1304 CHACO AVENUE             GRANTS                 NM     87020         31,000.00
 BS13  10266105614   STREETT DAVID W           5725 ELDERBERRY COURT NE      ALBUQUERQUE            NM     87111        163,600.00
 BS13  10266105623   JENNINGS TIMOTHY          17 PELHAM LANE                NEW HAVEN              CT     06511         39,100.00
 BS13  10266105663   SCHILLER MICHELLE B       2706 NORTH CHESTNUT STREET    COLORADO SPRINGS       CO     80907         36,050.00
 BS13  10266105695   CAESAR DOREEN             1657 EAST 93RD STREET         BROOKLYN               NY     11236        157,500.00
 BS13  10266105762   LARSON RANDALL R          4693 PLATINUM DR NE           RIO RANCHO             NM     87124         72,000.00
 BS13  10266105850   GORKIN KEVIN M            1617 HALIFAX WAY              AURORA                 CO     80011         17,500.00
 BS13  10266105940   LAWTON ROCHELLE           526 GLENARM AVENUE            COLLBRAN               CO     81624         66,000.00
 BS13  10266105965   LAUGHTER JOHN T           1115 SOUTH MAIN STREET        BOUNTIFUL              UT     84010         15,800.00
 BS13  10266106151   JACKSON RANDALL S         125 NICHOLS AVENUE            SHELTON                CT     06484         12,000.00
 BS13  10266106159   AITKEN DONALD             323 GARFIELD AVENUE           HEMPSTEAD              NY     11552         30,000.00
 BS13  10266106167   TYSON SUSITHEA DIANNE     910 LORAINE AVENUE            DURHAM                 NC     27704         99,000.00
 BS13  10266106174   MARTINEZ-COMPOS J MARCOS  2217 WEST STRATHAM PLACE      HOFFMAN ESTATES        IL     60195         25,000.00
 BS13  10266106264   SCHNOERR ROSE             524 LOQUAT DRIVE              ANNA MARIA             FL     34216         62,600.00
 BS13  10266106271   BERGER JIM R              9317 SOUTH BROWN AVENUE       WEST JORDAN            UT     84088        128,000.00
 BS13  10266106337   EMEIGH CAROL R            3603 INDIANPIPE CIRCLE        COLORADO SPRINGS       CO     80918         87,000.00
 BS13  10266106379   FALTER RUSSELL A          5704 HAYES DR NW              ALBUQUERQUE            NM     87120         24,400.00
 BS13  10266106401   NOVICK PAUL F             236 MARYLAND AVENUE           PITTSBURGH             PA     15209         21,700.00
 BS13  10266106426   KING MYRA ELIZABETH       2205 COUNTRYSIDE DRIVE        SILVER SPRING          MD     20905        156,000.00
 BS13  10266106448   EZELL PAUL                16570 EAST DICKENSON PLACE    AURORA                 CO     80013         16,000.00
 BS13  10266106508   DONOHUE JAMES L           859 HARBOR CIRCLE             PALM HARBOR            FL     34683         17,000.00
 BS13  10266106540   JENSEN PAUL               4150 NORTH FRANCISCO          CHICAGO                IL     60618         23,000.00
 BS13  10266106578   STEWART JIMMY G           4261 SW 54TH AVENUE           DAVIE                  FL     33314         24,000.00
 BS13  10266106581   MURRAY J SCOTT            903 4TH STREET                PIERCE                 CO     80650         63,200.00
 BS13  10266106597   BATES YOLANDA L           405 SILVER OAK LANE           ALTAMONTE SPRINGS      FL     32701         20,400.00
 BS13  10266106604   HARROD BRIAN L            7765 FLORADO STREET           DENVER                 CO     80221         10,565.00
 BS13  10266106625   BRANSON MICHAEL THOMAS    2749 CECIL DRIVE              CHESTER                MD     21619         11,400.00
 BS13  10266106701   VILLALTA JOSE             43 RONALD PLACE               ROOSEVELT              NY     11575         46,810.00
 BS13  10266106722   BESS STEPHEN A            7571 SOUTH 3250 WEST          WEST JORDAN            UT     84084         58,000.00
 BS13  10266106750   HARVEY III BRYON E        6009 SOUTH  SCORPIO DRIVE     SALT LAKE CITY         UT     84118         26,220.00
 BS13  10266106770   LAPERUTA DOMENICK A       1100 MIDLAND AVENUE           YONKERS                NY     10708         43,000.00
 BS13  10266106882   BACCI ALAN M              610 KINGSTON AVENUE           EAST MEADOW            NY     11554         46,500.00
 BS13  10266106898   KESTLER URSULA A          5441 NORTH ASHLAND            CHICAGO                IL     60640        221,000.00
 BS13  10266106905   DAY MARK A                2400 SAMS CREEK ROAD          WESTMINSTER            MD     21157         31,000.00
 BS13  10266106947   MURPHY JOHN R             7333 ELM RIDGE DRIVE          INDIANAPOLIS           IN     46236         35,000.00
 BS13  10266106970   JEPSEN HYRUM W            8131 SOUTH LYNNE LANE         WEST JORDAN            UT     84088         30,000.00
 BS13  10266106976   SUMSION MICHAEL BLAINE    3895 WEST 8700 SOUTH          WEST JORDAN            UT     84088         13,000.00
 BS13  10266106977   MURDOCK MARY A            4768 WEST THAYN DRIVE         WEST VALLEY CITY       UT     84120         15,500.00
 BS13  10266106980   MILLS PATRICK A           1362 WEST QUAIL RIDGE ROAD    RIVERTON               UT     84065         44,500.00
 BS13  10266107023   SANTOS JOEL R             89-44 212TH PLACE             QUEENS VILLAGE         NY     11427         21,800.00
 BS13  10266107035   CORRIGAN CATHERINE M      6506 WEST 82ND STREET         BURBANK                IL     60459         23,300.00
 BS13  10266107090   ANDREWS KATIE W           3771 29TH AVENUE S            ST PETERSBURG          FL     33711         30,000.00
 BS13  10266107164   PARADISE ANTHONY JR       1513 RED RUN ROAD             POCONO SUMMIT          PA     18346         13,000.00
 BS13  10266107179   ODEN STEVEN               31 WILLET PLACE               ROOSEVELT              NY     11575         41,000.00
 BS13  10266107203   LEONARD WALTER J          162 DUNSBACH FERRY ROAD       COHOES                 NY     12047        106,250.00
 BS13  10266107204   SCHRECK DONALD G          4840 E CAIDA DEL SOL DRIVE    PARADISE VALLEY        AZ     85253         90,500.00
 BS13  10266107281   CHAVEZ JOHN JESSE         5455 BRYANT STREET            DENVER                 CO     80221         63,750.00
 BS13  10266107293   BUSIELLO JOHN             90 MAYWOOD ROAD               MASTIC BEACH           NY     11951         73,800.00
 BS13  10266107295   SIMPSON RECILDA           144-20 120TH AVENUE           SOUTH OZONE PARK       NY     11436         86,250.00
 BS13  10266107296   BUSIELLO JOHN             22 CLYMER PLACE               MASTIC BEACH           NY     11950         72,400.00
 BS13  10266107323   DOWIARZ JOYCE ANN         10212 MCNERNEY DRIVE          FRANKLIN PARK          IL     60131         55,000.00
 BS13  10266107421   ALVORD CHARLES D          7025 SPROUL LANE              COLORADO SPRINGS       CO     80918         20,250.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 BS13  10266105268     65,000.00  04/04/96       03/04/11     177.07      05/04/96      63.7        10.100               575.23
 BS13  10266105295     72,500.00  04/26/96       03/26/11     177.80      05/26/96      70.1        10.700               810.43
 BS13  10266105317    104,295.81  05/01/96       04/01/26     358.00      06/01/96      90.0        10.800               978.48
 BS13  10266105386     35,000.00  04/27/96       03/27/11     177.83      05/27/96      87.9        10.740               326.46
 BS13  10266105408     14,678.42  04/26/96       03/26/11     177.80      06/26/96      84.9        10.900               138.88
 BS13  10266105409     37,415.42  04/19/96       03/19/11     177.57      06/19/96      89.3        12.100               452.48
 BS13  10266105471     16,958.41  05/01/96       04/01/11     178.00      06/01/96      81.5        10.990               193.11
 BS13  10266105485     89,100.00  04/18/96       03/18/26     357.53      06/18/96      86.5        11.200               862.01
 BS13  10266105489     21,600.00  04/05/96       03/05/11     177.11      06/05/96      90.0        12.350               264.12
 BS13  10266105517     37,952.58  04/28/96       03/28/16     237.86      05/28/96      89.8        11.250               398.72
 BS13  10266105581     31,000.00  04/20/96       03/20/11     177.60      05/20/96      56.9         9.990               332.94
 BS13  10266105614    163,600.00  05/01/96       04/01/11     178.00      06/01/96      71.1         9.990             1,434.50
 BS13  10266105623     38,977.67  05/03/96       04/03/11     178.06      06/03/96      89.9        11.990               469.01
 BS13  10266105663     36,050.00  04/20/96       03/20/11     177.60      05/20/96      81.9        12.200               437.31
 BS13  10266105695    157,450.00  04/19/96       03/19/26     357.57      06/19/96      90.0        11.250             1,529.74
 BS13  10266105762     72,000.00  05/01/96       04/01/11     178.00      06/01/96      79.5         9.990               631.32
 BS13  10266105850     17,500.00  04/25/96       03/25/11     177.76      05/25/96      62.9        11.350               202.77
 BS13  10266105940     66,000.00  04/27/96       03/27/11     177.83      05/27/96      69.4        10.850               621.06
 BS13  10266105965     15,800.00  04/27/96       03/27/11     177.83      05/27/96      79.7        13.250               202.51
 BS13  10266106151     11,795.85  04/27/96       03/27/11     177.83      07/27/96      89.7        12.100               144.79
 BS13  10266106159     29,949.80  05/01/96       04/01/11     178.00      07/01/96      17.1         9.990               263.05
 BS13  10266106167     98,710.80  04/22/96       03/22/11     177.67      06/22/96      90.0        10.400             1,088.22
 BS13  10266106174     24,852.25  04/26/96       03/26/11     177.80      06/26/96      34.4        13.500               286.35
 BS13  10266106264     62,322.76  04/26/96       03/26/11     177.80      06/26/96      50.8        14.000               833.67
 BS13  10266106271    127,469.32  04/26/96       03/26/11     177.80      06/26/96      80.0        10.200             1,391.20
 BS13  10266106337     86,979.28  04/20/96       03/20/26     357.60      06/20/96      89.6        10.240               778.96
 BS13  10266106379     24,334.24  05/01/96       04/01/11     178.00      06/01/96      69.5        10.950               231.45
 BS13  10266106401     21,633.83  05/05/96       04/05/11     178.13      06/05/96      70.0        10.200               235.85
 BS13  10266106426    156,000.00  05/01/96       04/01/26     358.00      06/01/96      80.0        12.350             1,646.79
 BS13  10266106448     15,949.78  04/26/96       03/26/11     177.80      06/26/96      84.1        11.700               188.95
 BS13  10266106508     16,990.91  04/25/96       03/25/11     177.76      05/25/96      35.1        10.950               192.69
 BS13  10266106540     22,826.62  05/08/96       06/08/11     180.22      07/08/96      87.4        11.750               271.25
 BS13  10266106578     23,909.92  05/01/96       04/01/11     178.00      06/01/96      72.4        12.900               302.08
 BS13  10266106581     63,197.38  04/25/96       03/25/26     357.76      06/25/96      80.0        12.750               686.79
 BS13  10266106597     20,382.28  05/02/96       04/02/16     238.03      06/02/96      68.3        11.750               221.08
 BS13  10266106604     10,384.27  04/25/96       03/25/11     177.76      06/25/96      85.0        11.740               125.04
 BS13  10266106625     11,400.00  05/02/96       04/02/16     238.03      06/02/96      88.1        12.100               126.32
 BS13  10266106701     46,810.00  04/25/96       03/25/11     177.76      05/25/96      89.8        11.150               536.46
 BS13  10266106722     57,940.18  04/05/96       03/05/11     177.11      06/05/96      89.8        11.940               693.86
 BS13  10266106750     26,156.90  04/05/96       03/05/11     177.11      06/05/96      79.2        10.690               292.93
 BS13  10266106770     42,959.46  04/25/96       03/25/11     177.76      05/25/96      80.3         9.850               458.14
 BS13  10266106882     46,312.40  04/25/96       03/25/16     237.76      06/25/96      89.7        11.150               484.72
 BS13  10266106898    220,939.00  05/01/96       04/01/26     358.00      07/01/96      85.0        11.490             2,186.86
 BS13  10266106905     30,966.37  05/03/96       04/03/11     178.06      06/03/96      87.7        11.150               355.27
 BS13  10266106947     34,967.67  05/03/96       04/03/11     178.06      06/03/96      56.7         9.900               373.97
 BS13  10266106970     30,000.00  05/01/96       04/01/11     178.00      06/01/96      87.8        10.740               279.82
 BS13  10266106976     12,992.64  04/06/96       03/06/11     177.14      06/06/96      61.8        11.690               153.44
 BS13  10266106977     15,413.17  04/06/96       03/06/11     177.14      06/06/96      89.8        12.350               189.53
 BS13  10266106980     44,500.00  04/19/96       03/19/11     177.57      05/19/96      89.9        12.940               561.28
 BS13  10266107023     21,658.94  04/25/96       03/25/11     177.76      06/25/96      90.0        11.090               209.09
 BS13  10266107035     23,300.00  05/01/96       04/01/11     178.00      06/01/96      89.9        11.500               272.19
 BS13  10266107090     29,915.89  05/01/96       04/01/11     178.00      06/01/96      68.1         9.990               322.20
 BS13  10266107164     12,937.84  05/03/96       04/03/06     118.06      06/03/96      84.1        12.200               188.02
 BS13  10266107179     40,951.36  04/25/96       03/25/16     237.76      05/25/96      82.4        11.740               444.04
 BS13  10266107203    106,250.00  05/01/96       04/01/26     358.00      06/01/96      85.0        11.700             1,068.43
 BS13  10266107204     90,500.00  04/25/96       03/25/11     177.76      05/25/96      85.0        11.740               912.82
 BS13  10266107281     63,750.00  05/01/96       04/01/11     178.00      06/01/96      82.7        11.700               641.06
 BS13  10266107293     73,800.00  05/03/96       04/03/11     178.06      06/03/96      70.9         9.990               647.10
 BS13  10266107295     86,222.91  05/01/96       04/01/11     178.00      06/01/96      75.0         9.750               741.02
 BS13  10266107296     72,400.00  05/03/96       04/03/11     178.06      06/03/96      70.9         9.990               634.83
 BS13  10266107323     54,857.27  05/08/96       04/08/11     178.22      06/08/96      40.7         8.750               432.69
 BS13  10266107421     20,148.57  04/25/96       03/25/11     177.76      06/25/96      90.0        10.240               220.59

                                                                          Page 6

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS13  10266107489   NEIMAN DAVID W            1114 CHESTNUT ST              MIDDLETOWN             PA     17057         28,000.00
 BS13  10266107511   VERA ANGEL JR             5117 HALIFAX DRIVE            TAMPA                  FL     33615         16,042.00
 BS13  10266107524   GIBSON JOSEPH H           548 IRVING PLACE              PARK FOREST SOUTH      IL     60466         75,600.00
 BS13  10266107560   SHIELDS KENNETH ANDREW    23 FOX RUN DRIVE              WEAVERVILLE            NC     28787         21,250.00
 BS13  10266107563   FRAZIER JAMES P           337 EAST HAMBURG STREET       BALTIMORE              MD     21230        125,000.00
 BS13  10266107571   RAGER RICKY E             400 BROOKLINE AVENUE          HAGERSTOWN             MD     21740         36,200.00
 BS13  10266107629   WILBUR MARK E             1464 NORTH 400 WEST           BOUNTIFUL              UT     84010         15,300.00
 BS13  10266107695   ARZOLA MARCO A            1616 W VILLA RITA DR          PHOENIX                AZ     85023         62,900.00
 BS13  10266107721   CARLYON JOAN L            3900 NORTH MONTICELLO         CHICAGO                IL     60618         35,000.00
 BS13  10266107777   KING CARL                 882 SAINT JOHNS PLACE         BROOKLYN               NY     11216        117,000.00
 BS13  10266107849   MEDLEY DAN L              5148 WEST CHERRYWOOD LANE     WEST VALLEY CITY       UT     84120         13,285.00
 BS13  10266107850   FAIRBANKS GORDON R        4627 WEST TRINITY AVENUE      WEST VALLEY CITY       UT     84120         16,910.00
 BS13  10266107864   GRANT MARILYN             181 COVENTRY STREET           HARTFORD               CT     06112         75,000.00
 BS13  10266107954   BOUVIER NELDA MARIE       2445-2449 WEST 35TH AVENUE    DENVER                 CO     80211         17,150.00
 BS13  10266107994   AMBROSIO JOANNE           35 HART STREET                FARMINGDALE            NY     11735         28,000.00
 BS13  10266108006   WHITE JUNIOR              140-09 160TH STREET           SPRINGFIELD GARDENS    NY     11434         24,787.00
 BS13  10266108012   BROWN RANDALL J           3049 EAST WYECLIFF LANE       HIGHLANDS RANCH        CO     80126        265,000.00
 BS13  10266108017   ORTIZ LISA                124 ELM AVENUE                GLEN COVE              NY     11542         55,000.00
 BS13  10266108035   SOMOGYI LOUIS A           9960 WEST 76TH PLACE          ARVADA                 CO     80005         25,000.00
 BS13  10266108043   HANES SR WILLIAM ROBERT   6477 WICKLOW CIRCLE WEST      COLORADO SPRINGS       CO     80918        108,000.00
 BS13  10266108077   FULKERSON WHESLEY L       12012 COUNTRY COVE AVENUE     HUDSON                 FL     34669         15,700.00
 BS13  10266108085   GARZA ARNOLDO             2217 44TH TERRACE SW          NAPLES                 FL     33999         31,500.00
 BS13  10266108103   JONES TAMMY M             8001 EAGLEVIEW DRIVE          LITTLETON              CO     80125        120,945.00
 BS13  10266108216   COCHRANE RUSSELL ALAN     6617 OLD OXFORD AVENUE        LAS VEGAS              NV     89108        108,375.00
 BS13  10266108245   RICHARDS ROBERT J         23328 S 182ND STREET          HIGLEY                 AZ     85236         31,000.00
 BS13  10266108257   MCWHORTER JAMES G         151 NORTH 930 EAST            LINDON                 UT     84042        182,750.00
 BS13  10266108290   PUNZO LEOPOLDO            6 CHESTER LANE                FARMINGDALE            NY     11735         48,950.00
 BS13  10266108316   NAUMAN MICHAEL SCOTT      16938 EAST PRENTICE PLACE     AURORA                 CO     80015        100,300.00
 BS13  10266108349   LUSTY KIRK C              6021 SOUTH KAMAS DRIVE        SALT LAKE CITY         UT     84118        225,000.00
 BS13  10266108371   WILLIAMS JEFF J           801 SOUTH 100 WEST            TREMONTON              UT     84337         15,400.00
 BS13  10266108384   GRANDE DANIEL A           292 FAIRFIELD AVENUE          CARLE PLACE            NY     11514         80,000.00
 BS13  10266108409   ISGETTE RICHARD B         10209 SANDY HOLLOW LANE       BONITA SPRINGS         FL     33923         72,800.00
 BS13  10266108468   SESSA RALPH A             7 NANTUCKET LANE              DEER PARK              NY     11729         45,000.00
 BS13  10266108956   MIZRAHI SHALOM            246 LAWRENCE ROAD             TRUMBULL               CT     06611         28,600.00
 BS13  10266109239   GANCI EMANUELE A          172 KIMBERLY ROAD             NEWINGTON              CT     06111         88,000.00
 BS13  10266109270   QUEER GERALD J            5733 SW 26TH STREET           HOLLYWOOD              FL     33023         42,000.00
 BS13  10266109353   KELLEY KIANNA J           10372 N. COUNTY RD 1025 EAST  BROWNSBURG             IN     46112        111,900.00
       ----------------------------------------                                                                   ----------------
            161      Sale Total                                                                                       9,261,769.00
            296      Total with Banco Santander                                                                      18,128,671.00




                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 BS13  10266107489     27,917.97  05/05/96       04/05/11     178.13      06/05/96      40.0        10.990               318.07
 BS13  10266107511     16,042.00  05/01/96       04/01/11     178.00      06/01/96      85.0        11.800               190.47
 BS13  10266107524     75,318.53  04/27/96       03/27/26     357.83      05/27/96      90.0        10.250               677.45
 BS13  10266107560     21,111.74  04/27/96       03/27/11     177.83      06/27/96      90.0        10.900               240.19
 BS13  10266107563    124,744.44  04/25/96       03/25/16     237.76      06/25/96      42.3         9.400             1,157.01
 BS13  10266107571     36,096.11  05/03/96       04/03/11     178.06      06/03/96      84.9        12.200               439.13
 BS13  10266107629     15,252.53  04/27/96       03/27/11     177.83      06/27/96      90.0        11.150               175.34
 BS13  10266107695     62,900.00  04/18/96       03/18/26     357.53      06/18/96      85.0        11.700               632.51
 BS13  10266107721     34,945.30  05/10/96       04/10/16     238.29      06/10/96      80.7        10.250               343.58
 BS13  10266107777    116,724.28  05/02/96       04/02/11     178.03      06/02/96      65.0        10.850             1,318.82
 BS13  10266107849     13,278.88  04/12/96       03/12/11     177.34      06/12/96      85.0        12.940               167.56
 BS13  10266107850     16,790.69  04/13/96       03/13/16     237.37      07/13/96      89.8        12.350               190.34
 BS13  10266107864     74,918.83  05/04/96       04/04/11     178.09      06/04/96      80.6        11.950               768.57
 BS13  10266107954     17,087.52  04/25/96       03/25/11     177.76      06/25/96      83.5        12.200               179.05
 BS13  10266107994     27,985.78  05/08/96       04/08/11     178.22      06/08/96      84.8        11.990               335.87
 BS13  10266108006     24,677.35  05/01/96       04/01/11     178.00      07/01/96      84.9        12.650               307.93
 BS13  10266108012    265,000.00  05/01/96       04/01/11     178.00      06/01/96      72.8        10.200             2,364.82
 BS13  10266108017     54,933.66  05/01/96       04/01/11     178.00      07/01/96      27.5         9.500               462.47
 BS13  10266108035     24,901.80  04/25/96       03/25/11     177.76      06/25/96      71.1        10.950               283.36
 BS13  10266108043    108,000.00  04/25/96       03/25/11     177.76      06/25/96      79.4         9.400               900.25
 BS13  10266108077     15,700.00  05/04/96       04/04/11     178.09      06/04/96      90.0        10.650               145.38
 BS13  10266108085     31,453.03  05/08/96       04/08/11     178.22      06/08/96      82.5        11.990               377.85
 BS13  10266108103    120,945.00  05/01/96       04/01/26     358.00      06/01/96      84.8        11.700             1,216.20
 BS13  10266108216    108,375.00  05/01/96       04/01/26     358.00      06/01/96      85.0        11.240             1,051.78
 BS13  10266108245     30,941.14  04/27/96       03/27/11     177.83      06/27/96      80.0        10.700               288.21
 BS13  10266108257    182,750.00  04/22/96       03/22/11     177.67      05/22/96      85.0         9.400             1,523.35
 BS13  10266108290     48,837.52  05/02/96       04/02/11     178.03      06/02/96      87.7        11.150               560.98
 BS13  10266108316    100,300.00  04/27/96       03/27/26     357.83      05/27/96      85.0        11.700             1,008.60
 BS13  10266108349    224,942.16  05/01/96       04/01/26     358.00      06/01/96      90.0        10.240             2,014.56
 BS13  10266108371     15,177.59  04/19/96       03/19/11     177.57      06/19/96      88.2        12.350               188.31
 BS13  10266108384     79,872.38  05/01/96       04/01/11     178.00      07/01/96      88.5        10.800               749.79
 BS13  10266108409     72,799.11  05/01/96       04/01/26     358.00      06/01/96      80.0         9.990               638.33
 BS13  10266108468     44,869.00  05/05/96       04/05/11     178.13      06/05/96      89.8        11.150               515.72
 BS13  10266108956     28,446.08  05/02/96       04/02/11     178.03      07/02/96      81.6        11.700               337.75
 BS13  10266109239     88,000.00  05/04/96       04/04/11     178.09      06/04/96      85.7        12.450               935.77
 BS13  10266109270     41,892.09  05/02/96       04/02/11     178.03      06/02/96      60.0         8.750               419.77
 BS13  10266109353    111,900.00  05/03/96       04/03/11     178.06      06/03/96      78.2         9.400               932.76
                   -------------                              ------                   -----------------------------------------
                    9,245,320.52                              232.37                    75.0        11.040            93,414.12
                   18,095,683.56                              221.70                    75.9        10.889           180,030.02

                                                                          Page 7

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML659 10266088238   NASH WILLIAM B            14 FLINTLOCK ROAD             READINGTON             NJ     08822        160,000.00
 ML659 10266094554   SANDERS LINDA L           4725 JAMERSON FOREST CIRCLE   MARIETTA               GA     30066         21,480.00
 ML659 10266098600   COOPER FRANKLIN           2925 HODLE AVENUE             EASTON                 PA     18045         25,100.00
 ML659 10266099049   VISITACION JUANITA G      1324 16TH AVENUE SOUTH        SEATTLE                WA     98144         90,000.00
 ML659 10266100694   OVERSTREET MAURICE BILLY  ROUTE 2 BOX 1018              KEYSTONE HEIGHTS       FL     32656         27,535.00
 ML659 10266100977   MAZZARELLI GARY L         240 JENNINGS AVENUE           PATCHOGUE              NY     11772         50,000.00
 ML659 10266101191   WAGNER BERTRAM            32 DAWSON STREET              HUNTINGTON STATION     NY     11746        120,000.00
 ML659 10266101317   FOUNTAIN RICHARD L        125 TIMBER LANE               REIDSVILLE             NC     27320         18,800.00
 ML659 10266101382   SNELL KEVIN T             21873 SW REGAL COURT          ALOHA                  OR     97006         22,531.00
 ML659 10266101383   FARA GEORGE               61-59 GATES AVENUE            RIDGEWOOD              NY     11385        190,800.00
 ML659 10266101422   MEEK ROBERT H             3761 E LITTLE COTTONWOOD LANE SANDY                  UT     84092         84,500.00
 ML659 10266101647   TROISE THOMAS J           142 EAST HUDSON STREET        LONG BEACH             NY     11561         64,000.00
 ML659 10266101660   TOMPKINS CAMILLE          88 VREDENBURGH AVENUE         YONKERS                NY     10704        108,000.00
 ML659 10266101833   MACK KARL                 106 MARINGO ROAD              EPHRATA                WA     98823         12,925.00
 ML659 10266102016   DOUGAL DANN R             1177 NORTH 1390 WEST          LAYTON                 UT     84041         36,171.00
 ML659 10266102260   GUASTAFESTE FRANK J JR    67 GARDNER AVENUE             HICKSVILLE             NY     11801         27,200.00
 ML659 10266102278   OFA MAFOAAEATA            1123 SAGE STREET              EAST PALO ALTO         CA     94303        120,000.00
 ML659 10266102391   TAYLOR JR HENRY           5041 WEST MONROE              CHICAGO                IL     60644         45,000.00
 ML659 10266102756   BELL SHERYL K             1043 NORTH 1150 EAST          LAYTON                 UT     84040         34,350.00
 ML659 10266102948   HARRIS ELIGHA HENRY       330 HUNTER AVENUE             SCOTCH PLAINS          NJ     07076         83,000.00
 ML659 10266102957   DUNNING MARY F            1041 CYPRESS DRIVE            FORT COLLINS           CO     80521         40,000.00
 ML659 10266103028   FRAZIER TIMOTHY J         2291 NORTH CHURCHWOOD DRIVE   LINCOLN                UT     84074         19,655.00
 ML659 10266103242   MAXFIELD RANDALL D        8302 SOUTH 865 EAST           SANDY                  UT     84094         33,155.00
 ML659 10266103249   KEATING WILLIAM           310 BEACH 143RD STREET        NEPONSIT               NY     11694        382,500.00
 ML659 10266103260   DILLON JAMES PATRICK      183 RAY STREET                FREEPORT               NY     11520        125,000.00
 ML659 10266103287   COOPER JOHN A             1777 MECKLENBURG ROAD         ITHACA                 NY     14850         59,400.00
 ML659 10266103301   BRUBAKER DON E            1146 SUMMER BREEZE DR N       KEIZER                 OR     97303         33,200.00
 ML659 10266103313   PEARL CHARLES             14 OXBOW COURT                EAST NORTHPORT         NY     11731         53,000.00
 ML659 10266103532   RUIZ OSCAR                3604 WEST BAY AVENUE          TAMPA                  FL     33611         48,000.00
 ML659 10266103601   DINE DIANE                109 FULTON AVE                BELEN                  NM     87002         58,000.00
 ML659 10266103675   KESTERSON RICHARD K       1234 NORTH 75 WEST            LAYTON                 UT     84041         39,874.00
 ML659 10266103809   BANKES FRANCES M          219 JOHNSON ROAD              TURNERSVILLE           NJ     08012         50,000.00
 ML659 10266103897   BAUER KENNETH L           17 RAYMOND STREET             NEW CANAAN             CT     06840         57,000.00
 ML659 10266104042   WAFER ROBERT SCOTT SR     5819 REIS DRIVE               CICERO                 NY     13039         68,000.00
 ML659 10266104135   FERRAIOLI LUIGI           146 BANNON AVENUE             BUCHANAN               NY     10511         46,000.00
 ML659 10266104172   ZIGANN RICHARD A          2523 CASTILLA ISLE            FORT LAUDERDALE        FL     33301         70,000.00
 ML659 10266104253   ADAMS LEWIS B             6 S SUNSET DR                 CAMANO ISLAND          WA     98292         37,400.00
 ML659 10266104333   GILLESPIE KEITH A         616 RIVERSIDE AVENUE          SCOTIA                 NY     12302         63,500.00
 ML659 10266104428   KITHCART ALAN R           38832 JUDIE WAY               FREMONT                CA     94536         20,000.00
 ML659 10266104476   BRYANT JUDITH MARIE       3704 NW 33RD AVENUE           OKEECHOBEE             FL     34972         13,740.00
 ML659 10266104622   PERRUZZA RONALD J JR      138 LITCHFIELD AVENUE         BABYLON                NY     11702         20,000.00
 ML659 10266104651   WHITTMAN LILY             9 & 11 CHERRY PLACE           BRIGHTON               CO     80601         12,400.00
 ML659 10266104751   SIDDIQUI PEER M           159-07 CROSS ISLAND PARKWAY   WHITESTONE             NY     11357         47,500.00
 ML659 10266104807   MARTINSON DWAIN R         1560 EAST COUNTRY HILLS DRIVE OGDEN                  UT     84403         21,000.00
 ML659 10266104887   BERGER ARTHUR E           14 DERBY STREET               VALLEY STREAM          NY     11581         15,000.00
 ML659 10266104907   TUNSILL RHONDA            1000 LONG ISLAND AVENUE       FORT LAUDERDALE        FL     33312         20,300.00
 ML659 10266104926   DAVIS JOHN H              113 BRADLEY STREET            COLORADO SPRINGS       CO     80911         21,180.00
 ML659 10266104941   LOUWERSE THOMAS J JR      123 TOM AVE                   EPHRATA                PA     17522         62,250.00
 ML659 10266104953   GILBERT CHARLES A         650 PACE ROAD                 HENDERSONVILLE         NC     28792         33,000.00
 ML659 10266105074   ALLISON HERBERT K         3989 ROBIN HOOD WAY           SYKESVILLE             MD     21784         30,000.00
 ML659 10266105161   GILMORE BRIAN             2676 WEST 3300 SOUTH          WEST HAVEN             UT     84401         50,007.00
 ML659 10266105302   GEOGHEAN JANE             240 SHEAR HILL ROAD           MAHOPAC                NY     10541         65,500.00
 ML659 10266105374   LOSASSO NICK              9413 WEST 99TH PLACE          WESTMINSTER            CO     80021         96,800.00
 ML659 10266105490   CLARK PAUL W              1890 WEST 13035 SOUTH         RIVERTON               UT     84065         13,500.00
 ML659 10266105503   CLERK ERVIN JR            142 EASTERN PARKWAY           HILLSIDE               NJ     07205         73,000.00
 ML659 10266105588   ATTANASIO DENNIS J        109 BLOOMINGDALE ROAD         LEVITTOWN              NY     11756         29,200.00
 ML659 10266105593   DURBIN PAMELA J           3282 GREEN ASH ROAD           DAVIDSONVILLE          MD     21035        145,000.00
 ML659 10266105666   MILLMAN KAREN F           2316 OXHILL COURT             SCHAUMBURG             IL     60194         61,600.00
 ML659 10266105685   COCILOVO CINDY M          1531 NORTH GARDINER DRIVE     BAY SHORE              NY     11706         70,800.00
 ML659 10266105708   ARELLANO LEO J            444 NORTH COOPER AVENUE       COLORADO SPRINGS       CO     80905         82,800.00
 ML659 10266105754   MCCULLEY CLARENCE JOSEPH  6096 FLORIDA                  DETROIT                MI     48210         20,000.00
 ML659 10266105788   MARTINEZ JOE ARNOLD       409 SOUTH 2ND AVENUE          LOUISVILLE             CO     80027         12,800.00


                                                                                                                    Principal
                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML659 10266088238    159,578.81  12/27/95       11/27/10     173.85      06/27/96      49.2        12.000             1,645.78
 ML659 10266094554     21,480.00  04/19/96       03/19/11     177.57      05/19/96      79.8        12.200               224.26
 ML659 10266098600     25,100.00  05/09/96       04/09/11     178.26      06/09/96      89.9        11.740               297.06
 ML659 10266099049     89,903.91  05/08/96       04/08/11     178.22      06/08/96      70.8        10.600               830.00
 ML659 10266100694     27,157.63  04/02/96       03/02/11     177.01      06/02/96      70.0        11.100               314.70
 ML659 10266100977     49,942.48  03/28/96       02/28/26     356.91      06/28/96      83.2        10.000               438.79
 ML659 10266101191    120,000.00  05/08/96       04/08/16     238.22      06/08/96      70.5         9.900             1,150.09
 ML659 10266101317     18,722.31  05/08/96       04/08/11     178.22      06/08/96      89.6        11.150               215.45
 ML659 10266101382     22,531.00  05/09/96       04/09/11     178.26      06/09/96      80.0        13.650               260.73
 ML659 10266101383    190,687.75  04/13/96       03/13/11     177.37      06/13/96      88.7        11.500             1,889.48
 ML659 10266101422     84,430.20  03/20/96       02/20/11     176.65      06/20/96      84.9        12.700               914.97
 ML659 10266101647     63,616.83  03/22/96       02/22/11     176.71      06/22/96      89.5        12.300               780.50
 ML659 10266101660    108,000.00  05/10/96       04/10/11     178.29      06/10/96      81.8         8.500               830.43
 ML659 10266101833     12,925.00  05/05/96       04/05/11     178.13      05/05/96      85.0        12.450               158.88
 ML659 10266102016     36,028.64  04/22/96       03/22/11     177.67      06/22/96      83.2        12.350               442.29
 ML659 10266102260     26,969.61  04/06/96       03/06/11     177.14      07/06/96      85.8        11.250               313.44
 ML659 10266102278    120,000.00  04/28/96       03/28/11     177.86      06/28/96      74.0        10.200             1,070.86
 ML659 10266102391     44,981.85  05/19/96       04/19/16     238.59      06/19/96      61.2         9.750               426.83
 ML659 10266102756     34,184.68  04/06/96       03/06/11     177.14      06/06/96      47.6        12.450               422.25
 ML659 10266102948     82,966.44  04/18/96       03/18/16     237.53      06/18/96      80.3        12.500               943.00
 ML659 10266102957     39,806.06  05/03/96       04/03/11     178.06      07/03/96      84.7        12.200               417.61
 ML659 10266103028     19,577.51  04/13/96       03/13/11     177.37      06/13/96      89.9        12.100               237.16
 ML659 10266103242     33,106.50  04/14/96       03/14/11     177.40      06/14/96      84.8        13.190               371.69
 ML659 10266103249    382,307.85  05/08/96       04/08/26     358.22      06/08/96      90.0         9.400             3,188.40
 ML659 10266103260    124,296.19  05/01/96       04/01/11     178.00      07/01/96      78.1         8.750             1,249.31
 ML659 10266103287     59,351.30  04/28/96       03/28/26     357.86      06/28/96      90.0        10.240               531.84
 ML659 10266103301     33,200.00  05/08/96       04/08/11     178.22      06/08/96      80.3        13.250               425.54
 ML659 10266103313     52,984.27  05/08/96       04/08/11     178.22      06/08/96      79.7         9.900               461.20
 ML659 10266103532     48,000.00  05/03/96       04/03/11     178.06      06/03/96      80.0        12.000               576.08
 ML659 10266103601     57,951.60  05/03/96       04/03/11     178.06      06/03/96      51.7         9.990               508.56
 ML659 10266103675     39,874.00  04/12/96       03/12/11     177.34      06/12/96      88.1        12.350               487.57
 ML659 10266103809     49,982.66  05/16/96       04/16/26     358.49      06/16/96      45.0        14.000               592.44
 ML659 10266103897     56,826.40  04/22/96       03/22/11     177.67      06/22/96      85.1        13.490               739.66
 ML659 10266104042     68,000.00  05/02/96       04/02/11     178.03      06/02/96      85.0        11.850               691.62
 ML659 10266104135     46,000.00  04/12/96       03/12/11     177.34      05/12/96      84.6        13.750               535.95
 ML659 10266104172     69,948.30  05/11/96       04/11/11     178.32      06/11/96      78.5        12.650               755.24
 ML659 10266104253     37,382.50  05/01/96       04/01/11     178.00      06/01/96      89.7        11.150               428.62
 ML659 10266104333     63,324.95  05/17/96       04/17/11     178.52      06/17/96      70.5        10.250               692.12
 ML659 10266104428     19,941.68  04/28/96       03/28/11     177.86      06/28/96      85.5        12.100               241.32
 ML659 10266104476     13,735.36  04/22/96       03/22/11     177.67      06/22/96      68.1        14.500               187.62
 ML659 10266104622     20,000.00  05/09/96       04/09/11     178.26      06/09/96      76.9        10.490               220.96
 ML659 10266104651     12,400.00  05/03/96       04/03/11     178.06      06/03/96      59.3        11.300               120.91
 ML659 10266104751     47,500.00  05/01/96       04/01/11     178.00      06/01/96      79.9        13.250               608.82
 ML659 10266104807     20,957.44  04/11/96       03/11/11     177.30      05/11/96      80.9        10.850               236.71
 ML659 10266104887     15,000.00  05/08/96       04/08/11     178.22      06/08/96      26.2        12.000               180.03
 ML659 10266104907     20,300.00  04/12/96       03/12/11     177.34      06/12/96      89.8        12.500               216.65
 ML659 10266104926     21,131.25  05/08/96       04/08/11     178.22      06/08/96      78.3        13.250               271.47
 ML659 10266104941     62,250.00  05/09/96       04/09/11     178.26      06/09/96      75.0        11.500               616.46
 ML659 10266104953     32,825.28  05/16/96       04/16/11     178.49      06/16/96      89.7        10.350               361.72
 ML659 10266105074     29,949.12  05/12/96       04/12/11     178.36      06/12/96      89.6        11.150               343.81
 ML659 10266105161     49,875.33  04/06/96       03/06/11     177.14      06/06/96      89.9        12.350               611.47
 ML659 10266105302     65,500.00  05/03/96       04/03/11     178.06      06/03/96      89.9        11.150               750.65
 ML659 10266105374     96,800.00  05/01/96       04/01/26     358.00      06/01/96      80.0        11.950               991.97
 ML659 10266105490     13,500.00  04/05/96       03/05/16     237.11      06/05/96      74.6        14.750               175.28
 ML659 10266105503     72,945.09  05/08/96       04/08/26     358.22      06/08/96      51.4        11.990               750.33
 ML659 10266105588     29,193.53  05/09/96       04/09/11     178.26      06/09/96      89.9        10.990               331.70
 ML659 10266105593    145,000.00  05/03/96       04/03/11     178.06      06/03/96      79.0        10.700             1,348.10
 ML659 10266105666     61,509.21  05/17/96       04/17/16     238.52      06/17/96      70.0         9.750               584.29
 ML659 10266105685     70,665.41  05/01/96       04/01/26     358.00      07/01/96      80.4        10.450               644.99
 ML659 10266105708     82,800.00  05/01/96       04/01/26     358.00      06/01/96      90.0        10.650               766.71
 ML659 10266105754     19,992.65  05/17/96       04/17/26     358.52      06/17/96      80.0        13.250               225.15
 ML659 10266105788     12,732.61  05/01/96       04/01/11     178.00      07/01/96      85.0        10.900               144.68

                                                                          Page 8

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML659 10266105833   KRUSE ROBIN J             1331 N AVENIDA KUEHN          TUCSON                 AZ     85715         24,620.00
 ML659 10266105872   JEROLIS JOHN G            80 STOKES STREET              FREEHOLD               NJ     07728        112,000.00
 ML659 10266105875   TARLECKI RICHARD          935 SPRINGFIELD ROAD          DARBY                  PA     19023         45,000.00
 ML659 10266105935   TARLECKI RICHARD F        38 MERMONT CIRCLE             DARBY                  PA     19023         39,000.00
 ML659 10266105954   DELLYSSE RAYMOND          236 OCEAN AVENUE              BRENTWOOD              NY     11717         17,000.00
 ML659 10266105994   REDDING VIRGINIA A        3596 KAREN AVE S              SALEM                  OR     97302         46,000.00
 ML659 10266106038   WINKLEBLAC MICHAEL EUGENE 19594 EAST MONMOUTH PLACE     AURORA                 CO     80015         16,400.00
 ML659 10266106042   CREYSSELS CHARLES L       3178 AGATE DRIVE              SANTA CLARA            CA     95051         24,500.00
 ML659 10266106138   EASTBURN DRAKE E          7541 LOWELL BLVD              WESTMINSTER            CO     80030         20,115.00
 ML659 10266106150   WINEFSKY SHELDON          3097 SHORE ROAD               BELLMORE               NY     11710         35,000.00
 ML659 10266106181   ROSASCO VICTOR            674 GROVE STREET              RIDGEWOOD              NJ     07450        120,250.00
 ML659 10266106263   DUMAS EUGENE              17308 LOMOND BLVD             SHAKER HEIGHTS         OH     44120        104,000.00
 ML659 10266106274   BUENO ERNESTO A           6734 SOUTH 1560 EAST          SALT LAKE CITY         UT     84121         25,000.00
 ML659 10266106329   BAUER RICHARD P SR        925 PINE STREET               ALLENTOWN              PA     18102         25,000.00
 ML659 10266106331   HEUER DOUGLAS J           1215 SECOND ST., N.W.         SALEM                  OR     97304         31,700.00
 ML659 10266106336   ALVA ALBERT M             1420 TRUDA DRIVE              NORTHGLENN             CO     80233         16,736.00
 ML659 10266106402   BLAKE DAVID L             548 1ST STREET NORTH          SAINT PETERSBURG       FL     33701         50,000.00
 ML659 10266106409   ZACCARIA LEONARDO         35 CENTER STREET              ANDOVER                CT     06232         26,800.00
 ML659 10266106430   RAMIREZ ADOLPH JR         227 FAIRMONT STREET           COLORADO SPRINGS       CO     80910         43,200.00
 ML659 10266106450   SNOOZY MIKE R             38250 SE LUSTED ROAD          BORING                 OR     97009        108,500.00
 ML659 10266106570   FERA EDWARD J DELLA       5 CROSSBROOKE COURT           HOWELL                 NJ     07731         22,000.00
 ML659 10266106630   JOSEPH LUCILLE            192-02 110TH ROAD             HOLLIS                 NY     11412         25,000.00
 ML659 10266106632   KELEMEN STEPHEN L         206 SOUTH 4TH STREET          LINDENHURST            NY     11757         53,000.00
 ML659 10266106672   GRAY MICHAEL D            2138-40 SINGLETON             INDIANAPOLIS           IN     46241         26,600.00
 ML659 10266106675   ROBINSON ROY              32 STUYVESANT STREET          HUNTINGTON             NY     11743         31,700.00
 ML659 10266106688   JONES GREGORY             138-17 225TH STREET           LAURELTON              NY     11413        180,000.00
 ML659 10266106717   GRAY MICHAEL DEAN         1257 BLAINE STREET            INDIANAPOLIS           IN     46221         26,000.00
 ML659 10266106723   WARR ADAM GARY            7149 WEST COPPER HILL DRIVE   WEST VALLEY CITY       UT     84120         27,000.00
 ML659 10266106903   FAIRCLOTH MELINDA         2841 VERMONT AVENUE           EATON PARK             FL     33840         48,600.00
 ML659 10266106914   DEGANGE MICHAEL J         45 FOX STREET                 PHILLIPSBURG           NJ     08865         45,500.00
 ML659 10266106973   GIAUQUE MARC              7160 SOUTH 2200 WEST          WEST JORDAN            UT     84084         11,500.00
 ML659 10266106996   HENDERSON VIRGINIA        416 HIGH POINT STREET         RANDLEMAN              NC     27317         45,600.00
 ML659 10266107032   SHELTON LULA              4743 W MONROE ST              CHICAGO                IL     60644         35,000.00
 ML659 10266107043   LHOMMEDIEU BRIAN W        2 WELLINGTON DRIVE            STONY BROOK            NY     11790         28,000.00
 ML659 10266107073   MCMAHON CHRISTOPHER       8941 W FLOWER STREET          PHOENIX                AZ     85037         49,300.00
 ML659 10266107126   SALES WALTER P            18125 FOREST VIEW ROAD        MONUMENT               CO     80132        122,770.00
 ML659 10266107149   GEDDIE ROBERT J           2915 PEACOCK STREET           HOPE MILLS             NC     28348         50,350.00
 ML659 10266107150   HILE LYNN C               800 PINE STREET               PHILIPSBURG            PA     16866         23,800.00
 ML659 10266107167   ROLLE BENNIE MAE          1170 NORTHWEST 49TH STREET    MIAMI                  FL     33127         46,500.00
 ML659 10266107185   BUCHANAN BERTON C         1690 CARROLL STREET           BROOKLYN               NY     11213         26,500.00
 ML659 10266107232   SLOCUM CHRISTINE B        1102 NORTH 1250 WEST          LAYTON                 UT     84041         22,000.00
 ML659 10266107310   RICH FRANCIS J            11 SPRINGFIELD ROAD           ALDAN                  PA     19018         10,000.00
 ML659 10266107385   PIERCY BANG F             10304 NORTHEAST TILLAMOOK ST  PORTLAND               OR     97220         98,000.00
 ML659 10266107422   BROWN MARION L            1149 12TH STREET              LAUREL                 MD     20707         29,900.00
 ML659 10266107447   CURTIS CHRISTOPHER G      656 TUOLUMNE AVENUE           ANGELS CAMP            CA     95222         19,650.00
 ML659 10266107476   LASALLE EDDIE             253 WASHINGTON AVENUE         BRENTWOOD              NY     11717         18,500.00
 ML659 10266107490   WILLIAMS MARIA A          38 DAGOBERT STREET            WILKES-BARRE           PA     18702         17,000.00
 ML659 10266107514   XENAKIS STEVEN J          2635 SOUTH 69TH STREET        PHILADELPHIA           PA     19142         21,400.00
 ML659 10266107662   BOOTH REVA J              2228 MCLAIN                   LINCOLN PARK           MI     48146         50,000.00
 ML659 10266107706   BUCK DAVID L              4770 HENNINGS DRIVE           COLORADO SPRINGS       CO     80911         10,800.00
 ML659 10266107759   HIGGS MARY E              1463 LINCOLN TERRACE          PEEKSKILL              NY     10566        116,000.00
 ML659 10266107801   MILLGATE ERIC DON         527 WEST 1160 NORTH           OREM                   UT     84057         25,000.00
 ML659 10266107814   MONTGOMERY TODD W         1902 164TH STREET COURT EAST  SPANAWAY               WA     98387         19,390.00
 ML659 10266107831   WASYLUK THERESA           166 MORSETOWN ROAD            WEST MILFORD           NJ     07480         28,000.00
 ML659 10266107848   SMITH TRACY A             4929 SOUTH  4860 WEST         SALT LAKE CITY         UT     84118         17,700.00
 ML659 10266107861   RERA SCOTT                17 OAKHURST ROAD              HAMPTON BAYS           NY     11946         56,500.00
 ML659 10266107874   THOMPSON FRANK B JR       4935 GLADE HILL STREET        JACKSONVILLE           FL     32207        112,500.00
 ML659 10266107876   BOUCHER ROGER             22 PEEKER AVENUE              MASTIC BEACH           NY     11951         86,700.00
 ML659 10266107896   WALSH FRANK C             7221 SOUTH ZEPHYR WAY         LITTLETON              CO     80123         14,000.00
 ML659 10266107906   GEERDES JOHN C            189 SWEETWATER LAKE TERRACE   DIVIDE                 CO     80814         25,000.00
 ML659 10266107945   FONTANA ARTHUR R JR       14755 LATROBE COURT           COLORADO SPRINGS       CO     80921         48,600.00
 ML659 10266107946   RILEY HENRY               12833 WEST JEWELL DRIVE       LAKEWOOD               CO     80228         40,900.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML659 10266105833     24,497.51  05/03/96       04/03/11     178.06      07/03/96      84.9        12.200               298.66
 ML659 10266105872    112,000.00  05/02/96       04/02/11     178.03      05/02/96      80.0        12.990             1,238.07
 ML659 10266105875     45,000.00  05/11/96       04/11/11     178.32      06/11/96      75.0         9.850               389.93
 ML659 10266105935     39,000.00  05/11/96       04/11/11     178.32      06/11/96      60.0         9.850               337.94
 ML659 10266105954     16,949.96  04/04/96       03/04/11     177.07      06/04/96      81.3        10.990               193.12
 ML659 10266105994     45,949.30  05/05/96       04/05/11     178.13      06/05/96      73.3        10.200               410.50
 ML659 10266106038     16,372.05  05/08/96       04/08/11     178.22      06/08/96      89.4        11.150               187.95
 ML659 10266106042     24,425.44  04/21/96       03/21/11     177.63      06/21/96      90.0        11.850               291.68
 ML659 10266106138     20,115.00  05/03/96       04/03/11     178.06      06/03/96      57.7        10.950               228.00
 ML659 10266106150     34,996.49  05/05/96       04/05/11     178.13      06/05/96      21.6        12.000               360.01
 ML659 10266106181    120,214.22  03/05/96       02/05/11     176.15      06/05/96      63.2        15.500             1,568.68
 ML659 10266106263    103,708.62  05/01/96       04/01/11     178.00      07/01/96      80.0        11.750             1,049.79
 ML659 10266106274     25,000.00  05/02/96       04/02/11     178.03      06/02/96      77.9        10.700               279.46
 ML659 10266106329     24,966.20  05/16/96       04/16/11     178.49      06/16/96      60.9        10.200               271.72
 ML659 10266106331     31,665.81  05/01/96       04/01/11     178.00      06/01/96      84.9         9.490               330.83
 ML659 10266106336     16,527.98  05/10/96       04/10/11     178.29      07/10/96      85.3        11.150               191.80
 ML659 10266106402     50,000.00  04/27/96       03/27/11     177.83      06/27/96      80.0         9.900               435.10
 ML659 10266106409     26,786.17  05/04/96       04/04/11     178.09      06/04/96      89.8        11.950               320.78
 ML659 10266106430     43,200.00  05/01/96       04/01/16     238.00      06/01/96      45.4         9.900               414.03
 ML659 10266106450    108,500.00  05/09/96       04/09/11     178.26      06/09/96      70.0        10.700             1,008.75
 ML659 10266106570     21,952.87  05/02/96       04/02/11     178.03      06/02/96      79.0        10.490               243.05
 ML659 10266106630     24,951.05  04/27/96       03/27/11     177.83      06/27/96      72.1         9.650               212.96
 ML659 10266106632     53,000.00  04/26/96       03/26/11     177.80      06/26/96      65.2        10.700               492.75
 ML659 10266106672     26,461.97  05/12/96       04/12/11     178.36      06/12/96      70.0         8.300               258.83
 ML659 10266106675     31,700.00  05/16/96       04/16/11     178.49      05/16/96      85.9        11.500               313.92
 ML659 10266106688    180,000.00  04/28/96       03/28/11     177.86      05/28/96      90.0        10.650             1,666.75
 ML659 10266106717     25,871.12  05/12/96       04/12/11     178.36      06/12/96      66.6         8.300               252.99
 ML659 10266106723     26,989.70  04/05/96       03/05/11     177.11      06/05/96      79.3        13.600               352.34
 ML659 10266106903     48,491.23  05/01/96       04/01/26     358.00      07/01/96      90.0        10.400               440.93
 ML659 10266106914     45,450.82  05/01/96       04/01/11     178.00      07/01/96      70.0        11.600               454.06
 ML659 10266106973     11,439.11  05/01/96       04/01/11     178.00      07/01/96      69.7         9.490               120.02
 ML659 10266106996     45,363.08  05/17/96       04/17/11     178.52      06/17/96      80.0         8.600               451.72
 ML659 10266107032     34,900.45  05/15/96       04/15/16     238.45      06/15/96      55.5         8.750               309.30
 ML659 10266107043     28,000.00  04/06/96       03/06/11     177.14      05/06/96      84.3        11.500               327.09
 ML659 10266107073     49,104.69  05/10/96       04/10/26     358.29      07/10/96      85.0        12.950               543.43
 ML659 10266107126    122,635.73  05/09/96       04/09/26     358.26      06/09/96      74.4        10.490             1,122.11
 ML659 10266107149     49,958.18  05/08/96       04/08/16     238.22      07/08/96      89.6        10.200               492.58
 ML659 10266107150     23,800.00  05/16/96       04/16/11     178.49      05/16/96      70.0        11.100               272.01
 ML659 10266107167     46,466.20  05/01/96       04/01/11     178.00      07/01/96      75.0        13.950               549.13
 ML659 10266107185     26,500.00  05/01/96       04/01/11     178.00      06/01/96      85.2        11.650               312.10
 ML659 10266107232     21,921.38  04/11/96       03/11/16     237.30      06/11/96      88.3        12.350               247.63
 ML659 10266107310     10,000.00  05/12/96       04/12/11     178.36      06/12/96      65.8         9.650               105.33
 ML659 10266107385     98,000.00  04/26/96       03/26/11     177.80      05/26/96      70.0        11.250               951.84
 ML659 10266107422     29,900.00  05/03/96       04/03/26     358.06      06/03/96      89.9        11.150               288.14
 ML659 10266107447     19,650.00  05/04/96       04/04/11     178.09      06/04/96      80.0        12.990               217.21
 ML659 10266107476     18,450.50  05/08/96       04/08/11     178.22      06/08/96      89.7        10.740               207.26
 ML659 10266107490     16,983.31  05/17/96       04/17/11     178.52      06/17/96      28.3        11.500               198.59
 ML659 10266107514     21,400.00  05/01/96       04/01/11     178.00      06/01/96      69.2        12.250               260.29
 ML659 10266107662     49,950.25  05/12/96       04/12/16     238.36      06/12/96      66.6         9.500               466.07
 ML659 10266107706     10,800.00  05/09/96       04/09/16     238.26      06/09/96      85.0        10.740               109.57
 ML659 10266107759    115,763.32  05/04/96       04/04/16     238.09      06/04/96      85.2         9.500             1,081.27
 ML659 10266107801     25,000.00  05/02/96       04/02/11     178.03      06/02/96      71.6        10.700               232.43
 ML659 10266107814     19,390.00  05/08/96       04/08/11     178.22      06/08/96      89.9        11.650               194.24
 ML659 10266107831     27,948.94  05/17/96       04/17/11     178.52      06/17/96      79.7        13.250               315.22
 ML659 10266107848     17,654.34  04/15/96       03/15/11     177.44      06/15/96      83.7        12.350               216.43
 ML659 10266107861     56,147.54  04/26/96       03/26/11     177.80      06/26/96      74.2         9.750               598.54
 ML659 10266107874    112,406.03  05/17/96       04/17/26     358.52      06/17/96      90.0         9.950               983.11
 ML659 10266107876     86,648.75  04/07/96       03/07/11     177.17      06/07/96      85.0        11.500               858.58
 ML659 10266107896     14,000.00  05/09/96       04/09/11     178.26      06/09/96      84.9        11.740               165.69
 ML659 10266107906     24,966.59  05/01/96       04/01/11     178.00      06/01/96      83.7         9.490               260.91
 ML659 10266107945     48,600.00  05/01/96       04/01/11     178.00      06/01/96      84.9        12.200               507.40
 ML659 10266107946     40,900.00  05/03/96       04/03/11     178.06      06/03/96      85.0        12.200               496.14

                                                                          Page 9

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML659 10266107947   KRUMINS INDULIS MARTIN    9573 S DEVONSHIRE PLACE       HIGHLANDS RANCH        CO     80126        136,000.00
 ML659 10266107991   TAYLOR BARBARA J          21 LORRAINE COURT             EAST HARTFORD          CT     06118         61,000.00
 ML659 10266108009   PICHARDO JUAN             92 LONG HILL ROAD             WATERBURY              CT     06704         31,500.00
 ML659 10266108094   RAPPLEYE LARRY V          380 SOUTH CHRISMAN DRIVE      SALEM                  UT     84653         51,025.00
 ML659 10266108099   BARTON LAWRENCE A JR      405 PIKE STREET               DENVER                 CO     80233         27,741.00
 ML659 10266108104   ANDREWS JAMES J           24299 COCK ROBIN DRIVE        BONITA SPRINGS         FL     33923         64,700.00
 ML659 10266108117   ARNELL KEVIN LAYNE        1635 WEST DAPPLEGRAY CIRCLE   RIVERTON               UT     84065         37,000.00
 ML659 10266108119   YANCEY BEVERLY J          775 EAST WOODSHIRE CICLE      MURRAY                 UT     84107         11,000.00
 ML659 10266108140   MOLELLA FRANK A JR        RR #3 BOX 360 HORSESHOE ROAD  MILLBROOK              NY     12545        112,000.00
 ML659 10266108155   TEPPER MARILYN K          12181 EAST AMHERST CIRCLE     AURORA                 CO     80014        120,000.00
 ML659 10266108241   GLEASON JOANNE J          4683 FAIRBANKS DRIVE          SYRACUSE               NY     13215         45,000.00
 ML659 10266108291   WASSER SCOTT M            1745 GEROSE COURT             EAST MEADOW            NY     11554         42,180.00
 ML659 10266108334   GOTTESFELD MELVIN L       293 DENNYTOWN ROAD            PUTNAM VALLEY          NY     10579        171,500.00
 ML659 10266108356   GALEANO MARIA S           3966 RALPH STREET             SEAFORD                NY     11783         35,000.00
 ML659 10266108368   SMITH DENNIS K            1239 FORRESTAL AVE            SAN JOSE               CA     95110         33,750.00
 ML659 10266108393   LAUDADIO ROCCO R          20 CONDON DRIVE               ANSONIA                CT     06401         33,200.00
 ML659 10266108402   SAVOYA JUDITH ANNE        640 STARLIGHT DRIVE           GRAND JUNCTION         CO     81504         34,529.00
 ML659 10266108422   PLATANIA PIA              1537 MADISON STREET           ELMONT                 NY     11003        138,750.00
 ML659 10266108426   KALOIDIS ATHAN            1004 CHASE PARKWAY            WATERBURY              CT     06708         54,000.00
 ML659 10266108483   POOLE MORRIS A            2985 MONDAVI COURT            LAS VEGAS              NV     89117        120,000.00
 ML659 10266108494   BOUCHARD GERALD G         2529 EMPIRE AVENUE            MELBOURNE              FL     32934         16,963.00
 ML659 10266108500   LE HUNG N                 5909 SOUTHWIND DRIVE          SAN JOSE               CA     95138         12,700.00
 ML659 10266108534   PRICE JEFFERY W           418 EAST PITKIN STREET        FORT COLLINS           CO     80524         80,800.00
 ML659 10266108538   TANNER STEPHEN            2979 WEST 4275 SOUTH          ROY                    UT     84067         24,000.00
 ML659 10266108561   HINTON THERESA A          7871 APPLE BLOSSOM LANE       WESTMINSTER            CO     80030         78,400.00
 ML659 10266108574   BAADE THEODORE JR         9 WILLITS ROAD                GLEN COVE              NY     11542         35,000.00
 ML659 10266108634   SCHNEIDER JOSEPH J        83 DEKAY STREET               STATEN ISLAND          NY     10310        105,000.00
 ML659 10266108821   JOHN C ELIZABETH ST       2306 E BETTY ELYSE LANE       PHOENIX                AZ     85022         56,000.00
 ML659 10266108857   SCHWANTNER LINDA          29 INGOLD DRIVE               DIX HILLS              NY     11746         70,000.00
 ML659 10266108863   CALVACANTE LUCIANO        860 MONROE TURNPIKE           MONROE                 CT     06468         21,300.00
 ML659 10266108878   EMINGTON JOSEPH THOMAS    3673 TAMER LANE               LILBURN                GA     30247        100,300.00
 ML659 10266108887   BOWER WILLIAM D           667 U STREET                  UPPER MERION TWNSP     PA     19406        112,500.00
 ML659 10266108904   BRYAN RAYMOND CHRISTOPHER 12920 GORDA CIRCLE S          LARGO                  FL     34643         78,400.00
 ML659 10266108907   CARNS DIANNE M            9985 ELIZABETH STREET         THORNTON               CO     80229         22,145.00
 ML659 10266108932   SCHNAITER DAWN            330 S  WEST ST                SHELBYVILLE            IN     46176         27,500.00
 ML659 10266108938   LAFOLLETTE TONI MARIE     301 SOUTH STREET              BROOKLYN               CT     06239         19,550.00
 ML659 10266109025   BEVEL CHARLES             1927 W 30TH ST                JACKSONVILLE           FL     32209         23,000.00
 ML659 10266109044   BUYEA THOMAS J            4031 CRANBROOK PLACE          NEW PORT RICHEY        FL     34652         29,400.00
 ML659 10266109047   LEE FLETCHER A            7042 OFFENBACH CT NE          KEIZER                 OR     97303         17,250.00
 ML659 10266109144   DEMIC CATHERINE HUNT      18 CHICKADEE LANE             LEVITTOWN              NY     11756         23,500.00
 ML659 10266109148   HEALEY FRED D             7186 EAST AZALEA DRIVE        FLORAL CITY            FL     34436         56,100.00
 ML659 10266109154   WEBB JOHN                 18 BETHANY STREET             NEW BRUNSWICK          NJ     08901        102,500.00
 ML659 10266109168   POLLARD LEN A             122 MANHATTAN AVENUE          GREENBURGH             NY     10603         18,700.00
 ML659 10266109175   HUGHES RICHARD L          2524 CREIGHTON AVENUE         BALTIMORE              MD     21234         30,000.00
 ML659 10266109209   REEDER KERRY K            1251 WEST 1700 NORTH          PROVO                  UT     84604         55,117.00
 ML659 10266109391   BARTON AIMEE M            257-18 149TH AVENUE           ROSEDALE               NY     11422         30,100.00
 ML659 10266109399   SHIMP LEON B              1716 WEST 1900 NORTH          LAYTON                 UT     84041         23,012.00
 ML659 10266109415   HORMAN RUSSELL L          1916 SOUTH DAVIS BOULEVARD    BOUNTIFUL              UT     84010         55,000.00
 ML659 10266109480   GOODRICH TERRI L          6905 WEST 55TH PLACE          ARVADA                 CO     80002         36,800.00
 ML659 10266109498   BARTLETT JOSEPH ABBOTT    5551 11TH STREET S            ST PETERSBURG          FL     33705         85,000.00
 ML659 10266109516   SPENCER MARLENE           110-21 177TH STREET           JAMAICA                NY     11433        116,500.00
 ML659 10266109587   BARRETT SCOTT M           17 VALENCIA CIRCLE            SAFETY HARBOR          FL     34695         12,000.00
 ML659 10266109611   WILSON THOMAS D           2656 NORTH 1525 EAST          LAYTON                 UT     84040         32,919.00
 ML659 10266109692   BRINKLEY LEMUEL G JR      68 PRAIRIE RIDGE ROAD         HIGHLANDS RANCH        CO     80126        133,365.00
 ML659 10266109792   STREETER WILLIAM III      1924 DALLAS STREET            PHILADELPHIA           PA     19138         44,000.00
 ML659 10266110016   FRYDRYCH JAMES            5 ALLEGHENY DRIVE WEST        FARMINGVILLE           NY     11738         21,653.00
 ML659 10266110037   ROMANO LEONARD            323 EAST SHORE DRIVE          MASSAPEQUA             NY     11758         55,500.00
 ML659 10266110039   CASTRO LUCIE              57 BENBURB STREET             AMITYVILLE             NY     11701         58,000.00
 ML659 10266110057   SHEDDEN ROBERT C          9846 SOUTH CAMPAIGN DRIVE     SOUTH JORDON           UT     84095         89,000.00
 ML659 10266110223   ERCOLANO LEWIS R JR       301 OLD YORK ROAD             FLEMINGTON             NJ     08822         60,000.00
 ML659 10266110233   KOVTUN LEONID             5817 WEST 81ST PLACE          ARVADA                 CO     80003         72,500.00
 ML659 10266110234   HICKMAN DORIS P           136 ARMSTRONG ROAD            GARDEN CITY PARK       NY     11040        100,000.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML659 10266107947    136,000.00  05/01/96       04/01/11     178.00      06/01/96      85.0         9.400             1,133.65
 ML659 10266107991     60,902.50  05/03/96       04/03/26     358.06      07/03/96      56.4        10.700               567.13
 ML659 10266108009     31,468.04  05/01/96       04/01/11     178.00      07/01/96      90.0        10.650               291.68
 ML659 10266108094     51,025.00  05/01/96       04/01/11     178.00      06/01/96      84.1        12.200               618.97
 ML659 10266108099     27,741.00  05/03/96       04/03/16     238.06      06/03/96      85.0        11.740               300.44
 ML659 10266108104     64,518.40  05/16/96       04/16/11     178.49      06/16/96      77.0         9.750               685.41
 ML659 10266108117     36,966.95  04/15/96       03/15/11     177.44      06/15/96      80.5        12.190               448.60
 ML659 10266108119     11,000.00  04/15/96       03/15/11     177.44      05/15/96      66.2        11.100               125.72
 ML659 10266108140    112,000.00  05/08/96       04/08/11     178.22      06/08/96      89.6        10.000               982.88
 ML659 10266108155    120,000.00  05/01/96       04/01/11     178.00      06/01/96      80.0         9.400             1,000.28
 ML659 10266108241     44,660.40  05/01/96       04/01/06     118.00      06/01/96      79.4         9.400               579.83
 ML659 10266108291     41,949.61  05/08/96       04/08/11     178.22      06/08/96      84.9        12.200               440.37
 ML659 10266108334    170,878.49  05/16/96       04/16/11     178.49      06/16/96      85.7         8.100             1,648.86
 ML659 10266108356     35,000.00  05/15/96       04/15/16     238.45      06/15/96      43.0        11.750               379.30
 ML659 10266108368     33,750.00  05/01/96       04/01/11     178.00      06/01/96      90.0        10.740               314.80
 ML659 10266108393     33,149.86  05/08/96       04/08/16     238.22      06/08/96      78.6        11.690               358.41
 ML659 10266108402     34,344.00  05/01/96       04/01/11     178.00      07/01/96      80.0        10.700               385.98
 ML659 10266108422    138,750.00  05/08/96       04/08/26     358.22      06/08/96      75.0        10.450             1,264.02
 ML659 10266108426     52,173.65  05/08/96       04/08/06     118.22      08/08/96      47.7        10.990               743.54
 ML659 10266108483    120,000.00  05/02/96       04/02/11     178.03      06/02/96      79.2         9.900             1,282.19
 ML659 10266108494     16,953.55  05/15/96       04/15/11     178.45      06/15/96      84.9        11.850               201.95
 ML659 10266108500     12,700.00  05/03/96       04/03/11     178.06      06/03/96      90.0        12.150               153.65
 ML659 10266108534     80,776.10  05/01/96       04/01/11     178.00      06/01/96      80.0         9.900               703.11
 ML659 10266108538     23,985.61  05/03/96       04/03/11     178.06      06/03/96      79.8        12.700               298.94
 ML659 10266108561     78,400.00  05/05/96       04/05/26     358.13      06/05/96      80.0        13.250               882.61
 ML659 10266108574     35,000.00  05/16/96       04/16/06     118.49      05/16/96      86.5        11.250               487.09
 ML659 10266108634    104,734.86  05/15/96       04/15/11     178.45      06/15/96      52.5         8.900             1,058.74
 ML659 10266108821     56,000.00  05/01/96       04/01/11     178.00      06/01/96      84.8         9.400               466.80
 ML659 10266108857     69,931.16  05/09/96       04/09/11     178.26      06/09/96      78.2        10.450               637.70
 ML659 10266108863     21,300.00  05/08/96       04/08/11     178.22      06/08/96      84.9        10.750               238.76
 ML659 10266108878    100,048.99  05/08/96       04/08/11     178.22      06/08/96      85.0         8.990             1,016.71
 ML659 10266108887    112,439.52  05/02/96       04/02/26     358.03      06/02/96      90.0        10.240             1,007.28
 ML659 10266108904     78,190.81  05/10/96       04/10/11     178.29      06/10/96      80.0         9.350               811.59
 ML659 10266108907     22,114.09  05/05/96       04/05/11     178.13      06/05/96      89.9        10.150               240.01
 ML659 10266108932     27,500.00  05/15/96       04/15/11     178.45      06/15/96      63.9         9.400               229.23
 ML659 10266108938     19,547.52  05/15/96       04/15/11     178.45      06/15/96      84.9        13.200               249.93
 ML659 10266109025     22,939.41  05/08/96       04/08/11     178.22      06/08/96      44.2        10.990               261.27
 ML659 10266109044     29,400.00  05/12/96       04/12/11     178.36      06/12/96      70.0         9.950               315.04
 ML659 10266109047     17,250.00  05/08/96       04/08/11     178.22      06/08/96      90.0        10.700               192.83
 ML659 10266109144     23,500.00  05/03/96       04/03/11     178.06      06/03/96      69.5        11.750               237.21
 ML659 10266109148     56,093.27  05/15/96       04/15/26     358.45      06/15/96      85.0        11.750               566.28
 ML659 10266109154    102,500.00  05/10/96       04/10/16     238.29      06/10/96      70.2         8.600               896.02
 ML659 10266109168     18,700.00  05/04/96       04/04/16     238.09      06/04/96      84.9        12.950               218.42
 ML659 10266109175     29,946.82  05/09/96       04/09/11     178.26      06/09/96      33.1         8.990               304.10
 ML659 10266109209     55,024.75  04/22/96       03/22/11     177.67      06/22/96      84.8        12.700               686.52
 ML659 10266109391     28,772.94  05/15/96       04/15/06     118.45      09/15/96      85.0        10.350               403.63
 ML659 10266109399     22,942.68  04/26/96       03/26/11     177.80      06/26/96      90.0        11.940               275.30
 ML659 10266109415     54,937.07  05/01/96       04/01/26     358.00      07/01/96      39.8         9.900               478.61
 ML659 10266109480     36,797.73  05/08/96       04/08/11     178.22      06/08/96      84.8        12.450               391.32
 ML659 10266109498     84,860.77  05/03/96       04/03/11     178.06      06/03/96      85.0         9.250               699.27
 ML659 10266109516    116,271.88  05/10/96       04/10/16     238.29      06/10/96      80.3        10.250             1,143.61
 ML659 10266109587     11,993.58  05/15/96       04/15/11     178.45      06/15/96      77.3        10.950               136.02
 ML659 10266109611     32,919.00  05/08/96       04/08/11     178.22      06/08/96      80.0         9.490               343.55
 ML659 10266109692    133,365.00  05/04/96       04/04/26     358.09      06/04/96      84.9        11.750             1,346.20
 ML659 10266109792     44,000.00  05/10/96       04/10/11     178.29      05/10/96      80.0        12.750               478.15
 ML659 10266110016     21,512.98  05/12/96       04/12/06     118.36      06/12/96      89.7        12.000               310.66
 ML659 10266110037     55,500.00  05/16/96       04/16/11     178.49      05/16/96      76.7        10.950               629.07
 ML659 10266110039     57,917.43  05/12/96       04/12/11     178.36      06/12/96      48.3        12.375               613.39
 ML659 10266110057     89,000.00  05/10/96       04/10/11     178.29      06/10/96      89.9        11.150               857.67
 ML659 10266110223     59,433.90  05/15/96       04/15/11     178.45      07/15/96      31.5        10.800               674.44
 ML659 10266110233     72,500.00  05/09/96       04/09/11     178.26      06/09/96      79.9        10.700               674.05
 ML659 10266110234     99,891.32  05/10/96       04/10/11     178.29      06/10/96      55.8        11.000               952.32

                                                                         Page 10

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML659 10266110243   ALCANTARA NELLY           5425 RISING SUN AVENUE        PHILADELPHIA           PA     19120         31,100.00
 ML659 10266110391   PIZZUTI MICHELE           46 GLEN ROAD                  EASTCHESTER            NY     10709        125,600.00
 ML659 10266110407   BLACK D LOUISE            2941 WEST TESS AVENUE         WEST VALLEY CITY       UT     84119         65,450.00
 ML659 10266110415   LEE ELLEN P               110-44 208TH STREET           HOLLIS                 NY     11429        118,500.00
 ML659 10266110589   TAYLOR EUGENE JUDE        34 NORTHWAY                   LAKE PEEKSKILL         NY     10537         21,030.00
 ML659 10266110609   NEGRO PHILIP DEL          545 DONA LANE                 SCOTCH PLAINS          NJ     07076        156,000.00
 ML659 10266110672   WILLIAMS STANLEY R        RR 1 BOX 352                  TURBOTVILLE            PA     17772         80,000.00
 ML659 10266110686   LOEHR DAVID A             1266 ERIEVIEW DRIVE           MADISON                OH     44057        100,800.00
 ML659 10266110886   IRBY RICHBURG SHEILA      5908 GLENNOR ROAD             BALTIMORE              MD     21239         21,100.00
 ML659 10266110941   GUASTELLA LAWRENCE        16 TOPAZ DRIVE                LAKE RONKONKOMA        NY     11779         94,000.00
 ML659 10266111185   COLQUITT THOMAS E         5396 VALLEY MIST COURT        NORCROSS               GA     30092         17,000.00
       ----------------------------------------                                                                   ------------------
            197      Sale Total                                                                                      10,837,463.00

                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML659 10266110243     31,075.31  05/09/96       04/09/11     178.26      06/09/96      74.9        11.100               355.44
 ML659 10266110391    125,600.00  04/29/96       03/29/16     237.90      05/29/96      79.6        13.800             1,543.65
 ML659 10266110407     65,359.41  05/09/96       04/09/26     358.26      06/09/96      85.0         9.490               549.86
 ML659 10266110415    118,430.19  05/15/96       04/15/11     178.45      06/15/96      74.0         9.650             1,009.41
 ML659 10266110589     20,896.55  05/15/96       04/15/11     178.45      06/15/96      90.0        11.600               247.01
 ML659 10266110609    155,686.83  05/19/96       04/19/11     178.59      06/19/96      65.0        11.250             1,515.17
 ML659 10266110672     80,000.00  05/12/96       04/12/11     178.36      06/12/96      80.0         9.900               696.15
 ML659 10266110686    100,598.37  05/15/96       04/15/26     358.45      06/15/96      90.0        11.150               971.38
 ML659 10266110886     21,085.08  05/16/96       04/16/11     178.49      06/16/96      84.3        12.450               259.38
 ML659 10266110941     93,791.26  05/16/96       04/16/11     178.49      06/16/96      79.6        10.150             1,018.77
 ML659 10266111185     16,850.96  03/22/96       02/22/11     176.71      07/22/96      89.9        11.850               172.90
                   -------------                           ------------                ----------------------------------------
                   10,820,267.69                              217.20                    77.5        10.884           110,009.19

                                                                         Page 11

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML660 10266084816   BROWN CORNELL             259-30 147TH ROAD             ROSEDALE               NY     11422         33,500.00
 ML660 10266085083   CASTILLO JOSEPH           225 WEST PULASKI ROAD         HUNTINGTON STATION     NY     11746        100,725.00
 ML660 10266098645   HENDRY KARMA L            1003 EAST 3400 NORTH          LAYTON                 UT     84040         34,426.00
 ML660 10266098955   LARSEN JAMES RUSSELL      809 SOUTH PARK STREET         SALT LAKE CITY         UT     84102         50,000.00
 ML660 10266099257   BACOT MARSHALL N          326 CHURCH STREET             BALTIMORE              MD     21225         20,900.00
 ML660 10266099939   WILSON ERIC V             1406 HYALYN COURT             GREENSBORO             NC     27406        124,780.00
 ML660 10266100124   WILLIAMS RUTH N           1544 BENTON HOLLOW ROAD       DRUMORE                PA     17518        134,400.00
 ML660 10266100325   EISENMANN SCOTT D         80 REIDS HILL ROAD            MORGANVILLE            NJ     07751         25,000.00
 ML660 10266101371   ANDERSON TODD J           1649 EAST ANTELOPE DRIVE      LAYTON                 UT     84040        108,800.00
 ML660 10266101504   SCHAEFER ROGER            190-22 RADNOR ROAD            JAMAICA ESTATES        NY     11423        235,000.00
 ML660 10266101687   BAILEY MARK A             1462 EAST 8255 SOUTH          SANDY                  UT     84093         35,000.00
 ML660 10266102261   WOLTER KEVIN B            92-17 70TH AVENUE             FOREST HILLS           NY     11375         60,000.00
 ML660 10266102293   SPARKS WILLIAM C          1870 WEST DIXIE PLACE         DENVER                 CO     80221         23,400.00
 ML660 10266102374   RICHARDSON DANIEL C       7975 LITTLE MILL ROAD         CUMMING                GA     30131         35,000.00
 ML660 10266102830   MOONSAMMY RAMSAMMY        242-244 NEW YORK AVENUE       JERSEY CITY            NJ     07307         45,000.00
 ML660 10266102908   VAQUERA JUAN B            5535 RACINE DRIVE             WINSTON-SALEM          NC     27105         55,200.00
 ML660 10266102997   MARMAROU CHRISTOS         884 BROOKSIDE ROAD            WESCOSVILLE            PA     18106         68,000.00
 ML660 10266103023   BORTEN HENRY              75-20 183RD STREET            FRESH MEADOWS          NY     11366         48,800.00
 ML660 10266103060   MUNICCHI ROBERT N         25 LONGBOAT AVENUE            BARNEGAT               NJ     08005         65,000.00
 ML660 10266103524   TOMAS RODELIO D           415 FOGG STREET               LAS VEGAS              NV     89110        172,500.00
 ML660 10266104043   PREECE GARY M             129 WEST 1225 NORTH           LAYTON                 UT     84041         38,920.00
 ML660 10266104323   HENRIKSEN CRAIG V         2063 EAST LA CRESTA DRIVE     SALT LAKE CITY         UT     84121         17,100.00
 ML660 10266104387   CANALES JOSE              535 SECATOGUE AVENUE          FARMINGDALE            NY     11735         99,200.00
 ML660 10266104426   AGAN MARK J               14813 N 36TH PLACE            PHOENIX                AZ     85032         11,500.00
 ML660 10266104526   MARTIN LIZANNE            111-39 126TH STREET           OZONE PARK             NY     11420        144,500.00
 ML660 10266104726   CZARNEK TIM               3853 SOUTH KING STREET        DENVER                 CO     80110         67,900.00
 ML660 10266104740   NAKAMURA TAKASHI          827 HOBART STREET             MENLO PARK             CA     94025        200,000.00
 ML660 10266104888   RODRIGUEZ NOEL            677 CHESTNUT STREET           YORK                   PA     17403         42,300.00
 ML660 10266105123   AQUILA CARMINE            2 HICKORY HILL ROAD           JACKSON                NJ     08527         25,000.00
 ML660 10266105153   COLLEDGE REX              1989 SOUTH 1225 WEST          WOODS CROSS            UT     84087         12,700.00
 ML660 10266105361   MCDONOUGH EILEEN M        2165 MILLER ROAD              EAST GREENVILLE        PA     18041        150,400.00
 ML660 10266105406   DAVIS ANDREA L            1365 EM AVENUE                SILT                   CO     81652         67,500.00
 ML660 10266105442   SMITH RICHARD C           210 PROSPECT BAY DRIVE        GRASONVILLE            MD     21638         60,500.00
 ML660 10266105496   ERDVIG ROGER              26 ROOSEVELT AVENUE           PATCHOGUE              NY     11772         72,000.00
 ML660 10266105530   YI IN KU                  4230 CANTRELL DRIVE           COLORADO SPRINGS       CO     80911         30,000.00
 ML660 10266105565   DUNAWAY DEBRA M           700 53RD AVENUE NORTH         SAINT PETERSBURG       FL     33703         52,000.00
 ML660 10266105706   TENNANT JOSEPHINE         4412 MURDOCK AVENUE           BRONX                  NY     10466         26,750.00
 ML660 10266105894   BUSH WILLIAM H JR         626 BELLAIRE AVENUE           PITTSBURGH             PA     15226         24,800.00
 ML660 10266106001   ROEDEMA JAMES A           2007 WEST HYACINTH ROAD       LITTLETON              CO     80126         51,354.00
 ML660 10266106072   G0MEZ JOSE A              340 53RD STREET               BROOKLYN               NY     11219         99,000.00
 ML660 10266106130   DICKEY JOHN STEVEN        6057 SOUTH 3050 WEST          ROY                    UT     84067         27,000.00
 ML660 10266106228   COLE DARRYL               45 EAST LINCOLN AVENUE        MOUNT VERNON           NY     10550        212,000.00
 ML660 10266106249   ORTUNO HERIBERTO          293 WESTSIDE DRIVE            HOLLISTER              CA     95023         29,700.00
 ML660 10266106253   AMENDOLARI JOHN J III     5557 WEST 75TH PLACE          WESTMINSTER            CO     80003         20,000.00
 ML660 10266106301   CARUSONE VINCENT          73 HACKENSACK STREET          RUTHERFORD             NJ     07073         65,000.00
 ML660 10266106406   SANCHEZ TRANQUILINO       415 DAISY LANE                EAST PALO ALTA         CA     94303         45,000.00
 ML660 10266106469   BARNES DAVID T            534 PARK ROAD                 AMBRIDGE               PA     15003         43,200.00
 ML660 10266106516   LEDESMA JESUS DIAZ        1813 DRACENA WAY              SAN JOSE               CA     95122         26,000.00
 ML660 10266106556   MILLER MICHAEL L          6063 SOUTH PRAIRIE VIEW DRIVE SALT LAKE CITY         UT     84118         36,400.00
 ML660 10266106707   FAUBER JANICE A           4537 BRANDYWINE COURT         CARMICHAEL             CA     95608         67,189.00
 ML660 10266106731   MIHALIK DEBRA             189 ADIRONDACK DRIVE          SELDEN                 NY     11784         75,000.00
 ML660 10266106812   PARK DALE B               2057 WEST BYRON CIRCLE        SALT LAKE CITY         UT     84119         37,152.00
 ML660 10266106813   SADDLER V DE AUN          4602 SOUTH ALTONIA CIRCLE     WEST VALLEY CITY       UT     84120         11,255.00
 ML660 10266106816   MILLS KEITH               1420 EVANS ROAD               WALL                   NJ     07719         58,000.00
 ML660 10266106865   ODONNELL DENNIS A         13733 SOUTHEAST 272ND STREET  KENT                   WA     98042         13,100.00
 ML660 10266106957   PLETZ PHILIP P            2422 W MADISON ST             PHOENIX                AZ     85009         47,600.00
 ML660 10266106968   AUGUSTUS JEFFERY          311 WEST 200 NORTH            SMITHFIELD             UT     84335         70,400.00
 ML660 10266106974   JOHNSEN TODD C            4440 WEST 5900 NORTH          BEAR RIVER CITY        UT     84301         17,774.00
 ML660 10266106978   MILLER KEVIN M            6356 WEST WILLIAMSBURG CIRCLE WEST VALLEY CITY       UT     84120         11,968.00
 ML660 10266106979   BINGHAM DAVID B           2457 WEST 4975 SOUTH          ROY                    UT     84067         24,427.00
 ML660 10266106982   MANCINI JAMES A           201 BRYANT AVENUE             SPRINGFIELD            NJ     07081         53,300.00
 ML660 10266107015   WILLE NEAL H              214 SOUTH ROHLWING ROAD       PALATINE               IL     60067         52,400.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML660 10266084816     33,184.70  10/27/95       09/27/15     231.85      05/27/96      84.8         9.050               302.49
 ML660 10266085083     99,840.98  11/13/95       10/13/15     232.37      06/13/96      85.0        11.450             1,070.69
 ML660 10266098645     34,426.00  05/01/96       04/01/11     178.00      06/01/96      85.0        13.190               385.94
 ML660 10266098955     49,458.35  04/01/96       03/01/11     177.00      07/01/96      76.2         9.900               435.10
 ML660 10266099257     20,900.00  04/12/96       03/12/11     177.34      05/12/96      78.9        14.900               291.08
 ML660 10266099939    124,780.00  05/01/96       04/01/11     178.00      06/01/96      85.0         9.990             1,094.11
 ML660 10266100124    134,232.69  03/14/96       02/14/11     176.45      06/14/96      70.0        12.250             1,408.37
 ML660 10266100325     25,000.00  04/26/96       03/26/11     177.80      05/26/96      75.8        11.900               298.44
 ML660 10266101371    108,800.00  04/04/96       03/04/11     177.07      06/04/96      80.0        11.000             1,036.13
 ML660 10266101504    235,000.00  05/01/96       04/01/26     358.00      06/01/96      67.1        12.650             2,535.44
 ML660 10266101687     33,116.36  04/08/96       03/08/11     177.21      08/08/96      79.9        14.040               415.81
 ML660 10266102261     59,856.70  05/15/96       04/15/11     178.45      06/15/96      60.5        10.700               670.70
 ML660 10266102293     22,956.48  05/15/96       04/15/11     178.45      07/15/96      80.1        13.100               297.61
 ML660 10266102374     34,755.19  03/23/96       02/23/11     176.75      06/23/96      43.7        11.200               402.22
 ML660 10266102830     44,997.44  05/19/96       04/19/26     358.59      06/19/96      52.9        12.500               480.27
 ML660 10266102908     55,078.16  04/01/96       03/01/11     177.00      06/01/96      80.0         9.100               563.16
 ML660 10266102997     67,624.45  03/05/96       02/05/11     176.15      06/05/96      77.2        10.600               627.11
 ML660 10266103023     48,800.00  05/05/96       04/05/16     238.13      06/05/96      84.7        11.750               528.85
 ML660 10266103060     65,000.00  05/02/96       04/02/11     178.03      05/02/96      79.2        13.300               734.30
 ML660 10266103524    172,429.08  05/09/96       04/09/11     178.26      06/09/96      80.2        12.250             1,807.62
 ML660 10266104043     38,876.23  04/08/96       03/08/11     177.21      06/08/96      85.8        12.350               475.90
 ML660 10266104323     17,055.30  04/19/96       03/19/11     177.57      06/19/96      89.8        12.100               177.21
 ML660 10266104387     98,981.12  04/13/96       03/13/11     177.37      06/13/96      79.3        13.700             1,151.88
 ML660 10266104426     11,492.19  05/16/96       04/16/11     178.49      06/16/96      77.2         9.900               122.88
 ML660 10266104526    144,443.83  04/20/96       03/20/11     177.60      06/20/96      85.0        12.750             1,570.27
 ML660 10266104726     67,900.00  05/15/96       04/15/11     178.45      06/15/96      70.0        10.200               605.93
 ML660 10266104740    200,000.00  04/22/96       03/22/11     177.67      06/22/96      73.8        11.190             1,933.42
 ML660 10266104888     42,075.53  05/19/96       04/19/11     178.59      06/19/96      90.0        11.000               402.83
 ML660 10266105123     24,725.04  04/12/96       03/12/11     177.34      07/12/96      78.5         9.850               266.36
 ML660 10266105153     12,690.09  04/20/96       03/20/11     177.60      06/20/96      89.6        12.100               131.61
 ML660 10266105361    150,236.01  05/17/96       04/17/26     358.52      06/17/96      80.0        12.990             1,662.55
 ML660 10266105406     67,500.00  05/15/96       04/15/26     358.45      06/15/96      90.0        10.650               625.03
 ML660 10266105442     60,500.00  05/10/96       04/10/16     238.29      06/10/96      89.3        11.600               649.36
 ML660 10266105496     71,940.03  05/04/96       04/04/11     178.09      06/04/96      90.0        10.000               631.85
 ML660 10266105530     29,946.70  05/16/96       04/16/11     178.49      06/16/96      82.7        12.200               363.92
 ML660 10266105565     51,649.12  05/05/96       04/05/11     178.13      07/05/96      80.0         9.900               555.62
 ML660 10266105706     26,720.21  05/18/96       04/18/11     178.55      06/18/96      89.9        12.100               322.77
 ML660 10266105894     24,800.00  04/13/96       03/13/11     177.37      06/13/96      89.9        10.900               234.30
 ML660 10266106001     51,354.00  05/15/96       04/15/16     238.45      06/15/96      72.9        12.200               572.63
 ML660 10266106072     99,000.00  04/22/96       03/22/11     177.67      05/22/96      60.0        11.250               961.55
 ML660 10266106130     27,000.00  04/26/96       03/26/11     177.80      05/26/96      84.9        12.940               340.55
 ML660 10266106228    212,000.00  05/12/96       04/12/11     178.36      05/12/96      74.9        10.750             1,978.98
 ML660 10266106249     29,700.00  05/08/96       04/08/11     178.22      06/08/96      84.9        13.050               329.70
 ML660 10266106253     19,992.26  05/09/96       04/09/11     178.26      06/09/96      77.6         9.900               213.70
 ML660 10266106301     64,909.99  05/12/96       04/12/11     178.36      06/12/96      50.0        10.850               611.65
 ML660 10266106406     45,000.00  05/01/96       04/01/11     178.00      06/01/96      69.6        12.300               548.79
 ML660 10266106469     43,177.00  05/03/96       04/03/26     358.06      06/03/96      90.0        10.400               391.94
 ML660 10266106516     25,918.34  05/02/96       04/02/11     178.03      06/02/96      90.0        11.850               309.54
 ML660 10266106556     36,359.21  04/12/96       03/12/11     177.34      06/12/96      89.3        12.350               445.09
 ML660 10266106707     67,189.00  05/01/96       04/01/26     358.00      06/01/96      40.7        10.950               637.32
 ML660 10266106731     75,000.00  05/04/96       04/04/11     178.09      06/04/96      80.0        12.750               815.02
 ML660 10266106812     37,074.81  04/05/96       03/05/11     177.11      06/05/96      89.8        12.350               454.29
 ML660 10266106813     11,216.68  04/05/96       03/05/11     177.11      06/05/96      09.7        10.600               125.11
 ML660 10266106816     58,000.00  04/21/96       03/21/16     237.63      05/21/96      75.0        12.700               667.16
 ML660 10266106865     13,095.48  05/15/96       04/15/11     178.45      06/15/96      84.5        11.650               131.23
 ML660 10266106957     47,600.00  05/12/96       04/12/11     178.36      06/12/96      70.0        11.600               475.01
 ML660 10266106968     70,400.00  05/15/96       04/15/11     178.45      05/15/96      80.0        12.750               765.03
 ML660 10266106974     17,774.00  05/02/96       04/02/11     178.03      06/02/96      65.7        13.750               233.73
 ML660 10266106978     11,959.96  04/08/96       03/08/11     177.21      06/08/96      72.4        14.600               164.24
 ML660 10266106979     24,427.00  05/01/96       04/01/11     178.00      06/01/96      84.0        12.940               308.10
 ML660 10266106982     53,183.00  05/01/96       04/01/11     178.00      06/01/96      79.7        11.690               629.10
 ML660 10266107015     52,339.18  05/22/96       04/22/16     238.68      06/22/96      79.9        10.000               505.67

                                                                         Page 12

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML660 10266107080   RAY ROBERT JOSEPH         9570 SARATOGA DRIVE           PITTSBURGH             PA     15237         53,200.00
 ML660 10266107173   NEEL JEFFREY L            9505 PAMPLONA ROAD            COLUMBIA               MD     21045        135,000.00
 ML660 10266107188   WOOTON STELLA M           614 EDGEWOOD AVENUE           HENDERSONVILLE         NC     28792         48,000.00
 ML660 10266107206   SLOBODA JOSEPH A          1 CEDAR SWAMP ROAD            JERICHO                NY     11753        236,000.00
 ML660 10266107360   RAMIREZ RUBEN             3800 W MARS STREET            TUCSON                 AZ     85741         87,000.00
 ML660 10266107428   MORANT LORNA              14371 PARK AVENUE             FORT MYERS             FL     33905        128,000.00
 ML660 10266107494   MUELLER LANCE E           210 BURRELL BOULEVARD         ALLENTOWN              PA     18104        133,650.00
 ML660 10266107545   COVINGTON MICHELLE REESE  404 WEST 6TH AVENUE           ROSELLE                NJ     07203         72,000.00
 ML660 10266107553   OTTO THOMAS               1 LANE H                      HUNTINGTON             NY     11743         72,000.00
 ML660 10266107610   WEBSTER EDDIE M           6031 HOYT STREET              ARVADA                 CO     80004         17,100.00
 ML660 10266107611   VALDEZ RICHARD J          2298 S MEADE ST               DENVER                 CO     80219         32,650.00
 ML660 10266107634   PECK RICHARD A            231 BUSHWICK AVENUE           MERRICK                NY     11566         72,000.00
 ML660 10266107679   EMERICK BRIAN R           5 FIRST STREET                PORT JERVIS            NY     12771         47,400.00
 ML660 10266107712   MAXSON RUTH               17500 EAST BROWN CIRCLE       AURORA                 CO     80013         21,740.00
 ML660 10266107723   MAFFUCCI DEBORAH ANN      31 GALLOWS HILL ROAD          REDDING                CT     06875         67,000.00
 ML660 10266107821   HANSEN AUGUST W           4645 LILAC AVENUE             GLENVIEW               IL     60025         27,000.00
 ML660 10266107847   BORSCHEL CHARLES E        4972 SOUTH TUSCAN DRIVE       SALT LAKE CITY         UT     84118         21,597.00
 ML660 10266107880   SMITH EARVA               7208/7214 ELDER CREEK ROAD    SACRAMENTO             CA     95824        222,000.00
 ML660 10266107911   STEEVES RONNIE O          260 STEELE ROAD               NEW HARTFORD           CT     06057         18,800.00
 ML660 10266107914   CREAMER JODY L            2330 15TH AVENUE              ALTOONA                PA     16601         91,800.00
 ML660 10266107928   LILIENTHAL MARVIN         1281 TULIP LANE               WANTAGH                NY     11793         64,000.00
 ML660 10266108046   MARDER RANDALL            33578 BLUEJAY COURT           ELIZABETH              CO     80107         43,400.00
 ML660 10266108064   MARCZAK ROBERT            US ROUTE 20 RD 1 BOX 10       SHARON SPRINGS         NY     13459         14,750.00
 ML660 10266108118   HUGHES SHAWN E            1323 WEST MORNING SUN DRIVE   MURRAY                 UT     84123         12,500.00
 ML660 10266108160   HIMSCHOOT FRED V          599 SODA CREEK ROAD           IDAHO SPRINGS          CO     80452        222,150.00
 ML660 10266108166   CROWLEY MARGARET          560 SHORE DRIVE               OAKDALE                NY     11769        265,200.00
 ML660 10266108182   CLARK WILLIAM M           961 19TH AVENUE SOUTH         ST PETERSBURG          FL     33705         37,800.00
 ML660 10266108183   GAGLIARDO FRANK           46 GROUSE DRIVE               BRENTWOOD              NY     11717         37,000.00
 ML660 10266108184   MOTSCHIEDLER WILLIAM J JR 426 TALBOTT AVENUE            LUTHERVILLE            MD     21093         43,500.00
 ML660 10266108188   WEAVER JON S              212 NEVADA STREET             NEVADA CITY            CA     95959         32,400.00
 ML660 10266108190   LODHIA KUMAN L            103 RAVENSWOOD  WAY           SOUTH SAN FRANCISCO    CA     94080        145,000.00
 ML660 10266108220   TILLMAN SHIRLEY A         1632 MAIN STREET              SECURITY               CO     80911         22,400.00
 ML660 10266108277   BARNES JACK R             5912 S KLINE STREET           LITTLETON              CO     80127         28,500.00
 ML660 10266108327   KRUKOVSKY CHARLES ANTHONY 4511 WEST KRISTAL WAY         GLENDALE               AZ     85308         11,000.00
 ML660 10266108355   JORGENSON ROBERT PAUL     3120 N 67TH LANE              PHOENIX                AZ     85031         15,275.00
 ML660 10266108390   TANDY RICHARD L           5882 COBALT LOOP SE           SALEM                  OR     97306         69,700.00
 ML660 10266108475   DAUB SAMUEL L             RD #1 BOX 1490A               JONESTOWN              PA     17038         60,500.00
 ML660 10266108544   ROBERTS WILLIAM L         110 DIAMOND E RD              FOUNTAIN               CO     80817         36,500.00
 ML660 10266108546   OLIN JERRY O              11956 EAST 119TH PLACE        NORTHGLENN             CO     80233         82,400.00
 ML660 10266108550   MCDERMOTT GREGORY B       515 MAIN STREET               MONROE                 CT     06468         26,000.00
 ML660 10266108552   PARKS ALAN S              11 SAXON ROAD                 NORWALK                CT     06855         30,500.00
 ML660 10266108556   BODENSTAB HARRY W         4591 WEST 5500 SOUTH          SALT LAKE CITY         UT     84118         32,900.00
 ML660 10266108562   JURGENS ROBERT R L        3250 WEST GILL PLACE          DENVER                 CO     80219         45,000.00
 ML660 10266108573   COCHRANE NANCY M          7555 SW LARA STREET           PORTLAND               OR     97223         34,800.00
 ML660 10266108661   ROVISO ANGELO M           2648 MAPLE                    FRANKLIN PK            IL     60131         27,400.00
 ML660 10266108774   COOPER EDWIN S            6 CORTEZ LANE                 KINGS PARK             NY     11754         50,000.00
 ML660 10266108792   ALEXANDER RICKY           145-01 232ND STREET           ROSEDALE               NY     11413         96,300.00
 ML660 10266108819   DUFFY RICKY H             1225 SOUTH TENNYSON STREET    DENVER                 CO     80219         53,000.00
 ML660 10266108826   GIBSON WILLIAM STANLEY JR 5507 FERNPARK AVENUE          BALTIMORE              MD     21207         20,000.00
 ML660 10266108846   RINALDI ELIZABETH A       39 EAST DOVER STREET          WATERBURY              CT     06706         63,000.00
 ML660 10266108849   TEIXEIRA JOSE E           30 PANDORA DRIVE              BRENTWOOD              NY     11717        102,000.00
 ML660 10266108873   PAVLOVIC VITOMIR          55 STACKYARD DRIVE            MASTIC BEACH           NY     11951         49,000.00
 ML660 10266108968   FALCONE JOSEPH            4095 MAYWOOD DRIVE            SEAFORD                NY     11783         41,800.00
 ML660 10266108987   NAPOLITANO LOUIS          109-17 96TH STREET            OZONE PARK             NY     11417         25,900.00
 ML660 10266109031   WOLFORD CYNTHIA ANN       8042 TOLEDO DRIVE             FORT MYERS             FL     33912         72,000.00
 ML660 10266109034   PICKENS EDNA E            5610 WEST 103RD AVENUE        BROOMFIELD             CO     80020        100,000.00
 ML660 10266109056   DENBOSKE ROBERT M         18045 MARTINGALE ROAD         MONUMENT               CO     80132        110,600.00
 ML660 10266109060   JUBECK MADELON            RR 1 BOX 137A                 FREDERICKTOWN          PA     15333         67,000.00
 ML660 10266109187   ROBINSON LOU ANN          1106 WEST DIXIE STREET        PLANT CITY             FL     33566         10,000.00
 ML660 10266109213   BUTLER JAREN              351 EAST 200 SOUTH            PAYSON                 UT     84651         15,913.00
 ML660 10266109214   SHORT DAVID L             3058 QUINCY AVENUE            OGDEN                  UT     84403         17,000.00
 ML660 10266109370   PISANO JOSEPH             2 MILDRED COURT               NESCONSET              NY     11767         33,354.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML660 10266107080     53,200.00  05/03/96       04/03/11     178.06      06/03/96      89.9        10.900               502.62
 ML660 10266107173    134,813.72  05/09/96       04/09/11     178.26      06/09/96      80.3        10.200             1,204.72
 ML660 10266107188     47,848.49  05/22/96       04/22/11     178.68      06/22/96      80.0         9.500               501.23
 ML660 10266107206    236,000.00  05/11/96       04/11/11     178.32      06/11/96      80.0        10.390             2,139.40
 ML660 10266107360     86,950.90  05/03/96       04/03/11     178.06      06/03/96      89.6        10.000               763.49
 ML660 10266107428    127,948.81  05/01/96       04/01/26     358.00      06/01/96      77.1        12.500             1,366.09
 ML660 10266107494    133,621.13  05/08/96       04/08/26     358.22      06/08/96      90.0        10.650             1,237.56
 ML660 10266107545     72,000.00  05/11/96       04/11/11     178.32      06/11/96      80.0         8.990               578.81
 ML660 10266107553     72,000.00  05/16/96       04/16/16     238.49      06/16/96      74.9        11.100               748.08
 ML660 10266107610     17,100.00  05/10/96       04/10/11     178.29      06/10/96      90.0        11.150               164.79
 ML660 10266107611     32,650.00  05/12/96       04/12/11     178.36      06/12/96      89.9        11.150               314.64
 ML660 10266107634     71,729.41  04/27/96       03/27/11     177.83      06/27/96      63.2        10.990               817.90
 ML660 10266107679     47,350.81  04/28/96       03/28/16     237.86      06/28/96      59.2        12.990               554.99
 ML660 10266107712     21,740.00  05/15/96       04/15/16     238.45      06/15/96      80.0        13.750               266.40
 ML660 10266107723     67,000.00  04/25/96       03/25/11     177.76      05/25/96      47.6         9.400               558.49
 ML660 10266107821     26,983.54  05/22/96       04/22/11     178.68      06/22/96      46.2        10.750               302.66
 ML660 10266107847     21,468.04  04/12/96       03/12/11     177.34      06/12/96      89.8        11.940               258.37
 ML660 10266107880    222,000.00  05/09/96       04/09/11     178.26      06/09/96      74.0        12.500             2,369.31
 ML660 10266107911     18,800.00  05/04/96       04/04/11     178.09      06/04/96      89.6        10.740               175.35
 ML660 10266107914     91,414.54  05/12/96       04/12/26     358.36      07/12/96      85.0        10.490               839.04
 ML660 10266107928     63,618.74  04/21/96       03/21/11     177.63      06/21/96      83.9        11.990               657.82
 ML660 10266108046     43,400.00  05/15/96       04/15/11     178.45      05/15/96      79.9        10.700               485.14
 ML660 10266108064     14,750.00  05/22/96       04/22/11     178.68      05/22/96      84.7        11.990               176.93
 ML660 10266108118     12,500.00  04/18/96       03/18/11     177.53      05/18/96      81.3        12.100               150.83
 ML660 10266108160    222,150.00  05/12/96       04/12/11     178.36      06/12/96      64.4        10.800             2,082.08
 ML660 10266108166    265,200.00  05/03/96       04/03/26     358.06      06/03/96      85.0        11.400             2,606.04
 ML660 10266108182     37,800.00  05/22/96       04/22/11     178.68      06/22/96      70.0         8.990               303.88
 ML660 10266108183     36,773.84  04/20/96       03/20/11     177.60      06/20/96      84.6        11.990               380.30
 ML660 10266108184     43,021.71  12/28/95       11/28/10     173.88      06/28/96      84.9        13.250               557.56
 ML660 10266108188     32,400.00  05/08/96       04/08/11     178.22      06/08/96      89.9        12.000               333.27
 ML660 10266108190    144,886.11  05/08/96       04/08/11     178.22      06/08/96      64.4        10.950             1,375.39
 ML660 10266108220     22,400.00  05/17/96       04/17/11     178.52      06/17/96      77.0        13.250               252.17
 ML660 10266108277     27,990.16  05/15/96       04/15/11     178.45      07/15/96      56.0        12.000               342.05
 ML660 10266108327     10,964.66  05/17/96       04/17/11     178.52      06/17/96      89.6        11.150               126.06
 ML660 10266108355     15,253.72  05/10/96       04/10/11     178.29      06/10/96      65.0         8.990               122.80
 ML660 10266108390     69,700.00  05/17/96       04/17/16     238.52      06/17/96      89.8        10.740               707.14
 ML660 10266108475     60,265.75  05/15/96       04/15/06     118.45      06/15/96      71.1         9.400               779.55
 ML660 10266108544     36,500.00  05/17/96       04/17/26     358.52      06/17/96      38.0         9.900               317.62
 ML660 10266108546     82,400.00  05/10/96       04/10/26     358.29      06/10/96      80.0        11.200               797.19
 ML660 10266108550     25,968.65  05/16/96       04/16/11     178.49      06/16/96      82.7        10.750               291.45
 ML660 10266108552     30,500.00  05/16/96       04/16/11     178.49      06/16/96      89.9        12.350               321.97
 ML660 10266108556     32,459.66  04/20/96       03/20/11     177.60      07/20/96      88.9        12.350               402.29
 ML660 10266108562     44,901.54  05/10/96       04/10/11     178.29      06/10/96      54.8        11.750               532.86
 ML660 10266108573     34,657.00  05/09/96       04/09/11     178.26      06/09/96      79.9        10.700               389.01
 ML660 10266108661     27,390.56  05/23/96       04/23/11     178.72      06/23/96      84.9        10.000               294.44
 ML660 10266108774     49,759.59  05/16/96       04/16/16     238.49      06/16/96      84.9         9.750               474.26
 ML660 10266108792     96,300.00  05/18/96       04/18/11     178.55      06/18/96      90.0        10.900               909.82
 ML660 10266108819     52,976.81  05/10/96       04/10/11     178.29      06/10/96      74.6        11.750               534.99
 ML660 10266108826     20,000.00  05/11/96       04/11/11     178.32      05/11/96      87.6        11.000               227.32
 ML660 10266108846     62,937.36  05/19/96       04/19/26     358.59      06/19/96      90.0        11.950               645.60
 ML660 10266108849    102,000.00  05/09/96       04/09/11     178.26      06/09/96      85.0        12.700             1,104.46
 ML660 10266108873     48,911.24  05/18/96       04/18/11     178.55      06/18/96      65.3         9.650               516.11
 ML660 10266108968     41,800.00  04/19/96       03/19/11     177.57      05/19/96      79.8        12.990               462.07
 ML660 10266108987     25,896.61  05/16/96       04/16/11     178.49      06/16/96      89.9        11.650               259.45
 ML660 10266109031     71,822.49  05/22/96       04/22/16     238.68      06/22/96      77.4        10.450               716.42
 ML660 10266109034    100,000.00  05/15/96       04/15/26     358.45      06/15/96      80.0        13.250             1,125.77
 ML660 10266109056    110,600.00  05/15/96       04/15/11     178.45      06/15/96      61.4         9.990               969.78
 ML660 10266109060     67,000.00  05/10/96       04/10/16     238.29      06/10/96      75.2        10.450               666.67
 ML660 10266109187     10,000.00  05/22/96       04/22/11     178.68      06/22/96      84.9        12.250               121.63
 ML660 10266109213     15,892.49  04/22/96       03/22/11     177.67      06/22/96      79.8        14.850               221.08
 ML660 10266109214     16,980.66  04/22/96       03/22/11     177.67      06/22/96      89.8        12.350               207.87
 ML660 10266109370     33,239.44  05/17/96       04/17/11     178.52      06/17/96      89.9        12.350               407.84

                                                                         Page 13

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML660 10266109392   APARICIO RAMON H          328 WASHINGTON STREET         HEMPSTEAD              NY     11550         71,400.00
 ML660 10266109393   THOMPSON ROBERT M II      65 NORTH KING STREET          LAYTON                 UT     84041         47,899.00
 ML660 10266109396   HATCH BRYAN               1146 WEST 1640 NORTH          CLINTON                UT     84015         17,500.00
 ML660 10266109417   CARTER KENDALL C          3672 WEST VALLEY WEST DRIVE   WEST JORDAN            UT     84088         20,000.00
 ML660 10266109419   FIFE JAMES RUFUS JR       4815 HUGH HOWELL ROAD         STONE MOUNTAIN         GA     30087         50,000.00
 ML660 10266109435   EGEE ROBERT               123 HIGH STREET               DUBLIN                 PA     18917         15,000.00
 ML660 10266109454   SANCHEZ THOMAS            9110 CEDAR COURT              THORNTON               CO     80229         68,850.00
 ML660 10266109486   LOVELESS LEON E           64 FERRY STREET               LAMBERTVILLE           NJ     08530         85,244.00
 ML660 10266109607   COSGROVE ANTHONY WAYNE    135 DORCHESTER ROAD           GLEN BURNIE            MD     21060         97,080.00
 ML660 10266109610   GAUDIOSI ARMAND           1744 HANNINGTON AVENUE        WANTAGH                NY     11793         65,500.00
 ML660 10266109631   WATSON MICHAEL A          4057 SOUTH 4520 WEST          WEST VALLEY CITY       UT     84120         12,000.00
 ML660 10266109636   BRIDGE JOHN               4209 WEST BEN ARMINE CIRCLE   SOUTH JORDAN           UT     84095         39,303.00
 ML660 10266109789   SIANO AMEDEO              433 WEST BROADWAY             MONTICELLO             NY     12701         50,150.00
 ML660 10266109848   WILLIAMS DAVID W          3214 SOUTH 4300 WEST          WEST VALLEY CITY       UT     84120         33,500.00
 ML660 10266109862   CAKIRYAN HOVAGIM          54-20 252ND STREET            LITTLE NECK            NY     11362         66,900.00
 ML660 10266109864   COOK ERNEST WAYNE         11750 SUTTON STREET           PETALUMA               CA     94952         80,300.00
 ML660 10266109904   JEFFERYS ELIZABETH ANN    8451 NORTH 34TH AVENUE        PHOENIX                AZ     85051         24,000.00
 ML660 10266110004   BLINDER HYE KYONG KANG    5224 NORTHWEST 94 DORAL PLACE MIAMI                  FL     33178        120,000.00
 ML660 10266110102   VARGAS ROGELIO            405 ROSEWOOD DRIVE            FOUNTAIN               CO     80817         63,000.00
 ML660 10266110109   MITCHELL H LYNN           266 SOUTH 200 EAST            ST GEORGE              UT     84770         64,400.00
 ML660 10266110111   LIKERMAN CHARLES          151 E GREGORY ST #1           TELLURIDE              CO     81435         45,000.00
 ML660 10266110208   CHIARAMONTE SAL F         3531 ERMINE PATH              PALM HARBOR            FL     34684         15,000.00
 ML660 10266110231   JARAMILLO KENNETH W       5135 HUNTERS RUN TRAIL        COLORADO SPRINGS       CO     80911         23,000.00
 ML660 10266110301   KUHLMAN STEPHEN E         5755 EAST WELLS FARGO DRIVE   COLORADO SPRINGS       CO     80918         73,500.00
 ML660 10266110317   LUGO-LUNA ANGEL LUIS      1060 EAST WHEAT ROAD          VINELAND               NJ     08360         79,600.00
 ML660 10266110425   SUBJECK KURT A            6120 DUBLIN DRIVE             NEW PORT RICHEY        FL     34653         26,000.00
 ML660 10266110451   PARKER KENNETH JOHN       224 OSBORNE AVENUE            BALTIMORE              MD     21228        121,423.00
 ML660 10266110607   OLSEN ERIC C              93 EAST 400 NORTH             FARMINGTON             UT     84025         16,868.00
 ML660 10266110642   PORTER ROBERT S           3443 E MISSION LANE           PHOENIX                AZ     85028         35,500.00
 ML660 10266110720   FAUSETT RAY R             593 NORTH 980 WEST            OREM                   UT     84057         14,948.00
 ML660 10266110826   HUMPHREY KEVIN T          52 LAKE GEORGE ROAD           BROOKFIELD             CT     06804         37,700.00
 ML660 10266110901   TURNER TIMOTHY A          9175 SOUTH LITTLE CREEK DRIVE WEST JORDAN            UT     84088         22,957.00
 ML660 10266110974   KEENAN ROBERT J T SR      1518 EAST 59TH STREET         BROOKLYN               NY     11234         89,500.00
 ML660 10266110978   TOPE K WAYNE              6005 38TH AVENUE EAST         BRADENTON              FL     34208        194,565.00
 ML660 10266110995   SALAZAR GREGORY D         9883 INDEPENDENCE STREET      WESTMINSTER            CO     80021        107,200.00
 ML660 10266111074   MARCINIAK REBECCA A       14517 MISSION AVENUE          CLEVELAND              OH     44135         37,000.00
 ML660 10266111088   DEPASQUALE JAMES          1 FILLOW STREET               NORWALK                CT     06850         22,400.00
 ML660 10266111093   RUTHERFORD ALAN D         163 RIVERWOOD DRIVE           OSWEGO                 IL     60543         35,400.00
 ML660 10266111179   BAKER SHERRIE L           2826 WEST SWEET BASIL NORTH   SALT LAKE CITY         UT     84118         36,900.00
 ML660 10266111373   MINASIAN RICHARD C JR     275 GATE ROAD #209            HOLLYWOOD              FL     33024         35,000.00
 ML660 10266111374   BROOKS GERALDINE M        104 ELEANOR AVENUE            MASTIC                 NY     11950         43,000.00
 ML660 10266111400   JOBES WINFIELD A JR       4460 EUGENE WAY               DENVER                 CO     80239         91,200.00
 ML660 10266111410   AFFLERBACH PAUL D JR      19 CONGRESS COURT             QUAKERTOWN             PA     18951         51,500.00
 ML660 10266111434   STAINBROOK GREGG L        1329 HALLOCK DRIVE            ODENTON                MD     21113         18,200.00
 ML660 10266111512   COLLIGAN ANTHONY B        211 SEMINOLE AVENUE           NORWOOD                PA     19074         50,000.00
 ML660 10266111520   GRANT RITA K              2522 WILLOW HURST CIRCLE      NEW CASTLE             PA     16101         68,700.00
 ML660 10266111645   HANSEN JAMES C            464 HARPER ROAD               PIERSON                FL     32180         11,392.00
 ML660 10266111650   SENOKOSSOFF SUSAN         2080 BRENDLA RD               CLEARWATER             FL     34615         22,900.00
 ML660 10266111706   HOLMES MICHAEL H          3918 WEST LEICESTER BAY       SOUTH JORDAN           UT     84065         85,500.00
 ML660 10266112137   CAMPBELL EULA             79 MACON STREET               BROOKLYN               NY     11216         32,000.00
 ML660 10266112298   SMITH LARRY A             3630 GAINESBOROUGH            ORION                  MI     48359         71,800.00
 ML660 10266112517   SMITH BENNIE D            123 ALGONQUIN STREET          PARK FOREST            IL     60466         40,000.00
       ----------------------------------------                                                                   ------------------
            176      Sale Total                                                                                      10,531,778.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML660 10266109392     71,400.00  05/05/96       04/05/26     358.13      05/05/96      85.0        11.850               726.20
 ML660 10266109393     47,622.40  04/27/96       03/27/11     177.83      06/27/96      90.0        12.350               585.70
 ML660 10266109396     17,369.64  04/26/96       03/26/11     177.80      06/26/96      83.3        12.940               220.73
 ML660 10266109417     19,978.19  05/08/96       04/08/11     178.22      06/08/96      90.0        11.400               196.53
 ML660 10266109419     49,944.50  05/16/96       04/16/11     178.49      06/16/96      80.1        10.150               541.90
 ML660 10266109435     14,919.51  02/24/96       01/24/11     175.76      06/24/96      89.5        12.450               184.39
 ML660 10266109454     68,818.88  05/09/96       04/09/26     358.26      06/09/96      85.0        11.500               681.82
 ML660 10266109486     85,244.00  05/03/96       04/03/26     358.06      06/03/96      88.7        10.650               789.34
 ML660 10266109607     97,080.00  05/19/96       04/19/26     358.59      06/19/96      80.9        11.450               957.67
 ML660 10266109610     65,500.00  05/19/96       04/19/11     178.59      06/19/96      79.8        12.950               722.00
 ML660 10266109631     11,994.32  04/27/96       03/27/11     177.83      05/27/96      68.5        13.350               154.60
 ML660 10266109636     38,726.61  04/27/96       03/27/11     177.83      07/27/96      89.8        12.100               474.23
 ML660 10266109789     50,150.00  05/05/96       04/05/26     358.13      06/05/96      85.0        11.950               513.92
 ML660 10266109848     33,440.13  05/17/96       04/17/11     178.52      06/17/96      66.7         9.750               354.89
 ML660 10266109862     66,900.00  06/01/96       05/01/16     239.00      06/01/96      79.9        11.990               736.16
 ML660 10266109864     80,213.18  05/09/96       04/09/11     178.26      06/09/96      79.9        11.450               792.14
 ML660 10266109904     23,972.54  05/15/96       04/15/11     178.45      06/15/96      60.0         8.990               192.94
 ML660 10266110004    120,000.00  05/19/96       04/19/11     178.59      06/19/96      84.6        12.200             1,455.68
 ML660 10266110102     62,941.73  05/10/96       04/10/11     178.29      06/10/96      84.9         9.900               673.15
 ML660 10266110109     64,381.54  05/12/96       04/12/11     178.36      06/12/96      70.0         9.990               564.68
 ML660 10266110111     45,000.00  05/15/96       04/15/11     178.45      06/15/96      31.7        11.200               435.36
 ML660 10266110208     14,962.94  05/22/96       04/22/11     178.68      06/22/96      74.8        12.000               180.03
 ML660 10266110231     22,980.38  05/10/96       04/10/11     178.29      06/10/96      76.7        13.250               294.80
 ML660 10266110301     73,500.00  05/10/96       04/10/11     178.29      06/10/96      40.8         8.990               745.05
 ML660 10266110317     79,407.12  05/12/96       04/12/26     358.36      06/12/96      80.0        12.100               824.91
 ML660 10266110425     25,945.16  05/22/96       04/22/16     238.68      06/22/96      65.0        13.300               310.18
 ML660 10266110451    121,247.18  05/17/96       04/17/11     178.52      06/17/96      84.9         9.250               998.92
 ML660 10266110607     16,866.99  05/02/96       04/02/11     178.03      06/02/96      79.4        14.850               234.35
 ML660 10266110642     35,500.00  05/12/96       04/12/11     178.36      05/12/96      83.6        10.150               315.48
 ML660 10266110720     14,926.82  05/03/96       04/03/11     178.06      06/03/96      56.6        11.100               170.84
 ML660 10266110826     37,700.00  05/23/96       04/23/11     178.72      05/23/96      78.7        10.600               419.08
 ML660 10266110901     22,957.00  05/03/96       04/03/11     178.06      06/03/96      79.6        12.940               289.56
 ML660 10266110974     89,263.24  05/18/96       04/18/11     178.55      06/18/96      89.6        10.900               845.57
 ML660 10266110978    192,795.57  05/19/96       04/19/11     178.59      06/19/96      82.7        11.700             1,956.51
 ML660 10266110995    107,200.00  05/17/96       04/17/11     178.52      06/17/96      80.0        10.250               960.62
 ML660 10266111074     36,912.16  05/22/96       04/22/11     178.68      06/22/96      60.1         9.500               311.12
 ML660 10266111088     22,400.00  05/19/96       04/19/11     178.59      06/19/96      84.9        11.750               226.11
 ML660 10266111093     35,400.00  05/25/96       04/25/11     178.78      05/25/96      89.9        10.500               391.31
 ML660 10266111179     36,900.00  05/04/96       04/04/11     178.09      06/04/96      89.5        12.350               451.20
 ML660 10266111373     34,832.05  05/03/96       04/03/26     358.06      07/03/96      68.6        10.490               319.90
 ML660 10266111374     42,906.66  04/06/96       03/06/16     237.14      06/06/96      59.7        12.000               473.47
 ML660 10266111400     91,200.00  05/17/96       04/17/26     358.52      06/17/96      80.0        13.250             1,026.71
 ML660 10266111410     51,500.00  05/17/96       04/17/16     238.52      06/17/96      87.6        10.990               531.23
 ML660 10266111434     18,196.61  05/23/96       04/23/11     178.72      06/23/96      85.8        11.990               218.31
 ML660 10266111512     49,956.45  05/22/96       04/22/11     178.68      06/22/96      54.0         9.400               416.78
 ML660 10266111520     68,700.00  05/22/96       04/22/26     358.68      06/22/96      85.8        11.500               680.33
 ML660 10266111645     11,392.00  04/19/96       03/19/11     177.57      05/19/96      85.0        10.700               127.34
 ML660 10266111650     22,900.00  05/19/96       04/19/08     142.59      06/19/96      82.7        10.990               286.93
 ML660 10266111706     85,500.00  05/22/96       04/22/11     178.68      05/22/96      74.8        10.150               759.82
 ML660 10266112137     31,914.48  05/24/96       04/24/11     178.75      06/24/96      84.7        10.750               358.70
 ML660 10266112298     71,800.00  05/24/96       04/24/11     178.75      05/24/96      84.9        11.500               711.03
 ML660 10266112517     40,000.00  05/23/96       04/23/16     238.72      06/23/96      63.4        11.250               419.70
                   -------------                           ------------                ----------------------------------------
                   10,515,286.05                              220.42                    77.4        11.355           108,115.10

                                                                         Page 14

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML661 10266077568   JEFFREY ROBERT            895 SCEPTER COURT NE          SALEM                  OR     97301         38,500.00
 ML661 10266083883   MAYFIELD DEBBIE S         6140 MAYFIELD LANE            CUMMING                GA     30131         55,000.00
 ML661 10266092165   MIHALOPOULOS ELEFTHERIA   143-05 21ST ROAD              WHITESTONE             NY     11370         22,200.00
 ML661 10266094462   BIANCO AUGUST L           42 CUMMINGS AVENUE            WHITE PLAINS           NY     10604         30,000.00
 ML661 10266094633   NAQVI GULZAR              90-36 185TH STREET            HOLLIS                 NY     11423        170,000.00
 ML661 10266095036   ACCURSO DOMINICK          35 LAKEVIEW ROAD              NORTH SALEM            NY     10509         40,000.00
 ML661 10266097306   REID PETER                838 EAST 223RD STREET         BRONX                  NY     10466         81,000.00
 ML661 10266099135   FRANKEL MORTON E          208 FAWN HILL ROAD            BROOMALL               PA     19008         26,750.00
 ML661 10266101428   LEAAETOA FALA             685 SOUTH 1200 WEST           SALT LAKE CITY         UT     84104         25,284.00
 ML661 10266101449   AARON JENNIFER            7863 CHASE WOODS DRIVE        JONESBORO              GA     30236         72,250.00
 ML661 10266101624   MATHIE LAVERE             1352 EAST 1000 NORTH          LAYTON                 UT     84040         34,800.00
 ML661 10266102246   REHBAUM CAROL L           317 WASHINGTON AVENUE         ALBANY                 NY     12206         76,500.00
 ML661 10266102450   WARDELL MARSHA A          4231 WEST 1500 NORTH          PLAIN CITY             UT     84404         61,300.00
 ML661 10266103174   MENESES ESTHER M          1410 76TH STREET              NORTH BERGEN           NJ     07047         76,700.00
 ML661 10266103203   ALOIS THOMAS A            17 TRACY AVENUE               TOTOWA                 NJ     07512        220,000.00
 ML661 10266103384   MIHALAKIS CHRISTOS        17 BLEECKER STREET            JERSEY CITY            NJ     07307         90,000.00
 ML661 10266103893   REYNOLDS GEORGE JR        8319 S STATE                  CHICAGO                IL     60619         56,000.00
 ML661 10266104471   DOYLE STEVEN P            104 TRIM LANE                 MANAHAWKIN             NJ     08050         16,000.00
 ML661 10266104794   DALEY R BRANDT            861 SOUTH VALLEY VIEW DRIVE   FRUIT HEIGHTS          UT     84037         56,500.00
 ML661 10266104801   PITCHER SHANNEN L         105 NORTH MAIN                CENTERFIELD            UT     84622         39,100.00
 ML661 10266104806   YAHR JAMES D              402 E BLODGETT                CARLSBAD               NM     88220         41,050.00
 ML661 10266104940   CLARK ANDREW BLAKE        5771 SOUTH 3975 WEST          ROY                    UT     84067         18,500.00
 ML661 10266104975   CARTER CRAIG T            6830 35TH AVENUE NE           SEATTLE                WA     98115         31,950.00
 ML661 10266105031   DOWNS DUDLEY JR           1733 EAST 36TH STREET         BROOKLYN               NY     11234         33,640.00
 ML661 10266105141   ALDER VALERIE C           4510 SOUTH MADISON AVENUE     SOUTH OGDEN            UT     84403         12,800.00
 ML661 10266105172   BECK RAMONA K             536 CHARLES COURT             GLENDALE HEIGHTS       IL     60139         36,900.00
 ML661 10266105194   MONTELEONE ANNAMARIE      81 CLAYTON AVENUE             TRENTON                NJ     08619         92,000.00
 ML661 10266105308   SCHELL DONALD B           6019 WEST NANCY ROAD          GLENDALE               AZ     85306         16,000.00
 ML661 10266105373   BROWN ROSLYN              410 42ND STREET               COPIAGUE               NY     11726         91,800.00
 ML661 10266105385   REYNOLDS TOMMIE LEE       15665 SOFTWOOD ROAD           ELBERT                 CO     80106         76,000.00
 ML661 10266105529   HANNON HYMAN MELTZER      6848 SOUTH ROSLYN CIRCLE      ENGLEWOOD              CO     80112         33,000.00
 ML661 10266105633   BOOTH JAMES M             2801 N 30TH STREET            PHOENIX                AZ     85008         11,285.00
 ML661 10266105963   ALLEN RUSSELL J           11676 SOUTH 1185 WEST         SOUTH JORDAN           UT     84095         49,000.00
 ML661 10266106003   CORNEJO MANUEL            27 DUNSMERE AVENUE            PUEBLO                 CO     81004         18,600.00
 ML661 10266106014   DORAN TIMOTHY             42 EAST GREEN ROAD            HAMPTONBURGH           NY     12575         13,550.00
 ML661 10266106127   BERGAMO TERRY S           1640 PLUM ROAD NE             RIO RANCHO             NM     87124         17,400.00
 ML661 10266106136   RICE DALE L               3778 WEST 5800 SOUTH          ROY                    UT     84067         19,575.00
 ML661 10266106258   CROWE JANET R             111 S GAYLIN CT               BENSENVILLE            IL     60106         25,100.00
 ML661 10266106288   BURK GREGORY J            1931 WEST HILL STREET         KAYSVILLE              UT     84037         32,900.00
 ML661 10266106372   PADILLA PAUL C            124 FIG COURT                 LAS VEGAS              NV     89128         29,000.00
 ML661 10266106455   KONZ CAROLYN M            107 STANFORD STREET           MORIARTY               NM     87035         90,500.00
 ML661 10266106519   SCARPONETTI SILVIO        1727 HOLLAND AVENUE           BRONX                  NY     10462         70,000.00
 ML661 10266106667   JEFFERSON CATHERINE       1930 SOUTH AVERS AVENUE       CHICAGO                IL     60623         47,000.00
 ML661 10266106767   KOIVISTO RONALD B         1949 SW 25TH STREET           GRESHAM                OR     97080         65,300.00
 ML661 10266106964   MASKIELL JAMES M          6633 FIELDING CIRCLE          COLORADO SPRINGS       CO     80911         72,600.00
 ML661 10266107033   BARRETT LAURENCE H        102 NORTH ARLINGTON STREET    AKRON                  OH     44305         36,000.00
 ML661 10266107148   KRAUS STEVEN              85 AIKEN ROAD                 TRUMANSBURG            NY     14886         35,000.00
 ML661 10266107154   SLAUGHTER PHILLIP R       3804 BUCHANAN ROAD            MCHENRY                IL     60050         23,000.00
 ML661 10266107165   GRIER JOHN W III          10 EAST HIGH STREET           LEBANON                PA     17042         72,000.00
 ML661 10266107172   ARNETT KAREN              11-09 30TH DRIVE              LONG ISLAND CITY       NY     11102         36,360.00
 ML661 10266107231   PERON MONIQUE             89-20 70TH ROAD               FOREST HILLS           NY     11375        172,000.00
 ML661 10266107279   DACHS LAUREN A            19926 SOUTH SUMMERSET LANE    PARKER                 CO     80134         10,500.00
 ML661 10266107362   SEWILL ROBERT A           19697 E DARTMOUTH AVE         AURORA                 CO     80013         23,000.00
 ML661 10266107388   MILLER TERRY L            6062 SOUTH ARIES DRIVE        SALT LAKE CITY         UT     84118         41,300.00
 ML661 10266107483   HAACKE WARREN             185 HARVARD STREET            HEMPSTEAD              NY     11550         77,000.00
 ML661 10266107503   SWIECH ROBERT J           4018 N BERNARD                CHICAGO                IL     60618         74,000.00
 ML661 10266107535   VASS ROGER W              5813 DODOWAH ROAD             TAHOE CITY             CA     96145        102,000.00
 ML661 10266107690   NEWMAN MARK               3086 ANN STREET               BALDWIN                NY     11510         96,000.00
 ML661 10266107726   ANDRYSHAK EDMUND S        2303 VERMONT AVENUE           DOVER TWP              NJ     08755         40,000.00
 ML661 10266107727   SCHWAB LEROY L            11778 NORTH ASH STREET        THORNTON               CO     80233         99,000.00
 ML661 10266107811   WAGONER MARK R VAN        939 EAST NORTH BONNEVILLE DR  SALT LAKE CITY         UT     84103         63,000.00
 ML661 10266107878   SIMON DONALD R            13200 CALLE BONITA            HOBBS                  NM     88240         28,350.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML661 10266077568      3,357.47  08/03/95       07/03/10     169.02      06/03/96      53.7        10.700               430.36
 ML661 10266083883     54,847.38  10/25/95       09/25/10     171.78      06/25/96      47.8        12.000               565.74
 ML661 10266092165     20,003.61  12/13/95       11/13/10     173.39      09/13/96      89.9        12.450               236.08
 ML661 10266094462     29,989.51  12/15/95       11/15/10     173.46      06/15/96      79.9        13.900               353.09
 ML661 10266094633    170,000.00  01/18/96       12/18/10     174.54      06/18/96      87.6        10.900             1,606.12
 ML661 10266095036     39,931.69  12/21/95       11/21/10     173.65      06/21/96      84.9        14.600               493.01
 ML661 10266097306     81,000.00  12/22/95       11/22/10     173.69      05/22/96      60.0        13.990             1,078.17
 ML661 10266099135     26,090.27  02/01/96       01/01/11     175.00      07/01/96      75.9        13.400               345.52
 ML661 10266101428     25,097.57  04/18/96       03/18/11     177.53      06/18/96      72.1        14.750               349.55
 ML661 10266101449     72,114.27  02/24/96       01/24/11     175.76      06/24/96      85.0         9.500               607.52
 ML661 10266101624     34,800.00  04/12/96       03/12/11     177.34      06/12/96      79.9        15.000               487.06
 ML661 10266102246     76,465.60  05/22/96       04/22/11     178.68      06/22/96      85.0        11.700               769.27
 ML661 10266102450     61,300.00  05/02/96       04/02/26     358.03      06/02/96      64.8        12.850               670.92
 ML661 10266103174     76,194.38  05/09/96       04/09/11     178.26      07/09/96      65.0        14.250               923.99
 ML661 10266103203    220,000.00  06/01/96       05/01/11     179.00      06/01/96      78.5        10.200             1,963.25
 ML661 10266103384     90,000.00  05/08/96       04/08/26     358.22      06/08/96      48.9        10.600               830.00
 ML661 10266103893     56,000.00  06/01/96       05/01/11     179.00      06/01/96      70.0        11.990               575.59
 ML661 10266104471     16,000.00  06/06/96       05/06/11     179.15      06/06/96      63.6        10.700               178.85
 ML661 10266104794     56,341.00  04/05/96       03/05/11     177.11      06/05/96      84.1        12.350               690.87
 ML661 10266104801     39,100.00  05/01/96       04/01/26     358.00      06/01/96      85.0        12.200               408.22
 ML661 10266104806     41,050.00  06/01/96       05/01/26     359.00      06/01/96      84.9        11.240               398.39
 ML661 10266104940     18,500.00  05/02/96       04/02/11     178.03      06/02/96      79.3        12.350               226.21
 ML661 10266104975     31,950.00  05/17/96       04/17/11     178.52      06/17/96      85.0        13.200               408.46
 ML661 10266105031     33,640.00  05/23/96       04/23/16     238.72      05/23/96      89.9        11.400               356.43
 ML661 10266105141     12,800.00  04/19/96       03/19/11     177.57      05/19/96      85.0        13.190               163.55
 ML661 10266105172     36,900.00  05/25/96       04/25/26     358.78      05/25/96      84.9        11.700               371.06
 ML661 10266105194     92,000.00  05/26/96       04/26/11     178.82      05/26/96      80.0        13.000             1,017.70
 ML661 10266105308     16,000.00  05/17/96       04/17/11     178.52      05/17/96      89.7        11.150               183.37
 ML661 10266105373     91,800.00  05/01/96       04/01/11     178.00      06/01/96      90.0        10.990               873.54
 ML661 10266105385     76,000.00  05/24/96       04/24/11     178.75      06/24/96      69.1        10.950               720.90
 ML661 10266105529     33,000.00  05/23/96       04/23/11     178.72      05/23/96      79.2        12.450               405.66
 ML661 10266105633     11,279.51  05/17/96       04/17/11     178.52      06/17/96      89.9        11.150               129.33
 ML661 10266105963     49,000.00  05/01/96       04/01/11     178.00      06/01/96      81.9        10.390               444.20
 ML661 10266106003     18,558.68  05/23/96       04/23/11     178.72      06/23/96      84.9        10.150               201.59
 ML661 10266106014     13,550.00  05/19/96       04/19/11     178.59      06/19/96      84.9        12.200               141.47
 ML661 10266106127     17,355.65  06/01/96       05/01/11     179.00      07/01/96      74.1        11.500               203.27
 ML661 10266106136     19,560.36  05/01/96       04/01/11     178.00      06/01/96      74.9        11.690               231.04
 ML661 10266106258     25,100.00  06/01/96       07/01/11     181.00      06/01/96      79.9        13.250               320.60
 ML661 10266106288     32,900.00  05/23/96       04/23/11     178.72      06/23/96      82.7        11.000               313.31
 ML661 10266106372     29,000.00  05/17/96       04/17/11     178.52      05/17/96      86.1        11.150               332.35
 ML661 10266106455     90,500.00  05/23/96       04/23/11     178.72      06/23/96      76.6         9.400               754.38
 ML661 10266106519     70,000.00  05/10/96       04/10/11     178.29      05/10/96      62.9        12.000               840.12
 ML661 10266106667     46,595.92  06/01/96       05/01/16     239.00      07/01/96      52.2         8.750               415.34
 ML661 10266106767     65,300.00  05/16/96       04/16/11     178.49      06/16/96      84.8        12.200               792.13
 ML661 10266106964     72,584.32  05/16/96       04/16/26     358.49      06/16/96      88.5        10.650               672.26
 ML661 10266107033     36,000.00  06/01/96       05/01/16     239.00      06/01/96      90.0        10.000               347.41
 ML661 10266107148     35,000.00  05/24/96       04/24/16     238.75      05/24/96      71.7        11.350               369.64
 ML661 10266107154     23,000.00  05/26/96       06/26/11     180.82      05/26/96      89.6        11.250               263.92
 ML661 10266107165     72,000.00  05/15/96       04/15/26     358.45      05/15/96      80.8         9.990               631.32
 ML661 10266107172     36,271.28  05/24/96       04/24/11     178.75      06/24/96      84.9        12.200               441.07
 ML661 10266107231    171,935.78  05/15/96       04/15/26     358.45      06/15/96      80.0        13.100             1,916.12
 ML661 10266107279     10,500.00  05/24/96       04/24/11     178.75      05/24/96      62.0         9.490               109.58
 ML661 10266107362     23,000.00  05/19/96       04/19/11     178.59      06/19/96      84.5        11.740               272.20
 ML661 10266107388     41,254.48  05/02/96       04/02/11     178.03      06/02/96      84.8        12.300               434.38
 ML661 10266107483     77,000.00  04/25/96       03/25/26     357.76      05/25/96      70.0        10.250               690.00
 ML661 10266107503     73,710.07  05/25/96       04/25/11     178.78      06/25/96      62.9        11.500               732.82
 ML661 10266107535    102,000.00  05/18/96       04/18/11     178.55      06/18/96      80.0        13.500             1,168.32
 ML661 10266107690     96,000.00  05/26/96       04/26/16     238.82      05/26/96      85.0        12.200             1,070.46
 ML661 10266107726     39,804.75  05/22/96       04/22/06     118.68      06/22/96      76.5        11.690               566.74
 ML661 10266107727     99,000.00  05/26/96       04/26/11     178.82      05/26/96      90.0        10.240               886.40
 ML661 10266107811     63,000.00  05/09/96       04/09/11     178.26      06/09/96      74.8        13.600               726.57
 ML661 10266107878     28,350.00  05/24/96       04/24/11     178.75      05/24/96      84.9        11.740               335.52

                                                                         Page 15

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML661 10266107929   BACA MICHAEL R            9536 GIDDINGS AVE NE          ALBUQUERQUE            NM     87111        162,000.00
 ML661 10266107939   MCCAFFREY ALAN D          1000 MERIWETHER DRIVE         FALLSTON               MD     21047         26,350.00
 ML661 10266108037   SOLIS PAULO               2101 W AUGUSTA AVENUE         PHOENIX                AZ     85021        117,000.00
 ML661 10266108051   BAILEY DAVIA              1410 GREGORY WAY              BREMERTON              WA     98337         70,000.00
 ML661 10266108168   CRISPO PASQUALE           275 BELMONT AVENUE            NORTH BABYLON          NY     11703         75,000.00
 ML661 10266108173   DEPERTE MILKA IRIS        25 HAMPTON ROAD               SHIRLEY                NY     11967         70,400.00
 ML661 10266108198   ALLGOOD RICHARD N         836 SOUTH GREEN STREET        SALT LAKE CITY         UT     84102         13,759.00
 ML661 10266108247   BRANCH ANNABELLE          191-23 113TH ROAD             ST ALBANS              NY     11412         75,000.00
 ML661 10266108253   KROEKER DAN E             8818 AZTEC ROAD NE            ALBUQUERQUE            NM     87111         81,000.00
 ML661 10266108260   BRONCATELLO ANTHONY       73 EAST 7TH STREET            DEER PARK              NY     11729        112,000.00
 ML661 10266108308   BARTH DAVID C             6474 EAST LONG CIRCLE SOUTH   ENGLEWOOD              CO     80112         35,000.00
 ML661 10266108315   BRERETON DANIEL S         4145 THREE GRACES DRIVE       COLORADO SPRINGS       CO     80904        372,000.00
 ML661 10266108352   EVANS DAVID EARL          6525 LINCOLNVILLE ROAD        RALEIGH                NC     27607         54,000.00
 ML661 10266108353   KIDD GERALD J             1066 WEST MACFARLAND DRIVE    SALT LAKE CITY         UT     84116         46,700.00
 ML661 10266108361   ARCHIBEQUE MARSHA E       1983 NORTH 250 WEST           SUNSET                 UT     84015         12,726.00
 ML661 10266108397   KLAUSNER JOHN B           2114 35TH ST CT               EVANS                  CO     80620         24,600.00
 ML661 10266108437   HARWELL JIMMY O SR        6119 MCGREGOR DRIVE           CHARLOTTE              NC     28227         57,000.00
 ML661 10266108563   CANADAY DAVID M           2815 SOUTH GILPIN STREET      DENVER                 CO     80210         15,500.00
 ML661 10266108565   LOPEZ MIGUEL A            4491 WEST GILL PLACE          DENVER                 CO     80219         15,000.00
 ML661 10266108567   PAULEY JEFFREY V          2141 HACKBERRY CIRCLE         LONGMONT               CO     80501         20,000.00
 ML661 10266108575   THORNTON JEFFREY F        75 ROBERT AVENUE              PORT CHESTER           NY     10573        158,000.00
 ML661 10266108825   STRAUGHTER VILMA          145-15 177TH PLACE            SPRINGFIELD GARDENS    NY     11434         27,000.00
 ML661 10266108855   THOMPSON WINDELL          6713 POMANDER AVENUE          NEW PORT RICHEY        FL     34653         29,750.00
 ML661 10266108888   KENYON KENNETH L          7086 SOUTH CHRIS LANE         SALT LAKE CITY         UT     84121         53,500.00
 ML661 10266108903   LOFQUIST PAUL D           8419 SUNNYDALE DRIVE          HUDSON                 FL     34667         22,500.00
 ML661 10266108909   DURAN JOSEPH P            11692 MONROE STREET           DENVER                 CO     80233        104,400.00
 ML661 10266109000   YAU TOM                   30683 CHIMNEY LANE            UNION CITY             CA     94587         58,000.00
 ML661 10266109015   ADAMS DENNIS D            40 STONE GATE SOUTH           LONGWOOD               FL     32779        212,075.00
 ML661 10266109016   KENT JEFFREY A            8223-25 GLENWOODS DRIVE       RIVERDALE              GA     30274         55,300.00
 ML661 10266109021   VACCA GARY M              120 FAWN DRIVE                EVANS CITY             PA     16033         72,400.00
 ML661 10266109038   FRANUSICH MICHAEL DAVID   1536 GLENWOOD DRIVE           PITTSBURGH             PA     15241         56,300.00
 ML661 10266109140   CRICK JOE E               14 KAYWOOD LANE               CHERRY HILL            NJ     08034         22,950.00
 ML661 10266109219   LANE TERRI L              101 FOREST STAR ROAD          BLACK HAWK             CO     80422         36,000.00
 ML661 10266109227   HERRERA TOBY              256 PATTERSON STREET          OGDEN                  UT     84401         30,000.00
 ML661 10266109264   SAUNDERS KIRK E           4426 MISTY DRIVE              COLORADO SPRINGS       CO     80918         28,000.00
 ML661 10266109278   HAYS DORIS                8433 7TH AVENUE SOUTHWEST     SEATTLE                WA     98106        132,000.00
 ML661 10266109305   M0RELLO JOSEPH            48 PARKVIEW CIRCLE SOUTH      BETHPAGE               NY     11714         33,300.00
 ML661 10266109377   FARLEY DORA L             5200 MALLETT DRIVE            PORT RICHEY            FL     34668         13,750.00
 ML661 10266109397   CHASE EDWIN FOSTER        3690 WILLOWPARK DRIVE         SAN JOSE               CA     95118         34,400.00
 ML661 10266109430   HANSEN LEE F              6803 MOSS DRIVE               NEW PORT RICHEY        FL     34653         35,700.00
 ML661 10266109440   MARQUARDT SANDRA F        17226 HARMONY DRIVE           HUDSON                 FL     34667         37,600.00
 ML661 10266109443   GREEN ERNESTINE           9113 13TH AVENUE              JACKSONVILLE           FL     32208         31,500.00
 ML661 10266109595   CROWTHER MARK K           134 WEST CARACAS AVENUE       HERSHEY                PA     17033         71,500.00
 ML661 10266109599   HUNTER RISE C             2013 69TH AVENUE S            ST PETERSBURG          FL     33712         68,850.00
 ML661 10266109601   SGRO JAMES G              287 BREAKNECK ROAD            BEACON                 NY     12508         11,450.00
 ML661 10266109613   EMILSON JOHN M            3321 WEST CLYDE PLACE         DENVER                 CO     80211         16,800.00
 ML661 10266109615   RUIZ LORENZO MORALEZ      267 SOUTH 7TH AVENUE          BRIGHTON               CO     80601         34,200.00
 ML661 10266109625   PAGELS PHILIP M           5906 ESTES STREET             ARVADA                 CO     80004         97,750.00
 ML661 10266109740   BORUCH FREDERICK R        339 SOMERSET DRIVE            STREAMWOOD             IL     60107         76,600.00
 ML661 10266109741   NERO ANTHONY R            1909 SEMINOLE LANE            MOUNT PROSPECT         IL     60056        216,900.00
 ML661 10266109742   CHUDZINSKI JOSEPH S       139 CAMBRIDGE                 FRANKFORT              IL     60423         44,500.00
 ML661 10266109760   WEBER JOHN S              5975 MAPLEWOOD ROAD           MAYFIELD HEIGHTS       OH     44124         50,000.00
 ML661 10266109761   AGUILAR JOAN ORTEGA       2419 SOUTH AVERS AVENUE       CHICAGO                IL     60623         30,000.00
 ML661 10266109832   MAGUIRE ROGER ALLEN       1021 SOUTH NEW YORK AVENUE    LAKELAND               FL     33803         46,400.00
 ML661 10266109881   PAYNE DEBORAH M           8 BENTLEY ROAD                PARKTON                MD     21120        182,000.00
 ML661 10266109899   NICHOLAS MICHAEL A        254 TRUMAN AVENUE             YONKERS                NY     10703         75,000.00
 ML661 10266109918   FRAIOLI JOHN              2 MYRTLE PLACE                EASTCHESTER            NY     10709         66,000.00
 ML661 10266109976   SEGAL MARVIN              8618 HARVEST LANE             DARIEN                 IL     60561         47,000.00
 ML661 10266110021   MORA CARLOS               3104 FARRAGUT ROAD            BROOKLYN               NY     11210        246,500.00
 ML661 10266110031   CRENSHAW TYRONE           113-30 210TH STREET           JAMAICA                NY     11429        132,000.00
 ML661 10266110035   BLOCK LEE                 1731 PINEACRES BOULEVARD      BAY SHORE              NY     11706        108,000.00
 ML661 10266110101   EMMITT DREW G             278 RIDGE ROAD                WARD                   CO     80481         90,000.00



                    Cut-off Date  First                                              Original     Current          Scheduled
                      Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account      Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- -------------------------------------------------------------------------------------------------------------------------------
 ML661 10266107929   162,000.00  05/26/96       04/26/11     178.82      06/26/96      75.0        10.200             1,445.67
 ML661 10266107939    26,329.10  05/24/96       04/24/11     178.75      06/24/96      80.8        12.200               275.10
 ML661 10266108037   116,949.42  05/01/96       04/01/11     178.00      06/01/96      90.0        11.850             1,189.98
 ML661 10266108051    70,000.00  05/22/96       04/22/11     178.68      05/22/96      53.8        10.450               637.70
 ML661 10266108168    75,000.00  05/01/96       04/01/16     238.00      06/01/96      62.8        10.700               758.89
 ML661 10266108173    70,400.00  05/25/96       04/25/11     178.78      06/25/96      80.0        12.100               729.57
 ML661 10266108198    13,759.00  04/18/96       03/18/11     177.53      05/18/96      61.6        13.750               180.93
 ML661 10266108247    75,000.00  06/01/96       05/01/11     179.00      06/01/96      62.5         8.550               740.75
 ML661 10266108253    80,998.12  05/22/96       04/22/11     178.68      06/22/96      75.0         9.990               710.23
 ML661 10266108260   111,998.75  04/25/96       03/25/26     357.76      05/25/96      74.6         9.990               982.05
 ML661 10266108308    35,000.00  05/22/96       04/22/11     178.68      05/22/96      89.1        11.400               406.64
 ML661 10266108315   372,000.00  05/24/96       04/24/11     178.75      06/24/96      80.0        10.200             3,319.68
 ML661 10266108352    54,000.00  06/01/96       05/01/26     359.00      06/01/96      90.0        10.240               483.49
 ML661 10266108353    46,581.30  04/19/96       03/19/11     177.57      06/19/96      73.3        13.100               520.25
 ML661 10266108361    12,681.38  04/19/96       03/19/11     177.57      06/19/96      60.3        12.350               155.61
 ML661 10266108397    24,381.75  05/23/96       04/23/11     178.72      07/23/96      79.9        11.950               252.09
 ML661 10266108437    56,866.45  05/24/96       04/24/16     238.75      06/24/96      75.0        10.700               576.75
 ML661 10266108563    15,482.86  05/16/96       04/16/11     178.49      06/16/96      76.3        10.150               167.99
 ML661 10266108565    14,997.53  05/16/96       04/16/11     178.49      06/16/96      79.1        13.100               190.77
 ML661 10266108567    19,983.31  05/24/96       04/24/11     178.75      06/24/96      73.1        10.950               226.69
 ML661 10266108575   158,000.00  06/01/96       05/01/11     179.00      06/01/96      75.9        10.150             1,404.11
 ML661 10266108825    27,000.00  04/25/96       03/25/11     177.76      06/25/96      74.3        12.990               298.46
 ML661 10266108855    29,750.00  06/01/96       05/01/11     179.00      06/01/96      85.0        10.750               333.48
 ML661 10266108888    53,500.00  05/23/96       04/23/11     178.72      06/23/96      75.7        10.950               507.47
 ML661 10266108903    22,348.06  05/22/96       04/22/06     118.68      06/22/96      68.1         8.990               284.90
 ML661 10266108909   104,400.00  05/23/96       04/23/26     358.72      05/23/96      90.0        10.900               986.34
 ML661 10266109000    58,000.00  05/09/96       04/09/11     178.26      06/09/96      89.9        12.200               703.58
 ML661 10266109015   212,075.00  05/01/96       04/01/26     358.00      06/01/96      85.0        11.250             2,059.80
 ML661 10266109016    55,237.34  05/18/96       04/18/11     178.55      06/18/96      70.0         9.250               454.94
 ML661 10266109021    72,400.00  05/16/96       04/16/11     178.49      06/16/96      80.0        10.250               789.12
 ML661 10266109038    56,300.00  05/25/96       04/25/11     178.78      05/25/96      89.9        11.400               553.24
 ML661 10266109140    22,950.00  05/01/96       04/01/11     178.00      06/01/96      90.0        11.400               266.64
 ML661 10266109219    35,984.01  05/23/96       04/23/11     178.72      06/23/96      65.6        11.750               363.39
 ML661 10266109227    29,938.43  05/22/96       04/22/11     178.68      06/22/96      73.1        11.750               302.82
 ML661 10266109264    28,000.00  05/22/96       04/22/11     178.68      06/22/96      72.1        12.250               340.56
 ML661 10266109278   131,782.91  05/01/96       04/01/11     178.00      07/01/96      80.0        10.250             1,182.85
 ML661 10266109305    33,300.00  06/01/96       05/01/11     179.00      06/01/96      84.9        12.400               408.27
 ML661 10266109377    13,728.62  05/26/96       04/26/11     178.82      06/26/96      52.8        11.750               162.82
 ML661 10266109397    34,399.01  05/19/96       04/19/11     178.59      06/19/96      84.6        12.950               379.19
 ML661 10266109430    35,700.00  06/01/96       05/01/16     239.00      06/01/96      81.1        11.500               380.72
 ML661 10266109440    37,530.54  05/24/96       04/24/16     238.75      06/24/96      80.0        11.500               400.98
 ML661 10266109443    31,411.77  05/15/96       04/15/16     238.45      06/15/96      70.0        10.000               303.98
 ML661 10266109595    71,500.00  06/01/96       05/01/16     239.00      06/01/96      66.2         9.400               661.81
 ML661 10266109599    68,850.00  05/24/96       04/24/11     178.75      06/24/96      85.0        11.500               681.82
 ML661 10266109601    11,450.00  05/26/96       04/26/11     178.82      05/26/96      85.0         9.750                98.37
 ML661 10266109613    16,800.00  05/22/96       04/22/11     178.68      05/22/96      74.2        10.700               187.80
 ML661 10266109615    34,200.00  05/17/96       04/17/11     178.52      06/17/96      90.0        11.400               336.07
 ML661 10266109625    97,740.29  05/16/96       04/16/26     358.49      06/16/96      85.0        11.950             1,001.71
 ML661 10266109740    76,600.00  06/01/96       05/01/16     239.00      06/01/96      89.8        10.740               777.15
 ML661 10266109741   216,900.00  06/01/96       05/01/26     359.00      06/01/96      90.0        11.150             2,090.21
 ML661 10266109742    44,297.23  06/01/96       05/01/16     239.00      07/01/96      89.9        10.740               451.48
 ML661 10266109760    50,000.00  06/01/96       05/01/11     179.00      06/01/96      55.5        10.250               544.98
 ML661 10266109761    30,000.00  06/01/96       05/01/11     179.00      06/01/96      21.2        10.850               338.16
 ML661 10266109832    46,400.00  06/01/96       05/01/11     179.00      06/01/96      80.0        11.400               539.09
 ML661 10266109881   182,000.00  05/22/96       04/22/11     178.68      06/22/96      69.4        10.250             1,630.90
 ML661 10266109899    75,000.00  05/17/96       04/17/11     178.52      05/17/96      30.0        11.200               725.60
 ML661 10266109918    66,000.00  05/05/96       04/05/11     178.13      06/05/96      84.7        12.990               729.58
 ML661 10266109976    46,883.42  05/23/96       04/23/11     178.72      06/23/96      84.1        10.250               512.28
 ML661 10266110021   246,500.00  05/19/96       04/19/11     178.59      06/19/96      85.0        11.950             2,526.05
 ML661 10266110031   132,000.00  06/01/96       05/01/26     359.00      06/01/96      80.0        11.990             1,356.75
 ML661 10266110035   108,000.00  05/05/96       04/05/11     178.13      05/05/96      90.0        11.500             1,069.51
 ML661 10266110101    90,000.00  05/24/96       04/24/26     358.75      06/24/96      61.6        10.850               846.91

                                                                         Page 16

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML661 10266110206   BROWN FRED C              614 APALACHEE CIRCLE NE       ST PETERSBURG          FL     33702        111,400.00
 ML661 10266110237   KENT JEFFREY A            8386-88 GLEENWOODS TERRACE    RIVERDALE              GA     30274         54,600.00
 ML661 10266110244   FLOWERS DAVID A           10 WAYNE AVENUE               NEW CUMBERLAND         PA     17070         80,750.00
 ML661 10266110251   THEN PETER A              134 AVONDALE ROAD             NORRISTOWN             PA     19403        108,000.00
 ML661 10266110296   XENAKIS STEVEN J          9-10 DEEDRE LANE              GLASSBORO              NJ     08028         37,500.00
 ML661 10266110320   WALDRON WAYNE W           928 NORTH 1500 WEST           SALT LAKE CITY         UT     84116         11,000.00
 ML661 10266110321   ALEXANDER STEVEN A        8809 SOUTH 3645 WEST          WEST JORDAN            UT     84088         46,504.00
 ML661 10266110325   ESPARZA CONRAD JR         7881 QUEBEC STREET            COMMERCE CITY          CO     80022         70,200.00
 ML661 10266110378   FORTNER WILLIAM J         1705 ELSTON AVENUE            CLEVELAND              OH     44109         54,500.00
 ML661 10266110396   SWEETMAN MARY L           106 CHESTNUT CIRCLE           SAFETY HARBOR          FL     34695         30,600.00
 ML661 10266110403   CALLAHAN RAYMOND F        2818 GENESEE STREET           NORTH BELLMORE         NY     11710        117,000.00
 ML661 10266110416   CARRINGTON ERWIN          58 EAST MILTON STREET         FREEPORT               NY     11520        102,000.00
 ML661 10266110472   TORRES ANGEL              59 SPARTA ROAD                STANHOPE               NJ     07874         23,300.00
 ML661 10266110515   RITTER THOMAS M           1469 SOUTH MOLINE STREET      AURORA                 CO     80012         25,885.00
 ML661 10266110527   CELESTINO ROGELIO A       172 TILDEN LANE               BOLINGBROOK            IL     60440        110,700.00
 ML661 10266110604   DAVINO PROVIDENCIA        1815 SPRING CREEK DRIVE       BOUNTIFUL              UT     84010         25,000.00
 ML661 10266110610   LOTT RONALD L             7977 SOUTH 3530 WEST          WEST JORDAN            UT     84088         28,528.00
 ML661 10266110620   ROSSI KIMBERLY            431 SOUTH AVENUE              JIM THORPE             PA     18229         61,200.00
 ML661 10266110714   BRAUNREITER DENNIS C      11396 N SILVER PHEASANT LOOP  TUCSON                 AZ     85737         51,750.00
 ML661 10266110722   WAGENEN WILLIAM DEAN VAN  246 EAST 1825 NORTH           CENTERVILLE            UT     84014         41,748.00
 ML661 10266110770   HALSEMA WILLIAM C         1181 WEST 73RD STREET         INDIANAPOLIS           IN     46260        229,500.00
 ML661 10266110800   PRIDE NAION V             716 CRICKETWOOD LANE          CHARLOTTE              NC     28215         62,050.00
 ML661 10266110902   CAPOZZOLI RITA M          828 BRADDOCK TERRACE          MOUNT LAUREL           NJ     08054         65,000.00
 ML661 10266110972   DYDELL ALTONE             4350 WORDSWORTH CIRCLE NORTH  COLORADO SPRINGS       CO     80916         44,100.00
 ML661 10266110973   FERREIRA CHRISTINE M      4152 EAST COVINA STREET       MESA                   AZ     85205         14,950.00
 ML661 10266110975   SINGLEY DONALD P          7993 WEST CHESTNUT WAY        LITTLETON              CO     80123        114,000.00
 ML661 10266110976   PAVELIC FRANCES S         1040 N MOUNTAIN ROAD          HARRISBURG             PA     17112         82,450.00
 ML661 10266110983   FOUST BRIAN L             139 PENN STREET               PALMYRA                PA     17078        102,850.00
 ML661 10266111051   MICKLE FLORA I            3909 WEST VAN BUREN STREET    CHICAGO                IL     60624         35,000.00
 ML661 10266111096   GREFF FLORENCE W          4046 SOUTH SMUGGLERS COVE ROA GREENBANK              WA     98253        133,000.00
 ML661 10266111107   CHANG SOK MAN             13 COLUMBIA DRIVE             TINTON FALLS           NJ     07724         20,000.00
 ML661 10266111130   VILLALOBOS JOSEFINA       2621 POPE AVENUE              SACRAMENTO             CA     95821        170,000.00
 ML661 10266111299   NOBLE SANDRA              1939 N ST LOUIS AVE           CHICAGO                IL     60647         47,500.00
 ML661 10266111321   CZIER LAURIE              18350 GEAUGA LAKE ROAD        CHAGRIN FALLS          OH     44022         45,000.00
 ML661 10266111334   TORRES BARBARA            4105 ELM STREET               LYONS                  IL     60534         30,000.00
 ML661 10266111414   HENRY DONNA L             1807 SOUTH OAK FOREST DRIVE   CLEARWATER             FL     34619         27,200.00
 ML661 10266111418   POLANCO PETER G           2120 GOLDEN GATE BOULEVARD    NAPLES                 FL     33964         17,000.00
 ML661 10266111422   LOBMASTER DOUGLAS L       14375 SE 100TH AVENUE         SUMMERFIELD            FL     34491        113,600.00
 ML661 10266111426   HEROUX GEORGE             3036 STEEVENAGE DRIVE         BALDWINSVILLE          NY     13027         35,900.00
 ML661 10266111459   BOOHER MICHAEL D          1639 SHASTA DR                COLORADO SPRINGS       CO     80910         76,500.00
 ML661 10266111507   HANER CARL IV             821 NORTH OLIVE STREET        MEDIA                  PA     19063         79,000.00
 ML661 10266111591   FREDIANI DINO E           525 FARMHILL CIRCLE           WAUCONDA               IL     60084         38,000.00
 ML661 10266111649   STANTON PAUL J            5 GRAVESWOOD COURT            BALTIMORE              MD     21234         37,000.00
 ML661 10266111729   ACERRA THEODORE           367 LAUREL STREET             EAST HAVEN             CT     06512         19,750.00
 ML661 10266111742   EBERT GLEN EUGENE         2244 EAST 7110 SOUTH          SALT LAKE CITY         UT     84121         65,000.00
 ML661 10266111787   TRUCKEY BRUCE K           26821 LOG TRAIL ROAD          CONIFER                CO     80433         45,000.00
 ML661 10266111826   CORNELIUS HAZEL           11131 SOUTH ASHLAND           CHICAGO                IL     60643         50,000.00
 ML661 10266111863   CARUSO NILSA              85 PENNSYLVANIA AVENUE        COATESVILLE            PA     19320         59,850.00
 ML661 10266111926   TANI KIP                  2018 LINDSEY COURT            FORT COLLINS           CO     80526         40,700.00
 ML661 10266111964   SECKELER GAIL             20 OAKDALE AVENUE             CENTRAL ISLIP          NY     11722         70,000.00
 ML661 10266112040   LEVY JAMES S              3382 MARKDALE COURT           CINCINNATTI            OH     45248        199,700.00
 ML661 10266112085   SMITH HAROLD J III        RD 2 BOX 24G ROOSA GAP ROAD   BLOOMINGBURG           NY     12721         28,800.00
 ML661 10266112127   CALL MICHAEL B            112 SOUTH 300 WEST            BOUNTIFUL              UT     84010         40,550.00
 ML661 10266112132   APPENZELLER KERRY DEAN    7710 CURTIS ROAD              PEYTON                 CO     80831         24,000.00
 ML661 10266112287   HILL SCOTT C              5718 37TH STREET NORTH        SAINT PETERSBURG       FL     33714         18,500.00
 ML661 10266112309   FERRETTI ROBERT           5 WEST GLEN AVENUE            RYE                    NY     10573         59,000.00
 ML661 10266112368   CHUDLEY HARRY A           1707 55TH STREET SOUTH        GULFPORT               FL     33707         41,000.00
 ML661 10266112379   BOWERS SUSAN L            15 CARDINAL DRIVE             STEVENS                PA     17578        140,250.00
 ML661 10266112524   WHITTINGHAM CHRISTOPHER L 107-11 134TH STREET           RICHMOND HILL          NY     11419        126,000.00
 ML661 10266112544   HAYES ROBERT L            1820 WEST CHEYENNE DRIVE      CHANDLER               AZ     85224         62,000.00
 ML661 10266112601   GLAZIER MICHAEL A         22377 MIDWAY BOULEVARD        PT CHARLOTTE           FL     33952         60,000.00
 ML661 10266112758   KENDER KENNETH R JR       433 PIEDMONT                  VALPARAISO             IN     46383         59,900.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML661 10266110206    111,198.43  05/26/96       04/26/16     238.82      06/26/96      63.7        11.950             1,222.73
 ML661 10266110237     54,538.06  05/18/96       04/18/11     178.55      06/18/96      70.0         9.250               449.18
 ML661 10266110244     80,704.32  06/01/96       05/01/26     359.00      07/01/96      76.9         9.900               702.68
 ML661 10266110251    108,000.00  06/01/96       05/01/11     179.00      06/01/96      80.0        12.200             1,127.56
 ML661 10266110296     37,500.00  05/15/96       04/15/11     178.45      06/15/96      69.4        12.550               463.42
 ML661 10266110320     11,000.00  05/03/96       04/03/11     178.06      06/03/96      72.4        15.000               153.95
 ML661 10266110321     46,485.91  05/01/96       04/01/11     178.00      06/01/96      89.9        12.350               568.64
 ML661 10266110325     70,164.00  05/16/96       04/16/26     358.49      06/16/96      90.0        10.600               647.40
 ML661 10266110378     54,366.72  05/16/96       04/16/26     358.49      06/16/96      87.9        10.240               487.97
 ML661 10266110396     30,600.00  06/01/96       05/01/11     179.00      06/01/96      48.2        10.750               343.01
 ML661 10266110403    116,710.02  04/26/96       03/26/11     177.80      06/26/96      65.0        11.500             1,158.64
 ML661 10266110416    101,971.86  04/08/96       03/08/11     177.21      06/08/96      62.9        11.500             1,010.10
 ML661 10266110472     23,246.85  05/16/96       04/16/16     238.49      06/16/96      84.8         9.650               219.47
 ML661 10266110515     25,885.00  05/22/96       04/22/11     178.68      06/22/96      89.8        11.000               294.21
 ML661 10266110527    110,700.00  06/01/96       05/01/26     359.00      06/01/96      90.0        11.000             1,054.22
 ML661 10266110604     25,000.00  05/02/96       04/02/16     238.03      06/02/96      52.1        13.600               303.64
 ML661 10266110610     28,528.00  05/01/96       04/01/11     178.00      06/01/96      89.8        12.100               344.22
 ML661 10266110620     61,200.00  05/24/96       04/24/11     178.75      06/24/96      80.0        12.600               657.91
 ML661 10266110714     51,741.10  05/23/96       04/23/11     178.72      06/23/96      89.9        11.150               498.70
 ML661 10266110722     41,708.67  05/03/96       04/03/11     178.06      06/03/96      59.4        12.850               524.10
 ML661 10266110770    229,500.00  06/01/96       05/01/11     179.00      06/01/96      85.0         9.750             2,431.24
 ML661 10266110800     62,050.00  06/01/96       05/01/16     239.00      06/01/96      85.0         9.350               572.32
 ML661 10266110902     65,000.00  06/01/96       05/01/11     179.00      06/01/96      36.9         9.200               532.39
 ML661 10266110972     43,989.84  05/22/96       04/22/11     178.68      06/22/96      64.5        10.150               477.96
 ML661 10266110973     14,938.04  05/22/96       04/22/11     178.68      06/22/96      90.0        10.740               167.49
 ML661 10266110975    113,953.72  05/19/96       04/19/11     178.59      06/19/96      84.1         8.990               916.45
 ML661 10266110976     82,450.00  06/01/96       05/01/11     179.00      06/01/96      85.0         9.150               672.33
 ML661 10266110983    102,674.15  05/24/96       04/24/11     178.75      06/24/96      85.0         9.150             1,052.37
 ML661 10266111051     35,000.00  06/01/96       05/01/11     179.00      06/01/96      34.3         8.740               349.60
 ML661 10266111096    133,000.00  06/01/96       05/01/26     359.00      06/01/96      38.0        10.700             1,236.53
 ML661 10266111107     20,000.00  05/15/96       04/15/11     178.45      06/15/96      65.0        11.800               202.65
 ML661 10266111130    169,361.66  05/22/96       04/22/11     178.68      06/22/96      85.0        12.800             2,128.59
 ML661 10266111299     47,500.00  06/01/96       05/01/16     239.00      06/01/96      50.0         9.740               450.23
 ML661 10266111321     45,000.00  06/01/96       05/01/11     179.00      06/01/96      50.4         9.490               469.63
 ML661 10266111334     29,894.20  06/01/96       05/01/11     179.00      07/01/96      24.0         8.740               299.66
 ML661 10266111414     27,170.13  05/26/96       04/26/11     178.82      06/26/96      63.8        12.250               330.83
 ML661 10266111418     17,000.00  06/01/96       05/01/11     179.00      06/01/96      72.2        11.950               203.48
 ML661 10266111422    113,600.00  06/01/96       05/01/26     359.00      06/01/96      80.0        11.650             1,137.99
 ML661 10266111426     35,900.00  06/01/96       05/01/11     179.00      06/01/96      89.9        11.500               355.51
 ML661 10266111459     76,431.37  05/17/96       04/17/11     178.52      06/17/96      82.2         8.990               614.99
 ML661 10266111507     78,921.97  05/26/96       04/26/11     178.82      06/26/96      63.7        10.500               873.27
 ML661 10266111591     38,000.00  06/01/96       05/01/16     239.00      06/01/96      79.9        12.600               434.42
 ML661 10266111649     37,000.00  06/01/96       05/01/11     179.00      06/01/96      83.7        12.450               454.83
 ML661 10266111729     19,750.00  06/06/96       05/06/11     179.15      06/06/96      85.5        10.840               222.50
 ML661 10266111742     65,000.00  05/10/96       04/10/11     178.29      06/10/96      76.9        12.940               819.84
 ML661 10266111787     44,951.23  05/22/96       04/22/11     178.68      06/22/96      73.5        11.350               440.49
 ML661 10266111826     50,000.00  06/01/96       05/01/16     239.00      06/01/96      76.9         8.990               449.54
 ML661 10266111863     59,850.00  05/26/96       04/26/26     358.82      05/26/96      90.0        10.240               535.87
 ML661 10266111926     40,636.64  05/22/96       04/22/11     178.68      06/22/96      84.9        11.700               480.64
 ML661 10266111964     69,815.34  06/01/96       05/01/11     179.00      07/01/96      76.0         9.500               730.96
 ML661 10266112040    199,700.00  06/01/96       05/01/26     359.00      06/01/96      84.9        11.950             2,046.46
 ML661 10266112085     28,800.00  05/23/96       04/23/11     178.72      05/23/96      89.9        10.750               322.83
 ML661 10266112127     40,536.50  05/12/96       04/12/16     238.36      06/12/96      84.8        12.940               473.34
 ML661 10266112132     24,000.00  05/22/96       04/22/11     178.68      06/22/96      82.9        12.000               246.87
 ML661 10266112287     18,456.04  06/01/96       05/01/11     179.00      07/01/96      69.7         9.490               193.07
 ML661 10266112309     59,000.00  06/02/96       05/02/11     179.01      06/02/96      89.9        11.750               698.64
 ML661 10266112368     41,000.00  06/01/96       05/01/16     239.00      06/01/96      74.5        10.450               407.96
 ML661 10266112379    140,188.50  06/01/96       05/01/26     359.00      07/01/96      85.0        11.750             1,415.70
 ML661 10266112524    126,000.00  06/01/96       05/01/26     359.00      06/01/96      90.0        10.900             1,190.42
 ML661 10266112544     59,827.70  06/01/96       05/01/11     179.00      10/01/96      80.0        10.100               548.68
 ML661 10266112601     60,000.00  06/01/96       05/01/26     359.00      06/01/96      80.0        12.350               633.38
 ML661 10266112758     59,900.00  06/01/96       05/01/11     179.00      06/01/96      84.9        10.650               554.66

                                                                         Page 17

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML661 10266112774   DRYZGA DANIEL F SR        310 LINTON HILL ROAD          NEWTOWN                PA     18940         25,000.00
 ML661 10266112919   FULLER YVONNE P           136-07 221ST STREET           SPRINGFIELD GARADENS   NY     11413         85,000.00
 ML661 10266112944   LARSEN TRICIA T           3820 SOUTH 2900 EAST          SALT LAKE CITY         UT     84109        155,200.00
 ML661 10266112947   ALMAS JERROD              3427 SEEBALDT                 WATERFORD              MI     48329         69,000.00
 ML661 10266112949   MEIER ARTHUR L            1240 NORTH FIVE LAKES RD      ATTICA                 MI     48412         68,000.00
 ML661 10266112950   LEITHAUSER ROBERT C JR    4995 DEER CREEK CIRCLE        WASHINGTON             MI     48094        300,000.00
 ML661 10266113443   HIDO BARRY J              1283 DENISE DR                KENT                   OH     44240         41,500.00
 ML661 10266113444   CARTER CHARLES W          10186 SEASON DR               CINCINNATI             OH     45251         30,000.00
 ML661 10266113859   GARVEY JUDY L             4 TANGLEWOOD DRIVE            LEDYARD                CT     06335         18,500.00
 ML661 10266113911   DIFRANCO GABRIEL A        9636 S KEDVALE AVE            OAK LAWN               IL     60453         50,000.00
       ----------------------------------------                                                                   ------------------
            196      Sale Total                                                                                      12,676,719.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML661 10266112774     25,000.00  06/01/96       05/01/06     119.00      06/01/96      86.8        11.150               346.50
 ML661 10266112919     85,000.00  06/01/96       05/01/11     179.00      06/01/96      62.9        11.300               828.80
 ML661 10266112944    155,200.00  05/22/96       04/22/26     358.68      05/22/96      80.0        11.500             1,536.93
 ML661 10266112947     69,000.00  06/01/96       05/01/11     179.00      06/01/96      75.0        10.700               641.51
 ML661 10266112949     68,000.00  06/01/96       05/01/11     179.00      06/01/96      80.0         9.850               589.23
 ML661 10266112950    298,529.93  06/01/96       05/01/11     179.00      07/01/96      75.0        10.700             2,789.17
 ML661 10266113443     41,500.00  06/01/96       05/01/16     239.00      06/01/96      47.7        10.250               407.38
 ML661 10266113444     30,000.00  06/01/96       05/01/11     179.00      06/01/96      83.2        10.000               322.38
 ML661 10266113859     18,500.00  06/03/96       05/03/11     179.05      06/03/96      89.9        12.600               229.22
 ML661 10266113911     50,000.00  06/01/96       05/01/11     179.00      06/01/96      18.5         9.250               514.60
                   -------------                          ------------                ------------------------------------------
                   12,628,375.05                             226.10                    77.0        11.131            128,581.11

                                                                         Page 18

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML662 10266099781   KATZ NEIL A               9926 HALDEMAN AVENUE #95      PHILADELPHIA           PA     19115         53,900.00
 ML662 10266101153   MORIN PAMELA              47 SOUTH AVENUE               BEACON                 NY     12508         40,250.00
 ML662 10266101882   MAIER WILLIAM F III       70 BROAD STREET               FLEMINGTON             NJ     08822         20,000.00
 ML662 10266102483   BAUGHMAN KATHRYN L        188 HIGHLAND ROAD             CHAMBERSBURG           PA     17201         60,000.00
 ML662 10266103179   CLAVEL EDGAR L            26 SOUTH SUMMIT STREET        BERGENFIELD            NJ     07621        131,750.00
 ML662 10266103262   JENSEN PEGGY ANN          316 MOUNTAIN ROAD             LEBANON                NJ     08833        184,000.00
 ML662 10266103271   CONTE MARIO               24 CROTON STREET              OSSINING               NY     10562         37,500.00
 ML662 10266104191   LAWTON L H                2129 KENSINGTON ST.           HARRISBURG             PA     17104         53,100.00
 ML662 10266104655   SHIN JOSEPH JASEYUL       2718 MORRIS ROAD              LANSDALE               PA     19446        108,500.00
 ML662 10266104687   ROSENTHAL DOUGLAS         11 CLIFF WAY                  PORT WASHINGTON        NY     11050         43,000.00
 ML662 10266104946   CASALE PAULA              34 RED MAPLE COURT            NAUGATUCK              CT     06770         42,000.00
 ML662 10266105073   AMATO JENNIFER A          114 ROBBINS STREET            LINDENHURST            NY     11757        140,250.00
 ML662 10266105313   VALDEZ MILA               114-01 117TH STREET           RICHMOND HILL          NY     11420        156,000.00
 ML662 10266105644   ORTIZ EDWIN               396 UNDERCLIFF AVENUE         EDGEWATER              NJ     07020        108,000.00
 ML662 10266105647   MORALES VICTOR            1748 FILLMORE STREET          BRONX                  NY     10458        162,000.00
 ML662 10266105671   BILSE DAVID JOHN          910 LEXINGTON PLACE           SAN RAMON              CA     94583         27,000.00
 ML662 10266105760   OEHLER LYNN               14221 MIRA LOMA ROAD          RENO                   NV     89511         20,000.00
 ML662 10266105952   FREDA ALFONSO J           2918 ROOSEVELT STREET         WALL                   NJ     07719         65,500.00
 ML662 10266106340   FARBER RICHARD C          162 CARRIAGE TRACE            MARIETTA               GA     30068         35,000.00
 ML662 10266106363   CURTIS L E JR             4209 ARPEGGIO AVENUE          SAN JOSE               CA     95136        166,400.00
 ML662 10266106527   LEE SUNG JOO              12424 52ND PLACE WEST         MUKILTEO               WA     98275         32,465.00
 ML662 10266106757   SACKS CHARLES A           4572 CALVERT STREET           CENTER VALLEY          PA     18034         64,450.00
 ML662 10266106778   WILLIAMS CARRIE           335 SOUTH 10TH AVENUE         MOUNT VERNON           NY     10550         85,000.00
 ML662 10266106780   SACKS CHARLES A           2486 EVANWOOD LANE            BATH                   PA     18014         33,100.00
 ML662 10266106817   KRAMER BARBARA            56 COUNTRY VIEW LANE          MIDDLE ISLAND          NY     11953         69,290.00
 ML662 10266107357   SLAUGHTER MILLER B        5123 E FRIESS DRIVE           PHOENIX                AZ     85254         48,500.00
 ML662 10266107368   HARDING MICHAEL TODD      10866 E MERCURY DRIVE         APACHE JUNCTION        AZ     85220         51,000.00
 ML662 10266107415   CARRASCO ENRIQUE          311 CABEZA NEGRA DR SE        RIO RANCHO             NM     87124         45,000.00
 ML662 10266107456   GODFREY RICHARD B         8 CHARLESTON SQUARE           EUCLID                 OH     44143         24,000.00
 ML662 10266107517   HUGHES JAMES              28 RENO AVENUE                STATEN ISLAND          NY     10306        167,500.00
 ML662 10266107523   PETERS DANIEL R           19 EVERGREEN ROAD             LEBANON                PA     17042         50,100.00
 ML662 10266107586   DAVIS ALMA                409 N FRANKLIN STREET         WILMINGTON             DE     19805         55,250.00
 ML662 10266107620   SINBANDI NISA SISOUNTHONE 15451 139TH AVE SOUTHEAST     RENTON                 WA     98058        159,000.00
 ML662 10266107699   CARROLL JOHN D            15350 ARCHDALE                DETROIT                MI     48227         78,000.00
 ML662 10266107803   ACOSTA ALEX               931 WALKER DRIVE NE           ALBUQUERQUE            NM     87112         15,000.00
 ML662 10266107924   MADALINE GARRY G          409 BOW LANE                  GILBERTSVILLE          PA     19525         24,500.00
 ML662 10266107976   FREELAND RAYMOND P        ROUTE 4 BOX 4088              DUNCANNON              PA     17020         43,000.00
 ML662 10266108083   DANIELE GLEN J            1426 L STREET                 ELMONT                 NY     11003         49,500.00
 ML662 10266108146   TUCCI JOSEPH              3 WOODOAK PLACE               GARDEN CITY            NY     11530         45,000.00
 ML662 10266108180   ELLIS DOTY JR             4809 HIRAM ACWORTH HIGHWAY    HIRAM                  GA     30141         52,000.00
 ML662 10266108238   ROGERS LEONARD B          2849 MILLS AVENUE NE          WASHINGTON             DC     20018         50,000.00
 ML662 10266108283   PHILLIPS RONALD J         9 EAST MILLER ROAD            NEW PROVIDENCE         PA     17560         15,300.00
 ML662 10266108332   HAMPTON JOSEPH W III      1101 RED HARVEST ROAD         GAMBRILLS              MD     21054         19,500.00
 ML662 10266108377   MCBRIDE KENNETH           3945 WEST 8010 SOUTH          WEST JORDAN            UT     84088         37,100.00
 ML662 10266108510   PRICE TIMOTHY M           7692 S INDEPENDENCE WAY       LITTLETON              CO     80123         21,650.00
 ML662 10266108838   KEATE JONATHAN B          3857 WEST 8620 SOUTH          WEST JORDAN            UT     84088         15,445.00
 ML662 10266108858   PRITCHARD JAMES P         196 OAK DRIVE                 DURANGO                CO     81301        172,500.00
 ML662 10266108883   MOORE LARRY J             627 EAST LAKE DRIVE           DECATUR                GA     30030         59,500.00
 ML662 10266108948   MAGNATERRA PAUL P         12302 MANOR ROAD              GLEN ARM               MD     21057         57,000.00
 ML662 10266108961   ARACE JOSEPH A            6901 SMYTH STREET             SPRINGFIELD            VA     22151         35,290.00
 ML662 10266108964   MUROFF MICKIE BATALO      3 ARPEGE WAY                  ATLANTA                GA     30327         46,800.00
 ML662 10266108978   CORVI GLORIA              397 MAIN STREET               KEANSBURG              NJ     07734         48,000.00
 ML662 10266109032   BROOKS IRENE              823 MEETINGHOUSE ROAD         AMBLER                 PA     19002         60,000.00
 ML662 10266109118   FARROW PETER G III        522 COMMANCHE TRAIL           WHEELING               IL     60090         30,000.00
 ML662 10266109215   ISRAEL DUANE              4169 SOUTH LONG VALLEY DRIVE  WEST VALLEY CITY       UT     84120         24,397.00
 ML662 10266109282   HALLISY MICHAEL D         2416 BOTT AVE                 COLORADO SPRINGS       CO     80904         32,000.00
 ML662 10266109371   WELDAY PIL SUN            22160 CLIPPER DRIVE           GREAT MILLS            MD     20634         35,000.00
 ML662 10266109431   TOWNES TIMBERLAKE M       207 GYPSIE LANE               WEST CHESTER           PA     18380         41,500.00
 ML662 10266109476   RINEHART NORMAN D         1739 SW EVANS STREET          PORTLAND               OR     97219         88,000.00
 ML662 10266109570   RICKE TIMOTHY M           205 SECRET WAY                CASSELBERRY            FL     32707         42,000.00
 ML662 10266109623   MCKEE THOMAS              751 BARD AVENUE               STATEN ISLAND          NY     10310        175,200.00
 ML662 10266109648   BARRERA G MICHAEL         4916 W BEAU CIRCLE            SALT LAKE CITY         UT     84118        111,600.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML662 10266099781     53,792.69  02/01/96       01/01/26     355.00      06/01/96      70.0         9.500               453.22
 ML662 10266101153     40,250.00  06/01/96       05/01/11     179.00      06/01/96      82.4        12.200               420.22
 ML662 10266101882     19,956.30  03/13/96       02/13/11     176.42      06/13/96      84.5        10.500               182.95
 ML662 10266102483     59,519.27  03/22/96       02/22/11     176.71      07/22/96      51.9        10.200               535.43
 ML662 10266103179    131,750.00  06/03/96       05/03/11     179.05      06/03/96      83.9        10.990             1,253.69
 ML662 10266103262    183,889.37  05/24/96       04/24/26     358.75      06/24/96      80.0         9.490             1,545.83
 ML662 10266103271     37,500.00  05/04/96       04/04/11     178.09      05/04/96      90.0        11.850               446.45
 ML662 10266104191     53,070.30  04/12/96       03/12/11     177.34      06/12/96      90.0         9.990               465.60
 ML662 10266104655    108,500.00  04/22/96       03/22/11     177.67      06/22/96      70.0        10.450               988.44
 ML662 10266104687     42,833.42  05/03/96       04/03/16     238.06      07/03/96      76.7        10.450               427.86
 ML662 10266104946     42,000.00  06/01/96       05/01/11     179.00      06/01/96      22.2        11.800               498.68
 ML662 10266105073    140,250.00  06/02/96       05/02/26     359.01      06/02/96      85.0        11.700             1,410.32
 ML662 10266105313    156,000.00  06/01/96       05/01/11     179.00      06/01/96      80.0         9.750             1,340.28
 ML662 10266105644    108,000.00  05/26/96       04/26/11     178.82      05/26/96      80.0        10.500               987.92
 ML662 10266105647    162,000.00  05/01/96       04/01/16     238.00      06/01/96      90.0        10.950             1,666.64
 ML662 10266105671     27,000.00  05/10/96       04/10/11     178.29      06/10/96      85.0        11.850               321.44
 ML662 10266105760     20,000.00  06/01/96       05/01/11     179.00      06/01/96      59.7        10.700               223.57
 ML662 10266105952     65,500.00  06/01/96       05/01/11     179.00      06/01/96      43.6         9.750               562.75
 ML662 10266106340     35,000.00  04/13/96       03/13/11     177.37      05/13/96      52.0        12.750               380.34
 ML662 10266106363    166,400.00  04/22/96       03/22/26     357.67      05/22/96      80.0        12.690             1,800.48
 ML662 10266106527     32,465.00  06/01/96       05/01/11     179.00      06/01/96      84.9        13.200               415.04
 ML662 10266106757     64,450.00  04/27/96       03/27/26     357.83      06/27/96      82.0        12.200               672.88
 ML662 10266106778     85,000.00  06/01/96       05/01/11     179.00      06/01/96      48.5         9.500               887.59
 ML662 10266106780     33,100.00  04/27/96       03/27/11     177.83      06/27/96      70.0        10.700               307.74
 ML662 10266106817     69,176.47  05/23/96       04/23/16     238.72      06/23/96      69.9        10.550               694.11
 ML662 10266107357     48,500.00  06/01/96       05/01/16     239.00      06/01/96      83.5         9.490               451.77
 ML662 10266107368     51,000.00  06/01/96       05/01/26     359.00      06/01/96      85.0        11.490               504.66
 ML662 10266107415     45,000.00  05/22/96       04/22/11     178.68      05/22/96      50.0        11.500               445.63
 ML662 10266107456     24,000.00  06/08/96       05/08/11     179.21      06/08/96      64.8         9.990               257.76
 ML662 10266107517    167,500.00  06/03/96       05/03/26     359.05      06/03/96      85.8         8.150             1,246.62
 ML662 10266107523     49,980.54  04/25/96       03/25/26     357.76      06/25/96      79.9         9.650               426.76
 ML662 10266107586     55,250.00  06/02/96       05/02/26     359.01      06/02/96      85.0        12.200               576.83
 ML662 10266107620    158,728.12  05/12/96       04/12/26     358.36      06/12/96      76.4        11.450             1,568.50
 ML662 10266107699     78,000.00  06/02/96       05/02/11     179.01      06/02/96      67.8         9.990               683.93
 ML662 10266107803     15,000.00  06/03/96       05/03/11     179.05      06/03/96      89.0        11.150               171.91
 ML662 10266107924     24,500.00  05/22/96       04/22/11     178.68      05/22/96      84.1        11.990               293.88
 ML662 10266107976     43,000.00  06/01/96       05/01/11     179.00      06/01/96      79.7         9.650               452.92
 ML662 10266108083     49,500.00  06/01/96       05/01/16     239.00      06/01/96      79.7        12.200               551.96
 ML662 10266108146     45,000.00  06/01/96       05/01/16     239.00      06/01/96      69.7        11.900               492.36
 ML662 10266108180     51,711.54  05/22/96       04/22/06     118.68      06/22/96      68.4         9.990               686.90
 ML662 10266108238     50,000.00  06/06/96       05/06/11     179.15      06/06/96      47.6         8.150               482.17
 ML662 10266108283     15,300.00  04/27/96       03/27/11     177.83      05/27/96      89.9        10.900               172.94
 ML662 10266108332     19,500.00  06/06/96       05/06/11     179.15      06/06/96      89.9        11.150               223.48
 ML662 10266108377     37,032.48  05/03/96       04/03/11     178.06      07/03/96      84.9        13.190               415.92
 ML662 10266108510     21,584.98  05/24/96       04/24/11     178.75      06/24/96      84.3        10.490               239.18
 ML662 10266108838     15,445.00  06/01/96       05/01/11     179.00      06/01/96      79.9        13.750               179.95
 ML662 10266108858    172,500.00  05/08/96       04/08/11     178.22      05/08/96      72.4        10.390             1,563.76
 ML662 10266108883     59,500.00  06/01/96       05/01/11     179.00      06/01/96      70.0         9.900               517.76
 ML662 10266108948     57,000.00  06/02/96       05/02/11     179.01      06/02/96      64.3        11.600               669.50
 ML662 10266108961     35,239.04  06/01/96       05/01/16     239.00      07/01/96      89.9        12.350               397.22
 ML662 10266108964     46,800.00  04/26/96       03/26/11     177.80      05/26/96      60.0        10.950               443.92
 ML662 10266108978     48,000.00  06/01/96       05/01/11     179.00      06/01/96      45.7        10.450               437.28
 ML662 10266109032     60,000.00  06/07/96       05/07/11     179.18      06/07/96      28.3        11.750               710.48
 ML662 10266109118     30,000.00  06/08/96       05/08/16     239.21      06/08/96      72.0        12.250               335.57
 ML662 10266109215     24,397.00  05/16/96       04/16/11     178.49      06/16/96      90.0        12.350               298.32
 ML662 10266109282     31,913.17  05/24/96       04/24/11     178.75      06/24/96      80.4         9.150               327.43
 ML662 10266109371     35,000.00  06/07/96       05/07/11     179.18      06/07/96      75.3         9.750               370.78
 ML662 10266109431     41,362.06  03/01/96       02/01/11     176.00      06/01/96      89.4        13.990               552.39
 ML662 10266109476     88,000.00  06/01/96       05/01/11     179.00      06/01/96      79.2        10.700               818.16
 ML662 10266109570     42,000.00  06/01/96       05/01/11     179.00      06/01/96      74.5        12.000               504.07
 ML662 10266109623    175,200.00  05/24/96       04/24/11     178.75      05/24/96      80.0        10.600             1,615.74
 ML662 10266109648    111,381.65  05/25/96       04/25/26     358.78      06/25/96      90.0        10.500             1,020.85

                                                                         Page 19

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML662 10266109797   GRIFFIN DENNIS M          47 NORTH AYERS ROAD           COVENTRY               CT     06238         68,000.00
 ML662 10266109854   KNEPSHIELD SHERRY E       RD 1 BOX 158                  VANDERGRIFT            PA     15690         87,550.00
 ML662 10266109925   WRIGHT LINDA A GLASS      3715 SOUTH ROSLYN WAY         DENVER                 CO     80237        220,500.00
 ML662 10266109993   WOJTOWICZ MARK J          105 STARR AVENUE              NEWINGTON              CT     06111         52,600.00
 ML662 10266109997   MCCLATCHIE FITZROY        183-14 DUNLOP AVENUE          ST ALBANS              NY     11412        100,000.00
 ML662 10266110086   STOKESBEARY LLOYD G       17120 EAST KENYON PLACE       AURORA                 CO     80013         23,000.00
 ML662 10266110203   WINE BERNARD J            1060 REILLY STREET            BAY SHORE              NY     11706         23,050.00
 ML662 10266110217   BASSO ANTHONY V           166 EAST 10TH STREET          HUNTINGTON STATION     NY     11746         24,825.00
 ML662 10266110266   WHITE CHARLES             162 LAKE DRIVE                WYANDANCH              NY     11798         64,600.00
 ML662 10266110285   BURTON SR ALEXANDER C     4490 NORTH DURHAM COURT       DENVER                 CO     80239         22,100.00
 ML662 10266110297   MAYS RICHARD L JR         543 AMOS AVENUE               VINELAND               NJ     08360         27,150.00
 ML662 10266110314   LOMBARDO PETER            179 CAYUGA AVENUE             DEER PARK              NY     11729         96,200.00
 ML662 10266110418   ANDERSON ERIC M III       70 MIDWOOD ROAD               BRANFORD               CT     06405         95,000.00
 ML662 10266110437   BLAKELY SHARON E          2032 BRIGHTON SHORE STREET    LAS VEGAS              NV     89128         10,400.00
 ML662 10266110492   CUMMINS SUZANNE           13010 N E 87TH STREET         KIRKLAND               WA     98033         23,134.00
 ML662 10266110520   NICHOLS DONALD E          11726 SHERMAN STREET          NORTHGLENN             CO     80233         20,350.00
 ML662 10266110612   HUMPHREY CHRISTOPHER L    559 SOUTH HOOVER STREET       MIDVALE                UT     84047         28,000.00
 ML662 10266110658   GERAGHTY THOMAS A         599 17TH STREET               BROOKLYN               NY     11218        195,500.00
 ML662 10266110669   CLOWARD DALE LITSTER      7475 WEST BURR DRIVE          MAGNA                  UT     84044         19,500.00
 ML662 10266110708   CALL BOYCE L              85 NORTH 4500 WEST            WEST POINT             UT     84015         15,000.00
 ML662 10266110713   SUMMERS DANIEL A JR       948 E EDISON ST               TUCSON                 AZ     85719         84,000.00
 ML662 10266110721   ELLIS ARTHUR G            2597 WEST 3935 SOUTH          WEST VALLEY CITY       UT     84119         41,500.00
 ML662 10266110922   BARTON LINDA S            7410 E GARFIELD ST            SCOTTSDALE             AZ     85257         53,600.00
 ML662 10266110925   PEIFFER KENNETH J         145 S PINE GROVE ST           FREDERICKSBURG         PA     17026         76,500.00
 ML662 10266110931   GREENHOUSE HOWARD B       14204 FULLERTON ROAD          WOODBRIDGE             VA     22193         25,000.00
 ML662 10266110952   GOMEZ RONALD D            9777 SOUTH CHESAPEAKE DRIVE   SOUTH JORDAN           UT     84095         27,188.00
 ML662 10266110979   HOWE JEFFERY L            4655 87TH TERRACE NORTH       PINELLAS PARK          FL     34666         21,358.00
 ML662 10266111078   COMBS MARC                631 HALSEY STREET             BROOKLYN               NY     11233         21,500.00
 ML662 10266111098   HITE JOHN P               13165 SOUTH MINE TRAIL        FLORAL CITY            FL     34436         73,000.00
 ML662 10266111103   BACOTE CAPELL JR          29 UPLAND TERRACE             ANSONIA                CT     06401         65,000.00
 ML662 10266111118   MIRANDA OSCAR R           4650 N BANYON TREE DRIVE      TUCSON                 AZ     85749         26,000.00
 ML662 10266111126   MARTIN EDDRIAN            100-31 221ST STREET           QUEENS VILLAGE         NY     11421         30,000.00
 ML662 10266111419   FARIA NANCY JEAN          18521 PHLOX DRIVE             FT MEYERS              FL     33912         72,550.00
 ML662 10266111427   RODRIGUEZ MARITZA         102 WESSINGTON AVENUE         GARFIELD               NJ     07026        126,000.00
 ML662 10266111444   ALVIZU SUSAN M            6652 EAST PHILLIPS PLACE      ENGLEWOOD              CO     80112         45,700.00
 ML662 10266111476   HESSLING JEANNE M         3870 WEST 8010 SOUTH          WEST JORDAN            UT     84088         29,702.00
 ML662 10266111477   WARREN DAVID              1090 PARKWOOD BOULEVARD       SCHENECTADY            NY     12301         50,700.00
 ML662 10266111668   LAWHORNE EVA M            22 SOUTH RONALD DRIVE         AMITYVILLE             NY     11701         99,000.00
 ML662 10266111685   WALKER WILSON C           4239 NE WISTARIA DRIVE        PORTLAND               OR     97213        192,000.00
 ML662 10266111703   URSU PETER M              18101 DORAL DRIVE             FORT MYERS             FL     33912         49,775.00
 ML662 10266111764   POGGI EMIL J              4434 W FALLEN LEAF LANE       GLENDALE               AZ     85310         44,000.00
 ML662 10266111785   HEATH RYAN B              487 EAST 620 SOUTH            SALEM                  UT     84653         12,600.00
 ML662 10266111841   SHARP DENINA L            3113 LUPINE DRIVE             INDIANAPOLIS           IN     46224         75,600.00
 ML662 10266111856   WHITEHEAD KEVIN           1822 N WASHINGTON AVENUE      CLEARWATER             FL     34615         63,750.00
 ML662 10266111876   OHERN DENNIS              10912 126TH TERRACE NORTH     LARGO                  FL     34648         12,500.00
 ML662 10266111897   PATRICK EDWARD B          348 GANA COURT                HENDERSON              NV     89014         31,210.00
 ML662 10266111948   GENTILE PAUL JACQUES      16409 BOND MILL ROAD          LAUREL                 MD     20707         66,100.00
 ML662 10266111973   ROBINSON DAVID E          16681 EAST ITHACA PLACE       AURORA                 CO     80013         92,000.00
 ML662 10266112064   WEYDE ROBERT J JR         2801 WEST HORATIO STREET      TAMPA                  FL     33609         24,000.00
 ML662 10266112106   WAKEFIELD JOSEPH PAUL     2125 N WALNUT AVENUE          TUCSON                 AZ     85712         86,400.00
 ML662 10266112131   MOISE HARRY DESMOND       2613 WILLARD DRIVE            COLORADO SPRINGS       CO     80911         18,000.00
 ML662 10266112174   MCCLIMANS GREGORY S       401 DRUID ROAD WEST           CLEARWATER             FL     34616        145,000.00
 ML662 10266112269   LONG DENNIS F             115 SUNHIGH DRIVE             THURMONT               MD     21788         20,000.00
 ML662 10266112312   DIAZ CARLOS LUIS          911 SOUTH FOURTH STREET       ALLENTOWN              PA     18103         44,270.00
 ML662 10266112314   MARIANI JOSEPH III        322 COLUMBUS AVENUE           TUCKAHOE               NY     10707         30,000.00
 ML662 10266112331   SWAN SAMUEL R JR          132 MCBRIDE ROAD              CANONSBURG             PA     15317        104,300.00
 ML662 10266112372   YORK WAYNE E              1901 HIGHLAND DRIVE           FERNANDINA BEACH       FL     32034         70,400.00
 ML662 10266112551   WHITE PERRY D             2044 GROVE STREET             EUGENE                 OR     97404         84,000.00
 ML662 10266112593   COCK EDWIN B              3213 SOUTH STERLING AVENUE    TAMPA                  FL     33629         65,500.00
 ML662 10266112801   JONES DONALD              15 JEAN STREET                HAMDEN                 CT     06517         89,600.00
 ML662 10266112834   MARTIN JUDITH M           19350 MEYERS                  DETROIT                MI     48235         15,900.00
 ML662 10266112915   SIEFERT WALTER            3217 UNION BOULEVARD          EAST ISLIP             NY     11730        108,000.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML662 10266109797     67,970.96  06/01/96       05/01/11     179.00      07/01/96      85.0        11.950               696.84
 ML662 10266109854     87,550.00  06/03/96       05/03/26     359.05      06/03/96      85.0        11.950               897.18
 ML662 10266109925    220,500.00  05/26/96       04/26/26     358.82      05/26/96      90.0        10.875             2,079.07
 ML662 10266109993     52,600.00  05/23/96       04/23/11     178.72      06/23/96      76.4        11.950               539.03
 ML662 10266109997    100,000.00  06/01/96       05/01/11     179.00      06/01/96      78.7        10.250               896.10
 ML662 10266110086     22,981.00  05/26/96       04/26/11     178.82      06/26/96      84.8        12.000               276.04
 ML662 10266110203     23,050.00  05/26/96       04/26/11     178.82      06/26/96      84.8        11.450               227.38
 ML662 10266110217     24,812.53  06/01/96       05/01/11     179.00      07/01/96      90.0        10.800               232.67
 ML662 10266110266     64,600.00  06/01/96       05/01/26     359.00      06/01/96      85.0        11.500               639.73
 ML662 10266110285     22,100.00  05/24/96       04/24/11     178.75      05/24/96      84.4        12.450               271.67
 ML662 10266110297     27,092.29  05/15/96       04/15/11     178.45      06/15/96      85.9        12.640               292.71
 ML662 10266110314     96,200.00  04/26/96       03/26/11     177.80      05/26/96      65.0        10.500             1,063.39
 ML662 10266110418     95,000.00  06/03/96       05/03/11     179.05      06/03/96      59.3        12.750             1,032.36
 ML662 10266110437     10,399.60  05/17/96       04/17/11     178.52      06/17/96      84.9        12.450               127.84
 ML662 10266110492     23,134.00  06/01/96       05/01/11     179.00      06/01/96      88.0        11.900               236.18
 ML662 10266110520     20,350.00  05/26/96       04/26/11     178.82      05/26/96      84.8        11.150               233.22
 ML662 10266110612     27,833.25  05/03/96       04/03/11     178.06      07/03/96      89.6        11.940               334.97
 ML662 10266110658    195,500.00  06/01/96       05/01/11     179.00      06/01/96      85.0         9.400             1,629.63
 ML662 10266110669     19,277.01  05/22/96       04/22/11     178.68      07/22/96      78.5        10.690               181.15
 ML662 10266110708     15,000.00  06/03/96       05/03/11     179.05      06/03/96      74.3        13.750               197.25
 ML662 10266110713     84,000.00  05/24/96       04/24/11     178.75      06/24/96      70.0         9.990               736.54
 ML662 10266110721     41,500.00  05/03/96       04/03/11     178.06      06/03/96      86.1        12.350               507.45
 ML662 10266110922     53,600.00  05/26/96       04/26/11     178.82      05/26/96      72.4        10.900               506.40
 ML662 10266110925     76,500.00  06/01/96       05/01/11     179.00      06/01/96      90.0        10.850               719.87
 ML662 10266110931     24,946.18  05/25/96       04/25/11     178.78      06/25/96      89.4        10.900               282.58
 ML662 10266110952     27,099.12  05/26/96       04/26/11     178.82      06/26/96      89.8        11.400               267.17
 ML662 10266110979     21,358.00  06/01/96       05/01/11     179.00      06/01/96      84.8        11.740               252.77
 ML662 10266111078     21,500.00  05/19/96       04/19/11     178.59      05/19/96      90.0        12.090               259.28
 ML662 10266111098     73,000.00  06/01/96       05/01/16     239.00      06/01/96      66.3         9.950               702.05
 ML662 10266111103     65,000.00  06/01/96       05/01/16     239.00      06/01/96      79.9        13.250               773.13
 ML662 10266111118     25,880.09  06/01/96       05/01/11     179.00      07/01/96      87.4        11.000               295.52
 ML662 10266111126     30,000.00  06/01/96       05/01/11     179.00      06/01/96      70.5        12.000               308.58
 ML662 10266111419     72,550.00  06/07/96       05/07/11     179.18      06/07/96      69.0        10.150               644.73
 ML662 10266111427    126,000.00  06/01/96       05/01/26     359.00      06/01/96      90.0        10.400             1,143.16
 ML662 10266111444     45,700.00  06/01/96       05/01/11     179.00      06/01/96      90.0        11.000               435.21
 ML662 10266111476     29,702.00  05/10/96       04/10/11     178.29      05/10/96      75.0        11.690               350.57
 ML662 10266111477     50,700.00  06/01/96       05/01/11     179.00      06/01/96      74.5        13.190               568.38
 ML662 10266111668     98,892.93  05/23/96       04/23/11     178.72      06/23/96      86.0        11.500               980.39
 ML662 10266111685    192,000.00  06/01/96       05/01/16     239.00      06/01/96      80.0         9.850             1,833.80
 ML662 10266111703     49,619.05  06/01/96       05/01/11     179.00      07/01/96      85.0        11.950               595.78
 ML662 10266111764     43,864.12  06/01/96       05/01/11     179.00      07/01/96      83.5        12.450               540.88
 ML662 10266111785     12,572.20  06/01/96       05/01/11     179.00      07/01/96      78.2        13.750               146.80
 ML662 10266111841     75,517.61  06/03/96       05/03/11     179.05      07/03/96      80.0        10.700               702.87
 ML662 10266111856     63,750.00  06/07/96       05/07/11     179.18      06/07/96      85.0         9.900               681.17
 ML662 10266111876     12,459.57  06/03/96       05/03/11     179.05      07/03/96      76.1        10.950               141.68
 ML662 10266111897     31,210.00  05/22/96       04/22/11     178.68      05/22/96      89.9        11.150               357.68
 ML662 10266111948     66,100.00  06/10/96       05/10/11     179.28      06/10/96      89.8        10.150               716.39
 ML662 10266111973     92,000.00  06/01/96       05/01/26     359.00      06/01/96      80.0        12.950             1,014.11
 ML662 10266112064     24,000.00  06/01/96       05/01/11     179.00      06/01/96      86.0        11.150               275.05
 ML662 10266112106     86,400.00  06/01/96       05/01/11     179.00      06/01/96      80.0         9.900               751.84
 ML662 10266112131     18,000.00  06/01/96       05/01/11     179.00      06/01/96      79.5        13.100               200.52
 ML662 10266112174    145,000.00  06/07/96       05/07/11     179.18      06/07/96      79.7        12.700             1,806.07
 ML662 10266112269     20,000.00  06/01/96       05/01/11     179.00      06/01/96      83.8        12.450               212.68
 ML662 10266112312     44,270.00  06/07/96       05/07/26     359.18      06/07/96      89.3        10.400               401.65
 ML662 10266112314     30,000.00  06/08/96       05/08/11     179.21      06/08/96      77.9        10.750               336.28
 ML662 10266112331    104,300.00  06/02/96       05/02/11     179.01      06/02/96      74.9        11.450             1,028.90
 ML662 10266112372     70,400.00  05/24/96       04/24/11     178.75      05/24/96      79.9         9.950               754.37
 ML662 10266112551     84,000.00  05/25/96       04/25/11     178.78      05/25/96      80.0         9.900               730.96
 ML662 10266112593     65,500.00  05/26/96       04/26/11     178.82      05/26/96      49.6        11.990               673.24
 ML662 10266112801     89,600.00  06/03/96       05/03/26     359.05      06/03/96      80.0        13.950             1,058.10
 ML662 10266112834     15,900.00  06/01/96       05/01/16     239.00      06/01/96      54.8        13.750               194.84
 ML662 10266112915    108,000.00  06/01/96       05/01/11     179.00      06/01/96      80.0        10.500               987.92

                                                                         Page 20

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML662 10266113123   GAGLIARDI ANDREW          16 ASTOR DRIVE                MANALAPAN              NJ     07726         38,000.00
 ML662 10266113125   SANDS JAMES W             451 NE 155TH STREET ROAD      CITRA                  FL     32113         70,000.00
 ML662 10266113148   PLUMMER GARY J            8 BRIARWOOD LANE              WALDEN                 NY     12586         35,000.00
 ML662 10266113183   WEBSTER GERALD K          6243 SAUK TRAIL               SALINE                 MI     48176        138,600.00
 ML662 10266113197   JACKSON SCOTT M           11004 MAYFLOWER ROAD          SPRING HILL            FL     34608         59,500.00
 ML662 10266113199   RODRIGUES RICARDO M       201 GENERAL SOMERVELL ST NE   ALBUQUERQUE            NM     87112         68,004.00
 ML662 10266113388   BRIMLEY THOMAS E          680 EAST FAMILY CIRCLE        SANDY                  UT     84070         13,500.00
 ML662 10266113449   KENT J EDGAR              177 FIRWOOD DRIVE             BRIDGEVILLE            PA     15017        112,800.00
 ML662 10266113468   PERRYMAN CAROLYN          296 CHATTERTOWN PARKWAY       HARTSDALE              NY     10530         45,000.00
 ML662 10266113535   KUMOR RONALD M            5624 RIDDLE ROAD              HOLIDAY                FL     34690         76,600.00
 ML662 10266113546   LAUGHLIN ROLLAND E        1787 ASHTON DR                LEBANON                PA     17046        116,800.00
 ML662 10266113797   UMHOEFER LEONARD J JR     9725 SAN LORENZO WAY          PORT RICHEY            FL     34668         22,000.00
 ML662 10266113850   AL-JABERI KHALDOON        4826 MIDDLESEX                DEARBORN               MI     48126         62,900.00
 ML662 10266113920   PAGE JAMES M              15 17 SPRINGMEADOW DRIVE      KINGS PARK             NY     11754         62,000.00
 ML662 10266114006   MCWILLIAMS ROBBIN         1013 EAST GILBERT STREET      INDIANAPOLIS           IN     46227         77,000.00
       ----------------------------------------                                                                   ------------------
            139      Sale Total                                                                                       8,790,953.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML662 10266113123     37,949.35  04/21/96       03/21/16     237.63      06/21/96      80.2         9.990               366.46
 ML662 10266113125     69,774.41  06/07/96       05/07/11     179.18      07/07/96      67.3        11.150               674.57
 ML662 10266113148     35,000.00  06/01/96       05/01/16     239.00      06/01/96      71.3        10.150               341.24
 ML662 10266113183    138,600.00  05/25/96       04/25/26     358.78      05/25/96      87.7        10.900             1,309.46
 ML662 10266113197     59,500.00  06/03/96       05/03/26     359.05      06/03/96      85.0         9.600               504.66
 ML662 10266113199     67,930.48  06/01/96       05/01/11     179.00      07/01/96      84.9        11.750               686.44
 ML662 10266113388     13,493.68  06/01/96       05/01/11     179.00      07/01/96      89.2        11.250               131.12
 ML662 10266113449    112,800.00  06/03/96       05/03/11     179.05      06/03/96      80.0         9.900             1,205.26
 ML662 10266113468     45,000.00  06/01/96       05/01/06     119.00      06/01/96      83.0        10.500               607.21
 ML662 10266113535     76,600.00  06/08/96       05/08/11     179.21      06/08/96      78.9         9.050               619.10
 ML662 10266113546    116,800.00  06/06/96       05/06/16     239.15      06/06/96      80.0        10.990             1,204.80
 ML662 10266113797     22,000.00  06/01/96       05/01/08     143.00      06/01/96      76.6        11.450               281.67
 ML662 10266113850     62,900.00  06/06/96       05/06/11     179.15      06/06/96      85.0         9.900               672.08
 ML662 10266113920     62,000.00  06/08/96       05/08/11     179.21      06/08/96      74.8         9.500               647.42
 ML662 10266114006     76,801.29  06/01/96       05/01/26     359.00      07/01/96      89.0        10.900               727.48
                    ------------                            ------------               ----------------------------------------
                    8,786,719.12                              230.05                    78.1        10.897            87,939.47

                                                                         Page 21

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML663 10266082104   MCCALL KENNETH            124 SHERMAN PLACE             SOUTH ORANGE           NJ     07079         13,000.00
 ML663 10266088202   ROLA DOMINGOS V           1201 LEVICK STREET            PHILADELPHIA           PA     19149         55,300.00
 ML663 10266090023   MANCUSO CHRISTOPHER A     43 WILLIAM AVENUE             GREENSBURG             PA     15601         42,400.00
 ML663 10266102778   RIGOGLIOSO JOSEPH P       149 WOODSIDE AVENUE           BRIDGEPORT             CT     06606         77,400.00
 ML663 10266103491   MEHYAR BURHAN             144 EAST ROANOKE DRIVE        TOMS RIVER             NJ     08753        148,500.00
 ML663 10266104230   VUONO DARREN              575 ARLINGTON AVENUE          PHILLIPSBURG           NJ     08865         39,920.00
 ML663 10266104612   HAPANIEWSKI WILLIAM       1449 CENTER AVENUE            CHICAGO HEIGHTS        IL     60411         46,700.00
 ML663 10266104798   MARTINEZ DONALD J         6819 WEST 4085 SOUTH          WEST VALLEY CITY       UT     84120         29,074.00
 ML663 10266104869   RASMUSSEN MICHAEL J       14730 SW SURREY COURT         BEAVERTON              OR     97006         16,750.00
 ML663 10266105018   KIM DAVID                 476 KENORA DRIVE              MILLERSVILLE           MD     21108         60,000.00
 ML663 10266105707   GONZALEZ LETICIA MARIA    3665 ELM STREET               DENVER                 CO     80207         54,500.00
 ML663 10266105884   FIELDS STANLEY            4266 FOREST RIDGE ROAD NE     SILVERTON              OR     97381        123,800.00
 ML663 10266105972   BUCHANAN JON D            3527 SOUTH BENNETT STREET     SEATTLE                WA     98118         13,500.00
 ML663 10266106375   FLETCHER SANDRA L         9636 S GREENWOOD AVE          CHICAGO                IL     60628         55,800.00
 ML663 10266106441   ASH RAMI                  17 PINE HILL DRIVE            SOUTH SALEM            NY     10590        348,000.00
 ML663 10266106509   TRUJILLO JAMES D          1352 S IRVING STREET          DENVER                 CO     80219         15,000.00
 ML663 10266106515   TATE LARRY W              1248 RIVER BLUFF DRIVE        OAKDALE                CA     95361         20,050.00
 ML663 10266106635   ALLEYNE WISHART EMERSON   1722 DEAN STREET              BROOKLYN               NY     11213         20,000.00
 ML663 10266106998   ROUNDTREE MAMIE LOUISE    3800 65TH AVENUE              HYATTSVILLE            MD     20784        121,500.00
 ML663 10266107010   AUSTIN LESSIE MAE         1529 NORTH 55TH STREET        PHILADELPHIA           PA     19131         27,600.00
 ML663 10266107117   THOMAS EDDIE              4505 VALLEY BROOK DRIVE       COLLEGE PARK           GA     30349         70,300.00
 ML663 10266107201   OWEN STEPHEN R            4866 JUNIPER LANE             EVERGREEN              CO     80439         42,500.00
 ML663 10266107239   NEIL BRENT                165 WEST 200 NORTH            LINDON                 UT     84042         21,500.00
 ML663 10266107378   SABINO MICHAEL J          225 BILTMORE STREET           NORTH ARLINGTON        NJ     07031        145,000.00
 ML663 10266107624   GIRARDO JAMES N           3191 EAST BELL CANYON ROAD    SANDY                  UT     84092         36,075.00
 ML663 10266107625   BRAUN DAVID               2319 WEST 13145 SOUTH         RIVERTON               UT     84065         35,100.00
 ML663 10266107654   MUSSER SANDRA J           10122 TARPON DRIVE            TREASURE ISLAND        FL     33706         60,000.00
 ML663 10266107704   HUBBARD RAYMOND G         4478 CARPENTER BRIDGE ROAD    FELTON                 DE     19943        133,650.00
 ML663 10266107722   DICKENS KEITH P           5143 WEST DAKIN               CHICAGO                IL     60641         20,000.00
 ML663 10266107977   FISHER ROBERT L           285 MANATAWNY STREET          POTTSTOWN              PA     19464         50,400.00
 ML663 10266107990   KROMER ROSEMARY E         800 MARYLAND ST               WHITEHALL              PA     18052         56,400.00
 ML663 10266107995   HENEGHAN PAUL             48 ELLINGWOOD AVENUE          BILLERICA              MA     01821        100,000.00
 ML663 10266108049   MCCABE LEO E JR           296 PUMICE LOOP NE            RIO RANCHO             NM     87124         24,295.00
 ML663 10266108071   PESCE STEPHEN             11 WILLOW DRIVE               ENGLEWOOD CLIFFS       NJ     07632        310,000.00
 ML663 10266108172   RODRIQUEZ AUGUSTIN        170 WICKS ROAD                BRENTWOOD              NY     11717         83,000.00
 ML663 10266108215   SPRAGUE RONNY G           3744 WEST BUCKNELL DRIVE      HIGHLANDS RANCH        CO     80126         15,000.00
 ML663 10266108264   GILL BARBARA J            1070 COVENTRY WAY #A2 BLDG 3  MAHWAH                 NJ     07430         50,000.00
 ML663 10266108272   AGUILAR MERCY             172 WHITETAIL LANE            CENTRAL ISLIP          NY     11722        110,500.00
 ML663 10266108391   HIBBERT CONRAD            2 WYANOKE STREET              WHITE PLAINS           NY     10606         45,000.00
 ML663 10266108405   SCOTT KENT D              5509 SOUTH LISBON STREET      AURORA                 CO     80015         29,000.00
 ML663 10266108557   BRYANT ROBERT E           1722 SOUTH 300 EAST           KAYSVILLE              UT     84037         15,138.00
 ML663 10266108568   GRUBB RICHARD A           26005 WILKERSON ROAD          CONIFER                CO     80433         41,900.00
 ML663 10266108734   STACK WILLIAM N           1501 KATHLEEN WAY             ELK GROVE VILLAGE      IL     60007         38,400.00
 ML663 10266108842   SERINI JAMES PATRICK      344 VINEYARD AVENUE           HIGHLAND               NY     12528        139,500.00
 ML663 10266108854   IESO MICHAEL J DE         2264 SOUTHWEST 34TH WAY       FT LAUDERDALE          FL     33312         63,750.00
 ML663 10266108899   FORBES BILLIE J           7701 STARKEY ROAD BLDG 21     LARGO                  FL     34647         24,700.00
 ML663 10266108921   HOLMAN DELORIS M          8713 S. MERRILL               CHICAGO                IL     60617         18,000.00
 ML663 10266109077   DAVIS MARC J              3532 SOUTH GARDEN GATE DRIVE  WEST VALLEY CITY       UT     84120         26,000.00
 ML663 10266109210   ATKINSON TROYE H          5397 WEST LEWISCLARK          SALT LAKE CITY         UT     84118         10,747.00
 ML663 10266109277   ARMSTEAD WILLIAM D        268 SPRING DRIVE              PINE                   CO     80470         35,000.00
 ML663 10266109401   BURDETTE KELLY            1065 EAST SHARRON COURT       OGDEN                  UT     84404         46,289.00
 ML663 10266109429   GHERARDI RICHARD J        11 BONAC WOODS LANE           EAST HAMPTON           NY     11937         50,000.00
 ML663 10266109477   SEGUIN DIANE M            548 WEST 300 SOUTH            OREM                   UT     84058        126,000.00
 ML663 10266109504   CAROZZA FRANK             858 MIDLAND AVENUE            YONKERS                NY     10704        200,000.00
 ML663 10266109639   MILLER KIM                198 WEST 100 NORTH            HERRIMAN               UT     84065         17,119.00
 ML663 10266109650   DANVERS TRENT L           3868 SOUTH 400 EAST           SALT LAKE CITY         UT     84115         21,700.00
 ML663 10266109671   MAXWELL MARSHALL K        5024 NORTHWIND ROAD           LAS CRUCES             NM     88005        142,000.00
 ML663 10266109676   ALSAID MUHAMMAD           6826 HENRY AVENUE             PHILADELPHIA           PA     19128         90,000.00
 ML663 10266109701   LUND JOHN F               7326 SOUTH NUTREE DRIVE       SALT LAKE CITY         UT     84124        128,800.00
 ML663 10266109858   WILSON REGINALD SR        3917 STOKES DRIVE             BALTIMORE              MD     21229         56,250.00
 ML663 10266109869   TREMINS JOSEPH L          WEST ROAD BOX 3562            FORT ANN               NY     12827         48,100.00
 ML663 10266109883   SLANN RICHARD A           307 SOLAR DRIVE               COLORADO SPRINGS       CO     80903         13,000.00




                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML663 10266082104     12,506.84  09/14/95       08/14/05     110.40      06/14/96      79.9        12.990               194.03
 ML663 10266088202     54,066.92  07/14/95       06/14/10     168.39      07/14/96      73.7        10.990               526.22
 ML663 10266090023     42,327.08  11/20/95       10/20/10     172.60      06/20/96      80.0        12.750               460.76
 ML663 10266102778     77,400.00  06/08/96       05/08/11     179.21      06/08/96      60.0        10.490               707.43
 ML663 10266103491    148,034.65  05/04/96       04/04/11     178.09      06/04/96      90.0        10.650             1,375.07
 ML663 10266104230     39,888.74  06/02/96       05/02/26     359.01      07/02/96      80.0        11.950               409.09
 ML663 10266104612     46,700.00  06/15/96       05/15/16     239.44      06/15/96      54.9        11.500               498.02
 ML663 10266104798     29,074.00  04/04/96       03/04/11     177.07      06/04/96      83.8        12.700               362.14
 ML663 10266104869     16,750.00  06/10/96       05/10/11     179.28      06/10/96      88.6        11.150               191.96
 ML663 10266105018     59,783.68  04/01/96       03/01/11     177.00      07/01/96      45.4         9.600               508.90
 ML663 10266105707     54,500.00  06/08/96       05/08/11     179.21      06/08/96      67.2        11.500               539.71
 ML663 10266105884    123,800.00  06/06/96       05/06/11     179.15      06/06/96      79.5        11.000             1,178.98
 ML663 10266105972     13,500.00  06/01/96       05/01/11     179.00      06/01/96      89.3        11.650               135.24
 ML663 10266106375     55,800.00  06/13/96       05/13/16     239.38      06/13/96      71.5         8.800               494.89
 ML663 10266106441    348,000.00  06/01/96       05/01/26     359.00      06/01/96      66.9        10.800             3,261.60
 ML663 10266106509     15,000.00  06/01/96       05/01/11     179.00      06/01/96      79.2         9.840               159.73
 ML663 10266106515     20,005.08  05/22/96       04/22/11     178.68      06/22/96      81.1        11.500               234.22
 ML663 10266106635     20,000.00  06/13/96       05/13/11     179.38      06/13/96      62.7         9.900               213.70
 ML663 10266106998    121,500.00  05/24/96       04/24/26     358.75      06/24/96      90.0        10.650             1,125.06
 ML663 10266107010     27,600.00  06/15/96       05/15/26     359.44      06/15/96      80.0         9.900               240.17
 ML663 10266107117     70,300.00  06/08/96       05/08/11     179.21      06/08/96      78.1         9.990               755.02
 ML663 10266107201     42,500.00  06/07/96       05/07/11     179.18      06/07/96      72.4        11.350               492.44
 ML663 10266107239     21,325.21  05/05/96       04/05/11     178.13      07/05/96      76.4        10.690               199.73
 ML663 10266107378    145,000.00  06/03/96       05/03/11     179.05      06/03/96      72.5         9.990             1,271.41
 ML663 10266107624     36,024.19  05/03/96       04/03/11     178.06      07/03/96      89.8        11.950               369.68
 ML663 10266107625     35,023.48  05/02/96       04/02/11     178.03      07/02/96      89.9        11.950               359.69
 ML663 10266107654     59,951.56  06/01/96       05/01/11     179.00      07/01/96      80.0        10.490               548.40
 ML663 10266107704    133,650.00  06/10/96       05/10/26     359.28      06/10/96      90.0         9.600             1,133.57
 ML663 10266107722     20,000.00  06/16/96       05/16/16     239.47      06/16/96      70.7        11.850               218.13
 ML663 10266107977     50,400.00  06/09/96       05/09/11     179.24      06/09/96      70.0        11.500               588.77
 ML663 10266107990     56,400.00  06/13/96       05/13/11     179.38      06/13/96      89.9        10.240               504.98
 ML663 10266107995    100,000.00  06/01/96       05/01/11     179.00      06/01/96      74.6         9.900             1,068.50
 ML663 10266108049     24,295.00  06/03/96       05/03/11     179.05      06/03/96      80.0        12.350               297.07
 ML663 10266108071    310,000.00  06/14/96       05/14/11     179.41      06/14/96      84.9         9.400             2,584.06
 ML663 10266108172     82,933.00  04/19/96       03/19/11     177.57      06/19/96      88.2        10.500               759.23
 ML663 10266108215     15,000.00  06/01/96       05/01/11     179.00      06/01/96      79.1        13.250               192.26
 ML663 10266108264     50,000.00  06/07/96       05/07/11     179.18      06/07/96      38.1        10.650               557.36
 ML663 10266108272    110,500.00  06/02/96       05/02/26     359.01      06/02/96      85.0        11.000             1,052.32
 ML663 10266108391     44,866.02  05/10/96       04/10/11     178.29      06/10/96      73.9        10.650               501.62
 ML663 10266108405     29,000.00  06/13/96       05/13/11     179.38      06/13/96      81.1        12.200               302.77
 ML663 10266108557     15,079.48  04/20/96       03/20/11     177.60      06/20/96      89.8        12.350               185.10
 ML663 10266108568     41,900.00  06/06/96       05/06/11     179.15      06/06/96      89.8        11.400               486.81
 ML663 10266108734     38,400.00  06/13/96       05/13/16     239.38      06/13/96      84.9         9.500               357.94
 ML663 10266108842    139,500.00  06/09/96       05/09/26     359.24      06/09/96      87.1        10.240             1,249.02
 ML663 10266108854     63,750.00  06/02/96       05/02/26     359.01      06/02/96      85.0         9.850               552.40
 ML663 10266108899     24,700.00  06/10/96       05/10/06     119.28      06/10/96      65.0        13.450               375.38
 ML663 10266108921     18,000.00  06/14/96       05/14/16     239.41      06/14/96      78.8        10.250               176.70
 ML663 10266109077     25,973.07  04/20/96       03/20/11     177.60      05/20/96      84.9        13.750               341.90
 ML663 10266109210     10,715.03  04/26/96       03/26/11     177.80      06/26/96      85.0        12.940               135.55
 ML663 10266109277     35,000.00  06/01/96       05/01/11     179.00      06/01/96      82.2        10.150               379.33
 ML663 10266109401     46,289.00  04/27/96       03/27/11     177.83      05/27/96      84.2        12.940               583.84
 ML663 10266109429     50,000.00  06/13/96       05/13/11     179.38      06/13/96      71.4        13.100               557.01
 ML663 10266109477    126,000.00  06/03/96       05/03/11     179.05      06/03/96      78.7        10.450             1,147.86
 ML663 10266109504    200,000.00  06/03/96       05/03/11     179.05      06/03/96      88.8        10.500             1,829.48
 ML663 10266109639     17,119.00  04/22/96       03/22/11     177.67      05/22/96      69.9        12.900               188.03
 ML663 10266109650     21,602.12  05/19/96       04/19/11     178.59      06/19/96      89.8        12.350               229.07
 ML663 10266109671    141,979.13  05/12/96       04/12/11     178.36      06/12/96      80.0        10.450             1,293.62
 ML663 10266109676     90,000.00  05/09/96       04/09/26     358.26      06/09/96      90.0        10.240               805.82
 ML663 10266109701    128,800.00  06/06/96       05/06/11     179.15      06/06/96      80.0        10.700             1,197.49
 ML663 10266109858     56,250.00  06/03/96       05/03/26     359.05      06/03/96      75.0        12.000               578.59
 ML663 10266109869     48,100.00  05/23/96       04/23/16     238.72      06/23/96      65.0        13.750               589.42
 ML663 10266109883     13,000.00  06/01/96       05/01/11     179.00      06/01/96      73.5        12.250               158.12

                                                                         Page 22

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML663 10266109922   CHANCY WILLIAM E          4450 CAROLYN DRIVE            COLORADO SPRINGS       CO     80916         73,600.00
 ML663 10266109981   HERBERT BERNARD           10461 BONITA                  DETROIT                MI     48202         35,000.00
 ML663 10266110053   BRIMHALL RICHARD D        4944 SOUTH 4940 WEST          SALT LAKE CITY         UT     84118         15,000.00
 ML663 10266110059   FRANK PAUL MILTON III     9840 DELRAY DRIVE             NEW PORT RICHEY        FL     34654         76,415.00
 ML663 10266110255   MACKEY JAMES H            12789 RED DOG ROAD            NEVADA CITY            CA     95959         75,000.00
 ML663 10266110269   GARCIA RAY                767 WEST FREMONT AVENUE       SALT LAKE CITY         UT     84104         19,000.00
 ML663 10266110318   CHIDESTER LIONEL TRENT    4525 WEST 5460 SOUTH          SALT LAKE CITY         UT     84118         61,100.00
 ML663 10266110486   HARAK FRANK               822 MADISON AVENUE            LANGHORNE              PA     19047         23,860.00
 ML663 10266110521   MUNIZ STEVEN E            114 CHERRY CIRCLE             FOUNTAIN               CO     80817         26,100.00
 ML663 10266110547   PAPPAS PETER              3143 SOUTH NORMAL             CHICAGO                IL     60616         56,700.00
 ML663 10266110605   PATTERSON LANCE T         329 EAST 950 NORTH            LEHI                   UT     84043         30,800.00
 ML663 10266110651   REID KIM WAYNE            103 WEST SUNSET VIEW CIRCLE   CENTERVILLE            UT     84014         66,600.00
 ML663 10266110699   MCCRARY CHRISTY M         1949 SOUTH 200 EAST           CLEARFIELD             UT     84015         25,000.00
 ML663 10266110723   STEINAGEL LANE O          1807 WEST 380 SOUTH           PROVO                  UT     84601         42,983.00
 ML663 10266110769   MCCORMACK DEBORAH         3223 AMHERST AVENUE           LORAIN                 OH     44052         68,400.00
 ML663 10266110777   CLARK RANDALL S           507 W 33RD ST                 CONNERSVILLE           IN     47331         40,800.00
 ML663 10266110812   PETTORINO JOHN            26 CAROL AVENUE               MANORVILLE             NY     11949         23,200.00
 ML663 10266110829   TERKELSON KENNY           487 NORTH GRAMERCY AVE        OGDEN                  UT     84404         29,000.00
 ML663 10266110896   CLENDENIN CRAIG R         2217 NORTH 1300 WEST          CLINTON                UT     84015         19,154.00
 ML663 10266110903   MONTOYA JAMES A           4954 WEST 6440 SOUTH          WEST JORDAN            UT     84084         12,089.00
 ML663 10266110910   REID PAMELA M             1349 MUIRFOREST DRIVE         STONE MOUNTAIN         GA     30088         15,000.00
 ML663 10266110926   HANLON MARCELYN K         9225 SOUTHWEST ELROSE COURT   TIGARD                 OR     97224         62,388.00
 ML663 10266110927   BRENNER CLARENCE L        30 GREENWOOD WAY              MONTEREY               CA     93940         60,000.00
 ML663 10266110937   MORROW ANNIE RUTH         1633 7TH STREET SOUTH         SAINT PETERSBURG       FL     33701         26,250.00
 ML663 10266110946   KNELL PATRICIA A          766 EAST HARRISON AVENUE      SALT LAKE CITY         UT     84105         22,450.00
 ML663 10266110990   ANTHONY WILLIAM M         5865 CRESTMONT AVENUE         CLEARWATER             FL     34620         72,000.00
 ML663 10266111138   WALKER JOSEPH P           1410 CEDAR STREET             PUEBLO                 CO     81004         65,450.00
 ML663 10266111170   ALLEN G BUDD              204 EAST 1250 NORTH           LAYTON                 UT     84041         12,300.00
 ML663 10266111194   BEACH HOWARD L JR         3013 BRODKIN AVENUE           FORT WASHINGTON        MD     20744        129,700.00
 ML663 10266111197   DALY ROBERT A             4735 S PEARL STREET           ENGLEWOOD              CO     80110         34,000.00
 ML663 10266111346   VOGEL DENNIS V            6338 WEST WAVELAND            CHICAGO                IL     60634         65,000.00
 ML663 10266111383   RETTIG ALFONSO E          5016 NORBECK ROAD             ROCKVILLE              MD     20853        138,102.00
 ML663 10266111388   BENDER MARK               15 THE LOCH                   ROSLYN ESTATES         NY     11576        152,100.00
 ML663 10266111417   COOKE MELINDA S           206 EAST FLOYD AVENUE         LAKE MARY              FL     32746         22,000.00
 ML663 10266111458   STOCKL ROBERT             1205 SALEM AVENUE             HILLSIDE               NJ     07205        108,500.00
 ML663 10266111466   FISHER STEPHEN RAND       5524 SOUTH 3335 WEST          SALT LAKE CITY         UT     84118         22,000.00
 ML663 10266111472   GLAZE JOSEPH E            3919 SOUTH 6285 WEST          WEST VALLEY CITY       UT     84120         28,124.00
 ML663 10266111532   LEWIS JERRY DUANE         501 BLOSSOM FIELD ROAD        FOUNTAIN               CO     80817         12,038.00
 ML663 10266111542   LANGDON BARBARA J         3602 WINDFLOWER CIRCLE        COLORADO SPRINGS       CO     80918         35,000.00
 ML663 10266111694   ROGOZINSKI ANTHONY JOSEPH 83 OLD COUNTRY ROAD           EAST QUOGUE            NY     11942         27,000.00
 ML663 10266111718   HOFFENBERG STEVEN         100 WESTFIELD ROAD            WHITE PLAINS           NY     10605        165,500.00
 ML663 10266111746   BELMONT DANIEL C          1695 WEST 380 SOUTH           PROVO                  UT     84601         12,815.00
 ML663 10266111749   EBERT KIRK H              802 EAST GRENOBLE DRIVE       MIDVALE                UT     84047         13,348.00
 ML663 10266111753   SCULLY THOMAS J           5 ROSLYN STREET               ISLIP TERRACE          NY     11752         35,000.00
 ML663 10266111762   HILLRIEGEL JAMES          431 WEST BROAD WAY            MONTICELLO             NY     12701         55,250.00
 ML663 10266111777   ROTOLO FRANK P            1385 NOVA COURT SE            RIO RANCHO             NM     87124         71,800.00
 ML663 10266111782   CARLES SHERLYN R          9873 ZEPHYR DRIVE             BROOMFIELD             CO     80021        144,000.00
 ML663 10266111825   FANNING BERNADINE L       3240 RIDGEWOOD AVENUE         ASHTABULA              OH     44004         60,000.00
 ML663 10266111890   OZDEMIR ZEYNEP            11894 EAST WESLEY AVENUE      AURORA                 CO     80014         49,660.00
 ML663 10266111956   WAGONER BRADLEY F VAN     889 WEST RIVERBEND DRIVE      MURRAY                 UT     84123         38,700.00
 ML663 10266112046   HUNTER KEVIN T            8472 WOODCREEK DRIVE          FLORENCE               KY     41042        126,700.00
 ML663 10266112121   KUTZ DAVID J              18 WORTHINGTON AVENUE         BELLMAWR               NJ     08031         67,200.00
 ML663 10266112187   GRAY JOHN L               3335 SOUTH CORONA STREET      ENGLEWOOD              CO     80110        102,000.00
 ML663 10266112190   ROBINSON AMY MELINDA      1443 SOUTH LINCOLN STREET     SALT LAKE CITY         UT     84105         42,000.00
 ML663 10266112191   STARK CAROL G             1099 EAGLE STREET             AURORA                 CO     80011         11,000.00
 ML663 10266112226   DUNN EMILY A              7132 SOUTH WINCHESTER         CHICAGO                IL     60636         28,000.00
 ML663 10266112290   WEICKSEL MICKEY A         1667 OLD PHILADELPHIA PIKE    LANCASTER              PA     17602         34,700.00
 ML663 10266112302   MEYER NORBERT             8732 PAWNEE ROAD              PARKER                 CO     80134         51,743.00
 ML663 10266112324   COLES CRAIG K             875 SOUTH 900 EAST            SPANISH FORK           UT     84660         31,666.00
 ML663 10266112450   BOORAZANES WILLIAM J      915 SOUTH LOOMIS              CHICAGO                IL     60607         75,000.00
 ML663 10266112452   GROSS DALE D              3140 RICHLAND LANE            AURORA                 IL     60504         40,000.00
 ML663 10266112516   SABATINO MARGARET RITA    RD 1 BOX 115D SINPATCH ROAD   WASSAIC                NY     12592         38,000.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML663 10266109922     73,600.00  06/13/96       05/13/26     359.38      06/13/96      80.0        13.250               828.57
 ML663 10266109981     35,000.00  06/13/96       05/13/11     179.38      06/13/96      68.6        11.990               359.75
 ML663 10266110053     15,000.00  05/16/96       04/16/16     238.49      06/16/96      89.7        12.350               168.84
 ML663 10266110059     76,415.00  06/07/96       05/07/26     359.18      06/07/96      85.0        11.150               736.39
 ML663 10266110255     74,969.38  05/23/96       04/23/11     178.72      06/23/96      52.7        12.350               791.72
 ML663 10266110269     19,000.00  05/01/96       04/01/11     178.00      06/01/96      80.2        12.940               239.65
 ML663 10266110318     61,100.00  05/02/96       04/02/26     358.03      05/02/96      65.0        15.600               801.97
 ML663 10266110486     23,860.00  06/06/96       05/06/11     179.15      06/06/96      89.9        10.740               267.31
 ML663 10266110521     26,100.00  06/10/96       05/10/11     179.28      06/10/96      76.5        13.750               343.21
 ML663 10266110547     56,505.65  06/06/96       05/06/16     239.15      07/06/96      50.1        11.600               608.58
 ML663 10266110605     30,800.00  05/03/96       04/03/11     178.06      06/03/96      73.2        11.690               363.53
 ML663 10266110651     65,921.02  05/25/96       04/25/11     178.78      07/25/96      84.9        12.650               718.55
 ML663 10266110699     25,000.00  06/03/96       05/03/11     179.05      06/03/96      87.2        10.150               270.95
 ML663 10266110723     42,983.00  05/04/96       04/04/11     178.09      05/04/96      89.3        11.940               514.21
 ML663 10266110769     68,400.00  06/14/96       05/14/26     359.41      06/14/96      90.0        10.550               628.24
 ML663 10266110777     40,800.00  06/07/96       05/07/26     359.18      06/07/96      85.0        11.500               404.04
 ML663 10266110812     23,200.00  06/08/96       05/08/11     179.21      06/08/96      78.3        13.100               295.06
 ML663 10266110829     28,874.92  05/04/96       04/04/11     178.09      06/04/96      87.0        11.940               346.93
 ML663 10266110896     19,154.00  05/09/96       04/09/11     178.26      06/09/96      79.5        14.850               266.11
 ML663 10266110903     12,089.00  05/04/96       04/04/11     178.09      06/04/96      90.0        12.350               147.82
 ML663 10266110910     15,000.00  06/08/96       05/08/11     179.21      06/08/96      78.7        10.990               170.40
 ML663 10266110926     62,388.00  06/08/96       05/08/11     179.21      06/08/96      84.4        12.450               663.42
 ML663 10266110927     59,994.15  06/01/96       05/01/11     179.00      07/01/96      68.3        12.000               617.17
 ML663 10266110937     26,250.00  06/13/96       05/13/11     179.38      06/13/96      75.0         9.650               276.49
 ML663 10266110946     22,450.00  06/08/96       05/08/11     179.21      06/08/96      90.0        11.000               255.17
 ML663 10266110990     72,000.00  06/07/96       05/07/26     359.18      06/07/96      79.6        10.750               672.11
 ML663 10266111138     65,450.00  06/10/96       05/10/26     359.28      06/10/96      81.8        11.500               648.15
 ML663 10266111170     12,300.00  05/04/96       04/04/11     178.09      06/04/96      75.9        12.940               155.14
 ML663 10266111194    129,700.00  05/25/96       04/25/26     358.78      05/25/96      85.8        10.200             1,157.43
 ML663 10266111197     34,000.00  06/08/96       05/08/11     179.21      06/08/96      84.8         9.850               362.25
 ML663 10266111346     65,000.00  06/10/96       05/10/16     239.28      06/10/96      45.7        10.600               653.32
 ML663 10266111383    138,102.00  06/07/96       05/07/11     179.18      06/07/96      80.9        10.500             1,263.27
 ML663 10266111388    152,100.00  06/13/96       05/13/16     239.38      06/13/96      79.9         9.750             1,442.69
 ML663 10266111417     21,939.05  06/01/96       05/01/11     179.00      07/01/96      79.9        12.250               267.59
 ML663 10266111458    108,500.00  06/14/96       05/14/11     179.41      06/14/96      70.0         8.990               872.24
 ML663 10266111466     21,902.25  05/09/96       04/09/11     178.26      06/09/96      72.9        11.690               259.67
 ML663 10266111472     27,994.65  05/09/96       04/09/11     178.26      06/09/96      80.6        15.000               393.62
 ML663 10266111532     12,038.00  06/14/96       05/14/11     179.41      06/14/96      90.0        11.400               139.86
 ML663 10266111542     35,000.00  06/07/96       05/07/11     179.18      06/07/96      39.3        11.750               353.29
 ML663 10266111694     27,000.00  06/08/96       05/08/11     179.21      06/08/96      82.9        12.000               324.05
 ML663 10266111718    165,500.00  06/14/96       05/14/16     239.41      06/14/96      74.5        11.100             1,719.55
 ML663 10266111746     12,806.55  05/10/96       04/10/11     178.29      06/10/96      86.7        12.350               156.70
 ML663 10266111749     13,320.08  05/10/96       04/10/11     178.29      06/10/96      89.8        12.350               163.22
 ML663 10266111753     35,000.00  06/15/96       05/15/11     179.44      06/15/96      85.1        12.450               430.24
 ML663 10266111762     55,224.86  06/01/96       05/01/26     359.00      07/01/96      85.0        11.500               547.14
 ML663 10266111777     71,800.00  06/02/96       05/02/11     179.01      06/02/96      80.0        10.450               654.10
 ML663 10266111782    144,000.00  06/02/96       05/02/26     359.01      06/02/96      80.0        12.600             1,548.03
 ML663 10266111825     60,000.00  06/06/96       05/06/16     239.15      06/06/96      74.0        11.990               660.23
 ML663 10266111890     49,660.00  06/01/96       05/01/11     179.00      06/01/96      80.5        10.700               555.11
 ML663 10266111956     38,616.88  05/10/96       04/10/11     178.29      06/10/96      89.9        11.950               463.22
 ML663 10266112046    126,700.00  06/14/96       05/14/26     359.41      06/14/96      79.1        10.150             1,125.95
 ML663 10266112121     67,200.00  06/07/96       05/07/11     179.18      06/07/96      80.0        13.000               743.37
 ML663 10266112187    102,000.00  06/06/96       05/06/26     359.15      06/06/96      89.4        11.150               982.95
 ML663 10266112190     42,000.00  06/08/96       05/08/11     179.21      06/08/96      57.1        11.850               427.17
 ML663 10266112191     11,000.00  06/01/96       05/01/11     179.00      06/01/96      78.7        14.000               130.34
 ML663 10266112226     28,000.00  06/13/96       05/13/16     239.38      06/13/96      50.9        11.250               293.79
 ML663 10266112290     34,700.00  06/10/96       05/10/11     179.28      06/10/96      85.0        12.200               420.93
 ML663 10266112302     51,743.00  06/06/96       05/06/11     179.15      06/06/96      85.0        12.700               560.27
 ML663 10266112324     31,666.00  05/16/96       04/16/11     178.49      06/16/96      89.9        11.940               378.82
 ML663 10266112450     75,000.00  06/08/96       05/08/11     179.21      06/08/96      42.8         9.990               657.62
 ML663 10266112452     40,000.00  06/14/96       05/14/16     239.41      06/14/96      88.6        11.000               412.88
 ML663 10266112516     38,000.00  06/13/96       05/13/16     239.38      06/13/96      84.8        12.200               423.72

                                                                         Page 23

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML663 10266112553   INGLEBY RICHARD T JR      629 NORTH 800 WEST            SALT LAKE CITY         UT     84116         20,036.00
 ML663 10266112558   FINDLAY SCOTT R           1209 WEST 1750 NORTH          CLINTON                UT     84015         38,000.00
 ML663 10266112563   GARCIA GREGORY A          5919 SOUTH RED ZINC DRIVE     SALT LAKE CITY         UT     84118         17,000.00
 ML663 10266112595   MARTIN SHIRLEY K          9940 7TH WAY NORTH BLDG 20-10 SAINT PETERSBURG       FL     33702         31,800.00
 ML663 10266112596   RINGEL HERBERT P          385 SILAS COURT               SPRING HILL            FL     34609         54,250.00
 ML663 10266112622   SANCHEZ ALAN              4150 SANDBERG DRIVE           COLORADO SPRINGS       CO     80911         20,137.00
 ML663 10266112675   GILLETT THERESE A         3140 LONDON DRIVE             OLYMPIA FIELDS         IL     60461         46,800.00
 ML663 10266112728   WATKINS WAYNE             5270 EAST HOLCOMB STREET      CASTLE ROCK            CO     80104         27,450.00
 ML663 10266112751   MIKO DANIEL               13237 MOLITOR CT              HUDSON                 FL     34669         37,000.00
 ML663 10266112762   ZUSPAN ROBERT J           5045 WEST 6600 SOUTH          WEST JORDAN            UT     84084         26,352.00
 ML663 10266112766   CRAGUN RANDY L            754 EAST 1175 NORTH           OGDEN                  UT     84404         19,800.00
 ML663 10266112767   EBER THOMAS A             15432 N 23RD AVENUE           PHOENIX                AZ     85023         21,500.00
 ML663 10266112935   ZAMILUS BERTHONY          5368 BURGNER STREET           PORT CHARLOTTE         FL     33981         48,000.00
 ML663 10266112975   RIEBESEHL GREG A          7814 E MONTE VISTA ROAD       SCOTTSDALE             AZ     85257         25,000.00
 ML663 10266113026   PALMER ROBIN              4930 OCEANA DRIVE             FLORENCE               OR     97439         31,000.00
 ML663 10266113145   WENTZ KENNETH J           7708 GARDEN LANE              JUSTICE                IL     60458        104,000.00
 ML663 10266113206   NIELSEN CYNTHIA A         1660 SUMMERDALE DR            CLEARWATER             FL     34624         12,500.00
 ML663 10266113306   HARRINGTON ROOSEVELT      1248 NORTH MASON              CHICAGO                IL     60651         80,700.00
 ML663 10266113349   KARWOSKI HENRY A          108 6TH STREET                SOMERSET               NJ     08873        110,000.00
 ML663 10266113558   BUENO JOSEPH              6645 PRESIDENT AVENUE         COLORADO SPRINGS       CO     80911         71,200.00
 ML663 10266113564   ANDERSON WILLIAM JR       960 WICKS DRIVE               PALM HARBOR            FL     34684         75,200.00
 ML663 10266113570   BALLARD JESSE JR          151 BANISTER AVENUE           ABERDEEN               MD     21001         63,900.00
 ML663 10266113590   HOKO SIONE S              1396 SOUTH STEWART STREET     SALT LAKE CITY         UT     84104         20,294.00
 ML663 10266113601   KOPESCHKA JOHN D          7314 SOUTH WEBSTER STREET     LITTLETON              CO     80123         44,750.00
 ML663 10266113622   CAREY STEVE L             301 EAST CANNON STREET        LAFAYETTE              CO     80026         64,500.00
 ML663 10266113783   BELL LEROY                737 BENTLEY LANE              SOMERDALE              NJ     08083         70,000.00
 ML663 10266113804   SPIDELL WAYNE K           4120 KILBANNON WAY            DUBLIN                 OH     43016         23,400.00
 ML663 10266113805   OVERMAN PAUL D            5257 WEST BEGONIA CIRCLE      WEST JORDAN            UT     84084         22,475.00
 ML663 10266113808   BROWN RODNEY K            478 MANOR ROAD                ARNOLD                 MD     21012         14,250.00
 ML663 10266113944   ELLIOT MARY C             3686 SOUTH 8300 WEST          MAGNA                  UT     84044         23,325.00
 ML663 10266113947   ARCHER DAVID W            2126 EAST NEW HORIZON DRIVE   SANDY                  UT     84093         15,000.00
 ML663 10266113951   GROVER MARJORIE           816 WEST 2450 NORTH           LAYTON                 UT     84041         11,167.00
 ML663 10266114019   GURULE ROSE               11569 CLAYTON STREET          THORNTON               CO     80233        138,550.00
 ML663 10266114024   LINTON BRENT L            3749 WEST CHRISTY HILL WAY    SALT LAKE CITY         UT     84118         34,800.00
 ML663 10266114192   KLUGMAN KRYSTYNA D        28180 ROLLCREST               FARMINGTON HILLS       MI     48334        152,000.00
 ML663 10266114199   LATOUR ANDREI M           RD #3 BOX 12                  POLK                   PA     16342         28,000.00
 ML663 10266114244   MAW JOHN C                1290 SHERIDAN DRIVE           OGDEN                  UT     84404         13,600.00
 ML663 10266114247   SEQUEIRA JERRY            750 S SODERQUIST ROAD         TURLOCK                CA     95380         47,370.00
 ML663 10266114282   DENIS BESSIE              784 WINDING WILLOW DRIVE      PALM HARBOR            FL     34683         58,000.00
 ML663 10266114588   KURTZ ROBERT K            8735 SOUTH 1595 EAST          SANDY                  UT     84093         33,500.00
 ML663 10266114602   MARTIN LORNA              598 TRAILER ROAD              NEW HOLLAND            PA     17557         65,000.00
 ML663 10266114638   PASTORE SCARLETT G        1321 SOUTH MAGNOLIA WAY       DENVER                 CO     80224         23,700.00
 ML663 10266114731   WATSON EDDIE W            8511 E. 34TH ST.              INDIANAPOLIS           IN     46226         60,300.00
 ML663 10266114819   MELLOR BLAKE KENT         6908 SOUTH 85 EAST            MIDVALE                UT     84047         33,000.00
 ML663 10266114826   EPPLEY MICHAEL J          2590 WEST 6075 SOUTH          ROY                    UT     84067         20,000.00
 ML663 10266115374   MENDEZ COSME R            1480 WEST BELL AVENUE         SALT LAKE CITY         UT     84104         26,000.00
 ML663 10266115380   STANWORTH HOWARD WAYNE    7015 WEST BELLO AVENUE        WEST VALLEY CITY       UT     84120         12,100.00
       ----------------------------------------                                                                   ------------------
            171      Sale Total                                                                                       9,378,898.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML663 10266112553     20,036.00  05/16/96       04/16/11     178.49      05/16/96      79.6        14.850               278.37
 ML663 10266112558     38,000.00  05/16/96       04/16/11     178.49      05/16/96      81.3        12.940               479.29
 ML663 10266112563     17,000.00  05/17/96       04/17/11     178.52      06/17/96      84.6        12.350               207.87
 ML663 10266112595     31,800.00  06/01/96       05/01/16     239.00      06/01/96      60.0        11.990               349.92
 ML663 10266112596     54,250.00  06/10/96       05/10/11     179.28      06/10/96      74.8        11.250               526.91
 ML663 10266112622     20,137.00  06/13/96       05/13/16     239.38      06/13/96      85.0        12.250               225.25
 ML663 10266112675     46,800.00  06/10/96       05/10/11     179.28      06/10/96      74.9        12.490               576.52
 ML663 10266112728     27,450.00  06/03/96       05/03/11     179.05      06/03/96      84.9        12.700               341.91
 ML663 10266112751     37,000.00  06/10/96       05/10/11     179.28      06/10/96      63.7         9.650               389.72
 ML663 10266112762     26,352.00  05/17/96       04/17/11     178.52      05/17/96      84.7        12.540               282.06
 ML663 10266112766     19,778.66  05/17/96       04/17/11     178.52      06/17/96      89.8        12.350               242.11
 ML663 10266112767     21,500.00  06/13/96       05/13/11     179.38      06/13/96      88.9        11.250               247.75
 ML663 10266112935     48,000.00  06/10/96       05/10/11     179.28      06/10/96      66.9        11.650               565.32
 ML663 10266112975     25,000.00  06/06/96       05/06/11     179.15      06/06/96      84.6        12.700               311.39
 ML663 10266113026     31,000.00  06/07/96       05/07/11     179.18      06/07/96      85.0        12.450               329.65
 ML663 10266113145    104,000.00  06/08/96       05/08/11     179.21      06/08/96      80.0        12.200             1,085.79
 ML663 10266113206     12,500.00  06/13/96       05/13/11     179.38      06/13/96      79.5        11.650               147.22
 ML663 10266113306     80,700.00  06/15/96       05/15/16     239.44      06/15/96      84.9         9.250               739.10
 ML663 10266113349    110,000.00  06/13/96       05/13/11     179.38      06/13/96      61.1         9.650               937.00
 ML663 10266113558     71,200.00  06/06/96       05/06/11     179.15      06/06/96      80.0        10.500               651.29
 ML663 10266113564     75,200.00  06/13/96       05/13/26     359.38      06/13/96      80.0        12.750               817.19
 ML663 10266113570     63,900.00  06/13/96       05/13/16     239.38      06/13/96      90.0        11.150               666.10
 ML663 10266113590     20,288.11  05/23/96       04/23/11     178.72      06/23/96      84.3        12.690               252.64
 ML663 10266113601     44,750.00  06/07/96       05/07/11     179.18      06/07/96      83.1        10.400               491.90
 ML663 10266113622     64,500.00  06/06/96       05/06/11     179.15      06/06/96      75.0        11.350               631.37
 ML663 10266113783     70,000.00  06/01/96       05/01/11     179.00      06/01/96      50.0        12.250               733.53
 ML663 10266113804     23,400.00  06/10/96       05/10/16     239.28      06/10/96      89.9        10.750               237.56
 ML663 10266113805     22,433.40  05/24/96       04/24/11     178.75      06/24/96      88.9        12.350               274.82
 ML663 10266113808     14,196.58  06/06/96       05/06/11     179.15      07/06/96      80.4        13.490               184.92
 ML663 10266113944     23,325.00  05/26/96       04/26/11     178.82      05/26/96      89.9        12.350               285.21
 ML663 10266113947     15,000.00  05/24/96       04/24/11     178.75      05/24/96      59.0        13.600               195.75
 ML663 10266113951     11,162.04  05/24/96       04/24/11     178.75      06/24/96      84.9        12.840               140.12
 ML663 10266114019    138,550.00  06/08/96       05/08/26     359.21      06/08/96      85.0        10.900             1,308.99
 ML663 10266114024     34,800.00  06/06/96       05/06/11     179.15      06/06/96      84.9        11.400               404.32
 ML663 10266114192    152,000.00  06/08/96       05/08/11     179.21      06/08/96      80.4        10.700             1,699.10
 ML663 10266114199     28,000.00  06/17/96       05/17/11     179.51      06/17/96      70.0         9.250               288.17
 ML663 10266114244     13,600.00  05/26/96       04/26/11     178.82      05/26/96      89.8        11.940               162.70
 ML663 10266114247     47,370.00  06/08/96       05/08/11     179.21      06/08/96      79.9        10.150               420.97
 ML663 10266114282     58,000.00  06/13/96       05/13/11     179.38      06/13/96      83.3        12.500               714.86
 ML663 10266114588     33,500.00  06/01/96       05/01/16     239.00      06/01/96      77.8        14.850               437.42
 ML663 10266114602     65,000.00  06/08/96       05/08/11     179.21      06/08/96      63.7        10.500               594.58
 ML663 10266114638     23,700.00  06/14/96       05/14/11     179.41      06/14/96      84.9        12.700               256.62
 ML663 10266114731     60,300.00  06/10/96       05/10/26     359.28      06/10/96      84.9        11.500               597.15
 ML663 10266114819     33,000.00  06/01/96       05/01/11     179.00      06/01/96      67.5        11.690               389.50
 ML663 10266114826     20,000.00  06/01/96       05/01/11     179.00      06/01/96      82.9        12.340               244.43
 ML663 10266115374     26,000.00  06/06/96       05/06/11     179.15      06/06/96      79.8        11.740               307.71
 ML663 10266115380     12,100.00  06/06/96       05/06/11     179.15      06/06/96      87.9        12.840               151.82
                    ------------                           ------------                ----------------------------------------
                    9,373,958.51                              232.19                    78.1        11.130            95,280.41

                                                                         Page 24

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML664 10266101695   DEGNAN ELIZABETH A WOLF   677 PRINCETON AVENUE          METEDECONK             NJ     08724        155,000.00
 ML664 10266102838   SKARBNIK EDWARD M         14 SHERWOOD PLACE             WEST ORANGE            NJ     07052        123,000.00
 ML664 10266103609   DEVITO GEORGE             59-14 PARSON BOULEVARD        FRESH MEADOWS          NY     11365         32,000.00
 ML664 10266103696   BOWES BRENDAN             43 77 166TH STREET            FLUSHING               NY     11358         54,600.00
 ML664 10266104890   COLE KISLAND              137-38 225TH STREET           LAURELTON              NY     11413         33,000.00
 ML664 10266104929   WALLACE TALBERT M         631 HAVERFORD ROAD            HAVERFORD              PA     19041         80,000.00
 ML664 10266105271   PIERPONT BEN A            353 EAST NORTH BROADWAY       COLUMBUS               OH     43214         28,900.00
 ML664 10266105332   BAKER REYNOLD L           848 SOUTH 175 WEST            BOUNTIFUL              UT     84010         18,000.00
 ML664 10266105454   SHNAYDERMAN MIKHAIL       1024 LANCASTER AVENUE         BROOKLYN               NY     11223         35,000.00
 ML664 10266105686   PYRA FRANCIS              165 RULAND ROAD               SELDEN                 NY     11784         99,500.00
 ML664 10266106513   WHEELER KIM G             4 NORTH CAYUGA STREET         UNION SPRINGS          NY     13160        191,250.00
 ML664 10266106776   ESATTO PAUL J JR          30 HARBOR CIRCLE              CENTERPORT             NY     11721         52,500.00
 ML664 10266106896   MCMAHON WILLIAM J         771 NORTH STREET              WHITE PLAINS           NY     10605        238,000.00
 ML664 10266106994   MIGALDI MICHAEL R         380 LAKEWOOD ROAD             WATERBURY              CT     06704         50,000.00
 ML664 10266107197   KWAPY SANDRA L            1303 NORTH WAHSATCH           COLORADO SPRINGS       CO     80903         88,000.00
 ML664 10266107324   SPEVOK CAROL              1046 WEST 21ST STREET         LORAIN                 OH     44052         28,600.00
 ML664 10266107359   SHARPE WILLIAM D          222 SOUTH ROAD                GRAFTON                NY     12052         78,400.00
 ML664 10266107372   SCHMID DONALD K           80 KNOLLWOOD DRIVE            CHEEKTOWAGA            NY     14227         96,900.00
 ML664 10266107451   BOGAERT LAWRENCE VAN      40W525 STATE ROUTE 38         ELBURN                 IL     60119         47,900.00
 ML664 10266107626   PASKETT DOUGLAS MARVIN    560 NORTH MAIN                HENEFER                UT     84033         37,840.00
 ML664 10266107766   BOTTIGLIONE RAYMOND E     18 GLEN GARY DRIVE            MENDHAM                NJ     07926         50,000.00
 ML664 10266107842   MILLE GLEN                60 ASTER AVENUE               HOLTSVILLE             NY     11742         30,000.00
 ML664 10266108039   GILMAN IRENE I            2105 GLENVIEW DRIVE           BERTHOUD               CO     80513         47,800.00
 ML664 10266108358   SEEMAN JOSEPH             107 DEGRAFF STREET            SCHENECTADY            NY     12301         42,800.00
 ML664 10266108359   STOFFERS ANDY J           2161 WEST SPRINGFIELD DR      SOUTH JORDAN           UT     84095         45,400.00
 ML664 10266108419   AMENTAS PETER L           4345 GARLAND AVENUE           BALTIMORE              MD     21236         17,500.00
 ML664 10266108782   DEROSA JAMES              8 RAQUEL COURT                EAST HANOVER           NJ     07936         45,000.00
 ML664 10266108800   DULANY WILLIAM BRYANT     4463 OLD NATIONAL PIKE        MT AIRY                MD     21771         41,920.00
 ML664 10266108856   LEMONIER PETER            146 EAST 88TH STREET          BROOKLYN               NY     11236        160,650.00
 ML664 10266108958   SABINO ANTONIO            20 ORCHARD STREET             YONKERS                NY     10703         89,000.00
 ML664 10266109121   WEST TAWNY L              29104 WESTWOOD ROAD           BAY VILLAGE            OH     44140         22,000.00
 ML664 10266109130   MUETZEL RONALD J          160 LAKE WALTON ROAD          HOPEWELL JUNCTION      NY     12533         19,350.00
 ML664 10266109166   ROMISCH KENNETH J         3453 F 3/4 ROAD               CLIFTON                CO     81520        123,200.00
 ML664 10266109193   CASTANEDA DINO            08 VAISA ROAD                 LOS LUNAS              NM     87031         88,000.00
 ML664 10266109217   BROWN DENISE              1572 WEST 1500 NORTH          FARMINGTON             UT     84025         37,500.00
 ML664 10266109235   GENTRY MARION J           1201 ATHENS DRIVE             RALEIGH                NC     27606         68,700.00
 ML664 10266109424   ROLISON JUDITH A          37 MIDDLE DRIVE               HUNTINGTON             NY     11743        112,000.00
 ML664 10266109469   KRANZ ARLENE KELLY        384-386-388 THOMPSON STREET   STRATFORD              CT     06497         90,000.00
 ML664 10266109520   PEDERSON JOYCE E          5711 48TH STREET WEST         TACOMA                 WA     98466         64,000.00
 ML664 10266109559   STALLINGS JOHN J          8903 CARLISLE AVENUE          BALTIMORE              MD     21236         37,800.00
 ML664 10266109572   OCONNOR DENNIS J          5798 TIMBERLAKE DRIVE         SARASOTA               FL     34243         16,400.00
 ML664 10266109593   SIMS PATRICIA A           205 DILLARD STREET            GOLDSBORO              NC     27530         54,400.00
 ML664 10266109633   RUSSELL WALTER R          5859 MAGNOLIA CIRCLE          SAINT LEONARD          MD     20685         24,000.00
 ML664 10266109652   WILSON PATRICIA L         102 STORMY MOUNTAIN WAY       CHELAN                 WA     98816        121,500.00
 ML664 10266109702   EARL HOLLY R              3134 SOUTH PARK COURT         SALT LAKE CITY         UT     84106        131,200.00
 ML664 10266109847   GRAHAM RICHARD B          1238 SUCCESS STREET           PITTSBURGH             PA     15212         19,860.00
 ML664 10266109915   LEE CARTER                8646 FORREST AVENUE           PHILADELPHIA           PA     19150         16,400.00
 ML664 10266110113   HODSON LONI POLLARD       450 SOUTH NEWCOMBE STREET     LAKEWOOD               CO     80226         29,500.00
 ML664 10266110226   RUTHERFORD MEI L          10723 WEST DARTMOUTH AVENUE   LAKEWOOD               CO     80227         44,550.00
 ML664 10266110253   CHRISTENSEN RICK R        12074 SOUTH 2160 WEST         RIVERTON               UT     84065         94,000.00
 ML664 10266110278   MAYS MARYLENA             8 SHAROFF CIRCLE              MONTICELLO             NY     12701         56,600.00
 ML664 10266110304   WINHEIM FRANK             8 PIEDMONT COURT              CENTEREACH             NY     11720        150,500.00
 ML664 10266110445   JENSEN CAROLYN C          229 SOUTH 850 WEST            OREM                   UT     84058        126,000.00
 ML664 10266110446   DEAN ROBIN G              2856 WEST LASTRADA CIRCLE     RIVERTON               UT     84065         23,000.00
 ML664 10266110470   RUTHERFORD MEI L          2690 SOUTH YOUNGFIELD COURT   LAKEWOOD               CO     80228         43,500.00
 ML664 10266110542   ROSS JUDITH ANN           7649 CHILLICOTHE ROAD         MENTOR                 OH     44060         50,000.00
 ML664 10266110613   MCDONALD EDWARD D         14792 SOUTH ROSE CREEK LANE   RIVERTON               UT     84065         33,700.00
 ML664 10266110618   LINDGREN GERI             2176 EAST JENNIFER DRIVE      UINTAH                 UT     84403         32,182.00
 ML664 10266110621   SINGH PERMANAND           94-08 207TH STREET            QUEENS VILLAGE         NY     11355         31,400.00
 ML664 10266110687   DAVIS WILLIAM C           69 ROOSEVELT AVENUE           ROOSEVELT              NY     11575         35,000.00
 ML664 10266110697   ELDRED M JANE             43 HENNIG DRIVE               PITTSBURGH             PA     15236        100,000.00
 ML664 10266110724   VUDHIVADHANA ARTHORN      289 WEST 950 SOUTH            OGDEN                  UT     84404         25,596.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML664 10266101695    154,849.74  05/01/96       04/01/11     178.00      07/01/96      55.3        10.990             1,474.93
 ML664 10266102838    123,000.00  06/17/96       05/17/11     179.51      06/17/96      63.0         9.990             1,078.50
 ML664 10266103609     32,000.00  06/16/96       05/16/11     179.47      06/16/96      84.8        11.750               378.92
 ML664 10266103696     54,600.00  06/20/96       05/20/11     179.61      06/20/96      84.5        12.200               570.04
 ML664 10266104890     33,000.00  06/13/96       05/13/11     179.38      06/13/96      85.5        11.740               390.55
 ML664 10266104929     79,986.01  05/22/96       04/22/11     178.68      06/22/96      57.1        11.100               767.91
 ML664 10266105271     28,900.00  06/20/96       05/20/11     179.61      06/20/96      84.9        10.000               310.56
 ML664 10266105332     18,000.00  04/27/96       03/27/11     177.83      05/27/96      66.9        13.600               234.90
 ML664 10266105454     35,000.00  06/10/96       05/10/11     179.28      06/10/96      73.3        10.700               391.24
 ML664 10266105686     99,500.00  06/07/96       05/07/11     179.18      06/07/96      70.0        11.500               985.34
 ML664 10266106513    191,250.00  05/26/96       04/26/26     358.82      06/26/96      85.0        10.400             1,735.16
 ML664 10266106776     52,500.00  06/10/96       05/10/11     179.28      06/10/96      90.0        11.150               601.67
 ML664 10266106896    238,000.00  05/23/96       04/23/11     178.72      05/23/96      82.6        12.690             2,575.21
 ML664 10266106994     50,000.00  06/07/96       05/07/11     179.18      06/07/96      64.9        10.450               455.50
 ML664 10266107197     88,000.00  06/15/96       05/15/26     359.44      06/15/96      81.4        11.700               884.91
 ML664 10266107324     28,600.00  06/17/96       05/17/16     239.51      06/17/96      65.0        11.900               312.92
 ML664 10266107359     78,400.00  06/01/96       05/01/11     179.00      06/01/96      80.0        11.750               791.38
 ML664 10266107372     96,900.00  06/01/96       05/01/11     179.00      06/01/96      85.0         9.900               843.22
 ML664 10266107451     47,900.00  06/22/96       05/22/16     239.67      06/22/96      84.6        10.990               494.09
 ML664 10266107626     37,796.44  05/01/96       04/01/11     178.00      07/01/96      85.0        12.700               409.73
 ML664 10266107766     50,000.00  05/24/96       04/24/11     178.75      05/24/96      79.6        13.850               660.84
 ML664 10266107842     30,000.00  06/10/96       05/10/11     179.28      06/10/96      84.1        11.740               302.59
 ML664 10266108039     47,800.00  06/03/96       05/03/11     179.05      06/03/96      84.9        12.200               579.85
 ML664 10266108358     42,800.00  05/24/96       04/24/26     358.75      06/24/96      65.8        10.950               405.98
 ML664 10266108359     44,674.43  04/19/96       03/19/11     177.57      06/19/96      87.2        11.940               543.13
 ML664 10266108419     17,500.00  06/21/96       05/21/11     179.64      06/21/96      84.9        11.740               207.11
 ML664 10266108782     45,000.00  05/10/96       04/10/11     178.29      05/10/96      78.8        10.750               420.07
 ML664 10266108800     41,795.43  06/01/96       05/01/11     179.00      07/01/96      89.4        11.400               411.93
 ML664 10266108856    160,650.00  05/26/96       04/26/11     178.82      05/26/96      73.0        11.850             1,633.95
 ML664 10266108958     89,000.00  06/10/96       05/10/11     179.28      06/10/96      60.0        12.600               956.77
 ML664 10266109121     22,000.00  06/21/96       05/21/16     239.64      06/21/96      64.0        14.490               281.44
 ML664 10266109130     19,339.37  05/18/96       04/18/16     238.55      06/18/96      89.9        11.700               209.03
 ML664 10266109166    123,200.00  06/01/96       05/01/11     179.00      06/01/96      79.4         9.650             1,049.44
 ML664 10266109193     88,000.00  06/14/96       05/14/11     179.41      06/14/96      80.0        10.250               788.57
 ML664 10266109217     37,409.18  05/22/96       04/22/11     178.68      06/22/96      85.6        12.350               458.54
 ML664 10266109235     68,700.00  06/15/96       05/15/16     239.44      06/15/96      61.8        11.950               754.05
 ML664 10266109424    112,000.00  06/14/96       05/14/16     239.41      06/14/96      72.2        10.450             1,114.43
 ML664 10266109469     90,000.00  06/22/96       05/22/16     239.67      06/22/96      60.0        10.450               895.52
 ML664 10266109520     64,000.00  05/26/96       04/26/11     178.82      05/26/96      66.7        12.100               663.24
 ML664 10266109559     37,800.00  06/09/96       05/09/11     179.24      06/09/96      89.3        11.400               371.45
 ML664 10266109572     16,400.00  06/21/96       05/21/11     179.64      06/21/96      77.6        10.650               182.81
 ML664 10266109593     54,400.00  06/08/96       05/08/11     179.21      06/08/96      85.0         8.950               435.76
 ML664 10266109633     24,000.00  06/15/96       05/15/11     179.44      06/15/96      88.2        11.400               278.84
 ML664 10266109652    121,500.00  05/23/96       04/23/26     358.72      07/23/96      90.0        11.850             1,235.75
 ML664 10266109702    131,200.00  06/15/96       05/15/26     359.44      06/15/96      79.5        13.250             1,477.01
 ML664 10266109847     19,860.00  06/17/96       05/17/11     179.51      06/17/96      89.9        11.400               230.74
 ML664 10266109915     16,400.00  06/13/96       05/13/11     179.38      06/13/96      84.9        10.150               177.74
 ML664 10266110113     29,500.00  06/01/96       05/01/11     179.00      06/01/96      81.2        11.950               302.31
 ML664 10266110226     44,550.00  06/13/96       05/13/11     179.38      06/13/96      55.0        10.700               414.19
 ML664 10266110253     94,000.00  06/15/96       05/15/26     359.44      06/15/96      71.2        10.450               856.34
 ML664 10266110278     56,600.00  06/08/96       05/08/26     359.21      06/08/96      80.8        10.150               502.99
 ML664 10266110304    150,500.00  06/06/96       05/06/11     179.15      06/06/96      70.0        11.050             1,438.94
 ML664 10266110445    126,000.00  06/01/96       05/01/26     359.00      06/01/96      90.0        10.650             1,166.73
 ML664 10266110446     23,000.00  06/01/96       05/01/11     179.00      06/01/96      66.5        11.950               275.30
 ML664 10266110470     43,500.00  06/13/96       05/13/11     179.38      06/13/96      75.0        10.950               412.62
 ML664 10266110542     50,000.00  06/17/96       05/17/16     239.51      06/17/96      49.2        11.350               528.06
 ML664 10266110613     33,700.00  05/01/96       04/01/11     178.00      06/01/96      86.9        12.350               412.08
 ML664 10266110618     32,118.04  05/03/96       04/03/11     178.06      06/03/96      58.9        12.900               405.06
 ML664 10266110621     31,400.00  06/24/96       05/24/11     179.74      06/24/96      80.0        13.100               349.80
 ML664 10266110687     35,000.00  06/13/96       05/13/11     179.38      06/13/96      33.7         9.690               369.50
 ML664 10266110697    100,000.00  06/20/96       05/20/11     179.61      06/20/96      80.0         9.850             1,065.45
 ML664 10266110724     25,242.45  05/03/96       04/03/11     178.06      07/03/96      69.4        13.600               334.02

                                                                         Page 25

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML664 10266110833   BURGET MARVIN E           12630 SOUTH 2295 WEST         RIVERTON               UT     84065         20,000.00
 ML664 10266110842   OLCOTT DONNA B            4736 WEST 5175 SOUTH          KEARNS                 UT     84118         16,100.00
 ML664 10266110868   WILSON EVELYN A           12025 SW BLAKENEY STREET      BEAVERTON              OR     97008         35,000.00
 ML664 10266110900   ALLEN KIMBERLY M          1251 WEST WIMBLEDON RIDGE LAN WEST JORDAN            UT     84084         15,000.00
 ML664 10266110909   MARTINEZ ALFREDO O        1302 RACE STREET              COLORADO SPRINGS       CO     80904         23,000.00
 ML664 10266110913   MAGUIRE SANDRA K          650 N 9TH  STREET             PHILOMATH              OR     97370         85,000.00
 ML664 10266110932   WALLACE FREDERICK L       3233 COLGATE AVENUE           SANTA CLARA            CA     95051         45,000.00
 ML664 10266110942   ANDERSON ADA I            207 ASH LANE                  ANNAPOLIS              MD     21401        127,800.00
 ML664 10266110994   SUYDAM CHARLES G          238 WEST BEHREND DRIVE        PHOENIX                AZ     85027         10,350.00
 ML664 10266111109   RAMIREZ JORGE A           1411 E TOWHEE DRIVE           TUCSON                 AZ     85706         47,900.00
 ML664 10266111117   FUNK ROBERT B             3901 LATIGO WAY               PINETOP                AZ     85935         21,000.00
 ML664 10266111120   JOHNSON R KEITH           258 WEST 400 NORTH            SALT LAKE CITY         UT     84103        115,500.00
 ML664 10266111146   MONARCA ALDO L            887 NEW FIELD STREET          MIDDLETOWN             CT     06457        164,050.00
 ML664 10266111176   DAVIDSON TED JAMES        4433 SOUTH JARRAH STREET      MURRAY                 UT     84123         20,000.00
 ML664 10266111180   SHORT KENNETH W           1990 WEST WASA STREET         WEST JORDAN            UT     84088         37,400.00
 ML664 10266111203   PETRELLE DAVID            7756 SILVERWEED WAY           LITTLETON              CO     80124        180,000.00
 ML664 10266111213   MEGUIRE DAVID J           26049 EDELWEISS CIRCLE        EVERGREEN              CO     80439         15,000.00
 ML664 10266111255   SIPE NANCY ELAINE         4011 BUCHANAN STREET          HYATTSVILLE            MD     20781         78,000.00
 ML664 10266111291   GILBRETH ROBERT A         14008 CHESWICK DR.            ORLAND PARK            IL     60462        161,200.00
 ML664 10266111329   THOMAS DIANNE             13911 JAMES DRIVE UNIT 1006-B CRESTWOOD              IL     60445         37,000.00
 ML664 10266111399   ALI YUSSUF                109-20 121ST STREET           SOUTH OZONE PARK       NY     11420         30,000.00
 ML664 10266111445   GASTINEAU K RODRIC        1952 E LODGE DRIVE            TEMPE                  AZ     85283        147,050.00
 ML664 10266111491   MIYAMOTO ONA MAY          31 1/2 E SEMINARY AVENUE      LUTHERVILLE            MD     21093        144,000.00
 ML664 10266111509   NORRIS HAYES S            2103 CURTIS COURT             SYKESVILLE             MD     21784         33,760.00
 ML664 10266111522   HENDERSON ROBERT W        8102 RUGBY STREET             PHILADELPHIA           PA     19150         63,000.00
 ML664 10266111524   NAGEL ELLEN               33-47 ELLIOT BOULEVARD        OCEANSIDE              NY     11572         60,500.00
 ML664 10266111525   HARDING JAMES T           13 COLONIAL COURT             BOOTHWYN               PA     19061         26,600.00
 ML664 10266111629   CARY RAIMON B III         9 SCOTCH ELM COURT            CATONSVILLE            MD     21228         51,000.00
 ML664 10266111658   DONATO BONNIE L           504 WARD ROAD                 BROOKHAVEN             PA     19015         85,000.00
 ML664 10266111714   DOCKERY OLIES             2370 WEST 5025 SOUTH          ROY                    UT     84067         17,000.00
 ML664 10266111715   DANDREA PATRICK S         3704 SOMERSET DRIVE           SEAFORD                NY     11783         63,750.00
 ML664 10266111828   ROSENBERG STEVE H         2217 N OLD POND CT            ROUND LAKE BEACH       IL     60073         37,300.00
 ML664 10266111857   KING DOUGLAS W            110 STANTON ROAD              WILMINGTON             DE     19804         38,000.00
 ML664 10266111858   MUSSER DENNIS J           162 PINNACLE ROAD             HOLTWOOD               PA     17532         98,000.00
 ML664 10266111875   LAKO OLGA                 14 EDNA PLACE                 PISCATAWAY             NJ     08854         60,000.00
 ML664 10266111888   FREARSON ROBERT CLARKE    1206 VERMONT ROAD             BEL AIR                MD     21014         47,400.00
 ML664 10266111889   THOMAS TERRY D            7423 KENLEIGH AVENUE          BALTIMORE              MD     21236        112,200.00
 ML664 10266111910   WILLARD CHERYL M          1607 WEST 12800 SOUTH         RIVERTON               UT     84065         99,450.00
 ML664 10266111960   VIALL LLOYD V             5241 SOUTH 5200 WEST          SALT LAKE CITY         UT     84118         14,200.00
 ML664 10266111982   SCOVILLE THOMAS G         16718 EAST DAVIES AVENUE      AURORA                 CO     80016         30,000.00
 ML664 10266112055   BROWN ELWOOD J            6 OTIS CIRCLE                 OTISVILLE              NY     10963         65,000.00
 ML664 10266112083   HARRIS ROY D              4023 SOUTH SAGERS WAY         WEST VALLEY CITY       UT     84120         11,000.00
 ML664 10266112086   GRANLUND LEROY C          7455 RIDGEVIEW LANE           PENRYN                 CA     95663         60,000.00
 ML664 10266112090   BAJRAMI GONXHE            306 NORWAY AVENUE             STATEN ISLAND          NY     10305        140,000.00
 ML664 10266112094   FRANZ RICHARD K           409 CLARK AVENUE              LAKE PLACID            FL     33852         25,100.00
 ML664 10266112107   URBAN RICHARD A           6727 MANOR BEACH ROAD         NEW PORT RICHEY        FL     34652         17,000.00
 ML664 10266112109   COEN JEAN DAVID           5635 VAL VIEW DRIVE SOUTHEAST TURNER                 OR     97392         25,000.00
 ML664 10266112111   NUNN MICHAEL H            508 SOUTH SIXTH STREET        INDEPENDENCE           OR     97351         53,900.00
 ML664 10266112124   HOYT ROBERT H             14117 12TH AVENUE SOUTHWEST   BURIEN                 WA     98166        126,000.00
 ML664 10266112167   JONES MILDRED LEE         503 PARK AVENUE               CANONSBURG             PA     15317         44,000.00
 ML664 10266112177   CHADDERDON JAMES R        17 EAST CARAMILLO STREET      COLORADO SPRINGS       CO     80907         31,800.00
 ML664 10266112182   SONGER MARK               2293 NORTH 650 WEST           HARRISVILLE            UT     84414         80,000.00
 ML664 10266112189   LUECKE THOMAS W           3785 MOOREHEAD AVENUE         BOULDER                CO     80303         52,000.00
 ML664 10266112237   MURPHY JESSIE L           8212 SOUTH HERMITAGE          CHICAGO                IL     60620         63,000.00
 ML664 10266112270   WEINRICH ROBERT LUDWIG    2046 PONY TRAIL DRIVE         EDGEMONT               PA     19028        217,500.00
 ML664 10266112304   HASSLER PETER G           1101 MUSKET LANE              MECHANICSBURG          PA     17055         49,500.00
 ML664 10266112317   CASIAS BENTURE E          1091 SOUTH KNOX COURT         DENVER                 CO     80219         33,219.00
 ML664 10266112321   DELANEY DAVID M           1617 SOUTH D STREET           PORT ANGELES           WA     98362        104,000.00
 ML664 10266112333   PYLE ALFRED               80 EAST 22ND STREET           PATERSON               NJ     07514         88,000.00
 ML664 10266112335   QUINN GAY H               10420 SOUTH SILVER MOUNTAIN D SANDY                  UT     84094         11,000.00
 ML664 10266112352   DOMENICO ANTHONY D        19 VAN NESS ROAD              BEACON                 NY     12508         30,000.00
 ML664 10266112359   DUDLEY KENNETH E          5729 NUGGET AVENUE NE         ALBUQUERQUE            NM     87111        168,000.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML664 10266110833     19,967.52  05/03/96       04/03/11     178.06      06/03/96      68.1        11.100               228.58
 ML664 10266110842     16,100.00  06/01/96       05/01/11     179.00      06/01/96      90.0        11.400               187.06
 ML664 10266110868     35,000.00  06/10/96       05/10/11     179.28      06/10/96      88.2        11.400               343.93
 ML664 10266110900     15,000.00  05/04/96       04/04/26     358.09      05/04/96      80.6        11.490               148.43
 ML664 10266110909     23,000.00  06/20/96       05/20/11     179.61      06/20/96      82.2        12.000               276.04
 ML664 10266110913     85,000.00  06/08/96       05/08/11     179.21      06/08/96      73.3        12.700               920.38
 ML664 10266110932     45,000.00  06/01/96       05/01/11     179.00      06/01/96      90.0        11.150               433.65
 ML664 10266110942    127,800.00  06/21/96       05/21/26     359.64      06/21/96      90.0        10.300             1,149.97
 ML664 10266110994     10,350.00  06/15/96       05/15/11     179.44      06/15/96      84.9        12.450               127.23
 ML664 10266111109     47,900.00  06/17/96       05/17/11     179.51      06/17/96      79.9         9.650               408.02
 ML664 10266111117     21,000.00  06/13/96       05/13/11     179.38      06/13/96      85.0        12.450               258.15
 ML664 10266111120    115,500.00  06/01/96       05/01/26     359.00      06/01/96      70.0        10.800             1,082.51
 ML664 10266111146    164,050.00  06/06/96       05/06/26     359.15      06/06/96      85.0         9.250             1,349.60
 ML664 10266111176     20,000.00  05/08/96       04/08/11     178.22      05/08/96      87.6        12.350               244.56
 ML664 10266111180     37,400.00  05/10/96       04/10/11     178.29      05/10/96      87.5        12.350               457.32
 ML664 10266111203    180,000.00  06/20/96       05/20/26     359.61      06/20/96      80.0        12.200             1,879.26
 ML664 10266111213     15,000.00  06/17/96       05/17/11     179.51      06/17/96      50.5        12.200               181.96
 ML664 10266111255     78,000.00  06/20/96       05/20/11     179.61      06/20/96      62.4        10.400               707.67
 ML664 10266111291    161,200.00  06/20/96       05/20/11     179.61      06/20/96      74.9        11.100             1,547.34
 ML664 10266111329     37,000.00  06/14/96       05/14/16     239.41      06/14/96      43.0        10.000               357.06
 ML664 10266111399     30,000.00  06/15/96       05/15/11     179.44      06/15/96      73.7         9.750               317.81
 ML664 10266111445    147,050.00  06/17/96       05/17/26     359.51      06/17/96      85.0        11.500             1,456.22
 ML664 10266111491    144,000.00  06/21/96       05/21/11     179.64      06/21/96      80.0         9.850             1,247.77
 ML664 10266111509     33,760.00  06/15/96       05/15/06     119.44      06/15/96      89.5        11.400               472.72
 ML664 10266111522     63,000.00  06/17/96       05/17/11     179.51      06/17/96      73.2         9.650               663.58
 ML664 10266111524     60,500.00  05/22/96       04/22/11     178.68      05/22/96      84.9        12.500               645.69
 ML664 10266111525     26,600.00  06/01/96       05/01/11     179.00      06/01/96      89.9        11.150               304.85
 ML664 10266111629     51,000.00  06/16/96       05/16/11     179.47      06/16/96      85.1        12.450               626.93
 ML664 10266111658     85,000.00  06/22/96       05/22/11     179.67      06/22/96      75.8        10.450               774.35
 ML664 10266111714     17,000.00  06/13/96       05/13/11     179.38      06/13/96      76.8        13.750               223.55
 ML664 10266111715     63,750.00  06/10/96       05/10/16     239.28      06/10/96      63.7        10.450               634.33
 ML664 10266111828     37,300.00  06/20/96       05/20/16     239.61      06/20/96      89.9        11.740               403.96
 ML664 10266111857     37,913.27  05/23/96       04/23/11     178.72      06/23/96      39.1         9.900               406.03
 ML664 10266111858     98,000.00  06/22/96       05/22/11     179.67      06/22/96      70.0        10.200               874.54
 ML664 10266111875     60,000.00  06/03/96       05/03/11     179.05      06/03/96      40.5        11.700               603.35
 ML664 10266111888     47,400.00  06/01/96       05/01/16     239.00      06/01/96      89.4        11.400               502.23
 ML664 10266111889    112,200.00  06/15/96       05/15/26     359.44      06/15/96      85.0        10.050               988.78
 ML664 10266111910     99,450.00  06/01/96       05/01/26     359.00      06/01/96      85.0         9.650               847.14
 ML664 10266111960     14,200.00  06/07/96       05/07/11     179.18      06/07/96      81.6        12.100               171.34
 ML664 10266111982     30,000.00  06/17/96       05/17/11     179.51      06/17/96      61.4        11.450               349.50
 ML664 10266112055     65,000.00  06/02/96       05/02/11     179.01      06/02/96      72.2        11.650               765.53
 ML664 10266112083     10,979.15  05/24/96       04/24/11     178.75      06/24/96      67.6        13.600               143.55
 ML664 10266112086     60,000.00  06/21/96       05/21/16     239.64      06/21/96      19.3        10.100               582.99
 ML664 10266112090    140,000.00  06/03/96       05/03/11     179.05      06/03/96      72.1        10.500             1,280.64
 ML664 10266112094     25,100.00  06/06/96       05/06/11     179.15      06/06/96      75.3        10.650               232.42
 ML664 10266112107     17,000.00  06/21/96       05/21/11     179.64      06/21/96      68.7         9.150               173.95
 ML664 10266112109     25,000.00  06/20/96       05/20/11     179.61      06/20/96      73.0        11.200               287.30
 ML664 10266112111     53,900.00  06/20/96       05/20/11     179.61      06/20/96      88.0        11.400               529.66
 ML664 10266112124    126,000.00  06/01/96       05/01/11     179.00      06/01/96      70.0        11.440             1,242.00
 ML664 10266112167     44,000.00  06/08/96       05/08/26     359.21      06/08/96      80.0        12.600               473.01
 ML664 10266112177     31,800.00  06/21/96       05/21/11     179.64      06/21/96      80.0        14.000               376.79
 ML664 10266112182     80,000.00  06/06/96       05/06/26     359.15      06/06/96      82.4        12.200               835.23
 ML664 10266112189     52,000.00  06/15/96       05/15/11     179.44      06/15/96      78.4        11.200               597.58
 ML664 10266112237     63,000.00  06/20/96       05/20/16     239.61      06/20/96      75.0        11.100               654.57
 ML664 10266112270    217,500.00  06/22/96       05/22/26     359.67      06/22/96      72.5        11.600             2,170.49
 ML664 10266112304     49,500.00  06/21/96       05/21/16     239.64      06/21/96      90.0        11.400               524.48
 ML664 10266112317     33,219.00  06/03/96       05/03/16     239.05      06/03/96      80.0        14.000               413.09
 ML664 10266112321    104,000.00  06/10/96       05/10/11     179.28      06/10/96      79.0        10.700               966.91
 ML664 10266112333     88,000.00  06/13/96       05/13/11     179.38      06/13/96      67.6         9.250               905.69
 ML664 10266112335     11,000.00  05/15/96       04/15/11     178.45      05/15/96      77.0        12.690               136.94
 ML664 10266112352     30,000.00  06/15/96       05/15/11     179.44      06/15/96      83.3        12.990               379.38
 ML664 10266112359    168,000.00  06/14/96       05/14/11     179.41      06/14/96      80.0         9.900             1,461.92

                                                                         Page 26

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML664 10266112447   JEFFERSON CORA            1700 S. 6TH AVENUE            MAYWOOD                IL     60153         68,000.00
 ML664 10266112471   VANDERLAAN LARRY N        9281 WEST BIRCH AVENUE        MOKENA                 IL     60448         26,400.00
 ML664 10266112546   MARIA VAN SOELEN          5214 SOUTH KINGSWOOD DRIVE    SALT LAKE CITY         UT     84118         60,000.00
 ML664 10266112550   BAILEY JAMES E            404 MONTMAGNY COURT           FOLSOM                 CA     95630         40,000.00
 ML664 10266112555   SAMU EDATHARAYIL YOHANNAN 31 SOUTH MONTGOMERY STREET    WALDEN                 NY     12586         87,500.00
 ML664 10266112557   TURPIN RONALD F           4995 WEST CHERRY VIEW DRIVE   WEST VALLEY CITY       UT     84120         20,650.00
 ML664 10266112559   WAYMAN RODNEY J           6090 SOUTH 2700 WEST          ROY                    UT     84067         15,850.00
 ML664 10266112561   STOKES JAMES D            675 WEST RAMSGATE ROAD        FARMINGTON             UT     84025         37,538.00
 ML664 10266112566   LANE ROSA                 24-48 93RD STREET             EAST ELMHURST          NY     11369        162,000.00
 ML664 10266112580   NEW JOSIE B               5900 ADDISON STREET           PHILADELPHIA           PA     19143         20,100.00
 ML664 10266112608   HICKS GERALDINE A         4205 GRUBBS ROAD              WALKERTOWN             NC     27051         63,500.00
 ML664 10266112627   DUNLAP DOROTHY E          2317 REVERE LANE              COLORADO SPRINGS       CO     80907         22,925.00
 ML664 10266112630   HARRINGTON JOHN F         4826 NORTH SUNGOLD LANE       CASTLE ROCK            CO     80104         39,600.00
 ML664 10266112666   WACHOWSKI LINDA E         6239 WEST 85TH STREET         BURBANK                IL     60459        120,700.00
 ML664 10266112764   HOVAT JOHN                366 EAST 2700 SOUTH           SALT LAKE CITY         UT     84115         32,826.00
 ML664 10266112768   TURNBOW GREGORY RICHARD   445 EAST CENTER               SPRINGVILLE            UT     84663         37,100.00
 ML664 10266112781   DUNN LAURA L              52 VISTA DRIVE                ELKTON                 MD     21921         20,000.00
 ML664 10266112791   RITTER MICHAEL M SR       292 MELJEN DRIVE              NAPLES                 FL     33942         23,008.00
 ML664 10266112794   BROWN CHARLES A           18 MAGIC MOUNTAIN DRIVE       CORAM                  NY     11727         23,000.00
 ML664 10266112827   CUELLAR DANIEL R          73 SAXER AVENUE               SPRINGFIELD            PA     19064         37,000.00
 ML664 10266112828   MARTINEZ PEDRO F          3528-3530 INDIAN PIPE CIRCLE  COLORADO SPRINGS       CO     80918        113,600.00
 ML664 10266112839   LAUGHLIN CHARLES W JR     6056 SOUTH COVENTRY LANE EAST LITTLETON              CO     80123        141,260.00
 ML664 10266112841   TRUJILLO KEITH G          501 WEST BIJOU STREEET        COLORADO SPRINGS       CO     80905         84,150.00
 ML664 10266112938   SCOBY EUGENE R            12159 LANDFAIR STREET         SPRING HILL            FL     34608         33,000.00
 ML664 10266113006   SHREWSBURY DANIEL C       4227 WEST 5740 SOUTH          SALT LAKE CITY         UT     84118         25,000.00
 ML664 10266113124   KOMOROWSKI RONALD S       159 CHRISTIAN COURT           TOMS RIVER             NJ     08753         32,000.00
 ML664 10266113153   LINSACUM GLEN AARON       20356 EAST BATAVIA DRIVE      AURORA                 CO     80011         22,684.00
 ML664 10266113155   SPARKS NENITA B           4705 PAUL COURT NORTHEAST     SALEM                  OR     97305         78,200.00
 ML664 10266113188   ROBERTSON KENNETH L       1065 LAVONA DRIVE NORTHWEST   SALEM                  OR     97304         25,500.00
 ML664 10266113216   BLEDSOE JOHN N            5550 LITTLE BEAR DRIVE        DOUGLASVILLE           GA     30135         35,000.00
 ML664 10266113400   BARBOUR BARBARA           3707 WOODRIDGE ROAD           BALTIMORE              MD     21229         10,500.00
 ML664 10266113402   ANDERSON MARY GAYLE       129 LAUREL AVENUE             SAN ANSELMO            CA     94960         70,000.00
 ML664 10266113421   YOHLER WILLIAM F          7 SKANDER COURT               PLEASANT HILL          CA     94523        225,000.00
 ML664 10266113429   ELLIOTT DAVID A           5724 WEST 4510 SOUTH          WEST VALLEY CITY       UT     84120         15,800.00
 ML664 10266113439   BETENSON ALEX             8384 SOUTH 4630 WEST          WEST JORDAN            UT     84088         22,700.00
 ML664 10266113469   MAUGERI NANCY             127 HARRISBURG STREET         BAY SHORE              NY     11706         96,800.00
 ML664 10266113473   WALDBAUM MAURINE B        1050 SOUTH MONACO PARKWAY #64 DENVER                 CO     80224         17,000.00
 ML664 10266113477   GIRARD JUDITH             2905 PARFET DRIVE             LAKEWOOD               CO     80215         75,000.00
 ML664 10266113485   VANNICE DANE W            11736 WEST RADCLIFF AVENUE    MORRISON               CO     80465         30,000.00
 ML664 10266113513   TULLY THOMAS J            600 EAST MAIDEN STREET        WASHINGTON             PA     15301        136,000.00
 ML664 10266113523   SULLIVAN JAMES            68 COUNTY ROAD                DEER PARK              NY     11729        110,000.00
 ML664 10266113554   BRYAN HENRY LEE           58 WEST BYERS PLACE           DENVER                 CO     80223         96,000.00
 ML664 10266113581   JEFFERSON JERRY J         248 EAST WALNUT PARK DRIVE    PHILADELPHIA           PA     19120         54,400.00
 ML664 10266113589   COELHO ALDEMIR T          1444 EAST COLT ROAD           TEMPE                  AZ     85284         55,800.00
 ML664 10266113617   GITCHEL DAVID M           2326 TIMBERCREST CIRCLE WEST  CLEARWATER             FL     34623         21,000.00
 ML664 10266113669   BURTON JAMES L            2201 GLENARM PLACE #4         DENVER                 CO     80205         97,900.00
 ML664 10266113732   MONTES PABLO              306 BEACH 84TH STREET         FAR ROCKAWAY           NY     11693         83,500.00
 ML664 10266113745   RANDAS PAUL A             RD 1 BOX 108                  TARENTUM               PA     15084         65,700.00
 ML664 10266113764   CACIOPPO DUANE KEVIN      4860 BANBERRY WAY             SAN JOSE               CA     95124         39,134.00
 ML664 10266113833   BONAVENTURA FRANK P       8847 TROPICAL PALM WAY        PORT RICHEY            FL     34668         39,000.00
 ML664 10266113844   FINE HERMAN               58 BEATRICE LANE              OLD BETHPAGE           NY     11804         81,400.00
 ML664 10266113846   MOLINE JERRY A            900 S PIERSON WAY             LAKEWOOD               CO     80226         20,000.00
 ML664 10266113862   FRTALICH ANDREA B         1481 SAUSALITO DRIVE          COLORADO SPRINGS       CO     80907         16,000.00
 ML664 10266113946   MILLER THOMAS W SR        6720 LAUREL STREET N          SAINT PETERSBURG       FL     33702         13,500.00
 ML664 10266114060   DOERR WARREN K            33 DICTUM COURT               BROOKLYN               NY     11229         86,000.00
 ML664 10266114203   LUCHAU J TARA             7471 WEBSTER STREET           ARVADA                 CO     80003         95,920.00
 ML664 10266114220   JONES JOHNNIE W           22 NINTH AVENUE               HUNTINGTON             NY     11746        120,000.00
 ML664 10266114275   PADILLA DIANA             6716 WEST GLASGOW AVENUE      LITTLETON              CO     80123        148,800.00
 ML664 10266114285   NELSON KATHLYN A          6741 WEST 5TH PLACE           LAKEWOOD               CO     80226         32,000.00
 ML664 10266114309   EVANS JACK M              6204 SOUTH KENTON WAY         ENGLEWOOD              CO     80111         81,900.00
 ML664 10266114359   WOOD ROBERT D             13108 BUCCANEER ROAD          SILVER SPRING          MD     20904         47,150.00
 ML664 10266114410   ROBLEDO LINDA             4085 WEST 5740 SOUTH          SALT LAKE CITY         UT     84118         59,500.00


                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML664 10266112447     68,000.00  06/20/96       05/20/26     359.61      06/20/96      80.0        13.490               778.35
 ML664 10266112471     26,400.00  06/20/96       05/20/16     239.61      06/20/96      69.9        12.490               299.76
 ML664 10266112546     60,000.00  06/06/96       05/06/11     179.15      06/06/96      54.5        11.100               575.93
 ML664 10266112550     40,000.00  06/07/96       05/07/11     179.18      06/07/96      85.0        11.200               386.99
 ML664 10266112555     87,500.00  06/07/96       05/07/11     179.18      06/07/96      70.0        10.850               986.30
 ML664 10266112557     20,641.98  05/16/96       04/16/11     178.49      06/16/96      69.1        13.600               269.48
 ML664 10266112559     15,784.92  05/16/96       04/16/11     178.49      06/16/96      79.0        12.690               197.32
 ML664 10266112561     37,444.03  05/15/96       04/15/11     178.45      06/15/96      80.0        14.850               521.53
 ML664 10266112566    162,000.00  06/21/96       05/21/26     359.64      06/21/96      90.0        10.750             1,512.24
 ML664 10266112580     20,100.00  06/15/96       05/15/16     239.44      06/15/96      60.0         9.900               192.64
 ML664 10266112608     63,500.00  06/15/96       05/15/11     179.44      06/15/96      81.4         9.600               666.92
 ML664 10266112627     22,925.00  06/06/96       05/06/11     179.15      06/06/96      84.7        12.700               285.55
 ML664 10266112630     39,600.00  06/20/96       05/20/11     179.61      06/20/96      80.0        10.400               435.29
 ML664 10266112666    120,700.00  06/22/96       05/22/26     359.67      06/22/96      85.0        11.490             1,194.36
 ML664 10266112764     32,780.09  05/17/96       04/17/11     178.52      06/17/96      81.4        11.940               392.70
 ML664 10266112768     37,100.00  05/17/96       04/17/11     178.52      06/17/96      88.9        12.350               453.65
 ML664 10266112781     20,000.00  06/08/96       05/08/11     179.21      06/08/96      79.6        13.990               236.82
 ML664 10266112791     23,008.00  06/14/96       05/14/11     179.41      06/14/96      75.0        13.450               297.95
 ML664 10266112794     23,000.00  06/20/96       05/20/11     179.61      06/20/96      90.0        11.150               263.59
 ML664 10266112827     37,000.00  06/15/96       05/15/11     179.44      06/15/96      89.7        11.400               429.88
 ML664 10266112828    113,600.00  06/03/96       05/03/26     359.05      06/03/96      80.0        13.500             1,301.19
 ML664 10266112839    141,260.00  06/08/96       05/08/11     179.21      06/08/96      83.6        12.700             1,529.56
 ML664 10266112841     84,150.00  06/20/96       05/20/26     359.61      06/20/96      85.0        10.400               763.47
 ML664 10266112938     33,000.00  06/14/96       05/14/11     179.41      06/14/96      47.4        11.990               339.19
 ML664 10266113006     25,000.00  06/07/96       05/07/11     179.18      06/07/96      53.7        14.850               347.33
 ML664 10266113124     31,838.70  05/01/96       04/01/11     178.00      07/01/96      89.5        11.700               377.90
 ML664 10266113153     22,684.00  06/17/96       05/17/11     179.51      06/17/96      84.9        12.700               282.54
 ML664 10266113155     78,200.00  06/01/96       05/01/26     359.00      06/01/96      85.0         9.900               680.49
 ML664 10266113188     25,500.00  06/20/96       05/20/11     179.61      06/20/96      89.6        11.250               293.85
 ML664 10266113216     35,000.00  06/22/96       05/22/11     179.67      06/22/96      69.9        10.000               376.11
 ML664 10266113400     10,500.00  06/10/96       05/10/11     179.28      06/10/96      89.4        11.650               123.66
 ML664 10266113402     70,000.00  06/10/96       05/10/11     179.28      06/10/96      84.7        13.550               804.54
 ML664 10266113421    225,000.00  06/02/96       05/02/11     179.01      06/02/96      89.2        11.700             2,262.55
 ML664 10266113429     15,773.09  05/22/96       04/22/11     178.68      06/22/96      78.2        14.850               219.51
 ML664 10266113439     22,700.00  06/17/96       05/17/11     179.51      06/17/96      87.6        11.250               220.48
 ML664 10266113469     96,800.00  06/22/96       05/22/16     239.67      06/22/96      80.0        10.500               966.43
 ML664 10266113473     17,000.00  06/17/96       05/17/11     179.51      06/17/96      58.1        11.000               193.22
 ML664 10266113477     75,000.00  06/20/96       05/20/16     239.61      06/20/96      70.8        10.000               723.77
 ML664 10266113485     30,000.00  06/01/96       05/01/11     179.00      06/01/96      45.1        10.150               325.14
 ML664 10266113513    136,000.00  06/17/96       05/17/26     359.51      06/17/96      80.0        10.700             1,264.43
 ML664 10266113523    110,000.00  06/01/96       05/01/26     359.00      06/01/96      70.5        14.150             1,316.43
 ML664 10266113554     96,000.00  06/06/96       05/06/11     179.15      06/06/96      75.0        12.000               987.47
 ML664 10266113581     54,400.00  06/08/96       05/08/26     359.21      06/08/96      80.0        12.750               591.16
 ML664 10266113589     55,800.00  06/21/96       05/21/11     179.64      06/21/96      89.9        11.250               541.96
 ML664 10266113617     21,000.00  06/10/96       05/10/11     179.28      06/10/96      84.9         9.900               224.38
 ML664 10266113669     97,900.00  06/03/96       05/03/11     179.05      06/03/96      55.0        10.500             1,082.19
 ML664 10266113732     83,500.00  06/16/96       05/16/11     179.47      06/16/96      50.0         9.900               726.61
 ML664 10266113745     65,700.00  06/07/96       05/07/11     179.18      06/07/96      90.0        10.900               742.62
 ML664 10266113764     39,134.00  06/20/96       05/20/11     179.61      06/20/96      90.0        11.650               460.90
 ML664 10266113833     39,000.00  06/20/96       05/20/11     179.61      06/20/96      65.0        11.350               451.88
 ML664 10266113844     81,400.00  06/15/96       05/15/11     179.44      06/15/96      80.2        11.000               925.19
 ML664 10266113846     20,000.00  06/06/96       05/06/11     179.15      06/06/96      67.4         9.490               168.02
 ML664 10266113862     16,000.00  06/20/96       05/20/11     179.61      06/20/96      78.5        14.000               213.08
 ML664 10266113946     13,500.00  06/15/96       05/15/11     179.44      06/15/96      38.1        11.500               157.71
 ML664 10266114060     86,000.00  06/28/96       05/28/11     179.87      06/28/96      63.7         9.400               716.87
 ML664 10266114203     95,920.00  06/15/96       05/15/11     179.44      06/15/96      76.1        10.700               891.79
 ML664 10266114220    120,000.00  06/22/96       05/22/11     179.67      06/22/96      80.0        10.500             1,097.69
 ML664 10266114275    148,800.00  06/06/96       05/06/26     359.15      06/06/96      80.0         9.650             1,267.51
 ML664 10266114285     32,000.00  06/17/96       05/17/16     239.51      06/17/96      68.2        11.450               340.16
 ML664 10266114309     81,900.00  06/13/96       05/13/11     179.38      06/13/96      89.4        11.650               820.43
 ML664 10266114359     47,150.00  06/15/96       05/15/11     179.44      06/15/96      85.2        12.700               587.28
 ML664 10266114410     59,500.00  06/15/96       05/15/11     179.44      06/15/96      74.3        13.250               669.84

                                                                         Page 27

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML664 10266114413   TERRY CHARLES E           452 SOUTH 520 EAST            OREM                   UT     84058         32,808.00
 ML664 10266114414   VOUGHT EUGENE C           321 WEST PLUM STREET          GRANTSVILLE            UT     84029         14,000.00
 ML664 10266114423   GREEN ROGER L             1923 SOUTH RIDGE ROAD         EDGEWOOD               MD     21040         96,000.00
 ML664 10266114436   DIETELBACH CAROL M        1631 SPINNING WHEEL DRIVE     LUTZ                   FL     33549         12,350.00
 ML664 10266114464   PRINZLER ERIC             12272 JACKSON PLACE           THORNTON               CO     80241         22,000.00
 ML664 10266114466   GILREATH SHARILYN K       2879 WEST DAVIES AVENUE       LITTLETON              CO     80120         25,000.00
 ML664 10266114549   THOMAS STEFAN F           4922 SONATA DR                COLORADO SPRINGS       CO     80918         24,000.00
 ML664 10266114582   CARLSON RICKY T           5415 SOUTH ROCKFORD STREET    SALT LAKE CITY         UT     84118         33,000.00
 ML664 10266114585   FONNESBECK JERRY EVAN     764 NORTH 200 WEST            LOGAN                  UT     84321         12,682.00
 ML664 10266114589   JOHNSON DEREK C           1030 NORTH 2925 WEST          LAYTON                 UT     84041         26,704.00
 ML664 10266114591   MAISEY DANIEL G           1256 WEST 5100 SOUTH          RIVERDALE              UT     84405         39,848.00
 ML664 10266114597   MONROE JAMES E            3611 118TH STREET WEST        BRADENTON              FL     34210         30,000.00
 ML664 10266114645   KARCHER DANE KEETON       10972 62ND AVE N              SEMINOLE               FL     34642         17,500.00
 ML664 10266114654   DIGESUALDO NICHOLAS P     107 NEILSON GULCH ROAD        EAGLE                  CO     81631        252,000.00
 ML664 10266114734   FORD ALICE T              9254 PISCATAWAY ROAD          CLINTON                MD     20735         25,300.00
 ML664 10266114769   PACE RINALDO A            179 ASPEN ROAD                MASTIC BEACH           NY     11951         61,000.00
 ML664 10266114781   PALMIERI JAMES V          2435 WILLOUGHBY AVENUE        SEAFORD                NY     11783         43,500.00
 ML664 10266114816   URIARTE DAVID J           2727 WEST LEISURE CIRCLE      WEST JORDAN            UT     84084         15,370.00
 ML664 10266114853   BLACK DONALD G            4182 BEAUFORT HUNT DRIVE      HARRISBURG             PA     17110         18,200.00
 ML664 10266114880   DAY SCOTT E               5486 MAIN STREET              STRATFORD              CT     06497         49,000.00
 ML664 10266114947   BARRETTO JOSE EDGARD      516 SPRING CLUB DRIVE         ALTAMONTE SPRINGS      FL     32714         85,000.00
 ML664 10266114972   RIGHETTI CAREN            3365 SMOKE TREE LANE          LAS VEGAS              NV     89120        180,000.00
 ML664 10266114992   WIECZOREK ANTHONY S       244 N COTTONWOOD DRIVE        GILBERT                AZ     85234         21,000.00
 ML664 10266115147   AGEE CARI LYNN            12614 LOGAN PLACE             TAMPA                  FL     33625         76,500.00
 ML664 10266115149   BALLEW WILLIAM            3510 SW 40 AVENUE             HOLLYWOOD              FL     33023         11,600.00
 ML664 10266115173   VINSON DIANE GAIL         3157 RYERSON CIRCLE           BALTIMORE              MD     21227         80,200.00
 ML664 10266115351   PETERSON EVERETT WADE     3990 SOUTH DURRANS LANE       WEST VALLEY CITY       UT     84120         34,000.00
 ML664 10266115352   NOBLE JOSEPH DAVID        3477 WEST 5660 SOUTH          SALT LAKE CITY         UT     84118         25,302.00
 ML664 10266115353   FOX DORAN C JR            1240 EAST 550 SOUTH           SPANISH FORK           UT     84660         17,750.00
 ML664 10266115354   COON LEAH RAE             525 NORTH 300 EAST            AMERICAN FORK          UT     84003         11,000.00
 ML664 10266115363   MACFARLANE CRAIG          5890 SOUTH TRESSLER ROAD      SALT LAKE CITY         UT     84118         54,118.00
 ML664 10266115369   CLARK TRACI L             115 SOUTH OAK STREET          MIDVALE                UT     84047         23,500.00
 ML664 10266115377   LOPEZ HIRAM               10574 SOUTH CROCUS STREET     SANDY                  UT     84094         31,400.00
 ML664 10266115383   SCHUMER JOHN PAUL         100 SOUTH 1300 WEST           CLEARFIELD             UT     84015         39,825.00
 ML664 10266115399   COHEN JEROLD S            287 HANDS MILL ROAD           WOODBINE               NJ     08270        146,200.00
 ML664 10266115556   GREBINSKI KAREN J         16090 EUCLID                  ALLEN PARK             MI     48101         72,000.00
 ML664 10266115586   PLOTKIN STEVEN MARK       125 CHARGEUR ROAD             REISTERSTOWN           MD     21136         22,800.00
 ML664 10266115688   ALTIS RONALD              21221 BEECHWOOD               EASTPOINTE             MI     48021         31,000.00
 ML664 10266115696   GARCIA PAUL               3237 SOUTH ORIOLE WAY         SALT LAKE CITY         UT     84119         75,600.00
 ML664 10266115699   BUE DENNIS VIGIL          4171 SOUTH 4900 WEST          WEST VALLEY CITY       UT     84120         31,950.00
 ML664 10266115702   WELLS TAYLOR J            10905 WEST OHIO DRIVE         LAKEWOOD               CO     80226         12,500.00
 ML664 10266115734   BLASS RANDALL E           108 R MARKET ST               MIDDLETOWN             PA     17057         26,000.00
 ML664 10266115809   GAYE THEODORE G           506 WOODMERE ROAD             BEREA                  OH     44017         17,000.00
 ML664 10266115831   VOGLER EFRAIM N           3346 SOUTH ROSE HOLLOW LANE   WEST VALLEY CITY       UT     84119         16,000.00
 ML664 10266115910   BOCK SHELLEY S            1372 SWEETBELL COURT          YARDLEY                PA     19067        126,000.00
 ML664 10266116035   LYNCH THOMAS D            38 SUNSET BLVD                EDGEWOOD               NM     87015         31,995.00
 ML664 10266116238   WILTBANK GARY R           101 WASHINGTON AVENUE         SAUGERTIES             NY     12477         40,000.00
 ML664 10266116261   DEMPS ODESSA              100-60 FRANCIS LEWIS BOULEVAR QUEENS VILLAGE         NY     11429         45,000.00
 ML664 10266117171   SLUSS JOHN ROBERT         6102 REGINA CIRCLE            INDIANAPOLIS           IN     46224         51,000.00
 ML664 10266117172   SHINNEMAN GREGORY         2826 LOUIS ST                 PORTAGE                IN     46368         44,000.00
 ML664 10266117194   HALL MARIE                2051 EAST 72ND PLACE          CHICAGO                IL     60649         72,000.00
 ML664 10266118442   STEPHENS CLARENCE         4236 EAST 110TH STREET        CLEVELAND              OH     44105         42,000.00
       ----------------------------------------                                                                   ------------------
            238      Sale Total                                                                                      42,223,824.00
          1,117      Total with Merrill Lynch                                                                        66,439,635.00




                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 ML664 10266114413     32,741.57  06/01/96       05/01/11     179.00      07/01/96      84.9        12.690               408.43
 ML664 10266114414     14,000.00  06/01/96       05/01/11     179.00      06/01/96      89.5        12.840               175.66
 ML664 10266114423     96,000.00  06/14/96       05/14/11     179.41      06/14/96      82.7         9.900               835.38
 ML664 10266114436     12,350.00  06/21/96       05/21/11     179.64      06/21/96      85.0        11.000               140.37
 ML664 10266114464     22,000.00  06/20/96       05/20/11     179.61      06/20/96      79.9        11.000               250.05
 ML664 10266114466     25,000.00  06/21/96       05/21/11     179.64      06/21/96      68.2        11.000               284.15
 ML664 10266114549     24,000.00  06/20/96       05/20/11     179.61      06/20/96      79.5        14.000               319.62
 ML664 10266114582     33,000.00  05/25/96       04/25/11     178.78      05/25/96      80.9        11.690               389.50
 ML664 10266114585     12,682.00  06/01/96       05/01/16     239.00      06/01/96      90.0        12.340               142.66
 ML664 10266114589     26,704.00  06/01/96       05/01/11     179.00      06/01/96      89.9        12.840               335.06
 ML664 10266114591     39,848.00  06/03/96       05/03/11     179.05      06/03/96      90.0        12.350               487.25
 ML664 10266114597     30,000.00  06/13/96       05/13/26     359.38      06/13/96      45.4        10.950               284.56
 ML664 10266114645     17,500.00  06/21/96       05/21/11     179.64      06/21/96      78.2        13.400               226.04
 ML664 10266114654    252,000.00  06/17/96       05/17/26     359.51      06/17/96      80.0        12.450             2,679.72
 ML664 10266114734     25,300.00  06/22/96       05/22/11     179.67      06/22/96      89.7        11.250               291.54
 ML664 10266114769     61,000.00  06/17/96       05/17/11     179.51      06/17/96      70.9         9.250               501.83
 ML664 10266114781     43,500.00  06/17/96       05/17/11     179.51      06/17/96      90.0        11.250               501.27
 ML664 10266114816     15,370.00  06/01/96       05/01/11     179.00      06/01/96      73.7        14.850               213.54
 ML664 10266114853     18,200.00  06/15/96       05/15/11     179.44      06/15/96      89.8        11.400               211.45
 ML664 10266114880     49,000.00  06/20/96       05/20/11     179.61      06/20/96      89.6        11.550               573.97
 ML664 10266114947     85,000.00  06/22/96       05/22/16     239.67      06/22/96      77.7        10.700               860.07
 ML664 10266114972    180,000.00  06/20/96       05/20/11     179.61      06/20/96      76.5         9.500             1,513.54
 ML664 10266114992     21,000.00  06/13/96       05/13/11     179.38      06/13/96      88.3        11.400               243.99
 ML664 10266115147     76,500.00  06/17/96       05/17/11     179.51      06/17/96      85.0         9.900               665.70
 ML664 10266115149     11,600.00  06/23/96       05/23/06     119.70      06/23/96      53.6        10.150               154.26
 ML664 10266115173     80,200.00  06/15/96       05/15/26     359.44      06/15/96      85.8        11.490               793.60
 ML664 10266115351     34,000.00  06/06/96       05/06/11     179.15      06/06/96      79.9        13.750               447.10
 ML664 10266115352     24,968.24  06/06/96       05/06/11     179.15      07/06/96      80.0        15.000               354.12
 ML664 10266115353     17,750.00  06/03/96       05/03/11     179.05      06/03/96      90.0        12.440               218.08
 ML664 10266115354     11,000.00  06/06/96       05/06/11     179.15      06/06/96      64.8        11.940               131.59
 ML664 10266115363     54,118.00  06/06/96       05/06/11     179.15      06/06/96      89.8        11.940               647.42
 ML664 10266115369     23,500.00  06/06/96       05/06/11     179.15      06/06/96      17.5        11.440               273.63
 ML664 10266115377     31,400.00  06/06/96       05/06/11     179.15      06/06/96      75.4        12.940               396.05
 ML664 10266115383     39,825.00  06/06/96       05/06/11     179.15      06/06/96      89.9        11.940               476.43
 ML664 10266115399    146,200.00  06/24/96       05/24/11     179.74      06/24/96      85.0         9.300             1,208.05
 ML664 10266115556     72,000.00  06/20/96       05/20/11     179.61      06/20/96      78.2        12.600               892.11
 ML664 10266115586     22,800.00  06/23/96       05/23/06     119.70      06/23/96      79.9        12.950               339.76
 ML664 10266115688     31,000.00  06/21/96       05/21/11     179.64      06/21/96      53.4        11.990               318.63
 ML664 10266115696     75,600.00  06/07/96       05/07/26     359.18      06/07/96      90.0        11.940               774.14
 ML664 10266115699     31,950.00  06/07/96       05/07/11     179.18      06/07/96      83.0        12.940               402.98
 ML664 10266115702     12,500.00  06/15/96       05/15/11     179.44      06/15/96      89.3        11.250               121.41
 ML664 10266115734     26,000.00  06/22/96       05/22/06     119.67      06/22/96      46.0        11.750               369.28
 ML664 10266115809     17,000.00  06/16/96       05/16/16     239.47      06/16/96      82.7        11.250               178.37
 ML664 10266115831     16,000.00  06/06/96       05/06/11     179.15      06/06/96      89.7        12.840               200.76
 ML664 10266115910    126,000.00  06/22/96       05/22/26     359.67      06/22/96      90.0        10.750             1,176.19
 ML664 10266116035     31,995.00  06/17/96       05/17/11     179.51      06/17/96      80.0         9.750               338.94
 ML664 10266116238     39,886.57  06/01/96       05/01/16     239.00      07/01/96      45.9         9.050               361.18
 ML664 10266116261     45,000.00  06/21/96       05/21/11     179.64      06/21/96      45.0        13.750               524.30
 ML664 10266117171     51,000.00  06/20/96       05/20/11     179.61      06/20/96      85.0        12.200               532.46
 ML664 10266117172     44,000.00  06/21/96       05/21/26     359.64      06/21/96      55.0        12.240               460.73
 ML664 10266117194     72,000.00  06/01/96       05/01/11     179.00      06/01/96      57.1        11.950               737.83
 ML664 10266118442     42,000.00  06/22/96       05/22/11     179.67      06/22/96      80.0         9.250               432.26
                   -------------                           ------------                ----------------------------------------
                   14,221,192.22                              232.66                    76.9        11.257           145,734.95
                   66,345,798.64                              226.54                    77.4        11.122           675,660.23

                                                                         Page 28

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96


                                                                                                                       Principal
                                                                                                            Zip        Balance at
Sale ID  Account        Name                      Address                       City               State   Code       Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 SBCL  10266051697   RUSSO VINCENT             8012 13TH AVENUE              BROOKLYN               NY     11228        100,000.00
 SBCL  10266061806   LOMBARDO CLAUDIA          483-485 JEWETT AVENUE         STATEN ISLAND          NY     10302        134,000.00
 SBCL  10266065414   INC M&H REALTY            204 HIGHWAY 35                ABERDEEN               NJ     07725        165,000.00
 SBCL  10266065922   QUIROS TERESITA GARCIA    4411 NEW YORK AVENUE          UNION CITY             NJ     07087         74,000.00
 SBCL  10266068840   NUNEZ FELIX               413-415 PALISADE AVENUE       UNION CITY             NJ     07087        130,000.00
 SBCL  10266071738   KILLEEN ELIZABETH         124 MAIN STREET               COLD SPRING            NY     10516        120,000.00
 SBCL  10266071956   DENIS LINUS J             1077 NOSTRAND AVENUE          BROOKLYN               NY     11225        118,000.00
 SBCL  10266073879   HYNEY MACNAIR             14 CENTER STREET              FORT PLAIN             NY     13339         84,000.00
 SBCL  10266075083   DACHE ANDRE               461 DEKALB AVENUE             BROOKLYN               NY     11205        210,000.00
 SBCL  10266077362   BOUCICAUT YVON            1481 FULTON STREET            BROOKLYN               NY     11216         74,750.00
 SBCL  10266078295   INC KENVILLE INN          712 ROUTE 46                  KENVIL                 NJ     07847        104,000.00
 SBCL  10266079244   RUDMAN JOSEPH S           710 SHORB AVENUE N W          CANTON                 OH     44702         35,000.00
 SBCL  10266084868   CARPINONE CARMINE         160 DIVINE CORNERS ROAD       LOCH SHELDRAKE         NY     12759        437,500.00
 SBCL  10266085092   REYES RAMON               289-91 12TH AVE/580/582 22 ST PATERSON               NJ     07509        129,500.00
 SBCL  10266085879   BOND ELIZABETH            102 RALPH AVENUE              BROOKLYN               NY     11221         65,000.00
 SBCL  10266088168   GAIO ALEXANDER            59 EAST MAIN STREET           KINGS PARK             NY     11754        375,000.00
 SBCL  10266089007   CORP GREENVILLE           50-52 GRAHAM AVENUE           PATERSON               NJ     07500        100,000.00
 SBCL  10266089494   DELACRUZ ALCIBIADES       991 DUMONT AVENUE             BROOKLYN               NY     11207        129,500.00
 SBCL  10266091329   PENN STEPHEN H            98 REMSEN STREET              BROOKLYN               NY     11201        725,000.00
 SBCL  10266091526   DIROSA ANGELO             1763 81ST STREET              BROOKLYN               NY     11214        115,000.00
 SBCL  10266095009   JOHNSON WILMON D          8023-25 VERNON AVENUE         CHICAGO                IL     60619         75,000.00
 SBCL  10266095300   PINSON MENDEL             327 KINGSTON AVENUE           BROOKLYN               NY     11213        113,700.00
 SBCL  10266096370   CORP TIWIL HOLDING        89 COLUMBIA STREET            ALBANY                 NY     12210         95,000.00
 SBCL  10266096396   LASCANO MARCOS            4121 NEW YORK AVENUE          UNION CITY             NJ     07087        122,500.00
 SBCL  10266096471   SAPP THELMA               557 EAST 26TH STREET          BROOKLYN               NY     11221        118,000.00
 SBCL  10266097540   KROCK JANE                5901 W IRVING PARK RD         CHICAGO                IL     60634        160,000.00
 SBCL  10266097541   HARRIS MARY               4542-44 SOUTH INDIANA         CHICAGO                IL     60653         66,000.00
 SBCL  10266098314   DALZELL LAUDRICK          1631 SAINT MARKS AVENUE       BROOKLYN               NY     11233        112,000.00
 SBCL  10266098898   INC EFFINGER ENTERPRISES  1578-1586 EAST MAIN STREET    ROCHESTER              NY     14609        100,000.00
 SBCL  10266100057   CHANDOUTIE JOSEPH         289 ARLINGTON AVENUE          BROOKLYN               NY     11208        140,000.00
 SBCL  10266100403   COR 176 HOWARD AVE REALTY 176 HOWARD AVENUE             BROOKLYN               NY     11233        182,000.00
 SBCL  10266100904   WHITE ARNOLD H            7142-44 SOUTH EAST END AVE    CHICAGO                IL     60649        136,500.00
 SBCL  10266101015   INC ASCA REALTY           90 FOURTH STREET              PASSAIC                NJ     07055        100,000.00
 SBCL  10266101469   GAYLE AVIS ROBERTS        525 THROOP AVENUE             BROOKLYN               NY     11221        287,000.00
 SBCL  10266101529   INSERRA FRANCESCO         5230 NORTH OAKVIEW            CHICAGO                IL     60656        141,500.00
 SBCL  10266101907   CO WITHIN THE TIME REALTY 92 EAST 53RD STREET           BROOKLYN               NY     11203        235,000.00
 SBCL  10266101941   ZAPPIER GEORGE JR         593 PROSPECT AVENUE           BRONX                  NY     10455         81,250.00
 SBCL  10266102545   LEWIS WINSTON             344 ASHFORD STREET            BROOKLYN               NY     11207        105,000.00
 SBCL  10266103967   BUSH LEWIS D TER          4601 SOUTH ALBANY             CHICAGO                IL     60632         79,700.00
 SBCL  10266104224   LEGROS JACQUES R          71 SCHAEFER STREET            BROOKLYN               NY     11207        100,000.00
 SBCL  10266104657   MELCHOR ERSKIN C SR       7757-59 SOUTH ESSEX           CHICAGO                IL     60649        169,000.00
 SBCL  10266104658   MELCHOR ERSKIN C SR       4530 SOUTH ELLIS AVENUE       CHICAGO                IL     60653         97,500.00
 SBCL  10266105284   KASHEM ABUL               509 MCDONALD AVENUE           BROOKLYN               NY     11218        133,250.00
 SBCL  10266105927   OLLEY DAVID               43020 NYS RT 3                NATURAL BRIDGE         NY     13665        105,000.00
 SBCL  10266106842   CALDERON ENRIQUE          121 BOERUM STREET             BROOKLYN               NY     11206        122,500.00
 SBCL  10266109008   GAMBA RAFAEL              741 PARK AVENUE               BROOKLYN               NY     11206         97,500.00
 SBCL  10266110855   WHITE ETHER               4042-46 WEST WILCOX           CHICAGO                IL     60624         99,000.00
 SBCL  10266110957   SAWYER OLLIE              6842-44 SOUTH RIDGELAND       CHICAGO                IL     60649        160,000.00
       ----------------------------------------                                                                   ------------------
             48      Sale Total                                                                                       6,959,150.00



                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 SBCL  10266051697     96,312.29  10/01/94       09/01/09     159.00      06/01/96      46.5        11.500             1,168.19
 SBCL  10266061806    131,422.54  01/01/95       12/01/09     162.00      06/01/96      65.0        11.750             1,452.17
 SBCL  10266065414    159,693.20  04/01/95       03/01/10     165.00      06/01/96      55.0        11.500             1,927.51
 SBCL  10266065922     71,783.96  04/01/95       03/01/10     165.00      06/01/96      54.8        11.990               887.65
 SBCL  10266068840    126,106.97  04/01/95       03/01/10     165.00      06/01/96      54.1        11.990             1,559.38
 SBCL  10266071738    117,266.41  07/01/95       06/01/10     168.00      06/01/96      43.6        12.250             1,286.09
 SBCL  10266071956    115,683.99  08/01/95       07/01/10     169.00      06/01/96      54.8        11.500             1,378.46
 SBCL  10266073879     81,965.28  07/01/95       06/01/10     168.00      06/01/96      60.0        11.500               981.28
 SBCL  10266075083    208,928.32  08/01/95       07/01/10     169.00      06/01/96      59.1        12.500             2,289.74
 SBCL  10266077362     73,219.96  08/01/95       07/01/10     169.00      06/01/96      65.0        12.250               909.18
 SBCL  10266078295    103,464.08  10/01/95       09/01/10     171.00      06/01/96      54.7        11.100             1,026.85
 SBCL  10266079244     34,832.92  10/01/95       09/01/10     171.00      07/01/96      70.0        12.250               375.11
 SBCL  10266084868    430,237.28  10/01/95       09/01/10     171.00      06/01/96      50.0        11.990             5,247.92
 SBCL  10266085092    128,062.84  01/01/96       12/01/10     174.00      06/01/96      70.0        11.100             1,480.04
 SBCL  10266085879     64,280.03  01/01/96       12/01/10     174.00      06/01/96      44.8        11.100               742.87
 SBCL  10266088168    373,635.07  12/01/95       11/01/10     173.00      06/01/96      57.6        11.800             3,894.28
 SBCL  10266089007     99,733.24  01/01/96       12/01/10     174.00      06/01/96      60.6        12.100             1,060.62
 SBCL  10266089494    127,839.78  12/01/95       11/01/10     173.00      06/01/96      70.0        11.800             1,537.59
 SBCL  10266091329    715,432.45  12/01/95       11/01/10     173.00      06/01/96      53.1        11.250             8,354.50
 SBCL  10266091526    113,696.48  01/01/96       12/01/10     174.00      06/01/96      41.0        11.100             1,314.32
 SBCL  10266095009     74,309.48  01/01/96       12/01/10     174.00      06/01/96      48.3        13.100               953.87
 SBCL  10266095300    112,495.09  01/01/96       12/01/10     174.00      06/01/96      64.9        11.600             1,335.47
 SBCL  10266096370     94,820.66  03/01/96       02/01/11     176.00      06/01/96      52.7        11.100               937.98
 SBCL  10266096396    121,742.91  03/01/96       02/01/11     176.00      06/01/96      70.0        11.800             1,454.48
 SBCL  10266096471    117,463.91  01/01/96       12/01/10     174.00      06/01/96      50.8        12.500             1,286.62
 SBCL  10266097540    159,802.71  03/01/96       02/01/11     176.00      06/01/96      36.3        13.500             1,865.03
 SBCL  10266097541     65,924.43  02/01/96       01/01/11     175.00      06/01/96      55.0        15.500               871.03
 SBCL  10266098314    111,197.41  03/01/96       02/01/11     176.00      06/01/96      60.5        13.500             1,454.12
 SBCL  10266098898     99,399.14  03/01/96       02/01/11     176.00      06/01/96      60.6        12.100             1,206.61
 SBCL  10266100057    138,064.20  04/01/96       03/01/11     177.00      06/01/96      70.0        12.300             1,505.64
 SBCL  10266100403    180,873.24  03/01/96       02/01/11     176.00      06/01/96      65.0        12.250             2,213.66
 SBCL  10266100904    136,500.00  06/01/96       05/01/11     179.00      06/01/96      65.0        11.100             1,560.04
 SBCL  10266101015     99,224.58  03/01/96       02/01/11     176.00      07/01/96      62.5        12.500             1,232.52
 SBCL  10266101469    285,739.56  04/01/96       03/01/11     177.00      06/01/96      70.0        11.100             3,280.08
 SBCL  10266101529    141,500.00  06/01/96       05/01/11     179.00      06/01/96      30.4        12.990             1,789.39
 SBCL  10266101907    233,715.93  03/01/96       02/01/11     176.00      06/01/96      55.2        13.100             2,988.80
 SBCL  10266101941     81,250.00  04/01/96       03/01/11     177.00      06/01/96      65.0        13.600               953.26
 SBCL  10266102545    103,949.85  03/01/96       02/01/11     176.00      06/01/96      70.0        11.300             1,213.28
 SBCL  10266103967     79,700.00  05/01/96       04/01/11     178.00      07/01/96      41.9        11.600               815.96
 SBCL  10266104224     99,661.25  05/01/96       04/01/11     178.00      06/01/96      53.4        13.250             1,189.43
 SBCL  10266104657    168,919.18  05/01/96       04/01/11     178.00      06/01/96      65.0        12.600             1,855.32
 SBCL  10266104658     97,453.37  05/01/96       04/01/11     178.00      06/01/96      69.6        12.600             1,070.38
 SBCL  10266105284    133,185.12  05/01/96       04/01/11     178.00      06/01/96      65.0        12.500             1,452.90
 SBCL  10266105927    104,478.40  05/01/96       04/01/11     178.00      06/01/96      58.9        12.500             1,294.15
 SBCL  10266106842    122,500.00  06/01/96       05/01/11     179.00      06/01/96      70.0        12.200             1,308.34
 SBCL  10266109008     97,500.00  05/01/96       04/01/11     178.00      06/01/96      65.0        12.250             1,185.89
 SBCL  10266110855     99,000.00  06/01/96       05/01/11     179.00      06/01/96      55.0        16.000             1,345.30
 SBCL  10266110957    160,000.00  06/01/96       05/01/11     179.00      06/01/96      64.0        12.600             1,756.52
                   --------------                          ------------                ----------------------------------------
                    6,893,967.51                              173.72                    57.6        12.095            80,249.82

                                                                         Page 29

Alliance Funding Company                                                      Sale Schedule
A division of Superior Bank FSB                1996-2 Class 1 - Initial Pool of Fixed Rate Mortgages - Settlement 6/19/96



                                                                                                                    Principal
                                                                                                            Zip     Balance at
Sale ID  Account        Name                      Address                       City               State   Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 SBCL2 10266065393   MUI CHING MEI             755 CONEY ISLAND AVENUE       BROOKLYN               NY     11218         97,500.00
 SBCL2 10266100529   BRYANT GERALDINE W        6134-38 WEST NORTH AVE        CHICAGO                IL     60639        121,000.00
 SBCL2 10266100686   BEVERWYK HELEN M          1400-02 WEST SUPERIOR         CHICAGO                IL     60622         75,000.00
       ----------------------------------------                                                                   ------------------
              3      Sale Total                                                                                         293,500.00
             51      Total with Superior Retail                                                                       7,252,650.00
          1,464      Grand Total                                                                                     91,820,956.00




                     Cut-off Date  First                                              Original     Current          Scheduled
                       Principal   Payment       Maturity       Rem         Date         LTV       Mortgage          Payment
Sale ID  Account       Balance      Date           Date        Term         Due         Ratio        Rate           Int & Prin
- --------------------------------------------------------------------------------------------------------------------------------
 SBCL2 10266065393     94,801.27  03/01/95       02/01/10     164.00      06/01/96      55.0        11.500             1,138.99
 SBCL2 10266100529    120,861.11  04/01/96       03/01/11     177.00      06/01/96      44.0        11.600             1,238.78
 SBCL2 10266100686     71,956.44  03/01/96       02/01/11     176.00      07/01/96      35.7        11.100               857.16
                  ---------------                           ---------                  ----------------------------------------
                      287,618.82                              172.46                    45.5        11.442             3,234.93
                    7,181,586.33                              173.67                    57.1        12.069            83,484.75
                   91,623,068.53                              221.44                    75.5        11.150           939,175.00

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS11   10216094564  HUTCHINSON CEPHAS A          536 BLUE HILLS AVENUE           HARTFORD               CT     06112      72,200.00
 BS11   10216099687  THOMPSON JAMES               626 LAWSON DRIVE                LAKE ORION             MI     48362      30,000.00
 BS11   10216100709  LOGAN DONALD                 197 BRIDLE RIDGE PLACE NW       BREMERTON              WA     98311     120,000.00
 BS11   10216101134  SMITH MINNIE                 7942 S KENWOOD                  CHICAGO                IL     60619      57,700.00
 BS11   10216101549  ROBINSON MARIE M             4200 FLORIDA AVENUE             CINCINNATI             OH     45223      78,100.00
 BS11   10216101972  RODGERS LEANDREW             919 SOUTH 10TH AVENUE           MAYWOOD                IL     60153      88,400.00
 BS11   10216102053  MILLER KAREN E               703 SPRINGBROOK                 AURORA                 IL     60506      88,000.00
 BS11   10216102406  GARRETT MILLARD              106 ROSE LEA AVE                HAMILTON               OH     45011      28,000.00
 BS11   10216102687  BLUNT ROBERT C               1615 SOUTH 4TH AVENUE           MAYWOOD                IL     60153      60,000.00
 BS11   10216102758  CANAN MICHAEL J              728 PRICE STREET                RAVENNA                OH     44266      45,000.00
 BS11   10216103311  LATSCH FRANK W               780 OLD TOWN ROAD               SELDEN                 NY     11784     129,500.00
 BS11   10216103753  DOUGLAS BRUCE L              2401 DUFFY LANE                 RIVERWOODS             IL     60015     395,500.00
 BS11   10216104480  SMITH JACQUELINE V           561 WARDS CORNER RD             LOVELAND               OH     45140     130,500.00
 BS11   10216104564  BURNHAM CATHERINE            16344 BIRCHCROFT DRIVE          BROOK PARK             OH     44142      72,100.00
 BS11   10216104684  BOEKEL DENNIS W              515 ASHTON MANOR DRIVE          LOGANVILLE             GA     30248      96,900.00
 BS11   10216104795  GRESCO DALE R                916 WEST DRIVE                  SHEFFIELD LAKE         OH     44054      73,600.00
 BS11   10216105048  KYER STEVEN L                998 NORTON AVENUE               NORTON                 OH     44203     148,000.00
 BS11   10216105084  JOHNSON WILLIAM C            46 LELAND DRIVE                 MABLETON               GA     30059      56,250.00
 BS11   10216105159  RAPSIN VICKY D               104 S BENSON AVE                PLAINFIELD             IL     60451      81,000.00
 BS11   10216105325  SMITH ROBERT J               2633 PLYMOUTH GAGEVILLE ROAD    ASHTABULA              OH     44004      66,000.00
 BS11   10216105461  BRADFORD DENNIS              311 OHIO STREET                 FAIRBORN               OH     45324      46,500.00
 BS11   10216105518  WALTERS LAURA D              32815 PARKWAY DRIVE             SOLON                  OH     44139      77,000.00
 BS11   10216105583  LORICK MONICA D              7634 SOUTH EBERHART             CHICAGO                IL     60619      67,500.00
 BS11   10216105665  WAUGH DONOVAN T              1828 LONG VALLEY                GLENVIEW               IL     60025     133,900.00
 BS11   10216105741  WOLD KATHLEEN M              1803 HOLLY AVENUE               DARIEN                 IL     60561     181,600.00
 BS11   10216105832  RUNYAN DONALD W              5581 SOUTH NORTHWOOD DRIVE      EVERGREEN              CO     80439     114,000.00
 BS11   10216105964  ARROYO ROSA DELIA            1342 GROVE STREET               AURORA                 IL     60505      25,000.00
 BS11   10216106118  BURGY RANDY D                25569 NORVELL                   CHESTERFIELD TWP       MI     48051     102,000.00
 BS11   10216106168  BLECHA CAROL J               3938 GLENDENNING ROAD           DOWNERS GROVE          IL     60515      95,000.00
 BS11   10216106562  KRAMER EUGENE J              1013 FOREST TRIAL               SUGAR GROVE            IL     60554     105,000.00
 BS11   10216106677  HOSKING PETER                29881 CLUBHOUSE                 FARMINGTON HILLS       MI     48134     171,000.00
 BS11   10216106943  GARCIA ROBERT S              36 BURGESS DRIVE                GLENDALE HEIGHTS       IL     60139     127,800.00
 BS11   10216107223  HENDERSON SHERRY D           1164 SOUTH RIFLE STREET         AURORA                 CO     80017     166,500.00
 BS11   10216107274  BARNES SUSAN                 2418 BURR OAK AVE               NORTH RIVERSIDE        IL     60546      55,000.00
 BS11   10216107309  NOLAN MARYANN T              9339 S LONGWOOD DR              CHICAGO                IL     60620      55,000.00
 BS11   10216108304  ROSS VIRGINIA                1476 WENTWORTH                  CALUMET CITY           IL     60409      42,000.00
 BS11   10216109236  RAETHER CHARLES F            1038 VIEWPOINT                  LAKE IN THE HILLS      IL     60102     110,200.00
 BS11   10216109256  LEWIS CARL                   1421 GREENWOOD AVENUE           EVANSTON               IL     60201     158,100.00
 BS11   10216109894  BURNETT GEORGE T             9030 S PHILLIPS                 CHICAGO                IL     60617     103,500.00
        ------------------------------------------                                                                   ---------------
             39      Sale Total                                                                                         3,853,350.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 BS11   10216094564      72,110.82    03/01/96     02/01/26     10.375     10.375      16.375      7.500
 BS11   10216099687      29,977.32    05/01/96     04/01/26     10.750     10.750      16.750      6.750
 BS11   10216100709     119,932.73    05/01/96     04/01/26      8.875      8.875      14.875      5.500
 BS11   10216101134      57,663.21    05/01/96     04/01/26      8.250      8.250      14.250      5.000
 BS11   10216101549      78,061.58    05/01/96     04/01/26      9.500      9.500      15.500      6.250
 BS11   10216101972      88,350.44    05/01/96     04/01/26      8.875      8.875      14.875      5.500
 BS11   10216102053      87,927.83    05/01/96     04/01/26     10.375     10.375      16.375      7.000
 BS11   10216102406      27,985.48    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS11   10216102687      59,969.70    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 BS11   10216102758      44,976.06    05/01/96     04/01/26      9.125      9.125      15.125      6.000
 BS11   10216103311     129,431.09    05/01/96     04/01/26      9.125      9.125      15.125      6.000
 BS11   10216103753     395,283.97    05/01/96     04/01/26      9.000      9.000      15.000      5.750
 BS11   10216104480     130,430.34    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS11   10216104564      72,062.62    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS11   10216104684      96,864.50    05/01/96     04/01/26     10.875     10.875      16.875      7.750
 BS11   10216104795      73,571.53    05/01/96     04/01/26     10.625     10.625      16.625      7.250
 BS11   10216105048     147,921.24    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS11   10216105084      56,161.69    04/01/96     03/01/26      9.375      9.375      15.375      6.750
 BS11   10216105159      80,949.65    05/01/96     04/01/26      8.375      8.375      14.375      5.000
 BS11   10216105325      65,933.09    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 BS11   10216105461      46,482.97    05/01/96     04/01/26     10.875     10.875      16.875      6.750
 BS11   10216105518      76,959.02    06/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS11   10216105583      67,500.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 BS11   10216105665     133,849.59    05/01/96     04/01/26     10.750     10.750      16.750      6.750
 BS11   10216105741     181,527.83    05/01/96     04/01/26     10.500     10.500      16.500      7.250
 BS11   10216105832     113,936.09    05/01/96     04/01/26      8.875      8.875      14.875      5.500
 BS11   10216105964      24,773.21    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS11   10216106118     101,951.14    05/01/96     04/01/26      9.625      9.625      15.625      6.250
 BS11   10216106168      94,924.03    06/01/96     05/01/26      7.125      7.125      13.125      3.750
 BS11   10216106562     104,881.83    05/01/96     04/01/26      8.875      8.875      14.875      5.500
 BS11   10216106677     170,911.35    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS11   10216106943     127,731.99    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS11   10216107223     166,390.34    05/01/96     04/01/26      8.125      8.125      14.125      5.000
 BS11   10216107274      54,944.24    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 BS11   10216107309      54,941.70    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 BS11   10216108304      41,978.23    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS11   10216109236     110,088.26    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 BS11   10216109256     158,024.26    05/01/96     04/01/26      9.625      9.625      15.625      6.250
 BS11   10216109894     103,500.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
                      ------------                            ---------------------------------------------
                      3,850,860.97                               9.321      9.321      15.321      5.993

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS12   10216086599  VIOLA MILDRED                1112 BEVERLY ROAD               BROOKLYN               NY     11218     272,000.00
 BS12   10216097154  WHEELER CALLY R              9369 GALE ROAD                  WHITE LAKE             MI     48386      85,000.00
 BS12   10216097280  MEEKS BOBBY R                879 N LEBANON STREET            ARLINGTON              VA     22205     161,000.00
 BS12   10216098425  ALBRECHT PAUL M              119 HOCKENBURY DRIVE            GLEN GARDNER           NJ     08826     220,500.00
 BS12   10216099471  KARCHERE HELEN               37 COUNTY STREET                NORWALK                CT     06851     160,000.00
 BS12   10216099475  MANESH REZA                  104 SHUNPIKE ROAD               MADISON                NJ     07940     139,000.00
 BS12   10216099723  LONG LENORA                  127 BROOKSIDE AVENUE            ROOSEVELT              NY     11575      90,950.00
 BS12   10216101545  PRIETO ROXANA                108 PROSPECT STREET             JERSEY CITY            NJ     07307      84,000.00
 BS12   10216102339  DEVITA JOSEPH M              108 PORTAL COURT                BABYLON                NY     11702     140,000.00
 BS12   10216103008  OSZTROVICZKY TIBOR C         87-29 KINGSTON PLACE            JAMAICA ESTATES        NY     11432     217,000.00
 BS12   10216105054  FORST GARY                   5225 GREENVIEW                  CLARKSTON              MI     48348     128,000.00
 BS12   10216105055  DAKHLALLAH ASAAD             10 ANTHONY COURT                DEARBORN               MI     48126     162,000.00
 BS12   10216105168  HALLAK SANAA                 7235 HARTWELL AVE               DEARBORN               MI     48126      92,600.00
 BS12   10216105380  MITCHELL MARK                4712 PARE LANE                  TRENTON                MI     48183      92,000.00
 BS12   10216105942  NEUMEISTER MARY RUTH         3316 CRESTON                    LANSING                MI     48906      31,500.00
 BS12   10216106322  BRYAN DEBORAH I              208 ELM STREET                  STATEN ISLAND          NY     10310     136,500.00
 BS12   10216106894  DEGENAARS PATRICIA           11 GERARD DRIVE                 WALDWICK               NJ     07463      69,000.00
 BS12   10216107265  BARNHART LORETTA             6523 GLORIA                     ROMULUS                MI     48174      56,700.00
 BS12   10216107655  SURACI RICHARD               219 JOHNSON ROAD                HAMDEN                 CT     06518     110,000.00
 BS12   10216108992  MACHESNEY MICHAEL            151 W PRINCETON                 PONTIAC                MI     48340      50,000.00
 BS12   10216109141  KOCH LEONORA                 404 LYONS ROAD                  BASKING RIDGE          NJ     07920     158,915.00
 BS12   10216109142  KADHIM TAWFIQ                4873 CURTIS                     DEARBORN               MI     48126      45,500.00
        ------------------------------------------                                                                   ---------------
             22      Sale Total                                                                                         2,702,165.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 BS12   10216086599     268,959.74    01/01/96     12/01/25      9.625      9.625      15.625      7.500
 BS12   10216097154      84,955.21    05/01/96     04/01/26      9.250      9.250      15.250      6.000
 BS12   10216097280     160,741.00    03/01/96     02/01/26      9.125      9.125      15.125      6.000
 BS12   10216098425     220,000.02    02/01/96     01/01/26      8.875      8.875      14.875      5.750
 BS12   10216099471     159,840.85    03/01/96     02/01/26     11.375     11.375      17.375      8.250
 BS12   10216099475     138,866.28    04/01/96     03/01/26      9.625      9.625      15.625      6.750
 BS12   10216099723      90,908.68    05/01/96     04/01/26      9.875      9.875      15.875      6.750
 BS12   10216101545      83,927.48    04/01/96     03/01/26     10.250     10.250      16.250      4.750
 BS12   10216102339     139,858.05    05/01/96     04/01/26      9.375      9.375      15.375      6.250
 BS12   10216103008     216,832.13    05/01/96     04/01/26      8.375      8.375      14.375      5.250
 BS12   10216105054     127,918.38    05/01/96     04/01/26      8.250      8.250      14.250      5.000
 BS12   10216105055     161,807.04    04/01/96     03/01/26      8.625      8.625      14.625      5.750
 BS12   10216105168      92,518.30    05/01/96     04/01/26      6.625      6.625      12.625      3.750
 BS12   10216105380      91,962.45    05/01/96     04/01/26     10.375     10.375      16.375      7.250
 BS12   10216105942      31,456.35    05/01/96     04/01/26      9.125      9.125      15.125      6.000
 BS12   10216106322     136,417.00    05/01/96     04/01/26     10.125     10.125      16.125      7.000
 BS12   10216106894      68,932.94    05/01/96     04/01/26      8.625      8.625      14.625      5.250
 BS12   10216107265      56,634.05    05/01/96     04/01/26      9.000      9.000      15.000      5.750
 BS12   10216107655     110,000.00    06/01/96     05/01/26      8.875      8.875      14.875      5.500
 BS12   10216108992      49,973.39    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS12   10216109141     158,777.54    05/01/96     04/01/26     10.125     10.125      16.125      7.750
 BS12   10216109142      45,464.65    05/01/96     04/01/26     10.625     10.625      16.625      7.250
                     -------------                            ---------------------------------------------
                      2,696,751.53                               9.325      9.325      15.325      6.268

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 BS14   10216097181  DUKES WALTER                 1980 W CHICAGO BLVD             DETROIT                MI     48206      76,700.00
 BS14   10216097598  SANDY ROBERT                 30378 KING ROAD                 HURON TOWNSHIP         MI     48180      42,300.00
 BS14   10216097806  FOX NED R                    4455 SOUTH CREEK LANE           MURRAY                 UT     84107     107,200.00
 BS14   10216100453  CHAPPELL DON IRVING          34156 BACHELOR FLAT ROAD        ST HELENS              OR     97051     189,000.00
 BS14   10216100618  EARNEST KAMRAN M             58 COOKS COURT                  WATERFORD              NY     12188      96,000.00
 BS14   10216101873  GILDERSLEEVE SUSAN B         104 SOUTH MEADOWCROFT DRIVE     AKRON                  OH     44313      85,600.00
 BS14   10216102369  AQUINO REMO                  221 DUKES ROAD                  RAHWAY                 NJ     07065     116,000.00
 BS14   10216103545  SMITH DUANE A                5223 HESSEN ROAD                CASCO                  MI     48064      22,000.00
 BS14   10216103683  REVLOCK MARSHA L             330 KAREN DRIVE                 CHARDON                OH     44024      65,000.00
 BS14   10216103862  CADY JEFFREY                 717 MC ALISTER AVENUE           WAUKEGAN               IL     60085      99,000.00
 BS14   10216103982  DAVILA RALPH J               823 JULIAN STREET               DENVER                 CO     80204      75,000.00
 BS14   10216104033  GIRALDO LUIS D               102 RADCLIFFE ROAD              PLAINVIEW              NY     11803     140,000.00
 BS14   10216104069  GORZ LINDA M                 20814 HUMBOLDT DRIVE            FRANKFORT              IL     60423     100,000.00
 BS14   10216104460  SCHWERING STEPHAN L          3923 HOLMAN CIRLCE              CINCINNATI             OH     45236      50,000.00
 BS14   10216104493  KNOX DAVID J                 4041 SENOUR ROAD                INDIANAPOLIS           IN     46239     112,200.00
 BS14   10216104781  MILLER TIMOTHY W             3301 RED TREE PLACE             CASTLE ROCK            CO     80104     374,000.00
 BS14   10216104871  AL-NAJAAR ALI                6404 PAYNE                      DEARBORN               MI     48126      51,800.00
 BS14   10216105000  GALBRAITH JULIA              11887 SOUTH ASPEN RIDGE ROAD    SANDY                  UT     84094     157,050.00
 BS14   10216105019  BASIL FRANK E                27 PARIS STREET                 EAST PATCHOGUE         NY     11772      83,000.00
 BS14   10216105057  SCHILLING WILLIAM C          2329 N 115TH ST                 WAUWATOSA              WI     53226      75,000.00
 BS14   10216105445  DOWNS GARY                   16940 S. MILLCREEK RD.          NOBLESVILLE            IN     46060      96,000.00
 BS14   10216105831  LANNING LORI L               1263 EAST 357TH STREET          EAST LAKE              OH     44095      79,900.00
 BS14   10216106098  BABULA ROBERT A              4160 KOLZE                      SCHILLER PARK          IL     60176     125,800.00
 BS14   10216106172  STEPHENS SUSIE MAE           10829 SOUTH NORMAL STREET       CHICAGO                IL     60628      46,000.00
 BS14   10216106287  SCHRAB KEVIN J               9167 SOUTH GRANVILLE CIRCLE     SANDY                  UT     84093     137,700.00
 BS14   10216106380  JONES DENNIS L               786 EAST 1200 NORTH             MAPLETON               UT     84664     121,500.00
 BS14   10216106392  ROSS JAMES O                 44 COLONIAL CIRCLE              THORNTON               PA     19373     193,800.00
 BS14   10216106489  WIEDLIN GEORGE T             2021 EMERSON                    MELROSE PARK           IL     60164     101,700.00
 BS14   10216106761  MERTENS RICHARD C            1108 NEW YORK AVENUE            MANASQUAN              NJ     08736     132,000.00
 BS14   10216106794  KHIAL BAHRAM                 1120 EAST 5690 SOUTH            SALT LAKE CITY         UT     84121     114,750.00
 BS14   10216107237  CHASE THOMAS J               6492 MEADOW WOOD LANE           SEDALIA                CO     80135     260,000.00
 BS14   10216107612  LEVANDER GILBERT A           22517 96TH STREET EAST          BUCKLEY                WA     98321     152,000.00
 BS14   10216108224  BREWER ALAN D                6062 SOUTH DUDLEY WAY           LITTLETON              CO     80123      95,880.00
 BS14   10216108395  TUST ROBERT                  3310 COWHAND DRIVE              COLORADO SPRINGS       CO     80922     126,680.00
 BS14   10216109386  RIDDLE FRANKLIN P            1525 PETAL WAY                  SAN JOSE               CA     95129     324,000.00
        ------------------------------------------                                                                   ---------------
             35      Sale Total                                                                                         4,224,560.00
             96      Total with Banco Santander                                                                        10,780,075.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 BS14   10216097181      76,635.73    05/01/96     04/01/26     10.875     10.875      16.875      6.750
 BS14   10216097598      42,300.00    06/01/96     05/01/26     10.750     10.750      16.750      6.750
 BS14   10216097806     107,107.27    04/01/96     03/01/26     10.125     10.125      16.125      7.000
 BS14   10216100453     188,934.42    05/01/96     04/01/26     11.125     11.125      17.125      8.000
 BS14   10216100618      95,946.18    05/01/96     04/01/26      8.875      8.875      14.875      5.750
 BS14   10216101873      85,600.00    06/01/96     05/01/26     10.875     10.875      16.875      7.500
 BS14   10216102369     115,855.30    05/01/96     04/01/26      8.375      8.375      14.375      5.250
 BS14   10216103545      21,653.54    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 BS14   10216103683      64,964.58    05/01/96     04/01/26      9.500      9.500      15.500      6.250
 BS14   10216103862      99,000.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 BS14   10216103982      74,970.99    05/01/96     04/01/26     10.625     10.625      16.625      7.250
 BS14   10216104033     139,842.46    05/01/96     04/01/26      8.875      8.875      14.875      6.000
 BS14   10216104069     100,000.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 BS14   10216104460      50,000.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 BS14   10216104493     112,146.25    06/01/96     05/01/26      9.625      9.625      15.625      6.250
 BS14   10216104781     373,830.09    05/01/96     04/01/26      9.875      9.875      15.875      6.500
 BS14   10216104871      51,720.92    04/01/96     03/01/26      7.375      7.375      13.375      4.500
 BS14   10216105000     156,964.22    05/01/96     04/01/26      9.000      9.000      15.000      5.750
 BS14   10216105019      82,947.08    05/01/96     04/01/26      8.250      8.250      14.250      5.000
 BS14   10216105057      74,960.09    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 BS14   10216105445      96,000.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 BS14   10216105831      79,865.59    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 BS14   10216106098     125,800.00    06/01/96     05/01/26      9.625      9.625      15.625      6.250
 BS14   10216106172      46,000.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 BS14   10216106287     137,618.70    05/01/96     04/01/26      8.625      8.625      14.625      5.400
 BS14   10216106380     121,444.80    05/01/96     04/01/26      9.875      9.875      15.875      6.750
 BS14   10216106392     193,641.08    05/01/96     04/01/26     10.375     10.375      16.375      7.750
 BS14   10216106489     101,700.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 BS14   10216106761     131,954.20    05/01/96     04/01/26     11.125     11.125      17.125      8.000
 BS14   10216106794     114,688.94    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 BS14   10216107237     259,846.50    05/01/96     04/01/26      8.625      8.625      14.625      5.250
 BS14   10216107612     151,941.20    05/01/96     04/01/26     10.625     10.625      16.625      7.250
 BS14   10216108224      95,792.52    05/01/96     04/01/26      9.875      9.875      15.875      6.500
 BS14   10216108395     126,564.43    05/01/96     04/01/26      9.875      9.875      15.875      6.500
 BS14   10216109386     324,000.00    06/01/96     05/01/26      7.875      7.875      13.875      4.500
                     -------------                            ---------------------------------------------
                      4,222,237.08                               9.502      9.502      15.502      6.223
                     10,769,849.58                               9.393      9.393      15.393      6.152

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML122  10216091943  NAKITTO SHABENA              14431 SOUTH UNION AVENUE        RIVERDALE              IL     60627      69,200.00
 ML122  10216102595  DUNLAP BRUCE L               15633 S.W. SORA COURT           BEAVERTON              OR     97007     147,000.00
 ML122  10216103566  SMEDLEY GARTH T              4242 WEST RUTH DRIVE            SALT LAKE CITY         UT     84118      98,400.00
 ML122  10216104132  ENNIS SHEILA                 5405 N MULLIGAN                 CHICAGO                IL     60630     128,000.00
 ML122  10216104447  THUMSER VIVIAN WINSLOW       60 BAYPORT AVENUE               BAYPORT                NY     11705     148,750.00
 ML122  10216104876  CARVER SHARON LYNN           2616  COLLINS STREET            BLUE ISLAND            IL     60406      58,000.00
 ML122  10216104959  BEVERS JOSEPH R              3783 WYNTUCK CIRCLE NW          KENNESAW               GA     30144      79,000.00
 ML122  10216105561  JONES BARRY A                4346 SOUTHWOOD DRIVE            FRANKLIN               WI     53132     112,700.00
 ML122  10216106016  CESIRO ROBERT M              3331 LAWRENCE AVENUE            OCEANSIDE              NY     11572     180,000.00
 ML122  10216106082  ILASI GASPER F               19 SECATOGUE AVENUE             EAST ISLIP             NY     11730     168,000.00
 ML122  10216106266  STEVENSON PERCY              15232 SOUTH TURLINGTON          HARVEY                 IL     60426      52,700.00
 ML122  10216106273  BETTY TERRY D                6030 WEST OUTER DRIVE           DETROIT                MI     48235      56,200.00
 ML122  10216106276  WALLACE BRENDA J             904 FAIRWOOD BLVD               ELYRIA                 OH     44035      69,200.00
 ML122  10216106321  MEYER KURT G                 11046 W 167TH PL                ORLAND PARK            IL     60462     250,000.00
 ML122  10216106439  LAWRENCE HARVEY              12424 SOUTH WALLACE             CHICAGO                IL     60628      47,600.00
 ML122  10216106603  FLING STACEY A               8040 RED COACH AVENUE           LAS VEGAS              NV     89129     345,000.00
 ML122  10216106754  CASH PAUL A                  120 LANDING COURT               BESSEMER CITY          NC     28016      75,000.00
 ML122  10216106885  NASSI ALEXIS                 808 SOUTH 3RD STREET            PHILADELPHIA           PA     19147      55,250.00
 ML122  10216106925  YOUNG CHARLES W              929 MCINTIRE AVENUE             ZANESVILLE             OH     43701      30,100.00
 ML122  10216106944  DEACY JOHN                   62-60 60TH DRIVE                MASPETH                NY     11378     125,000.00
 ML122  10216107132  BOYD WILLIAM LANCE           2107 TUDOR CASTLE CIRCLE        DECATUR                GA     30035      80,500.00
 ML122  10216107500  FIKE DAVID                   128 MILLBROOK LANE              SCHAUMBURG             IL     60193      50,000.00
 ML122  10216107983  WILLIAMS DEAN C              87 PRESIDENT STREET             HEMPSTEAD              NY     11550     120,000.00
 ML122  10216108106  SPECKMAN WALTER J            1927 34TH AVENUE                GREELEY                CO     80631      81,900.00
 ML122  10216108196  POTTER CHARLES V             26 STEVEN PLACE                 SMITHTOWN              NY     11787     127,000.00
 ML122  10216108485  MARTINEZ MICHAEL B           4607 W MORTEN AVENUE            GLENDALE               AZ     85301      96,050.00
 ML122  10216108566  STANTON CARLA R              1600 BOSTON STREET              AURORA                 CO     80010      51,850.00
 ML122  10216108710  DUDEK ANTOINETTE V           17516 WOODBROOK LANE            LOCKPORT               IL     60441      97,500.00
 ML122  10216108963  NEWTON EVERETTE L            3400 MERGANSER LANE             ALPHARETTA             GA     30202     247,900.00
 ML122  10216109139  KAY MARSHA E                 1018 YEADON AVENUE              YEADON                 PA     19050      58,400.00
 ML122  10216109247  WHITMAN STEVEN LYNN          7788 CYNTHIA COURT              DOUGLASVILLE           GA     30134      72,000.00
 ML122  10216109387  RIDDLE FRANKLIN P            3267 MURIETTAS ROOST            DORRINGTON             CA     95223      71,400.00
 ML122  10216109522  THOMPSON STEVEN A            3118 SOUTH HALIFAX STREET       AURORA                 CO     80013      98,100.00
 ML122  10216109604  BRODERICK KRISTIN A          6 SEACOURT LANE                 PORT JEFFERSON         NY     11777     100,490.00
 ML122  10216109745  WADE SHEILA M                7703 ORCHARD DR                 WONDER LAKE            IL     60097      76,500.00
 ML122  10216109867  DIANA KATHERINE A            141 SHAGBARK DRIVE              DERBY                  CT     06418      50,000.00
 ML122  10216110061  MAUSER PAUL S                9777 WEST 97TH PLACE            WESTMINSTER            CO     80022     182,700.00
 ML122  10216110369  CHEATHAM HERBERT L           18515 COYLE                     DETROIT                MI     48235      41,000.00
 ML122  10216110440  BULLOCK EDWARD GENE          8572 SOUTH MCKENZIE LANE        WEST JORDAN            UT     84088      95,200.00
 ML122  10216110513  VARGAS EDITH                 6149 W ROSCOE                   CHICAGO                IL     60634     107,800.00
        ------------------------------------------                                                                   ---------------
             40      Sale Total                                                                                         4,201,390.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML122  10216091943      68,922.92    12/01/95     11/01/25     10.125     10.125      16.125      7.000
 ML122  10216102595     146,898.84    05/01/96     04/01/26      7.875      7.875      13.875      4.750
 ML122  10216103566      98,400.00    06/01/96     05/01/26     10.875     10.875      16.875      7.500
 ML122  10216104132     128,000.00    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML122  10216104447     148,682.42    05/01/96     04/01/26      9.875      9.875      15.875      7.125
 ML122  10216104876      58,000.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML122  10216104959      78,964.10    05/01/96     04/01/26      9.875      9.875      15.875      7.250
 ML122  10216105561     112,626.28    05/01/96     04/01/26      8.125      8.125      14.125      5.000
 ML122  10216106016     180,000.00    06/01/96     05/01/26      9.125      9.125      15.125      6.000
 ML122  10216106082     167,889.10    05/01/96     04/01/26     11.375     11.375      17.375      8.375
 ML122  10216106266      52,700.00    06/01/96     05/01/26      7.875      7.875      13.875      4.500
 ML122  10216106273      56,200.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML122  10216106276      69,200.00    06/01/96     05/01/26      7.875      7.875      13.875      4.500
 ML122  10216106321     250,000.00    06/01/96     05/01/26     10.875     10.875      16.875      7.250
 ML122  10216106439      47,600.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML122  10216106603     345,000.00    06/01/96     05/01/26      9.125      9.125      15.125      5.500
 ML122  10216106754      74,957.96    05/01/96     04/01/26      8.875      8.875      14.875      6.000
 ML122  10216106885      55,229.75    05/01/96     04/01/26     10.875     10.875      16.875      7.750
 ML122  10216106925      30,079.28    06/01/96     05/01/26      7.875      7.875      13.875      4.250
 ML122  10216106944     125,000.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML122  10216107132      80,463.43    05/01/96     04/01/26      9.875      9.875      15.875      6.750
 ML122  10216107500      50,000.00    06/01/96     05/01/26      7.375      7.375      13.375      3.750
 ML122  10216107983     120,000.00    06/01/96     05/01/26     10.750     10.750      16.750      7.500
 ML122  10216108106      81,843.64    05/01/96     04/01/26      7.875      7.875      13.875      4.500
 ML122  10216108196     126,953.47    06/01/96     05/01/26     10.875     10.875      16.875      6.750
 ML122  10216108485      96,050.00    06/01/96     05/01/26      9.625      9.625      15.625      6.250
 ML122  10216108566      51,850.00    06/01/96     05/01/26      9.875      9.875      15.875      6.250
 ML122  10216108710      97,453.03    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML122  10216108963     247,774.81    05/01/96     04/01/26      9.375      9.375      15.375      6.000
 ML122  10216109139      58,400.00    06/01/96     05/01/26      8.625      8.625      14.625      5.500
 ML122  10216109247      72,000.00    06/01/96     05/01/26     10.625     10.625      16.625      8.250
 ML122  10216109387      71,400.00    06/01/96     05/01/26      7.125      7.125      13.125      3.750
 ML122  10216109522      98,100.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML122  10216109604     100,490.00    06/01/96     05/01/26      7.125      7.125      13.125      3.750
 ML122  10216109745      76,500.00    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML122  10216109867      49,945.49    06/01/96     05/01/26      8.625      8.625      14.625      6.500
 ML122  10216110061     182,700.00    06/01/96     05/01/26      7.875      7.875      13.875      5.000
 ML122  10216110369      40,980.35    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML122  10216110440      95,151.92    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML122  10216110513     107,800.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
                      ------------                            ---------------------------------------------
                      4,200,206.79                               9.408      9.408      15.408      6.102

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML123  10216091758  MARTINEZ BENJAMIN            5 WEST LINDSLEY ROAD            CEDAR GROVE TOWNSHIP   NJ     07009     134,910.00
 ML123  10216095487  RINGER DENNIS A              752 BASSETT STREET              SALINE                 MI     48176     112,500.00
 ML123  10216098577  KEARNEY ZANDRA               1784 BERGEN STREET              BROOKLYN               NY     11233     103,500.00
 ML123  10216099022  SODHI JASKARAN S             63 LANGSTON POINT               HENRIETTA              NY     14623     187,000.00
 ML123  10216099233  BAYDOUN ALI K                6942-44 JONATHON                DEARBORN               MI     48126      96,900.00
 ML123  10216099682  CHOUDRY UME                  313 TRIANGLE ROAD               HILLSBOROUGH           NJ     08876     168,300.00
 ML123  10216099857  EGAN CHARLES M               57 GOLDFINCH GLEN               HACKETTSTOWN           NJ     07840      93,540.00
 ML123  10216100190  VENDITTI MICHAEL P           90 NORTH STREET                 BLOOMSBURY             NJ     08804     103,500.00
 ML123  10216100450  JEROME YVES                  5 KEATING PLACE                 HARTSDALE              NY     10530     161,250.00
 ML123  10216100770  BROWNE CLIFFORD B            1124 VALLEY ROAD                NEW CANAAN             CT     06840     430,000.00
 ML123  10216101155  CHRYSIKO THOMAS EFTHIMIOS    459 SHANNON PLACE               CLIFFSIDE PARK         NJ     07010     170,000.00
 ML123  10216102138  NIONES ALFREDO               88-02 239TH STREET              BELLEROSE              NY     11426     152,000.00
 ML123  10216102365  HUNT JOHN                    216 HARNED ROAD                 COMMACK                NY     11725     174,400.00
 ML123  10216102379  VALSOANEY JOHN A             13 FIELDSTONE DR                SUSSEX                 NJ     07438     196,800.00
 ML123  10216102561  BRAHA EDWARD                 723 51ST STREET                 BROOKLYN               NY     11220     114,000.00
 ML123  10216102690  SWARTHOUT BRIAN              1400 PACIFIC AVENUE             BEACHWOOD              NJ     08722      85,850.00
 ML123  10216102891  BYGRAVE DWIGHT               1936 CLOVE ROAD                 STATEN ISLAND          NY     10304     104,550.00
 ML123  10216103074  FLORES JOSE                  12 HASECO AVENUE                PORT CHESTER           NY     10573     135,920.00
 ML123  10216103201  GRANT DOUGLAS D              237 MERLINE ROAD                VERNON                 CT     06066     140,000.00
 ML123  10216103283  TORRES JAVIER                275 BIRMINGHAM STREET           BRIDGEPORT             CT     06606      64,175.00
 ML123  10216103364  HYLARIS CHANTAL              534 BELLMORE AVENUE             EAST MEADOW            NY     11554     153,600.00
 ML123  10216103615  MOORE CARL                   22 ROOSEVELT PLACE              BROOKLYN               NY     11233     133,200.00
 ML123  10216103719  WAYANS HOWELL                23 BENTLEY AVENUE               JERSEY CITY            NJ     07302      90,900.00
 ML123  10216103918  DAVIS GILBERT W              41 JEFFERSON AVENUE             NORTH PATCHOGUE        NY     11772      71,900.00
 ML123  10216104334  IENGO DOMINICK               133 COMMODORE DRIVE             STATEN ISLAND          NY     10309     133,250.00
 ML123  10216104519  OSKARSSON GUDBJORN           1433 E CORTEZ ST                PHOENIX                AZ     85020      37,500.00
 ML123  10216104620  PALADINO JOSEPH              36 WICKATUNK ROAD               MANALAPAN              NJ     07726     148,000.00
 ML123  10216104774  LAWRENCE THOMAS K            103 EAST WOODCLIFFE AVENUE      LITTLE FALLS           NJ     07424     105,000.00
 ML123  10216104824  CAVALLO VITO                 1225 LYDIG AVENUE               BRONX                  NY     10461     220,000.00
 ML123  10216104917  PITTS JONI M                 1368 WEST BROKEN ARROW DRIVE    NEW PALESTINE          IN     46163     157,000.00
 ML123  10216105052  BROMBERG STEVEN S            835 EAST JASPER COURT           GRANBY                 CO     80446     155,550.00
 ML123  10216105183  GOLDSON YITZCHOK             1914 AVENUE I                   BROOKLYN               NY     11230     160,500.00
 ML123  10216105247  ARMETTA VINCENZO             12426 N 29TH PLACE              PHOENIX                AZ     85032     100,800.00
 ML123  10216105289  HAGGERTY STEPHEN D           716 SUBURBAN ROAD               UNION                  NJ     07083     138,000.00
 ML123  10216105501  KAVANAUGH MARY ELIANE        145-61 224 STREET               LAURELTON              NY     11413     127,500.00
 ML123  10216105607  MASCITELLI CLAUDIA           11 GRANT AVENUE                 FLEMINGTON             NJ     08822     114,300.00
 ML123  10216105777  CENTORE JOHN                 2 WOODSHIRE COURT               BALLSTON LAKE          NY     12019     142,800.00
 ML123  10216106030  DARLING KENNETH D            1801 REESE MANOR DRIVE          FINKSBURG              MD     21048     123,750.00
 ML123  10216106447  TUDI ANTHONY J               255 74TH STREET NORTH           ST PETERSBURG          FL     33710     102,400.00
 ML123  10216106760  RIVA JAVIER                  104 GRIFFITH STREET             JERSEY CITY            NJ     07307      35,700.00
 ML123  10216106820  HOUTAIT NAWAL                10461 S MORROW CIRCLE           DEARBORN               MI     48126      88,500.00
 ML123  10216106907  DUNGY BRUCE A                23250 MILLARD                   SOUTHFIELD             MI     48034     107,900.00
 ML123  10216107211  REAGAN CHRISTOPHER J         141 DAVENPORT STREET            SOMERVILLE             NJ     08876      98,400.00
 ML123  10216107288  ROSE KEVIN A                 124 MUNSON ROAD                 BEACON FALLS           CT     06403     140,000.00
 ML123  10216107294  ULLMAN KAY S                 7 MADELINE DRIVE                RIDGEFIELD             CT     06877     139,400.00
 ML123  10216107354  ROETTGEN JOANNA L            7101 E DREYFUS AVE              SCOTTSDALE             AZ     85254     132,100.00
 ML123  10216107424  MCKENZIE STEVEN R            4231 SUNSET KNOLL DRIVE         TRINITY                NC     27370     181,000.00
 ML123  10216107479  DRAKE LUCILLE G              245 RICH VALLEY RD              MECHANICSBURG          PA     17055     105,000.00
 ML123  10216107482  MARCHESE EDITH               191 MOUNTAINDALE ROAD           YONKERS                NY     10710     159,800.00
 ML123  10216107516  SEMAAN BOULOS                1224 S ALDER STREET             PHILADELPHIA           PA     19147      36,500.00
 ML123  10216107600  BENNETT WILLIAM P            159 MANNING AVENUE              NORTH PLAINFIELD       NJ     07060      71,200.00
 ML123  10216107652  EMMETT ELAINE R              412 LIBERTY COURT               SCHENECTADY            NY     12303     139,900.00
 ML123  10216107661  MADSEN KIM                   115 BARNETT STREET              BOONTON                NJ     07005     171,700.00
 ML123  10216107733  BAZZI ZAYNAB                 7820 APPOLINE                   DEARBORN               MI     48126      90,900.00
 ML123  10216107740  AL-KHAFAJI ALAA              7524 STEADMAN                   DEARBORN               MI     48126      64,600.00
 ML123  10216107787  STERLING HERMAN              18 CHAPMAN PLACE                IRVINGTON              NJ     07111     110,500.00
 ML123  10216108082  VIOLA VINCENT                476 ST GEORGE ROAD              STATEN ISLAND          NY     10306     365,500.00
 ML123  10216108163  KHAN MUZAMIL                 436 OLD DOVER ROAD              COLONIA                NJ     07067     255,000.00
 ML123  10216108170  OTTOMANO MICHAEL F           4 LAKESIDE DRIVE                VALHALLA               NY     10595     280,000.00
 ML123  10216108185  MCGARRY EVERETT JOSEPH JR    1551 FRASER AVENUE              MERRICK                NY     11566     178,000.00



                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML123  10216091758     134,462.71    01/01/96     12/01/25      8.125      8.125      14.125      5.250
 ML123  10216095487     112,328.23    03/01/96     02/01/26      9.375      9.375      15.375      5.750
 ML123  10216098577     103,333.50    03/01/96     02/01/26      9.125      9.125      15.125      6.000
 ML123  10216099022     186,819.59    04/01/96     03/01/26      9.625      9.625      15.625      7.250
 ML123  10216099233      96,141.09    03/01/96     02/01/26      7.625      7.625      13.625      4.500
 ML123  10216099682     168,176.12    04/01/96     03/01/26     10.875     10.875      16.875      7.750
 ML123  10216099857      93,434.73    05/01/96     04/01/26      8.875      8.875      14.875      6.000
 ML123  10216100190     103,365.14    03/01/96     02/01/26     10.125     10.125      16.125      7.000
 ML123  10216100450     161,176.74    05/01/96     04/01/26      9.875      9.875      15.875      6.500
 ML123  10216100770     429,688.78    06/01/96     05/01/26      7.625      7.625      13.625      4.750
 ML123  10216101155     169,918.56    06/01/96     05/01/26      9.625      9.625      15.625      6.750
 ML123  10216102138     151,845.88    05/01/96     04/01/26      9.375      9.375      15.375      6.250
 ML123  10216102365     174,159.17    04/01/96     03/01/26      7.875      7.875      13.875      5.000
 ML123  10216102379     196,727.89    05/01/96     04/01/26     10.875     10.875      16.875      7.750
 ML123  10216102561     113,950.90    05/01/96     04/01/26     10.125     10.125      16.125      6.750
 ML123  10216102690      85,773.72    05/01/96     04/01/26     10.000     10.000      16.000      6.750
 ML123  10216102891     104,503.75    05/01/96     04/01/26     10.000     10.000      16.000      6.750
 ML123  10216103074     135,875.35    05/01/96     04/01/26     11.375     11.375      17.375      8.000
 ML123  10216103201     140,000.00    06/01/96     05/01/26     11.625     11.625      17.625      7.750
 ML123  10216103283      64,148.81    05/01/96     04/01/26     10.375     10.375      16.375      7.250
 ML123  10216103364     153,600.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 ML123  10216103615     133,136.19    05/01/96     04/01/26      9.625      9.625      15.625      6.750
 ML123  10216103719      90,780.68    04/01/96     03/01/26      8.125      8.125      14.125      5.000
 ML123  10216103918      71,870.65    06/01/96     05/01/26     10.375     10.375      16.375      8.250
 ML123  10216104334     133,250.00    06/01/96     05/01/26      8.625      8.625      14.625      5.250
 ML123  10216104519      37,478.97    05/01/96     04/01/26      8.875      8.875      14.875      5.500
 ML123  10216104620     147,942.76    05/01/96     04/01/26     10.625     10.625      16.625      7.500
 ML123  10216104774     105,000.00    06/01/96     05/01/26      8.625      8.625      14.625      6.500
 ML123  10216104824     219,776.93    05/01/96     04/01/26      9.375      9.375      15.375      6.250
 ML123  10216104917     157,000.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 ML123  10216105052     155,550.00    06/01/96     05/01/26      7.125      7.125      13.125      3.750
 ML123  10216105183     160,444.31    05/01/96     04/01/26     11.125     11.125      17.125      8.000
 ML123  10216105247     100,743.49    05/01/96     04/01/26      8.875      8.875      14.875      6.000
 ML123  10216105289     137,860.09    04/01/96     03/01/26      9.375      9.375      15.375      6.250
 ML123  10216105501     127,414.45    05/01/96     04/01/26      8.000      8.000      14.000      4.750
 ML123  10216105607     114,184.11    05/01/96     04/01/26      9.375      9.375      15.375      6.750
 ML123  10216105777     142,735.13    05/01/96     04/01/26      9.875      9.875      15.875      7.750
 ML123  10216106030     123,750.00    06/01/96     05/01/26     10.875     10.875      16.875      6.750
 ML123  10216106447     102,336.36    05/01/96     04/01/26      8.375      8.375      14.375      5.500
 ML123  10216106760      35,700.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 ML123  10216106820      88,445.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 ML123  10216106907     107,900.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 ML123  10216107211      98,340.39    06/01/96     05/01/26      8.500      8.500      14.500      5.250
 ML123  10216107288     139,903.65    06/01/96     05/01/26      7.875      7.875      13.875      5.000
 ML123  10216107294     139,400.00    06/01/96     05/01/26      9.875      9.875      15.875      7.250
 ML123  10216107354     131,838.12    05/01/96     04/01/26     10.625     10.625      16.625      7.250
 ML123  10216107424     180,917.77    06/01/96     05/01/26      9.875      9.875      15.875      6.500
 ML123  10216107479     104,946.97    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML123  10216107482     159,468.13    01/01/96     12/01/25     10.375     10.375      16.375      7.250
 ML123  10216107516      36,474.87    05/01/96     04/01/26      7.875      7.875      13.875      4.750
 ML123  10216107600      71,200.00    06/01/96     05/01/26     10.375     10.375      16.375      7.000
 ML123  10216107652     139,848.74    06/01/96     05/01/26     10.875     10.875      16.875      7.500
 ML123  10216107661     171,700.00    06/01/96     05/01/26     10.000     10.000      16.000      6.750
 ML123  10216107733      90,900.00    06/01/96     05/01/26      7.750      7.750      13.750      4.500
 ML123  10216107740      64,600.00    06/01/96     05/01/26      7.750      7.750      13.750      4.500
 ML123  10216107787     110,500.00    06/01/96     05/01/26      9.500      9.500      15.500      6.250
 ML123  10216108082     365,500.00    06/01/96     05/01/26      8.625      8.625      14.625      5.250
 ML123  10216108163     254,898.66    06/01/96     05/01/26     10.500     10.500      16.500      7.750
 ML123  10216108170     279,730.65    05/01/96     04/01/26      9.625      9.625      15.625      6.250
 ML123  10216108185     178,000.00    06/01/96     05/01/26      8.625      8.625      14.625      6.250

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML123  10216108199  BROWN PERCY                  195 HAWTHORNE STREET            BROOKLYN               NY     11225     163,800.00
 ML123  10216108233  ANTONIOLI FRANK A            515 LONDON ROAD                 YORKTOWN HEIGHTS       NY     10598     195,500.00
 ML123  10216108322  MANNING ERIC T               306 VINONA STREET               COMMERCE TOWNSHIP      MI     48382      81,000.00
 ML123  10216108471  CARTER NOMA K                8 IDEAL COURT                   PIKESVILLE             MD     21208     108,000.00
 ML123  10216108479  SIMMONS MILTON L             804 SOUTH CLAIBORNE STREET      GOLDSBORO              NC     27530     125,000.00
 ML123  10216109237  CORBETT NINA                 117-30  143RD STREET            SOUTH OZONE PARK       NY     11436     128,000.00
 ML123  10216109249  WICHM STEPHEN CHRISTOPHER    10290 KINROSS ROAD              ROSWELL                GA     30076     168,800.00
 ML123  10216109269  DOLAN DEBORAH C              3416 49TH STREET                TAMPA                  FL     33605      30,000.00
 ML123  10216109343  KOKKINIAS ALEXANDRA          8510 W WINONA                   CHICAGO                IL     60656     180,000.00
 ML123  10216109448  ELSAYED ALI                  7746 MILLER ROAD                DEARBORN               MI     48126     112,500.00
 ML123  10216109503  GILLIS LAWRENCE              10 CHANCE PLACE                 WEST BABYLON           NY     11704     102,000.00
 ML123  10216109837  HODROJ SIHAM                 6400 TERNES                     DEARBORN               MI     48126      94,500.00
 ML123  10216110307  STEPP KIMBERLEE ANN          2590 MAPLECREST                 WATERFORD              MI     48329      56,200.00
 ML123  10216110467  MARTELL ANNA MARIE           111 TIMOTHY CIRCLE              RADNOR                 PA     19087     123,500.00
 ML123  10216110835  SAEED MABKHUT ALI            5941 WILLIAMSON                 DEARBORN               MI     48126      73,600.00
 ML123  10216111748  HARTIGAN JOSEPH J III        648 ESSEX DRIVE                 ROCHESTER HILLS        MI     48309     164,500.00
        ------------------------------------------                                                                   ---------------
             76      Sale Total                                                                                        10,203,545.00



                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML123  10216108199     163,625.00    04/01/96     03/01/26      9.125      9.125      15.125      6.000
 ML123  10216108233     195,500.00    06/01/96     05/01/26      8.875      8.875      14.875      5.500
 ML123  10216108322      80,896.34    05/01/96     04/01/26      8.250      8.250      14.250      5.000
 ML123  10216108471     107,942.53    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 ML123  10216108479     124,933.48    05/01/96     04/01/26      9.125      9.125      15.125      5.750
 ML123  10216109237     128,000.00    06/01/96     05/01/26      7.125      7.125      13.125      3.750
 ML123  10216109249     168,731.09    06/01/96     05/01/26     10.375     10.375      16.375      7.000
 ML123  10216109269      30,000.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML123  10216109343     179,876.12    06/01/96     05/01/26      7.875      7.875      13.875      4.500
 ML123  10216109448     112,500.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 ML123  10216109503     101,819.38    06/01/96     05/01/26      9.875      9.875      15.875      7.000
 ML123  10216109837      94,449.71    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML123  10216110307      56,200.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML123  10216110467     123,500.00    06/01/96     05/01/26      9.125      9.125      15.125      5.500
 ML123  10216110835      73,571.53    06/01/96     05/01/26     10.625     10.625      16.625      7.250
 ML123  10216111748     164,500.00    06/01/96     05/01/26      9.125      9.125      15.125      5.750
                     -------------                            ---------------------------------------------
                     10,196,942.91                               9.301      9.301      15.301      6.151

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML124  10216076058  NEWELL ESTELLA               228 NORTH MAYFIELD AVENUE       CHICAGO                IL     60644      51,000.00
 ML124  10216084793  DIPIERRO ROMOLO              2105 COLONY DRIVE               CANTON                 GA     30114      80,800.00
 ML124  10216087397  TOWLE JAMES O                5503 ROBINRIDGE ROAD            GREENSBORO             NC     27407     177,300.00
 ML124  10216095573  SHMUELI BATYA                993 EAST 17TH STREET            BROOKLYN               NY     11230     328,000.00
 ML124  10216097603  KOPPMANN CANDICE B           23735 DONALD STREET             EASTPOINTE             MI     48021      50,400.00
 ML124  10216099185  LEWIS OTIS                   10024 SOUTH SANGAMON            CHICAGO                IL     60643      56,000.00
 ML124  10216099428  SANDOVAL MARY ANN            2271 DEXTER DRIVE               LONGMONT               CO     80501     130,000.00
 ML124  10216101508  INTSIFUL GAIL E              108 FRIARS COURT                BOLINGBROOK            IL     60440     114,300.00
 ML124  10216102143  CRYSTAL LINDA A              7028 WIL-LOU LANE               NORTH RIDGEVILLE       OH     44039     113,000.00
 ML124  10216102675  HOWELL DENISE                23 CENTRAL AVENUE               NORTH BABYLON          NY     11703      83,000.00
 ML124  10216104091  SCHATTSCHNEIDER STEVEN J     522 MARQUETTE AVENUE            SOUTH MILWAUKEE        WI     53172      54,700.00
 ML124  10216104249  HILL DEBORAH G               7321 SOUTH CONSTANCE            CHICAGO                IL     60649      30,000.00
 ML124  10216104406  DAVIS JOHN                   6630 S RHODES                   CHICAGO                IL     60636      43,500.00
 ML124  10216105157  COLEMAN JOHN W               45 GENEVA                       BELLWOOD               IL     60104      69,600.00
 ML124  10216105185  SCHWARTZ AMELIA F            1665 ROSLYN STREET              DENVER                 CO     80220      60,605.00
 ML124  10216106037  WASHINGTON COSBY F           517 24TH STREET NORTHEAST       WASHINGTON             DC     20002      70,000.00
 ML124  10216106129  BRADSHAW DARRYL              6706 232ND PLACE SOUTHWEST      MOUNTLAKE TERRACE      WA     98043     193,000.00
 ML124  10216106270  HARWOOD JEFFREY T            512 MARQUETTE                   FLINT                  MI     48504      47,600.00
 ML124  10216106499  DATKO HELEN V                1019 JONATHAN LANE              TUCKER                 GA     30084     101,900.00
 ML124  10216106614  DARBY ARTIE E                20157 LESURE                    DETROIT                MI     48235      35,500.00
 ML124  10216106706  ROSA CARMEN L                9495 GRACE LAKE DRIVE           DOUGLASVILLE           GA     30135     123,000.00
 ML124  10216107037  BOWEN JAMES W                1993 WEST 1620 NORTH            LAYTON                 UT     84041      81,600.00
 ML124  10216107057  BROWN DAVID PAUL             406 SOUTH ADAMS STREET          MIDVALE                UT     84047      68,560.00
 ML124  10216107249  MCELLIGOT MARTIN T           4410 WEST 142ND STREET          CRESTWOOD              IL     60445     113,600.00
 ML124  10216107403  GREGORAS ANTHONY             73 SPIRE VIEW ROAD              RIDGEFIELD             CT     06877     165,000.00
 ML124  10216107446  SHIRK DORA M                 464 NORTH JAMES                 EAST WENATCHEE         WA     98802     103,445.00
 ML124  10216107453  GARWOOD TONYA                9976 BRAILE                     DETROIT                MI     48228      29,200.00
 ML124  10216107498  PRATO LINDA L                4819 NORTH CLIFTON AVENUE       NORRIDGE               IL     60656      50,000.00
 ML124  10216107728  HOEFELMEYER RALPH SAMUEL     17650 WOODHAVEN DR              COLORADO SPRINGS       CO     80908     179,910.00
 ML124  10216108310  COPEN PAUL D                 2922 SOUTH COORS DRIVE          LAKEWOOD               CO     80228     180,175.00
 ML124  10216108521  GAMBILL WILLIAM D II         22044 ANASAZI WAY               GOLDEN                 CO     80401     350,000.00
 ML124  10216108722  CLARK DALE C                 12333 PARK KNOLL                GARFIELD HTS.          OH     44125      67,500.00
 ML124  10216108730  LEWIS HILBERT N              302 N. 3RD AVENUE               MAYWOOD                IL     60153     114,700.00
 ML124  10216108911  ELLIS MICHAEL P              206 LINCOLN STREET              ELIZABETH              CO     80107     102,000.00
 ML124  10216108969  WILKIE JACKIE S              5280 PRIEST ROAD                ACWORTH                GA     30102     118,000.00
 ML124  10216109122  CARIO CARMELO                6294 BEVERLY DRIVE              PARMA HEIGHTS          OH     44130     100,000.00
 ML124  10216109125  SERNA FILIBERTO              2311 NORTH MASON AVENUE         CHICAGO                IL     60639     108,000.00
 ML124  10216109349  CASPER THEODORE P            6307 RIO VERDE                  OAK FOREST             IL     60452     104,000.00
 ML124  10216109690  ULRICH BYRON                 1700 SOUTH WALDEN WAY           AURORA                 CO     80017      92,000.00
 ML124  10216109752  STEELE JOHN H                8609 ROCKEFELLER                BROOKFIELD             IL     60513      52,000.00
 ML124  10216109753  CLINGMAN BRUCE W             129 E STIMMEL                   WEST CHICAGO           IL     60185      96,000.00
 ML124  10216109774  FADEYI ABIODUN IDOWU         770 DODGE                       EVANSTON               IL     60202      83,200.00
 ML124  10216109978  COPPOLINO CYNTHIA S          1648 N NAGLE                    CHICAGO                IL     60635      81,000.00
 ML124  10216110256  MCCAHILL MATTHEW T           2131 WEST CINDY STREET          CHANDLER               AZ     85224      63,750.00
 ML124  10216110274  ONEIL REX L                  3602 SOUTH TOOLSON DRIVE        MAGNA                  UT     84044      72,800.00
 ML124  10216110532  KNOX WILLA                   8600 S. JUSTINE STREET          CHICAGO                IL     60620      51,700.00
 ML124  10216110551  JODOIN JAMES                 153 BARRYPOINT ROAD             RIVERSIDE              IL     60546     228,000.00
 ML124  10216110567  MITRO ROBERT F JR            4203 SANDHURST DRIVE            FORT WAYNE             IN     46590      54,600.00
 ML124  10216110578  SCHENK MARIANNE M            3005  SHERWIN                   CHICAGO                IL     60645     109,000.00
 ML124  10216110599  VITERITTI KEVIN              4 BALDWIN BOULEVARD             BAYVILLE               NY     11709     100,000.00
 ML124  10216110821  OSTRANDER DONALD J           2125-2127 ROOSEVELT STREET      HOLLYWOOD              FL     33020      74,250.00
 ML124  10216110888  MALYSHEFF CHRISTINA          9720 MEYER DRIVE                CONIFER                CO     80433     141,865.00
 ML124  10216111294  SAMUEL BENJAMIN              3417 N. KILDARE AVENUE          CHICAGO                IL     60641     202,500.00
 ML124  10216111324  MULLIGAN KATHEEN K           416 VINELAND ROAD               BAY VILLAGE            OH     44140      60,000.00
 ML124  10216111333  ZEHNDER PATRICIA A           900 HUCKLEBERRY LANE            NORTHBROOK             IL     60062     220,000.00
 ML124  10216111584  LOPEZ VIRGINIA               2711 SO. LAWNDALE               CHICAGO                IL     60623      96,000.00
 ML124  10216111757  KNEPPER WILLIAM              10406 SOUTH SACRAMENTO          CHICAGO                IL     60655     109,600.00
 ML124  10216112025  ANDERSON KIM L               565 HARDIN STREET               AURORA                 IL     60506      45,000.00
 ML124  10216112142  SMITH TERRY J                13486 THORNCREEK CIRCLE         THORNTON               CO     80241     267,750.00
 ML124  10216112404  POND DONNA M                 325 WEST 1025 SOUTH             GARLAND                UT     84312      60,000.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML124  10216076058      50,636.90    08/01/95     07/01/25      7.750      7.750      13.750      4.500
 ML124  10216084793      80,520.77    11/01/95     10/01/25      9.375      9.375      15.375      6.250
 ML124  10216087397     176,072.24    12/01/95     11/01/25      8.875      8.875      14.875      6.750
 ML124  10216095573     327,667.43    04/01/96     03/01/26      9.375      9.375      15.375      6.500
 ML124  10216097603      50,382.51    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML124  10216099185      56,000.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML124  10216099428     129,755.91    03/01/96     02/01/26      8.375      8.375      14.375      6.150
 ML124  10216101508     114,300.00    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML124  10216102143     113,000.00    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML124  10216102675      82,956.97    06/01/96     05/01/26      9.250      9.250      15.250      6.000
 ML124  10216104091      54,700.00    06/01/96     05/01/26     10.875     10.875      16.875      7.500
 ML124  10216104249      30,000.00    07/01/96     06/01/26     11.000     11.000      17.000      6.750
 ML124  10216104406      43,500.00    06/01/96     05/01/26      9.875      9.875      15.875      6.250
 ML124  10216105157      69,600.00    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML124  10216105185      60,605.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML124  10216106037      70,000.00    06/01/96     05/01/26     10.625     10.625      16.625      7.000
 ML124  10216106129     192,886.06    05/01/96     04/01/26      8.625      8.625      14.625      5.500
 ML124  10216106270      47,568.86    06/01/96     05/01/26      8.125      8.125      14.125      4.500
 ML124  10216106499     101,853.55    05/01/96     04/01/26      9.875      9.875      15.875      7.250
 ML124  10216106614      35,500.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML124  10216106706     122,944.12    05/01/96     04/01/26      9.875      9.875      15.875      7.000
 ML124  10216107037      81,600.00    06/01/96     05/01/26     10.625     10.625      16.625      7.000
 ML124  10216107057      68,560.00    06/01/96     05/01/26     10.625     10.625      16.625      7.000
 ML124  10216107249     113,600.00    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML124  10216107403     165,000.00    07/01/96     06/01/26      9.625      9.625      15.625      6.000
 ML124  10216107446     103,445.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML124  10216107453      29,200.00    06/01/96     05/01/26     11.125     11.125      17.125      6.750
 ML124  10216107498      50,000.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML124  10216107728     179,806.81    06/01/96     05/01/26      9.250      9.250      15.250      5.750
 ML124  10216108310     180,175.00    06/01/96     05/01/26      8.500      8.500      14.500      5.000
 ML124  10216108521     350,000.00    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML124  10216108722      67,500.00    06/01/96     05/01/26      8.500      8.500      14.500      5.000
 ML124  10216108730     114,643.89    06/01/96     05/01/26      9.875      9.875      15.875      6.250
 ML124  10216108911     101,942.82    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML124  10216108969     117,928.51    05/01/96     04/01/26      8.500      8.500      14.500      6.250
 ML124  10216109122      99,942.47    06/01/96     05/01/26      8.750      8.750      14.750      5.250
 ML124  10216109125     108,000.00    07/01/96     06/01/26      9.250      9.250      15.250      5.750
 ML124  10216109349     104,000.00    06/01/96     05/01/26      8.125      8.125      14.125      4.500
 ML124  10216109690      92,000.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML124  10216109752      51,965.98    06/01/96     05/01/26      8.125      8.125      14.125      4.500
 ML124  10216109753      95,966.69    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML124  10216109774      83,165.33    06/01/96     05/01/26     10.750     10.750      16.750      7.250
 ML124  10216109978      81,000.00    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML124  10216110256      63,750.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 ML124  10216110274      72,800.00    06/01/96     05/01/26     10.875     10.875      16.875      7.250
 ML124  10216110532      51,609.29    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML124  10216110551     228,000.00    06/01/96     05/01/26      8.250      8.250      14.250      4.500
 ML124  10216110567      54,600.00    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML124  10216110578     109,000.00    06/01/96     05/01/26      7.625      7.625      13.625      5.750
 ML124  10216110599      99,943.94    06/01/96     05/01/26      8.875      8.875      14.875      6.500
 ML124  10216110821      74,212.51    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML124  10216110888     141,865.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML124  10216111294     202,376.38    06/01/96     05/01/26      8.500      8.500      14.500      5.000
 ML124  10216111324      59,979.18    06/01/96     05/01/26     11.125     11.125      17.125      6.750
 ML124  10216111333     220,000.00    06/01/96     05/01/26     11.125     11.125      17.125      6.750
 ML124  10216111584      96,000.00    07/01/96     06/01/26     11.000     11.000      17.000      7.500
 ML124  10216111757     109,600.00    06/01/96     05/01/26      7.375      7.375      13.375      3.750
 ML124  10216112025      45,000.00    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML124  10216112142     267,750.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML124  10216112404      60,000.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML124  10216112480  LOPEZ J AMPARO               3502 SOUTH 52ND COURT           CICERO                 IL     60650      65,600.00
 ML124  10216112547  HUFFMAN ROBERT C             742 EAST PALO VERDE STREET      GILBERT                AZ     85296     157,250.00
 ML124  10216112789  POINDEXTER TERRY I           3801 OAK STREET                 WHEAT RIDGE            CO     80033      85,000.00
 ML124  10216112832  MENCER MICHAEL A             352 SOUTH OXFORD STREET         INDIANAPOLIS           IN     46201      30,000.00
 ML124  10216112846  PORTER LAURIE J              2645 WEST 9TH AVENUE            LONGMONT               CO     80501     156,800.00
 ML124  10216112855  MURALLES ITALO               1844 N                          CHICAGO                IL     60647     208,000.00
 ML124  10216112952  SPANO KATHLEEN E             6601 SUNSHINE CANYON DRIVE      BOULDER                CO     80302     394,000.00
 ML124  10216113122  SNYDER SCOTT A               478 ANNETTE COURT               WEST JEFFERSON         OH     43162      55,200.00
 ML124  10216113147  MACALUSO LAWRENCE T          3342 NORTH OSAGE AVENUE         CHICAGO                IL     60634     108,000.00
 ML124  10216113171  CAMERON ROBERT E             728 S FAIRFIELD AVE             ELMHURST               IL     60126     181,000.00
 ML124  10216113217  THOMPSON WILLIAM H           333 FAIRVIEW AVENUE             WINNETKA               IL     60093     210,000.00
 ML124  10216113486  DOPORCYK HELEN R             1513 ONEIDA LANE                MT. PROSPECT           IL     60056     170,000.00
 ML124  10216113662  LANG GEORGE                  1005 BARBI COURT                CASTLE ROCK            CO     80104      99,375.00
 ML124  10216113734  JODOIN JAMES M               1011 SOUTH LATHROP              FOREST PARK            IL     60130     182,000.00
 ML124  10216113821  BRANDWEIN HOWARD             10595 E FIREWHEEL DRIVE         SCOTTSDALE             AZ     85259     165,850.00
        ------------------------------------------                                                                   ---------------
             75      Sale Total                                                                                         8,677,985.00

                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML124  10216112480      65,600.00    07/01/96     06/01/26     10.750     10.750      16.750      7.250
 ML124  10216112547     157,180.44    06/01/96     05/01/26     10.000     10.000      16.000      6.500
 ML124  10216112789      85,000.00    06/01/96     05/01/26      7.375      7.375      13.375      3.750
 ML124  10216112832      29,985.24    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML124  10216112846     156,800.00    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML124  10216112855     208,000.00    07/01/96     06/01/26      9.750      9.750      15.750      6.250
 ML124  10216112952     394,000.00    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML124  10216113122      55,200.00    06/01/96     05/01/26     11.125     11.125      17.125      6.750
 ML124  10216113147     108,000.00    07/01/96     06/01/26      8.000      8.000      14.000      4.500
 ML124  10216113171     181,000.00    06/01/96     05/01/26      7.375      7.375      13.375      3.750
 ML124  10216113217     210,000.00    06/01/96     05/01/26     10.625     10.625      16.625      6.750
 ML124  10216113486     170,000.00    06/01/96     05/01/26      8.750      8.750      14.750      5.250
 ML124  10216113662      99,323.49    06/01/96     05/01/26      9.250      9.250      15.250      5.750
 ML124  10216113734     182,000.00    06/01/96     05/01/26      8.250      8.250      14.250      4.500
 ML124  10216113821     165,850.00    06/01/96     05/01/26     10.000     10.000      16.000      6.500
                      ------------                          ---------------------------------------------
                      8,674,318.29                               9.364      9.364      15.364      5.907

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML125  10216092171  HAUPTNER BRIAN E             3899 ETTMAN ROAD                YORKTOWN               NY     10598     125,600.00
 ML125  10216097495  CAREY EDWARD J               109 DOHM AVENUE                 GUILFORD               CT     06437     238,500.00
 ML125  10216097771  KOESLING JOHN                6 ASTOR DRIVE                   SHIRLEY                NY     11967      63,000.00
 ML125  10216100485  GLUSZEK CARL S               123 RUNNINGBROOK ROAD           GLEN MILLS             PA     19342     194,650.00
 ML125  10216100930  MINGE PATRICIA J             416 JULIE COURT                 LEBANON                OH     45036      52,000.00
 ML125  10216101154  AREVALO AGUSTO               19 TOPLAND ROAD                 HARTSDALE              NY     10530     257,600.00
 ML125  10216101942  TRAYNOR KATHERINE M          17 FORREST HILL DRIVE           FLEMINGTON             NJ     08822     126,000.00
 ML125  10216103576  CRISTI LORRAINE              57 BULGER AVENUE                NEW MILFORD            NJ     07646     152,000.00
 ML125  10216104459  KELLEY WALTER J              571 STERLING STREET             NEWTOWN                PA     18940     120,000.00
 ML125  10216104595  EDMAN LUSIA                  109-46 213 STREET               QUEENS VILLAGE         NY     11429     110,500.00
 ML125  10216104769  DEFELLIPO MICHAEL A          537-541 BELVIDERE AVENUE        PLAINFIELD             NJ     07060      65,000.00
 ML125  10216105248  BIXLER WILLIAM D             3291 W HANSEN                   SHOW LOW               AZ     85901      97,560.00
 ML125  10216105354  LEWIS WARREN D               258 RADNOR CHESTER ROAD         RADNOR                 PA     19087     111,800.00
 ML125  10216105953  KNIFFEN PETER                15 CIDER LANE                   NORWALK                CT     06851     176,000.00
 ML125  10216106123  GERIAK MELODY A              147 PLUMTREES ROAD              BETHEL                 CT     06801     153,750.00
 ML125  10216106124  DAGASTINO MICHAEL            65-49 77TH PLACE                MIDDLE VILLAGE         NY     11379     175,500.00
 ML125  10216106590  DAVIS JEFF                   23620 63RD AVE SW               VASHON                 WA     98070     294,000.00
 ML125  10216106841  PATRICIO JOSE JR             372 DEVON STREET                KEARNY                 NJ     07032     102,000.00
 ML125  10216107340  BONK JEFFREY C               109 CENTER                      HOLLY                  MI     48442      49,000.00
 ML125  10216107393  HAGHANI AFSHIN               #7 ORCHARD STREET               GREAT NECK             NY     11023     188,000.00
 ML125  10216107543  OBRIEN KELLY J               37128 BELCREST                  STERLING HEIGHTS       MI     48312      75,000.00
 ML125  10216107936  WHITE ALFRED W JR            207 ALLENDALE DRIVE             MORRISVILLE            PA     19067      70,000.00
 ML125  10216108025  MCLEOD GEORGIANNA            28 UNIVERSITY AVENUE            YONKERS                NY     10704     100,000.00
 ML125  10216108341  CAPPELLANO JOHN M            18-20 WEST MARKET STREET        BETHLEHEM              PA     18018     255,000.00
 ML125  10216108449  HELMICK FRED JR              98 MINE STREET                  FLEMINGTON             NJ     08822     140,250.00
 ML125  10216108465  LIMONGELLO MARYANN           107 SILVERWOOD COURT            TOMS RIVER             NJ     08753     128,500.00
 ML125  10216108571  HENDLEMAN JAMES A            2455 SOUTH WILSHIRE DRIVE       SALT LAKE CITY         UT     84109     249,900.00
 ML125  10216108843  OWENS HARRY B                HC1 BOX 554 TAYLOR ROAD         WILLCOX                AZ     85643      90,000.00
 ML125  10216108850  TOOLE THOMAS M               127 RUTH AVENUE                 SYRACUSE               NY     13210      65,600.00
 ML125  10216108884  HURT IRVINE                  509 GETTYSBURG STREET           PITTSBURGH             PA     15207      78,000.00
 ML125  10216109026  MOBLEY DIJON JR              13 CEDAR STREET                 MORRISTOWN             NJ     07960     153,000.00
 ML125  10216109195  DAUGHERTY GERALD A           8028 W KRALL ST                 GLENDALE               AZ     85303      81,000.00
 ML125  10216109244  PEPIO NICHOLAS               95 PARK STREET                  STATEN ISLAND          NY     10306     140,000.00
 ML125  10216110054  SUAREZ MANUEL A              69 SOUTH MONTAGUE STREET        VALLEY STREAM          NY     11580     102,000.00
 ML125  10216110552  JODOIN JAMES M               1217 SOUTH ELGIN AVENUE         FOREST PARK            IL     60130     108,000.00
 ML125  10216110970  NAVY RANDY JAMES             1622 VILLAGE PLACE              WINSTON SALEM          NC     27127      63,750.00
 ML125  10216111070  EDWARDS SHANE M              MALDEN AVENUE                   CATSKILL               NY     12463      45,000.00
 ML125  10216111167  BENOIT SALLY ANN             323 TYLER STREET                EAST HAVEN             CT     06512      89,250.00
 ML125  10216111393  TANNER KENNETH H             1311 EAST NANCE                 MESA                   AZ     85203     220,000.00
 ML125  10216111644  ROOP JAN N                   5165 MIDDLEBURG ROAD            UNION BRIDGE           MD     21791     163,200.00
 ML125  10216111653  JORDAN JERRY B               112 LA LOMA ROAD                TAOS                   NM     87571      95,000.00
 ML125  10216112724  YOUNG CARROLL D              625 FALCON BRIDGE DRIVE         JOPPATOWNE             MD     21085     102,400.00
 ML125  10216112738  TORO HOMERO DEL              23270 MEADOWLARK                OAK PARK               MI     48237      51,800.00
 ML125  10216112773  ROMANO PAUL F                44 HIGHWOOD ROAD                FARMINGTON             CT     06032     184,000.00
 ML125  10216113389  SAYMUAH NAJIM                23110 LAWRENCE                  DEARBORN               MI     48128     140,800.00
 ML125  10216113740  AJROUCHE ATA A               6387 ST MARYS                   DETROIT                MI     48228      30,100.00
 ML125  10216113763  FORMAN ALAN D                6 MAYWOOD COURT                 SAINT JAMES            NY     11780     204,000.00
 ML125  10216113894  DEL TORO HOMERO              6464 W COON LAKE ROAD           HOWELL                 MI     48853     157,600.00
 ML125  10216113899  MROUEH YOUSSEF               20811 FAIRVIEW                  DEARBORN HEIGHTS       MI     48127      92,800.00
 ML125  10216113986  SAYED YUSRA EL               10534 MORROSS                   DEARBORN               MI     48126      69,000.00
 ML125  10216114370  SINNO SOUZAN                 20409 ANN ARBOR TRAIL           DEARBORN HEIGHTS       MI     48127     136,800.00
        ------------------------------------------                                                                   ---------------
             51      Sale Total                                                                                         6,534,210.00




                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML125  10216092171     125,240.67    03/01/96     02/01/26      8.875      8.875      14.875      6.250
 ML125  10216097495     238,052.17    03/01/96     02/01/26      8.375      8.375      14.375      4.750
 ML125  10216097771      62,896.22    02/01/96     01/01/26     10.625     10.625      16.625      7.750
 ML125  10216100485     194,382.52    03/01/96     02/01/26      9.875      9.875      15.875      6.250
 ML125  10216100930      51,931.73    04/01/96     03/01/26      8.125      8.125      14.125      5.250
 ML125  10216101154     257,600.00    06/01/96     05/01/26     11.375     11.375      17.375      8.500
 ML125  10216101942     125,842.83    04/01/96     03/01/26      8.375      8.375      14.375      5.250
 ML125  10216103576     152,000.00    06/01/96     05/01/26      8.625      8.625      14.625      5.250
 ML125  10216104459     119,884.56    04/01/96     03/01/26      9.625      9.625      15.625      6.500
 ML125  10216104595     110,444.96    06/01/96     05/01/26     11.875     11.875      17.875      7.750
 ML125  10216104769      65,000.00    06/01/96     05/01/26      9.625      9.625      15.625      6.500
 ML125  10216105248      97,560.00    06/01/96     05/01/26      9.625      9.625      15.625      6.750
 ML125  10216105354     111,800.00    06/01/96     05/01/26      8.625      8.625      14.625      5.250
 ML125  10216105953     176,000.00    06/01/96     05/01/26     11.625     11.625      17.625      8.500
 ML125  10216106123     153,750.00    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML125  10216106124     175,420.27    06/01/96     05/01/26      9.875      9.875      15.875      6.750
 ML125  10216106590     294,000.00    06/01/96     05/01/26      8.375      8.375      14.375      4.750
 ML125  10216106841     102,000.00    06/01/96     05/01/26     10.375     10.375      16.375      6.750
 ML125  10216107340      49,000.00    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML125  10216107393     188,000.00    06/01/96     05/01/26      8.625      8.625      14.625      5.250
 ML125  10216107543      75,000.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML125  10216107936      69,962.75    06/01/96     05/01/26      9.125      9.125      15.125      6.000
 ML125  10216108025      99,902.84    05/01/96     04/01/26     11.750     11.750      17.750      7.750
 ML125  10216108341     254,890.16    05/01/96     04/01/26     10.125     10.125      16.125      7.000
 ML125  10216108449     140,250.00    06/01/96     05/01/26      9.625      9.625      15.625      7.000
 ML125  10216108465     128,431.62    06/01/96     05/01/26      9.125      9.125      15.125      5.750
 ML125  10216108571     249,900.00    06/01/96     05/01/26     10.125     10.125      16.125      6.500
 ML125  10216108843      90,000.00    06/01/96     05/01/26      9.250      9.250      15.250      5.750
 ML125  10216108850      65,600.00    06/01/96     05/01/26     11.125     11.125      17.125      8.250
 ML125  10216108884      78,000.00    06/01/96     05/01/26     11.125     11.125      17.125      7.500
 ML125  10216109026     153,000.00    06/01/96     05/01/26      8.625      8.625      14.625      5.000
 ML125  10216109195      81,000.00    06/01/96     05/01/26      9.375      9.375      15.375      5.750
 ML125  10216109244     139,958.82    05/01/96     04/01/26     11.875     11.875      17.875      7.750
 ML125  10216110054     102,000.00    06/01/96     05/01/26     12.125     12.125      18.125      7.750
 ML125  10216110552     108,000.00    06/01/96     05/01/26      8.000      8.000      14.000      4.500
 ML125  10216110970      63,750.00    06/01/96     05/01/26      9.875      9.875      15.875      6.250
 ML125  10216111070      44,977.27    06/01/96     05/01/26      9.375      9.375      15.375      6.000
 ML125  10216111167      89,216.40    06/01/96     05/01/26     10.750     10.750      16.750      7.250
 ML125  10216111393     220,000.00    06/01/96     05/01/26      9.125      9.125      15.125      6.250
 ML125  10216111644     163,113.15    06/01/96     05/01/26      9.125      9.125      15.125      5.500
 ML125  10216111653      95,000.00    06/01/96     05/01/26     10.375     10.375      16.375      7.000
 ML125  10216112724     102,400.00    06/01/96     05/01/26     12.125     12.125      18.125      8.500
 ML125  10216112738      51,769.41    06/01/96     05/01/26      8.625      8.625      14.625      5.000
 ML125  10216112773     184,000.00    06/01/96     05/01/26      8.375      8.375      14.375      5.500
 ML125  10216113389     140,800.00    06/01/96     05/01/26      8.125      8.125      14.125      4.500
 ML125  10216113740      30,079.81    06/01/96     05/01/26      8.000      8.000      14.000      4.500
 ML125  10216113763     204,000.00    07/01/96     06/01/26     11.000     11.000      17.000      7.500
 ML125  10216113894     157,600.00    06/01/96     05/01/26      8.500      8.500      14.500      5.000
 ML125  10216113899      92,800.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML125  10216113986      69,000.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML125  10216114370     136,800.00    07/01/96     06/01/26      9.250      9.250      15.250      5.750
                      ------------                            ---------------------------------------------
                      6,532,008.16                               9.632      9.632      15.632      6.243

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML126  10216104583  HAPANIEWSKI VIVIAN M         830 MACKLER DRIVE               CHICAGO HEIGHTS        IL     60411      86,200.00
 ML126  10216105979  SCHNOBRICH HENRY G JR        1301 N WESTERN AVENUE #208      LAKE FOREST            IL     60045      40,000.00
 ML126  10216107286  SCHNEIDER EDWARD             1608 MAXWELL                    WALL                   NJ     07719     128,000.00
 ML126  10216108150  ANDERSON STEVE B             33694 HOOD CANAL DRIVE NE       KINGSTON               WA     98346     289,000.00
 ML126  10216108380  CORNELL KAREN R              4601-A 216TH STREET SOUTHWEST   MOUNTLAKE TERRACE      WA     98043      51,500.00
 ML126  10216108697  ANTKOWIAK WALTER E           606 CLEOPHUS                    LINCOLN PARK           MI     48146      38,400.00
 ML126  10216108738  YOUNGREN ANN M               40666 MICHAEL DRIVE             MT. CLEMENS            MI     48038      96,500.00
 ML126  10216109070  LAPPEN STEPHEN F             1753 HAWTHORNE PLACE            BOULDER                CO     80304     329,800.00
 ML126  10216109280  ROGERS WILLIAM E             10809 SOUTH BEACH DRIVE NE      BAINBRIDGE ISLAND      WA     98110     200,000.00
 ML126  10216109327  PUCKETT MARGARET F           1125 S. OAK PARK AVENUE         OAK PARK               IL     60304     100,000.00
 ML126  10216110051  HARRIS CRAIG ANDREW          2922 SE 52ND AVENUE             PORTLAND               OR     97206      67,500.00
 ML126  10216110438  KURTZ GARY M                 16619 ISSAQUAH HOBART ROAD SE   ISSAQUAH               WA     98027     216,000.00
 ML126  10216110444  CURRAN SUZANNE               1351 EAST GREEN ROAD            FRUIT HEIGHTS          UT     84037     144,000.00
 ML126  10216110631  APGAR RONALD M               1547 WEST CHEYENNE ROAD         COLORADO SPRINGS       CO     80906     119,000.00
 ML126  10216110719  TOYAMA CRAIG I               1983 EAST SUMMERBORNE CIRCLE    SANDY                  UT     84093     225,000.00
 ML126  10216111204  ACOBA TOMAS R                4508 44TH STREET N E            TACOMA                 WA     98422     129,200.00
 ML126  10216111323  KLIMKIEWICZ BRIAN A          4735 HORTON AVE                 GARFIELD HEIGHTS       OH     44125      54,000.00
 ML126  10216111448  TANNER DANIEL                2150 WEST 5125 SOUTH            ROY                    UT     84067      87,000.00
 ML126  10216111598  HILDEBRAND JOHN D            4240 WOOSTER ROAD               FAIRVIEW PARK          OH     44126     100,000.00
 ML126  10216111634  MAHDI VIOLA EVANA            4519 HUNTSMAN BEND              DECATUR                GA     30034      96,000.00
 ML126  10216112267  STEPHENS TERESA Y            1420 BEDFORD                    GROSSE POINTE          MI     48230     115,200.00
 ML126  10216112325  AGOSTO EDWIN                 120 PORTER COURT                FAYETTEVILLE           GA     30214     116,450.00
 ML126  10216112692  DOYLE JOSEPH J               6128 S MAYFIELD                 CHICAGO                IL     60638      80,000.00
 ML126  10216112853  JOHNSON ELSIE M              804 STOWELL AVENUE              STREAMWOOD             IL     60107      45,000.00
 ML126  10216113028  GALLATY JOHN CHARLES         2880 SINTON ROAD                EVERGREEN              CO     80439     399,950.00
 ML126  10216113320  BALCAITIS LAVERNE M          7937 SOUTH NEWCASTLE            BURBANK                IL     60459      96,000.00
 ML126  10216113390  SANDLER HAROLD               245 JOHN STREET                 NEWINGTON              CT     06111      80,000.00
 ML126  10216113553  BROOKS C H                   11950 EAST IDA PLACE            ENGLEWOOD              CO     80111     268,000.00
 ML126  10216113609  WEINS JOHN D                 13365 BIRCH CIRCLE              THORNTON               CO     80241     112,200.00
 ML126  10216113872  SKAINES JAMES M JR           6565 SOUTH HIGH CIRCLE          MORRISON               CO     80465     142,425.00
 ML126  10216114254  ADAMS STEVEN S               11722 CRAZY HORSE TRAIL         CONIFER                CO     80433     134,360.00
 ML126  10216115150  AHMED ZAKARIA                3863 OLIVER                     HAMTRAMCK              MI     48212      14,400.00
        ------------------------------------------                                                                   ---------------
             32      Sale Total                                                                                         4,201,085.00




                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML126  10216104583      86,200.00    07/01/96     06/01/26      9.625      9.625      15.625      6.000
 ML126  10216105979      40,000.00    07/01/96     06/01/26      9.000      9.000      15.000      5.500
 ML126  10216107286     128,000.00    07/01/96     06/01/26     11.000     11.000      17.000      7.500
 ML126  10216108150     289,000.00    06/01/96     05/01/26      9.875      9.875      15.875      6.500
 ML126  10216108380      51,500.00    06/01/96     05/01/26      9.875      9.875      15.875      6.250
 ML126  10216108697      38,400.00    07/01/96     06/01/26     11.000     11.000      17.000      7.500
 ML126  10216108738      96,500.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML126  10216109070     329,800.00    07/01/96     06/01/26      9.625      9.625      15.625      6.125
 ML126  10216109280     200,000.00    07/01/96     06/01/26      8.750      8.750      14.750      5.250
 ML126  10216109327     100,000.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML126  10216110051      67,500.00    07/01/96     06/01/26      9.000      9.000      15.000      5.500
 ML126  10216110438     215,936.46    06/01/96     05/01/26     11.875     11.875      17.875      8.250
 ML126  10216110444     144,000.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 ML126  10216110631     119,000.00    07/01/96     06/01/26     10.000     10.000      16.000      6.500
 ML126  10216110719     225,000.00    06/01/96     05/01/26     10.750     10.750      16.750      7.250
 ML126  10216111204     129,200.00    07/01/96     06/01/26     10.000     10.000      16.000      6.500
 ML126  10216111323      54,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML126  10216111448      87,000.00    07/01/96     06/01/26     10.750     10.750      16.750      7.250
 ML126  10216111598     100,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML126  10216111634      96,000.00    06/01/96     05/01/26     10.875     10.875      16.875      8.500
 ML126  10216112267     115,200.00    07/01/96     06/01/26     11.125     11.125      17.125      7.500
 ML126  10216112325     116,404.96    06/01/96     05/01/26     10.625     10.625      16.625      7.250
 ML126  10216112692      80,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML126  10216112853      45,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML126  10216113028     399,950.00    07/01/96     06/01/26      8.750      8.750      14.750      5.250
 ML126  10216113320      96,000.00    07/01/96     06/01/26     11.000     11.000      17.000      7.500
 ML126  10216113390      80,000.00    07/01/96     06/01/26      8.750      8.750      14.750      5.250
 ML126  10216113553     268,000.00    07/01/96     06/01/26      8.000      8.000      14.000      4.500
 ML126  10216113609     112,200.00    07/01/96     06/01/26     10.000     10.000      16.000      6.500
 ML126  10216113872     142,425.00    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML126  10216114254     134,360.00    06/01/96     05/01/26      8.750      8.750      14.750      5.250
 ML126  10216115150      14,400.00    07/01/96     06/01/26      9.250      9.250      15.250      5.750
                      ------------                            ---------------------------------------------
                      4,200,976.42                               9.744      9.744      15.744      6.272

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML127  10216104562  BRUCE LEONARD W              210 FREDERICK AVENUE            ROCKVILLE              MD     20850     103,500.00
 ML127  10216105263  MARTIRE LOUIS                143 THOMPSON GROVE ROAD         MANALAPAN              NJ     07726     191,250.00
 ML127  10216105862  CURTISS GEORGES              61 WEIR STREET                  HEMPSTEAD              NY     11550     112,500.00
 ML127  10216107884  PACE MARTHA JEAN             1553 WEST 2175 SOUTH            SYRACUSE               UT     84075      85,000.00
 ML127  10216108079  METZGER EDWIN E              602 LANCASTER PIKE              NEW PROVIDENCE         PA     17560     102,600.00
 ML127  10216108508  LESLEY MARK D                2882 KINGS HIGHWAY EAST         PRESCOTT VALLEY        AZ     86314      61,830.00
 ML127  10216108865  JOHNSON MARY                 120 HUDSON STREET               LAKEWOOD               NJ     08701     100,000.00
 ML127  10216108946  THOMPSON JACQUELYN           1227 EAST 51 STREET             BROOKLYN               NY     11234     212,000.00
 ML127  10216110588  GEARY ALLYN                  341 HAZELWOOD PLACE             PISCATAWAY             NJ     08854      60,000.00
 ML127  10216110882  DONNELLY BRIAN J             432 STATE STREET                LANCASTER              PA     17603      83,200.00
 ML127  10216111470  MASON NATHANIEL              2816 FARRAGUT ROAD              BROOKLYN               NY     11210     172,000.00
 ML127  10216111667  CHAMBERS GLENN VERNON        5884 OLD RANDLEMAN ROAD         GREENSBORO             NC     27406      82,000.00
 ML127  10216112916  DELANEY JAMES A              448 SOUTH FLAT HILL ROAD        SOUTHBURY              CT     06488     205,000.00
 ML127  10216113236  PHILLIPS VIRONA              890 UNION CHURCH ROAD           ELKTON                 MD     21921      89,000.00
 ML127  10216113465  GARRIGAL EDWARD J            62 POPLAR AVENUE                WEST LONG BRANCH       NJ     07764     121,350.00
 ML127  10216114193  ILYASOV SOLOMON              4865 INKSTER ROAD               BLOOMFIELD TWP         MI     48302     164,800.00
 ML127  10216114550  MARTIN WILBUR L              14725 RED BIRD COURT            BROOKLYN               MI     49230     174,200.00
 ML127  10216115151  AHMED ZAKARIA                3895 OLIVER                     HAMTRAMCK              MI     48212      33,600.00
 ML127  10216115174  JENNINGS ANN MAE             1408 ALBERT DRIVE               MITCHELLVILLE          MD     20716     234,600.00
 ML127  10216115740  ABU-EITA RULA                6472 ARGYLE                     DEARBORN               MI     48126     193,800.00
 ML127  10216115743  HACHEM NAZIH                 7260 WINTHROP                   DETROIT                MI     48228      52,000.00
 ML127  10216116074  MANSOUR MOHAMED              4211 CALHOUN                    DEARBORN               MI     48126      74,800.00
        ------------------------------------------                                                                   ---------------
             22      Sale Total                                                                                         2,709,030.00



                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML127  10216104562     103,438.90    06/01/96     05/01/26      8.625      8.625      14.625      5.750
 ML127  10216105263     191,250.00    06/01/96     05/01/26     10.375     10.375      16.375      7.000
 ML127  10216105862     112,500.00    06/01/96     05/01/26      9.625      9.625      15.625      6.000
 ML127  10216107884      84,952.35    06/01/96     05/01/26      8.875      8.875      14.875      5.250
 ML127  10216108079     102,600.00    07/01/96     06/01/26      9.250      9.250      15.250      5.750
 ML127  10216108508      61,830.00    06/01/96     05/01/26     10.125     10.125      16.125      6.750
 ML127  10216108865     100,000.00    06/01/96     05/01/26      8.750      8.750      14.750      5.250
 ML127  10216108946     212,000.00    06/01/96     05/01/26      8.375      8.375      14.375      5.000
 ML127  10216110588      60,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML127  10216110882      83,200.00    07/01/96     06/01/26      8.000      8.000      14.000      4.500
 ML127  10216111470     172,000.00    07/01/96     06/01/26      8.875      8.875      14.875      5.250
 ML127  10216111667      82,000.00    07/01/96     06/01/26     10.250     10.250      16.250      6.750
 ML127  10216112916     205,000.00    07/01/96     06/01/26      9.250      9.250      15.250      5.750
 ML127  10216113236      89,000.00    06/01/96     05/01/26      8.125      8.125      14.125      4.500
 ML127  10216113465     121,350.00    07/01/96     06/01/26     10.500     10.500      16.500      7.000
 ML127  10216114193     164,800.00    07/01/96     06/01/26      8.750      8.750      14.750      5.250
 ML127  10216114550     174,200.00    07/01/96     06/01/26      8.000      8.000      14.000      4.500
 ML127  10216115151      33,600.00    07/01/96     06/01/26     10.750     10.750      16.750      7.250
 ML127  10216115174     234,600.00    07/01/96     06/01/26     10.875     10.875      16.875      7.250
 ML127  10216115740     193,800.00    07/01/96     06/01/26      8.125      8.125      14.125      4.500
 ML127  10216115743      52,000.00    07/01/96     06/01/26     11.125     11.125      17.125      7.500
 ML127  10216116074      74,800.00    07/01/96     06/01/26      9.875      9.875      15.875      6.250
                      ------------                            ---------------------------------------------
                      2,708,921.25                               9.256      9.256      15.256      5.755



Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML128  10216077656  MCGRATH ROBERT A             21305 NE MAJDALI DRIVE          BATTLE GROUND          WA     98604      60,000.00
 ML128  10216100693  BRIDGEMOHAN ANANDRAM         224 EAST 201ST STREET           BRONX                  NY     10458     118,000.00
 ML128  10216102785  MALARSKI JAMES J             7711 WEST SUMMERDALE            CHICAGO                IL     60656     130,000.00
 ML128  10216107055  HOUSTON PHILIP I             1243 9TH STREET                 BREMERTON              WA     98337      76,800.00
 ML128  10216107416  WYANT DANIEL L               12677 WEST DORADO PLACE         LITTLETON              CO     80127     110,000.00
 ML128  10216107951  FABER KENNETH                4043 SOUTH EDITH GROVE LANE     WEST VALLEY CITY       UT     84120     118,590.00
 ML128  10216108031  HAAS JAMES F                 5196 FALCONWOOD COURT           NORCROSS               GA     30071      74,400.00
 ML128  10216108313  BRANTLEY WADE C              2330 KALMIA AVENUE              BOULDER                CO     80304     220,000.00
 ML128  10216109180  CACCIA ANTHONY SR            4 OXFORD ROAD                   MANALAPAN              NJ     07726     150,450.00
 ML128  10216109581  PISACANO MICHAEL             235 FOURTH AVENUE               GREENPORT              NY     11944      62,475.00
 ML128  10216109656  JUNG SUE H                   10610 NE 107TH PL               KIRKLAND               WA     98033     154,400.00
 ML128  10216110117  WRITER SUSAN B               600 COLUMBINE                   BROOMFIELD             CO     80020     224,000.00
 ML128  10216110755  STEWART MILTON L             242 CRANDALL AVENUE             YOUNGSTOWN             OH     44504      35,100.00
 ML128  10216110980  GONZALES JOSEPH              1910 EAST 11TH STREET           PUEBLO                 CO     81001      42,500.00
 ML128  10216111050  BLALOCK LUCILLE              1114 ANTRAM                     JOLIET                 IL     60432      34,400.00
 ML128  10216112697  POTENZA FRED D               49 RUSHMORE                     FOX LAKE               IL     60020      74,700.00
 ML128  10216112862  MANCUSO JOHN J               9656 LINDBERG DRIVE             NORTH ROYALTON         OH     44133     116,200.00
 ML128  10216114394  DESZO RICHARD A              33315 3RD AVENUE EAST           ROY                    WA     98580     224,000.00
 ML128  10216115156  HILL ALBERT REED             2287 NORTH 1000 EAST            LEHI                   UT     84043     148,750.00
 ML128  10216115486  MAZZA CHESTER ANTHONY JR     1009 SPRINGINSGUTH              SCHAUMBURG             IL     60193     103,300.00
 ML128  10216115819  THOMAS LEON N                5500 EHRLING ROAD               CINCINNATI             OH     45227      72,400.00
 ML128  10216115992  COTE MICHELE P               2968 VALLEY PARK BLVD           LARKSPUR               CO     80118      80,000.00
        ------------------------------------------                                                                   ---------------
             22      Sale Total                                                                                         2,430,465.00




                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML128  10216077656      59,806.05    10/01/95     09/01/25     10.125     10.125      16.125      7.000
 ML128  10216100693     117,873.93    05/01/96     04/01/26      9.125      9.125      15.125      6.250
 ML128  10216102785     130,000.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML128  10216107055      76,800.00    07/01/96     06/01/26     10.875     10.875      16.875      7.250
 ML128  10216107416     110,000.00    06/01/96     05/01/26      9.500      9.500      15.500      6.000
 ML128  10216107951     118,590.00    07/01/96     06/01/26      9.375      9.375      15.375      5.750
 ML128  10216108031      74,368.80    05/01/96     04/01/26     10.250     10.250      16.250      8.000
 ML128  10216108313     220,000.00    07/01/96     06/01/26      7.250      7.250      13.250      3.750
 ML128  10216109180     150,385.20    06/01/96     05/01/26     10.125     10.125      16.125      7.250
 ML128  10216109581      62,475.00    06/01/96     05/01/26      8.625      8.625      14.625      5.375
 ML128  10216109656     154,400.00    06/01/96     05/01/26      9.625      9.625      15.625      6.250
 ML128  10216110117     224,000.00    07/01/96     06/01/26      8.750      8.750      14.750      5.250
 ML128  10216110755      35,100.00    07/01/96     06/01/26      9.375      9.375      15.375      5.750
 ML128  10216110980      42,500.00    07/01/96     06/01/26      9.875      9.875      15.875      6.250
 ML128  10216111050      34,400.00    07/01/96     06/01/26     11.125     11.125      17.125      7.500
 ML128  10216112697      74,700.00    07/01/96     06/01/26      9.625      9.625      15.625      6.000
 ML128  10216112862     116,200.00    07/01/96     06/01/26      9.500      9.500      15.500      6.000
 ML128  10216114394     224,000.00    07/01/96     06/01/26     10.000     10.000      16.000      6.500
 ML128  10216115156     148,750.00    07/01/96     06/01/26     10.000     10.000      16.000      6.500
 ML128  10216115486     103,300.00    07/01/96     06/01/26     11.125     11.125      17.125      6.750
 ML128  10216115819      72,400.00    07/01/96     06/01/26     11.125     11.125      17.125      7.500
 ML128  10216115992      80,000.00    07/01/96     06/01/26      8.875      8.875      14.875      5.250
                      ------------                            ---------------------------------------------
                      2,430,048.98                               9.514      9.514      15.514      6.080

Alliance Funding Company                                               Sale Schedule A
A division of Superior Bank FSB           1996-2 Class 2 - Initial Pool of Adjustable Rate Mortgages - Settlement 6/19/96

                                                                                                                         Principal
                                                                                                                 Zip     Balance at
Sale ID   Account       Name                         Address                         City              State    Code    Origination
- ------------------------------------------------------------------------------------------------------------------------------------
 ML129  10216102839  EGASAN MILAGROS              3239 ROCHAMBEAU AVENUE          BRONX                  NY     10710     161,000.00
 ML129  10216104259  MANNIX BRIAN MICHAEL         50 FRESH POND ROAD              AMAGANSETT             NY     11930     245,000.00
 ML129  10216104617  NOLAN THOMAS                 26 MAPLE AVENUE                 WESTWOOD               NJ     07675     100,000.00
 ML129  10216105258  FARAONE PHILIP               11 CONOVER STREET               FREEHOLD               NJ     07728      34,650.00
 ML129  10216106240  LEVINE ROGER A               194 COSEY BEACH AVENUE          EAST HAVEN             CT     06512     297,500.00
 ML129  10216107398  FIORAVANTI VINCENT           262 NORTH ATLANTIC AVENUE       NORTH MASSAPEQUA       NY     11758     168,000.00
 ML129  10216108144  DATTILO MARIO                27 OGDEN AVENUE                 WHITE PLAINS           NY     10603     165,500.00
 ML129  10216108445  DICKERSON ISAAC              1128 EAST 225TH STREET          BRONX                  NY     10466      78,000.00
 ML129  10216108962  LOCKE CHARLES                3841 OLD BRIDGE WAY             DULUTH                 GA     30136     121,550.00
 ML129  10216109449  BUTSCHLE VINCENT F           40 LOCUST ST                    ELLSWORTH              PA     15331      54,000.00
 ML129  10216109514  COMO DOLORES                 132 53 114TH PLACE              OZONE PARK             NY     11420     125,000.00
 ML129  10216110094  BAYLISS MAXINE E             130-33 227TH STREET             LAURELTON              NY     11413     136,000.00
 ML129  10216110199  WALLACE DWIGHT D             2103 FOXCLIFF ESTATES NORTH     MARTINSVILLE           IN     46151     195,500.00
 ML129  10216110246  WEBER CAROL                  17 GUILFORD PARK DRIVE          WEST BABYLON           NY     11704     128,000.00
 ML129  10216112538  MIRZA SHIBLI                 6822 OAKMAN BOULEVARD           DEARBORN               MI     48126     159,100.00
 ML129  10216112942  ALAMIRI MAYTHEM N            6080 PENROD                     DETROIT                MI     48228      36,400.00
 ML129  10216112997  MARTENIUC GEORGE             12908 SOUTHEAST 228TH PLACE     KENT                   WA     98031     122,400.00
 ML129  10216113220  POOL SUSAN J                 6976 JENNIE DRIVE               DENVER                 CO     80221      99,000.00
 ML129  10216113547  POINVIL MICHELINE            334 EAST 17TH STREET            BROOKLYN               NY     11226     185,000.00
 ML129  10216114825  MISCOVICH MICHAEL J          950 RAMSGATE                    OXFORD                 MI     48371     144,000.00
 ML129  10216115323  RUPP CHRISTOPHER G           18785 WASHTENAW                 HARPER WOODS           MI     48225      35,100.00
 ML129  10216115559  LORENZ DAVID G               12021 MONROE ROAD               BRITTON                MI     49229      80,000.00
 ML129  10216115608  BERNARD DAWINE J ST          305 NORTH FAYETTE DRIVE         FAYETTEVILLE           GA     30214     106,250.00
 ML129  10216115691  HAMMOUD AHMED                6433 REUTER                     DEARBORN               MI     48126      68,000.00
 ML129  10216115950  DUBICKI LOUIS M              39405 WINDSOME                  NORTHVILLE             MI     48167     256,000.00
 ML129  10216116337  BEYDOUN ALIA                 6324 FAUST                      DETROIT                MI     48228      41,300.00
 ML129  10216118001  SCHAAF RANDALL W             121 CHESTNUT STREET             WOODBURY               NJ     08096     102,000.00
        ------------------------------------------                                                                   ---------------
             27      Sale Total                                                                                         3,444,250.00
            345      Total with Merrill Lynch                                                                          42,401,960.00
            441      Grand Total                                                                                       53,182,035.00


                      Cut-off Date     First                   Initial     Minimum     Maximum
                       Principal      Payment      Maturity    Mortgage   Mortgage    Mortgage     Gross
Sale ID   Account       Balance         Date         Date        Rate       Rate        Rate      Margin
- -----------------------------------------------------------------------------------------------------------
 ML129  10216102839     160,909.74    05/01/96     04/01/26      8.875      8.875      14.875      6.000
 ML129  10216104259     245,000.00    07/01/96     06/01/26      9.750      9.750      15.750      7.000
 ML129  10216104617     100,000.00    07/01/96     06/01/26     10.625     10.625      16.625      6.750
 ML129  10216105258      34,650.00    06/01/96     05/01/26      9.875      9.875      15.875      6.750
 ML129  10216106240     297,500.00    07/01/96     06/01/26      8.000      8.000      14.000      4.625
 ML129  10216107398     168,000.00    06/01/96     05/01/26      8.375      8.375      14.375      6.250
 ML129  10216108144     165,500.00    07/01/96     06/01/26      9.625      9.625      15.625      6.250
 ML129  10216108445      78,000.00    06/01/96     05/01/26     11.875     11.875      17.875      7.750
 ML129  10216108962     121,550.00    06/01/96     05/01/26     10.875     10.875      16.875      7.750
 ML129  10216109449      54,000.00    07/01/96     06/01/26     10.750     10.750      16.750      7.250
 ML129  10216109514     125,000.00    07/01/96     06/01/26      9.750      9.750      15.750      6.250
 ML129  10216110094     136,000.00    06/01/96     05/01/26     11.875     11.875      17.875      8.500
 ML129  10216110199     195,500.00    07/01/96     06/01/26     10.375     10.375      16.375      6.750
 ML129  10216110246     128,000.00    06/01/96     05/01/26     11.875     11.875      17.875      8.500
 ML129  10216112538     159,100.00    06/01/96     05/01/26      8.625      8.625      14.625      5.000
 ML129  10216112942      36,378.51    06/01/96     05/01/26      8.625      8.625      14.625      5.000
 ML129  10216112997     122,400.00    07/01/96     06/01/26     10.125     10.125      16.125      6.500
 ML129  10216113220      99,000.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML129  10216113547     185,000.00    07/01/96     06/01/26     10.500     10.500      16.500      7.000
 ML129  10216114825     144,000.00    07/01/96     06/01/26      9.250      9.250      15.250      6.750
 ML129  10216115323      35,100.00    07/01/96     06/01/26      8.500      8.500      14.500      5.000
 ML129  10216115559      80,000.00    07/01/96     06/01/26      8.000      8.000      14.000      4.500
 ML129  10216115608     106,062.43    04/01/96     03/01/26     10.375     10.375      16.375      7.250
 ML129  10216115691      68,000.00    07/01/96     06/01/26      7.375      7.375      13.375      3.750
 ML129  10216115950     256,000.00    07/01/96     06/01/26     10.875     10.875      16.875      7.250
 ML129  10216116337      41,300.00    07/01/96     06/01/26      9.625      9.625      15.625      6.000
 ML129  10216118001     102,000.00    07/01/96     06/01/26     10.375     10.375      16.375      6.750
                     -------------                            ---------------------------------------------
                      3,443,950.68                               9.766      9.766      15.766      6.452
                     42,387,373.48                               9.466      9.466      15.466      6.118
                     53,157,223.06                               9.452      9.452      15.452      6.125

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 1
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
BS11  1021609456 HUTCHINSON CEPHAS A         72,200.00    SF     653.70     72,110.82  84.9  08/01/96 10.375      85,000.00    Y
BS11  1021609968 THOMPSON JAMES              30,000.00    SF     280.04     29,977.32  36.5  10/01/96 10.750      82,000.00    Y
BS11  1021610070 LOGAN DONALD               120,000.00    SF     954.77    119,932.73  80.0  10/01/96  8.875     150,000.00    Y
BS11  1021610113 SMITH MINNIE                57,700.00    SF     433.48     57,663.21  74.9  10/01/96  8.250      77,000.00    Y
BS11  1021610154 ROBINSON MARIE M            78,100.00    SF     656.71     78,061.58  84.8  10/01/96  9.500      92,000.00    Y
BS11  1021610197 RODGERS LEANDREW            88,400.00    SF     703.35     88,350.44  85.0  10/01/96  8.875     104,000.00    Y
BS11  1021610205 MILLER KAREN E              88,000.00    SF     796.76     87,927.83  80.0  10/01/96 10.375     110,000.00    Y
BS11  1021610240 GARRETT MILLARD             28,000.00    SF     230.35     27,985.48  49.3  10/01/96  9.250      56,750.00    Y
BS11  1021610268 BLUNT ROBERT C              60,000.00    SF     499.05     59,969.70  75.0  10/01/96  9.375      80,000.00    Y
BS11  1021610275 CANAN MICHAEL J             45,000.00    SF     366.13     44,976.06  69.2  10/01/96  9.125      65,000.00    Y
BS11  1021610331 LATSCH FRANK W             129,500.00    SF   1,053.65    129,431.09  70.0  10/01/96  9.125     185,000.00    Y
BS11  1021610375 DOUGLAS BRUCE L            395,500.00    SF   3,182.28    395,283.97  70.0  10/01/96  9.000     565,000.00    Y
BS11  1021610448 SMITH JACQUELINE V         130,500.00    SF   1,061.79    130,430.34  90.0  10/01/96  9.125     145,000.00    Y
BS11  1021610456 BURNHAM CATHERINE           72,100.00    SF     593.15     72,062.62  70.0  10/01/96  9.250     103,000.00    Y
BS11  1021610468 BOEKEL DENNIS W             96,900.00    SF     913.66     96,864.50  85.0  10/01/96 10.875     114,000.00    Y
BS11  1021610479 GRESCO DALE R               73,600.00    SF     680.14     73,571.53  80.0  10/01/96 10.625      92,000.00    Y
BS11  1021610504 KYER STEVEN L              148,000.00    SF   1,204.18    147,921.24  89.9  10/01/96  9.125     164,500.00    Y
BS11  1021610508 JOHNSON WILLIAM C           56,250.00    SF     467.86     56,161.69  75.0  09/01/96  9.375      75,000.00    Y
BS11  1021610515 RAPSIN VICKY D              81,000.00    SF     615.66     80,949.65  75.0  10/01/96  8.375     108,000.00    Y
BS11  1021610532 SMITH ROBERT J              66,000.00    SF     548.95     65,933.09  73.3  10/01/96  9.375      90,000.00    Y
BS11  1021610546 BRADFORD DENNIS             46,500.00    SF     438.44     46,482.97  75.0  10/01/96 10.875      62,000.00    Y
BS11  1021610551 WALTERS LAURA D             77,000.00    SF     626.50     76,959.02  70.9  11/01/96  9.125     108,500.00    Y
BS11  1021610558 LORICK MONICA D             67,500.00    SF     549.20     67,500.00  90.0  11/01/96  9.125      75,000.00    Y
BS11  1021610566 WAUGH DONOVAN T            133,900.00    SF   1,249.93    133,849.59  65.0  10/01/96 10.750     206,000.00    Y
BS11  1021610574 WOLD KATHLEEN M            181,600.00    SF   1,661.17    181,527.83  80.0  10/01/96 10.500     227,000.00    Y
BS11  1021610583 RUNYAN DONALD W            114,000.00    SF     907.04    113,936.09  47.8  10/01/96  8.875     238,000.00    Y
BS11  1021610596 ARROYO ROSA DELIA           25,000.00    SF     205.67     24,773.21  29.4  10/01/96  9.250      85,000.00    Y
BS11  1021610611 BURGY RANDY D              102,000.00    SF     866.99    101,951.14  85.0  10/01/96  9.625     120,000.00    Y
BS11  1021610616 BLECHA CAROL J              95,000.00    SF     640.03     94,924.03  55.8  11/01/96  7.125     170,000.00    Y
BS11  1021610656 KRAMER EUGENE J            105,000.00    SF     835.43    104,881.83  33.8  10/01/96  8.875     310,000.00    Y
BS11  1021610667 HOSKING PETER              171,000.00    SF   1,406.78    170,911.35  75.0  10/01/96  9.250     228,000.00    Y
BS11  1021610694 GARCIA ROBERT S            127,800.00    SF   1,039.82    127,731.99  90.0  10/01/96  9.125     142,000.00    Y
BS11  1021610722 HENDERSON SHERRY D         166,500.00    SF   1,236.26    166,390.34  90.0  10/01/96  8.125     185,000.00    Y
BS11  1021610727 BARNES SUSAN                55,000.00    SF     457.46     54,944.24  35.4  10/01/96  9.375     155,000.00    Y
BS11  1021610730 NOLAN MARYANN T             55,000.00    SF     457.46     54,941.70  42.3  10/01/96  9.375     130,000.00    Y
BS11  1021610830 ROSS VIRGINIA               42,000.00    SF     345.52     41,978.23  70.0  10/01/96  9.250      60,000.00    Y
BS11  1021610923 RAETHER CHARLES F          110,200.00    SF     916.59    110,088.26  74.9  10/01/96  9.375     147,050.00    Y
BS11  1021610925 LEWIS CARL                 158,100.00    MF   1,343.83    158,024.26  85.0  10/01/96  9.625     186,000.00    Y
BS11  1021610989 BURNETT GEORGE T           103,500.00    SF     842.11    103,500.00  90.0  11/01/96  9.125     115,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          39     Sale Total               3,853,350.00        31,921.89  3,850,860.97  74.5            9.321   5,492,800.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 2
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
BS12  1021608659 VIOLA MILDRED              272,000.00    MF   2,311.97    268,959.74  85.0  06/01/97 11.625     320,000.00    Y
BS12  1021609715 WHEELER CALLY R             85,000.00    SF     699.27     84,955.21  48.5  10/01/96  9.250     175,000.00    Y
BS12  1021609728 MEEKS BOBBY R              161,000.00    SF   1,309.95    160,741.00  74.8  08/01/96  9.125     215,000.00    Y
BS12  1021609842 ALBRECHT PAUL M            220,500.00    SF   1,754.40    220,000.02  90.0  07/01/96  8.875     245,000.00    Y
BS12  1021609947 KARCHERE HELEN             160,000.00    SF   1,569.22    159,840.85  80.0  08/01/96 11.375     200,000.00    Y
BS12  1021609947 MANESH REZA                139,000.00    SF   1,181.49    138,866.28  81.7  09/01/96  9.625     170,000.00    Y
BS12  1021609972 LONG LENORA                 90,950.00    SF     789.76     90,908.68  85.0  10/01/96  9.875     107,000.00    N
BS12  1021610154 PRIETO ROXANA               84,000.00    MF     752.73     83,927.48  76.3  09/01/96 10.250     110,000.00    Y
BS12  1021610233 DEVITA JOSEPH M            140,000.00    SF   1,164.45    139,858.05  84.8  10/01/96  9.375     165,000.00    Y
BS12  1021610300 OSZTROVICZKY TIBOR C       217,000.00    SF   1,649.36    216,832.13  70.0  10/01/96  8.375     310,000.00    N
BS12  1021610505 FORST GARY                 128,000.00    SF     961.62    127,918.38  80.0  10/01/96  8.250     160,000.00    Y
BS12  1021610505 DAKHLALLAH ASAAD           162,000.00    SF   1,260.02    161,807.04  90.0  09/01/96  8.625     180,000.00    Y
BS12  1021610516 HALLAK SANAA                92,600.00    SF     592.93     92,518.30  84.9  10/01/96  6.625     109,000.00    Y
BS12  1021610538 MITCHELL MARK               92,000.00    SF     832.97     91,962.45  80.0  10/01/96 10.375     115,000.00    Y
BS12  1021610594 NEUMEISTER MARY RUTH        31,500.00    SF     256.29     31,456.35  75.0  10/01/96  9.125      42,000.00    Y
BS12  1021610632 BRYAN DEBORAH I            136,500.00    MF   1,210.51    136,417.00  75.0  10/01/96 10.125     182,000.00    Y
BS12  1021610689 DEGENAARS PATRICIA          69,000.00    SF     536.67     68,932.94  37.2  10/01/96  8.625     185,000.00    Y
BS12  1021610726 BARNHART LORETTA            56,700.00    SF     456.22     56,634.05  90.0  10/01/96  9.000      63,000.00    Y
BS12  1021610765 SURACI RICHARD             110,000.00    SF     875.21    110,000.00  75.8  11/01/96  8.875     145,000.00    Y
BS12  1021610899 MACHESNEY MICHAEL           50,000.00    SF     406.82     49,973.39  86.2  10/01/96  9.125      58,000.00    Y
BS12  1021610914 KOCH LEONORA               158,915.00    SF   1,409.29    158,777.54  85.9  10/01/96 10.125     185,000.00    Y
BS12  1021610914 KADHIM TAWFIQ               45,500.00    SF     420.46     45,464.65  78.4  10/01/96 10.625      58,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
         22     Sale Total                2,702,165.00        22,401.61  2,696,751.53  79.4            9.524   3,499,000.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 3
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
BS14  1021609718 DUKES WALTER                76,700.00    SF     723.20     76,635.73  65.0  10/01/96 10.875     118,000.00    Y
BS14  1021609759 SANDY ROBERT                42,300.00    SF     394.86     42,300.00  54.9  11/01/96 10.750      77,000.00    Y
BS14  1021609780 FOX NED R                  107,200.00    SF     950.67    107,107.27  79.4  09/01/96 10.125     135,000.00    Y
BS14  1021610045 CHAPPELL DON IRVING        189,000.00    SF   1,817.77    188,934.42  74.1  10/01/96 11.125     255,000.00    Y
BS14  1021610061 EARNEST KAMRAN M            96,000.00    SF     763.82     95,946.18  87.2  10/01/96  8.875     110,000.00    Y
BS14  1021610187 GILDERSLEEVE SUSAN B        85,600.00    SF     807.11     85,600.00  80.0  11/01/96 10.875     107,000.00    Y
BS14  1021610236 AQUINO REMO                116,000.00    SF     881.68    115,855.30  79.4  10/01/96  8.375     146,000.00    Y
BS14  1021610354 SMITH DUANE A               22,000.00    SF     167.22     21,653.54  19.0  11/01/96  8.375     115,627.00    Y
BS14  1021610368 REVLOCK MARSHA L            65,000.00    SF     546.56     64,964.58  84.4  10/01/96  9.500      77,000.00    Y
BS14  1021610386 CADY JEFFREY                99,000.00    MF     823.43     99,000.00  60.0  11/01/96  9.375     165,000.00    N
BS14  1021610398 DAVILA RALPH J              75,000.00    SF     693.07     74,970.99  78.9  10/01/96 10.625      95,000.00    Y
BS14  1021610403 GIRALDO LUIS D             140,000.00    SF   1,113.90    139,842.46  63.6  10/01/96  8.875     220,000.00    Y
BS14  1021610406 GORZ LINDA M               100,000.00    SF     831.75    100,000.00  70.4  11/01/96  9.375     142,000.00    Y
BS14  1021610446 SCHWERING STEPHAN L         50,000.00    SF     415.87     50,000.00  60.6  11/01/96  9.375      82,500.00    Y
BS14  1021610449 KNOX DAVID J               112,200.00    SF     953.69    112,146.25  85.0  11/01/96  9.625     132,000.00    Y
BS14  1021610478 MILLER TIMOTHY W           374,000.00    SF   3,247.62    373,830.09  85.0  10/01/96  9.875     440,000.00    Y
BS14  1021610487 AL-NAJAAR ALI               51,800.00    CD     357.77     51,720.92  82.2  09/01/96  7.375      63,000.00    Y
BS14  1021610500 GALBRAITH JULIA            157,050.00    SF   1,263.66    156,964.22  90.0  10/01/96  9.000     174,500.00    Y
BS14  1021610501 BASIL FRANK E               83,000.00    SF     623.55     82,947.08  89.2  10/01/96  8.250      93,000.00    Y
BS14  1021610505 SCHILLING WILLIAM C         75,000.00    SF     610.22     74,960.09  75.0  11/01/96  9.125     100,000.00    Y
BS14  1021610544 DOWNS GARY                  96,000.00    SF     851.35     96,000.00  84.9  11/01/96 10.125     113,000.00    Y
BS14  1021610583 LANNING LORI L              79,900.00    SF     708.57     79,865.59  85.0  11/01/96 10.125      94,000.00    Y
BS14  1021610609 BABULA ROBERT A            125,800.00    SF   1,069.29    125,800.00  85.0  11/01/96  9.625     148,000.00    Y
BS14  1021610617 STEPHENS SUSIE MAE          46,000.00    SF     382.60     46,000.00  69.6  11/01/96  9.375      66,000.00    Y
BS14  1021610628 SCHRAB KEVIN J             137,700.00    SF   1,071.02    137,618.70  90.0  10/01/96  8.625     153,000.00    Y
BS14  1021610638 JONES DENNIS L             121,500.00    SF   1,055.04    121,444.80  90.0  10/01/96  9.875     135,000.00    Y
BS14  1021610639 ROSS JAMES O               193,800.00    SF   1,754.68    193,641.08  82.4  10/01/96 10.375     235,000.00    Y
BS14  1021610648 WIEDLIN GEORGE T           101,700.00    SF     772.99    101,700.00  90.0  11/01/96  8.375     113,000.00    Y
BS14  1021610676 MERTENS RICHARD C          132,000.00    SF   1,269.55    131,954.20  80.0  10/01/96 11.125     165,000.00    Y
BS14  1021610679 KHIAL BAHRAM               114,750.00    SF     933.64    114,688.94  89.6  10/01/96  9.125     128,000.00    Y
BS14  1021610723 CHASE THOMAS J             260,000.00    SF   2,022.25    259,846.50  80.0  10/01/96  8.625     325,000.00    Y
BS14  1021610761 LEVANDER GILBERT A         152,000.00    SF   1,404.63    151,941.20  80.0  10/01/96 10.625     190,000.00    Y
BS14  1021610822 BREWER ALAN D               95,880.00    SF     832.57     95,792.52  84.8  10/01/96  9.875     113,000.00    Y
BS14  1021610839 TUST ROBERT                126,680.00    SF   1,100.02    126,564.43  82.7  10/01/96  9.875     153,000.00    Y
BS14  1021610938 RIDDLE FRANKLIN P          324,000.00    SF   2,349.22    324,000.00  90.0  11/01/96  7.875     360,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
         35   Sale Total                  4,224,560.00        35,564.84  4,222,237.08  81.1            9.502   5,338,627.00
         96   Total with Banco Santander 10,780,075.00        89,888.34 10,769,849.58  78.3            9.443  14,330,427.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 4
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML122 1021609194 NAKITTO SHABENA             69,200.00    SF     717.91     68,922.92  78.6  05/01/97 12.125      88,000.00    Y
ML122 1021610259 DUNLAP BRUCE L             147,000.00    SF   1,065.85    146,898.84  70.6  10/01/96  7.875     208,000.00    Y
ML122 1021610356 SMEDLEY GARTH T             98,400.00    SF     927.80     98,400.00  80.0  11/01/96 10.875     123,000.00    Y
ML122 1021610413 ENNIS SHEILA               128,000.00    SF   1,231.08    128,000.00  80.0  11/01/96 11.125     160,000.00    Y
ML122 1021610444 THUMSER VIVIAN WINSLOW     148,750.00    SF   1,291.67    148,682.42  85.0  10/01/96  9.875     175,000.00    Y
ML122 1021610487 CARVER SHARON LYNN          58,000.00    SF     492.99     58,000.00  56.8  11/01/96  9.625     102,000.00    Y
ML122 1021610495 BEVERS JOSEPH R             79,000.00    SF     686.00     78,964.10  84.9  10/01/96  9.875      93,000.00    Y
ML122 1021610556 JONES BARRY A              112,700.00    SF     836.79    112,626.28  89.9  10/01/96  8.125     125,280.00    Y
ML122 1021610601 CESIRO ROBERT M            180,000.00    SF   1,464.54    180,000.00  75.0  11/01/96  9.125     240,000.00    Y
ML122 1021610608 ILASI GASPER F             168,000.00    SF   1,647.69    167,889.10  80.0  10/01/96 11.375     210,000.00    Y
ML122 1021610626 STEVENSON PERCY             52,700.00    SF     382.11     52,700.00  85.0  11/01/96  7.875      62,000.00    Y
ML122 1021610627 BETTY TERRY D               56,200.00    SF     467.44     56,200.00  74.9  11/01/96  9.375      75,000.00    Y
ML122 1021610627 WALLACE BRENDA J            69,200.00    SF     501.75     69,200.00  80.0  11/01/96  7.875      86,500.00    Y
ML122 1021610632 MEYER KURT G               250,000.00    SF   2,357.23    250,000.00  79.8  11/01/96 10.875     313,000.00    Y
ML122 1021610643 LAWRENCE HARVEY             47,600.00    SF     395.91     47,600.00  70.0  11/01/96  9.375      68,000.00    Y
ML122 1021610660 FLING STACEY A             345,000.00    SF   2,807.03    345,000.00  75.0  11/01/96  9.125     460,000.00    Y
ML122 1021610675 CASH PAUL A                 75,000.00    SF     596.73     74,957.96  79.7  10/01/96  8.875      94,000.00    Y
ML122 1021610688 NASSI ALEXIS                55,250.00    SF     520.95     55,229.75  85.0  10/01/96 10.875      65,000.00    Y
ML122 1021610692 YOUNG CHARLES W             30,100.00    SF     218.25     30,079.28  70.0  11/01/96  7.875      43,000.00    Y
ML122 1021610694 DEACY JOHN                 125,000.00    SF   1,017.04    125,000.00  86.2  11/01/96  9.125     145,000.00    Y
ML122 1021610713 BOYD WILLIAM LANCE          80,500.00    SF     699.02     80,463.43  70.0  10/01/96  9.875     115,000.00    Y
ML122 1021610750 FIKE DAVID                  50,000.00    CD     345.34     50,000.00  60.2  11/01/96  7.375      83,000.00    Y
ML122 1021610798 WILLIAMS DEAN C            120,000.00    SF   1,120.18    120,000.00  80.0  11/01/96 10.750     150,000.00    Y
ML122 1021610810 SPECKMAN WALTER J           81,900.00    SF     593.83     81,843.64  70.0  10/01/96  7.875     117,000.00    N
ML122 1021610819 POTTER CHARLES V           127,000.00    SF   1,197.47    126,953.47  65.1  11/01/96 10.875     195,000.00    Y
ML122 1021610848 MARTINEZ MICHAEL B          96,050.00    SF     816.41     96,050.00  85.0  11/01/96  9.625     113,000.00    Y
ML122 1021610856 STANTON CARLA R             51,850.00    SF     450.24     51,850.00  85.0  11/01/96  9.875      61,000.00    Y
ML122 1021610871 DUDEK ANTOINETTE V          97,500.00    SF     828.74     97,453.03  65.0  11/01/96  9.625     150,000.00    Y
ML122 1021610896 NEWTON EVERETTE L          247,900.00    SF   2,061.91    247,774.81  79.9  10/01/96  9.375     309,900.00    Y
ML122 1021610913 KAY MARSHA E                58,400.00    SF     454.23     58,400.00  80.0  11/01/96  8.625      73,000.00    Y
ML122 1021610924 WHITMAN STEVEN LYNN         72,000.00    SF     665.35     72,000.00  80.0  11/01/96 10.625      90,000.00    Y
ML122 1021610938 RIDDLE FRANKLIN P           71,400.00    SF     481.04     71,400.00  70.0  11/01/96  7.125     102,000.00    Y
ML122 1021610952 THOMPSON STEVEN A           98,100.00    SF     798.17     98,100.00  90.0  11/01/96  9.125     109,000.00    Y
ML122 1021610960 BRODERICK KRISTIN A        100,490.00    SF     677.02    100,490.00  74.4  11/01/96  7.125     135,000.00    Y
ML122 1021610974 WADE SHEILA M               76,500.00    SF     636.29     76,500.00  90.0  11/01/96  9.375      85,000.00    Y
ML122 1021610986 DIANA KATHERINE A           50,000.00    CD     388.89     49,945.49  51.0  11/01/96  8.625      98,000.00    N
ML122 1021611006 MAUSER PAUL S              182,700.00    SF   1,324.70    182,700.00  90.0  11/01/96  7.875     203,000.00    Y
ML122 1021611036 CHEATHAM HERBERT L          41,000.00    SF     348.50     40,980.35  74.5  11/01/96  9.625      55,000.00    Y
ML122 1021611044 BULLOCK EDWARD GENE         95,200.00    SF     791.83     95,151.92  85.0  11/01/96  9.375     112,000.00    Y
ML122 1021611051 VARGAS EDITH               107,800.00    SF     896.63    107,800.00  70.0  11/01/96  9.375     154,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          40     Sale Total               4,201,390.00        35,202.55  4,200,206.79  78.0            9.440   5,445,680.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 5
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML123 1021609175 MARTINEZ BENJAMIN          134,910.00    SF   1,001.70    134,462.71  90.0  12/01/96  9.125     149,900.00    Y
ML123 1021609548 RINGER DENNIS A            112,500.00    SF     935.72    112,328.23  89.6  08/01/96  9.375     125,500.00    Y
ML123 1021609857 KEARNEY ZANDRA             103,500.00    MF     842.11    103,333.50  75.0  08/01/96  9.125     138,000.00    Y
ML123 1021609902 SODHI JASKARAN S           187,000.00    SF   1,589.48    186,819.59  85.0  09/01/96  9.625     220,000.00    Y
ML123 1021609923 BAYDOUN ALI K               96,900.00    MF     685.85     96,141.09  82.1  08/01/96  7.625     118,000.00    Y
ML123 1021609968 CHOUDRY UME                168,300.00    SF   1,586.88    168,176.12  85.0  09/01/96 10.875     198,000.00    Y
ML123 1021609985 EGAN CHARLES M              93,540.00    SF     744.25     93,434.73  60.0  10/01/96  8.875     155,900.00    Y
ML123 1021610019 VENDITTI MICHAEL P         103,500.00    SF     917.86    103,365.14  75.0  08/01/96 10.125     138,000.00    N
ML123 1021610045 JEROME YVES                161,250.00    SF   1,400.21    161,176.74  75.0  10/01/96  9.875     215,000.00    Y
ML123 1021610077 BROWNE CLIFFORD B          430,000.00    SF   3,043.51    429,688.78  80.3  11/01/96  7.625     535,000.00    Y
ML123 1021610115 CHRYSIKO THOMAS EFTHIMIOS  170,000.00    MF   1,444.98    169,918.56  85.0  11/01/96  9.625     200,000.00    Y
ML123 1021610213 NIONES ALFREDO             152,000.00    SF   1,264.26    151,845.88  80.0  10/01/96  9.375     190,000.00    Y
ML123 1021610236 HUNT JOHN                  174,400.00    SF   1,264.52    174,159.17  80.0  09/01/96  7.875     218,000.00    Y
ML123 1021610237 VALSOANEY JOHN A           196,800.00    SF   1,855.61    196,727.89  80.0  10/01/96 10.875     246,000.00    Y
ML123 1021610256 BRAHA EDWARD               114,000.00    MF   1,010.98    113,950.90  80.0  10/01/96 10.125     142,500.00    Y
ML123 1021610269 SWARTHOUT BRIAN             85,850.00    SF     753.40     85,773.72  85.0  10/01/96 10.000     101,000.00    Y
ML123 1021610289 BYGRAVE DWIGHT             104,550.00    MF     917.50    104,503.75  85.0  10/01/96 10.000     123,000.00    N
ML123 1021610307 FLORES JOSE                135,920.00    SF   1,333.06    135,875.35  80.0  10/01/96 11.375     169,900.00    Y
ML123 1021610320 GRANT DOUGLAS D            140,000.00    SF   1,399.78    140,000.00  64.8  11/01/96 11.625     216,000.00    Y
ML123 1021610328 TORRES JAVIER               64,175.00    SF     581.04     64,148.81  83.3  10/01/96 10.375      77,000.00    Y
ML123 1021610336 HYLARIS CHANTAL            153,600.00    SF   1,167.47    153,600.00  80.0  11/01/96  8.375     192,000.00    Y
ML123 1021610361 MOORE CARL                 133,200.00    MF   1,132.19    133,136.19  90.0  10/01/96  9.625     148,000.00    Y
ML123 1021610371 WAYANS HOWELL               90,900.00    MF     674.93     90,780.68  90.0  09/01/96  8.125     101,000.00    N
ML123 1021610391 DAVIS GILBERT W             71,900.00    SF     650.99     71,870.65  79.8  11/01/96 10.375      89,990.00    Y
ML123 1021610433 IENGO DOMINICK             133,250.00    SF   1,036.40    133,250.00  65.0  11/01/96  8.625     205,000.00    Y
ML123 1021610451 OSKARSSON GUDBJORN          37,500.00    SF     298.37     37,478.97  75.0  10/01/96  8.875      50,000.00    Y
ML123 1021610462 PALADINO JOSEPH            148,000.00    SF   1,367.66    147,942.76  80.0  10/01/96 10.625     185,000.00    Y
ML123 1021610477 LAWRENCE THOMAS K          105,000.00    SF     816.68    105,000.00  84.0  11/01/96  8.625     125,000.00    Y
ML123 1021610482 CAVALLO VITO               220,000.00    MF   1,829.85    219,776.93  80.0  10/01/96  9.375     275,000.00    Y
ML123 1021610491 PITTS JONI M               157,000.00    SF   1,193.31    157,000.00  89.7  11/01/96  8.375     175,000.00    Y
ML123 1021610505 BROMBERG STEVEN S          155,550.00    SF   1,047.97    155,550.00  85.0  11/01/96  7.125     183,000.00    Y
ML123 1021610518 GOLDSON YITZCHOK           160,500.00    SF   1,543.66    160,444.31  72.9  10/01/96 11.125     220,000.00    Y
ML123 1021610524 ARMETTA VINCENZO           100,800.00    SF     802.01    100,743.49  90.0  10/01/96  8.875     112,000.00    Y
ML123 1021610528 HAGGERTY STEPHEN D         138,000.00    SF   1,147.81    137,860.09  79.3  09/01/96  9.375     174,000.00    Y
ML123 1021610550 KAVANAUGH MARY ELIANE      127,500.00    SF     935.55    127,414.45  85.0  10/01/96  8.000     150,000.00    Y
ML123 1021610560 MASCITELLI CLAUDIA         114,300.00    SF     950.69    114,184.11  71.4  10/01/96  9.375     160,000.00    Y
ML123 1021610577 CENTORE JOHN               142,800.00    SF   1,240.00    142,735.13  85.0  10/01/96  9.875     168,000.00    Y
ML123 1021610603 DARLING KENNETH D          123,750.00    SF   1,166.83    123,750.00  75.0  11/01/96 10.875     165,000.00    Y
ML123 1021610644 TUDI ANTHONY J             102,400.00    SF     778.31    102,336.36  76.9  10/01/96  8.375     133,000.00    Y
ML123 1021610676 RIVA JAVIER                 35,700.00    SF     316.60     35,700.00  85.0  11/01/96 10.125      42,000.00    N
ML123 1021610682 HOUTAIT NAWAL               88,500.00    SF     672.66     88,445.00  65.5  11/01/96  8.375     135,000.00    Y
ML123 1021610690 DUNGY BRUCE A              107,900.00    SF     956.88    107,900.00  84.9  11/01/96 10.125     127,000.00    Y
ML123 1021610721 REAGAN CHRISTOPHER J        98,400.00    SF     756.61     98,340.39  80.0  11/01/96  8.500     123,000.00    Y
ML123 1021610728 ROSE KEVIN A               140,000.00    SF   1,015.10    139,903.65  66.0  12/01/96  7.875     212,000.00    Y
ML123 1021610729 ULLMAN KAY S               139,400.00    SF   1,210.48    139,400.00  85.0  11/01/96  9.875     164,000.00    Y
ML123 1021610735 ROETTGEN JOANNA L          132,100.00    SF   1,220.73    131,838.12  84.9  10/01/96 10.625     155,500.00    Y
ML123 1021610742 MCKENZIE STEVEN R          181,000.00    SF   1,571.71    180,917.77  84.9  11/01/96  9.875     213,000.00    Y
ML123 1021610747 DRAKE LUCILLE G            105,000.00    SF     873.34    104,946.97  75.0  11/01/96  9.375     140,000.00    Y
ML123 1021610748 MARCHESE EDITH             159,800.00    SF   1,446.84    159,468.13  85.0  12/01/96 11.375     188,000.00    Y
ML123 1021610751 SEMAAN BOULOS               36,500.00    SF     264.65     36,474.87  84.8  10/01/96  7.875      43,000.00    Y
ML123 1021610760 BENNETT WILLIAM P           71,200.00    SF     644.65     71,200.00  80.0  11/01/96 10.375      89,000.00    Y
ML123 1021610765 EMMETT ELAINE R            139,900.00    SF   1,319.10    139,848.74  79.9  11/01/96 10.875     175,000.00    Y
ML123 1021610766 MADSEN KIM                 171,700.00    SF   1,506.79    171,700.00  85.0  11/01/96 10.000     202,000.00    Y
ML123 1021610773 BAZZI ZAYNAB                90,900.00    MF     651.22     90,900.00  84.9  11/01/96  7.750     107,000.00    Y
ML123 1021610774 AL-KHAFAJI ALAA             64,600.00    SF     462.80     64,600.00  85.0  11/01/96  7.750      76,000.00    Y
ML123 1021610778 STERLING HERMAN            110,500.00    SF     929.14    110,500.00  85.0  11/01/96  9.500     130,000.00    Y
ML123 1021610808 VIOLA VINCENT              365,500.00    SF   2,842.82    365,500.00  79.9  11/01/96  8.625     457,000.00    Y
ML123 1021610816 KHAN MUZAMIL               255,000.00    SF   2,332.59    254,898.66  85.0  11/01/96 10.500     300,000.00    Y
ML123 1021610817 OTTOMANO MICHAEL F         280,000.00    MF   2,379.97    279,730.65  80.0  10/01/96  9.625     350,000.00    Y
ML123 1021610818 MCGARRY EVERETT JOSEPH JR  178,000.00    SF   1,384.47    178,000.00  79.8  11/01/96  8.625     223,000.00    Y

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 6
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML123 1021610819 BROWN PERCY                163,800.00    MF   1,332.73    163,625.00  90.0  09/01/96  9.125     182,000.00    N
ML123 1021610823 ANTONIOLI FRANK A          195,500.00    SF   1,555.49    195,500.00  85.0  11/01/96  8.875     230,000.00    Y
ML123 1021610832 MANNING ERIC T              81,000.00    SF     608.53     80,896.34  90.0  10/01/96  8.250      90,000.00    Y
ML123 1021610847 CARTER NOMA K              108,000.00    SF     878.72    107,942.53  90.0  10/01/96  9.125     120,000.00    Y
ML123 1021610847 SIMMONS MILTON L           125,000.00    SF   1,017.04    124,933.48  89.9  10/01/96  9.125     139,000.00    Y
ML123 1021610923 CORBETT NINA               128,000.00    MF     862.36    128,000.00  80.0  11/01/96  7.125     160,000.00    Y
ML123 1021610924 WICHM STEPHEN CHRISTOPHER  168,800.00    SF   1,528.33    168,731.09  80.0  11/01/96 10.375     211,000.00    Y
ML123 1021610926 DOLAN DEBORAH C             30,000.00    SF     244.09     30,000.00  75.0  11/01/96  9.125      40,000.00    Y
ML123 1021610934 KOKKINIAS ALEXANDRA        180,000.00    SF   1,305.13    179,876.12  83.7  11/01/96  7.875     215,000.00    Y
ML123 1021610944 ELSAYED ALI                112,500.00    SF     855.08    112,500.00  90.0  11/01/96  8.375     125,000.00    Y
ML123 1021610950 GILLIS LAWRENCE            102,000.00    SF     885.72    101,819.38  62.1  11/01/96  9.875     164,000.00    Y
ML123 1021610983 HODROJ SIHAM                94,500.00    SF     768.88     94,449.71  90.0  11/01/96  9.125     105,000.00    Y
ML123 1021611030 STEPP KIMBERLEE ANN         56,200.00    SF     457.26     56,200.00  74.9  11/01/96  9.125      75,000.00    Y
ML123 1021611046 MARTELL ANNA MARIE         123,500.00    SF   1,004.84    123,500.00  65.0  11/01/96  9.125     190,000.00    N
ML123 1021611083 SAEED MABKHUT ALI           73,600.00    MF     680.14     73,571.53  80.0  11/01/96 10.625      92,000.00    N
ML123 1021611174 HARTIGAN JOSEPH J III      164,500.00    SF   1,338.43    164,500.00  72.7  11/01/96  9.125     226,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          76     Sale Total              10,203,545.00        84,435.30 10,196,942.91  80.9            9.330  12,703,190.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 7
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML124 1021607605 NEWELL ESTELLA              51,000.00    SF     437.17     50,636.90  57.9  01/01/97  9.750      88,000.00    Y
ML124 1021608479 DIPIERRO ROMOLO             80,800.00    SF     776.37     80,520.77  80.0  04/01/97 11.125     101,000.00    Y
ML124 1021608739 TOWLE JAMES O              177,300.00    SF   1,663.91    176,072.24  90.0  05/01/97 10.875     197,000.00    Y
ML124 1021609557 SHMUELI BATYA              328,000.00    SF   2,728.14    327,667.43  72.8  09/01/96  9.375     450,000.00    Y
ML124 1021609760 KOPPMANN CANDICE B          50,400.00    SF     484.74     50,382.51  80.0  11/01/96 11.125      63,000.00    Y
ML124 1021609918 LEWIS OTIS                  56,000.00    SF     475.99     56,000.00  70.0  11/01/96  9.625      80,000.00    Y
ML124 1021609942 SANDOVAL MARY ANN          130,000.00    SF     988.09    129,755.91  80.0  08/01/96  8.375     162,500.00    Y
ML124 1021610150 INTSIFUL GAIL E            114,300.00    SF     950.69    114,300.00  90.0  11/01/96  9.375     127,000.00    Y
ML124 1021610214 CRYSTAL LINDA A            113,000.00    SF     939.88    113,000.00  74.8  11/01/96  9.375     151,000.00    Y
ML124 1021610267 HOWELL DENISE               83,000.00    SF     682.82     82,956.97  60.5  11/01/96  9.250     137,000.00    Y
ML124 1021610409 SCHATTSCHNEIDER STEVEN J    54,700.00    MF     515.76     54,700.00  74.9  11/01/96 10.875      73,000.00    N
ML124 1021610424 HILL DEBORAH G              30,000.00    SF     285.70     30,000.00  37.5  12/01/96 11.000      80,000.00    Y
ML124 1021610440 DAVIS JOHN                  43,500.00    MF     377.73     43,500.00  60.0  11/01/96  9.875      72,500.00    N
ML124 1021610515 COLEMAN JOHN W              69,600.00    SF     669.40     69,600.00  80.0  11/01/96 11.125      87,000.00    Y
ML124 1021610518 SCHWARTZ AMELIA F           60,605.00    SF     537.46     60,605.00  85.0  11/01/96 10.125      71,300.00    Y
ML124 1021610603 WASHINGTON COSBY F          70,000.00    SF     646.87     70,000.00  70.0  11/01/96 10.625     100,000.00    Y
ML124 1021610612 BRADSHAW DARRYL            193,000.00    SF   1,501.13    192,886.06  89.7  10/01/96  8.625     215,000.00    Y
ML124 1021610627 HARWOOD JEFFREY T           47,600.00    SF     353.43     47,568.86  85.0  11/01/96  8.125      56,000.00    Y
ML124 1021610649 DATKO HELEN V              101,900.00    SF     884.85    101,853.55  84.9  10/01/96  9.875     119,900.00    Y
ML124 1021610661 DARBY ARTIE E               35,500.00    SF     301.75     35,500.00  71.0  11/01/96  9.625      50,000.00    Y
ML124 1021610670 ROSA CARMEN L              123,000.00    SF   1,068.07    122,944.12  69.9  10/01/96  9.875     175,900.00    Y
ML124 1021610703 BOWEN JAMES W               81,600.00    SF     754.06     81,600.00  80.0  11/01/96 10.625     102,000.00    Y
ML124 1021610705 BROWN DAVID PAUL            68,560.00    SF     633.56     68,560.00  75.7  11/01/96 10.625      90,500.00    Y
ML124 1021610724 MCELLIGOT MARTIN T         113,600.00    SF   1,092.58    113,600.00  80.0  11/01/96 11.125     142,000.00    Y
ML124 1021610740 GREGORAS ANTHONY           165,000.00    SF   1,402.48    165,000.00  70.2  12/01/96  9.625     235,000.00    Y
ML124 1021610744 SHIRK DORA M               103,445.00    SF     917.37    103,445.00  85.0  11/01/96 10.125     121,700.00    Y
ML124 1021610745 GARWOOD TONYA               29,200.00    SF     280.84     29,200.00  64.8  11/01/96 11.125      45,000.00    Y
ML124 1021610749 PRATO LINDA L               50,000.00    SF     384.46     50,000.00  23.8  12/01/96  8.500     210,000.00    Y
ML124 1021610772 HOEFELMEYER RALPH SAMUEL   179,910.00    SF   1,480.08    179,806.81  90.0  11/01/96  9.250     199,900.00    Y
ML124 1021610831 COPEN PAUL D               180,175.00    SF   1,385.39    180,175.00  89.9  11/01/96  8.500     200,195.00    Y
ML124 1021610852 GAMBILL WILLIAM D II       350,000.00    SF   2,784.76    350,000.00  74.4  11/01/96  8.875     470,000.00    N
ML124 1021610872 CLARK DALE C                67,500.00    SF     519.02     67,500.00  90.0  11/01/96  8.500      75,000.00    Y
ML124 1021610873 LEWIS HILBERT N            114,700.00    SF     996.00    114,643.89  84.9  11/01/96  9.875     135,000.00    Y
ML124 1021610891 ELLIS MICHAEL P            102,000.00    SF     811.56    101,942.82  75.0  11/01/96  8.875     136,000.00    Y
ML124 1021610896 WILKIE JACKIE S            118,000.00    SF     907.32    117,928.51  80.0  10/01/96  8.500     147,500.00    Y
ML124 1021610912 CARIO CARMELO              100,000.00    SF     786.70     99,942.47  78.1  11/01/96  8.750     128,000.00    Y
ML124 1021610912 SERNA FILIBERTO            108,000.00    SF     888.49    108,000.00  90.0  12/01/96  9.250     120,000.00    Y
ML124 1021610934 CASPER THEODORE P          104,000.00    SF     772.20    104,000.00  80.0  11/01/96  8.125     130,000.00    Y
ML124 1021610969 ULRICH BYRON                92,000.00    SF     815.88     92,000.00  82.1  11/01/96 10.125     112,000.00    Y
ML124 1021610975 STEELE JOHN H               52,000.00    SF     386.10     51,965.98  31.5  11/01/96  8.125     165,000.00    Y
ML124 1021610975 CLINGMAN BRUCE W            96,000.00    SF     923.31     95,966.69  80.0  11/01/96 11.125     120,000.00    Y
ML124 1021610977 FADEYI ABIODUN IDOWU        83,200.00    SF     776.66     83,165.33  80.0  11/01/96 10.750     104,000.00    Y
ML124 1021610997 COPPOLINO CYNTHIA S         81,000.00    SF     673.72     81,000.00  45.7  11/01/96  9.375     177,000.00    Y
ML124 1021611025 MCCAHILL MATTHEW T          63,750.00    SF     565.35     63,750.00  85.0  11/01/96 10.125      75,000.00    Y
ML124 1021611027 ONEIL REX L                 72,800.00    SF     686.42     72,800.00  80.0  11/01/96 10.875      91,000.00    Y
ML124 1021611053 KNOX WILLA                  51,700.00    SF     434.72     51,609.29  59.4  11/01/96  9.500      87,000.00    Y
ML124 1021611055 JODOIN JAMES               228,000.00    MF   1,712.89    228,000.00  67.0  11/01/96  8.250     340,000.00    N
ML124 1021611056 MITRO ROBERT F JR           54,600.00    SF     459.11     54,600.00  70.0  11/01/96  9.500      78,000.00    Y
ML124 1021611057 SCHENK MARIANNE M          109,000.00    SF     771.50    109,000.00  58.2  11/01/96  7.625     187,000.00    Y
ML124 1021611059 VITERITTI KEVIN            100,000.00    SF     795.64     99,943.94  41.1  11/01/96  8.875     243,000.00    Y
ML124 1021611082 OSTRANDER DONALD J          74,250.00    MF     617.57     74,212.51  75.0  11/01/96  9.375      99,000.00    Y
ML124 1021611088 MALYSHEFF CHRISTINA        141,865.00    SF   1,258.09    141,865.00  85.0  11/01/96 10.125     166,900.00    Y
ML124 1021611129 SAMUEL BENJAMIN            202,500.00    MF   1,557.05    202,376.38  90.0  11/01/96  8.500     225,000.00    Y
ML124 1021611132 MULLIGAN KATHEEN K          60,000.00    SF     577.07     59,979.18  42.2  11/01/96 11.125     142,000.00    Y
ML124 1021611133 ZEHNDER PATRICIA A         220,000.00    SF   2,115.92    220,000.00  64.7  11/01/96 11.125     340,000.00    Y
ML124 1021611158 LOPEZ VIRGINIA              96,000.00    MF     914.23     96,000.00  80.0  12/01/96 11.000     120,000.00    Y
ML124 1021611175 KNEPPER WILLIAM            109,600.00    SF     756.98    109,600.00  84.9  11/01/96  7.375     129,000.00    Y
ML124 1021611202 ANDERSON KIM L              45,000.00    SF     378.38     45,000.00  38.7  11/01/96  9.500     116,000.00    Y
ML124 1021611214 SMITH TERRY J              267,750.00    SF   2,374.47    267,750.00  85.0  11/01/96 10.125     315,000.00    Y
ML124 1021611240 POND DONNA M                60,000.00    SF     509.99     60,000.00  79.4  11/01/96  9.625      75,500.00    Y

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 8
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML124 1021611248 LOPEZ J AMPARO              65,600.00    SF     612.36     65,600.00  75.4  12/01/96 10.750      87,000.00    Y
ML124 1021611254 HUFFMAN ROBERT C           157,250.00    SF   1,379.98    157,180.44  85.0  11/01/96 10.000     185,000.00    Y
ML124 1021611278 POINDEXTER TERRY I          85,000.00    SF     587.07     85,000.00  85.0  11/01/96  7.375     100,000.00    Y
ML124 1021611283 MENCER MICHAEL A            30,000.00    SF     252.26     29,985.24  75.0  11/01/96  9.500      40,000.00    Y
ML124 1021611284 PORTER LAURIE J            156,800.00    SF   1,247.57    156,800.00  80.0  11/01/96  8.875     196,000.00    Y
ML124 1021611285 MURALLES ITALO             208,000.00    MF   1,787.04    208,000.00  84.8  12/01/96  9.750     245,000.00    Y
ML124 1021611295 SPANO KATHLEEN E           394,000.00    SF   3,134.84    394,000.00  70.3  11/01/96  8.875     560,000.00    Y
ML124 1021611312 SNYDER SCOTT A              55,200.00    SF     530.90     55,200.00  64.9  11/01/96 11.125      85,000.00    Y
ML124 1021611314 MACALUSO LAWRENCE T        108,000.00    SF     792.47    108,000.00  65.0  12/01/96  8.000     166,000.00    Y
ML124 1021611317 CAMERON ROBERT E           181,000.00    SF   1,250.12    181,000.00  84.9  11/01/96  7.375     213,000.00    Y
ML124 1021611321 THOMPSON WILLIAM H         210,000.00    SF   1,940.61    210,000.00  70.0  11/01/96 10.625     300,000.00    Y
ML124 1021611348 DOPORCYK HELEN R           170,000.00    SF   1,337.39    170,000.00  69.3  11/01/96  8.750     245,000.00    Y
ML124 1021611366 LANG GEORGE                 99,375.00    SF     817.53     99,323.49  75.0  11/01/96  9.250     132,500.00    Y
ML124 1021611373 JODOIN JAMES M             182,000.00    MF   1,367.31    182,000.00  70.0  11/01/96  8.250     260,000.00    N
ML124 1021611382 BRANDWEIN HOWARD           165,850.00    SF   1,455.45    165,850.00  84.9  11/01/96 10.000     195,160.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          75     Sale Total               8,677,985.00        72,620.77  8,674,318.29  76.0            9.432  11,861,955.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 9
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML125 1021609217 HAUPTNER BRIAN E           125,600.00    SF     999.33    125,240.67  80.0  08/01/96  8.875     157,000.00    Y
ML125 1021609749 CAREY EDWARD J             238,500.00    SF   1,812.77    238,052.17  90.0  08/01/96  8.375     265,000.00    Y
ML125 1021609777 KOESLING JOHN               63,000.00    SF     582.18     62,896.22  61.7  07/01/96 10.625     102,000.00    Y
ML125 1021610048 GLUSZEK CARL S             194,650.00    SF   1,690.24    194,382.52  85.0  08/01/96  9.875     229,000.00    Y
ML125 1021610093 MINGE PATRICIA J            52,000.00    SF     386.10     51,931.73  57.1  09/01/96  8.125      91,000.00    Y
ML125 1021610115 AREVALO AGUSTO             257,600.00    SF   2,526.45    257,600.00  80.0  11/01/96 11.375     322,000.00    Y
ML125 1021610194 TRAYNOR KATHERINE M        126,000.00    SF     957.69    125,842.83  80.0  09/01/96  8.375     157,500.00    Y
ML125 1021610357 CRISTI LORRAINE            152,000.00    SF   1,182.24    152,000.00  80.0  11/01/96  8.625     190,000.00    Y
ML125 1021610445 KELLEY WALTER J            120,000.00    SF   1,019.99    119,884.56  57.9  09/01/96  9.625     207,000.00    Y
ML125 1021610459 EDMAN LUSIA                110,500.00    SF   1,126.00    110,444.96  65.0  11/01/96 11.875     170,000.00    Y
ML125 1021610476 DEFELLIPO MICHAEL A         65,000.00    SF     552.49     65,000.00  84.9  11/01/96  9.625      76,500.00    Y
ML125 1021610524 BIXLER WILLIAM D            97,560.00    SF     829.25     97,560.00  90.0  11/01/96  9.625     108,400.00    Y
ML125 1021610535 LEWIS WARREN D             111,800.00    SF     869.57    111,800.00  80.0  11/01/96  8.625     139,750.00    Y
ML125 1021610595 KNIFFEN PETER              176,000.00    SF   1,759.72    176,000.00  80.0  11/01/96 11.625     220,000.00    Y
ML125 1021610612 GERIAK MELODY A            153,750.00    SF   1,223.30    153,750.00  75.0  11/01/96  8.875     205,000.00    Y
ML125 1021610612 DAGASTINO MICHAEL          175,500.00    SF   1,523.95    175,420.27  90.0  11/01/96  9.875     195,000.00    Y
ML125 1021610659 DAVIS JEFF                 294,000.00    SF   2,234.61    294,000.00  73.5  11/01/96  8.375     400,000.00    Y
ML125 1021610684 PATRICIO JOSE JR           102,000.00    SF     923.52    102,000.00  85.0  11/01/96 10.375     120,000.00    Y
ML125 1021610734 BONK JEFFREY C              49,000.00    SF     407.56     49,000.00  61.2  11/01/96  9.375      80,000.00    Y
ML125 1021610739 HAGHANI AFSHIN             188,000.00    SF   1,462.24    188,000.00  80.0  11/01/96  8.625     235,000.00    Y
ML125 1021610754 OBRIEN KELLY J              75,000.00    SF     637.49     75,000.00  73.1  11/01/96  9.625     102,500.00    Y
ML125 1021610793 WHITE ALFRED W JR           70,000.00    SF     569.54     69,962.75  70.0  11/01/96  9.125      99,999.00    Y
ML125 1021610802 MCLEOD GEORGIANNA          100,000.00    SF   1,009.41     99,902.84  60.6  10/01/96 11.750     165,000.00    Y
ML125 1021610834 CAPPELLANO JOHN M          255,000.00    SF   2,261.40    254,890.16  85.0  10/01/96 10.125     300,000.00    Y
ML125 1021610844 HELMICK FRED JR            140,250.00    SF   1,192.11    140,250.00  85.0  11/01/96  9.625     165,000.00    Y
ML125 1021610846 LIMONGELLO MARYANN         128,500.00    SF   1,045.52    128,431.62  77.8  11/01/96  9.125     165,000.00    Y
ML125 1021610857 HENDLEMAN JAMES A          249,900.00    SF   2,216.17    249,900.00  85.0  11/01/96 10.125     294,000.00    Y
ML125 1021610884 OWENS HARRY B               90,000.00    SF     740.41     90,000.00  72.0  11/01/96  9.250     125,000.00    Y
ML125 1021610885 TOOLE THOMAS M              65,600.00    SF     630.93     65,600.00  80.0  11/01/96 11.125      82,000.00    Y
ML125 1021610888 HURT IRVINE                 78,000.00    SF     750.19     78,000.00  80.0  11/01/96 11.125      97,500.00    Y
ML125 1021610902 MOBLEY DIJON JR            153,000.00    SF   1,190.02    153,000.00  90.0  11/01/96  8.625     170,000.00    Y
ML125 1021610919 DAUGHERTY GERALD A          81,000.00    SF     673.72     81,000.00  90.0  11/01/96  9.375      90,000.00    Y
ML125 1021610924 PEPIO NICHOLAS             140,000.00    SF   1,426.60    139,958.82  65.1  10/01/96 11.875     215,000.00    Y
ML125 1021611005 SUAREZ MANUEL A            102,000.00    SF   1,059.01    102,000.00  60.7  11/01/96 12.125     168,000.00    Y
ML125 1021611055 JODOIN JAMES M             108,000.00    MF     792.47    108,000.00  67.5  11/01/96  8.000     160,000.00    N
ML125 1021611097 NAVY RANDY JAMES            63,750.00    SF     553.57     63,750.00  85.0  11/01/96  9.875      75,000.00    Y
ML125 1021611107 EDWARDS SHANE M             45,000.00    SF     374.29     44,977.27  75.0  11/01/96  9.375      60,000.00    Y
ML125 1021611116 BENOIT SALLY ANN            89,250.00    SF     833.13     89,216.40  85.0  11/01/96 10.750     105,000.00    Y
ML125 1021611139 TANNER KENNETH H           220,000.00    SF   1,789.99    220,000.00  80.0  11/01/96  9.125     275,000.00    Y
ML125 1021611164 ROOP JAN N                 163,200.00    SF   1,327.85    163,113.15  85.0  11/01/96  9.125     192,000.00    Y
ML125 1021611165 JORDAN JERRY B              95,000.00    SF     860.14     95,000.00  67.8  11/01/96 10.375     140,000.00    Y
ML125 1021611272 YOUNG CARROLL D            102,400.00    SF   1,063.16    102,400.00  80.0  11/01/96 12.125     128,000.00    Y
ML125 1021611273 TORO HOMERO DEL             51,800.00    SF     402.90     51,769.41  70.0  11/01/96  8.625      74,000.00    Y
ML125 1021611277 ROMANO PAUL F              184,000.00    SF   1,398.53    184,000.00  80.0  11/01/96  8.375     230,000.00    Y
ML125 1021611338 SAYMUAH NAJIM              140,800.00    SF   1,045.44    140,800.00  78.6  11/01/96  8.125     179,000.00    Y
ML125 1021611374 AJROUCHE ATA A              30,100.00    SF     220.86     30,079.81  66.8  11/01/96  8.000      45,000.00    Y
ML125 1021611376 FORMAN ALAN D              204,000.00    SF   1,942.74    204,000.00  80.0  12/01/96 11.000     255,000.00    Y
ML125 1021611389 DEL TORO HOMERO            157,600.00    SF   1,211.81    157,600.00  78.8  11/01/96  8.500     200,000.00    Y
ML125 1021611389 MROUEH YOUSSEF              92,800.00    SF     713.55     92,800.00  80.0  12/01/96  8.500     116,000.00    Y
ML125 1021611398 SAYED YUSRA EL              69,000.00    SF     530.55     69,000.00  55.2  12/01/96  8.500     125,000.00    Y
ML125 1021611437 SINNO SOUZAN               136,800.00    SF   1,125.42    136,800.00  90.0  12/01/96  9.250     152,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          51     Sale Total               6,534,210.00        55,658.12  6,532,008.16  78.7            9.632   8,420,149.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 10
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML126 1021610458 HAPANIEWSKI VIVIAN M        86,200.00    SF     732.69     86,200.00  74.9  12/01/96  9.625     115,000.00    Y
ML126 1021610597 SCHNOBRICH HENRY G JR       40,000.00    CD     321.85     40,000.00  46.5  12/01/96  9.000      86,000.00    Y
ML126 1021610728 SCHNEIDER EDWARD           128,000.00    SF   1,218.97    128,000.00  80.0  12/01/96 11.000     160,000.00    Y
ML126 1021610815 ANDERSON STEVE B           289,000.00    SF   2,509.53    289,000.00  85.0  11/01/96  9.875     340,000.00    Y
ML126 1021610838 CORNELL KAREN R             51,500.00    CD     447.20     51,500.00  65.1  11/01/96  9.875      79,000.00    Y
ML126 1021610869 ANTKOWIAK WALTER E          38,400.00    SF     365.69     38,400.00  80.0  12/01/96 11.000      48,000.00    Y
ML126 1021610873 YOUNGREN ANN M              96,500.00    SF     811.42     96,500.00  74.8  12/01/96  9.500     129,000.00    Y
ML126 1021610907 LAPPEN STEPHEN F           329,800.00    SF   2,803.27    329,800.00  85.0  12/01/96  9.625     388,000.00    Y
ML126 1021610928 ROGERS WILLIAM E           200,000.00    SF   1,573.40    200,000.00  32.2  12/01/96  8.750     620,000.00    Y
ML126 1021610932 PUCKETT MARGARET F         100,000.00    SF     768.91    100,000.00  80.0  12/01/96  8.500     125,000.00    Y
ML126 1021611005 HARRIS CRAIG ANDREW         67,500.00    SF     543.12     67,500.00  72.5  12/01/96  9.000      93,000.00    Y
ML126 1021611043 KURTZ GARY M               216,000.00    SF   2,201.04    215,936.46  80.0  11/01/96 11.875     270,000.00    Y
ML126 1021611044 CURRAN SUZANNE             144,000.00    SF   1,277.02    144,000.00  90.0  11/01/96 10.125     160,000.00    Y
ML126 1021611063 APGAR RONALD M             119,000.00    SF   1,044.31    119,000.00  85.0  12/01/96 10.000     140,000.00    Y
ML126 1021611071 TOYAMA CRAIG I             225,000.00    SF   2,100.33    225,000.00  78.1  11/01/96 10.750     287,800.00    Y
ML126 1021611120 ACOBA TOMAS R              129,200.00    SF   1,133.82    129,200.00  85.0  12/01/96 10.000     152,000.00    Y
ML126 1021611132 KLIMKIEWICZ BRIAN A         54,000.00    SF     454.06     54,000.00  73.4  12/01/96  9.500      73,500.00    Y
ML126 1021611144 TANNER DANIEL               87,000.00    SF     812.13     87,000.00  79.4  12/01/96 10.750     109,500.00    Y
ML126 1021611159 HILDEBRAND JOHN D          100,000.00    SF     840.85    100,000.00  54.7  12/01/96  9.500     182,500.00    Y
ML126 1021611163 MAHDI VIOLA EVANA           96,000.00    SF     905.17     96,000.00  80.0  11/01/96 10.875     120,000.00    Y
ML126 1021611226 STEPHENS TERESA Y          115,200.00    SF   1,107.97    115,200.00  80.0  12/01/96 11.125     144,000.00    Y
ML126 1021611232 AGOSTO EDWIN               116,450.00    SF   1,076.11    116,404.96  83.1  11/01/96 10.625     140,000.00    Y
ML126 1021611269 DOYLE JOSEPH J              80,000.00    SF     672.68     80,000.00  71.4  12/01/96  9.500     112,000.00    Y
ML126 1021611285 JOHNSON ELSIE M             45,000.00    SF     378.38     45,000.00  32.8  12/01/96  9.500     137,000.00    Y
ML126 1021611302 GALLATY JOHN CHARLES       399,950.00    SF   3,146.41    399,950.00  60.5  12/01/96  8.750     660,000.00    Y
ML126 1021611332 BALCAITIS LAVERNE M         96,000.00    SF     914.23     96,000.00  80.0  12/01/96 11.000     120,000.00    Y
ML126 1021611339 SANDLER HAROLD              80,000.00    SF     629.36     80,000.00  80.0  12/01/96  8.750     100,000.00    Y
ML126 1021611355 BROOKS C H                 268,000.00    SF   1,966.49    268,000.00  78.8  12/01/96  8.000     340,000.00    Y
ML126 1021611360 WEINS JOHN D               112,200.00    SF     984.64    112,200.00  85.0  12/01/96 10.000     132,000.00    Y
ML126 1021611387 SKAINES JAMES M JR         142,425.00    SF   1,197.59    142,425.00  75.0  11/01/96  9.500     189,900.00    Y
ML126 1021611425 ADAMS STEVEN S             134,360.00    SF   1,057.01    134,360.00  80.0  11/01/96  8.750     167,950.00    Y
ML126 1021611515 AHMED ZAKARIA               14,400.00    MF     118.47     14,400.00  60.0  12/01/96  9.250      24,000.00    N
      ------------------------------------------------       ------------------------------           ---------------------
          32     Sale Total               4,201,085.00        36,114.12  4,200,976.42  74.8            9.744   5,945,150.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 11
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML127 1021610456 BRUCE LEONARD W            103,500.00    SF     805.01    103,438.90  90.0  11/01/96  8.625     115,000.00    Y
ML127 1021610526 MARTIRE LOUIS              191,250.00    SF   1,731.59    191,250.00  75.0  11/01/96 10.375     255,000.00    Y
ML127 1021610586 CURTISS GEORGES            112,500.00    SF     956.24    112,500.00  75.0  11/01/96  9.625     150,000.00    Y
ML127 1021610788 PACE MARTHA JEAN            85,000.00    SF     676.30     84,952.35  69.1  11/01/96  8.875     123,000.00    Y
ML127 1021610807 METZGER EDWIN E            102,600.00    SF     844.07    102,600.00  90.0  12/01/96  9.250     114,000.00    Y
ML127 1021610850 LESLEY MARK D               61,830.00    SF     548.32     61,830.00  90.0  11/01/96 10.125      68,700.00    Y
ML127 1021610886 JOHNSON MARY               100,000.00    SF     786.70    100,000.00  79.3  11/01/96  8.750     126,000.00    Y
ML127 1021610894 THOMPSON JACQUELYN         212,000.00    MF   1,611.35    212,000.00  80.6  11/01/96  8.375     263,000.00    Y
ML127 1021611058 GEARY ALLYN                 60,000.00    MF     504.51     60,000.00  41.3  12/01/96  9.500     145,000.00    Y
ML127 1021611088 DONNELLY BRIAN J            83,200.00    SF     610.49     83,200.00  80.0  12/01/96  8.000     104,000.00    Y
ML127 1021611147 MASON NATHANIEL            172,000.00    MF   1,368.51    172,000.00  80.0  12/01/96  8.875     215,000.00    Y
ML127 1021611166 CHAMBERS GLENN VERNON       82,000.00    SF     734.80     82,000.00  79.8  12/01/96 10.250     102,700.00    Y
ML127 1021611291 DELANEY JAMES A            205,000.00    SF   1,686.48    205,000.00  86.8  12/01/96  9.250     236,000.00    Y
ML127 1021611323 PHILLIPS VIRONA             89,000.00    SF     660.82     89,000.00  68.4  11/01/96  8.125     130,000.00    Y
ML127 1021611346 GARRIGAL EDWARD J          121,350.00    SF   1,110.04    121,350.00  80.9  12/01/96 10.500     150,000.00    Y
ML127 1021611419 ILYASOV SOLOMON            164,800.00    SF   1,296.48    164,800.00  80.0  12/01/96  8.750     206,000.00    Y
ML127 1021611455 MARTIN WILBUR L            174,200.00    SF   1,278.22    174,200.00  65.0  12/01/96  8.000     268,000.00    Y
ML127 1021611515 AHMED ZAKARIA               33,600.00    MF     313.65     33,600.00  80.0  12/01/96 10.750      42,000.00    Y
ML127 1021611517 JENNINGS ANN MAE           234,600.00    SF   2,212.02    234,600.00  80.8  12/01/96 10.875     290,000.00    Y
ML127 1021611574 ABU-EITA RULA              193,800.00    SF   1,438.96    193,800.00  85.0  12/01/96  8.125     228,000.00    Y
ML127 1021611574 HACHEM NAZIH                52,000.00    SF     500.13     52,000.00  80.0  12/01/96 11.125      65,000.00    Y
ML127 1021611607 MANSOUR MOHAMED             74,800.00    SF     649.52     74,800.00  85.0  12/01/96  9.875      88,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          22     Sale Total               2,709,030.00        22,324.21  2,708,921.25  79.0            9.256   3,484,400.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 12
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96

                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML128 1021607765 MCGRATH ROBERT A            60,000.00    SF     622.37     59,806.05  48.0  03/01/97 12.125     125,000.00    Y
ML128 1021610069 BRIDGEMOHAN ANANDRAM       118,000.00    SF     960.09    117,873.93  80.0  10/01/96  9.125     147,500.00    N
ML128 1021610278 MALARSKI JAMES J           130,000.00    SF   1,093.11    130,000.00  74.2  12/01/96  9.500     175,000.00    Y
ML128 1021610705 HOUSTON PHILIP I            76,800.00    SF     724.14     76,800.00  80.0  12/01/96 10.875      96,000.00    Y
ML128 1021610741 WYANT DANIEL L             110,000.00    SF     924.94    110,000.00  74.8  11/01/96  9.500     147,000.00    Y
ML128 1021610795 FABER KENNETH              118,590.00    SF     986.37    118,590.00  89.9  12/01/96  9.375     131,774.00    Y
ML128 1021610803 HAAS JAMES F                74,400.00    SF     666.70     74,368.80  80.0  10/01/96 10.250      93,000.00    Y
ML128 1021610831 BRANTLEY WADE C            220,000.00    SF   1,500.79    220,000.00  84.6  12/01/96  7.250     260,000.00    Y
ML128 1021610918 CACCIA ANTHONY SR          150,450.00    SF   1,334.22    150,385.20  85.0  11/01/96 10.125     177,000.00    Y
ML128 1021610958 PISACANO MICHAEL            62,475.00    MF     485.92     62,475.00  85.0  11/01/96  8.625      73,500.00    Y
ML128 1021610965 JUNG SUE H                 154,400.00    SF   1,312.38    154,400.00  80.0  11/01/96  9.625     193,000.00    Y
ML128 1021611011 WRITER SUSAN B             224,000.00    SF   1,762.21    224,000.00  70.0  12/01/96  8.750     320,000.00    Y
ML128 1021611075 STEWART MILTON L            35,100.00    SF     291.94     35,100.00  90.0  12/01/96  9.375      39,000.00    Y
ML128 1021611098 GONZALES JOSEPH             42,500.00    SF     369.05     42,500.00  85.0  12/01/96  9.875      50,000.00    Y
ML128 1021611105 BLALOCK LUCILLE             34,400.00    SF     330.85     34,400.00  80.0  12/01/96 11.125      43,000.00    Y
ML128 1021611269 POTENZA FRED D              74,700.00    SF     634.94     74,700.00  64.9  12/01/96  9.625     115,000.00    Y
ML128 1021611286 MANCUSO JOHN J             116,200.00    SF     977.07    116,200.00  74.9  12/01/96  9.500     155,000.00    Y
ML128 1021611439 DESZO RICHARD A            224,000.00    SF   1,965.76    224,000.00  70.0  12/01/96 10.000     320,000.00    Y
ML128 1021611515 HILL ALBERT REED           148,750.00    SF   1,305.39    148,750.00  85.0  12/01/96 10.000     175,000.00    Y
ML128 1021611548 MAZZA CHESTER ANTHONY JR   103,300.00    SF     993.52    103,300.00  64.9  12/01/96 11.125     159,000.00    Y
ML128 1021611581 THOMAS LEON N               72,400.00    SF     696.33     72,400.00  80.0  12/01/96 11.125      90,500.00    Y
ML128 1021611599 COTE MICHELE P              80,000.00    SF     636.52     80,000.00  47.0  12/01/96  8.875     170,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          22     Sale Total               2,430,465.00        20,574.61  2,430,048.98  76.3            9.563   3,255,274.00

ALLIANCE FUNDING COMPANY                                            SALE SCHEDULE B                                         Page 13
A DIVISION OF SUPERIOR BANK FSB          1996-2 CLASS 2 - INITIAL POOL OF ADJUSTABLE RATE MORTGAGES - SETTLEMENT 6/19/96


                                                      Type of            Cut-off Date          Next              Property
                                                     Mortgaged             Principal        Adjustment           Value at
                                                      Property              Balance            Date             Origination

                                            Principal          Scheduled             Original         Current
                                           Balance at          Payment                 LTV           Mortgage                 Owner
Sale ID Account       Name                 Origination        Int & Prin              Ratio            Rate                 Occupied
- ------------------------------------------------------------------------------------------------------------------------------------
ML129 1021610283 EGASAN MILAGROS            161,000.00    MF   1,280.99    160,909.74  70.0  10/01/96  8.875     230,000.00    N
ML129 1021610425 MANNIX BRIAN MICHAEL       245,000.00    SF   2,104.93    245,000.00  70.0  12/01/96  9.750     350,000.00    Y
ML129 1021610461 NOLAN THOMAS               100,000.00    SF     924.10    100,000.00  58.8  12/01/96 10.625     170,000.00    Y
ML129 1021610525 FARAONE PHILIP              34,650.00    SF     300.88     34,650.00  90.0  11/01/96  9.875      38,500.00    Y
ML129 1021610624 LEVINE ROGER A             297,500.00    SF   2,182.95    297,500.00  85.0  12/01/96  8.000     350,000.00    Y
ML129 1021610739 FIORAVANTI VINCENT         168,000.00    SF   1,276.92    168,000.00  80.0  11/01/96  8.375     210,000.00    Y
ML129 1021610814 DATTILO MARIO              165,500.00    SF   1,406.73    165,500.00  74.8  12/01/96  9.625     221,000.00    Y
ML129 1021610844 DICKERSON ISAAC             78,000.00    MF     794.82     78,000.00  49.6  11/01/96 11.875     157,000.00    Y
ML129 1021610896 LOCKE CHARLES              121,550.00    SF   1,146.08    121,550.00  83.8  11/01/96 10.875     145,000.00    Y
ML129 1021610944 BUTSCHLE VINCENT F          54,000.00    SF     504.08     54,000.00  80.5  12/01/96 10.750      67,000.00    Y
ML129 1021610951 COMO DOLORES               125,000.00    SF   1,073.94    125,000.00  75.7  12/01/96  9.750     165,000.00    Y
ML129 1021611009 BAYLISS MAXINE E           136,000.00    SF   1,385.84    136,000.00  80.0  11/01/96 11.875     170,000.00    Y
ML129 1021611019 WALLACE DWIGHT D           195,500.00    SF   1,770.07    195,500.00  85.0  12/01/96 10.375     230,000.00    Y
ML129 1021611024 WEBER CAROL                128,000.00    SF   1,304.32    128,000.00  80.0  11/01/96 11.875     160,000.00    Y
ML129 1021611253 MIRZA SHIBLI               159,100.00    SF   1,237.46    159,100.00  79.9  11/01/96  8.625     198,900.00    Y
ML129 1021611294 ALAMIRI MAYTHEM N           36,400.00    SF     283.12     36,378.51  88.7  11/01/96  8.625      41,000.00    Y
ML129 1021611299 MARTENIUC GEORGE           122,400.00    SF   1,085.47    122,400.00  85.0  12/01/96 10.125     144,000.00    Y
ML129 1021611322 POOL SUSAN J                99,000.00    SF     761.22     99,000.00  90.0  12/01/96  8.500     110,000.00    Y
ML129 1021611354 POINVIL MICHELINE          185,000.00    MF   1,692.27    185,000.00  68.5  12/01/96 10.500     270,000.00    Y
ML129 1021611482 MISCOVICH MICHAEL J        144,000.00    SF   1,184.65    144,000.00  90.0  12/01/96  9.250     160,000.00    Y
ML129 1021611532 RUPP CHRISTOPHER G          35,100.00    SF     269.89     35,100.00  87.7  12/01/96  8.500      40,000.00    Y
ML129 1021611555 LORENZ DAVID G              80,000.00    SF     587.01     80,000.00  68.3  12/01/96  8.000     117,000.00    Y
ML129 1021611560 BERNARD DAWINE J ST        106,250.00    SF     962.00    106,062.43  85.0  09/01/96 10.375     125,000.00    Y
ML129 1021611569 HAMMOUD AHMED               68,000.00    SF     469.66     68,000.00  78.1  12/01/96  7.375      87,000.00    Y
ML129 1021611595 DUBICKI LOUIS M            256,000.00    SF   2,413.80    256,000.00  80.0  12/01/96 10.875     320,000.00    Y
ML129 1021611633 BEYDOUN ALIA                41,300.00    SF     351.05     41,300.00  70.0  12/01/96  9.625      59,000.00    Y
ML129 1021611800 SCHAAF RANDALL W           102,000.00    SF     923.52    102,000.00  85.0  12/01/96 10.375     120,000.00    Y
      ------------------------------------------------       ------------------------------           ---------------------
          27     Sale Total               3,444,250.00        29,677.77  3,443,950.68  78.4            9.766   4,455,400.00
         345     Total with Merrill Lynch 2,401,960.00       356,607.45 42,387,373.48  78.1            9.494  55,571,198.00
         441     Grand Total             53,182,035.00       446,495.79 53,157,223.06  78.1            9.483  69,901,625.00

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

                                                  _____________, 19__

To:  [Trustee]

     [Custodian]

           Re: Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-2
               ----------------------------------------------------------------

     In connection with the administration of the pool of Mortgage Loans held by you as Trustee or by the Custodian as your agent for the benefit of Certificateholders, we request the release, and acknowledge receipt, of the (Trustee's Mortgage File/[specify document]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)
___ 1.    Mortgage Loan Paid in Full
               (Servicer hereby certifies that all amounts received in connection therewith have been credited to the Principal and Interest Account with respect to each Sub-Pool and remitted to the Trustee for deposit into the related Certificate Account pursuant to the Pooling and Servicing Agreement.)

___ 2.    Mortgage Loan Liquidated
               (Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Principal and Interest Account and remitted to the Trustee for deposit into the related Certificate Account pursuant to the Pooling and Servicing Agreement.)

___ 3.    Mortgage Loan in Foreclosure

___ 4. Mortgage Loan repurchased pursuant to Section 11.01 of the Pooling and Servicing Agreement.

___ 5. Mortgage Loan repurchased or substituted pursuant to Article II or III of the Pooling and Servicing Agreement (Servicer hereby certifies that the repurchase price or Substitution Adjustment has been credited to the related Principal and Interest Account and remitted to the Trustee for deposit into the Certificate Account pursuant to the Pooling and Servicing Agreement.)

___ 6.    Other (explain) _________________________________

          _________________________________________________

     If box l or 2 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

     If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                         _______________________________

                                         By:____________________________
                                         Name:__________________________
                                         Title:_________________________

Documents returned to Trustee or Custodian:

- -------------------------------------------
         [Trustee][Custodian]

By:_________________________
Date:_______________________

                                    EXHIBIT J

                               TRANSFER AFFIDAVIT

STATE OF             )
                     ) ss.:
COUNTY OF            )

     The undersigned, being first duly sworn, deposes and says as follows:

     1. The undersigned is an officer of ________, the proposed transferee (the "Transferee") of a Percentage Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1996 (the "Agreement"), among Superior Bank FSB, as depositor (the "Depositor"), Lee Servicing Company, a division of Superior Bank FSB, as servicer (the "Servicer"), and LaSalle National Bank, as trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

     2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring its Percentage Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

     3. The Transferee has been advised of, and understands that (i) a tax will be imposed on transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferror, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

     4. The Transferee has been advised of, and understands that, a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

     5. The Transferee has reviewed the provisions of Section 4.02 of the Agreement (incorporated herein by reference) and understands the legal consequences of the acquisition of a Percentage Interest in the Certificate including, without limitation, the restrictions on subsequent transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 4.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

     6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to transfer its Percentage Interest in the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer its Percentage Interest or cause any Percentage Interest to be transferred to any Person that the Transferee knows is not a Permitted Transferee or if any purpose of such proposed transfer is to impede the assessment or collection of tax. In connection with any such transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate (a "Transfer Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the transfer is to be made is not a Permitted Transferee.

     7. The Transferee's taxpayer identification number is ______________.

     8. No purpose of the Transferee relating to its purchase of a Percentage Interest in the Certificate by the Transferee is or will be to impede the assessment or collection of any tax.

     9. The Transferee has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as the Certificate remains outstanding.

     10. The Transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as the Certificate remains outstanding.

     11. That the Transferee has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding. In this regard, the Transferee hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Transferee intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

     12. No purpose of the Transferee relating to any sale of any Percentage Interest in the Certificate by the Transferee will be to impede the assessment or collection of tax.

     13. The Transferee is not a Non-United States Person.

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this__ day of____, 19__.

                                      [NAME OF TRANSFEREE]

                                       By:____________________________
                                       Name:__________________________
                                       Title:_________________________

[Corporate Seal]

ATTEST:

___________________________
[Officer of Transferee]

STATE OF             )
                     ) ss.:
COUNTY OF            )

     Personally appeared before me the above-named _______________, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this ____ day of _____________, 19__.

                            ______________________________
                            NOTARY PUBLIC

                            My Commission expires the ___ day of ________, 19__

                                   EXHIBIT J-1

                          FORM OF TRANSFER CERTIFICATE

                                                                _______ , 19 __

[Trustee]

Attention:  Corporate Trust

                    Re:  AFC Mortgage Loan Asset Backed Certificates,
                         Series 1996-2
                         ____________________________________________
Dear Sirs:

     This letter is delivered to you in connection with the transfer by _____ (the "Transferor") to __________ (the "Transferee") of __ % Percentage Interest in the AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, Class R (the "Certificate"), pursuant to Section 4.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of June 1, 1996, among Superior Bank FSB, as depositor, Lee Servicing Company, a division of Superior Bank FSB, as servicer, and LaSalle National Bank, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to, and covenants with, the Trustee that:

     1. No purpose of the Transferor relating to the transfer of the Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

     2. The Transferor understands that the Transferee has delivered to the Trustee a Transfer Affidavit in the form attached to the Pooling and Servicing Agreement as Exhibit J. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor has at the time of the transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they become due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

     4. The Transferor has no actual knowledge that the proposed Transferee is not a Permitted Transferee or a Non-United States Person.

                                         Very truly yours,

                                         _____________________________
                                         (Transferor)
                                          By: ________________________
                                          Name: ______________________
                                          Title:______________________

                                    EXHIBIT K

                                 FORM OF NOTICE

TO:

RE:

Policy Number:

Determination Date:

Remittance Date:

We refer to that certain Pooling and Servicing Agreement among Superior Bank FSB, as depositor, Lee Servicing Company, a division of Superior Bank FSB, as servicer, and LaSalle National Bank, as trustee, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Agreement") and dated as of June 1, 1996; all capitalized terms not otherwise defined herein shall have the same respective meanings as set forth in the Agreement.

As of the Determination Date and based upon the Servicer's Certificate for such Determination Date, the Trustee has determined under the Agreement that in respect of the Remittance Date:

     (i) The Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates with respect to Sub-Pool [1][2] due and owing is $_____________;

     (ii) The Class A Principal Remittance Amount with respect to Sub-Pool [1][2], exclusive of the amount set forth in clause B (vi) of the definition thereof if not paid by the Depositor, due and owing is $___________;

     (iii) The Available Remittance Amount (minus the amount withdrawable from the Sub-Pool [1][2] Certificate Account to pay the Certificate Insurer pursuant to Section 6.02(i) of the Agreement and as reduced by any portion thereof that has been deposited in the Sub-Pool [1][2] Certificate Account but may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code) is $_____________;

     (iv) The lesser of (1) the sum of the (a) Excess Spread to be deposited into the Sub-Pool [1][2] Certificate Account pursuant to Section 5.04(i) of the Agreement, (b) the Net Excess Spread from the other Sub-Pool and (c) the Excess Principal from the other Sub-Pool and (2) the Subordinated Amount, is $_____________;

     (v) The aggregate amount of unreimbursed Insured Payments, together with the aggregate portion of the items described in clauses (i) and (iii) above that represents interest accrued in respect of Insured Payments in accordance with the definition of Class A Carry-Forward Amount in the Agreement, is $______________;

     (vi) The additional portion of the Amount Available constituting Excess Spread available to pay the Class A Interest Remittance Amount with respect to all related Classes of Class A Certificates pursuant to Sections 6.06(c)(A)(Y)(i) through (vi) with respect to Sub-Pool 1 and
           Section 6.06(c)(B)(Y)(i) with respect to Sub-Pool 2.

     (vii) The aggregate amount to be deposited from the Sub-Pool [1][2] Reserve Account into the Sub-Pool [1][2] Certificate Account pursuant to
           Section 6.14(c) of the Agreement is $______________.

Please be advised that the amounts described in clauses (i) and (ii) above collectively exceed the amounts described in clauses [,prior to the Cross-Over Date, (iii), (iv) and,] (v) [on or after the Cross-Over Date, clauses (iii), (v) and (vi) (in the case of Sub-Pool 1),] and (vii) above by $_______________.

[Attached hereto is a copy of the court order in connection with a voidable preference in the amount set forth therein, together with an assignment of rights and appointment of agent.]

Accordingly, pursuant to Section 6.06 of the Agreement, this statement constitutes a claim for an Insured Payment in the amount of $_____________ under the Certificate Insurance Policy.

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed Five Thousand Dollars ($5,000.00) and the stated value of the claim for each such violation.

                                          LASALLE NATIONAL BANK, as Trustee

                                          By: _______________________
                                          Name: _____________________
                                          Title:_____________________
                                          Telephone__________________

                                    EXHIBIT L

                               CUSTODIAL AGREEMENT

                             Dated _________ , 199_

     ______________________________, a ____________________, as Trustee (the
"Trustee") and ___________________________, a ______________________________
("_________________"), agree as follows:

     WHEREAS, concurrently herewith, the Trustee, Superior Bank FSB (the "Depositor") and Lee Servicing Company, a division of Superior Bank FSB, (the "Servicer) are entering into a Pooling and Servicing Agreement, dated as of June 1, 1996, relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Pooling Agreement", the terms defined therein being used herein with the same meaning) pursuant to which the Depositor shall transfer, assign, set-over and otherwise convey to the Trustee, without recourse, all of the Depositor's right, title and interest in and to the mortgage loans consisting of Sub-Pool 1 and Sub-Pool 2 identified in Exhibits H-1 and H-2 to the Pooling Agreement (the "Mortgage Loans"), other than as to the Depositor's Yield; and

     WHEREAS, in connection with such transfer and assignment and pursuant to the Pooling Agreement, the Trustee shall hold, directly or pursuant to a custodial agreement, the Trustee's Mortgage Files;

     WITNESSETH THAT, in consideration of the premises and of the mutual agreements herein contained, _________________ and the Trustee agree as follows:

     1. Appointment as Custodian; Acknowledgment of Receipt. Subject to the terms and conditions herein, the Trustee hereby appoints ________________, and ______________ hereby accepts such appointment, as its Custodian to maintain custody of the Trustee's Mortgage Files. __________________ hereby acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans referred to in Section 2.04, except for the items referred to in Section 2.04(f), of the Pooling Agreement. The Trustee shall be liable for all of _______________________ fees under this Agreement.

     2. Maintenance of Office. __________________ agrees to maintain each Trustee's Mortgage File identified in Section 2.04 of the Pooling Agreement, which is incorporated herein by reference, at the office of ___________________ located at _______________________________________________ or at such other office of _________________ in ____________________ as ________________ shall designate from time to time after giving the Trustee 30 days' prior written notice.

     3. Duties of Custodian. As Custodian, _____________ shall have and perform the following powers and duties:

          (a) Safekeeping. To segregate the Trustee's Mortgage Files from all other mortgages and mortgage notes and similar, records in its possession, to identify the Trustee's Mortgage Files as being held and to hold the Trustee's Mortgage Files for and on behalf of the Trustee for the benefit of all present and future Certificateholders, to maintain accurate records pertaining to each Mortgage Note and Mortgage in the Trustee's Mortgage Files as will enable the Trustee to comply with the terms and conditions of the Pooling Agreement, to maintain at all times a current inventory thereof and to conduct periodic physical inspections of the Trustee's Mortgage Files held by it under this Agreement in such a manner as shall enable the Trustee and _________________ to verify the accuracy of such record-keeping, inventory and physical possession. _________________ will promptly report to the Trustee any failure on its part to hold the Trustee's Mortgage Files as herein provided and promptly take appropriate action to remedy any such failure.

          (b) Release of Documents. To release any Mortgage Note and Mortgage in the Trustee's Mortgage Files as provided in the Pooling Agreement.

          (c) Administration; Reports. In general, to attend to all non-discretionary details in connection with maintaining custody of the Trustee's Mortgage Files on behalf of the Trustee. In addition, ________________ shall assist the Trustee generally in the preparation of reports to Certificateholders or to regulatory bodies to the extent necessitated by ________________ custody of the Trustee's Mortgage Files.

     4. Access to Records. __________________ shall permit the Trustee or its duly authorized depositors, attorneys or auditors and those persons permitted access pursuant to Section 5.13 of the Pooling Agreement to inspect the Trustee's Mortgage Files and the books and records maintained by __________________ pursuant hereto at such times as they may reasonably request, subject only to compliance with the terms of the Pooling Agreement.

     5. Instructions; Authority to Act. ______________ shall be deemed to have received proper instructions with respect to the Trustee's Mortgage Files upon its receipt of written instructions signed by a Responsible Officer of the Trustee. A certified copy of a resolution of the Board of Directors of the Trustee may be accepted by _______________ as conclusive evidence of the authority of any such officer to act and may be considered as in full force and effect until receipt of written notice to the contrary by ______________ from the Trustee. Such instructions may be general or specific in terms.

     6. Indemnification by . _________________ agrees to indemnify the Trustee for any and all liabilities, obligations, losses, damages, payments, costs or expenses, including attorneys fees, of any kind whatsoever which may be imposed on, incurred by or asserted against the Trustee as the result of any act or omission in any way relating to the maintenance and custody by ___________________ of the Trustee's Mortgage Files; provided, however, that ___________________ shall not be liable for any portion of any such amount resulting from the gross negligence or wilful misconduct of the Trustee.

     7. Advice of Counsel. __________________ and the Trustee further agree that ____________________ shall be entitled to rely and act upon the advice of counsel with respect to its performance hereunder as Custodian and shall be without liability for any action reasonably taken pursuant to such advice, provided that such action is not in violation of applicable Federal or State law. This paragraph shall not negate _______________ obligations under paragraph 6 above.

     8. Effective Period, Termination and Amendment, and Interpretive and Additional Provisions. This Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided, and may be amended at any time by mutual agreement of the parties hereto. This Agreement may be terminated by either party in a writing delivered or mailed, postage prepaid, to the other party, such termination to take effect no sooner than sixty (60) days after the date of such delivery or mailing. Concurrently with, or as soon as practicable after, the termination of this Agreement, _________________ shall redeliver the Trustee's Mortgage Files to the Trustee at such place as the Trustee may reasonably designate. In connection with the administration of this Agreement, ________________ and the Trustee may agree from time to time upon the interpretation of the provisions of this Agreement as may in their opinion by consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed and annexed hereto.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     10. Notices. Notices and other writings shall be delivered or mailed, postage prepaid, to the Trustee at, or to ______________________________________
at, ____________________________________, Attention: ______________________; or
to such other address as the Trustee or ________________ may hereafter specify in writing. Notices or other writings shall be effective only upon actual receipt by the parties.

     11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Trustee and ____________________ and their respective successors and assigns. Concurrently with the appointment of a successor trustee as provided in Section 12.08 of the Pooling Agreement, the Trustee and ___________________ shall amend this Agreement to make said successor trustee the successor to the Trustee hereunder.

     12. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

                                   LASALLE NATIONAL BANK,
                                         as Trustee under the Pooling
                                         Agreement referred to above

                                   By:__________________________

                                   _____________________________
                                   as Custodian

                                   By: _________________________

                                    EXHIBIT M

                           FORM OF LIQUIDATION REPORT

Customer Name:
Account Number:
Original Principal Balance:

1.  Liquidation Proceeds

         Principal Prepayment      $______
         Property Sale Proceeds     ______
         Insurance Proceeds         ______
         Other (Itemize)            ______

         Total Proceeds                                             $______

2.  Servicing Advances             $______
    Monthly Advances                ______
    Servicing Fees                  ______
    Annual Trustee Expense Amount   ______

             Total Advances                                         $______

3.  Net Liquidation Proceeds                                        $______
    (Line 1 minus Line 2)

4.  Principal Balance of the Mortgage
     Loan on date of liquidation                                    $______

5.  Realized Loss, if any                                           $______
    (Line 4 minus Line 3)


                                                              EXHIBIT N

                                                     FORM OF DELINQUENCY REPORT

                                               DELINQUENCY AND FORECLOSURE INFORMATION
                             REO             FORECLOSURES
                         -----------------------------------------
            OUTSTANDING  #                           # OF            # OF    OUTSTANDING    # OF       OUTSTANDING
INVESTOR    DOLLARS      ACCT RANGES     AMOUNT      ACCTS.    PCT   ACCTS.  DOLLARS   %    ACCTS      DOLLARS     %
- ------------------------------------------------------------------------------------------------------------------------
REMIC
199_-__                       30 TO 59 DAYS
                              60 TO 89 DAYS
                              90 AND OVER
                              TOTALS

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Certificate Insurance Policy

Issuer:  AFC Mortgage Loan              Policy Number:   96010315
Trust 1996-2                            Control Number:  0010001

Insured Obligations:                    Deposit Premium: $24,375.00
$225,000,000 in principal amount
of AFC Mortgage Loan Asset Backed
Certificates, Series 1996-2, Class A


Trustee: LaSalle National Bank

Financial Guaranty Insurance Company ("Financial Guaranty"), a New York stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Certificate Insurance Policy (the "Policy"), hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Certificateholders (the "Trustee"), for the benefit of the holders of the Class 1A-1, Class 1A-2, Class 1A-3, Class 1A-4, Class 1A-5, Class 1A-6 and Class 2A Certificates (collectively, the "Class A Certificates"). Financial Guaranty will make such payment out of its own funds by 2:00 P.M. (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Financial Guaranty shall have received Notice that an Insured Payment is due and (ii) the Remittance Date on which the Insured Payment is distributable to Class A Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement by the Trustee to the Class A Certificateholders in the same manner as the payment of distributions with respect to Class A Certificates. Upon such payment, Financial Guaranty shall be fully subrogated to the rights of the Class A Certificateholders, as appropriate, to receive the amount so paid as set forth in Section 6.06 of the Pooling and Servicing Agreement. Financial Guaranty's obligations hereunder shall be discharged to the extent funds equal to the Class A Remittance Amount are received on or before any Remittance Date by the Trustee on behalf of the Class A Certificateholders, for distribution on such Remittance Date as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

This Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on this Policy is not refundable for any reason, including the payment of the Class A Certificates prior to their maturity.



Form 9043

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Certificate Insurance Policy

This policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on this Policy shall be the County of New York, State of New York. The insurance provided by this Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

As used herein, the following terms shall have the following meanings:
"Available Remittance Amount", "Business Day", "Certificate Account", "Class A Principal Remittance Amount", "Class A Interest Remittance Amount", "Class A Remittance Amount", "Cross-Over Date", "Excess Spread", "Insured Payment", "Premium Percentage", "Remittance Date" and "Reserve Account" shall have the respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit K to the Pooling and Servicing Agreement by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telegraph, telex or hand delivery from the Trustee to Financial Guaranty specifying, for such Remittance Date, the Class A Interest Remittance Amount, Class A Principal Remittance Amount, if prior to the Cross-Over Date the lesser of the Subordinated Amount and the related Excess Spread to be deposited into the related Certificate Account, the related Available Remittance Amount (exclusive of any portion thereof that may not be withdrawn from the related Certificate Account pursuant to a stay imposed by an order of a United States bankruptcy court under Section 362 of the United States Bankruptcy Code and amounts required to be withdrawn from the related certificate Account to pay the monthly insurance premium to Financial Guaranty under the Pooling and Servicing Agreement), any amount transferred from the related Reserve Account to the related Certificate Account, and the related Insured Payment. "Class A Certificateholder" means, as to a particular Class A Certificate, the person, other than the Trust Fund, the Servicer, any Subservicer or the Depositor (as such terms are defined in the Pooling and Servicing Agreement), who, on the applicable Remittance Date, is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among Superior Bank FSB, as Depositor, Lee Servicing Company, a division of Superior Bank, FSB, as Servicer, and LaSalle National Bank, as Trustee, dated as of June 1, 1996, authorizing the issuance of the Certificates.

In addition to the Deposit Premium set forth on the face of this Policy, a monthly premium shall be due and payable on this Policy on the 25th day of each month following the date hereof commencing July 25, 1996 in an amount equal to one-twelfth of the product of (i) the Premium Percentage and (ii)


Form 9043
Page 2 of 3

Financial Guaranty Insurance Company
115 Broadway
New York, New York 10006
(212) 312-3000
(800) 352-0001

Certificate Insurance Policy

the outstanding Class A Principal Balance on the Remittance Date on which said monthly premium shall be due and payable.

In the event that payments under any Class A Certificate is accelerated, nothing herein contained shall obligate Financial Guaranty to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Financial Guaranty is at the sole option of Financial Guaranty.

In Witness Whereof, Financial Guaranty has caused this Surety Bond to be affixed with its corporate seal and to be signed by its President in facsimile to become effective and binding upon Financial Guaranty by virtue of the countersignature of its duly authorized representative.

/s/                                        /s/
- ----------------------------------         -----------------------------------
     President                                  Authorized Representative


Effective Date: June 19, 1996







Form 9043
Page 3 of 3

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
                                        143,000,000.00
               1          Jul-96        143,000,000.00
               2          Aug-96        143,000,000.00
               3          Sep-96        143,000,000.00
               4          Oct-96        143,000,000.00
               5          Nov-96        143,000,000.00
               6          Dec-96        143,000,000.00
               7          Jan-97        143,000,000.00
               8          Feb-97        143,000,000.00
               9          Mar-97        143,000,000.00
              10          Apr-97        143,000,000.00
              11          May-97        143,000,000.00
              12          Jun-97        143,000,000.00
              13          Jul-97        143,000,000.00
              14          Aug-97        143,000,000.00
              15          Sep-97        143,000,000.00
              16          Oct-97        143,000,000.00
              17          Nov-97        143,000,000.00
              18          Dec-97        143,000,000.00
              19          Jan-98        143,000,000.00
              20          Feb-98        143,000,000.00
              21          Mar-98        143,000,000.00
              22          Apr-98        143,000,000.00
              23          May-98        143,000,000.00
              24          Jun-98        143,000,000.00
              25          Jul-98        143,000,000.00
              26          Aug-98        143,000,000.00
              27          Sep-98        143,000,000.00
              28          Oct-98        143,000,000.00
              29          Nov-98        143,000,000.00
              30          Dec-98        143,000,000.00
              31          Jan-99        143,000,000.00
              32          Feb-99        143,000,000.00
              33          Mar-99        143,000,000.00
              34          Apr-99        143,000,000.00
              35          May-99        143,000,000.00
              36          Jun-99        143,000,000.00
              37          Jul-99        143,000,000.00
              38          Aug-99        143,000,000.00

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
              39          Sep-99        143,000,000.00
              40          Oct-99        143,000,000.00
              41          Nov-99        143,000,000.00
              42          Dec-99        143,000,000.00
              43        Jan-2000        143,000,000.00
              44        Feb-2000        143,000,000.00
              45        Mar-2000        143,000,000.00
              46        Apr-2000        143,000,000.00
              47        May-2000        143,000,000.00
              48        Jun-2000        143,000,000.00
              49        Jul-2000        143,000,000.00
              50        Aug-2000        143,000,000.00
              51        Sep-2000        143,000,000.00
              52        Oct-2000        143,000,000.00
              53        Nov-2000        143,000,000.00
              54        Dec-2000        143,000,000.00
              55        Jan-2001        143,000,000.00
              56        Feb-2001        143,000,000.00
              57        Mar-2001        143,000,000.00
              58        Apr-2001        143,000,000.00
              59        May-2001        143,000,000.00
              60        Jun-2001        143,000,000.00
              61        Jul-2001        141,123,860.36
              62        Aug-2001        141,037,459.77
              63        Sep-2001        140,950,256.57
              64        Oct-2001        140,862,243.30
              65        Nov-2001        140,773,412.44
              66        Dec-2001        140,683,756.39
              67        Jan-2002        140,593,267.50
              68        Feb-2002        140,501,938.01
              69        Mar-2002        140,409,760.12
              70        Apr-2002        140,316,725.95
              71        May-2002        140,222,827.55
              72        Jun-2002        140,128,056.88
              73        Jul-2002        140,032,405.85
              74        Aug-2002        139,935,866.26
              75        Sep-2002        139,838,429.88
              76        Oct-2002        139,740,088.37
              77        Nov-2002        139,640,833.31
              78        Dec-2002        139,540,656.22
              79        Jan-2003        139,439,548.54
              80        Feb-2003        139,337,501.62

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
              81        Mar-2003        139,234,506.74
              82        Apr-2003        139,130,555.08
              83        May-2003        139,025,637.76
              84        Jun-2003        138,919,745.81
              85        Jul-2003        138,812,870.18
              86        Aug-2003        138,705,001.72
              87        Sep-2003        138,596,131.21
              88        Oct-2003        138,486,249.34
              89        Nov-2003        138,375,346.72
              90        Dec-2003        138,263,413.87
              91        Jan-2004        138,150,441.20
              92        Feb-2004        138,036,419.07
              93        Mar-2004        137,921,337.72
              94        Apr-2004        137,805,187.32
              95        May-2004        137,687,957.92
              96        Jun-2004        137,569,639.51
              97        Jul-2004        137,450,221.97
              98        Aug-2004        137,329,695.09
              99        Sep-2004        137,208,048.56
             100        Oct-2004        137,085,271.98
             101        Nov-2004        136,961,354.85
             102        Dec-2004        136,836,286.57
             103        Jan-2005        136,710,056.46
             104        Feb-2005        136,582,653.72
             105        Mar-2005        136,454,067.44
             106        Apr-2005        136,324,286.65
             107        May-2005        136,193,300.23
             108        Jun-2005        136,061,097.00
             109        Jul-2005        135,927,665.64
             110        Aug-2005        135,792,994.75
             111        Sep-2005        135,657,072.80
             112        Oct-2005        135,519,888.18
             113        Nov-2005        135,381,429.16
             114        Dec-2005        135,241,683.89
             115        Jan-2006        135,100,640.44
             116        Feb-2006        134,958,286.72
             117        Mar-2006        134,814,610.58
             118        Apr-2006        134,669,599.73
             119        May-2006        134,523,241.77
             120        Jun-2006        134,375,524.18
             121        Jul-2006        134,226,434.33
             122        Aug-2006        134,075,959.47

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             123        Sep-2006        133,924,086.73
             124        Oct-2006        133,770,803.14
             125        Nov-2006        133,616,095.57
             126        Dec-2006        133,459,950.81
             127        Jan-2007        133,302,355.49
             128        Feb-2007        133,143,296.15
             129        Mar-2007        132,982,759.17
             130        Apr-2007        132,820,730.84
             131        May-2007        132,657,197.30
             132        Jun-2007        132,492,144.56
             133        Jul-2007        132,325,558.52
             134        Aug-2007        132,157,424.91
             135        Sep-2007        131,987,729.37
             136        Oct-2007        131,816,457.39
             137        Nov-2007        131,643,594.32
             138        Dec-2007        131,469,125.38
             139        Jan-2008        131,293,035.64
             140        Feb-2008        131,115,310.06
             141        Mar-2008        130,935,933.42
             142        Apr-2008        130,754,890.40
             143        May-2008        130,572,165.52
             144        Jun-2008        130,387,743.14
             145        Jul-2008        130,201,607.49
             146        Aug-2008        130,013,742.66
             147        Sep-2008        129,824,132.59
             148        Oct-2008        129,632,761.05
             149        Nov-2008        129,439,611.69
             150        Dec-2008        129,244,667.99
             151        Jan-2009        129,047,913.27
             152        Feb-2009        128,849,330.71
             153        Mar-2009        128,648,903.34
             154        Apr-2009        128,446,614.00
             155        May-2009        128,242,445.40
             156        Jun-2009        128,036,380.09
             157        Jul-2009        127,828,400.44
             158        Aug-2009        127,618,488.66
             159        Sep-2009        127,406,626.80
             160        Oct-2009        127,192,796.75
             161        Nov-2009        126,976,980.22
             162        Dec-2009        126,759,158.76
             163        Jan-2010        126,539,313.73
             164        Feb-2010        126,317,426.34

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             165        Mar-2010        126,093,477.62
             166        Apr-2010        125,867,448.40
             167        May-2010        125,639,319.37
             168        Jun-2010        125,409,071.01
             169        Jul-2010        125,176,683.64
             170        Aug-2010        124,942,137.37
             171        Sep-2010        124,705,412.16
             172        Oct-2010        124,466,487.76
             173        Nov-2010        124,225,343.73
             174        Dec-2010        123,981,959.46
             175        Jan-2011        123,736,314.13
             176        Feb-2011        123,488,386.73
             177        Mar-2011        123,238,156.07
             178        Apr-2011        122,985,600.74
             179        May-2011         70,395,906.82
             180        Jun-2011         70,249,484.91
             181        Jul-2011         70,101,692.74
             182        Aug-2011         69,952,517.48
             183        Sep-2011         69,801,946.19
             184        Oct-2011         69,649,965.80
             185        Nov-2011         69,496,563.13
             186        Dec-2011         69,341,724.87
             187        Jan-2012         69,185,437.58
             188        Feb-2012         69,027,687.70
             189        Mar-2012         68,868,461.54
             190        Apr-2012         68,707,745.29
             191        May-2012         68,545,525.01
             192        Jun-2012         68,381,786.61
             193        Jul-2012         68,216,515.90
             194        Aug-2012         68,049,698.52
             195        Sep-2012         67,881,320.02
             196        Oct-2012         67,711,365.77
             197        Nov-2012         67,539,821.03
             198        Dec-2012         67,366,670.93
             199        Jan-2013         67,191,900.42
             200        Feb-2013         67,015,494.35
             201        Mar-2013         66,837,437.42
             202        Apr-2013         66,657,714.17
             203        May-2013         66,476,309.01
             204        Jun-2013         66,293,206.20
             205        Jul-2013         66,108,389.86
             206        Aug-2013         65,921,843.94

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             207        Sep-2013         65,733,552.26
             208        Oct-2013         65,543,498.49
             209        Nov-2013         65,351,666.13
             210        Dec-2013         65,158,038.53
             211        Jan-2014         64,962,598.91
             212        Feb-2014         64,765,330.30
             213        Mar-2014         64,566,215.58
             214        Apr-2014         64,365,237.48
             215        May-2014         64,162,378.56
             216        Jun-2014         63,957,621.22
             217        Jul-2014         63,750,947.69
             218        Aug-2014         63,542,340.04
             219        Sep-2014         63,331,780.17
             220        Oct-2014         63,119,249.81
             221        Nov-2014         62,904,730.53
             222        Dec-2014         62,688,203.70
             223        Jan-2015         62,469,650.53
             224        Feb-2015         62,249,052.08
             225        Mar-2015         62,026,389.19
             226        Apr-2015         61,801,642.55
             227        May-2015         61,574,792.65
             228        Jun-2015         61,345,819.82
             229        Jul-2015         61,114,704.18
             230        Aug-2015         60,881,425.69
             231        Sep-2015         60,645,964.10
             232        Oct-2015         60,408,298.98
             233        Nov-2015         60,168,409.71
             234        Dec-2015         59,926,275.47
             235        Jan-2016         59,681,875.27
             236        Feb-2016         59,435,187.88
             237        Mar-2016         59,186,191.92
             238        Apr-2016         58,934,865.76
             239        May-2016         58,681,187.61
             240        Jun-2016         58,425,135.46
             241        Jul-2016         58,166,687.08
             242        Aug-2016         57,905,820.06
             243        Sep-2016         57,642,511.76
             244        Oct-2016         57,376,739.33
             245        Nov-2016         57,108,479.72
             246        Dec-2016         56,837,709.64
             247        Jan-2017         56,564,405.61
             248        Feb-2017         56,288,543.90

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             249        Mar-2017         56,010,100.59
             250        Apr-2017         55,729,051.51
             251        May-2017         55,445,372.29
             252        Jun-2017         55,159,038.30
             253        Jul-2017         54,870,024.69
             254        Aug-2017         54,578,306.41
             255        Sep-2017         54,283,858.12
             256        Oct-2017         53,986,654.30
             257        Nov-2017         53,686,669.14
             258        Dec-2017         53,383,876.61
             259        Jan-2018         53,078,250.46
             260        Feb-2018         52,769,764.15
             261        Mar-2018         52,458,390.93
             262        Apr-2018         52,144,103.77
             263        May-2018         51,826,875.40
             264        Jun-2018         51,506,678.31
             265        Jul-2018         51,183,484.71
             266        Aug-2018         50,857,266.55
             267        Sep-2018         50,527,995.54
             268        Oct-2018         50,195,643.10
             269        Nov-2018         49,860,180.39
             270        Dec-2018         49,521,578.31
             271        Jan-2019         49,179,807.48
             272        Feb-2019         48,834,838.24
             273        Mar-2019         48,486,640.67
             274        Apr-2019         48,135,184.55
             275        May-2019         47,780,439.38
             276        Jun-2019         47,422,374.39
             277        Jul-2019         47,060,958.51
             278        Aug-2019         46,696,160.38
             279        Sep-2019         46,327,948.35
             280        Oct-2019         45,956,290.47
             281        Nov-2019         45,581,154.48
             282        Dec-2019         45,202,507.85
             283        Jan-2020         44,820,317.72
             284        Feb-2020         44,434,550.93
             285        Mar-2020         44,045,174.00
             286        Apr-2020         43,652,153.15
             287        May-2020         43,255,454.28
             288        Jun-2020         42,855,042.98
             289        Jul-2020         42,450,884.49
             290        Aug-2020         42,042,943.75

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             291        Sep-2020         41,631,185.36
             292        Oct-2020         41,215,573.60
             293        Nov-2020         40,796,072.41
             294        Dec-2020         40,372,645.39
             295        Jan-2021         39,945,255.79
             296        Feb-2021         39,513,866.54
             297        Mar-2021         39,078,440.21
             298        Apr-2021         38,638,939.01
             299        May-2021         38,195,324.82
             300        Jun-2021         37,747,559.13
             301        Jul-2021         37,295,603.10
             302        Aug-2021         36,839,417.52
             303        Sep-2021         36,378,962.80
             304        Oct-2021         35,914,199.00
             305        Nov-2021         35,445,085.78
             306        Dec-2021         34,971,582.44
             307        Jan-2022         34,493,647.89
             308        Feb-2022         34,011,240.68
             309        Mar-2022         33,524,318.94
             310        Apr-2022         33,032,840.43
             311        May-2022         32,536,762.49
             312        Jun-2022         32,036,042.09
             313        Jul-2022         31,530,635.78
             314        Aug-2022         31,020,499.72
             315        Sep-2022         30,505,589.63
             316        Oct-2022         29,985,860.83
             317        Nov-2022         29,461,268.25
             318        Dec-2022         28,931,766.35
             319        Jan-2023         28,397,309.19
             320        Feb-2023         27,857,850.41
             321        Mar-2023         27,313,343.20
             322        Apr-2023         26,763,740.30
             323        May-2023         26,208,994.03
             324        Jun-2023         25,649,056.27
             325        Jul-2023         25,083,878.42
             326        Aug-2023         24,513,411.45
             327        Sep-2023         23,937,605.86
             328        Oct-2023         23,356,411.68
             329        Nov-2023         22,769,778.50
             330        Dec-2023         22,177,655.41
             331        Jan-2024         21,579,991.04
             332        Feb-2024         20,976,733.52

ALLIANCE 1996-2

Principal Prepayment Table


                                              Class 1A
                                             Principal
                                               Balance
             333        Mar-2024         20,367,830.51
             334        Apr-2024         19,753,229.19
             335        May-2024         19,132,876.23
             336        Jun-2024         18,506,717.80
             337        Jul-2024         17,874,699.56
             338        Aug-2024         17,236,766.69
             339        Sep-2024         16,592,863.83
             340        Oct-2024         15,942,935.12
             341        Nov-2024         15,286,924.15
             342        Dec-2024         14,624,774.01
             343        Jan-2025         13,956,427.26
             344        Feb-2025         13,281,825.89
             345        Mar-2025         12,600,911.37
             346        Apr-2025         11,913,624.64
             347        May-2025         11,219,906.04
             348        Jun-2025         10,519,695.39
             349        Jul-2025          9,812,931.94
             350        Aug-2025          9,099,554.36
             351        Sep-2025          8,379,500.76
             352        Oct-2025          7,652,708.65
             353        Nov-2025          6,919,114.98
             354        Dec-2025          6,178,656.10
             355        Jan-2026          5,431,267.75
             356        Feb-2026          4,676,885.10
             357        Mar-2026          3,915,442.68
             358        Apr-2026          3,146,874.43
             359        May-2026          2,371,113.67
             360        Jun-2026          1,588,093.07
             361        Jul-2026            797,744.71
             362        Aug-2026                 (0.00)

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
                        82,000,000.00
 1      Jul-96          82,000,000.00
 2      Aug-96          82,000,000.00
 3      Sep-96          82,000,000.00
 4      Oct-96          82,000,000.00
 5      Nov-96          82,000,000.00
 6      Dec-96          82,000,000.00
 7      Jan-97          82,000,000.00
 8      Feb-97          82,000,000.00
 9      Mar-97          82,000,000.00
10      Apr-97          82,000,000.00
11      May-97          82,000,000.00
12      Jun-97          82,000,000.00
13      Jul-97          82,000,000.00
14      Aug-97          82,000,000.00
15      Sep-97          82,000,000.00
16      Oct-97          82,000,000.00
17      Nov-97          82,000,000.00
18      Dec-97          82,000,000.00
19      Jan-98          82,000,000.00
20      Feb-98          82,000,000.00
21      Mar-98          82,000,000.00
22      Apr-98          82,000,000.00
23      May-98          82,000,000.00
24      Jun-98          82,000,000.00
25      Jul-98          82,000,000.00
26      Aug-98          82,000,000.00
27      Sep-98          82,000,000.00
28      Oct-98          82,000,000.00
29      Nov-98          82,000,000.00
30      Dec-98          82,000,000.00
31      Jan-99          82,000,000.00
32      Feb-99          82,000,000.00
33      Mar-99          82,000,000.00
34      Apr-99          82,000,000.00
35      May-99          82,000,000.00
36      Jun-99          82,000,000.00
37      Jul-99          82,000,000.00
38      Aug-99          82,000,000.00

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
39      Sep-99          82,000,000.00
40      Oct-99          82,000,000.00
41      Nov-99          82,000,000.00
42      Dec-99          82,000,000.00
43      Jan-2000        82,000,000.00
44      Feb-2000        82,000,000.00
45      Mar-2000        82,000,000.00
46      Apr-2000        82,000,000.00
47      May-2000        82,000,000.00
48      Jun-2000        82,000,000.00
49      Jul-2000        82,000,000.00
50      Aug-2000        82,000,000.00
51      Sep-2000        82,000,000.00
52      Oct-2000        82,000,000.00
53      Nov-2000        82,000,000.00
54      Dec-2000        82,000,000.00
55      Jan-2001        82,000,000.00
56      Feb-2001        82,000,000.00
57      Mar-2001        82,000,000.00
58      Apr-2001        82,000,000.00
59      May-2001        82,000,000.00
60      Jun-2001        82,000,000.00
61      Jul-2001        79,770,172.91
62      Aug-2001        79,722,031.06
63      Sep-2001        79,673,438.67
64      Oct-2001        79,624,391.54
65      Nov-2001        79,574,885.41
66      Dec-2001        79,524,915.98
67      Jan-2002        79,474,478.93
68      Feb-2002        79,423,569.87
69      Mar-2002        79,372,184.38
70      Apr-2002        79,320,318.01
71      May-2002        79,267,966.26
72      Jun-2002        79,215,124.59
73      Jul-2002        79,161,788.40
74      Aug-2002        79,107,953.08
75      Sep-2002        79,053,613.94
76      Oct-2002        78,998,766.29
77      Nov-2002        78,943,405.35
78      Dec-2002        78,887,526.32
79      Jan-2003        78,831,124.36
80      Feb-2003        78,774,194.57

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
81      Mar-2003        78,716,732.02
82      Apr-2003        78,658,731.71
83      May-2003        78,600,188.61
84      Jun-2003        78,541,097.65
85      Jul-2003        78,481,453.69
86      Aug-2003        78,421,251.57
87      Sep-2003        78,360,486.06
88      Oct-2003        78,299,151.88
89      Nov-2003        78,237,243.71
90      Dec-2003        78,174,756.19
91      Jan-2004        78,111,683.89
92      Feb-2004        78,048,021.34
93      Mar-2004        77,983,763.01
94      Apr-2004        77,918,903.33
95      May-2004        77,853,436.68
96      Jun-2004        77,787,357.36
97      Jul-2004        77,720,659.65
98      Aug-2004        77,653,337.77
99      Sep-2004        77,585,385.86
100     Oct-2004        77,516,798.03
101     Nov-2004        77,447,568.34
102     Dec-2004        77,377,690.77
103     Jan-2005        77,307,159.27
104     Feb-2005        77,235,967.71
105     Mar-2005        77,164,109.91
106     Apr-2005        77,091,579.65
107     May-2005        77,018,370.62
108     Jun-2005        76,944,476.48
109     Jul-2005        76,869,890.81
110     Aug-2005        76,794,607.14
111     Sep-2005        76,718,618.95
112     Oct-2005        76,641,919.63
113     Nov-2005        76,564,502.53
114     Dec-2005        76,486,360.94
115     Jan-2006        76,407,488.08
116     Feb-2006        76,327,877.09
117     Mar-2006        76,247,521.08
118     Apr-2006        76,166,413.07
119     May-2006        76,084,546.03
120     Jun-2006        76,001,912.84
121     Jul-2006        75,918,506.35
122     Aug-2006        75,834,319.31

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
123     Sep-2006        75,749,344.42
124     Oct-2006        75,663,574.31
125     Nov-2006        75,577,001.53
126     Dec-2006        75,489,618.58
127     Jan-2007        75,401,417.87
128     Feb-2007        75,312,391.74
129     Mar-2007        75,222,532.48
130     Apr-2007        75,131,832.29
131     May-2007        75,040,283.29
132     Jun-2007        74,947,877.55
133     Jul-2007        74,854,607.04
134     Aug-2007        74,760,463.68
135     Sep-2007        74,665,439.29
136     Oct-2007        74,569,525.63
137     Nov-2007        74,472,714.38
138     Dec-2007        74,374,997.14
139     Jan-2008        74,276,365.43
140     Feb-2008        74,176,810.69
141     Mar-2008        74,076,324.28
142     Apr-2008        73,974,897.49
143     May-2008        73,872,521.51
144     Jun-2008        73,769,187.46
145     Jul-2008        73,664,886.38
146     Aug-2008        73,559,609.22
147     Sep-2008        73,453,346.83
148     Oct-2008        73,346,090.01
149     Nov-2008        73,237,829.44
150     Dec-2008        73,128,555.74
151     Jan-2009        73,018,259.41
152     Feb-2009        72,906,930.89
153     Mar-2009        72,794,560.53
154     Apr-2009        72,681,138.56
155     May-2009        72,566,655.16
156     Jun-2009        72,451,100.38
157     Jul-2009        72,334,464.20
158     Aug-2009        72,216,736.50
159     Sep-2009        72,097,907.06
160     Oct-2009        71,977,965.58
161     Nov-2009        71,856,901.65
162     Dec-2009        71,734,704.76
163     Jan-2010        71,611,364.31
164     Feb-2010        71,486,869.60

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
165     Mar-2010        71,361,209.83
166     Apr-2010        71,234,374.09
167     May-2010        71,106,351.38
168     Jun-2010        70,977,130.59
169     Jul-2010        70,846,700.51
170     Aug-2010        70,715,049.83
171     Sep-2010        70,582,167.11
172     Oct-2010        70,448,040.83
173     Nov-2010        70,312,659.35
174     Dec-2010        70,176,010.93
175     Jan-2011        70,038,083.70
176     Feb-2011        69,898,865.71
177     Mar-2011        69,758,344.86
178     Apr-2011        69,616,508.98
179     May-2011        69,473,345.75
180     Jun-2011        69,328,842.75
181     Jul-2011        69,182,987.44
182     Aug-2011        69,035,767.17
183     Sep-2011        68,887,169.17
184     Oct-2011        68,737,180.53
185     Nov-2011        68,585,788.25
186     Dec-2011        68,432,979.19
187     Jan-2012        68,278,740.10
188     Feb-2012        68,123,057.58
189     Mar-2012        67,965,918.13
190     Apr-2012        67,807,308.12
191     May-2012        67,647,213.79
192     Jun-2012        67,485,621.24
193     Jul-2012        67,322,516.45
194     Aug-2012        67,157,885.27
195     Sep-2012        66,991,713.42
196     Oct-2012        66,823,986.48
197     Nov-2012        66,654,689.89
198     Dec-2012        66,483,808.97
199     Jan-2013        66,311,328.89
200     Feb-2013        66,137,234.68
201     Mar-2013        65,961,511.24
202     Apr-2013        65,784,143.32
203     May-2013        65,605,115.54
204     Jun-2013        65,424,412.35
205     Jul-2013        65,242,018.08
206     Aug-2013        65,057,916.91

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
207     Sep-2013        64,872,092.85
208     Oct-2013        64,684,529.79
209     Nov-2013        64,495,211.46
210     Dec-2013        64,304,121.42
211     Jan-2014        64,111,243.09
212     Feb-2014        63,916,559.75
213     Mar-2014        63,720,054.50
214     Apr-2014        63,521,710.28
215     May-2014        63,321,509.89
216     Jun-2014        63,119,435.96
217     Jul-2014        62,915,470.95
218     Aug-2014        62,709,597.18
219     Sep-2014        62,501,796.76
220     Oct-2014        62,292,051.68
221     Nov-2014        62,080,343.74
222     Dec-2014        61,866,654.56
223     Jan-2015        61,650,965.61
224     Feb-2015        61,433,258.17
225     Mar-2015        61,213,513.35
226     Apr-2015        60,991,712.09
227     May-2015        60,767,835.13
228     Jun-2015        60,541,863.06
229     Jul-2015        60,313,776.27
230     Aug-2015        60,083,554.97
231     Sep-2015        59,851,179.17
232     Oct-2015        59,616,628.73
233     Nov-2015        59,379,883.29
234     Dec-2015        59,140,922.30
235     Jan-2016        58,899,725.04
236     Feb-2016        58,656,270.57
237     Mar-2016        58,410,537.78
238     Apr-2016        58,162,505.33
239     May-2016        57,912,151.72
240     Jun-2016        57,659,455.21
241     Jul-2016        57,404,393.89
242     Aug-2016        57,146,945.61
243     Sep-2016        56,887,088.05
244     Oct-2016        56,624,798.66
245     Nov-2016        56,360,054.67
246     Dec-2016        56,092,833.12
247     Jan-2017        55,823,110.82
248     Feb-2017        55,550,864.37

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
249     Mar-2017        55,276,070.15
250     Apr-2017        54,998,704.32
251     May-2017        54,718,742.80
252     Jun-2017        54,436,161.30
253     Jul-2017        54,150,935.32
254     Aug-2017        53,863,040.10
255     Sep-2017        53,572,450.65
256     Oct-2017        53,279,141.78
257     Nov-2017        52,983,088.02
258     Dec-2017        52,684,263.69
259     Jan-2018        52,382,642.86
260     Feb-2018        52,078,199.37
261     Mar-2018        51,770,906.79
262     Apr-2018        51,460,738.47
263     May-2018        51,147,667.48
264     Jun-2018        50,831,666.68
265     Jul-2018        50,512,708.63
266     Aug-2018        50,190,765.67
267     Sep-2018        49,865,809.86
268     Oct-2018        49,537,813.00
269     Nov-2018        49,206,746.64
270     Dec-2018        48,872,582.05
271     Jan-2019        48,535,290.24
272     Feb-2019        48,194,841.93
273     Mar-2019        47,851,207.60
274     Apr-2019        47,504,357.43
275     May-2019        47,154,261.31
276     Jun-2019        46,800,888.88
277     Jul-2019        46,444,209.47
278     Aug-2019        46,084,192.14
279     Sep-2019        45,720,805.64
280     Oct-2019        45,354,018.45
281     Nov-2019        44,983,798.75
282     Dec-2019        44,610,114.40
283     Jan-2020        44,232,933.00
284     Feb-2020        43,852,221.80
285     Mar-2020        43,467,947.78
286     Apr-2020        43,080,077.60
287     May-2020        42,688,577.60
288     Jun-2020        42,293,413.81
289     Jul-2020        41,894,551.95
290     Aug-2020        41,491,957.40

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
291     Sep-2020        41,085,595.25
292     Oct-2020        40,675,430.21
293     Nov-2020        40,261,426.72
294     Dec-2020        39,843,548.85
295     Jan-2021        39,421,760.33
296     Feb-2021        38,996,024.58
297     Mar-2021        38,566,304.65
298     Apr-2021        38,132,563.25
299     May-2021        37,694,762.76
300     Jun-2021        37,252,865.19
301     Jul-2021        36,806,832.19
302     Aug-2021        36,356,625.07
303     Sep-2021        35,902,204.76
304     Oct-2021        35,443,531.83
305     Nov-2021        34,980,566.49
306     Dec-2021        34,513,268.57
307     Jan-2022        34,041,597.51
308     Feb-2022        33,565,512.40
309     Mar-2022        33,084,971.93
310     Apr-2022        32,599,934.39
311     May-2022        32,110,357.72
312     Jun-2022        31,616,199.42
313     Jul-2022        31,117,416.63
314     Aug-2022        30,613,966.06
315     Sep-2022        30,105,804.03
316     Oct-2022        29,592,886.45
317     Nov-2022        29,075,168.82
318     Dec-2022        28,552,606.22
319     Jan-2023        28,025,153.30
320     Feb-2023        27,492,764.30
321     Mar-2023        26,955,393.02
322     Apr-2023        26,412,992.85
323     May-2023        25,865,516.71
324     Jun-2023        25,312,917.11
325     Jul-2023        24,755,146.10
326     Aug-2023        24,192,155.28
327     Sep-2023        23,623,895.81
328     Oct-2023        23,050,318.37
329     Nov-2023        22,471,373.21
330     Dec-2023        21,887,010.08
331     Jan-2024        21,297,178.29
332     Feb-2024        20,701,826.66

ALLIANCE 1996-2

Principal Prepayment Table

                             Class 2A
                            Principal
                              Balance
333     Mar-2024        20,100,903.52
334     Apr-2024        19,494,356.75
335     May-2024        18,882,133.71
336     Jun-2024        18,264,181.29
337     Jul-2024        17,640,445.86
338     Aug-2024        17,010,873.30
339     Sep-2024        16,375,409.00
340     Oct-2024        15,733,997.81
341     Nov-2024        15,086,584.08
342     Dec-2024        14,433,111.63
343     Jan-2025        13,773,523.77
344     Feb-2025        13,107,763.27
345     Mar-2025        12,435,772.36
346     Apr-2025        11,757,492.74
347     May-2025        11,072,865.55
348     Jun-2025        10,381,831.39
349     Jul-2025         9,684,330.30
350     Aug-2025         8,980,301.77
351     Sep-2025         8,269,684.70
352     Oct-2025         7,552,417.43
353     Nov-2025         6,828,437.75
354     Dec-2025         6,097,682.82
355     Jan-2026         5,360,089.24
356     Feb-2026         4,615,593.01
357     Mar-2026         3,864,129.54
358     Apr-2026         3,105,633.63
359     May-2026         2,340,039.46
360     Jun-2026         1,567,280.60
361     Jul-2026           787,290.00
362     Aug-2026                (0.00)

                                    EXHIBIT T

           SUBSEQUENT TRANSFER INSTRUMENT FOR [SUB-POOL 1][SUB-POOL 2]

     Pursuant to this Subsequent Transfer Instrument (the "Instrument"), dated ___________, 199__, between Superior Bank FSB, as seller (the "Depositor"), and LaSalle National Bank, as Trustee of the AFC Mortgage Loan Asset Backed Certificates, Series 1996-2, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1996, among Superior Bank FSB, as Depositor, Lee Servicing Company, a Division of Superior Bank FSB, as Servicer, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement"), the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee, on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

     Capitalized terms used and not defined herein have their respective meanings as set forth in the Pooling and Servicing Agreement.

     Section 1. Conveyance of Subsequent Mortgage Loans.

     (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, excepting the Depositor's Yield, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.04 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts (including Prepayments, Curtailments and Excess Payments) due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee or, if a Custodian has been appointed pursuant to
Section 12.12 of the Pooling and Servicing Agreement, to the Custodian each item set forth in Section 2.04 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

     (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans, this Instrument and the Pooling and Servicing Agreement shall be borne by the Depositor.

     (c) Additional terms of the sale are set forth on Attachment A hereto.

     Section 2. Representations and Warranties; Conditions Precedent.

     (a) The Depositor hereby affirms the representations and warranties set forth in Section 3.02 of the Pooling and Servicing Agreement that relate to the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby confirms that each of the conditions set forth in Section 2.10(b), and as applicable,
Section 2.10(c) or Section 2.10(d), of the Pooling and Servicing Agreement are satisfied as of the date hereof.

     (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Section 3. Recordation of Instrument.

     To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Certificateholders' expense on direction of the related Majority Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

     Section 4. Governing Law.

     This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

     Section 5. Counterparts.

     This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

     Section 6. Successors and Assigns.

     This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                        SUPERIOR BANK FSB



                                        By:_______________________________
                                        Name:
                                        Title:

                                        AFC MORTGAGE LOAN ASSET
                                        BACKED CERTIFICATES, SERIES 1996-2

                                        By: LASALLE NATIONAL BANK,
                                               as Trustee


                                        By:_______________________________
                                        Name:
                                        Title:

Attachments

     A. Additional terms of the sale.
     B. Schedule of Subsequent Mortgage Loans.
     C. Opinions of Depositor's counsel (bankruptcy, corporate).
     D. Depositor's Officer's certificate.
     E. Trustee's Certificate.
     F. Opinion of Trustee's Counsel.

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
          ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT FOR SUB-POOL 1
                                  Series 1996-2
                                 ________, 199__

A.

     1. Subsequent Cut-off Date:
     1. Pricing Date:
     2. Subsequent Transfer Date:
     3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
     4. Purchase Price:                                      100.00%

B.

     As to all the Subsequent Mortgage Loans the subject of this Instrument:

     1. Longest stated term to maturity:                      _____ months
     2. Lowest Mortgage Rate:                                 _____ %
     3. Greatest Combined Loan-to-Value Ratio:                _____ %
        [As to the final transfer of Subsequent
        Mortgage Loans:]
     4. WAC of all Mortgage Loans:                            _____ %
     5. WAM of all Mortgage Loans:                            _____ %
     6. Weighted average CLTV:                                _____ %
     7. Balloon Loans:                                        _____ %
     8. Largest Principal Balance:                           $_____
     9. Non-owner occupied Mortgaged Properties:              _____ %
    10. Maximum California zip code concentration:            _____ %
    11. Condominiums:                                         _____ %
    12. Single-family:                                        _____ %
    13. Weighted average term since origination:              _____ months
    14. [August/September/October] first payment date:        _____ %

           AFC MORTGAGE LOAN ASSET BACKED CERTIFICATES, SERIES 1996-2
          ATTACHMENT A TO SUBSEQUENT TRANSFER INSTRUMENT FOR SUB-POOL 2
                                  Series 1996-2
                                 ________, 199__

A.

     1.  Subsequent Cut-off Date:
     1.  Pricing Date:
     2.  Subsequent Transfer Date:
     3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
     4.  Purchase Price:                                      100.00%

B.

     As to all the Subsequent Mortgage Loans the subject of this Instrument:

     1. Longest stated term to maturity:                      _____ months
     2. Minimum Mortgage Rate:                                _____ %
     3. Maximum Mortgage Rate:                                _____ %
     4. WAC of all Mortgage Loans:                            _____ %
     5. WAM of all Mortgage Loans:                            _____ %
     6. Balloon Loans:                                        _____ %
     7. Largest Principal Balance:                           $_____
     8. Non-owner occupied Mortgaged Properties:              _____ %
     9. Maximum zip code concentration:                       _____ %
    10. Condominiums:                                         _____ %
    11. Single-family:                                        _____ %
    12. Weighted average term since origination:              _____ months
    13. [August/September/October] first payment date:        _____ %

                                    EXHIBIT U

                             FORM OF ADDITION NOTICE

                                     [Date]

[Trustee]

_____________________
_____________________

    Re: Pooling and Servicing Agreement, dated as of June 1, 1996, between [Depositor] [Trustee] and [Servicer], relating to AFC Mortgage Loan Asset Backed Certificates, Series 1996-2
         -------------------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.10 of the above-captioned Pooling and Servicing Agreement, [Depositor] has designated Subsequent Mortgage Loans to be sold to the Trust Fund on _________, 199__, with an aggregate principal balance of $______________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

     Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                   Very truly yours,

                                   [DEPOSITOR]

                                   By:       _________________________
                                   Name:     _________________________
                                   Title:    _________________________

ACKNOWLEDGED AND AGREED:

[Trustee]

By:       ___________________________
Name:     ___________________________
Title:    ___________________________
Date:     ___________________________

                                    EXHIBIT V

                              OFFICER'S CERTIFICATE

     I, _________________ hereby certify that I am the duly elected ______________ of Superior Bank FSB, a federally chartered stock savings bank (the "Depositor"), and further, to the best of my knowledge and after due inquiry, as follows:

          Each condition precedent specified in Section 2.10(b) and [Section 2.10(c) for Sub-Pool 1 Mortgage Loans] [Section 2.10(d) for Sub-Pool 2 Mortgage Loans] of the Pooling and Servicing Agreement, dated as of June 1, 1996, among the Depositor, Lee Servicing Company, a division of Superior Bank FSB, and LaSalle National Bank, as Trustee (the "Pooling and Servicing Agreement") and each condition precedent specified in the Subsequent Transfer Instrument has been satisfied by the Depositor.

     Capitalized terms not otherwise defined herein have the meanings set forth in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, I have hereunto signed my name.

Dated: _________ __, 199__      By:      ____________________________________
                                Name:
                                Title:

                                    EXHIBIT W

                      FORM OF AGREEMENT OF APPOINTMENT AND
                         ACCEPTANCE OF SEPARATE TRUSTEE

     This AGREEMENT OF APPOINTMENT AND ACCEPTANCE OF SEPARATE TRUSTEE (the "Agreement") is dated as of the ____ day of _________, _____, by and among SUPERIOR BANK FSB, as Depositor (the "Company"), LEE SERVICING COMPANY, A DIVISION OF SUPERIOR BANK FSB, as Servicer (the "Servicer"), LaSalle National Bank, as Trustee (the "Trustee"), and ______________, as Separate Trustee (the "Separate Trustee").

                                    RECITALS

     A. The Company, the Servicer and the Trustee have entered into that certain Pooling and Servicing Agreement dated as of June 1, 1996 (as amended, supplemented or modified from time to time, the "Pooling Agreement") relating to the AFC Mortgage Loan Asset Backed Certificates, Series 1996-2 (the "Trust").

     B. Pursuant to the terms and conditions of the Pooling Agreement, the Company will assign and deliver to the Trustee certain home equity loans and the mortgages related thereto comprising part of the Trust Fund (as defined in the Pooling Agreement).

     C. Pursuant to the terms and conditions of the Pooling Agreement, the Trustee shall act as trustee for, and on behalf and for the benefit of, the Certificateholders (as defined in the Pooling Agreement).

     D. The laws of the State of New Jersey prohibit the transfer of second mortgage loans originated in New Jersey except to certain transferees, which transferees would not include the Trustee but would include a national banking association having its principal office in the State of New Jersey, such as the Separate Trustee.

     E. In order to permit the Company to transfer to the Trust Fund certain second mortgage loans originated in the State of New Jersey, the parties hereto intend to appoint, pursuant to Section 12.10 of the Pooling Agreement, the Separate Trustee, who, as a separate trustee with and on behalf of the Trustee under the Pooling Agreement, will be the assignee of the mortgage assignments executed and to be recorded in the State of New Jersey in connection with the formation of the Trust Fund (the "Assignments"), and the Separate Trustee is so named in the Pooling Agreement and in the Assignments, for the limited purpose of satisfying said New Jersey state law requirements and consequently exercising such duties and functions as may be prescribed herein and under the Pooling Agreement.

     NOW, THEREFORE, the Company, the Trustee and the Separate Trustee do hereby agree as follows:

     1. Appointment of the Separate Trustee; Acceptance of Appointment. To the extent that the Trust Fund consists of home equity loans secured by mortgages relating to real estate located in the State of New Jersey ("New Jersey Home Equity Loans"), the Company and the Trustee hereby appoint the Separate Trustee, as of the date hereof, as separate trustee under the Pooling Agreement, of that part of the Trust Fund consisting of the New Jersey Home Equity Loans and the Separate Trustee is hereby vested with legal title to the New Jersey Home Equity Loans, as of such date, to the extent required by New Jersey law, the power of the Separate Trustee to be exercised subject to the provisions of this Agreement and Section 12.10 of the Pooling Agreement.

     The Separate Trustee hereby acknowledges that its principal office is located in the State of New Jersey, accepts the foregoing appointment and agrees to act as separate trustee with the Trustee, its successors and assigns under the Pooling Agreement and the Assignments, and to exercise its duties as separate trustee, in and only in the event of a written request by the Trustee.

     2. Limited Scope of Appointment and Duties. The Separate Trustee shall act as separate trustee under the Pooling Agreement and the Assignments only upon, and to the extent of, written instructions from the Trustee and no other party. The Separate Trustee shall not be required to take, nor shall it be responsible for taking, any action as separate trustee under the Pooling Agreement or the Assignments unless it has received such written instructions from the Trustee.

     The Separate Trustee shall owe no duty as separate trustee under the Pooling Agreement and the Assignments to any party other than the Trustee and the Certificateholders. The Trustee shall consult with the Separate Trustee with respect to decisions deemed by the Trustee to be significant to be made with respect to the exercise of any powers to be exercised by the Separate Trustee and, upon request of the Separate Trustee, will provide the Separate Trustee with copies of all notices and other documents pursuant to which it exercises its duties as the Trustee.

     Any provision of this Agreement or the Pooling Agreement or the Assignments to the contrary notwithstanding, the Separate Trustee shall have no power to act in any manner inconsistent with the terms of the Pooling Agreement with respect to, or to vary the investment in, the trust created hereby.

     3. Appointment of the Trustee as Attorney-in-Fact. Wherever and to the fullest extent permitted by law, the Separate Trustee hereby irrevocably appoints the Trustee as its agent and Attorney-in-Fact for the purpose of executing any and all documents which the Separate Trustee may be required, as separate trustee under the Pooling Agreement and the Assignments, to execute; provided, however, that nothing in this Agreement shall be deemed an admission that the Separate Trustee is required to execute any of such documents in its capacity as separate trustee under the Pooling Agreement and the Assignments.

     4. Notices. Notices and instructions under this Agreement shall be deemed given under this Agreement when sent by overnight courier or when mailed by Certified Mail, Return Receipt Requested, to the parties at their addresses provided below or at such other addresses as the parties may direct:

     If to the Trustee:

          LaSalle National Bank
          135 S. LaSalle Street, Suite 200
          Chicago, Illinois, 60674-4107
          Attention: Asset-Backed Securities
                     Trust Services Department - AFC 1996-2

          __________________

     If to the Separate Trustee:


          __________________

          (with copy to the Trustee)

     If to the Company:

          Superior Bank FSB
          One Lincoln Centre
          Oakbrook Terrace, Illinois 60181
          Attention: Mr. William C. Bracken
                     Senior Vice President and
                     Chief Financial Officer

     If to the Servicer:

          Lee Servicing Company, a division
          of Superior Bank FSB
          One Lincoln Centre
          Oakbrook Terrace, Illinois 60181
          Attention: Mr. William C. Bracken
                     Senior Vice President and
                     Chief Financial Officer

     5. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     6. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Company, the Servicer, the Trustee and the Separate Trustee hereby execute this Agreement as of the date first set forth above.

                              COMPANY:

                                   SUPERIOR BANK FSB

                                   By:__________________________________
                                   Name:
                                   Title:

                              TRUSTEE:

                                   LASALLE NATIONAL BANK, as Trustee

                                   By:__________________________________
                                   Name:
                                   Title:

                         SEPARATE TRUSTEE:

                                   ______________________, as Separate Trustee

                                   By:__________________________________
                                   Name:
                                   Title:

                         SERVICER:

                                   LEE SERVICING COMPANY, a
                                   division of Superior Bank FSB

                                   By:__________________________________
                                   Name:
                                   Title: